UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Soliciting Material Pursuant to §240.14a-12
Commission file number:
Eargo, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☒	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Eargo, Inc.
2665 North First Street, Suite 300
San Jose, California 95134
January 16, 2024
Dear Stockholders:
You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Eargo, Inc. (the “Company” or “Eargo”), which will be held online at https://www.virtualshareholdermeeting.com/EAR2024SM, on February 13, 2024, at 11:00 a.m. Pacific time. You may submit questions and vote online during the online Special Meeting. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company. Details regarding the business to be conducted at the Special Meeting are described in the accompanying proxy statement and the accompanying notice of Special Meeting (the “Notice of Special Meeting”). For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 29, 2023 (as amended from time to time, the “Merger Agreement”), by and among Eargo, PSC Echo Parent LLC, a Delaware limited liability company (“Parent”), and PSC Echo Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Eargo, with Eargo surviving such merger as the surviving corporation (the “Merger”). Parent and Merger Sub are affiliates of PSC Echo, LP, an entity in which funds advised by Patient Square Capital, LP (“Patient Square”) are invested, and the holder of a majority of the outstanding capital stock of the Company (“PSC Stockholder”).
If the Merger is completed, each share of Eargo’s common stock, par value $0.0001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than certain excluded shares pursuant to the terms of the Merger Agreement, shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $2.55 per share of Company Common Stock (“Merger Consideration”), payable to the holder thereof, without interest, subject to and in accordance with the terms and conditions of the Merger Agreement. Upon completion of the transaction, Eargo will become a private company and Eargo will no longer be required to file periodic and other reports with the SEC with respect to the Company Common Stock. After the completion of the Merger, you will no longer have an equity interest in Eargo and will not participate in any potential future earnings of Eargo. The Merger Agreement and the transactions contemplated thereby, including the Merger are described further in the accompanying proxy statement.
Your vote is very important. Whether or not you plan to attend the Special Meeting, you are urged to submit a proxy to vote your shares as promptly as possible to ensure your representation at the Special Meeting. Please review the instructions in the accompanying Notice of Special Meeting and proxy statement regarding the submission of proxies and voting.
The proposed transactions constitute a “going-private transaction” under the rules of the SEC. The PSC Stockholder holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock.
The Eargo Board formed a special investment committee (the “Special Committee”) consisting solely of independent and disinterested directors of Eargo to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger, and other alternatives available to Eargo. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on October 29, 2023, (i) unanimously determined the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, the Company and the holders of Company Common Stock (other than the PSC Stockholder, Parent, Merger Sub or any of their respective affiliates) (the “Unaffiliated Stockholders”) and (ii) recommended that the Eargo Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby. As part of its evaluation of the Merger, the Special Committee received advice from the Special Committee’s independent legal and financial advisors, consulted with Eargo’s management and considered various material factors, including those summarized in the accompanying proxy statement.

Based on the unanimous recommendation of the Special Committee, the Eargo Board, pursuant to resolutions adopted at a meeting of the Eargo Board held on October 29, 2023, unanimously (i) determined the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the stockholders of the Company vote to adopt and approve the Merger Agreement in accordance with the DGCL and (iv) directed that the Merger Agreement be submitted to the stockholders of the Company for adoption thereby.
The Eargo Board recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.
Your vote is very important, regardless of the number of shares of Company Common Stock you own. The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL. Each record holder of Company Common Stock is entitled one (1) vote for each share of Company Common Stock owned of record on the Record Date. If you fail to vote on the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, the effect will be the same as a vote against the proposal.
Pursuant to rules of the SEC, you will also be asked to vote at the Special Meeting on (i) a non-binding, advisory proposal to approve certain compensation arrangements for Eargo’s named executive officers in connection with the Merger, which requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon and (ii) one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, which requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.
For each of the foregoing proposals, each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.
The Eargo Board recommends that you vote “FOR” the advisory, non-binding, proposal regarding certain Merger-related executive compensation arrangements, and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.
In considering the recommendations of the Eargo Board, Eargo’s stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of Eargo’s stockholders generally. Those interests are more fully described in the accompanying proxy statement. The Special Committee and the Eargo Board were aware of these interests and considered them, among other matters, in making their recommendations.
The PSC Stockholder, which holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock, entered into a Voting and Support Agreement with Eargo pursuant to which, among other things, the PSC Stockholder has agreed to take certain actions required by Eargo subject to the terms, conditions and limitations set forth therein, including to (i) vote all shares of Company Common Stock beneficially owned by the PSC Stockholder in favor of the Merger and the Merger Agreement, (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger and (iii) not enter into any contract, option or other arrangement or understanding with respect to the transfer of any shares of Company Common Stock held by the PSC Stockholder, other than as provided under certain customary exceptions. A copy of the Voting and Support Agreement is attached as Annex B to the accompanying proxy statement. Accordingly, the Voting and Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted.
Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the accompanying proxy statement in their entirety. You may also obtain additional information about Eargo from other documents we have filed with the Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” sections in our annual report on Form 10-K, filed with the SEC on April 24, 2023, for the fiscal year ended December 31, 2022, which is attached as Annex E to this proxy statement, and in our quarterly report on Form 10-Q, filed with the SEC on November 7, 2023, for the quarterly period ended September 30, 2023, which is attached as Annex F to this proxy statement and other risk factors detailed from time to time in Eargo's reports filed with the SEC, for risks relating to our business and for a discussion of the risks you should consider in evaluating the proposed transactions and how they may affect you.
Thank you in advance for your continued support.
Sincerely,

/s/ Donald Spence

Donald Spence Chairman of the Board
The accompanying proxy statement is dated January 16, 2024, and is first being mailed to Eargo’s stockholders on or about January 16, 2024. Capitalized terms used, but not defined, in this letter to stockholders have the meanings given to such terms in the accompanying proxy statement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

2665 North First Street, Suite 300 San Jose, California 95134
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Dear Stockholders:
You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Eargo, Inc., which we refer to as the “Company” or “Eargo,” to be held on February 13, 2024, at 11:00 a.m. Pacific time. The Special Meeting will be held entirely online. You will be able to attend the Special Meeting, submit your questions and vote online during the meeting by visiting https://www.virtualshareholdermeeting.com/EAR2024SM. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.
The Special Meeting is being held to consider and vote on the following proposals:
1. a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 29, 2023 (as amended from time to time, the “Merger Agreement”) by and among Eargo, PSC Echo Parent LLC, a Delaware limited liability company (“Parent”), and PSC Echo Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Eargo, with Eargo surviving such merger as the surviving corporation (the “Merger”) and approve the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”) (a copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement);
2. a non-binding, advisory proposal to approve certain compensation arrangements for Eargo’s named executive officers in connection with the Merger (the “Golden Parachute Proposal”); and
3. a proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).
Parent and Merger Sub are affiliates of PSC Echo, LP, an entity in which funds advised by Patient Square Capital, LP (“Patient Square”) are invested and the holder of a majority of the outstanding capital stock of the Company (“PSC Stockholder”).
These items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting.
The record date for the Special Meeting is January 12, 2024 (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf. Such proxy need not be a stockholder of Eargo. You may submit a proxy to vote your shares on the Internet, by telephone or by mail or you may attend the virtual Special Meeting and vote in person.
The Eargo Board of Directors has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.
The proposed transactions constitute a “going-private transaction” under the rules of the SEC. The PSC Stockholder holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock.
Your vote is very important, regardless of the number of shares of Eargo common stock, par value $0.0001 per share (“Company Common Stock”), you own. The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, as described in the accompanying proxy statement. If you fail to vote on the Merger Agreement Proposal, the effect will be the same as a vote against the Merger Agreement Proposal.
The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon. The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.
For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.

Your vote is very important. To ensure your representation at the Special Meeting, it is important that you submit a proxy for your shares of Company Common Stock promptly, whether or not you plan to attend the virtual Special Meeting in person. As promptly as possible, please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy over the Internet or by telephone by following the instructions set forth on the enclosed proxy card. Stockholders who attend the virtual Special Meeting may revoke their proxies and vote in person.
By Order of the Eargo Board of Directors,

/s/ Donald Spence

Donald Spence
Chairman of the Board
Eargo, Inc. 2665 North First Street, Suite 300
San Jose, California 95134
Dated: January 16, 2024

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ii    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
Acquisition Proposal has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Action has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Adjournment Proposal means the proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.
Affiliate has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Alternative Acquisition Agreement has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Applicable Law means, with respect to any Person, any Law or Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
Benefit Plan has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Book-Entry Shares has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Business Day has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Change of Recommendation has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Closing means closing of the Merger, subject to and in accordance with the terms and conditions of the Merger Agreement.
Closing Date means (i) the date which is three (3) Business Days after the date on which all conditions set forth in Article 7 of the Merger Agreement have been satisfied or waived (if such waiver is permitted under Applicable Law) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing, see “Special Factors - Effective Time of the Merger.”
Code means the Internal Revenue Code of 1986, as amended, or any successor statute, rules or regulations thereto.
Collective Bargaining Agreement has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Company means Eargo, Inc. (which also includes references to “Eargo,” “our,” “us” and “we”).
Company Common Stock means the Company’s common stock, par value $0.0001.
Company Disclosure Schedule means the disclosure schedule delivered by the Company to Parent and Merger Sub in connection with the execution of the Merger Agreement.
Company Option has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Company RSU Award has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Company Termination Fee means a cash amount equal to $1,063,058.00.
Continuing Employee has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
COVID-19 means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof.
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Damages has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Delaware Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.
Designated Persons has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
DGCL means the General Corporation Law of the State of Delaware.
Eargo Board means the board of directors of Eargo Inc.
Effective Time means the time at which the Merger becomes effective, being the time at which the Certificate of Merger is filed with the Office of the Secretary of State of the State of Delaware, or at such later time and date as may be agreed upon in writing by the Company and Parent and stated in the Certificate of Merger, as described in “Special Factors - Effective Time of the Merger” and “The Merger Agreement - Effective Time of the Merger.”
Equity Commitment Letter means the equity commitment letter, dated October 29, 2023, entered into by and between Patient Square Equity Partners, LP and Parent.
Equity Securities means, with respect to any Person, (i) any shares of capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries or (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.
Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
Excluded Shares has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Financing has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Financing Related Persons means (i) the Sponsor Party, (ii) any Affiliates of the Sponsor Party and (iii) the respective current, former and future officers, directors, employees, controlling persons, attorneys, advisors, agents, general or limited partners, shareholders, stockholders, equityholders, members, managers, accountants, consultants and Representatives of each Person identified in clauses (i) and (ii) of this definition and their respective successors and permitted assign.
Golden Parachute Proposal means the non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger, as disclosed in the section captioned “Special Factors - Interests of Executive Officers and Directors of the Company in the Merger - Golden Parachute Compensation.”
Governmental Authority has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Intervening Event has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Laws has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Limited Guarantee means the Limited Guarantee, dated as of October 29, 2023, entered into by Patient Square Equity Partners, LP and the Company in favor of the Company.
Material Adverse Effect has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
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Material Contract has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Merger means the proposed merger of Merger Sub with and into the Company pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with the Company surviving the Merger as the Surviving Corporation and a direct, wholly owned subsidiary of Parent.
Merger Agreement means the Agreement and Plan of Merger, dated as of October 29, 2023, by and among the Company, Parent and Merger Sub, as it may be amended from time to time.
Merger Agreement Proposal means the proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
Merger Consideration means $2.55 per share of Company Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.
Merger Sub means PSC Echo Merger Sub Inc., a Delaware corporation.
Nasdaq means Nasdaq Stock Market.
Order has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Parent means PSC Echo Parent LLC, a Delaware limited liability company.
Parent Entities means Merger Sub, Parent, PSC Stockholder and PSC Echo, GP.
Patient Square means Patient Square Capital, LP, a Delaware limited partnership.
Paying Agent has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Person has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
PSC Echo GP means PSC Echo GP, LLC, PSC Stockholder’s general partner.
PSC Stockholder means PSC Echo, LP, a Delaware limited partnership.
Real Property Leases has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Record Date means January 12, 2024, being the record date for the Special Meeting.
Representative has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
Share Certificates has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Software has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Source Code means computer code, in form other than object code form, including related programmer comments and annotations, help text, data and data structures, instructions, which may be printed out or displayed in human readable form.
Special Committee means a committee established by the Eargo Board comprising of the independent and disinterested members of the Eargo Board.
Special Meeting means the special meeting of the stockholders of the Company to be held on February 13, 2024, at 11:00 a.m. Pacific time in a virtual meeting format via live webcast, including any adjournment or postponement thereof.
Subsidiary has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
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Superior Proposal has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Surviving Corporation means the surviving corporation in the Merger in accordance with the Merger Agreement, as described in “The Merger Agreement - The Merger.”
Tax or Taxes has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Third Party means any Person other than the Company, Parent, Merger Sub and their respective Affiliates.
Unaffiliated Stockholders means the holders of Company Common Stock, other than, as applicable, PSC Stockholder, Parent, Merger Sub or any of their respective Affiliates.
U.S. GAAP means U.S. generally accepted accounting principles.
Voting and Support Agreement means the voting and support agreement dated as of October 29, 2023, by and between the Company and PSC Stockholder, as it may be amended from time to time. A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in the proxy statement in its entirety.
Willful and Material Breach has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
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SUMMARY TERM SHEET
The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.”
Since the transactions contemplated by the Merger Agreement, including the Merger, constitute a “going-private” transaction under SEC rules, Eargo, the Parent Entities and their affiliates have filed with the SEC a Transaction Statement on Schedule 13e-3 with respect to the transactions contemplated by the Merger Agreement, including the Merger. You may obtain any additional information about the Schedule 13e-3 under the caption “Where You Can Find More Information.”
Special Factors (page 18)
•
Certain Effects of the Merger; Treatment of Company Common Stock. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $2.55 per share of Company Common Stock, payable to the holder thereof, without interest. For a further description of certain effects of the Merger, see “Special Factors - Certain Effects of the Merger” and “The Merger Agreement – Consideration to Be Received in the Merger.”

•	Background of the Merger. For a description of the background of the Merger see “Special Factors - Background of the Merger.”
•
Purpose and Reasons of Eargo for the Merger; Recommendation of the Eargo Board and the Special Committee; Fairness of the Merger. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on October 29, 2023, unanimously recommended that the Eargo Board (i) determine the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, Eargo and the Unaffiliated Stockholders, (ii) approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolve to recommend that the Eargo stockholders vote to adopt and approve the Merger Agreement in accordance with the DGCL and (iv) direct that the Merger Agreement be submitted to the Eargo stockholders for adoption thereby. As part of its evaluation of the Merger, the Special Committee received the advice of the Special Committee’s independent legal and financial advisors, consulted with Eargo’s management and considered various material factors, including those summarized herein.

Based on the unanimous recommendation of the Special Committee, the Eargo Board, pursuant to resolutions adopted at a meeting of the Eargo Board held on October 29, 2023, (i) determined the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, Eargo and the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the Eargo stockholders approve the adoption of the Merger Agreement in accordance with the DGCL and (iv) directed that the Merger Agreement be submitted to the Eargo stockholders for adoption thereby.
Accordingly, the Eargo Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.
Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    5

SUMMARY TERM SHEET (continued)

For a description of the material factors considered by the Special Committee and the Eargo Board in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations above, see “Special Factors - Purpose and Reasons of Eargo for the Merger; Recommendation of the Eargo Board and the Special Committee; Fairness of the Merger.”
•
Opinion of the Special Committee’s Financial Advisor. The Special Committee retained Perella Weinberg Partners LP (“Perella Weinberg”) to act as its financial advisor in connection with the Merger, pursuant to an engagement letter dated October 19, 2023. The Special Committee requested that Perella Weinberg evaluate the fairness, from a financial point of view, to the holders of outstanding shares of Company Common Stock (other than holders of Excluded Shares) of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. On October 29, 2023, Perella Weinberg rendered to the Special Committee its oral opinion, subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of outstanding shares of Company Common Stock (other than holders of Excluded Shares) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Perella Weinberg’s written opinion, dated October 29, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Annex C to this proxy statement and is incorporated by reference herein. Perella Weinberg’s opinion was addressed to and provided for the information and assistance of the Special Committee, in its capacity as such, in connection with, and for the purpose of, the Special Committee’s evaluation of the Merger Consideration from a financial point of view, and does not address any other term, aspect or implication of the Merger Agreement or the Merger. Perella Weinberg’s opinion does not address the underlying business decision by the Special Committee or the Company to engage in the Merger nor the relative merits of the Merger compared with any alternative transactions or business strategies. Perella Weinberg’s opinion was not intended to be and does not constitute a recommendation to any holder of shares of Company Common Stock as to how such holder should vote or otherwise act with respect to the Merger or any other matter. Perella Weinberg’s opinion does not in any manner address the prices at which shares of Company Common Stock will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the holders of any other class of securities, creditors or other constituencies of the Company (including the PSC Stockholder). The full text of Perella Weinberg’s written opinion should be read carefully in its entirety.
For more information, see Annex C to this proxy statement and the section of this proxy statement titled “Special Factors - Opinion of the Special Committee’s Financial Advisor.”
a.
Position of the Parent Entities as to the Fairness of the Merger. The Parent Entities, who are affiliates of Eargo, engaged in a “going private” transaction and, therefore, are required to express their beliefs as to the fairness of the Merger to the Unaffiliated Stockholders. For a description of the Parent Entities’ beliefs as to the fairness of the Merger to the Unaffiliated Stockholders, see “Special Factors - Position of the Parent Entities as to the Fairness of the Merger.”

•
Purpose and Reasons of the Parent Entities for the Merger. The Parent Entities, who are affiliates of Eargo, engaged in a “going private” transaction and, therefore, are required to express their reasons for the Merger to the Unaffiliated Stockholders. For a description of the Parent Entities’ purposes and reasons for the Merger, see “Special Factors - Purpose and Reasons of the Parent Entities for the Merger.”

•
Interests of Executive Officers and Directors of Eargo in the Merger. In considering the recommendations of the Eargo Board with respect to the Merger, the Eargo stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the

6    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

SUMMARY TERM SHEET (continued)

Eargo stockholders generally. The Special Committee, consisting entirely of independent directors, and the Eargo Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making their recommendations.
•
For a more detailed description of the interests of executive officers and directors of Eargo in the Merger, see “Special Factors - Interests of Executive Officers and Directors of Eargo in the Merger.”

•
Intent of the Directors and Executive Officers to Vote in Favor of the Merger. Our directors and executive officers have informed us that, as of the date of this proxy statement and to the extent that they own shares of Company Common Stock as of the Record Date, they intend to vote all of the shares of Company Common Stock owned directly by them in favor of the approval of the Merger Agreement Proposal and each of the other proposals. As of the Record Date, our directors and executive officers directly owned, in the aggregate, 191,949 outstanding shares of Company Common Stock and 191,949 outstanding shares of Company Common Stock entitled to vote at the Special Meeting, or collectively approximately .92% of the total voting power entitled to vote at the Special Meeting. For a further description of the voting intentions of Eargo’s directors and executive officers, see “Special Factors - Intent of the Directors and Executive Officers to Vote in Favor of the Merger.”

•
Intent of the PSC Stockholder to Vote in Favor of the Merger. The PSC Stockholder, which holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock, has duly executed and entered into a Voting and Support Agreement, pursuant to which it has agreed to vote its Company Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the Voting and Support Agreement. Accordingly, the Voting and Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. For more information about the Voting and Support Agreement and the voting intentions of the PSC Stockholder, see “Special Factors - Intent of the PSC Stockholder to Vote in Favor of the Merger” and “Special Factors - Voting and Support Agreement.”

•
Material U.S. Federal Income Tax Consequences of the Merger. The exchange of the shares of Company Common Stock for cash in the Merger will be a taxable transaction to U.S. Holders (as defined below in “Special Factors - Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes and may also be taxable under state, local, and non-U.S. tax laws. A U.S. Holder that receives cash in exchange for shares of Company Common Stock pursuant to the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received by such holder in the Merger and the adjusted tax basis in the shares of Company Common Stock surrendered in exchange therefor. A stockholder that is a Non-U.S. Holder (as defined below in “Special Factors - Material U.S. Federal Income Tax Consequences of Merger”) will generally not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless such Non-U.S. Holder has certain connections to the United States. However, the tax consequences of the Merger to a stockholder will depend on the stockholder’s particular circumstances, and stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application of any U.S. federal non- income, state, local and non-U.S. tax laws) of the Merger. For further information about the material U.S. federal income tax consequences of the Merger, see “Special Factors - Material U.S. Federal Income Tax Consequences of the Merger.”

•
Financing of the Merger. The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Merger. In connection with the Merger, Parent delivered to Eargo the Equity Commitment Letter, dated October 29, 2023, entered into by and between Patient Square Equity Partners, LP (“Investor”) and Parent. The Investor is an affiliate of the PSC Stockholder. Pursuant to the Equity Commitment Letter, the Investor has committed, subject to the terms and conditions contained therein, to purchase, or cause to be purchased, directly or indirectly, equity interests of Parent in an aggregate amount of

Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    7

SUMMARY TERM SHEET (continued)

up to $31,000,000.00 (the “Commitment”) on or prior to the Closing of the Merger solely for the purposes of allowing Parent to fund the amounts required to be paid by it (a) at the Closing pursuant to (and in accordance with) the Merger Agreement (including the aggregate Merger Consideration) together with (b) all fees and expenses required to be paid at the Closing by Eargo, Parent and Merger Sub in connection with the Merger. Eargo is a third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter (if and only if the conditions to fund the Commitment are satisfied and Eargo is entitled to seek specific performance pursuant to the Merger Agreement to cause Parent to effect the Closing in accordance with the Merger Agreement and subject to the terms and conditions thereof) solely for the purpose of seeking specific performance of Parent’s right to enforce the Equity Commitment Letter and cause the Investor to fund the Commitment. For further information about the financing of the Merger, see “Special Factors - Financing of the Merger.”
•
Limited Guarantee. Concurrently with the execution of the Merger Agreement, Parent delivered to Eargo a Limited Guarantee, dated as of October 29, 2023 (the “Limited Guarantee”), entered into by the Investor (the “Guarantor”) in favor of Eargo. Pursuant to the terms of the Limited Guarantee and subject to the terms and conditions set forth therein, the Guarantor agreed to guarantee certain of Parent’s obligations under the Merger Agreement, provided that in no event will the Guarantor’s aggregate liability exceed $14,808,583.00, with respect to the payment obligations of Parent to Eargo of certain damages and enforcement expenses. For a further description of the Limited Guarantee, see “Special Factors - Limited Guarantee.”

•
Litigation Relating to the Merger. As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain. For a further description of litigation relating to the Merger, see “Special Factors - Litigation Relating to the Merger.”

The Merger Agreement (page 51)
•
A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety, is included in “The Merger Agreement.”

•
The Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Merger Sub will merge with and into Eargo, with Eargo surviving as a wholly owned subsidiary of Parent.

•
Conditions to the Completion of the Merger. The Closing of the Merger depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in “The Merger Agreement - Conditions to the Completion of the Merger,” include, among other things:

•
the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL (the “Required Stockholder Approval”); and

•
no court or other governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent in nature) that is in effect that restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger.

For more information about the conditions to completion of the Merger, see “The Merger Agreement - Conditions to Consummation of the Merger.”
•
Solicitation of Acquisition Proposals. The Company has agreed that neither it nor any of its subsidiaries nor any of the employees (including any officers) and directors of it or its subsidiaries will, and it will use its reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly (a) initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as defined below) subject to certain fiduciary duties of directors, (b) engage in, continue or otherwise participate in any discussions or

8    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

SUMMARY TERM SHEET (continued)

negotiations regarding, or provide any nonpublic information or data to any person or group relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of the non-solicitation covenant in the Merger Agreement prohibit such discussion), (c) furnish to any person (other than Parent or any of its affiliates) any non-public information relating to the Company or any of its subsidiaries or afford to any such person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its subsidiaries, in any such case with the intent to induce, or that would reasonably be expected to result in, the making, submission or announcement of, an Acquisition Proposal, (d) approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal or (e) resolve or agree to do any of the foregoing. From and after the execution of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed that it will, and it will cause its subsidiaries and its and their respective employees, officers and directors, to, and will use its reasonable best efforts to cause each of its and their respective other representatives to (a) cease and cause to be terminated any discussions or negotiations with any person or group that would be prohibited by the non-solicitation provisions of the Merger Agreement and cease providing any further information with respect to the Company or any Acquisition Proposal to any such person or group or its or their representatives, (b) promptly terminate all access granted to any person or group and its or their representatives to any physical or electronic data room (or any other diligence access) and (c) promptly following the execution of the Merger Agreement (and in any event within two business days thereof) request in writing the prompt return or destruction of all non-public information concerning the Company and its subsidiaries furnished to any such person by the Company and its subsidiaries or representatives with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the five-month period immediately preceding the date thereof.
Notwithstanding the foregoing restrictions, prior to receiving the Requisite Company Stockholder Approval, the Company and its representatives are allowed, acting on the recommendation of the Special Committee and under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited Acquisition Proposal that either constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below). The Merger Agreement provides that the term “Superior Proposal” means a bona fide written Acquisition Proposal (with references to 20% being deemed to be replaced with references to 50% by a third party that (i) was not the result of a breach of the provisions of the Merger Agreement relating to Acquisition Proposals and (ii) either the Eargo Board or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel and after taking into account the certainty and timing of closing, financing arrangements and the form, amount and timing of payment of consideration of such proposal, the third party making such proposal and such other legal, financial, regulatory and all other relevant aspects of such proposal, as the Eargo Board or Special Committee deems in good faith relevant, would, if consummated, result in a transaction that is more favorable from a financial point of view to the Company’s Unaffiliated Stockholders than the Merger (taking into account any revisions (or proposed revisions) to the terms of the Merger Agreement, the Limited Guarantee and the financing in response to such Acquisition Proposal).
For more information about the restrictions on Eargo’s solicitation of Acquisition Proposals and Adverse Recommendation Changes, see “The Merger Agreement - No Solicitation; Superior Proposal and Change of Recommendation”
•
Termination. The Merger Agreement contains certain termination rights, including, but not limited to, the right of (i) Parent to terminate the Merger Agreement if at any time the Eargo Board (acting upon the recommendation of the Special Committee) has effected a Change of Recommendation or (ii) Eargo (upon approval of the Special Committee) to terminate the Merger Agreement at any time prior to receiving the Requisite Company Stockholder Approval, in order (and as a condition precedent) to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, provided that, prior to such termination, (w) the Eargo Board (acting upon the recommendation of the Special Committee) (or Special Committee, as applicable) authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by the Merger Agreement, (x) substantially concurrently with the termination of the Merger Agreement, the Company enters into an Alternative Acquisition Agreement providing for such Superior Proposal, (y) the

Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    9

SUMMARY TERM SHEET (continued)

Company has complied in all material respects with the provisions of the Merger Agreement and (z) the Company pays to Parent the Company Termination Fee (as defined below) within two Business Days of such termination. Upon termination of the Merger Agreement by Eargo or Parent as set forth above, Eargo will be required to pay Parent a termination fee of $1,063,058.00. In addition, subject to specified exceptions and limitations, either Eargo or Parent may terminate the Merger Agreement if the Merger is not consummated by April 29, 2024. For more information about the termination rights and terminations fees payable under the Merger Agreement, see “The Merger Agreement - Termination of the Merger Agreement” and “The Merger Agreement - Termination Fees and Expenses.”
Parties to the Merger (page 69)
•
Eargo, Inc. Eargo was incorporated in Delaware on November 12, 2010. Eargo is a medical device company on a mission to improve hearing health. Eargo’s innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. Eargo believes its hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated devices indicated to compensate for mild to moderate hearing loss. Eargo’s differentiated, consumer-first approach empowers consumers to take control of their hearing. Consumers can purchase online, at retail locations or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. Eargo hearing aids are offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States. Eargo’s principal executive office is located at 2665 North First Street, Suite 300, San Jose, California 95134 and the telephone number of Eargo’s principal executive office is (650) 351-7700. For more information about Eargo, see “Parties to the Merger - The Company.”

•
PSC Echo Parent LLC. Parent was formed on October 13, 2023, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Parent is a direct, wholly owned subsidiary of the PSC Stockholder and has not engaged in any business except as contemplated by the Merger Agreement. For more information about Parent, see “Parties to the Merger - The Parent Entities.”

•
PSC Echo Merger Sub Inc. Merger Sub was formed on October 13, 2023, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. For more information about Merger Sub, see “Parties to the Merger - The Parent Entities.”

The Special Meeting (page 70)
•
Date, Time, Place and Purpose of the Special Meeting. The Special Meeting of Eargo stockholders will be held on February 13, 2024 at 11:00 a.m. Pacific time online at https://www.virtualshareholdermeeting.com/EAR2024SM.

•
For more information about the Special Meeting, including the record date, quorum and the vote required to approve each of the proposals, see “The Special Meeting - Date, Time, Place,” “The Special Meeting -  Purpose of the Special Meeting,” “The Special Meeting - Record Date and Quorum” and “The Special Meeting - Vote Required.”

Other Important Information Regarding Eargo (page 85)
•
Market Price of Shares of Company Common Stock and Dividends. On January 12, 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of Company Common Stock on Nasdaq was $2.60 per share of Company Common Stock. You are encouraged to obtain current market quotations for the shares of Company Common Stock in connection with voting your shares of Company Common Stock. For more information about the market price of shares of Company Common Stock and dividends, see “Other Important Information Regarding Eargo - Market Price of Shares of Company Common Stock and Dividends.”

10    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of Eargo. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully in their entirety. See “Where You Can Find More Information.”
Q.	Why am I receiving this document?
A.
You are receiving this proxy statement because you own shares of Company Common Stock and Eargo is soliciting proxies for the Special Meeting. Eargo is holding the Special Meeting so that our stockholders may vote to approve the Merger Agreement Proposal, the Golden Parachute Proposal, and the Adjournment Proposal.

This proxy statement contains important information about the Merger and the Special Meeting, and you should read it carefully. The enclosed proxy card allows you to submit a proxy to vote your shares of Company Common Stock without attending the Special Meeting in person (which includes presence virtually at the Special Meeting).
Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your shares of Company Common Stock, please see the section of this proxy statement titled “The Special Meeting.”
Q.	What is the proposed transaction and what effects will it have on Eargo?
A.
On October 29, 2023, Eargo entered into the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated herein by reference in its entirety. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Eargo, with Eargo surviving the Merger as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of shares of Company Common Stock as of immediately prior to the Merger, other than the Excluded Shares, will have the right to receive the Merger Consideration of $2.55 per share of Company Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, following completion of the Merger, there will be no further market for the shares of Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Eargo’s securities will be delisted from Nasdaq and deregistered under the Exchange Act, upon application to the SEC. As a result of the Merger, Eargo will no longer be an independent public company, the shares of Company Common Stock will no longer be listed on any exchange or quotation system, price quotations will no longer be available and Eargo’s registration and reporting obligation under the Exchange Act will cease.
Following completion of the Merger, your shares of Company Common Stock will represent only the right to receive the Merger Consideration and the right to receive dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement, and you will no longer have any interest in Eargo’s future earnings, growth or value.
For more information about the Merger Agreement and the transactions contemplated thereby, including the Merger, see “The Merger Agreement.”
Q.	What happens if the Merger is not completed?
A.
If the Merger Agreement Proposal is not approved by Eargo’s stockholders or if the Merger is not completed for any other reason, Eargo’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, unless Eargo is sold to a third party, Eargo will remain an independent public company, and shares of Company Common Stock will continue to be listed and traded on Nasdaq, so long as Eargo continues to meet the applicable listing requirements. In addition, if the Merger is not completed, Eargo expects that management will operate Eargo’s business in a manner similar to that in which it is being operated today and that Eargo’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of Company Common Stock may decline to the extent that the current market price of Company Common Stock reflects a market assumption that the Merger will be completed. For more information about what happens if the Merger is not completed, see “Special Factors - Certain Effects on Eargo if the Merger is Not Completed.”

Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    11

Under certain circumstances, if the Merger is not completed, Eargo would be required to pay Parent a Company Termination Fee of $1,063,058 in cash. For more information about termination fees, see “The Merger Agreement - Termination Fees and Expenses.”
Q.	When and where is the Special Meeting?
A.
The webcast of the Special Meeting will begin promptly at 11:00 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Pacific time, and you should allow reasonable time for the check-in procedures. To attend the Special Meeting, stockholders will need to log in to https://www.virtualshareholdermeeting.com/EAR2024SM using the 16-digit control number on the proxy card or voting instruction form. For more information about the Special Meeting, see “The Special Meeting.”

Q.	Who can vote at the Special Meeting?
A.
All record holders of the shares of Company Common Stock as of the close of business on January 12, 2024, the Record Date for the Special Meeting, are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Company Common Stock at the close of business on the Record Date.

Each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.
For more information about who can vote at the Special Meeting, see “The Special Meeting - Voting.”
Q.	What is the difference between being a “stockholder of record” and a “beneficial owner” of shares of Company Common Stock held in “street name”?
A.
If your shares of Company Common Stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you are considered, with respect to those shares of Company Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by Eargo. As the stockholder of record, you have the right to grant your voting proxy directly to us or to another proxyholder to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting.

If your shares of Company Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Company Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Company Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Company Common Stock in person (which includes presence virtually at the Special Meeting) at the Special Meeting unless you provide a legal proxy from your broker, bank or other nominee.
For more information about the stockholders of record and beneficial owners of shares held “in street name,” see “The Special Meeting - Voting.”
Q.	What am I being asked to vote on at the Special Meeting?
A.	You are being asked to consider and vote on the following:
•
Merger Agreement Proposal: A proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•
Golden Parachute Proposal: A non-binding, advisory proposal to approve certain compensation arrangements for Eargo’s named executive officers in connection with the Merger, as disclosed in the section captioned “Special Factors - Interests of Executive Officers and Directors of Eargo in the Merger - Golden Parachute Compensation;” and

•
Adjournment Proposal: One or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

For more information each of these proposals, see “The Merger (The Merger Agreement Proposal -  Proposal 1),” “Merger-Related Executive Compensation Arrangements (The Golden Parachute Proposal -Proposal 2)” and “Adjournment of the Special Meeting (The Adjournment Proposal - Proposal 3).”
12    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

Q.	What is a quorum?
A.
The representation of the holders of a majority of the voting power of outstanding shares of Company Common Stock as of the Record Date must be present, in person (which includes presence virtually at the Special Meeting) or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business. For more information about the quorum of the Special Meeting, see “The Special Meeting - Record Date and Quorum.”

Q.	What vote is required for Eargo’s stockholders to approve the Merger Agreement Proposal?
A.
The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL.

The PSC Stockholder, which holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock, entered into a Voting and Support Agreement with Eargo, pursuant to which, among other things, the PSC Stockholder has agreed to vote all shares of Company Common Stock beneficially owned by the PSC Stockholder in favor of the Merger and the Merger Agreement. Accordingly, the Voting and Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. A copy of the Voting and Support Agreement is attached as Annex B to the accompanying proxy statement.
For more information on the Merger Agreement Proposal, see “The Merger (The Merger Agreement Proposal - Proposal 1).”
Q.	What vote is required for Eargo’s stockholders to approve the Golden Parachute Proposal?
A.
Approval of the non-binding, advisory proposal to approve certain compensation arrangements for Eargo’s named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Approval of the Golden Parachute Proposal is not a condition to consummation of the Merger. The vote on the Golden Parachute Proposal is an advisory vote and will not be binding on Eargo or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.
For more information on the Golden Parachute Proposal, see “Merger-Related Executive Compensation Arrangements (The Golden Parachute Proposal - Proposal 2).”
Q.	What vote is required for Eargo’s stockholders to approve the Adjournment Proposal?
A.
Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.

For more information on The Adjournment Proposal, see “Adjournment of the Special Meeting (The Adjournment Proposal - Proposal 3).”
Q.	How many votes do I have?
A.
Each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.

Q.	How are the votes counted?
A.
For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention will have the same effect as an “AGAINST” vote for these proposals and will count for purposes of determining if a quorum is present at the Special Meeting. For more information, see “The Special Meeting.”

Q.	How does the Eargo Board recommend that I vote?
A.	Based in part on the unanimous recommendation of the Special Committee, the Eargo Board, recommends that you vote:
•	“FOR” the Merger Agreement Proposal;
•	“FOR” the Golden Parachute Proposal; and
•	“FOR” the Adjournment Proposal.
Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    13

For more information, you should read “Special Factors - Purpose and Reasons of Eargo for the Merger; Recommendation of the Eargo Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the Eargo Board considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors - Interests of Executive Officers and Directors of Eargo in the Merger.”
Q.	How will the PSC Stockholder vote on the Merger Agreement Proposal?
A.
Concurrently with the execution and delivery of the Merger Agreement, the PSC Stockholder, which holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock entered into a Voting and Support Agreement with Eargo. Under the Voting and Support Agreement, the PSC Stockholder has agreed to take certain actions required by Eargo subject to the terms, conditions and limitations set forth therein, including to (i) vote all shares of Company Common Stock beneficially owned by the PSC Stockholder in favor of the Merger and the Merger Agreement; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger; and (iii) not enter into any contract, option or other arrangement or understanding with respect to the transfer of, any shares of Eargo held by the PSC Stockholder, other than as provided under certain customary exceptions. Accordingly, the Voting and Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted.

A copy of the Voting and Support Agreement is attached as Annex B to the proxy statement and is incorporated by reference in the proxy statement in its entirety.
For more information about the voting intentions of the PSC Stockholder, see “Special Factors - Intent of the PSC Stockholder to Vote in Favor of the Merger” and “Special Factors - Voting and Support Agreement.”
Q.	How do I vote?
A.
If, on the Record Date, your shares were registered directly in your name with the transfer agent for Company Common Stock, Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Special Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Special Meeting online, please submit a proxy to vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote by proxy over the Internet—To vote by proxy over the Internet, follow the instructions provided on your proxy card.
•	To vote by proxy by telephone—If you receive printed proxy materials, you may also vote by submitting a proxy via telephone by following the instructions on your proxy card.
•
To vote by proxy by mail—If you receive printed proxy materials, you may also vote by mail: simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares in accordance with the proxy card.

•
To vote by attending the virtual Special Meeting—You may vote your shares at https://www.virtualshareholdermeeting.com/EAR2024SM. You will be asked to provide the 16-digit control number from your proxy card.

If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Company Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company Common Stock voted. Please note that if you are a beneficial owner and wish to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.
The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary of the Company by the time the Special Meeting begins.
14    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

For more information about voting, see “The Special Meeting - How to Vote.”
Q.	What is a proxy?
A.
A proxy is your legal designation of another person to vote your shares of Company Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your shares of Company Common Stock is called a proxy card. For more information about voting by proxy, see “The Special Meeting - How to Vote.”

Q.	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?
A.
If you do not attend the Special Meeting and fail to vote, either in person (which includes presence virtually at the Special Meeting) or by proxy, your shares of Company Common Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, either in person (which includes presence virtually at the Special Meeting) or by proxy, your failure to vote will (a) have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and (b) have no effect on the Golden Parachute Proposal or the Adjournment Proposal (so long as a quorum is present). For more information, see “The Special Meeting.”
Q.	If my shares of Company Common Stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares of Company Common Stock for me?
A.
No. Your broker, bank or other nominee will only be permitted to vote your shares of Company Common Stock if you instruct your broker, bank or other nominee as to how to vote. As a result, absent specific instructions from the beneficial owner of such shares of Company Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Company Common Stock.

If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Company Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, and (b) no effect on the Golden Parachute Proposal or the Adjournment Proposal (so long as a quorum is present). For more information, see “The Special Meeting - Voting.”
Q.	If a stockholder gives a proxy, how are the shares of Company Common Stock voted?
A.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly execute your proxy card but do not mark the boxes indicating how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly execute proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal. For more information, see “The Special Meeting - How to Vote.”
Q.	Can I change or revoke my vote?
A.
Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to the Secretary of the Company, which must be filed with our Secretary of the Company before the Special Meeting begins or (3) attending the Special Meeting and voting in person (which includes presence virtually at the Special Meeting). If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    15

Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions set forth on your enclosed proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible. For more information, see “The Special Meeting - Proxies and Revocation.”
Q.	What do I do if I receive more than one proxy or set of voting instructions?
A.
If, as of the Record Date, you hold shares of Company Common Stock as the beneficial owner of shares of Company Common Stock held in “street name,” or through more than one broker, bank or other nominee, and also directly as the stockholder of record or otherwise, you may receive more than one proxy card or voting instruction forms relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company Common Stock are voted.

Q.	Should I send in any evidence of ownership now?
A.
No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Company Common Stock for the Merger Consideration. If you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee immediately prior to the Merger, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your shares of Company Common Stock in exchange for the Merger Consideration.

Q.	What happens if I sell my shares of Company Common Stock before the Special Meeting?
A.
The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Company Common Stock before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting, but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares of Company Common Stock. Unless special arrangements are made, the person to whom you transfer your shares of Company Common Stock after the Record Date will not have a right to vote those shares of Company Common Stock at the Special Meeting. For more information, see “The Special Meeting - How to Vote.” If you demand appraisal for any of your shares of Company Common Stock in connection with the Merger and subsequently transfer any such shares, you will lose your right to appraisal with respect to the shares that you have so transferred. For more information about appraisal rights, see “The Special Meeting - Appraisal Rights” and Annex D to this proxy statement.

Q.	Who will solicit and pay the cost of soliciting proxies?
A.
Eargo will pay for the entire cost of soliciting proxies. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies. For more information, see “The Special Meeting - Solicitation of Proxies; Payment of Solicitation Expenses.”

Q.	What is householding and how does it affect me?
A.
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We do not “household” for any of our stockholders of record. However, brokers with account holders who are Eargo stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 2665 North First Street, Suite 300, San Jose, California 95134. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker or (3) request from the Company at (650) 351-7700. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement or proxy card to a stockholder at a shared address to which a single copy of the documents was delivered. For more information, see “The Special Meeting - Where You Can Find More Information.”
16    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

Q:	What rights do I have to seek an appraisal of my shares of Company Common Stock?
A.
Each holder of shares of Company Common Stock will have the right to seek appraisal of the fair value of such holder’s shares of Company Common Stock as determined by the Delaware Chancery Court if the Merger is completed, but only if such holder does not vote such shares of Company Common Stock in favor of the Merger Agreement Proposal and otherwise complies with the statutory requirements and procedures for demanding and perfecting appraisal rights set forth in Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. Failure to follow precisely any of the statutory requirements and procedures may result in the loss of appraisal rights. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement and is incorporated by reference in its entirety. The requirements and procedures are also summarized in this proxy statement. For more information about appraisal rights, see “The Special Meeting - Appraisal Rights” and Annex D to this proxy statement.

Q.	What are the material U.S. federal income tax consequences of the Merger to me?
A.
If you are a U.S. Holder (as defined below in “Special Factors - Material U.S. Federal Income Tax Consequences of the Merger”), receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive and the adjusted tax basis of your shares of Company Common Stock. If you are a Non-U.S. Holder (as defined below in “Special Factors - Material U.S. Federal Income Tax Consequences of the Merger”), you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless you have certain connections to the United States. However, the tax consequences of the Merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the Merger will affect you. For a more detailed summary of the tax consequences of the Merger, see the section below, “Special Factors - Material U.S. Federal Income Tax Consequences of the Merger.”

Q.	What do I need to do now?
A.
We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, as well as the related Schedule 13e-3, including the exhibits thereto, filed with the SEC, and to consider how the Merger affects you. For more information, see “Where You Can Find More Information.”

Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of Company Common Stock are represented at the Special Meeting.
If you are a stockholder of record, please submit your proxy for your shares of Company Common Stock:
•	on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;
•	by telephone, using the telephone number printed on the enclosed proxy card; or
•	by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.
If you decide to attend the Special Meeting and vote in person (which includes presence virtually at the Special Meeting), your vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting will revoke any proxy previously submitted.
If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee to see which of the above choices are available to you in order to have your shares of Company Common Stock voted.
For more information, see “The Special Meeting” and “Where You Can Find More Information.”
Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    17

SPECIAL FACTORS
The following, together with the summary of the Merger Agreement set forth under the section titled “The Merger Agreement,” is a description of the material aspects of the Merger. While we believe that the following description covers the material aspects of the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement. You may obtain additional information without charge as described in the section titled “Where You Can Find More Information.”
We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Eargo, with Eargo surviving as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of shares of Company Common Stock immediately prior to the Merger (other than the Excluded Holders) will have the right to receive the Merger Consideration of $2.55 per share of Company Common Stock in cash, without interest, less any applicable tax withholding, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Special Committee, the Board of Directors, Eargo’s management, Eargo’s advisors and representatives, the PSC Stockholder, the PSC Stockholder’s advisors and representatives, or any other parties.
As part of the ongoing evaluation of Eargo, the Eargo Board and management of Eargo regularly evaluate Eargo’s historical performance, competitive position, future growth prospects and overall strategic positioning in light of the then-current business and economic environments, as well as developments in the industry in which Eargo operates, and the opportunities and challenges facing participants in its industry. This review has included consideration of, and discussions with other companies from time to time regarding, industry developments and potential strategic alternatives, including business combinations and other strategic transactions.
On September 21, 2021, Eargo was informed that Eargo was the target of a criminal investigation by the United States Department of Justice (the “DOJ”) related to insurance reimbursement claims that Eargo submitted on behalf of Eargo customers covered by various federal employee health plans under the Federal Employee Health Benefits (“FEHB”) program. The investigation also pertained to Eargo’s role in customer reimbursement claim submissions to federal employee health plans (collectively, the “DOJ investigation”).
Between the time Eargo became aware of the DOJ investigation and the end of 2021, the Eargo Board and management’s efforts were primarily focused on the DOJ investigation and Eargo’s business and strategy in light of the DOJ investigation, including Eargo’s efforts to reduce cash burn. During this time, the Eargo Board met a total of 21 times.
In the first quarter of 2022, Patient Square proactively approached Eargo to express interest in a potential investment. Also in the first quarter of 2022, in response to Eargo’s financial condition, the Eargo Board conducted a review of Eargo’s strategic alternatives over the course of several months, which included consideration of a financing, potential sale, or liquidation. As a part of that review, Eargo and its representatives contacted 38 potential investors and entered into 19 confidentiality agreements with certain of those potential counterparties, with only Patient Square submitting a proposal.
By March 31, 2022, Eargo’s business and cash position had continued to deteriorate, and the Eargo Board determined that Eargo would likely need additional capital in the near term.
On April 29, 2022, Eargo entered into a civil settlement with the DOJ related to the DOJ Investigation, which included a $34.4M payment to the U.S. government. From the beginning of 2022 through the time Eargo entered into the settlement agreement, the Eargo Board met a total of 14 times where the primary focus of the meeting was the DOJ investigation. In four of those meetings, the Eargo Board also focused on Eargo’s need to raise additional capital due to its deteriorating financial condition.
On June 24, 2022, after completion of the Eargo Board’s review of strategic alternatives, Eargo entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the PSC Stockholder, pursuant to which Eargo issued approximately $105.5 million in two tranches of senior secured convertible notes (the “Notes”) and agreed to conduct a rights offering for an aggregate of 18.75 million shares of common stock to stockholders at an offering price of $10.00 per share of common stock (the “Rights Offering”). Pursuant to the Rights Offering, which closed on November 23, 2022, Eargo sold an aggregate of approximately 2.9 million shares to Eargo’s existing stockholders, from which Eargo received net proceeds of $27.6 million, and, in accordance with the terms of the Note Purchase Agreement, the Notes converted into 15,821,299 shares of Eargo common stock, on a post-reverse stock split basis, representing approximately 76.3% of Eargo’s outstanding common stock as of the date of conversion.
18    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

SPECIAL FACTORS (continued)

During the first quarter of 2023, the Eargo Board held several meetings in the ordinary course and reviewed a range of matters, including Eargo’s strategic priorities, business model, strategic planning efforts and longer-term mission, the competitive landscape and insurance opportunities.
On May 18, 2023, at a meeting of the Eargo Board, Eargo management provided the Eargo Board with an update on the performance of Eargo’s business in the first quarter of 2023 (“Q1 2023”) and April 2023, including a recent downward trend in order volume. The Eargo Board discussed a range of strategies to reverse this recent trend and longer-term strategies for growth. The Eargo Board then discussed the Company’s liquidity position (including the ways to reduce Eargo’s costs) and the possibility of raising capital given the macroeconomic environment and the Company’s financial position. The Eargo Board then instructed Eargo management to present a cost reduction plan and an updated strategy plan to be discussed at the next Eargo Board meeting.
On May 30, 2023, at the next meeting of the Eargo Board, members of Eargo management provided the Eargo Board with an update on the performance of Eargo’s business since May 18, 2023, which showed marginal improvements in certain aspects of the business but a lack of improvement in the overall business. Eargo management then presented management’s proposed 2023 cost reduction plan. The Eargo Board then discussed Eargo’s projected liquidity and capital reserves, including cash on hand, assuming the adoption of the proposed cost reduction plan, the need to raise capital and the impact on Eargo’s priorities. The Eargo Board instructed management to prepare an updated cost reduction plan reflecting the Eargo Board’s feedback and additional consultation with other members of management.
On June 23, 2023, at the next meeting of the Eargo Board, the Eargo Board reviewed and approved the terms of Eargo’s separation of Christian Gormsen, Eargo’s then Chief Executive Officer, and approved the appointment of William Brownie, Chief Operating Officer, as Interim Chief Executive Officer to succeed Mr. Gormsen. Members of Eargo management then presented the updated 2023 cost reduction plan, which reflected feedback from the Eargo Board and discussions with management. Following discussion, the Eargo Board approved the updated 2023 cost reduction plan.
On August 15, 2023, at the next meeting of the Eargo Board, members of Eargo management provided the Eargo Board with an update on the performance of Eargo’s business in the second quarter of 2023 (“Q2 2023”) and July 2023, which showed a continued downward trend in Eargo’s financial performance.
In late August and early September 2023, members of the Eargo Board and management held several conversations among themselves regarding the challenges facing Eargo and the potential strategies to reverse the downward trends in performance.
On September 14, 2023, at the next meeting of the Eargo Board, the Eargo Board discussed the continued challenges faced by Eargo, the fact that the business of Eargo had continued to deteriorate since management’s update on Eargo’s business in Q1 2023 at the May 18, 2023 meeting of the Eargo Board and the concerns members of the Eargo Board had over the cash resources Eargo had on hand, despite the implementation of the 2023 cost reduction plan. After further discussion, given the challenges facing Eargo, the Eargo Board determined it was advisable to explore potential strategic alternatives available to Eargo (the “Potential Alternatives”). In light of the possibility that the PSC Stockholder would be interested in participating in one or more of the Potential Alternatives, the Eargo Board determined that it was advisable to form an ad hoc, independent special investment committee of the Eargo Board (the “Special Committee”) consisting of directors independent of the PSC Stockholder and not members of the management of Eargo, to review such Potential Alternatives.
On September 18, 2023, the Eargo Board, acting by unanimous written consent, approved resolutions authorizing the creation of the Special Committee and vested it with the full power and authority of the Eargo Board to consider, review, negotiate, assess and recommend the terms of various Potential Alternatives. The Eargo Board also, among other things, (i) resolved not to approve any Potential Alternative without a prior favorable recommendation of such Potential Alternative by the Special Committee and (ii) empowered the Special Committee to select and retain legal counsel, financial advisors, accountants and other advisors as the Special Committee deemed necessary to assist in discharging its responsibilities. The Eargo Board appointed Mr. Spence, David Wu and Katie J. Bayne to serve as the members of the Special Committee, each of whom was determined by the Eargo Board to (i) not be members of Eargo management, (ii) not be directly or indirectly affiliated or associated with, and to be independent of, the PSC Stockholder and its affiliates and (iii) not have an interest in a potential transaction other than an interest by virtue of owning Company Common Stock or other securities of Eargo.
During the weeks of September 18, 2023 and September 25, 2023, members of the Special Committee held calls with potential legal advisors to the Special Committee, including Davis Polk & Wardwell (“Davis Polk”).
On September 26, 2023, the Special Committee held a video conference meeting, which was attended, at the Special Committee’s request, by certain members of Eargo management. At the meeting, the Special Committee discussed engaging independent legal and financial advisors to the Special Committee.
Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    19

SPECIAL FACTORS (continued)

On September 29, 2023, the Special Committee met again to discuss engaging independent legal and financial advisors to the Special Committee, including Davis Polk as counsel to the Special Committee. Later that day, the Special Committee determined to engage Davis Polk as counsel to the Special Committee.
On October 4, 2023, Davis Polk held video conference meetings with each of Donald Spence and David Wu to assess their relationships, if any, with the PSC Stockholder, its affiliates and Eargo management.
On October 9, 2023, the Special Committee and, at the request of the Special Committee, representatives of Davis Polk, interviewed three (3) potential financial advisors, including Perella Weinberg, regarding assisting the Special Committee in its evaluation of Potential Alternatives.
Later on October 9, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk. Representatives of Davis Polk reviewed with the Special Committee the findings of their meetings with each of Mr. Spence and Mr. Wu regarding their relationships, if any, with the PSC Stockholder, its affiliates or management. After further discussion, the Special Committee confirmed its preliminary determination that Mr. Spence and Mr. Wu were independent of the PSC Stockholder, and representatives of Davis Polk scheduled a separate meeting with Katie Bayne on October 11, 2023 to discuss Ms. Bayne’s independence. Representatives of Davis Polk then reviewed with the Special Committee the fiduciary duties of the Special Committee in connection with its review of Potential Alternatives and the Special Committee’s role in a potential transaction. The Special Committee then discussed the potential independent financial advisors to the Special Committee, including the relationship disclosures provided by each potential financial advisor describing any relationships between such financial advisor and other potential participants in a possible transaction, including the PSC Stockholder. After further discussion, the Special Committee determined that it was advisable and in the best interests of Eargo and its Unaffiliated Stockholders to engage Perella Weinberg as independent financial advisor to the Special Committee, in light of Perella Weinberg’s expertise in the industry in which Eargo operates, absence of relationships with the PSC Stockholder or its affiliates and knowledge of Eargo and its business (the Special Committee subsequently entered into an engagement letter with Perella Weinberg on October 19, 2023). Certain members of Eargo management then joined the meeting, at which time the Special Committee instructed Eargo management to prepare certain long-term financial projections for Eargo, which would likely be required for Perella Weinberg to undertake certain financial analyses in connection with the Special Committee’s review of Potential Alternatives.
On October 11, 2023, representatives of Davis Polk held a video conference meeting with Ms. Bayne to assess her relationships, if any, with the PSC Stockholder, its affiliates and Eargo management. The Special Committee subsequently confirmed its preliminary determination that Ms. Bayne was independent of the PSC Stockholder.
Later on October 11, 2023, the Special Committee held a video conference meeting with members of Eargo management and, at the request of the Special Committee, representatives of Davis Polk and Perella Weinberg, in order to review management’s long-term financial projections.
On October 13, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk. Representatives of Davis Polk informed the Special Committee of a call that Davis Polk had received from Ropes & Gray LLP (“Ropes”), counsel to the PSC Stockholder, regarding the possibility of a potential transaction between the PSC Stockholder and the Company, though no decision had been made by the PSC Stockholder regarding a transaction. The Special Committee then discussed the potential for Eargo to raise debt or equity financing in order to meet its capital needs and the difficulties in doing so. The Special Committee instructed Perella Weinberg to investigate whether any financing would be available to Eargo, as part of the Special Committee’s review of Eargo’s Potential Alternatives.
On October 16, 2023, Justin Sabet-Peyman, an Eargo director and representative of the PSC Stockholder, spoke to Mr. Spence via telephone. Mr. Sabet-Peyman explained that the PSC Stockholder had not made any decision to pursue a strategic transaction with Eargo but, if any decision was made by the PSC Stockholder to pursue a transaction, the PSC Stockholder believed it was very important, particularly in light of Eargo’s cash position, that a definitive agreement with respect to any such transaction be executed quickly because the Company’s challenged liquidity position and declining stock price could damage Eargo’s relationships with customers, suppliers, employees, and partners.
Later on October 16, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg. Mr. Spence provided the Special Committee and its advisors with a summary of the call he had received from Mr. Sabet-Peyman earlier that evening.
20    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

SPECIAL FACTORS (continued)

On October 18, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg and, at the request of the Special Committee, members of Eargo management. At the meeting, members of Eargo management reviewed with the Special Committee and its advisors management’s long-term financial projections and the differences to the long-term projections prepared by management in 2022.
On October 19, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg. At the meeting, representatives of Perella Weinberg reviewed with the Special Committee an overview of the situation, the strategic alternatives potentially available to Eargo and Perella Weinberg’s preliminary financial analysis of Eargo. The Special Committee discussed with representatives of Perella Weinberg the viability of each of the Potential Alternatives, including the difficulty of obtaining equity financing given the prices at which Eargo stock was trading and the likelihood that third-party debt financing would not be available to Eargo on acceptable terms. Following further discussion, the Special Committee authorized representatives of Perella Weinberg to further investigate the possibility of obtaining debt financing, including by contacting Investment Firm A, a private investment fund, to determine its interest in providing financing to Eargo.
On October 23, 2023, a representative of the Special Committee spoke via telephone with representatives of Perella Weinberg to discuss the third-party financing options available to Eargo. Representatives of Perella Weinberg informed the representative of the Special Committee that it had received feedback from a debt broker that it was unlikely that debt financing would be available to Eargo. Following further discussion, the representative of the Special Committee, on behalf of the Special Committee, requested that representatives of Perella Weinberg continue investigating the possibility of obtaining debt financing.
On October 24, 2023, representatives of Ropes, counsel to the PSC Stockholder, spoke via telephone with representatives of Davis Polk. Representatives of Ropes indicated that, while the PSC Stockholder had not made any decision to pursue a transaction, if any decision was made by the PSC Stockholder to pursue a transaction, the PSC Stockholder believed it was very important, particularly in light of Eargo’s cash position, that a definitive agreement with respect to any such transaction be executed quickly.
Also on October 24, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg. At the meeting, representatives of Perella Weinberg discussed with the Special Committee potential opportunities for Eargo to raise debt financing.
On October 26, 2023, Investment Firm A agreed to be bound by certain confidentiality restrictions in order to facilitate a discussion between representatives of Investment Firm A and representatives of Perella Weinberg regarding potential debt financing solutions for Eargo.
On the morning of October 27, 2023, the Special Committee received a non-binding indication of interest from the PSC Stockholder to acquire all of the outstanding shares of Company Common Stock that it did not own for $2.00 per share in cash, which represented a 25% premium to the closing price of Eargo Common Stock of $1.60 on October 26, 2023 (the “First Proposal”). The First Proposal stated that (i) the PSC Stockholder was only interested in buying Company Common Stock and would not be open to any scenario in which the PSC Stockholder would sell its Company Common Stock and (ii) the PSC Stockholder would not be willing to provide any additional financing to Eargo should it remain a publicly traded company. The PSC Stockholder’s proposal also stated that, in light of liquidity challenges facing Eargo, the proposal was contingent upon execution of a definitive agreement no later than market open on Monday, October 30, 2023. In addition to the First Proposal, the PSC Stockholder also delivered a draft merger agreement to the Special Committee, which was later on the same day delivered by Ropes to Davis Polk, along with a draft equity commitment letter.
Later on October 27, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg. At the meeting, the Special Committee, with the assistance of representatives of Davis Polk and Perella Weinberg, reviewed the terms of the PSC Stockholder’s First Proposal, including the $2.00 per share in cash offer price, the fact the First Proposal was contingent on executing a definitive agreement prior to market open on October 30, 2023 and that the PSC Stockholder had indicated that it was unwilling to be a seller in any transaction. The Special Committee then asked the representatives of Perella Weinberg to provide an update on their discussions with Investment Firm A. Representatives of Perella Weinberg informed the Special Committee that it appeared that debt financing would not be a viable alternative for Eargo based on the feedback received from Investment Firm A. The Special Committee then discussed its assessment of the First Proposal and the appropriate response to the PSC Stockholder, including asking the PSC Stockholder for a so-called “go-shop” that would allow Eargo to solicit competing acquisition proposals following the signing of a definitive merger agreement coupled with a commitment from the PSC Stockholder to sell its shares of Company Common Stock if the Special Committee determined that a proposal received in the “go-shop” was superior to the PSC Stockholder’s proposal. Following further discussion, the Special Committee determined that it was advisable and in the best interests of Eargo and its stockholders (other than the PSC Stockholder and its affiliates) to reject the First Proposal on the basis the proposal undervalued Eargo. In addition, the Special Committee determined not to provide a counter-proposal and instructed representatives of Perella Weinberg to communicate to the PSC
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SPECIAL FACTORS (continued)

Stockholder that before even engaging in discussions, the PSC Stockholder would be required to put forth a more compelling offer given the Special Committee’s view that $2.00 per share was unacceptable. Promptly following the meeting, representatives of Perella Weinberg delivered the message to the PSC Stockholder that the First Proposal was not acceptable.
Later on October 27, 2023, Mr. Sabet-Peyman held a telephone call with representatives of Perella Weinberg. Mr. Sabet-Peyman communicated to representatives of Perella Weinberg a revised offer from the PSC Stockholder to acquire all of the shares of Company Common Stock it did not own for $2.25 per share in cash (the “Second Proposal”). Mr. Sabet-Peyman also informed representatives of Perella Weinberg that the PSC Stockholder was not willing to agree to a “go-shop” because of the distraction it would create for the Company, the risk that it would exacerbate the urgent challenges facing the Company’s business, and the high likelihood that it would not result in a more favorable outcome for shareholders or address the Company’s liquidity challenges. Representatives of Perella Weinberg promptly informed the Special Committee of the Second Proposal.
Promptly following receipt of the Second Proposal on October 27, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg. At the meeting, the Special Committee discussed the Second Proposal in detail. The Special Committee and its advisors discussed the potential benefit of a “go-shop” and the fact that, in order for the “go-shop” to be most effective, it would need to be combined with a commitment from the PSC Stockholder to sell its shares of Company Common Stock if the Special Committee determined that a proposal received in the “go-shop” was superior to the PSC Stockholder’s proposal. Following further discussion, the Special Committee agreed to reconvene the following morning and directed representatives of Perella Weinberg to perform further financial analysis on the Second Proposal and representatives of Davis Polk to review the draft merger agreement and to prepare a list of key issues contained therein.
On the morning of October 28, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg. At the meeting, representatives of Perella Weinberg reviewed with the Special Committee an updated preliminary financial analysis of the PSC Stockholder’s Second Proposal. The Special Committee then discussed, among other matters, the financial condition of Eargo and the relative advantages and disadvantages of responding to the PSC Stockholder with a counter-proposal. The Special Committee then discussed the timing of its response to the PSC Stockholder. The Special Committee, mindful of the fact the PSC Stockholder’s proposal was contingent on entering into a definitive agreement before market open on Monday October 30, 2023, determined that it was advisable and in the best interests of Eargo’s stockholders (other than the PSC Stockholder and its affiliates) to communicate to the PSC Stockholder that it would be willing to accept a price of $2.85 in cash per share of Common Stock. In addition, the Special Committee instructed representatives of Perella Weinberg to communicate to the PSC Stockholder the Special Committee’s feedback on certain key points in the draft merger agreement, including (i) the Special Committee’s request for the merger agreement to include a “go-shop”, together with a commitment from the PSC Stockholder to support a superior proposal if such a superior proposal was presented to Eargo and recommended by the Special Committee, (ii) that a so-called “force-the-vote” provision was not acceptable and (iii) the size of the termination fee payable by Eargo under certain circumstances.
Later on the morning of October 28, 2023, representatives of Perella Weinberg spoke by telephone with Mr. Sabet-Peyman to convey the Special Committee’s counter-proposal and positions on certain key points in the draft merger agreement. Mr. Sabet-Peyman explained that $2.85 was not acceptable to the PSC Stockholder but that it might be possible to increase the offer price.
Later on October 28, 2023, Mr. Sabet-Peyman held a second telephone call with representatives of Perella Weinberg. Mr. Sabet-Peyman communicated to representatives of Perella Weinberg the PSC Stockholder’s revised proposal to acquire all of the outstanding shares of Company Common Stock that it did not own for $2.55 per share in cash (the “Final Proposal”). Mr. Sabet-Peyman informed representatives of Perella Weinberg that this was the PSC Stockholder’s best and final offer and under no circumstances would the PSC Stockholder entertain a transaction at a higher price. Mr. Sabet-Peyman explained that while certain of the issues in the merger agreement were likely acceptable, the PSC Stockholder would not agree to a “go-shop” under any circumstances, nor was the PSC Stockholder interested in selling its stake in Eargo. Mr. Sabet-Peyman also informed representatives of Perella Weinberg that the Final Proposal was contingent on execution of a definitive agreement no later than market open on Monday, October 30, 2023. Representatives of Perella Weinberg promptly updated the Special Committee regarding this conversation.
Also on October 28, 2023, representatives of Davis Polk and Ropes held a conference call at the request of Ropes to discuss certain terms of the proposed merger agreement. Representatives of Ropes explained that the PSC Stockholder was not willing to agree to a go-shop, reiterating that the PSC Stockholder was not interested in any transaction in which the PSC Stockholder would sell its shares of Company Common Stock, but indicated that the PSC Stockholder would consider (i) removing the so-called “force-the-vote” provision, (ii) reducing the size of the Company Termination Fee, and (iii) entering into a voting and support agreement in support of the Merger.
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SPECIAL FACTORS (continued)

Later that day, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg. At the meeting, the Special Committee, with the assistance of representatives of Perella Weinberg and Davis Polk, reviewed the Final Proposal in detail. The Special Committee discussed in detail the preliminary financial analyses previously provided by Perella Weinberg. The Special Committee discussed the financial condition of Eargo and the risk that, by not accepting the Final Proposal or making a counter-proposal to the PSC Stockholder, the PSC Stockholder would withdraw its Final Proposal. The Special Committee also discussed the possibility of soliciting competing offers to acquire the Company but concluded that, given the PSC Stockholder had made clear it would not sell its shares under any circumstances and that the PSC Stockholder owned 76.2% of Eargo’s outstanding common stock, this was futile. Following discussion, representatives of the Special Committee decided that Mr. Spence should call representatives of the PSC Stockholder and inform the PSC Stockholder that the Special Committee had not agreed to the $2.55 per share price and encourage the PSC Stockholder to increase its offer. The Special Committee also instructed Davis Polk to deliver a revised draft of the merger agreement to Ropes reflecting the Special Committee’s feedback, which Davis Polk did later on October 28, 2023. The revised draft of the merger agreement did not contain a “go-shop”, but did (i) remove the so-called “force-the-vote” provision, (ii) reduce the size of the Company Termination Fee and (iii) provide for the PSC Stockholder to enter into a voting and support agreement in support of the Merger.
Later on the evening of October 28, 2023, Mr. Spence and Mr. Sabet-Peyman held a telephone call at Mr. Spence’s request, during which Mr. Spence delivered the message authorized by the Special Committee. Mr. Sabet-Peyman confirmed the PSC Stockholder’s Final Proposal of $2.55 per share in cash was its best and final offer and the PSC Stockholder would not increase it under any circumstances.
Later that night, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg. At the meeting, Mr. Spence informed the Special Committee and its representatives of the call he had had with Mr. Sabet-Peyman on which Mr. Sabet-Peyman confirmed that the PSC Stockholder would not increase its offer price, nor would the PSC Stockholder be interested in selling its stake in Eargo. The Special Committee, together with its advisors, discussed the pros and cons of the Final Proposal, as compared to continuing to operate Eargo as a public company, and whether there was any ability to get the PSC Stockholder to increase its offer. After discussion, the Special Committee determined that, although it appeared unlikely that the PSC Stockholder would increase its offer, the Special Committee was not willing, at this time, to accept the Final Proposal. The Special Committee then instructed Davis Polk to continue to progress the draft of the merger agreement while the members of the Special Committee continued to consider the price offered by the PSC Stockholder.
On the night of October 28, 2023, Davis Polk delivered to Ropes a revised draft of the merger agreement and a draft voting and support agreement. Later that night, Ropes delivered to Davis Polk a revised equity commitment letter and a draft limited guarantee. The revised draft of the merger agreement delivered by Ropes (i) accepted the removal of the so-called “force-the-vote” provision, (ii) accepted the reduced size of the Company Termination Fee, and (iii) accepted that the PSC Stockholder would enter into a voting and support agreement in support of the merger.
During the course of the day on October 29, 2023, Ropes and Davis Polk exchanged multiple revised drafts of the merger agreement, equity commitment letter, limited guarantee, voting and support agreement and disclosure schedules, and held telephonic discussions related thereto in order to finalize the remaining terms of the merger agreement and related documents.
Also during the course of the day on October 29, 2023, the members of the Special Committee had various discussions amongst themselves about the Final Proposal as compared to continuing to operate Eargo as a public company, including in light of Eargo’s financial performance, its cash resources and the recent and historical trading prices of Eargo’s common stock. In light of the challenges facing Eargo, including the difficulty of obtaining equity financing given the prices at which Eargo stock was trading, the fact that third-party debt financing did not appear to be available to Eargo and the fact that the PSC Stockholder was unwilling to be a seller in any transaction, the Special Committee determined that it was in the best interests of Eargo and its Unaffiliated Stockholders to accept the Final Proposal, subject to finalization of the merger agreement and the related documents on terms favorable to Eargo. Promptly following the Special Committee’s decision, Mr. Spence delivered the message to Mr. Sabet-Peyman that the Special Committee was inclined to accept the price proposed in the Final Proposal, subject to finalization of the merger agreement and the related documents on terms favorable to Eargo.
On the evening of October 29, 2023, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg. At the meeting, Davis Polk led a discussion with the Special Committee regarding the fiduciary duties of the Special Committee members in connection with the proposed transaction. Davis Polk then reviewed with the Special Committee the key terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger. Representatives of Perella Weinberg then reviewed with the Special Committee Perella Weinberg’s financial analysis of the proposed Merger and orally delivered its opinion to the effect that, based upon and subject to the various assumptions made, procedures
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SPECIAL FACTORS (continued)

followed, matters considered and qualifications and limitations set forth in its written opinion, the Merger Consideration to be received by the holders of outstanding shares of Company Common Stock (other than holders of Excluded Shares) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Perella Weinberg’s opinion, please see “Special Factors - Opinion of the Special Committee’s Financial Advisor.” After further discussion, the Special Committee unanimously recommended that the Eargo Board (i) determine the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, Eargo and the Unaffiliated Stockholders, (ii) approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolve to recommend that the Eargo stockholders vote to adopt and approve the Merger Agreement in accordance with the DGCL and (iv) direct that the Merger Agreement be submitted to the Eargo stockholders for adoption thereby.
Later on the evening of October 29, 2023, following the meeting of the Special Committee, the Eargo Board held a video conference meeting, which was attended by representatives of Davis Polk and Perella Weinberg, as well as Mr. Sabet-Peyman, whose presence was required for purposes of establishing a quorum, but who stated that he would abstain from voting on any matter relating to the merger, the Merger Agreement or the transactions contemplated thereby. After discussion, and based on the unanimous recommendation of the Special Committee, the members of Eargo Board voting (and not abstaining) then unanimously (i) determined the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, Eargo and the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the Eargo stockholders approve the adoption of the Merger Agreement in accordance with the DGCL and (iv) directed that the Merger Agreement be submitted to the Eargo stockholders for adoption thereby.
On October 30, 2023, before the markets opened, Eargo announced that it had entered into the Merger Agreement.
Purpose and Reasons of Eargo for the Merger; Recommendation of the Eargo Board and the Special Committee; Fairness of the Merger
On September 18, 2023, the Eargo Board, acting by unanimous written consent, approved resolutions establishing the Special Committee, consisting of independent and disinterested directors Donald Spence, David Wu and Katie J. Bayne, each of whom is independent of the PSC Stockholder and its affiliates and not members of the management of Eargo. Pursuant to the resolutions, the Special Committee was delegated the full power and authority of the Eargo Board to the fullest extent permitted by law to, among other things, take any and all actions on behalf of the Eargo Board it deemed appropriate or necessary to accomplish its functions, including, but not limited to, engaging its own independent outside counsel; reviewing the material facts related to potential strategic alternatives available to Eargo (the “Potential Alternatives”); negotiating the terms of a Potential Alternative on behalf of Eargo; determining whether the terms and conditions of any such Potential Alternative were fair, just and reasonable to Eargo and its stockholders (including the stockholders not affiliated with the PSC Stockholder) and whether it was in the best interests of Eargo to enter into any such Potential Alternative.
On October 29, 2023, the Special Committee unanimously recommended that the Eargo Board (i) determine the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, Eargo and the Unaffiliated Stockholders, (ii) approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolve to recommend that the Eargo stockholders vote to adopt and approve the Merger Agreement in accordance with the DGCL and (iv) direct that the Merger Agreement be submitted to the Eargo stockholders for adoption thereby.
Also on October 29, 2023, based on the unanimous recommendation of the Special Committee, the members of Eargo Board voting (and not abstaining) then unanimously (i) determined the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, Eargo and the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the Eargo stockholders approve the adoption of the Merger Agreement in accordance with the DGCL and (iv) directed that the Merger Agreement be submitted to the Eargo stockholders for adoption thereby.
Accordingly, the Eargo Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.
24    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

SPECIAL FACTORS (continued)

In reaching its recommendation, the Special Committee consulted with and received the advice of its independent financial and legal advisors and discussed certain matters with Eargo’s management team. The following are the material factors that supported the Special Committee’s recommendation that the Eargo Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger (which are not necessarily presented in order of relative importance):
•
the consideration of $2.55 per share to be received by Eargo stockholders in the Merger represents a significant premium over the market prices at which shares of Company Common Stock had previously traded prior to the announcement and execution of the Merger Agreement, including the fact that the consideration of $2.55 per share represented a premium of approximately 52% over Eargo’s closing share price of Company Common Stock on October 27, 2023, the last trading day prior to the announcement of the Merger Agreement and a premium of approximately 36% over the 30-day volume weighted average share price of Company Common Stock for the period ended October 27, 2023;

•
the proposed Merger Consideration is all cash, so that the transaction provides stockholders of Eargo certainty of value for their shares of Company Common Stock, especially when viewed against Eargo’s competitive positioning and prospects as a standalone company, taking into account the costs, risks and uncertainties associated with continuing to operate independently as a public company, including:

•
the competitive nature of the industry in which Eargo operates, including the increasing competition faced by Eargo from significantly larger competitors with significantly greater resources and new or improved products and distribution strategies than Eargo;

•	Eargo’s negative cash flows and current lack of financial resources, which raises substantial doubt as to Eargo’s ability to reach a cash flow break-even point;
•
the large amount of capital required to maintain and grow the business, and Eargo’s inability to raise additional funding to meet operational needs, which, given Eargo’s cash position, may lead Eargo to limit or cease its operations and/or liquidate its assets;

•
Eargo’s limited operating history and significant growth in a short period of time, which may materially and adversely affect Eargo’s business and growth prospects if Eargo is unable to manage the business and anticipated growth effectively;

•
Eargo’s opportunities for growth, including accessing potential insurance coverage for its hearing aids, may not materialize in sufficient volume to meaningfully restore or expand Eargo’s insurance-based business;

•	Eargo’s history of net losses and expectation that it will incur additional substantial losses in the foreseeable future;
•	the current and historical prices of the Company Common Stock, and the continuing uncertainty and volatility in the equity markets;
•
the inherent uncertainty of attaining management’s financial projections, including the fact that Eargo’s actual financial results in future periods could differ materially from the projected results described in “Certain Unaudited Prospective Financial Information;”

•	the current and projected financial condition and results of operations of Eargo, including the risks to achieving its projections and long-term results;
•
changes in the regulatory landscape for hearing aid devices, which could materially impact Eargo’s direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, including requirements to seek additional clearance or approval for Eargo’s products; and

•
absent the consummation of the transactions contemplated by the Merger Agreement, the risk that Eargo would not have a sufficient cash or cash equivalents balance or available financing to achieve management’s strategic plan and thus could face a further decrease in Eargo’s stock price and near-term liquidity pressure.

•	the fact that all holders of Company Common Stock would receive the same consideration;
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SPECIAL FACTORS (continued)

•
that the Special Committee was able to negotiate an effective increase in the Merger Consideration of $0.55 per share from the per share consideration offered in the PSC Stockholder’s October 27, 2023 offer letter, representing an increase of approximately 27.5%, notwithstanding the anticipated challenges to the business described above;

•
the belief of the Special Committee that the Merger Consideration was the highest price that could reasonably be obtained from Parent and that further negotiations (including not entering into the Merger Agreement before market open on October 30, 2023, as required by Parent) would create a risk of causing Parent to abandon the transaction altogether or materially delay the entry into a definitive agreement for the transaction;

•
during the course of 2022, the Eargo Board, with the assistance of its financial and legal advisors, had explored and evaluated various potential strategic alternatives, including a financing, potential sale of Eargo, or liquidation, with only the PSC Stockholder submitting a proposal;

•
the fact that the PSC Stockholder stated in its October 27, 2023 offer letter and repeated thereafter that the PSC Stockholder was not interested in selling its approximately 76.2% stake in Eargo to a third party;

•
the fact that the PSC Stockholder stated in its October 27, 2023 offer letter and repeated thereafter that the PSC Stockholder was not willing to provide any additional financing to Eargo should it remain a publicly traded company;

•
the Special Committee’s belief that (i) Eargo would require additional financing and that, without additional financing, there would be no viable path to Eargo reaching a cash flow break-even point by 2028, and (ii) given Eargo’s business and prospects, the competitive landscape and current macroeconomic environment, it would be difficult for Eargo to obtain equity financing given the prices at which Eargo stock was trading and the likelihood that third-party debt financing would not be available to Eargo on acceptable terms;

•
the fact that Parent provided the Equity Commitment Letter, which provided committed equity financing in an amount sufficient to pay the entire Merger Consideration and no debt financing was required in connection with the Merger;

•	the fact that the Special Committee received advice and assistance from experienced legal and financial advisors;
•	the fact that Eargo’s management directly and regularly provided the Special Committee with their perspectives on Eargo’s business and current industry developments;
•
the likelihood that the Merger would be completed, based on, among other things, the limited number and nature of the conditions to completion of the Merger, including the fact there is no financing condition and there are no required regulatory approvals; and

•
the financial analyses and oral opinion of Perella Weinberg rendered to the Special Committee on October 29, 2023, which was subsequently confirmed by delivery of a written opinion addressed to the Special Committee, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Perella Weinberg as set forth in its written opinion, the Merger Consideration to be received by the holders of outstanding shares of Company Common Stock (other than holders of Excluded Shares) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section of this proxy statement entitled “Special Factors - Opinion of the Special Committee’s Financial Advisor.”

The Special Committee also considered the factors discussed below, relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger to the Unaffiliated Stockholders. The Special Committee believes such factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger:
•
the authority granted to the Special Committee by the Eargo Board to retain its own legal and financial advisors, to consider all Potential Alternatives, and to negotiate the terms and conditions of the definitive agreement with respect to the transaction, or to determine not to pursue any transaction involving the PSC Stockholder, and the fact that Parent committed not to proceed with the transaction without a favorable recommendation from the Special Committee;

•
the fact that prior to the Effective Time of the Merger, the Merger Agreement prohibits (i) the Eargo Board from dissolving or dismantling the Special Committee, or revoking or diminishing the authority of the Special Committee, and (ii) Parent, Merger Sub and their affiliates (including the PSC Stockholder) from removing any director of the Eargo Board that is a member of the Special Committee either as a member of the Eargo Board or the Special Committee (other than for cause);

26    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

SPECIAL FACTORS (continued)

•
that the Special Committee consists solely of directors who are best positioned and able to evaluate and negotiate a transaction between Eargo and the PSC Stockholder on behalf of the Unaffiliated Stockholders of Eargo;

•
that the compensation provided to the members of the Special Committee in respect of their services was not contingent on the Special Committee approving the Merger Agreement and taking the other actions described in this proxy statement;

•	that the Special Committee held fourteen formal meetings to discuss and evaluate a potential transaction and each member of the Special Committee was actively engaged in the process;
•
that the Special Committee retained and received the advice of (i) its own independent financial advisor, being Perella Weinberg and (ii) its own independent legal advisor, being Davis Polk & Wardwell;

•
that the financial and other terms and conditions of the proposed transaction were the product of extensive negotiations between the Special Committee, with the assistance of its financial and legal advisors, on the one hand, and Parent and its representatives, on the other hand;

•	that under the DGCL, stockholders have the right to demand appraisal of their shares of the Company Common Stock, as discussed in the section entitled “Appraisal Rights” of this proxy statement; and
•	the fact that the Special Committee made its evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement.
The Special Committee, in consultation with its legal, financial and other advisors, also considered the following specific aspects of the Merger Agreement (which are not necessarily presented in order of relative importance):
•
the Special Committee’s belief that the terms of the Merger Agreement, including Eargo’s representations, warranties and covenants and the conditions to each party’s obligations, are reasonable in the circumstances and include the most favorable terms to Eargo, in the aggregate, to which the PSC Stockholder was willing to agree;

•	if the Merger is not completed on or before the outside date under certain circumstances described in this proxy statement, Parent will be liable to pay Eargo certain damages and enforcement expenses;
•
Eargo’s ability, under certain circumstances, and subject to certain conditions, to furnish information to and to conduct negotiations with a third party that makes an unsolicited bona fide written proposal for a business combination or acquisition of Eargo that is reasonably likely to lead to a superior proposal, even if the PSC Stockholder would ultimately need to support any such transaction for it to be executable;

•
the Special Committee, subject to certain conditions, has the right to (i) change its recommendation of the Merger in response to a proposal to acquire Eargo that is superior to the Merger or an intervening event with respect to Eargo or (ii) terminate the Merger Agreement to enter into a definitive agreement providing for an acquisition of Eargo that is superior to the Merger, in each case, if the Special Committee determines that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to Eargo’s stockholders; and

•	the outside date under the Merger Agreement of April 29, 2024 allows for sufficient time to complete the Merger.
In the course of its deliberations, the Special Committee also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily presented in order of relative importance):
•	the fact that the closing of the Merger is not conditioned upon the receipt of the affirmative vote of a majority of the Unaffiliated Stockholders to adopt the Merger Agreement;
•
the risk that the Merger may not be completed despite the parties’ efforts or that completion of the Merger may be delayed, even if the requisite approvals are obtained from Eargo stockholders, including the possibility that conditions to the parties’ obligations to complete the Merger may not be satisfied, and the potential resulting disruptions to Eargo’s business and operations;

•
that the Merger Agreement precludes Eargo from (i) actively soliciting alternative acquisition proposals and (ii) engaging with a third party with respect to, or discussing or negotiating, any unsolicited alternative acquisition proposal (other than an unsolicited bona fide written Acquisition Proposal that is reasonably likely to lead to a superior proposal);

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SPECIAL FACTORS (continued)

•
the amount of time it could take to complete the Merger, the potential for diversion of management focus for an extended period and employee attrition, the potential inability to hire new employees and the possible adverse effects of the announcement and pendency of the transactions on customers, providers, vendors, regulators and other business relationships, and the communities in which Eargo operates, in particular if the Merger is not completed;

•
that the Unaffiliated Stockholders will have no ongoing equity participation in Eargo following the Merger and that those stockholders will cease to participate in Eargo’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of the Company Common Stock;

•
the possibility that, at some future time, Parent could sell some or all of Eargo or its securities, businesses or assets to one or more purchasers at a valuation higher than the valuation implied by the Merger Consideration, and that the Unaffiliated Stockholders would not be able to participate in or benefit from such a sale;

•	the risk of litigation arising from stockholders in respect of the Merger Agreement or the transactions contemplated thereby;
•
the fact that certain of Eargo’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Eargo’s other stockholders (see “Interests of Executive Officers and Directors of Eargo in the Merger”); and

•	the risks of the type and nature described in the sections titled “Cautionary Statement Concerning Forward-Looking Information.”
The Special Committee considered all of these factors as a whole and concluded that the uncertainties, risks and potentially negative factors relevant to the transactions were outweighed by the potential benefits that it expected Eargo stockholders would achieve as a result of the Merger. The foregoing discussion of the information and factors considered by the Special Committee is not exhaustive. In view of the wide variety of factors considered by the Special Committee in connection with its evaluation of the Merger and the complexity of these matters, the Special Committee did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, the individual members of the Special Committee may have viewed factors differently or given different weight or merit to different factors.
The Special Committee did not specifically consider the liquidation value or the net book value of Eargo in its evaluation of the Merger, because of its belief that neither liquidation value nor net book value presents a meaningful valuation for Eargo and its business, as Eargo’s value is derived from the cash flows to be generated from its continuing operations rather than from the value of assets that might be realized in a liquidation or from net book value which is significantly influenced by historical costs. In addition, the Special Committee did not conduct a separate going-concern valuation of Eargo because the financial analyses presented by Perella Weinberg, as more fully described in the sections titled “Special Factors - Opinion of the Special Committee’s Financial Advisor”, contained financial analyses of the cash flows to be generated by Eargo’s continuing operations and the Special Committee believed these analyses to be a form of a going concern valuation.
The Special Committee considered the factors taken into account by Perella Weinberg in issuing its fairness opinion. In determining the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, the Special Committee expressly adopts the analysis and conclusions of Perella Weinberg in issuing its fairness opinion as part of its considerations in making such determination.
In considering the recommendation of the Eargo Board that the Eargo stockholders vote to approve the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, Eargo stockholders should be aware that the officers, directors and employees of Eargo may have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of Eargo stockholders generally. See “Interests of Executive Officers and Directors of Eargo in the Merger.”
The foregoing discussion of the information and factors considered by the Eargo Board is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Cautionary Statement Concerning Forward-Looking Information.”
Opinion of the Special Committee’s Financial Advisor
The Special Committee retained Perella Weinberg to act as its financial advisor in connection with the Merger, pursuant to an engagement letter dated October 19, 2023. The Special Committee requested that Perella Weinberg evaluate the fairness, from a financial point of view, to the holders of outstanding shares of Company Common Stock (other than holders of Excluded Shares) of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. On October 29, 2023, Perella Weinberg rendered to the Special Committee its oral opinion, subsequently confirmed in writing, to the effect that, as of such date and
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SPECIAL FACTORS (continued)

based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of outstanding shares of Company Common Stock (other than holders of Excluded Shares) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Perella Weinberg’s written opinion, dated October 29, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Annex C to this proxy statement and is incorporated by reference herein. Perella Weinberg’s opinion was addressed to and provided for the information and assistance of the Special Committee, in its capacity as such, in connection with, and for the purpose of, the Special Committee’s evaluation of the Merger Consideration from a financial point of view, and does not address any other term, aspect or implication of the Merger Agreement or the Merger. Perella Weinberg’s opinion does not address the underlying business decision by the Special Committee or the Company to engage in the Merger nor the relative merits of the Merger compared with any alternative transactions or business strategies. Perella Weinberg’s opinion was not intended to be and does not constitute a recommendation to any holder of shares of Company Common Stock as to how such holder should vote or otherwise act with respect to the Merger or any other matter. Perella Weinberg’s opinion does not in any manner address the prices at which shares of Company Common Stock will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the holders of any other class of securities, creditors or other constituencies of the Company (including the PSC Stockholder). The description of Perella Weinberg’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion.
In arriving at its opinion, Perella Weinberg, among other things:
•	reviewed certain publicly available financial statements and other publicly available business and financial information with respect to the Company;
•
reviewed certain internal financial statements, analyses and forecasts (the “Company Forecasts”) (see “Special Factors - Certain Unaudited Prospective Financial Information.”) and other internal financial information and operating data relating to the business of the Company, including certain assumptions regarding the Company’s ability to raise sufficient capital to operate on a standalone basis in accordance with the Company’s business plan, in each case, prepared by management of the Company and approved for Perella Weinberg’s use by management of the Company;

•
discussed the past and current business, operations, financial condition and prospects of the Company with senior management of the Company, the Special Committee of the Board of Directors of the Company, and other representatives and advisors of the Company;

•
discussed with members of the senior management of the Company their assessment of the strategic rationale for, and the potential benefits of, the Merger, including, without limitation, such senior management’s views of the operational and financial risks and uncertainties attendant with not pursuing the Merger;

•	compared the financial performance of the Company with that of certain publicly traded companies that Perella Weinberg believed to be generally relevant;
•	reviewed the historical trading prices and trading activity for the Company Common Stock;
•	participated in discussions among representatives of the Company and Parent and their respective advisors;
•	reviewed a draft of the Merger Agreement dated October 29, 2023; and
•	conducted such other financial studies, analyses and investigations, and considered such other factors, as Perella Weinberg deemed appropriate.
For purposes of Perella Weinberg’s opinion, Perella Weinberg assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by Perella Weinberg (including information that was available from public sources) and Perella Weinberg further relied upon the assurances of management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Forecasts, Perella Weinberg was advised by management of the Company and assumed, with the Company’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial
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SPECIAL FACTORS (continued)

performance of the Company, assuming the Company would raise and have sufficient capital to operate on a standalone basis in accordance with the Company’s business plan underlying such Company Forecasts, and the other matters covered thereby and Perella Weinberg expressed no view as to the reasonableness of the Company Forecasts or the assumptions on which they were based. Perella Weinberg did not assume any obligation to conduct, nor did Perella Weinberg conduct, any physical inspection of the properties or facilities of the Company or any other party. In addition, Perella Weinberg did not evaluate the solvency of any party to the Merger Agreement, or the impact of the Merger thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters.
Perella Weinberg assumed that the final Merger Agreement would not differ from the draft of the Merger Agreement reviewed by Perella Weinberg in any respect material to its analysis or opinion. Perella Weinberg also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct in all respects material to Perella Weinberg’s analysis and its opinion, (ii) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to Perella Weinberg’s analysis and its opinion, and (iii) the Merger would be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to Perella Weinberg’s analysis or its opinion. Perella Weinberg also assumed, at the Company’s direction, that (a) given the Company’s current cash position and anticipated cash needs for continuing operating activities, the Company anticipated that it would exhaust its remaining cash resources sometime during the second or third quarter of fiscal year 2024 if the Company cannot obtain equity or debt financing sufficient for the continuing operations of the Company on terms acceptable to the Company prior to such time, and the Company was uncertain as to whether it would be able to obtain such a financing, and (b) absent the proposed Merger, such a financing or another strategic transaction, the Company would have no alternative other than to file for bankruptcy and/or liquidate. Perella Weinberg did not conduct an evaluation of the recovery, if any, the holders of Company Common Stock would receive in connection with any such bankruptcy or liquidation. In addition, Perella Weinberg assumed that in connection with the receipt of all approvals and consents required in connection with the proposed Merger, no delays, limitations, conditions or restrictions would be imposed that would be material to Perella Weinberg’s analysis.
Perella Weinberg’s opinion addressed only the fairness from a financial point of view, as of the date thereof, to the holders of Company Common Stock (other than holders of Excluded Shares) of the Merger Consideration to be received by such holders in the proposed Merger pursuant to the Merger Agreement. Perella Weinberg was not asked to, nor did Perella Weinberg, offer any opinion as to any other term of the Merger Agreement or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger would be consummated. In addition, Perella Weinberg expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. Perella Weinberg expressed no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company. Nor did Perella Weinberg express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document. Perella Weinberg’s opinion did not address any legal, tax, regulatory or accounting matters, as to which Perella Weinberg understood the Company received such advice as it deemed necessary from qualified professionals.
Perella Weinberg was not requested to, and did not, solicit third-party indications of interest in the possible acquisition of all or part of the Company, nor was Perella Weinberg requested to consider, and Perella Weinberg’s opinion did not address, the underlying business decision by the Special Committee of the Board of Directors or the Company to engage in the Merger or the relative merits of the Merger as compared with any alternative transactions or business strategies.
Perella Weinberg’s opinion was necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to Perella Weinberg as of, the date of its opinion. It should be understood that subsequent developments may affect Perella Weinberg’s opinion and the assumptions used in preparing it, and Perella Weinberg does not have any obligation to update, revise, or reaffirm its opinion. The issuance of Perella Weinberg’s opinion was approved by a fairness opinion committee of Perella Weinberg.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses performed by Perella Weinberg and reviewed by the Special Committee in connection with Perella Weinberg’s opinion and does not purport to be a complete description of the financial analyses performed by Perella Weinberg. The order of analyses described below does not represent the relative importance or weight given to those analyses by Perella Weinberg. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Perella Weinberg’s financial analyses, these tables must be read together with the text of each summary.
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These tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Perella Weinberg’s financial analyses. Future results may differ from those described and such differences may be material.
Additional information concerning the analyses of the Selected Public Companies (as defined below), the discounted cash flow analysis, and the additional financial analyses described below can be found in the presentation made by Perella Weinberg to the Special Committee on October 29, 2023, that will be filed as an exhibit to the Schedule 13-3 that the Company is filing concurrently with this proxy statement.
Selected Public Companies Analysis
Perella Weinberg performed a selected public companies analysis, which is a method of deriving an implied value range for a company’s equity securities based on a review of companies deemed relevant for comparative purposes. Perella Weinberg reviewed and compared certain financial information for the Company to corresponding financial information, financial market multiples and ratios of the following publicly traded companies selected by Perella Weinberg (the “Selected Public Companies”):
•	Apyx Medical Corporation
•	Butterfly Network, Inc.
•	ClearPoint Neuro, Inc.
•	CytoSorbents Corporation
•	Hyperfine, Inc.
•	Inogen, Inc.
•	Sight Sciences, Inc.
•	Stereotaxis, Inc.
Although none of the above companies is identical to the Company, Perella Weinberg selected these companies because they had publicly traded equity securities and were deemed by Perella Weinberg to be similar to the Company in one or more respects, including that they are companies operating in the U.S. medical device industry that were of similar size, generating revenue, and had negative free cash flow. In selecting these companies, Perella Weinberg considered various factors, including the industry in which each company operated in, as well as the financial profile of such companies.
For Eargo and each of the selected companies, Perella Weinberg reviewed such company’s enterprise value (referred to as “EV”) as of October 27, 2023, as a multiple of estimated revenue for the calendar year ending 2024 (“2024E Revenue”). For each of the selected companies, Perella Weinberg calculated and compared financial information and financial market multiples based on company filings for historical information and consensus third-party research analyst estimates for forecasted information. The results of these analyses are summarized in the following table:
Selected Public Companies Analysis
Company	Enterprise Value	2024E Revenue	EV / 2024E Revenue
Apyx Medical Corporation	73	69	1.1x
Butterfly Network, Inc.	5	74	0.1x
ClearPoint Neuro, Inc.	118	31	3.8x
CytoSorbents Corporation	64	47	1.4x
Hyperfine, Inc.	(10)	18	NM
Inogen, Inc.	(19)	334	NM
Sight Sciences, Inc.	(45)	96	NM
Stereotaxis, Inc.	164	43	3.9x
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SPECIAL FACTORS (continued)

Note: Enterprise Value and 2024E Revenue figures in $ millions. EV / 2024E Revenue multiple figures are rounded to the nearest 0.1x. The EV / 2024E Revenue multiples for Hyperfine, Inc., Inogen, Inc. and Sight Sciences, Inc. were not meaningful (indicated as “NM”) on account of such companies’ enterprise value being negative.
Based on the analysis of the relevant metrics described above and on professional judgments made by Perella Weinberg, Perella Weinberg selected and applied a range of multiples of 0.6x to 1.4x and 0.0x to 1.1x to the 2024E Revenue of the Company using the Company Forecasts for the with-insurance case and the without-insurance case, respectively. From this analysis, Perella Weinberg derived a range of implied enterprise values for the Company. To calculate the implied equity value from the implied enterprise value, Perella Weinberg added cash and cash equivalents and subtracted debt, in each case as of September 30, 2023, and as provided by the Company. Perella Weinberg then calculated implied equity values per share by dividing the implied equity values by the applicable number of fully diluted shares (based upon the number of issued and outstanding shares as provided by the Company, and using the treasury stock method for dilutive shares). The resulting range of implied equity values per share for the Company Common Stock derived from these calculations was $3.77 to $5.69 for the with-insurance case, and $2.21 to $3.73 for the without-insurance case, in each case as compared to the Merger Consideration of $2.55 per share in the proposed Merger.
Although the Selected Public Companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business. Perella Weinberg’s comparison of the Selected Public Companies to the Company and analysis of the results of such comparisons were not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the Selected Public Companies in such transactions and of the Merger and was based on Perella Weinberg’s experience working with corporations on various merger and acquisition transactions.
Discounted Cash Flow Analysis
Perella Weinberg performed a discounted cash flow analysis for the Company, which is a method of deriving an implied value range for a company’s equity securities based on the sum of the present value of the company’s unlevered free cash flows over a forecast period and the terminal value at the end of the forecast period. In connection with this analysis, Perella Weinberg used the Company Forecasts, including the with-insurance case and without-insurance case. In the with-insurance case, Perella Weinberg assumed, based on the Company Forecasts and with the consent of the Company, that the Company would need to raise approximately $70,000,000 in additional equity financing to maintain ongoing operations through the forecast period until the Company became cash flow positive. In these analyses, Perella Weinberg:
•
calculated the present value as of October 27, 2023, of the estimated standalone unlevered free cash flows (calculated as net operating profit after tax and net of stock based compensation expense, plus depreciation and amortization, minus capital expenditures, and adjusting for changes in net working capital) that the Company was forecasted to generate for the fourth quarter of calendar year 2023 and the calendar years 2024 through 2033 (in the with-insurance case) and the fourth quarter of calendar year 2023 and the calendar years 2024 through 2028 (in the without-insurance case), using discount rates ranging from 13.0% to 15.0% based on an estimate of the weighted average cost of capital of the Company; and

•
added the present value as of October 27, 2023 of the terminal value of the Company at the end of calendar year 2033 (in the with-insurance case) using perpetuity growth rates ranging from 3.0% to 4.0% and discount rates ranging from 13.0% to 15.0% based on an estimate of the weighted average cost of capital of the Company. In the without-insurance case, the Company was assumed to have no terminal value based on instruction from the Company that there is no indication that the business would be profitable after 2028.

Perella Weinberg then calculated the implied equity values per share of the Company from the range of implied enterprise values, using the same enterprise value to equity value calculations set forth above in the analysis of the Selected Public Companies, and a number of fully diluted shares that included the additional shares issued in connection with the assumed equity financing in the with-insurance case of approximately 48.9 million. Perella Weinberg derived a range of implied equity values per share of $1.95 to $2.66 for the with-insurance case, as compared to the Merger Consideration of $2.55 per share in the proposed Merger. Perella Weinberg derived an implied equity value per share for the without-insurance case of $0.00, on account of the present value of the cash flows during the forecast period being negative through calendar year 2028, and the forecasted cash flows being expected to remain negative thereafter.
Additional Financial Analyses
Historical Share Price Analysis
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SPECIAL FACTORS (continued)

For the information of the Special Committee and for reference purposes only, Perella Weinberg reviewed the share price performance of the Company during the 52-week period and 6-month period ending on October 27, 2023 (adjusted for historical stock split). Perella Weinberg noted that the ranges of low and high intraday trading prices of the Company Common Stock during such periods were $1.47 to $16.80 and $1.47 to $5.86 per share, respectively, in each case as compared to the current trading price of $1.68 per share as of October 27, 2023 and the Merger Consideration of $2.55 per share in the proposed Merger.
Miscellaneous
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses or the summary as a whole could create an incomplete view of the processes underlying Perella Weinberg’s opinion. In arriving at its fairness determination, Perella Weinberg considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Perella Weinberg made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to the Company or the Merger.
Perella Weinberg prepared the analyses described herein for purposes of providing its opinion to the Special Committee as to the fairness, from a financial point of view, as of the date of such opinion, of the Merger Consideration to be received by the holders of outstanding shares of Company Common Stock (other than holders of Excluded Shares) in the Merger as provided for in the Merger Agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the Merger Agreement or their respective advisors, none of the Special Committee, the Company, Perella Weinberg or any other person assumes responsibility if future results are materially different from those forecasted by third parties.
As described above, the opinion of Perella Weinberg to the Special Committee was one of many factors taken into consideration by the Special Committee in making its determination to recommend the Merger. The type and amount of consideration payable in the Merger, including the Merger Consideration, was determined through negotiations between the Special Committee and the Parent Entities, rather than by any financial advisor, and was unanimously recommended by the Special Committee. The decision to enter into the Merger Agreement was solely that of the Eargo Board following the unanimous recommendation of the Special Committee.
Perella Weinberg acted as financial advisor to the Special Committee in connection with, and participated in certain negotiations leading to, the Merger. For its services in connection with the Merger, Perella Weinberg will receive an aggregate fee of $2.0 million, $1.5 million of which was payable in connection with the delivery of Perella Weinberg’s opinion and $0.5 million of which is contingent upon consummation of the Merger. The Company has also agreed to reimburse Perella Weinberg for certain expenses, to pay to Perella Weinberg a portion of any break-up fee received in connection with a termination of the Merger, and to indemnify Perella Weinberg and related persons for certain liabilities and other items that may arise out of its engagement by the Company and the rendering of its opinion.
Except in connection with its engagement as financial advisor to the Special Committee in connection with the Merger, and other than acting as financial advisor to the Company in connection with a PSC Stockholder-provided financing in 2022, for which Perella Weinberg received compensation of approximately $2,000,000, during the two-year period prior to October 29, 2023, no material relationship existed between Perella Weinberg or its affiliates, on the one hand, and Patient Square, the Parent Entities, the Company or any of their respective affiliates, on the other hand, pursuant to which Perella Weinberg or its affiliates received or anticipates receiving compensation. Perella Weinberg and its affiliates in the future may provide investment banking and other financial services to Patient Square, the Parent Entities and/or the Company and their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of its business activities, Perella Weinberg and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of Patient Square, the Parent Entities, the Company or any of their respective affiliates and (ii) any currency or commodity that may be material to the parties or otherwise involved in the Merger.
The Special Committee selected Perella Weinberg based on Perella Weinberg’s qualifications, expertise and reputation and its knowledge of the industries in which the Company conducts its business, including with transactions of a similar nature to the proposed Merger, and Perella Weinberg’s independence. Perella Weinberg, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions.
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SPECIAL FACTORS (continued)

Other Presentations by Perella Weinberg
In addition to the presentation made to the Special Committee on October 29, 2023, which will be filed with the SEC as an exhibit to the Schedule 13e-3 and is described above, copies of presentations presented or delivered by Perella Weinberg to the Special Committee on October 28, 2023 and October 19, 2023 containing preliminary illustrative financial analyses will also be attached as exhibits to such Schedule 13e-3.
The preliminary financial analyses and other information in such preliminary Perella Weinberg presentations were based on information and data that was available as of the dates of the respective presentations. Perella Weinberg also continued to update and refine various aspects of its preliminary financial analyses in subsequent presentations. Accordingly, the results and other information presented in such preliminary Perella Weinberg presentations may differ from the Perella Weinberg presentation dated October 29, 2023. The financial analyses performed by Perella Weinberg in relation to its opinion dated October 29, 2023, supersede all analyses and information presented in the preliminary Perella Weinberg presentations.
A summary of these other presentations is provided below. The following summaries, however, do not purport to be a complete description of these other presentations or of the preliminary financial analyses performed by Perella Weinberg.
•
The presentation presented or delivered by Perella Weinberg to the Special Committee on October 28, 2023 contains, among other information, a review of the Parent Entities’ non-binding indication of interest to acquire the Company, including key merger agreement terms, a comparison of the two previous bids that the Parent Entities had submitted as of the time of the presentation, a summary of preliminary financial analyses of the Company, similar to those described above, based on the Company Forecasts and an illustrative review of selected minority squeeze-out transactions.

•
The presentation presented or delivered by Perella Weinberg to the Special Committee on October 19, 2023 contains, among other information, a review of the Company’s financial and share price performance, observations and perspectives on the Company Forecasts, a summary of preliminary financial analyses of the Company, similar to those described above, based on the Company Forecasts, an illustrative review of selected minority squeeze-out transactions, and a preliminary discussion of process considerations and next steps.

The presentations presented or delivered by Perella Weinberg to the Special Committee on October 28, 2023 and October 19, 2023 do not, alone or together, constitute, or form the basis of, an opinion of Perella Weinberg with respect to the Merger Consideration payable pursuant to the Merger Agreement and were presented solely for discussion purposes. Each of the analyses performed in these preliminary Perella Weinberg presentations was subject to further updating and subject to the final analyses provided to the Special Committee, dated October 29, 2023, by Perella Weinberg. The preliminary illustrative financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to Perella Weinberg as of, the dates of the respective preliminary presentations. Accordingly, the results of the preliminary financial analyses may have differed due to changes in those conditions and other information, and not all of the written and oral presentations contained all of the preliminary financial analyses listed above.
Position of the Parent Entities as to the Fairness of the Merger
The Parent Entities, who are affiliates of Eargo, are engaged in a “going private” transaction and, therefore, are required to express their beliefs as to the fairness of the Merger to Eargo’s Unaffiliated Stockholders. The Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Parent Entities as to the fairness of the Merger should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement. The Parent Entities have interests in the Merger that are different from, and in addition to, those of the other stockholders of Eargo.
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SPECIAL FACTORS (continued)

The Unaffiliated Stockholders of the Company were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors. The Parent Entities did not participate in the deliberations of the Special Committee or Eargo Board regarding, nor did they receive advice from the respective legal or other advisors to the Special Committee or the Eargo Board as to, the fairness of the Merger. The Parent Entities have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to Eargo’s Unaffiliated Stockholders. Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the Eargo Board and the Special Committee discussed in “Purpose and Reasons of Eargo for the Merger; Recommendation of the Eargo Board and the Special Committee; Fairness of the Merger” (which analysis and resulting conclusions the Parent Entities adopt), the Parent Entities believe that the Merger is substantively fair to Eargo’s Unaffiliated Stockholders. In particular, the Parent Entities considered the following:
•
the fact that the Special Committee and the Eargo Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Eargo and Eargo’s Unaffiliated Stockholders;

•
the fact that the Merger Consideration is all cash, thus allowing Company stockholders (other than the PSC Stockholder) to immediately realize a certain and fair value for their Shares of Company Common Stock, which value represents a significant premium over the closing price of the Shares of Company Common Stock on the last trading day before Eargo publicly announced the Merger;

•
the fact that the Merger is not subject to the prior approval of any antitrust authority or conditioned on any financing being obtained by Parent, increasing the likelihood that the Merger will be consummated and that the consideration to be paid to Eargo’s Unaffiliated Stockholders in the Merger will be received; and

•
the fact that the Company has previously disclosed that its negative cash flows and lack of financial resources raise substantial doubt as to the Company’s ability to continue as a going concern if the Company were to continue as a publicly held company and the lack of practicable potentiality of achieving greater value for the Unaffiliated Stockholders in the absence of the Merger.

The Parent Entities further believe that the Merger is procedurally fair to Eargo’s Unaffiliated Stockholders based upon, among other things, the following factors:
•
the fact that the Special Committee, consisting solely of independent and disinterested directors of the Eargo Board who are not officers or employees of Eargo and who are not affiliated with the Parent Entities, and who have no financial interest in the Merger different from, or in addition to, Eargo’s Unaffiliated Stockholders generally, was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the Merger, to determine the advisability of the Merger, to decide not to engage in the Merger, and to consider alternatives to the Merger;

•
the fact that the Special Committee was formed at the outset of Eargo’s consideration of a potential transaction and prior to any consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger, or any negotiations with respect thereto;

•	the fact that the Special Committee was fully informed about the extent to which the interests of the PSC Stockholder in the Merger differed from those of Eargo’s Unaffiliated Stockholders;
•
the fact that the Special Committee conducted a thorough process, including frequent deliberations and negotiations, and retained and was advised by independent, nationally recognized financial and legal advisors;

•
the fact that the Eargo Board was not permitted to recommend any potential transaction or any alternative thereto for approval by Eargo’s stockholders or otherwise approve any proposed transaction or any alternative thereto without a prior favorable recommendation of such proposed transaction or alternative thereto by the Special Committee;

•
the fact that the Special Committee had no obligation to recommend any transaction, including a transaction with Parent, and that the Special Committee had the authority to reject any proposals made by Parent or any other person or entity;

•	the fact that the Merger Consideration was the result of the Special Committee’s arm’s-length negotiations with Parent;
•
Eargo’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding Acquisition Proposals;

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SPECIAL FACTORS (continued)

•
Eargo’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a Company Termination Fee of $1,063,058.00 in cash, subject to and in accordance with the terms and conditions of the Merger Agreement; and

•
the availability of appraisal rights to Eargo’s stockholders (other than the PSC Stockholder) who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their Shares of Company Common Stock.

The Parent Entities also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the Merger, including:
•	the risk that the Merger might not be completed in a timely manner or at all;
•	that Parent and Merger Sub are newly formed entities with essentially no assets other than the equity and funding commitments of the PSC Stockholder;
•
the restrictions on the conduct of Eargo’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent Eargo from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of Eargo pending completion of the Merger;

•	the potential negative effect that the pendency of the Merger, or a failure to complete the Merger, could have on Eargo’s business and relationships with its employees, distributors and customers;
•
that Eargo and its subsidiaries are restricted from soliciting, initiating or encouraging the submission of Acquisition Proposals from third parties or the making of any inquiry, proposal or offer that would reasonably be expected to lead to an Alternative Acquisition Agreement;

•
the possibility that the amounts that may be payable by Eargo upon the termination of the Merger Agreement, including payment to Parent of a Company Termination Fee of $1,063,058.00 in cash, and the processes required to terminate the Merger Agreement, could discourage other potential acquirors from making a competing bid to acquire Eargo; and

•	the fact that an all cash transaction would be taxable to Eargo’s stockholders who receive cash proceeds and are U.S. holders for U.S. federal income tax purposes.
The foregoing discussion of the information and factors considered and given weight by the Parent Entities in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Parent Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Parent Entities reached their position as to the fairness of the Merger after considering all of the foregoing as a whole. The Parent Entities believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to Eargo’s Unaffiliated Stockholders. This position should not, however, be construed as a recommendation to any Company stockholder to approve the Merger Agreement. The Parent Entities make no recommendation as to how stockholders of Eargo should vote their Shares of Company Common Stock relating to the Merger. The Parent Entities were not aware of any firm offer for a merger, sale of all or a substantial part of Eargo’s assets, or a purchase of a controlling amount of Eargo securities having been received by Eargo from anyone other than the Parent Entities in the two (2) years preceding the signing of the Merger Agreement.
While one of the directors to the Eargo Board affiliated with the PSC Stockholder was required to attend the meeting of the Eargo Board approving the Merger, purely for the purposes of establishing a quorum for such meeting, none of the Parent Entities participated in the deliberations of the Special Committee or the Eargo Board regarding, nor did they receive advice from the respective legal or other advisors to the Special Committee or the Eargo Board as to, the fairness of the Merger to Eargo’s Unaffiliated Stockholders. Based on the Parent Entities’ knowledge and analysis of available information regarding Eargo, the Special Committee and the Eargo Board, as well as discussions with members of Eargo’s senior management regarding Eargo and its business and the factors considered by, and findings of, the Special Committee and the Eargo Board and discussed in this proxy statement in the section titled “Purpose and Reasons of Eargo for the Merger; Recommendation of the Eargo Board and the Special Committee; Fairness of the Merger,” the Parent Entities believe that the Merger is fair to Eargo’s Unaffiliated Stockholders.
The Parent Entities believe that these factors provide a reasonable basis for their belief that the Merger is fair to Eargo’s Unaffiliated Stockholders. This belief should not, however, be construed as a recommendation to any of Eargo stockholders to approve the Merger
36    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

SPECIAL FACTORS (continued)

Agreement. The Parent Entities do not make any recommendation as to how stockholders of Eargo should vote their Shares of Company Common Stock relating to the Merger. The Parent Entities attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the stockholders of Eargo, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such stockholders.
Purpose and Reasons of the Parent Entities for the Merger
The Parent Entities, who are affiliates of Eargo, are engaged in a “going private” transaction and, therefore, are required to express their reasons for the Merger to Eargo’s Unaffiliated Stockholders, as defined in Rule 13e-3 of the Exchange Act. The Parent Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Parent Entities, the primary purpose of the Merger is to allow Parent to own equity interests in Eargo and to bear the rewards and risks of such ownership after the Merger is completed and the Shares of Company Common Stock cease to be publicly traded. The Parent Entities believe that structuring the transaction in such manner is preferable to other transaction structures because it (i) will enable Parent to acquire all of the Shares of Company Common Stock at the same time, (ii) will allow Eargo to cease to be a publicly registered and reporting company, and (iii) represents an opportunity for Eargo’s Unaffiliated Stockholders (other than the holders of Excluded Shares) to receive the Merger Consideration of $2.55 per share of Company Common Stock in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. The Parent Entities did not consider any other alternative transaction structures or other alternative means to accomplish the foregoing purposes.
The Parent Entities determined to undertake the Merger at this time because the Parent Entities believe that the challenges facing the Company, including its liquidity position, could be better addressed as a private company and that a delay in entering into the Merger Agreement and consummating the Merger could accordingly have a material adverse effect on the Company.
Plans for the Company After the Merger
Following completion of the Merger, Merger Sub will have been merged with and into Eargo, with Eargo surviving the Merger as a wholly owned subsidiary of Parent and the PSC Stockholder. The shares of Company Common Stock are currently listed on Nasdaq and registered under the Exchange Act. Following completion of the Merger, there will be no further market for Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Eargo’s securities will be delisted from Nasdaq and deregistered under the Exchange Act.
The Parent Entities currently anticipate that Eargo’s operations following completion of the Merger will initially be conducted substantially as they are currently being conducted (except that Eargo will cease to be a public company and will instead be a wholly owned subsidiary of Parent and the PSC Stockholder).
From and after the Effective Time, the officers of Eargo immediately prior to the Effective Time will be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.
Certain Effects of the Merger
If the Merger Agreement is approved and adopted by the requisite votes of Eargo stockholders and all other conditions to the Closing of the Merger are either satisfied or waived, Merger Sub will merge with and into Eargo, with Eargo surviving as a wholly owned subsidiary of Parent, and the following will occur.
Treatment of the Shares of Company Common Stock
At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be converted into the right to receive the Merger Consideration, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon all such shares of Company Common Stock will cease to be outstanding and shall cease to exist, and the holders of such shares of Company Common Stock will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration and the right to receive dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement.
Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    37

SPECIAL FACTORS (continued)

Treatment of Equity Compensation Awards
Company Options. At the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable tax withholding, equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock subject to such option immediately prior to the Effective Time by (B) the excess, if any, of the Merger Consideration over the exercise price per share of such option (the “Option Consideration”). Any Company Option that has a per share exercise price that is greater than or equal to the Merger Consideration will be cancelled for no consideration as of the Effective Time.
Company RSU Awards. At the Effective Time, each Company RSU Award granted by the Company that is outstanding immediately prior thereto, will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable tax withholding (the “RSU Cash Replacement Award”), equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock subject to such option immediately prior to the Effective Time by (B) the Merger Consideration, less any applicable tax withholding. Subject to certain exceptions, such RSU Cash Replacement Awards will otherwise have the same terms and conditions (including with respect to vesting) as applied to the Company RSU Award for which they were exchanged.
Benefits of the Merger for Eargo’s Unaffiliated Stockholders
The primary benefit of the Merger to the Unaffiliated Stockholders, other than the Excluded Holders, will be their right to receive the Merger Consideration of $2.55 per share of Company Common Stock in cash, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, representing a premium of approximately 52% over Eargo’s closing share price on October 27, 2023, the last trading day prior to announcement of the Transactions and a premium of approximately 36% over the 30-day volume weighted average share price for the period ended October 27, 2023. Additionally, such security holders will avoid the risk after the Merger of any possible decrease in our future earnings, growth or value.
Detriments of the Merger to Eargo’s Unaffiliated Stockholders
The primary detriments of the Merger to our Unaffiliated Stockholders include the lack of an interest of such security holders in the potential future earnings, growth or value realized by Eargo after the Merger.
Certain Effects of the Merger for the Parent Entities
Following the Merger, all of the equity interests in Eargo will be beneficially owned, indirectly through Parent, by the Parent Entities and their affiliates. If the Merger is completed, the Parent Entities and their other equity investors will be the sole beneficiaries of our future earnings and growth, if any, and they will be the only ones entitled to vote on corporate matters affecting Eargo following the Merger.
Certain Effects on Eargo if the Merger is Not Completed
If the Merger Agreement Proposal is not approved by Eargo stockholders or if the Merger is not completed for any other reason, Eargo stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, unless Eargo is sold to a third party, Eargo will remain an independent public company, and the shares of Company Common Stock will continue to be listed and traded on Nasdaq, so long as Eargo continues to meet the applicable listing requirements. In addition, if the Merger is not completed, Eargo expects that management will operate Eargo’s business in a manner similar to that in which it is being operated today and that Eargo stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of shares of Company Common Stock may decline to the extent that the current market price of shares of Company Common Stock reflects a market assumption that the Merger will be completed.
Under certain circumstances, if the Merger is not completed, Eargo would be required to pay Parent a Company Termination Fee of $1,063,058.00 in cash, or Parent would be required to pay the Company monetary damages. See “The Merger Agreement - Termination Fees and Expenses.”
Certain Unaudited Prospective Financial Information
Except for annual and quarterly guidance, Eargo does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions, estimates and projections. In connection with the Special Committee’s consideration of Eargo’s standalone prospects and potential strategic transactions available to Eargo, at the request of the Special Committee, management of Eargo prepared and provided to the Special Committee certain financial forecasts (the “projections”). The Special Committee subsequently directed Perella Weinberg to use the projections for purposes of its financial analysis and opinion, as described above under the heading “Special Factors - Opinion of the Special Committee’s Financial Advisor.” The summary of the projections is included in this proxy statement solely to give Eargo’s
38    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

SPECIAL FACTORS (continued)

stockholders access to certain financial projections that were made available to the Special Committee and Perella Weinberg. The summary of the projections may not be appropriate for other purposes and is not being included in this proxy statement to influence an Eargo stockholder’s decision whether to vote to adopt the Merger Agreement and approve the Merger.
The projections were prepared by Eargo’s management at the request of the Special Committee for internal use. The projections, and the underlying key assumptions relating to such projections, were not prepared with a view toward public disclosure or with a view toward complying with GAAP (as detailed below), the published guidelines of the SEC regarding projections, the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Eargo’s management, were prepared on a reasonable basis in connection with the review of Potential Alternatives undertaken by the Special Committee, including the Merger, reflected the best available estimates and judgments at the time of preparation and presented as of the time of preparation, to the best of Eargo’s management’s knowledge and belief, the reasonable projections of the future financial performance of Eargo.
Neither Eargo’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Eargo’s management. Because the projections cover multiple years, by their nature, they also become subject to greater uncertainty with each successive year. A number of important factors with respect to Eargo’s business and the industry in which it participates may affect actual results and result in the projections not being achieved. For a description of some of these factors, Eargo’s stockholders are urged to review Eargo’s most recent SEC filings and other risk factors described in Eargo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the projections may be affected by Eargo’s inability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Eargo or that actual results will not differ materially from those presented in the prospective financial information.
In developing the projections, our management made numerous assumptions about the industry in which Eargo participates, Eargo’s markets and products and Eargo’s ability to execute its plans. Eargo’s management prepared a set of financial projections for fiscal years 2023 through 2033 that forecasted Eargo’s business assuming the expansion of insurance volume (the “with insurance case”) and a set of financial projections for fiscal years 2023 through 2028 that forecasted Eargo’s business assuming minimal insurance volume (the “without insurance case”). Management determined not to extend the projection period beyond 2028 for the without insurance case as the forecasts showed that Eargo would not reach profitability or cash flow break even by such point, and, with no prospect of doing so thereafter, Eargo would not be a going concern without significant additional financing. In each case, management determined that the Company would require additional financing and, without additional financing, there would be no viable path to Eargo reaching a cash flow break-even point in the “with insurance case”. The following key assumptions were made in developing these projections:
•	Without Insurance Case:
•	that the compound annual growth rate (“CAGR”) in non-insurance revenues will be limited to single-digit growth over the projected period;
•	that insurance volume will not exceed 5,000 units per year by 2028;
•	that the average selling prices of Eargo’s products to customers through insurance channels will remain relatively stable over the projected period;
•	that the Company will remain unprofitable throughout the projected period;
•	that Eargo will not have any income tax liability, given lack of profitability; and
•	that the Company will not be able to obtain new financing.
•	With Insurance Case:
•	that the CAGR in non-insurance revenues will be limited to single-digit growth over the projected period;
Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    39

SPECIAL FACTORS (continued)

•
that insurance volume will grow to (i) approximately 83,000 gross systems shipped in 2028 (based on access to approximately 87,000,000 covered lives with 0.095% utilization, where “covered lives” are considered to be the total number of individuals enrolled in health insurance plans to which the Company has access), (ii) approximately 117,000 gross systems shipped in 2033;

•	that the average selling prices of Eargo’s products to customers through insurance channels will remain relatively stable through 2033;
•	that Eargo will become profitable in 2027;
•	that Eargo will have no income tax liability through 2033 based on certain assumed tax attributes and a 25% tax rate assumed in perpetuity thereafter; and
•	that prior to becoming cash flow positive in 2027, the Company will have a cash balance of approximately negative $56,000,000 at the end of 2026 without obtaining additional financing.
The inclusion of the projections in this proxy statement should not be regarded as an indication that Eargo or any of its affiliates, advisors, officers, directors or representatives considered or considers the projections to be necessarily predictive of actual future events, and the projections should not be relied upon as such. Neither Eargo nor any of its respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any of Eargo’s stockholders or any other person regarding the ultimate performance of Eargo compared to the information contained in the projections or can give any assurance that actual results will not differ materially from the projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. Eargo does not intend to make publicly available any update or other revision to the projections, except as otherwise required by law.
The projections include non-GAAP financial measures, and they were presented because management believed they could be useful indicators of Eargo’s projected future operating performance. Eargo prepared the projections on a non-GAAP basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Eargo may not be comparable to similarly titled amounts used by other companies.
All financial projections are forward looking statements. These and other forward looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in Eargo’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent quarterly and current reports on Form 10-Q and 8-K. Please consider carefully the discussion titled “Cautionary Statement Concerning Forward-Looking Information” elsewhere in the proxy statement.
In light of the foregoing factors and the uncertainties inherent in the projections, Eargo’s stockholders are cautioned not to place undue, if any, reliance on the projections.
The following are the projections (unaudited):
Without-Insurance Case
	4Q23E	2024E	2025E	2026E	2027E	2028E
Revenue	$8	$30	$36	$41	$46	$50
Post-SBC Non-GAAP Operating Income / (Loss)(1)	($15)	($54)	($52)	($49)	($48)	($47)
Taxes	$—	$—	$—	$—	$—	$—
Depreciation	$1	$4	$3	$3	$3	$3
Capital Expenditures	($0)	($2)	($2)	($2)	($2)	($3)
(Increase) / Decrease in Net Working Capital	($1)	($4)	($1)	$0	$0	$0
Unlevered Free Cash Flow(2)	($15)	($56)	($51)	($48)	($47)	($47)
Stock-Based Compensation Expense	$3	$5	$5	$5	$5	$5
Free Cash Flow(3)	($12)	($51)	($46)	($43)	($42)	($42)
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SPECIAL FACTORS (continued)

With-Insurance Case
	4Q23E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$8	$56	$103	$143	$178	$204	$222	$250	$273	$294	$314
Post-SBC Non-GAAP Operating Income / (Loss)(1)	($15)	($52)	($36)	($17)	($2)	$7	$13	$24	$32	$39	$46
Taxes	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Depreciation	$1	$5	$3	$3	$3	$3	$3	$3	$3	$4	$4
Capital Expenditures	($0)	($2)	($2)	($2)	($2)	($3)	($3)	($3)	($4)	($4)	($4)
(Increase) / Decrease in Net Working Capital	($1)	($3)	($3)	($0)	($0)	($0)	($0)	$0	$0	($0)	($0)
Unlevered Free Cash Flow(2)	($15)	($53)	($37)	($16)	($2)	$7	$13	$24	$32	$39	$46
Stock-Based Compensation Expense	$3	$5	$5	$6	$6	$6	$6	$7	$7	$7	$7
Free Cash Flow(3)	($12)	($48)	($32)	($11)	$4	$13	$19	$30	$38	$46	$52
(1)	“Post-SBC Non-GAAP Operating Income / (Loss)” is defined as Non-GAAP Operating Income / (Loss) minus stock-based compensation expense
(2)
“Unlevered Free Cash Flow” is defined as Post-SBC Non-GAAP Operating Income / (Loss) minus taxes, plus depreciation, minus capital expenditures, minus any increase in net working capital, plus any decrease in net working capital

(3)	“Free Cash Flow” is defined as Unlevered Free Cash Flow plus stock-based compensation expense
Interests of Executive Officers and Directors of Eargo in the Merger
In considering the recommendations of the Special Committee of the Eargo Board with respect to the Merger, Eargo’s stockholders should be aware that Eargo’s executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of Eargo stockholders generally. The Special Committee, consisting entirely of independent directors, and the Eargo Board, were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making their recommendations. These interests are described below.
Treatment of Equity Compensation Awards
For our executive officers and directors, their Eargo equity compensation awards will be treated as follows:
•
At the Effective Time, each Company Option will be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect to such Company Option, an amount in cash, without interest thereon and subject to applicable tax withholding, equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option, by (ii) the number of shares covered by such Company Option immediately prior to and upon the Effective Time. Any Company Option that has a per share exercise price that is greater than or equal to the Merger Consideration will be cancelled for no consideration as of the Effective Time.

•
At the Effective Time, each Company RSU will be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable tax withholding, equal to the product of (i) the Merger Consideration and (ii) the total number of shares subject to such Company RSU as of immediately prior to the Effective Time. Except as otherwise set forth in the Merger Agreement, such RSU Cash Replacement Awards shall otherwise have the same terms and conditions (including with respect to vesting) as applied to the Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for such other administrative or ministerial changes that are reasonable and made in good faith to conform the administration of the RSU Cash Replacement Awards.

For additional details regarding the treatment of Company RSUs and Company Options, see the section of this proxy statement captioned “Special Factors - Certain Effects of the Merger - Treatment of Equity Compensation Awards.”
To the extent that any officer or director holds shares, they will receive the Merger Consideration in respect of such shares in the same manner as all other stockholders. All Company Options held by our officers and directors have an exercise price greater than the Merger Consideration, and accordingly will be cancelled for no consideration. As of January 12, 2024, Mr. Brownie holds 51 Company RSUs which will be converted into a cash award determined by multiplying the Merger Consideration of $2.55 per share by the total
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SPECIAL FACTORS (continued)

number of Company RSUs held by Mr. Brownie, totaling $130.05 each. Also as of January 12, 2024, Mr. Thorpe, who was appointed as our Chief Financial Officer on January 5, 2024, holds 6 Company RSUs, which will be converted into a cash award determined by multiplying the Merger Consideration of $2.55 per share by the total number of Company RSUs held by Mr. Thorpe, totaling $15.30. Such cash awards will vest and be paid on the same schedule as the Company RSUs prior to the Merger. Upon Mr. Laponis' departure on January 5, 2024, Mr. Laponis forfeited his unvested Company RSUs.
Employment Agreements with Executive Officers
Each of our executive officers is subject to an employment agreement which provides for certain severance and other separation benefits that may become payable in connection with a termination of employment without “cause” or a resignation for “good reason” (in each case, as defined in the employment agreements) (a “Qualifying Termination”).
For Messrs. Brownie and Thorpe, upon a Qualifying Termination other than during the 12-month period following a change in control, they would be entitled to receive (i) a lump sum cash payment equal to 0.75x the sum of their annual base salary and target annual bonus and (ii) payment or reimbursement of COBRA premiums for 9 months. During the 12-month period following a change in control, they would be entitled to receive (i) a lump sum cash payment equal to 1x the sum of their annual base salary and target annual bonus; (ii) payment or reimbursement of COBRA premiums for up to 12 months; and (iii) full accelerated vesting of all equity awards; however, the Merger does not constitute a change in control (as defined in the applicable employment agreements).
In connection with his separation from the Company, effective on June 30, 2023, Mr. Gormsen entered into a separation and release agreement (the “Separation Agreement”), which was previously disclosed. He will not receive any additional compensation in connection with the Merger. Further, effective on January 5, 2024, Mr. Laponis stepped down as Chief Financial Officer. He will not receive any additional compensation in connection with the Merger.
Continued Indemnification and Insurance Coverage
Each of our executive officers and directors is entitled to continued indemnification and insurance coverage from the surviving corporation under the terms of the Merger Agreement for a period of six (6) years following the Closing.
Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of Eargo’s named executive officers that is based on, or that otherwise relates to, the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the Merger-related compensation payable to Eargo’s named executive officers. Eargo’s “named executive officers” for purposes of the disclosure in this proxy statement are William Brownie, Adam Laponis and Christian Gormsen. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “Special Factors - Certain Effects of the Merger - Interests of Executive Officers and Directors of Eargo in the Merger.”
The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:
•	that the effective time of the Merger will occur on February 16, 2024 (which is the assumed Closing Date solely for purposes of this golden parachute compensation disclosure);
•	that each named executive officer will have a qualifying termination of his employment at the Effective Time that results in severance benefits becoming payable to him under his employment agreement;
•	that the equity-based awards that are outstanding as of the Record Date are the equity-based awards that Eargo has granted to the named executive officers through January 12, 2024;
•	that the Merger does not constitute a Change in Control (as defined in the applicable employment agreements) and thus the named executive officers will not be entitled to enhanced severance; and
•
for purposes of calculating COBRA continuation payments, the monthly payment is equivalent to the monthly health and dental insurance premium payments associated with such named executive officer as of January 12, 2024.

The amounts reported below are estimates based on these and other assumptions that may or may not actually occur or be accurate on the relevant date. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger
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SPECIAL FACTORS (continued)

may differ from the amounts set forth below. Eargo’s named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the Merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of Company Common Stock has been calculated using the Merger Consideration of $2.55 per share.
Name	Cash ($)(1)	COBRA Continuation ($)(2)	Equity ($)(3)	Total ($)
William Brownie Interim Chief Executive Officer and Chief Operating Officer	468,000	19,531	0	487,531
Adam Laponis(4) Former Chief Financial Officer	438,750		0	438,750
(1)
The amounts set forth in the table above for each named executive officer represent cash severance payments. Each named executive officer will become entitled to the cash severance if Eargo terminates the applicable named executive officer’s employment without “cause” or such named executive officer resigns for “good reason”, in each case as set forth in the named executive officer’s employment agreement, and provided the named executive officer executes and does not a revoke a release of claims in favor of Eargo. Such amounts will be paid in the form of a lump sum payment.

(2)
The amounts set forth in the table above for each named executive officer represent the value of the employer-paid premiums for medical and dental benefits to which the named executive officer may become entitled upon a qualifying termination, provided the named executive officer executes and does not a revoke a release of claims in favor of Eargo. Prior to his resignation on January 5, 2024, Mr. Laponis did not participate in Eargo’s medical and dental benefits, and the amount set forth in this table representing the calculation of continued payment of premiums following a termination of employment assumes that Mr. Laponis would not subsequently enroll prior to, on or following the Closing.

(3)	No amounts relating to equity are being accelerated in connection with the Merger.
(4)	Mr. Laponis stepped down on January 5, 2024 and will not be eligible to receive severance in connection with the Merger.
Special Committee Compensation
In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating the proposed Merger, including negotiating the terms and conditions of the Merger Agreement, the Special Committee determined that each member of the Special Committee would receive as compensation an amount in cash of $6,000 per calendar month during which the Special Committee is in existence, commencing with and including the month of October 2023. The compensation was not, and is not, contingent upon the approval or the completion of the Merger or any other transaction. No other meeting fees or other compensation (other than reimbursement for reasonable out-of-pocket expenses incurred in connection with their service on the Special Committee) will be paid to the members of the Special Committee in connection with their service on the Special Committee.
Intent of the Directors and Executive Officers to Vote in Favor of the Merger
Our directors and executive officers have informed us that, as of the date of this proxy statement and to the extent that they own shares of Company Common Stock as of the Record Date, they intend to vote all of the shares of Company Common Stock owned directly by them in favor of the Merger Agreement Proposal and each of the other proposals listed in this proxy statement. As of the Record Date, our directors and executive officers directly owned, in the aggregate, 191,949 shares of Company Common Stock entitled to vote at the Special Meeting, or collectively approximately .92% of the total voting power for shares of Company Common Stock entitled to vote at the Special Meeting.
Intent of the PSC Stockholder to Vote in Favor of the Merger
The PSC Stockholder holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock, and has entered into the Voting and Support Agreement, pursuant to which the PSC Stockholder has agreed to vote its shares of Company Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the Voting and Support Agreement. Accordingly, the Voting and Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. All obligations of the PSC Stockholder under the Voting and Support Agreement terminate automatically upon a termination of the Merger Agreement in accordance with its terms. Copies of the Voting and Support Agreement are attached as Annex B to the proxy statement and is incorporated by reference in the proxy statement in their entirety. See “Special Factors - Voting and Support Agreement.”
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SPECIAL FACTORS (continued)

Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders and non-U.S. Holders (each, as defined below) of the shares of Company Common Stock. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of the shares of Company Common Stock in light of their particular circumstances. This discussion is based on the Code, the Treasury regulations promulgated under the Code, judicial authority, published administrative positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, nor does it address any aspects of the unearned income Medicare contribution tax. In addition, this discussion only applies to the shares of Company Common Stock that are held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code and does not address tax consequences applicable to any holder of the shares of Company Common Stock that may be subject to special treatment under U.S. federal income tax law, including:
•	a bank or other financial institution;
•	a tax-exempt organization;
•	a retirement plan or other tax-deferred account;
•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);
•	an insurance company;
•	a mutual fund;
•	a regulated investment company or real estate investment trust;
•	a dealer or broker in commodities, stocks, securities or in currencies;
•	a dealer or trader in securities that elects mark-to-market treatment;
•	a controlled foreign corporation;
•	a passive foreign investment company;
•	a stockholder that owns, or has owned, actually or constructively, more than 5% of the shares of Company Common Stock;
•	a stockholder subject to the alternative minimum tax provisions of the Code;
•	a stockholder that received the shares of Company Common Stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;
•	a person that has a functional currency other than the U.S. dollar;
•	a person that is required to report income no later than when such income is reported in an “applicable financial statement”;
•	a person that holds the shares of Company Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	a stockholder that is not exchanging its shares of Company Common Stock for cash pursuant to the Merger;
•	A person holding a direct or indirect interest in Parent or Merger Sub, the PSC Stockholder or a direct or indirect investor in the PSC Stockholder; and
•	certain former U.S. citizens or long-term residents.
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SPECIAL FACTORS (continued)

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the shares of Company Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. Any such partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), and any partners thereof, that hold the shares of Company Common Stock should consult their own tax advisors regarding the tax consequences of exchanging the shares of Company Common Stock pursuant to the Merger.
The following summary is for general informational purposes only and is not a substitute for careful tax planning and advice. Holders of shares of Company Common Stock are urged to consult their own tax advisor with respect to the specific tax consequences to them of the Merger in light of their own particular circumstances, including U.S. federal estate, gift and other non-income tax consequences, and tax consequences under state, local and non-U.S. tax laws.
U.S. Holders
The following is a summary of the material U.S. federal income tax consequences of the Merger that will apply to U.S. Holders. For purposes of this discussion, the term U.S. Holder refers to a beneficial owner of the shares of Company Common Stock that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident in the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

Exchange of the Shares of Company Common Stock for Cash Pursuant to the Merger Agreement. The exchange of the shares of Company Common Stock by a U.S. Holder for cash in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount of cash received in the Merger and the holder’s adjusted tax basis in the shares of Company Common Stock exchanged therefor. Gain or loss will generally be determined separately for each block of the shares of Company Common Stock (generally, the shares of Company Common Stock acquired at the same cost in a single transaction) held by such U.S. Holder. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Company Common Stock is more than one (1) year at the time of the exchange. Long-term capital gains recognized by a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of Company Common Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Company Common Stock pursuant to the Merger, and certain other requirements are met; or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five (5) year period ending on the date of the Merger or the period that the Non-U.S. Holder held the shares of Company Common Stock and, in the case where the shares of Company Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the shares of Company Common Stock at any time within the shorter of the five (5) year period preceding the Merger or such Non-U.S. Holder’s holding period for the shares of Company Common Stock. There can be no assurance that shares of Company Common Stock will be treated as regularly traded on an established securities market for this purpose.

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SPECIAL FACTORS (continued)

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30%, or lower rate specified in an applicable income tax treaty, on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Gain described in the third bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, in such case U.S. federal income tax may be required to be withheld at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not, and do not anticipate becoming, a “U.S. real property holding corporation.” Non-U.S. Holders are urged to consult their tax advisors regarding the tax consequences to them if we are or have been a “United States real property holding corporation.”
Information Reporting and Backup Withholding Tax
Proceeds from the exchange of the shares of Company Common Stock pursuant to the Merger generally will be subject to information reporting. In addition, backup withholding tax at the applicable rate (currently 24%) generally will apply unless (i) the applicable U.S. Holder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax, or (ii) the applicable Non-U.S. Holder provides the required certification as to their non-U.S. status, generally by providing a properly completed and signed IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI, or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder or Non-U.S. Holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided, that, the required information is timely furnished to the IRS. Each U.S. Holder and Non-U.S. Holder should duly complete, sign and deliver to the exchange agent an appropriate IRS Form W-9 or applicable IRS Form W-8 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent. Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides or is established.
Financing of the Merger
The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Merger. In connection with the Merger, Parent delivered to Eargo the Equity Commitment Letter, dated October 29, 2023, entered into by and between Investor and Parent. The Investor is an affiliate of the PSC Stockholder. Pursuant to the Equity Commitment Letter, the Investor has committed, subject to the terms and conditions contained therein, to purchase, or cause to be purchased, directly or indirectly, equity interests of Parent in an aggregate amount of up to $31,000,000.00 (the “Commitment”) at or immediately prior to the Closing of the Merger solely for the purposes of allowing Parent to fund the amounts required to be paid by it (a) at the Closing pursuant to (and in accordance with) the Merger Agreement (including the aggregate Merger Consideration) together with (b) all fees and expenses required to be paid at the Closing by Eargo, Parent and Merger Sub in connection with the Merger.
Funding of the Commitment is subject to: (a) the satisfaction or, to the extent permitted by applicable law, written waiver by Parent of each of the conditions to Parent’s obligation to consummate the Closing in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent waivable under applicable Law and the Equity Commitment Letter) of those conditions at the Closing) and (b) the substantially contemporaneous consummation of the Closing in accordance with the terms of the Merger Agreement.
The Equity Commitment Letter will terminate upon the earlier of:
(i)	the valid termination of the Merger Agreement in accordance with its terms;
(ii)	the consummation of the Closing (at which time all such obligations shall be fully and finally discharged); and
(iii)	the commencement by or on behalf of Eargo or any of its Affiliates (other than at the direction of the Designated Persons or any
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SPECIAL FACTORS (continued)

Investor Related Parties (as each term is defined in the Equity Commitment Letter)) of a lawsuit or other legal proceeding asserting (i) a claim (other than a Retained Claim (as defined in the Limited Guarantee)) against Investor, Parent, Merger Sub or any Investor Related Party under or otherwise related to the Equity Commitment Letter, the Merger Agreement, the Limited Guarantee or the Voting and Support Agreement or the transactions contemplated thereby, or (ii) that any of the provisions of the Equity Commitment Letter are illegal, invalid or unenforceable in whole or in part or the limitations on the Investor’s, Parent’s or any Investor Related Party’s liabilities or obligations in the Equity Commitment Letter are illegal, invalid or unenforceable in whole or in part or that the Investor is liable in excess the Commitment.
Eargo is a third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter (if and only if the conditions to fund the Commitment are satisfied and Eargo is entitled to seek specific performance pursuant to the Merger Agreement to cause Parent to effect the Closing in accordance with the Merger Agreement and subject to the terms and conditions thereof) solely for the purpose of seeking specific performance of Parent’s right to enforce the Equity Commitment Letter and cause the Investor to fund the Commitment.
Eargo’s right to seek specific performance pursuant to the Merger Agreement to cause Parent to effect the Closing, and in such event, Eargo’s right to enforce the Equity Commitment Letter and cause the Investor to fund the Commitment, as well as the other Retained Claims, are the sole and exclusive direct or indirect remedies (whether at law, in equity or otherwise) available to Eargo and the other Company Related Parties against the Investor, Parent, Merger Sub or any other Investor Related Party with respect to any claim (whether sounding in contract or tort, under law, equity or otherwise), matters, liabilities or obligations arising under or related to the Merger Agreement or the Equity Commitment Letter or the transactions contemplated thereby (including any financing thereof), including, without limitation, in connection with any breach or alleged breach by Parent of any representation, warranty, covenant, agreement or obligation under or related to the Merger Agreement (whether or not any such breach or alleged breach is caused by the Investor’s breach of its obligations under the Equity Commitment Letter or otherwise) and any breach or alleged breach by the Investor of any representation, warranty, covenant, agreement or obligation under or related to the Equity Commitment Letter.
The consummation of the Merger is not contingent or conditioned on Parent’s or Merger Sub’s receipt of any financing.
Limited Guarantee
Subject to the terms and conditions set forth in the Limited Guarantee, the Guarantor has guaranteed the due and punctual performance and discharge of the payment obligations of Parent to Eargo of Damages and Enforcement Costs (as defined below) (the “Guaranteed Obligations”); provided that in no event will the Guarantor’s aggregate liability exceed $14,808,583.00 (such limitation on the liability the Guarantor may have for the Guaranteed Obligations referred to as the “Cap”).
The Limited Guarantee will terminate and the Guarantor will not have any further obligations under the Limited Guarantee as of the earliest of: (a) the consummation of the Closing, if the Closing occurs; (b) termination of the Merger Agreement in accordance with its terms by mutual consent of the parties thereto or circumstances where no damages are payable by Parent or Merger Sub, including in circumstances in which the Company Termination Fee is payable thereunder; and (c) the twelve (12) month anniversary after the execution of the Limited Guarantee (unless, in the case of clauses (b) and (c) above, Eargo commences litigation against Parent under the Merger Agreement or the Guarantor under and pursuant to the Limited Guarantee prior to such termination, in which case the Limited Guarantee will terminate upon the final, non-appealable resolution of such action and satisfaction by the Guarantor of any obligations finally determined or agreed to be owed by the Guarantor, consistent with the terms of the Limited Guarantee).
The Retained Claims (as defined in the Limited Guarantee) are the sole and exclusive remedy (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) of Eargo and all of its Affiliates against any or all of the Non-Recourse Parties (as defined in the Limited Guarantee), in respect of any claims, liabilities or obligations arising in any way under, in connection with or in any manner related to any Transaction-Related Matter (as defined in the Limited Guarantee).
Fees and Expenses
The estimated fees and expenses incurred or expected to be incurred by Eargo in connection with the Merger is as follows:
Description	Amount
Financial advisory fees and expenses	$2,000,111.51
Legal fees and expenses	$2,850,000.00
Accounting and tax advisory fees	$—
SEC filing fees	$1,890.55
Printing, proxy solicitation and mailing costs	$138,000.00
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SPECIAL FACTORS (continued)

Description	Amount
Miscellaneous	$350,000.00
Total	$5,340,002.06
It is also expected that the Merger Sub and/or Parent will incur approximately $8.8 million of legal, financial, accounting and other advisory fees and financing fees.
Accounting Treatment
The Parent Entities anticipate that Parent will be considered the acquirer for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to Eargo assets acquired and liabilities assumed, which will be recorded at fair value.
Regulatory Approvals
Under the Merger Agreement, each of the parties to the Merger Agreement have agreed to use their respective reasonable best efforts to obtain all necessary governmental consents, approvals, licenses, permits, waivers, authorizations, clearances or orders and, as promptly as reasonably practicable, make or cause to be made any necessary registrations, declarations, submissions and filings with respect to the Merger and the transactions contemplated by the Merger Agreement as required under the Exchange Act, applicable federal or state securities laws or any other applicable law.
Litigation Relating to the Merger
As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Eargo, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no applicable law or order issued by a Governmental Authority or other legal restraint which is then in effect that renders illegal or enjoins the consummation of the Merger whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
Between November 29, 2023 and December 19, 2023, Eargo received seven demand letters (the “Demand Letters”) from purported stockholders of Eargo alleging disclosure deficiencies in the preliminary proxy statement filed by Eargo on November 21, 2023. The Demand Letters include one books and records demand and demand that Eargo and the Eargo Board promptly issue corrective or supplemental disclosures. Additionally, one of the Demand Letters, among other things, demands modifications to the voting requirement for adoption of the Merger Agreement, institution of a “go-shop,” waiver of standstill provisions and corrective or supplemental disclosures.
Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders who continuously hold shares of Company Common Stock through the effective date of the merger, who do not vote such shares of Company Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Company Common Stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Company Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting - Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Company Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
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SPECIAL FACTORS (continued)

Stockholders considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.
To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to Eargo before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Company Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Company Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings with respect to the shares of Company Common Stock in respect of the Merger unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting - Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex D to this proxy statement and incorporated by reference in this proxy statement in its entirety. Only a holder of record of shares of Company Common Stock is entitled to demand appraisal of such shares of Company Common Stock registered in that holder’s name. If you hold your shares of Company Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. For more information, please see the section of this proxy statement captioned “The Special Meeting - Appraisal Rights.”
Voting and Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, the PSC Stockholder, which holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock entered into a Voting and Support Agreement with Eargo.
Under the Voting and Support Agreement, the PSC Stockholder has agreed to take certain actions required by Eargo upon the terms and subject to the conditions and limitations set forth therein, including to (i) vote all shares of Company Common Stock beneficially owned by the PSC Stockholder in favor of the Merger and the Merger Agreement; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or vote in favor of any other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger; and (iii) not enter into any contract, option or other arrangement or understanding with respect to the transfer of, any shares of Eargo held by the PSC Stockholder, other than as provided under certain customary exceptions. Accordingly, the Voting and Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. The PSC Stockholder’s obligations under the Voting and Support Agreement will terminate automatically upon the termination of the Merger Agreement in accordance with its terms.
The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting and Support Agreement, a copy of which is attached as Annex B to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Effective Time of the Merger
Subject to the terms and conditions set forth in the Merger Agreement, the Closing of the Merger will take place on the date which is three (3) Business Days after the date on which all conditions to the Closing (see “The Merger Agreement - Conditions to Consummation of the Merger”) have been satisfied or waived (if such waiver is permissible under the Merger Agreement or applicable law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).
The Merger will become effective, at the Effective Time, upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time specified in the Certificate of Merger in accordance with the DGCL. Eargo, however, cannot assure that the Effective Time will occur by any particular date, if at all.
Payment of Merger Consideration
Prior to the Effective Time, Parent and Merger Sub will appoint a bank or trust company reasonably acceptable to the Company to serve as the Paying Agent and enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities with respect to the Merger Agreement. At or prior to the Effective Time, Parent or Merger Sub will deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay for the aggregate Merger Consideration (other than in respect of Excluded Shares) (the “Payment Fund”).
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SPECIAL FACTORS (continued)

Promptly after the Effective Time (and in any event within two (2) business days thereafter or such longer period as may be required by the Paying Agent), the Surviving Corporation will cause the Paying Agent to mail to each holder of record of Company Common Stock (other than Excluded Shares) immediately prior to the Effective Time (i) a notice advising such holders of the effectiveness of the Merger, (ii) a letter of transmittal specifying that delivery will be effected, and risk of loss and title will pass only upon delivery of Share Certificates (or affidavits of loss in lieu of the Share Certificates) or transfer of Book-Entry Shares not held, directly or indirectly, through The Depository Trust Company (“DTC”) to the Paying Agent (such materials to be in such form and have such other provisions as Parent desires with the approval of the Company) and (iii) instructions for effecting the surrender of Share Certificates or Book-Entry Shares, as applicable, to the Paying Agent in exchange for payment of the aggregate Merger Consideration to which such holders are entitled pursuant to the Merger Agreement.
With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company will cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of shares held of record by DTC or its nominees, the Merger Consideration to which the beneficial owners thereof are entitled to receive pursuant to the Merger Agreement.
Upon surrender to the Paying Agent of shares of Company Common Stock that (A) are Share Certificates (or affidavits of loss in lieu of the Share Certificates), together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, (B) are Book-Entry Shares not held through DTC, by book receipt of an “agent’s message” in customary form by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed to by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the holder of such Share Certificates or Book-Entry Shares will be entitled to receive in exchange therefor, and Parent will cause the Paying Agent to deliver to each such holder, as promptly as reasonably practicable after the Effective Time, a check in the amount (after giving effect to any required tax withholdings) of cash that such holder has the right to receive pursuant to the Merger Agreement. No interest will be paid or accrue on any amount payable upon surrender of any shares of Company Common Stock.
From and after the Effective Time, there will be no transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Share Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it will be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive pursuant to the Merger Agreement.
Any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) that remains unclaimed by, or otherwise undistributed to, the holders of Share Certificates or Book-Entry Shares by the one year anniversary of the Effective Time will be delivered to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation. Any holder of shares of Company Common Stock (other than Excluded Shares) who has not theretofore complied with the procedures for receiving the Merger Consideration will thereafter look only to the Surviving Corporation for payment of the Merger Consideration (after giving effect to any required tax withholdings as provided in the Merger Agreement) upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates) or Book-Entry Shares, without any interest thereon. None of the Surviving Corporation, Parent, the Paying Agent or any other person will be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. To the fullest extent permitted by law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any governmental authority, such Merger Consideration will become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.
Each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as it is required to deduct and withhold under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.
50    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

THE MERGER AGREEMENT
The Merger Agreement
The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein in its entirety. The descriptions in this section and elsewhere in this proxy statement are subject to, and qualified in their entirety by, reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to carefully read the Merger Agreement in its entirety before making any decisions regarding the Merger because it is the principal document governing the Merger.
The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement, and are not intended to provide you with any factual information about Eargo or to modify or supplement any factual disclosures about Eargo contained in this proxy statement or in our public reports filed with the SEC. In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to Eargo. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section titled “Where You Can Find More Information.”
The Merger Agreement contains representations and warranties by and covenants of each of the parties to the Merger Agreement that were made only for the purposes of the Merger Agreement as of specified dates. Those representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement, were qualified and subject to important limitations in connection with the negotiation of the Merger Agreement (including by being qualified by confidential disclosure schedules and certain other disclosures exchanged between the parties to the Merger Agreement, which are not reflected in the Merger Agreement) and may be subject to contractual standards of materiality which may differ from what may be viewed as material by you or other investors. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Eargo. In any event, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference herein. See the section titled “Where You Can Find More Information.”
Capitalized terms used herein and not otherwise defined in this proxy statement have the meanings set forth in the Merger Agreement. Stockholders and other interested parties should read the Merger Agreement for a more complete description of the provisions summarized below.
Form of Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation.
Consummation and Effectiveness of the Merger
The Merger will become effective at the time when the certificate of merger has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger. The closing of the Merger will take place at 9:00 a.m., New York time, on the third (3rd) business day after the satisfaction or waiver by the party entitled thereto of all conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent waivable under applicable law and the Merger Agreement) of such conditions) unless otherwise mutually agreed between the Company and Parent.
Consideration to be Received in the Merger
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, the following will occur:
•
each share of Company Common Stock that is owned by the Company and not held on behalf of third parties, or owned by any stockholders of the Company who did not vote in favor of the Merger Agreement and who have demanded and not withdrawn a demand for appraisal rights pursuant to the DGCL (the “Appraisal Shares”), in each case, issued and outstanding immediately prior to the Effective Time will be cancelled without payment of any consideration therefor and cease to exist (subject to the appraisal rights of dissenting stockholders);

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THE MERGER AGREEMENT (continued)

•
each share of Company Common Stock that is owned by the PSC Stockholder or its Affiliates, Parent or Merger Sub, in each case, issued and outstanding immediately prior to the Effective Time, will automatically be converted into one share of common stock of the Surviving Corporation (the “Surviving Corporation Shares”); and

•
each share of Company Common Stock (other than (i) shares of Company Common Stock owned by (A) the Company and not held on behalf of third parties, (B) the PSC Stockholder or its Affiliates, (C) Parent or (D) Merger Sub, or (ii) Appraisal Shares (collectively, “Excluded Shares”)) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $2.55 per share in cash, without interest, and will cease to be outstanding, be cancelled and cease to exist, and each certificate formerly representing any such shares (each, a “Share Certificate”) or the applicable number of uncertificated shares represented by book-entry (each, a “Book-Entry Share”) will thereafter represent only the right to receive the Merger Consideration in accordance with the Merger Agreement; and

•	each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be cancelled without payment of any consideration therefor and cease to exist.
At the Effective Time, each option to acquire Company Common Stock that is outstanding and unexercised immediately prior to or upon the Effective Time, whether vested or unvested (the “Company Options”), will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, without interest thereon and subject to applicable Tax withholding, equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option, by (ii) the number of Shares covered by such Company Option immediately prior to and upon the Effective Time. The Surviving Corporation will pay the Option Consideration on the first regular payroll date to occur after the fifth Business Day following the Closing Date. Any Company Option that has a per share exercise price that is greater than or equal to the Merger Consideration will be cancelled for no consideration as of the Effective Time.
At the Effective Time, each then outstanding Company RSU Award will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable Tax withholding (the “RSU Cash Replacement Award”), equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU Award as of immediately prior to the Effective Time. Such RSU Cash Replacement Awards will otherwise have the same terms and conditions (including with respect to vesting) as applied to the Company RSU Award for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for such other administrative or ministerial changes that are reasonable and made in good faith to conform the administration of the RSU Cash Replacement Awards.
Appraisal Shares
Appraisal Shares will not be converted into the right to receive the Merger Consideration and, if all procedures described in Section 262 of the DGCL are strictly complied with, holders of such Appraisal Shares will be entitled to receive payment of the fair value of such Appraisal Shares as determined by the Delaware Court of Chancery in accordance with the provisions of Section 262 of the DGCL, as further described in the section titled “Appraisal Rights”. If any such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses his, her or its appraisal rights, such Appraisal Shares will then be treated as if they had been converted at the Effective Time into the right to receive the applicable portion of the Merger Consideration, without any interest thereon.
The Company will give Parent notice of any written demands for appraisal of shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company with respect to the Appraisal Shares promptly after receipt by the Company. The Company will also give Parent the opportunity to participate in and direct all negotiations and proceedings with respect to such demands for appraisal pursuant to the DGCL in respect of such Appraisal Shares. The Company will not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands, or agree to do any of the foregoing.
Procedures for Receiving Merger Consideration
Prior to the Effective Time, Parent and Merger Sub will appoint a bank or trust company reasonably acceptable to the Company to serve as the Paying Agent and enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities with respect to the Merger Agreement. At or prior to the Effective Time, Parent or Merger Sub will deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay for the aggregate Merger Consideration (other than in respect of Excluded Shares) (the “Payment Fund”).
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THE MERGER AGREEMENT (continued)

Promptly after the Effective Time (and in any event within two (2) business days thereafter or such longer period as may be required by the Paying Agent), the Surviving Corporation will cause the Paying Agent to mail to each holder of record of Company Common Stock (other than Excluded Shares) immediately prior to the Effective Time (i) a notice advising such holders of the effectiveness of the Merger, (ii) a letter of transmittal specifying that delivery will be effected, and risk of loss and title will pass only upon delivery of Share Certificates (or affidavits of loss in lieu of the Share Certificates) or transfer of Book-Entry Shares not held, directly or indirectly, through The Depository Trust Company (“DTC”) to the Paying Agent (such materials to be in such form and have such other provisions as Parent desires with the approval of the Company) and (iii) instructions for effecting the surrender of the Share Certificates (or affidavits of loss in lieu of the Share Certificates) or Book-Entry Shares, as applicable, to the Paying Agent in exchange for payment of the aggregate Merger Consideration to which such holders are entitled pursuant to the Merger Agreement.
With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company will cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of shares held of record by DTC or its nominees, the Merger Consideration to which the beneficial owners thereof are entitled to receive pursuant to the Merger Agreement.
Upon surrender to the Paying Agent of Shares that (A) are Share Certificates (or affidavits of loss in lieu of the Share Certificates), together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, (B) are Book-Entry Shares not held through DTC, by book receipt of an “agent’s message” in customary form by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed to by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the holder of such Share Certificates or Book-Entry Shares will be entitled to receive in exchange therefor, and Parent will cause the Paying Agent to deliver to each such holder, as promptly as reasonably practicable after the Effective Time, a check in the amount (after giving effect to any required tax withholdings) of cash that such holder has the right to receive pursuant to the Merger Agreement. No interest will be paid or accrue on any amount payable upon surrender of any shares of Company Common Stock. From and after the Effective Time, there will be no transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Share Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it will be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive pursuant to the Merger Agreement. Any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) that remains unclaimed by, or otherwise undistributed to, the holders of Share Certificates or Book-Entry Shares by the one year anniversary of the Effective Time will be delivered to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation. Any holder of shares of Company Common Stock (other than Excluded Shares) who has not theretofore complied with the procedures for receiving the Merger Consideration will thereafter look only to the Surviving Corporation for payment of the Merger Consideration (after giving effect to any required tax withholdings as provided in the Merger Agreement) upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates) or Book-Entry Shares, without any interest thereon. None of the Surviving Corporation, Parent, the Paying Agent or any other person will be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. To the fullest extent permitted by law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any governmental authority, such Merger Consideration will become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent and any other applicable withholding agent, as applicable and without duplication, will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable to any person pursuant to the Merger Agreement such amounts as it is required to deduct and withhold under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made. Notwithstanding anything to the contrary, any compensatory amounts payable to any current or former employee of the Company or any of its Subsidiaries pursuant to or as contemplated by the Merger Agreement will be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable.
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THE MERGER AGREEMENT (continued)

Certificate of Incorporation; Bylaws
At the Effective Time, (a) the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time will be the certificate of incorporation of the Surviving Corporation, except that references to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name, until thereafter amended as provided therein or as provided by applicable Law, and (b) the bylaws of the Surviving Corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that references to Merger Sub’s name will be replaced with references to the Surviving Corporation.
Representations and Warranties
The Merger Agreement contains representations and warranties of Parent, Merger Sub and the Company, including representations and warranties relating to, among other things:
•	organization, good standing, qualification and similar matters;
•	corporate authority and approval and fairness;
•	due authorization, execution, delivery and enforceability of the Merger Agreement;
•	governmental and regulatory authority filings;
•	absence of conflicts with the parties’ governing documents, applicable laws and contracts;
•	litigation; and
•	absence of brokers’, finders’ and investment bankers’ fees or commissions.
In addition, the Merger Agreement contains the following representations and warranties of the Company relating to, among other things:
•	capital structure;
•	ownership of the Company’s subsidiaries;
•	governmental filings and SEC filings;
•	maintenance of disclosure controls and procedures;
•	Company financial statements and the absence of certain undisclosed liabilities;
•
the conduct by the Company and each of its subsidiaries of its business in all material respects in the ordinary course of business since June 30, 2023 and the absence of a Material Adverse Effect (as defined below) since December 31, 2022;

•	employee benefits matters;
•	compliance with laws, including FDA compliance;
•	possession and compliance with permits, licenses and consents;
•	compliance with international trade laws and anti-corruption laws;
•	material contracts, including top customers and venders/suppliers;
•	real property;
•	inapplicability of certain takeover laws;
•	environmental matters;
•	filing of tax returns, payment of taxes and other tax matters;
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THE MERGER AGREEMENT (continued)

•	labor matters;
•	ownership and use of intellectual property;
•	cybersecurity and data privacy matters;
•	insurance;
•	the receipt of a fairness opinion from Perella Weinberg;
•	information supplied; and
•	affiliate transactions.
The Merger Agreement also contains the following representations and warranties of Parent and Merger Sub relating to, among other things:
•	delivery and enforceability of the Limited Guarantee;
•	financing and the availability of funds to consummate the Merger;
•	ownership and operations of Merger Sub;
•	solvency;
•	information supplied;
•	ownership of Company Common Stock; and
•	arrangements related to the Merger.
Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Material Adverse Effect”. The Merger Agreement provides that a Material Adverse Effect means any change, effect, event, occurrence or development that (a) prevents, materially delays or materially impairs the ability of the Company to consummate the Merger or the other transactions contemplated by the Merger Agreement or (b) is materially adverse to the business or financial condition of the Company and its subsidiaries, taken as a whole, excluding, for purposes of clause (b), any change, effect, event, occurrence or development to the extent it results from or arises out of:
•
changes generally affecting the economy or political, social, regulatory, business, economic, financial, credit, commodity or capital market conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

•	changes generally affecting the industries in which the Company and its subsidiaries operate;
•	changes or prospective changes in GAAP or in any law after the date of the Merger Agreement or any interpretation or enforcement thereof by any governmental authority;
•
changes in any political or geopolitical, regulatory, legislative or social conditions, acts of war (whether or not declared), hostilities, civil disobedience, sabotage, cyber-intrusions, military actions or acts of terrorism, or any escalation or worsening of any of the foregoing;

•
any hurricane, tropical storm, tornado, earthquake, flood, tsunami, natural disaster, epidemic, disease, outbreak, health emergency or crisis (including with respect to or as a result of COVID-19), act of God, other comparable events or any escalation or worsening of any of the foregoing;

•
any change or prospective change in the credit rating of the Company; provided that the underlying causes of any such change may be taken into account unless (and to the extent) such underlying cause would otherwise be excluded by other clauses of the definition of “Material Adverse Effect”;

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THE MERGER AGREEMENT (continued)

•
a decline, in and of itself, in the price or trading volume of the shares of Company Common Stock on the Nasdaq Stock Market or any other securities market or in the trading price of any other securities of the Company or any of its subsidiaries; except that the underlying causes of any such decline may be taken into account unless (and to the extent) such underlying cause would otherwise be excluded by other clauses of the definition of “Material Adverse Effect”;

•
any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial or operating measures or metrics (whether such projections, forecasts, estimates or predictions were made by the Company or independent third parties) for any period; provided that the underlying causes of any such failure may be taken into account unless (and to the extent) such underlying cause would otherwise be excluded by other clauses of the definition of “Material Adverse Effect”; and

•
the announcement, pendency or consummation of the Merger Agreement or the Merger, including, in each case the impact thereof on relationships with employees, customers, suppliers, distributors, partners, vendors or other persons (provided that this exception will not apply to any representation or warranty contained in the Merger Agreement (or any related condition) to the extent that such representation or warranty expressly addresses consequences resulting from the execution of the Merger Agreement or the consummation or pendency of the transactions contemplated thereby, including the representations and warranties of the Company related to governmental filings);

except that, in the case of the first five bullets above, to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately adversely affected by such matters as compared to other, similarly sized and situated participants in the industries in which the Company and the subsidiaries operate (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether there has been or will be a Material Adverse Effect).
Conduct of Business by the Company Prior to Consummation of the Merger
Except (i) as expressly contemplated, required or permitted by the Merger Agreement, (ii) as required by applicable law, (iii) as approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (iv) as set forth on the confidential company disclosure schedules to the Merger Agreement, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company will, and will cause each of its subsidiaries to, use its and their commercially reasonable efforts to (A) conduct their businesses in the ordinary course of business in all material respects and (B) preserve intact their business organizations and relationships with customers, suppliers, distributors and other persons with which it has material business dealings.
In addition, without limiting the generality of the foregoing, except (i) as expressly contemplated, required or permitted by the Merger Agreement, (ii) as required by applicable law, (iii) as approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (iv) as set forth on the confidential company disclosure schedules to the Merger Agreement, from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company will not, and will cause its subsidiaries not to:
•	adopt any change in the organizational documents of the Company or any of its subsidiaries, in each case whether by merger consolidation or otherwise;
•
merge or consolidate the Company or any of its subsidiaries with any other person, or restructure, reorganize, recapitalize or completely or partially liquidate or dissolve or otherwise enter into any agreement or arrangement imposing any material restrictions on the assets, operations or business of the Company or any of its subsidiaries;

•
issue, sell, deliver or agree to commit to issue, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of the Company or any of its subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, in each case, other than (i) any such transaction among the Company and its subsidiaries or among the Company’s wholly owned subsidiaries in the ordinary course of business or (ii) any issuance of shares of Company Common Stock pursuant to exercise or settlement of Company Equity Awards outstanding as of the date of the Merger Agreement in accordance with their terms;

•	make any loans, advances or capital contributions to or investments in any person (other than to the Company or any of its wholly owned subsidiaries in the ordinary course of business);
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THE MERGER AGREEMENT (continued)

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock or other equity or voting interests;
•
reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity or voting interest (except for (i) acquisitions of shares of Company Common Stock in satisfaction of withholding obligations in respect of Company Equity Awards to the extent required by such Company Equity Awards, or (ii) payment of the exercise price in respect of Company Options, in the case of this clause (ii), outstanding as of the date of the Merger Agreement pursuant to its terms or granted thereafter not in violation of the Merger Agreement);

•
create, incur, assume or guarantee or otherwise become liable for any indebtedness for borrowed money or issue any debt securities or guarantees of the same or any other indebtedness, except for (i) guarantees or credit support provided by the Company or any of its subsidiaries of the obligations of the Company or any of its subsidiaries in the ordinary course of business to the extent such indebtedness is in existence on the date of the Merger Agreement, or (ii) any indebtedness solely among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries in the ordinary course of business;

•
other than in the ordinary course of business consistent with past practice, (i) enter into any contract that would have been a material contract disclosed pursuant to the Merger Agreement (a “Material Contract”) if it had been in effect on October 29, 2023, except that certain contracts may not be entered into without the prior written consent of Parent, or (ii) amend, modify or waive in any material respect or terminate any Material Contract in a manner adverse to the Company (other than expirations of any such contract in accordance with its terms);

•
make any material changes with respect to financial accounting policies or procedures, except as required by law or by U.S. GAAP or official interpretations with respect thereto or by any governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

•
settle any Action for an amount in excess of $75,000 individually or $150,000 in the aggregate other than (i) any settlement or compromise where the amount paid or to be paid by the Company or any of its subsidiaries is fully covered by insurance coverage or retention amounts maintained by the Company or any of its subsidiaries and (ii) settlements or compromises of any lawsuit for an amount not in excess of the amount, if any, reflected or specifically reserved in the balance sheet (or the notes thereto) of the Company included in the Company reports filed with the SEC; provided that, in the case of each of the foregoing, the settlement or compromise of such Action does not (x) impose any material restriction on the business or operations of the Company or any of its subsidiaries (or Parent or any of its subsidiaries after the Closing) or (y) include any non-monetary or injunctive relief, or the admission of wrongdoing, by the Company or any of its subsidiaries or any of their respective officers or directors;

•
sell, assign, lease, license, sublicense or otherwise transfer or dispose of, abandon or permit to lapse, fail to take any action necessary to maintain, enforce or protect, or create or incur any lien (other than permitted liens), on any material assets or property (including any Company intellectual property and licensed intellectual property) except (i) pursuant to existing contracts or commitments (or refinancings thereof), or (ii) in the ordinary course of business consistent with past practice and in no event in an amount exceeding $25,000 individually or $50,000 in the aggregate;

•
except for such actions required by the terms of Company benefit plans as in effect on the date hereof or applicable Law: (i) materially increase the compensation or other benefits payable or provided to any Company service providers other than increases in base salary in the ordinary course of business for Company service providers with base salary of less than $250,000; (ii) increase or accelerate or commit to accelerate the funding, payment or vesting of compensation or benefits provided under any Company benefit plans; (iii) grant or announce any cash, equity or equity-based, change of control, severance or retention award to any Company service provider; (iv) establish, adopt, enter into terminate or amend (x) any collective bargaining agreement or (y) any Company benefit plan (or any plan, program, agreement or arrangement that would be a Company benefit plan if in effect on the date hereof); (v) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative of any employees of the Company or its subsidiaries or (vi) hire or terminate the employment of any employee of the Company whose annualized base compensation exceeds $250,000, other than (x) hiring to replace departed employees or to fill vacancies or (y) terminations for “cause” (as determined in the Company’s reasonable discretion), except that the foregoing clauses will not restrict the Company or its subsidiaries from making available to newly hired employees or independent contractors (in the ordinary course of business), plans, agreements, benefits and

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THE MERGER AGREEMENT (continued)

compensation arrangements (including cash incentive grants, but excluding any equity-related incentives) that are on substantially the same terms and conditions and have a value that is consistent with the past practice of making compensation and benefits available to newly hired employees or independent contractors in similar positions or for employees or independent contractors with similar levels of responsibility;
•
acquire any business, assets or capital stock of any person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation or otherwise), other than the acquisition of assets from vendors or suppliers of the Company or any of its subsidiaries in the ordinary course of business;

•	implement or announce any permanent plant closings or permanent facility shutdown that would implicate the WARN Act;
•
other than in the ordinary course of business, (i) make, change or revoke any income or other material tax election; (ii) materially change or amend its methods for reporting income, deductions or accounting for tax purposes or tax accounting period, (iii) file any material amended tax return, (iv) settle or compromise any Action relating to any material amount of taxes, (v) enter into any material closing agreement, (vi) enter into any material agreement with a Governmental Authority with respect to Taxes, (vii) enter into or change any material Tax sharing, Tax advance pricing, Tax allocation, or Tax indemnification agreement that is binding on the Company or its Subsidiaries, (viii) consent to the extension or waiver of the limitation period applicable to any material amount of taxes, (ix) make a request for a material Tax ruling to any Governmental Authority or (vi) surrender any right to claim a material Tax refund, offset, abatement, reduction, deduction, exemption, credit or other reduction in liability; or

•	agree, authorize or commit to do any of the foregoing.
Regulatory Filings; Efforts
Subject to the terms of the Merger Agreement, each of the parties thereto will use its reasonable best efforts to:
•
take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties to do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including the Merger, as promptly as reasonably practicable and in any event prior to April 29, 2024;

•
obtain from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders advisable or required to be obtained by Parent and Company or any of their respective controlled affiliates; and

•
as promptly as reasonably practicable, make, or cause to be made, any required or advisable registrations, declarations, submissions and filings with respect to the Merger and any other transactions contemplated by the Merger Agreement required under the Exchange Act, any other applicable federal or state securities laws, and any other applicable law.

Parent and the Company will both:
•
give the other parties prompt notice of the making or commencement of any request or proceeding before any governmental authority with respect to the Merger or any other transactions contemplated by the Merger Agreement;

•	keep the other parties informed as to the status of any such request or proceeding;
•
give the other parties notice and an opportunity to participate in any substantive communication made to any governmental authority regarding the Merger or any other transactions contemplated by the Merger Agreement; and

•	promptly notify the other parties of any communication from any governmental authority regarding the Merger or any other transactions contemplated by the Merger Agreement.
Parent and the Company have the right to review in advance, and each will and consult with the other on, any filing made with, or substantive communication made to, any governmental authority in connection with the Merger or any other transactions contemplated by the Merger Agreement.
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THE MERGER AGREEMENT (continued)

Company Stockholder Approval
The Merger Agreement provides that the Company will use reasonable best efforts to, as promptly as reasonably practicable (and in any event within twenty (20) days) after the execution of the Merger Agreement, prepare and file with the SEC a preliminary proxy statement relating to the Special Meeting, which will include the Company Recommendation with respect to the Merger. The Company and Parent will cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC the Schedule 13e-3.
Parent will, as promptly as practicable, use reasonable best efforts to furnish to the Company all information concerning Parent and Merger Sub as may be requested in writing by the Company in connection with the Proxy Statement and the Schedule 13e-3, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and the Schedule 13e-3, and will otherwise assist and reasonably cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC) and the Schedule 13e-3. Parent will, upon written request of the Company, use reasonable best efforts to confirm or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement and the Schedule 13e-3, such that at the time of the mailing of the Proxy Statement and the Schedule 13e-3 or any amendments or supplements thereto, and at the time of the Special Meeting, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company may not file the Proxy Statement or any Other Required Company Filing (in each case, including any amendments thereto) with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel.
The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be, or any amendment or supplement thereto, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement.
The Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of Nasdaq to establish a record date for (and the Company will consult with Parent with respect to such record date and will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) unless required by applicable Law), duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Company Stockholder Approval. The Company may postpone or adjourn the Special Meeting, up to two times without the consent of Parent (not to be unreasonably withheld, conditioned or delayed), in each case for a period of up to ten (10) days (and will postpone or adjourn the Special Meeting at the request of Parent in the event of the following clause (ii)) if (i) the Company is required to postpone or adjourn the Special Meeting by applicable law, order or a request from the SEC or its staff; (ii) the Special Committee has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Special Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to Company Stockholders or otherwise made available to the Company Stockholders by filing materials with the SEC; or (iii) with the prior consent of Parent, in each case in accordance with the terms of the Merger Agreement.
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THE MERGER AGREEMENT (continued)

No Solicitation; Superior Proposal and Change of Recommendation
From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed that neither it nor any of its subsidiaries nor any of the employees (including any officers) and directors of it or its subsidiaries will, and it will use its reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly:
•
initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as defined below) subject to certain fiduciary duties of directors;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any nonpublic information or data to any person or group relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of the non-solicitation covenant in the Merger Agreement prohibit such discussion);

•
furnish to any person (other than Parent or any of its affiliates) any non-public information relating to the Company or any of its subsidiaries or afford to any such person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its subsidiaries, in any such case with the intent to induce, or that would reasonably be expected to result in, the making, submission or announcement of, an Acquisition Proposal;

•	approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; or
•	resolve or agree to do any of the foregoing.
The Merger Agreement provides that the term “Acquisition Proposal” means any proposal or offer from any person or group (other than Parent, the Majority Stockholder and their affiliates) relating to a transaction or series of related transactions, that, if consummated, would result in a:
•
direct or indirect purchase or acquisition by a third party of the assets of the Company constituting 20% or more of the consolidated net revenues, net income or total assets (including equity securities of the subsidiaries of the Company) of the Company and its subsidiaries, taken as a whole;

•	direct or indirect purchase or acquisition by a third party of beneficial ownership of 20% or more of the total voting power of the Company; or
•
direct or indirect merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or other similar transaction involving the Company pursuant to which such third party (or its equityholders) would hold securities representing 20% or more of the total voting power of the Company (or the surviving or resulting entity) after giving effect to such transaction.

For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed an Acquisition Proposal.
From and after the execution of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will, and will cause its subsidiaries and its and their respective employees, officers and directors, to, and will use its reasonable best efforts to cause each of its and their respective other representatives to:
•
cease and cause to be terminated any discussions or negotiations with any person or group that would be prohibited by the non-solicitation provisions of the Merger Agreement and cease providing any further information with respect to the Company or any Acquisition Proposal to any such person or group or its or their representatives;

•	promptly terminate all access granted to any person or group and its or their representatives to any physical or electronic data room (or any other diligence access); and
•
promptly following the execution of the Merger Agreement (and in any event within two business days thereof) request in writing the prompt return or destruction of all non-public information concerning the Company and its subsidiaries furnished to any such person by the Company and its subsidiaries or representatives with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the five-month period immediately preceding the date thereof.

The Company is required to promptly (and, in any event, within twenty-four (24) hours) notify Parent if any (i) inquiries, proposals, indications of interest or offers with respect to an Acquisition Proposal are received by, (ii) information is requested from or (iii) discussions
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THE MERGER AGREEMENT (continued)

or negotiations are sought to be initiated or continued with, the Company or any of its representatives, with such notice indicating the material terms and conditions of any inquiry, proposal or offer and thereafter will keep Parent reasonably informed, on a reasonably current basis (and, in any event, within twenty-four (24) hours), of the status and material terms of any such proposal, inquiry, indication of interest or offer (including any amendments thereto and any new, amended or revised material written materials relating thereto provided to the Company or any of its representatives) and the status of any such discussions or negotiations.
Notwithstanding the foregoing restrictions, prior to receiving the Requisite Company Stockholder Approval, in response to an unsolicited bona fide written Acquisition Proposal received after the date of the Merger Agreement that did not result from a breach of the provisions of the Merger Agreement relating to Acquisition Proposals, the Company and its representatives are allowed, acting on the recommendation of the Special Committee and under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to (A) provide information in response to a request therefor by a person or group who has made such an unsolicited bona fide written Acquisition Proposal if the Company receives from such person or group so requesting such information an acceptable confidentiality agreement and (B) engage or participate in any discussions or negotiations with any person or group who has made such an unsolicited bona fide written Acquisition Proposal, if and only to the extent that the Eargo Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or is reasonably likely to result in a Superior Proposal.
The Merger Agreement provides that the term “Superior Proposal” means a bona fide written Acquisition Proposal (with references to 20% being deemed to be replaced with references to 50% by a third party that (i) was not the result of a breach of the provisions of the Merger Agreement relating to Acquisition Proposals and (ii) either the Eargo Board or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel and after taking into account the certainty and timing of closing, financing arrangements and the form, amount and timing of payment of consideration of such proposal, the third party making such proposal and such other legal, financial, regulatory and all other relevant aspects of such proposal, as the Eargo Board or Special Committee deems in good faith relevant, would, if consummated, result in a transaction that is more favorable from a financial point of view to the Company’s Unaffiliated Stockholders than the Merger (taking into account any revisions (or proposed revisions) to the terms of the Merger Agreement, the Limited Guarantee and the financing in response to such Acquisition Proposal).
Neither the Eargo Board nor the Special Committee will take any of the following actions constituting a “Change of Recommendation”:
•
withhold, withdraw, qualify or modify (in a manner adverse to Parent) (or publicly propose or resolve to withhold, withdraw, qualify or modify (in a manner adverse to Parent)) the recommendation that the holders of shares of Company Common Stock vote to adopt and approve the Merger Agreement (the “Company Recommendation”) (it being understood that it will be considered a modification adverse to Parent that is material if (i) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Eargo Board, including the Special Committee, fails to publicly recommend against acceptance of such offer by the stockholders within ten (10) business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (ii) any Acquisition Proposal is publicly announced and the Eargo Board or the Special Committee fails to issue a public press release within ten (10) business days of such public announcement reaffirming the Company Recommendation or stating that the Company Recommendation has not been changed);

•
authorize, adopt, approve, endorse, recommend or publicly declare advisable (or publicly propose to authorize, adopt, approve, endorse, recommend or otherwise declare advisable), any Acquisition Proposal; and

•
approve or recommend, or declare advisable or propose to enter into, or cause or permit the Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, joint venture agreement, share exchange agreement or other similar definitive agreement with respect to any Acquisition Proposal (other than an acceptable confidentiality agreement).

Prior to the receiving the Requisite Company Stockholder Approval, but not after, the Eargo Board (upon the recommendation of the Special Committee) or Special Committee are allowed to (i) terminate the Merger Agreement to concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal (in which case the Company will pay, or cause to be paid, to Parent, the Company Termination Fee) or (ii) make a Change of Recommendation in in connection with such Superior Proposal, in each case, under certain specified circumstances and after complying with certain specified procedural requirements.
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THE MERGER AGREEMENT (continued)

Employee Benefits
For a period of at least 12 months following the Closing, Parent will cause the Surviving Corporation to continue to provide to each employee of the Company who continues to be employed with the Company or its Subsidiaries immediately following the Closing (each such employee, a “Continuing Employee”) with coverage and benefits under severance plans, policies and agreements that are substantially comparable to those for which such Continuing Employees were eligible as of immediately prior to the Closing. Notwithstanding the foregoing, nothing in the Merger Agreement will (i) be treated as an establishment, termination, or amendment of any particular Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Benefit Plan, in each case, in accordance with their terms, (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to retain the employment of any particular employee or (iv) create any third-party beneficiary rights, including for the benefit of any Company employees or any of the Company’s Subsidiaries, or any beneficiary or dependent thereof, or any collective bargaining representative thereof.
Indemnification and Insurance
For six (6) years from and after the Closing, Parent will cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors (or equivalent) of the Company and each of its subsidiaries (the “Indemnified Parties”) to the same extent such persons are currently indemnified by the Company or any of its subsidiaries pursuant to its organizational documents as in effect on October 29, 2023 for acts or omissions occurring at or prior to the Closing Date. Additionally, Parent will not permit the Surviving Corporation or any of its subsidiaries to, amend, repeal or modify any provision in the Surviving Corporation’s or any of its subsidiaries’ organizational documents relating to the exculpation or indemnification of former officers and directors as in effect immediately prior to October 29, 2023 in a manner that would adversely affect the Indemnified Parties. Parent also agreed that, for six (6) years from and after the Closing, it will cause the Surviving Corporation to promptly advance expenses as incurred by each Indemnified Party to the same extent such persons are currently entitled to receive advances of expenses pursuant to organizational documents of the Company and each of its subsidiaries as in effect on October 29, 2023.
During the period commencing at the Effective Time and ending on the six (6) year anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance ( “D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, or a replacement insurance policy of such D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier that includes coverage with respect to acts or omissions occurring prior to the Effective Time, in each case, on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its D&O Insurance obligations, the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage in the last twelve-month period ending on October 1, 2023 (the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In lieu of maintaining the D&O Insurance or obtaining a replacement insurance policy, the Company may (or if Parent requests, the Company will) or the Surviving Corporation may, as applicable, purchase a prepaid “tail” policy with respect to the D&O Insurance, with an extended reporting period ending on the six (6) year anniversary of the Effective Time, from the Company’s current directors’ and officers’ liability insurance carrier or an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company, prior to the Effective Time, or the Surviving Corporation, following the Effective Time, purchases such a “tail” policy, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, in which each of Parent and the Company covenants or agrees to:
•
Publicity: Consult with each other and provide meaningful opportunity for review and give due consideration to reasonable comments by the other party before issuing any press release or making any other public announcement or public statement with respect to the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement, except (i) as may be required by applicable law if such party that is required to issue a press release or make an announcement uses commercially reasonable efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance and gives reasonable and good-faith consideration to any such comments proposed by the other party, (ii) any disclosure of information concerning the Merger Agreement in connection with any dispute between the parties

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THE MERGER AGREEMENT (continued)

regarding the Merger Agreement or (iii) non-public internal announcements to employees. Additionally, (i) each of the parties may make public statements in response to questions by the press, analysts, investors, business partners or at industry conferences or financial analyst conference calls, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company or to the extent that they have been reviewed and previously approved by both Parent and the Company and (ii) Parent, Merger Sub and their respective affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity-holders, members, managers and investors who are subject to customary confidentiality restrictions;
In addition, the Company will:
•
Access: Give Parent, its officers and other authorized representatives reasonable access during normal business hours and consistent with applicable law, upon reasonable advance notice, to its contracts and other books and records, except that the Company is not required to afford such access or furnish such information if it would, amongst other things, (i) unreasonably interfere with the operations of the Company or any of its subsidiaries, (ii) violate the provisions of any contract to which the Company or any of its subsidiaries is a party or (iii) result in the loss of attorney-client privilege;

•
Stockholder Litigation: (i) promptly notify Parent of any stockholder litigation against it or any of its representatives arising out of or relating to the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement (including by providing copies of all litigation documents, pleadings, letters, notices or other material documents served on or otherwise noticed to the Company or any of its directors or officers), (ii) keep Parent reasonably and promptly informed regarding any such stockholder litigation, and give Parent a reasonable opportunity to review and propose comments to all filings or written responses to be made by the Company in connection with any such stockholder litigation, (iii) consult with Parent with respect to the defense, settlement or compromise of any such stockholder litigation, including giving Parent the opportunity to participate (but not control), at Parent’s expense, in the defense settlement or prosecution of any such stockholder litigation, (iv) give reasonable and good-faith consideration to any comments proposed by Parent and (v) not enter into or agree to any settlement with respect to such stockholder litigation without Parent’s consent;

•
Section 16 Matters: Take all actions as may be necessary or appropriate to cause the transactions contemplated by the Merger Agreement and other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by the Merger Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law; and

•
Stock Exchange Delisting: Cooperate with Parent to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Further, prior to the Effective Time, without the prior written consent of the Special Committee, the Eargo Board will not dissolve or dismantle the Special Committee, or revoke or diminish the authority of the Special Committee.
In addition, Parent and Merger Sub, as applicable, will:
•	Written consent: In its capacity as the sole stockholder of Merger Sub, will approve and adopt the Merger Agreement by written consent immediately following its execution;
•
Special Committee: Not remove or cause the removal of any director of the Eargo Board that is a member of the Special Committee either as a member of the Eargo Board or the Special Committee other than for cause;

•
Other Agreements: Other than the Voting and Support Agreement, not enter into any agreement, arrangement, or understanding (in each case, whether written or oral) with any of the Company’s or its Subsidiaries’ directors, officers, employees or stockholders (A) the subject of which is related to the Merger or the other transactions contemplated by the Merger Agreement (other than such agreements, arrangements or understandings that are contingent upon consummation of the Closing) or (B) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, or in the case of Parent, Merger Sub and the PSC Stockholder only, not enter into or modify any contract which would, individually or in the aggregate, prevent the ability of Parent or Merger Sub to consummate the Merger or any other transactions contemplated thereby.

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THE MERGER AGREEMENT (continued)

Conditions to Consummation of the Merger
The respective obligation of each party to effect the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions:
•
the adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of the holders representing a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote thereon; and

•
no court or other governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent in nature) that is in effect that restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:
•
the representations and warranties of the Company related to certain organization, good standing and qualification (except as provided in the Merger Agreement), the absence of a Material Adverse Effect since December 31, 2022 and Perella Weinberg’s fairness opinion, must be true and correct as of the date of the Merger Agreement and as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time);

•
the representations and warranties of the Company related to certain capitalization representations must be true and correct as of the date of the Merger Agreement and the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time), except for any de minimis inaccuracies;

•
the representations and warranties of the Company related to certain organization, good standing and qualification representations, capitalization representations, corporate authority, approval and fairness, takeover statutes and brokers and finders must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time);

•
the other representations and warranties of the Company set forth in the Merger Agreement (without giving effect to any materiality limitations, such as “material,” “in all material respects” and “Material Adverse Effect” set forth therein) must be true and correct as of the date of the Merger Agreement and the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time), except, for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	the Company having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;
•	no occurrence of a Material Adverse Effect since October 29, 2023; and
•
the receipt by Parent and Merger Sub of a certificate dated as of the Closing Date signed on behalf of the Company by the chief executive officer or chief financial officer of the Company certifying that each of the conditions specified above have been satisfied.

The obligation of the Company to effect the Merger is also subject to satisfaction or waiver by the Company at or prior to the Closing of the following conditions:
•
the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct as of the date of the Merger Agreement and the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty will be so true and correct as of such particular date or period of time), in each case except as would not, individually or in the aggregate, reasonably be expected to prevent the ability of Parent or Merger Sub to consummate the Merger and deliver the Merger Consideration in accordance with the Merger Agreement;

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•	each of Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; and
•
the receipt by the Company of a certificate dated as of the Closing Date signed on behalf of Parent and Merger Sub by an executive officer of Parent certifying that each of the conditions specified above have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger and any other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by the mutual written consent of Parent and the Company (upon approval of the Special Committee).
In addition, the Merger Agreement may be terminated and the Merger and any other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by either Parent or the Company (upon approval of the Special Committee):
•
if the Merger is not consummated on or before April 29, 2024 or such other date agreed by the parties in writing (the “Outside Date”), except that the right to terminate the Merger Agreement pursuant to this bullet point is not available to a party whose failure to comply with its obligations under the Merger Agreement has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or before the Outside Date (the “Outside Date Termination Right”);

•
if any court or other governmental authority of competent jurisdiction has enacted, issued, promulgated or entered any order that permanently restrains, enjoins, renders illegal or otherwise permanently prohibits consummation of the Merger and such order shall have become final and non-appealable, except that the right to terminate the Merger Agreement pursuant to this bullet point is not available to a party whose failure to comply with its obligations under the Merger Agreement has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or before such date; or

•
if the other party breaches any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would give rise to the failure of a condition precedent to Closing and cannot be cured prior to the Outside Date or, if capable of being cured prior to the Outside Date, has not been cured prior to the earlier of (x) 30 days after the giving of notice thereof to the other party of such breach describing such breach or failure in reasonable detail and stating the non-breaching party’s intention to terminate the Merger Agreement and abandon the Merger and any other transactions contemplated by the Merger Agreement and (y) three business days prior to the Outside Date, except that no party has the right to terminate the Merger Agreement as a result of another party’s breach if such terminating party is in breach of any representation, warranty, covenant or agreement which breach would give rise to a failure of a condition precedent to closing (the “Merger Agreement Breach Termination Right”).

The Merger Agreement also provides that the Company (upon approval of the Special Committee) may terminate the Merger Agreement, if:
•
all of the Parent and Merger Sub closing conditions have been and remain satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but which are capable of being satisfied at the Closing);

•
the Company has irrevocably certified in writing to Parent and Merger Sub following the date on which Closing is required to occur pursuant to the Merger Agreement that it is prepared to and stands ready, willing and able to consummate the Closing and that all of the Company’s closing conditions have been satisfied or irrevocably waived; and

•
Parent and Merger Sub fail to effect the Closing on or prior to the date that is three (3) business days following receipt by Parent and Merger Sub of the written certification of the Company (the “Merger Agreement Failure to Close Termination Right”).

The Merger Agreement also includes a termination right for (i) the Company (upon approval of the Special Committee), at any time prior to the Effective Time, if the Company fails to obtain the Requisite Company Stockholder Approval at the Special Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger or (ii) Parent, if at any time the Eargo Board (acting upon the recommendation of the Special Committee) has effected a Change of Recommendation.
Finally, the Merger Agreement provides that the Company (upon approval of the Special Committee) may terminate the Merger Agreement at any time prior to receiving the Requisite Company Stockholder Approval, in order (and as a condition precedent) to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided that, prior to such termination, (i) the Eargo Board (acting upon the recommendation of the Special Committee) (or Special Committee, as applicable) authorizes the Company to enter into
Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    65

THE MERGER AGREEMENT (continued)

an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by the Merger Agreement, (ii) substantially concurrently with the termination of the Merger Agreement, the Company enters into an Alternative Acquisition Agreement providing for such Superior Proposal, (iii) the Company has complied in all material respects with the provisions of the Merger Agreement and (iv) the Company pays to Parent the Company Termination Fee (as defined below) within two Business Days of such termination (the “Merger Agreement Superior Proposal Termination Right”).
Termination Fees and Expenses
Effect of Termination. In the event of the valid termination of the Merger Agreement, the Merger Agreement will become void and of no effect with no liability to any person on the part of any party (or of any of its representatives or affiliates); provided that no such termination will relieve any party of any liability or damages to the other party resulting from any fraud or Willful and Material Breach of its obligations set forth in the Merger Agreement; provided that in a case of a Willful and Material Breach or fraud by Parent or Merger Sub such aggregate liability of Parent or Merger Sub will not exceed $14,808,583.00. In determining losses or damages recoverable upon termination by a party to the Merger Agreement for the other party’s breach, the parties acknowledge and agree that such losses and damages will not be limited to reimbursement of expenses or out-of-pocket costs and may include the benefit of the bargain lost by such party, or in the case of the Company, the holders of shares of Company Common Stock, which will be deemed to be damages payable to such party. In addition to the foregoing, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the Limited Guarantee, which rights, obligations and agreements set forth in the Limited Guarantee will survive the termination of the Merger Agreement in accordance with its respective terms.
Fees Payable by Company. The Company will pay Parent a termination fee of $1,063,058.00 (the “Company Termination Fee”) if the Company exercises the Merger Agreement Superior Proposal Termination Right, or if Parent terminates the Merger Agreement due to the Eargo Board effecting a Change of Recommendation. In addition, the Company will pay Parent the Company Termination Fee if the Merger Agreement is validly terminated due to a Merger Agreement Breach Termination Right, and (x) following the execution and delivery of the Merger Agreement and prior to such termination, any person announces an Acquisition Proposal and does not withdraw or otherwise abandon such Acquisition Proposal and (y) within twelve months following the termination of the Merger Agreement, either any Acquisition Proposal is consummated or the Company enters into an Alternative Acquisition Agreement with respect to any Acquisition Proposal.
Sole and Exclusive Remedy. The Company Termination Fee, together with any Enforcement Costs (as defined below), as applicable, will be the sole and exclusive remedy of Parent, Merger Sub and its related parties against the Company or any of its related parties for any losses suffered or incurred as a result of or under the Merger Agreement or the transactions contemplated by the Merger Agreement, including any breach (including any Willful and Material Breach) of any covenant or agreement in the Merger Agreement. The maximum aggregate liability of the Company and its related parties will be limited to an amount equal to the Company Termination Fee together with any Enforcement Costs. While Parent and Merger Sub may pursue both a grant of specific performance and payment of the Company Termination Fee, under no circumstances will Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance and monetary damages, including all or any portion of the Company Termination Fee. In no event will the Company be required to pay the Company Termination Fee on more than one occasion. In addition, while the Company may pursue both a grant of specific performance and an award of monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance resulting in the Closing and an award of monetary damages.
Enforcement Costs. If either party fails to timely pay any amounts due in connection with the termination of the Merger Agreement, as applicable, including damages, and, to obtain such payment, the party to whom such payment is owed obtains a judgment against the other party, the owing party will pay to the owed party its reasonable, documented and out-of-pocket costs and expenses (including attorneys’ fees of outside counsel) in connection with such suit (the “Enforcement Costs”), except that in no event will any party be required to pay Enforcement Costs in an aggregate amount exceeding $2,000,000 (such amount already being included in the limitation on Parent’s aggregate liability).
Expenses. Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including all fees and expenses of its representatives, will be paid by the party incurring such expenses, except that any expenses incurred in connection with the filing fee for this proxy statement, the Schedule 13e-3 and any Other Required Company Filing and printing and mailing such documents will be paid by the Company.
66    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

THE MERGER AGREEMENT (continued)

Amendment and Waiver
At any time prior to the Effective Time, the Merger Agreement may be amended, modified or waived if it is in writing and signed, in the case of an amendment or modification, by Parent, Merger Sub and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. After the receipt of the Requisite Company Stockholder Approval, no amendment of the Merger Agreement may be made that by applicable law requires further approval by the holders of shares of Company Common Stock without obtaining such further approval.
Jurisdiction; Specific Performance
By entering into the Merger Agreement, each party thereto, with respect to any dispute between the parties arising out of the Merger Agreement or transactions contemplated thereby, (i) expressly submitted to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction over such claim or cause of action or Action, the federal courts located in the State of Delaware (the “Chosen Courts”), (ii) expressly waived any claim of lack of personal jurisdiction or improper venue or claims that such courts are an inconvenient forum and (iii) agreed that all claims, actions or proceedings relating to the Merger Agreement or transactions contemplated thereby must be brought in the Chosen Courts.
The parties to the Merger Agreement are entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement, including the right of a party to cause each other party to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions of the Merger Agreement, and to enforce the obligations of the parties pursuant to the terms of the Equity Commitment Letter and the Merger Agreement, as applicable, in any of the Chosen Courts without proof of actual damages (and each party waived any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.
Governing Law
The Merger Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule.
Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    67

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain forward-looking statements. All statements other than statements of historical fact contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, are forward-looking statements, including statements regarding the expected consummation of the proposed transaction or the anticipated timing thereof. Words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Forward-looking statements are based on a number of assumptions about future events and are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including, among others, the risks associated with proposed transaction generally, such as the failure to consummate or delay in consummating the merger for any reason; the risk that a condition to closing of the merger may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted following announcement of the merger; failure to retain key management and employees of the Company; unfavorable reaction to the merger by customers, competitors, suppliers and employees; the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; the ability to meet expectations regarding the timing and completion of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; significant transaction costs and other risks that are described in greater detail in the sections titled “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date they are made. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The factors described above cannot be controlled by the Company.
68    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

PARTIES TO THE MERGER
The Company
Eargo, Inc.
2665 North First Street, Suite 300
San Jose, California 95134
Telephone: (650) 351-7700
The Company. Eargo was incorporated in Delaware on November 12, 2010. Eargo is a medical device company on a mission to improve hearing health. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first approach empowers consumers to take control of their hearing. Consumers can purchase online, at retail locations or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. Eargo hearing aids are offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States. Our principal executive office is located at 2665 North First Street, Suite 300, San Jose, California 95134 and the telephone number of our principal executive office is (650) 351-7700.
The Parent Entities
PSC Echo Parent LLC
PSC Echo Merger Sub Inc.
c/o Patient Square Equity Advisors, LP
2884 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Telephone: (650) 384-6558
Parent. Parent was formed on October 13, 2023, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Parent is a direct, wholly owned subsidiary of PSC Echo, LP and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Parent is c/o Patient Square Equity Advisors, LP, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025. The telephone number at the principal office is (650) 384-6558.
Merger Sub. Merger Sub was formed on October 13, 2023, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub is c/o Patient Square Equity Advisors, LP, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025. The telephone number at the principal office is (650) 384-6558.
Eargo, Inc. Notice of Special Meeting of Stockholders    69

THE SPECIAL MEETING
Date, Time and Place
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Eargo Board for use at the Special Meeting to be held on February 13, 2024, starting at 11:00 a.m. Pacific time, or at any postponement or adjournment thereof, which will be held online at https://www.virtualshareholdermeeting.com/EAR2024SM.
Purpose of the Special Meeting
At the Special Meeting, holders of shares of Company Common Stock entitled to vote at the Special Meeting will be asked to approve:
•	the Merger Agreement Proposal;
•	the Golden Parachute Proposal; and
•	the Adjournment Proposal.
Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. Approval of the Golden Parachute Proposal and approval of the Adjournment Proposal are not conditions to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. We encourage you to read the Merger Agreement carefully in its entirety.
The votes on the Golden Parachute Proposal and the Adjournment Proposal are separate and apart from the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Golden Parachute Proposal and/or Adjournment Proposal and vote not to approve the Merger Agreement Proposal (and vice versa).
Recommendation of Eargo Board
Based in part on the unanimous recommendation of the Special Committee, the Eargo Board recommends that you vote:
•	“FOR” the Merger Agreement Proposal;
•	“FOR” the Golden Parachute Proposal; and
•	“FOR” the Adjournment Proposal.
You should read “Special Factors - Purpose and Reasons of Eargo for the Merger; Recommendation of the Eargo Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the Eargo Board considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors - Interests of Executive Officers and Directors of Eargo in the Merger.”
Record Date and Quorum
We have fixed January 12, 2024 as the Record Date for the Special Meeting, and only record holders of shares of Company Common Stock as of the close of business on the Record Date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Company Common Stock at the close of business on the Record Date.
Each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date. As of the Record Date, there were 20,772,485.00 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.
The holders of a majority of the voting power of our outstanding shares of Company Common Stock as of the Record Date must be present, in person (which includes presence virtually at the Special Meeting) or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business.
70    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

THE SPECIAL MEETING (continued)

The shares of Company Common Stock entitled to vote at and represented at the Special Meeting that are not voted, including the shares of Company Common Stock for which a stockholder directs an abstention from voting, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share of Company Common Stock entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, the stockholders who are present in person (which includes presence virtually at the Special Meeting) or represented by proxy may be asked to vote as to whether the Special Meeting will be adjourned to another time and/or place.
Vote Required
The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon. For the Golden Parachute Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Voting Intentions of Eargo’s Directors and Executive Officers
Our directors and executive officers have informed us that, as of the date of this proxy statement and to the extent that they own shares of Company Common Stock as of the Record Date, they intend to vote all of the shares of Company Common Stock owned directly by them “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal, and “FOR” the Adjournment Proposal.
As of the Record Date, our directors and executive officers directly owned, in the aggregate, 191,949 shares of Company Common Stock entitled to vote at the Special Meeting, or collectively approximately .92% of the total voting power entitled to vote at the Special Meeting.
The PSC Stockholder, which holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock has entered into a Voting and Support Agreement with Eargo. Under the Voting and Support Agreement, the PSC Stockholder has agreed to take certain actions required by Eargo subject to the terms, conditions and limitations set forth therein, including to (i) vote all shares of Company Common Stock beneficially owned by the PSC Stockholder in favor of the Merger and the Merger Agreement, (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger and (iii) not enter into any contract, option or other arrangement or understanding with respect to the transfer of any shares of Company Common Stock held by the PSC Stockholder, other than as provided under certain customary exceptions. Accordingly, the Voting and Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. A copy of the Voting and Support Agreement is attached as Annex B to the proxy statement and is incorporated by reference in the proxy statement in its entirety.
As of the date of the filing of this proxy statement, none of Parent, Merger Sub or any of their respective affiliates (as defined under Rule 405 of the Securities Act), except for the PSC Stockholder and PSC Echo GP, LLC (and any Equity Securities issued to applicable directors of the Company as equity awards), beneficially own any shares of Company Common Stock.
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THE SPECIAL MEETING (continued)

Voting
Stockholders of Record
If your shares of Company Common Stock are registered directly in your name with our transfer agent, Equiniti, you are considered, with respect to those shares of Company Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by Eargo. As the stockholder of record, you have the right to grant your voting proxy directly to us (or another proxyholder) or to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.
If you do not attend the Special Meeting and fail to vote, either in person (which includes presence virtually at the Special Meeting) or by proxy, your shares of Company Common Stock will not be voted at the Special Meeting, and will not be counted for purposes of determining whether a quorum exists.
Additionally, if you do not attend the Special Meeting and fail to vote, either in person (which includes presence virtually at the Special Meeting) or by proxy, your failure to vote will have (a) the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and (b) no effect on the Golden Parachute Proposal or the Adjournment Proposal (so long as a quorum is present).
Beneficial Owners
If your shares of Company Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Company Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Company Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Company Common Stock in person (which includes presence virtually at the Special Meeting) at the Special Meeting unless you submit a legal proxy from your broker, bank or other nominee.
Your broker, bank or other nominee will only be permitted to vote your shares of Company Common Stock if you instruct your broker, bank or other nominee as to how to vote. You should follow the instructions provided by your broker, bank or other nominee regarding the voting of your shares of Company Common Stock. Under applicable stock exchange rules, absent your instructions, a broker, bank or other nominee does not have discretionary authority to vote on “non-routine” matters and all of the matters to be considered at the Special Meeting are, under such rules, “non-routine.” As a result, absent specific instructions from the beneficial owner of such shares of Company Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Company Common Stock.
If you instruct your broker, bank or other nominee how to vote on at least one, but not all, of the proposals to be considered at the Special Meeting, your shares of Company Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and (b) no effect on the Golden Parachute Proposal or the Adjournment Proposal (so long as a quorum is present).
Abstentions
An abstention will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal but will count for the purpose of determining if a quorum is present at the Special Meeting.
72    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

THE SPECIAL MEETING (continued)

How to Vote
Your vote is important. If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Special Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Special Meeting online, please submit a proxy to vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.
The Internet. To vote by proxy over the Internet, follow the instructions provided on your proxy card.
Telephone. If you receive printed proxy materials, you may also vote by submitting a proxy via telephone by following the instructions on your proxy card.
Mail. If you receive printed proxy materials, you may also vote by mail: simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares in accordance with the proxy card.
Voting at the Special Meeting. You may vote your shares at https://www.virtualshareholdermeeting.com/EAR2024SM. You will be asked to provide the 16-digit control number from your proxy card.
The shares of Company Common Stock for which proxies are received electronically, telephonically, or by proxy card properly marked, dated, signed and not revoked, will be voted at the Special Meeting.
If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Company Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company Common Stock voted.
The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary of the Company by the time the Special Meeting begins.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes indicating how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.
If you have any questions or need assistance voting your shares of Company Common Stock, please call Broadridge Financial Solutions, Inc toll-free at (800) 690-6903.
IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON (WHICH INCLUDES PRESENCE VIRTUALLY AT THE SPECIAL MEETING).
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person (which includes presence virtually at the Special Meeting) by attending the Special Meeting and casting your vote in person (which includes presence virtually at the Special
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THE SPECIAL MEETING (continued)

Meeting). If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your broker, bank or other nominee. If you fail to submit a proxy or to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting, or you do not provide your broker, bank or other nominee with instructions, as applicable, your shares of Company Common Stock will not be voted at the Special Meeting, which will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal and will not have any effect on the Golden Parachute Proposal and the Adjournment Proposal (so long as a quorum is present).
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to the Secretary of the Company, which must be filed with our Secretary of the Company before the Special Meeting begins, or (3) attending the Special Meeting and voting in person (which includes presence virtually at the Special Meeting). If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.
Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible.
Technical Support
Beginning 15 minutes prior to the start of and during the virtual Special Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.
Questions
An online portal will be available to our stockholders at https://www.virtualshareholdermeeting.com/EAR2024SM. Stockholders may access this portal and submit questions and vote during the Special Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Special Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Special Meeting, as time permits, and in accordance with the Rules of Conduct for the Special Meeting. Questions and answers may be grouped by topic, and substantially similar questions will be answered only once.
Adjournments and Postponements
Any adjournment of the Special Meeting may be made from time to time by the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, then our stockholders may be asked to vote on a proposal to approve one or more proposals to adjourn the Special Meeting, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal (as further described in “Adjournment of the Special Meeting (The Adjournment Proposal - Proposal 3) - The Proposal”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our stockholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.
Each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Anticipated Date of Completion of the Merger
We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed in the first (1st) quarter of 2024. If our stockholders vote to approve the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement, and in any event, at the Effective Time.
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Appraisal Rights
If the Merger is consummated, stockholders who continuously hold shares of Company Common Stock from the date of making the demand described below through the effective date of the Merger, who do not vote such shares of Company Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Company Common Stock and who do not effectively withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of such shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and is incorporated by reference in this proxy statement in its entirety. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Company Common Stock unless otherwise expressly noted therein or herein. Only a holder of record of shares of Company Common Stock is entitled to demand appraisal of such shares of Company Common Stock registered in that holder’s name. A person having a beneficial interest in shares of Company Common Stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to make a demand for appraisal and follow the steps set forth in Section 262 (and summarized below) properly and in a timely manner to perfect appraisal rights. If you hold your shares of Company Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee.
Under Section 262, if the Merger is completed, holders of shares of Company Common Stock who: (i) submit a written demand for appraisal to Eargo before the vote is taken on the adoption of the Merger Agreement; (ii) do not submit a proxy with respect to, or otherwise vote, the shares of Company Common Stock for which such holders seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Company Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL may be entitled to have such shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. However, because the Company Common Stock will be listed on a national securities exchange immediately prior to the consummation of the Merger, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of Company Common Stock who have asserted appraisal rights with respect to such shares unless (a) the total number of shares of Company Common Stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal; or (b) the value of the aggregate per share Merger Consideration in respect of the shares of Company Common Stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Company Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262.
This proxy statement constitutes Eargo’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex D, in compliance with the requirements of Section 262. In connection with the Merger, any holder of shares of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex D carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her, its or their appraisal rights will be entitled to receive the per share Merger Consideration described in the Merger
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Agreement, without interest thereon. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of any shares of Company Common Stock, Eargo believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel. To the extent there are any inconsistencies between the summary of Section 262 contained herein and Section 262, Section 262 will govern.
Stockholders wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:
•	NOT vote the shares of Company Common Stock for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;
•
deliver to Eargo a written demand for appraisal of such shares of Company Common Stock before the vote on the Merger Agreement at the Special Meeting, which written demand must reasonably inform Eargo of the identity of the stockholder who intends to demand appraisal of his, her, its or their shares of Company Common Stock and that such stockholder intends thereby to demand appraisal of such shares of Company Common Stock; and

•
continuously hold such shares of Company Common Stock on and from the date of making the demand through the effective date of the Merger (a stockholder will lose appraisal rights with respect to any shares the stockholder transfers before the Effective Time and after delivering a written demand for appraisal).

In addition, a petition for appraisal rights must be filed in the Delaware Court of Chancery requesting a determination of the fair value of such shares of Company Common Stock within 120 days after the effective date of the Merger. This may be undertaken by any stockholder (or any person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a broker, bank or other nominee on behalf of such person) who has complied with the foregoing requirements and who is otherwise entitled to appraisal right or by the Surviving Corporation. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
In addition, because Company Common Stock will be listed on a national securities exchange immediately prior to the Merger, one of the ownership thresholds must be met or the appraisal proceedings with respect to any shares of Company Common Stock for which appraisal is sought.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement or abstain from voting.
Written Demand
Any holder of shares of Company Common Stock wishing to exercise appraisal rights must deliver to Eargo, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of the stockholder’s shares of Company Common Stock, and that stockholder must not vote such shares of Company Common Stock or submit a proxy for such shares of Company Common Stock in favor of the adoption of the Merger Agreement that is not revoked. A holder of shares of Company Common Stock exercising appraisal rights must hold of record the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of Company Common Stock of record through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal.
Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights for such stockholder’s shares of Company Common Stock must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, with respect to such shares of Company Common Stock. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the adoption of the Merger Agreement. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.
Only a holder of record of shares of Company Common Stock is entitled to demand appraisal rights for the shares of Company Common Stock registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock must be executed by or on behalf of the holder of record, and must reasonably inform Eargo of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares of Company Common Stock in connection with the Merger. If the shares of Company Common Stock are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such
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demand must be executed by or on behalf of the record owner, and if the shares of Company Common Stock are owned of record by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker, bank or other nominee who holds shares of Company Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising appraisal rights for other beneficial owners. In such case, the written demand should set forth the number of shares of Company Common Stock as to which appraisal is sought, and where no number of shares of Company Common Stock is expressly mentioned it will be presumed to cover all shares of Company Common Stock held in the name of the record owner. If a stockholder holds shares of Company Common Stock through a broker who in turn holds the shares of Company Common Stock through a central securities depositary nominee such as Cede & Co., a demand for appraisal of such shares of Company Common Stock must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder.
STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BROKER, BANK OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to Eargo at 2665 North First Street, Suite 300, San Jose, CA 95134, and may not be submitted by electronic submission. Such written demand must be delivered to and received by Eargo before the vote on the adoption of the Merger Agreement at the Special Meeting.
Any holder of shares of Company Common Stock who has delivered a written demand to Eargo and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her, its or their demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Eargo a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the per share Merger Consideration, without interest thereon, less any applicable withholding taxes, within sixty (60) days after the effective date of the Merger. If an appraisal proceeding is commenced and Eargo, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share Merger Consideration being offered pursuant to the Merger Agreement.
Notice by the Surviving Corporation
If the Merger is completed, within ten (10) days after the effective date of the Merger, the Surviving Corporation will notify each holder of shares of Company Common Stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, the Surviving Corporation or any holder of shares of Company Common Stock who has complied with Section 262 and is otherwise entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares of Company Common Stock) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares of Company Common Stock held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any holders of shares of Company Common Stock who desire to have their shares of Company Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock
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within the time and in the manner prescribed in Section 262. If no such petition is filed by the Surviving Corporation or a holder of shares of Company Common Stock who has demanded appraisal (or a beneficial owner of such shares) within the period specified in Section 262, appraisal rights will be lost as to all stockholders’ previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any holder of shares of Company Common Stock who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which Eargo has received demands for appraisal, and the aggregate number of holders of such shares of Company Common Stock. The Surviving Corporation must provide this statement to the requesting stockholder within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Company Common Stock held either in a voting trust or by a broker, bank or other nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of Company Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the Surviving Corporation.
After notice to stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares of Company Common Stock to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of Company Common Stock for which appraisal rights have been asserted if neither of the ownership thresholds is met.
Determination of Fair Value
After determining the holders of shares of Company Common Stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to any holders of Company Common Stock seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Company Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.
In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede &
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Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Company Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share Merger Consideration. Neither the Company nor Parent anticipates offering more than the per share Merger Consideration to any stockholder exercising appraisal rights, and each of the Company and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share is less than the per share Merger Consideration. If a petition for appraisal is not timely filed then the right to an appraisal will cease. If neither of the ownership thresholds described above has been satisfied with respect to the shares of Company Common Stock for which appraisal is sought, then the right to an appraisal will cease with respect to such shares. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Company Common Stock entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.
If any stockholder who demands appraisal of his, her, its or their shares of Company Common Stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the per share Merger Consideration, without interest thereon, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger or if the stockholder delivers to the Surviving Corporation an effective written withdrawal of the holder’s demand for appraisal and an acceptance of the per share Merger Consideration, either within sixty (60) days after the effective date of the Merger with respect to any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party or thereafter with the written approval of the Surviving Corporation, in accordance with Section 262. In addition, a holder of shares of Company Common Stock will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Company Common Stock for which appraisal is sought.
From and after the effective date of the Merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Company Common Stock, if any, with a record date as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the effective date of the Merger. In addition, a holder of shares of Company Common Stock will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Company Common Stock for which appraisal is sought.
Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
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Solicitation of Proxies; Payment of Solicitation Expenses
Eargo will pay for the entire cost of soliciting proxies. Our directors, officers and employees may solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.
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THE MERGER (THE MERGER AGREEMENT PROPOSAL - PROPOSAL 1)
The Proposal
Eargo is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
General
We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Eargo, with Eargo surviving as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of shares of Company Common Stock (other than the Excluded Holders) will have the right to receive the Merger Consideration of $2.55 per share of Company Common Stock in cash, without interest, subject to and in accordance with the terms and conditions set forth in the Merger Agreement. For a detailed description of the Merger Agreement and the transactions contemplated thereby, including the Merger, see “The Merger Agreement.”
As discussed in the section titled “Special Factors - Purpose and Reasons of Eargo for the Merger; Recommendation of the Eargo Board and the Special Committee; Fairness of the Merger,” the Eargo Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger are advisable, fair to, and in the best interests of, Eargo and Eargo stockholders.
Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur.
Vote Required
The approval of the Merger Agreement Proposal requires the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL.
Each record holder of Company Common Stock is entitled to one vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Appraisal Rights
If the Merger is consummated, stockholders who properly demand appraisal for shares that they continuously hold shares of Company Common Stock through the effective date of the Merger, who do not vote such shares of Company Common Stock in favor of the adoption of the Merger Agreement and who do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of Company Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Company Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting - Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Company Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Eargo stockholders considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.
To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to Eargo before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Company Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Company Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the shares of Company Common Stock for which appraisal is sought in connection with the Merger unless certain stock ownership conditions are satisfied by the holders of Company Common Stock seeking appraisal. The DGCL requirements
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for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting - Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex D to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Only a holder of record of shares of Company Common Stock is entitled to demand appraisal of such shares of Company Common Stock registered in that holder’s name. If, as of the Record Date, you are the beneficial owner of shares of Company Common Stock held in “street name” by your broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.
Vote Recommendation
The Eargo Board recommends that you vote “FOR” the Merger Agreement Proposal.
82    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
(THE GOLDEN PARACHUTE PROPOSAL - PROPOSAL 2)
The Proposal
Eargo is asking you to approve the Golden Parachute Proposal.
General
As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, Eargo is providing its stockholders with the opportunity to cast a non-binding, advisory vote to approve certain payments and/or benefits that may be received pursuant to compensation arrangements for Eargo’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Special Factors - Interests of Executive Officers and Directors of Eargo in the Merger - Golden Parachute Compensation.”
Eargo believes that those certain payments and/or benefits that may be received pursuant to compensation arrangements for Eargo’s named executive officers in connection with the Merger are reasonable and demonstrate that Eargo’s executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of Eargo stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Eargo’s named executive officers in connection with the Merger. In addition, this vote is separate and independent from the vote of stockholders to approve the Merger Agreement Proposal. Eargo asks that its stockholders vote “FOR” the following resolution:
“RESOLVED, that the payments and/or benefits that may be received pursuant to compensation arrangements for Eargo’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the “Potential Change-in-Control Payments to Named Executive Officers” table and the footnotes to that table contained in the section captioned “Special Factors - Interests of Executive Officers and Directors of Eargo in the Merger - Golden Parachute Compensation,” is hereby APPROVED on a non-binding, advisory basis.”
This vote is advisory, and therefore, it will not be binding on Eargo, nor will it overrule any prior decision or require the Eargo Board (or any committee thereof) to take any action. Accordingly, regardless of the outcome of the advisory vote, Eargo’s named executive officers may be or become entitled to certain payments and/or benefits pursuant to compensation arrangements in connection with the Merger, as disclosed in this proxy statement. However, the Eargo Board values the opinions of the Eargo stockholders, and to the extent that there is any significant vote against the Golden Parachute Proposal, the Eargo Board will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.
Vote Required
The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon.
Each record holder of Company Common Stock is entitled to one vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Vote Recommendation
The Eargo Board recommends that you vote “FOR” the Golden Parachute Proposal.
Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders    83

ADJOURNMENT OF THE SPECIAL MEETING
(THE ADJOURNMENT PROPOSAL - PROPOSAL 3)
The Proposal
Eargo is asking you to approve the Adjournment Proposal.
General
Eargo is asking you to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.
If the Eargo stockholders approve the Adjournment Proposal, Eargo could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously provided proxies to vote against the approval of the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if Eargo had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, Eargo could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of Company Common Stock to change their votes to votes in favor of any such proposal. Additionally, Eargo may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting. Under our bylaws, the person presiding over the Special Meeting also has the authority to adjourn the Special Meeting regardless of the outcome of the vote on the Adjournment Proposal.
Vote Required
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.
Each record holder of Company Common Stock is entitled to one vote for each outstanding share of Company Common Stock owned of record on the Record Date.
Vote Recommendation
The Eargo Board recommends that you vote “FOR” the Adjournment Proposal.
84    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS
No provision has been made (i) to grant Eargo's Unaffiliated Stockholders access to the corporate files of Eargo, any other party to the Merger or any of their respective affiliates; or (ii) to obtain counsel or appraisal services at the expense of Eargo or any other such party or affiliate.
OTHER IMPORTANT INFORMATION REGARDING EARGO
Directors and Executive Officers of Eargo
The Eargo Board presently consists of six (6) members. The persons listed below are the directors and executive officers of Eargo as of the date of this proxy statement.
From and after the Effective Date of the Merger, the Merger Agreement provides that (a) the directors of Merger Sub will become and constitute the only directors of the Surviving Corporation, and such directors will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation, and (b) the officers of Eargo will constitute the only officers of the Surviving Corporation, and such officers will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation.
Neither Eargo, nor any of Eargo’s directors or executive officers listed below has, to the knowledge of Eargo, been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors). In addition, neither Eargo, nor any of Eargo’s directors or executive officers listed below has, to the knowledge of Eargo, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of Eargo’s directors and executive officers are set forth below.
All of Eargo’s directors and executive officers can be reached c/o Eargo, Inc., 2665 North First Street, Suite 300, San Jose, California 95134, and each of the directors and executive officers is a citizen of the United States.
Directors
Name	Age	Position
Katie J. Bayne	57	Director
Trit Garg, M.D.	33	Director
Karr Narula	44	Director
Justin Sabet-Peyman	41	Director
Donald Spence	70	Chair of the Board and Director
David Wu	55	Director
Katie J. Bayne has served as a member of the Eargo Board since June 2021. Since February 2019, Ms. Bayne has served as a Senior Advisor with Guggenheim Securities, LLC, the investment banking and capital markets division of Guggenheim Partners. Since March 2018, Ms. Bayne has also served as founder and President of Bayne Advisors, a strategic and advisory firm. Prior to serving in her current roles, from 1989 to 2018, Ms. Bayne served in numerous roles at The Coca-Cola Company focused on general management, strategy, retail and consumer marketing in the United States, Australia and globally, including President, North America Brands and Chief Marketing Officer, North America. Ms. Bayne previously served as a member of the board of directors for Acreage Holdings, Inc., Ascena Retail Group, Inc., Ann Inc. and Beazer Homes USA. Ms. Bayne currently serves as a member of the board of directors of The Honest Company, Inc., a publicly traded company. Ms. Bayne is also a member of the board of trustees of the Fuqua School of Business at Duke University and is on the executive board of the Cox School of Business at Southern Methodist University. Ms. Bayne holds a B.A. in Psychology from Duke University and an M.B.A. from Duke University’s Fuqua School of Business.
Dr. Trit Garg has served as a member of the Eargo Board since December 2022. Dr. Garg has served as a Vice President at Patient Square Capital, a health care focused investment firm, since October 2021. Prior to joining Patient Square, Dr. Garg was at HealthQuest Capital from 2018 to 2021 where he was most recently a Principal. Previously Dr. Garg was a resident physician in Internal Medicine at Stanford University Hospital from 2017 to 2018. Earlier during his medical training, Dr. Garg spent time at KKR, a private equity firm, and
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OTHER IMPORTANT INFORMATION REGARDING EARGO (continued)

McKinsey & Company. Dr. Garg currently serves on the Board of Directors of Access TeleCare. Dr. Garg holds an M.D. from Stanford Medical School and an M.B.A. from Stanford’s Graduate School of Business. He graduated with a B.A. with High Distinction from the University of California, Berkeley, where he was a Regents’ and Chancellor’s Scholar.
Karr Narula has served as a member of the Eargo Board since December 2022. Mr. Narula is a Founding Partner of Patient Square Capital, a health care focused investment firm that he joined in March 2021. He has over 18 years of health care investment and operations experience. At Patient Square, Mr. Narula brings an operational lens to health care investment decisions and oversees the firm’s Transformation and Growth (TAG) Team, which deploys specialized transformation and growth capabilities to unlock value within portfolio companies. He currently serves on the Board of Directors of Access Tele care and previously served on the Boards of Blue Sprig Pediatrics and Access Physicians.
Prior to Patient Square, Mr. Narula spent 13 years at KKR, a private equity firm, from 2007 until 2020, where he was a Partner and Head of KKR’s Portfolio Operations Team (KKR Capstone) in the Americas. In this role, he led the team responsible for value creation across all industries and asset classes in the Americas and directly drove value creation efforts within the health care sector. While at KKR, Mr. Narula was a member of KKR’s Americas Private Equity Portfolio Management Committee, KKR’s Health Care Strategic Growth Portfolio Management Committee, and KKR’s Portfolio Operations Global Operating Committee. Prior to joining KKR in 2007, he was a private equity investor at HIG Capital and before that, a consultant at Bain & Company in San Francisco and in London.
Mr. Narula holds a B.S. in Industrial Engineering with Distinction from Stanford University and an M.B.A. from Harvard Business School.
Justin Sabet-Peyman has served as a member of the Eargo Board since December 2022. Mr. Sabet-Peyman is a Partner at Patient Square Capital, a health care focused investment firm, where he has worked since September 2021. Mr. Sabet-Peyman previously worked at KKR on the Americas Health Care Team from 2008 until 2019, where he focused on private equity and growth equity investing. He also spent a year helping to build the Direct Investments platform at Mubadala Investment Company from 2020 until 2021, and he started his career at McKinsey & Company where he served corporate and private equity clients.
Mr. Sabet-Peyman currently serves on the Board of Directors of Syneos Health and Access Telecare. He previously served on the Boards of Heartland Dental, PetVet Care Centers, Trilogy MedWaste, Ebb Therapeutics, EchoNous, Arbor Pharmaceuticals, and Lake Region Medical.
Mr. Sabet-Peyman received his B.S. and M.S. in Electrical Engineering from Stanford University where he graduated as the Henry Ford II Scholar and was a Mayfield Fellow.
Donald Spence has served as a member of the Eargo Board, as well as our non-executive Chair, since December 2022. Mr. Spence retired in August 2019 as President and Chief Executive Officer of Ebb Therapeutics, a company in the business of developing and marketing medical products for the treatment of insomnia, a position he held since March 2017. Prior to joining Ebb Therapeutics, Mr. Spence served as Chairman and Chief Executive Officer of Lake Region Medical, Inc. from 2010 until its acquisition by Integer Holdings Corporation in October 2015. From 2005 to 2008, he served as President of the Sleep and Home Respiratory Group for Philips Respironics, and from 2008 to 2010 as Chief Executive Officer of Philips Home Healthcare Solutions. Prior to that, Mr. Spence spent eight years with GKN Sinter Metals, as Senior Vice President for Global Sales and Marketing from 1998 to 2001 and as President from 2001 to 2005. Prior to 1998, he served in a number of roles at BOC Group, PLC over a 15-year career at that company including President, Ohmeda Medical Systems from 1997 to 1998. Mr. Spence serves on the boards of the following publicly held companies: Integer Holdings Corp (NYSE: ITGR) and Vapotherm, Inc. (NYSE: VAPO), both medical device manufacturers. Mr. Spence also serves on the board of Linguaflex, Inc. Mr. Spence earned his B.A. in Economics from Michigan State University and his M.A. in Economics from Central Michigan University.
David Wu has served as a member of the Eargo Board since July 2014. Since 2012, Mr. Wu has been a Partner at Maveron LLC, a venture capital firm, where his primary focus is emerging consumer internet companies. Mr. Wu leads Maveron’s investments in Illumix, Booster, Wave, PlutoVR and Eargo, and serves on each company’s board of directors. Mr. Wu received a B.S. in electrical engineering and a B.A. in quantitative economics from Stanford University.
Executive Officers
Name	Age	Position
William Brownie	56	Interim Chief Executive Officer and Chief Operating Officer
Adam Laponis	47	Former Chief Financial Officer
Mark Thorpe	56	Chief Financial Officer
86    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

OTHER IMPORTANT INFORMATION REGARDING EARGO (continued)

William Brownie has served as our Interim Chief Executive Officer since July 2023 and as our Chief Operating Officer since April 2019. From August 2016 through March 2019, Mr. Brownie served as our Chief Customer Operations Officer. In addition, from January 2017 to June 2019 he served as our Chief Financial Officer. From June 2015 to August 2016, Mr. Brownie served as an independent consultant to various companies. From January 2012 to June 2015, Mr. Brownie served as the Managing Director at Sonova e-Hearing Care, a group company of Sonova AG, a provider of hearing care products. Prior to that, from August 2001 to December 2011, Mr. Brownie served as Chief Financial Officer and then President and Chief Executive Officer of HearingPlanet Inc., which was purchased by Sonova AG. Mr. Brownie received a B.S. in business administration from San Diego State University-California State University.
Adam Laponis served as our Chief Financial Officer from June 2019 to January 2024. From November 2018 to March 2019, Mr. Laponis served as Vice President of Financial Planning and Analysis for Tesla, an automotive and energy company, where he previously served as Senior Director of Finance from April 2017 to November 2018. Prior to that, he served as the Vice President and Chief Financial Officer of Cardiovascular Care of Cardinal Health, a healthcare services and products company, from October 2015 to April 2017. Prior to that, he served in various financial roles at Johnson & Johnson, a healthcare company, from August 2004 to October 2015. Mr. Laponis received a B.S. in chemical engineering from the University of California, Berkeley and his M.B.A. from the University of Southern California.
Mark Thorpe has served as our Chief Financial Officer since January 2024. From January 2022 through January 2024, Mr. Thorpe served as our Chief Accounting Officer and principal accounting officer and will continue to serve as our principal accounting officer in his new role. Prior to his promotion to Chief Accounting Officer, Mr. Thorpe served as our Vice President of Finance and Corporate Controller since September 2019. From August 2018 to June 2019, Mr. Thorpe served as the Senior Vice President of Finance and Operations at Bitmovin, Inc., a provider of web-based video infrastructure solutions. Prior to that, from October 2014 to June 2018, Mr. Thorpe served as the Vice President, Head of Finance and Administration at VeloCloud Networks, Inc. (acquired by VMWare, Inc.) a provider of cloud, software and hardware-based SD-WAN services. Mr. Thorpe has also served in various leadership roles in accounting and finance at ServiceSource, Inc., Citrix Systems, Inc., and United Parcel Services, Inc., and Mr. Thorpe began his professional career with KPMG, LLP. Mr. Thorpe holds dual masters and bachelors degrees in accounting from the University of Florida. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.
Book Value per Share
As of October 31, 2023, the estimated unaudited book value per share of Company Common Stock was $1.86. Book value per share is computed by dividing total equity at October 31, 2023 by the total shares of Company Common Stock outstanding on that date.
Market Price of Shares of Company Common Stock and Dividends
Our common stock is listed and traded on Nasdaq under the symbol “EAR.” At January 12, 2024, there were 20,772,485.00 shares of our common stock outstanding, and the closing sale price of our common stock shares was $2.60. Also as of that date, we had approximately 57 stockholders of record of our common stock. This number does not include the beneficial owners for whom shares are held in a “nominee” or “street” name. We have not declared any dividends, and we have no present intention to pay dividends on our common stock.
The following table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported by Nasdaq during such period. On January 17, 2023, we effected a 1-for-20 reverse stock split of our common stock. No fractional shares were issued as a result of the reverse stock split. All per share information presented below has been retroactively adjusted to reflect the reverse stock split.
Fiscal Year	High	Low
2021
First Quarter	$1,535.00	$830.80
Second Quarter	$1,162.40	$614.20
Third Quarter	$797.10	$126.60
Fourth Quarter	$212.60	$89.80
2022
First Quarter	$171.00	$65.60
Second Quarter	$112.60	$14.60
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OTHER IMPORTANT INFORMATION REGARDING EARGO (continued)

Fiscal Year	High	Low
Third Quarter	$68.80	$13.40
Fourth Quarter	$25.20	$9.60
2023
First Quarter	$16.80	$3.92
Second Quarter	$5.87	$4.32
Third Quarter	$4.98	$2.11
Fourth Quarter	$2.75	$1.47
The Merger Agreement prohibits us from declaring or paying any dividends on the shares of Company Common Stock until the Effective Time of the Merger or the termination of the Merger Agreement, without Parent’s consent.
The closing price of the shares of Company Common Stock on October 27, 2023, the last trading day before Eargo publicly announced the Merger, was $1.68 per share.
On January 12, 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of our common stock on Nasdaq was $2.60. You are encouraged to obtain current market quotations for the shares of Company Common Stock in connection with voting your shares of Company Common Stock.
If the Merger is completed, there will be no further market for the shares of Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Eargo’s securities will be delisted from Nasdaq and deregistered under the Exchange Act.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of October 31, 2023, information regarding beneficial ownership of our common stock by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The percentage of ownership is based on 20,762,389 shares of common stock outstanding as of October 31, 2023. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security. In addition, any shares that the entity or individual has the right to acquire within 60 days of October 31, 2023 through the exercise of any stock options or through the vesting and settlement of RSUs payable in shares of common stock are included in the following table. These shares are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
88    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

OTHER IMPORTANT INFORMATION REGARDING EARGO (continued)

Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o Eargo, Inc., 2665 North First Street, Suite 300, San Jose, California 95134.
Name of beneficial owner	Number of outstanding shares beneficially owned	Number of shares exercisable within 60 days	Number of shares beneficially owned	Percentage of beneficial ownership
5% and greater stockholders:
PSC Echo, LP(1)	15,821,299	—	15,821,299	76.2%
Charles and Helen Schwab(2)	1,089,628	—	1,089,628	5.3%
Named executive officers and directors:
William Brownie(3)	38	94,639	94,677	*
Adam Laponis(4)	—	49,079	49,079	*
Christian Gormsen(5)	4,953	78,251	83,204	*
Katie Bayne(6)	—	11,709	11,709	*
Trit Garg, M.D.(7)	—	6,191	6,191	*
Karr Narula(8)	—	6,191	6,191	*
Justin Sabet-Peyman(9)	—	6,191	6,191	*
Donald Spence(10)	—	6,191	6,191	*
David Wu(11)	25,463	11,526	36,989	*
Mark Thorpe	0	23,810	23,810	*
All current directors and executive officers as a group (8 persons)	25,501	166,448	191,949	*
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)
Shares held by PSC Echo, LP. PSC Echo GP, LLC is the general partner of PSC Echo, LP and may be deemed to beneficially own the shares of Company Common Stock held by PSC Echo, LP. Voting and investment decisions with respect to the shares of Company Common Stock held by PSC Echo, LP are made by the management committee of PSC Echo GP, LLC. PSC Echo, LP’s address is c/o Patient Square Equity Advisors, LP, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(2)
Consists of (a) 1,084,371 shares of Company Common Stock held directly by Mr. and Mrs. Schwab through The Charles and Helen Schwab Living Trust U/A DTD 11/22/1985 Helen O. Schwab and Charles R. Schwab TTEE and (b) 5,257 shares of Company Common Stock held directly by Mr. and Mrs. Schwab through The Charles and Helen Schwab Living Trust U/A DTD 11/22/1985 Charles R. Schwab TTEE.

(3)
Consists of (a) 38 shares of Company Common Stock held directly, (b) 94,588 shares of Company Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024 and (c) 51 restricted stock units that are scheduled to vest within 60 days of January 12, 2024.

(4)
Adam Laponis is the former Chief Financial Officer of the Company. Consists of 49,079 shares of Company Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024.

(5)
Christian Gormsen is the former Chief Executive Officer of the Company. Consists of (a) 4,953 shares of Company Common Stock held directly and (b) 78,251 shares of Company Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024.

(6)	Consists of 11,709 shares of Company Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024.
(7)	Consists of 6,191 shares of Company Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024.
(8)	Consists of 6,191 shares of Company Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024.
(9)	Consists of 6,191 shares of Company Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024.
(10)	Consists of 6,191 shares of Company Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024.
(11)
Consists of (a) 25,000 shares of Company Common Stock held directly by Mr. Wu through the Wu Family Trust, (b) 463 shares of common stock held indirectly by Mr. Wu through the Wu 2015 Irrevocable Trust, and (c) 11,526 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024.

(12)
Consists of (a) 23,804 shares of Company Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of January 12, 2024 and (b) 6 restricted stock units that are scheduled to vest within 60 days of January 12, 2024.

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OTHER IMPORTANT INFORMATION REGARDING EARGO (continued)

Prior Public Offerings
On November 23, 2022, we closed a rights offering, pursuant to which we offered an aggregate of 18.75 million shares of common stock to stockholders as of a record date determined by the Eargo Board, at an offering price of $10.00 per share of common stock (the “Rights Offering”). Pursuant to the Rights Offering, we sold an aggregate of approximately 2.9 million shares of common stock to our existing stockholders, from which we received net proceeds of $27.6 million. The Rights Offering was not an underwritten offering.
Neither Eargo, Parent, Merger Sub, nor any of their respective affiliates have made an underwritten public offering of the shares of Company Common Stock for cash that was registered under the Securities Act, as amended, or exempt from registration under Regulation A promulgated thereunder during the last three (3) years.
Certain Transactions in the Shares of Company Common Stock
Other than the Merger Agreement (as described in “The Merger Agreement”) and agreements entered into in connection therewith, including the Voting and Support Agreement, and certain share activity related to our equity compensation awards discussed elsewhere in this proxy statement, Eargo, Parent, Merger Sub, and their respective affiliates have not executed any transactions with respect to the shares of Company Common Stock during the past sixty (60) days.
On June 24, 2022, after reviewing all available alternatives to secure the funding needed to support our ongoing operations and pursuit of our business strategies, including a potential sale of the Company, we entered into an agreement (the “Note Purchase Agreement”) with the PSC Stockholder, an affiliate of Parent, and Drivetrain Agency Services, LLC, as administrative agent and collateral agent. Pursuant to the Note Purchase Agreement, we issued approximately $105.5 million in two tranches of senior secured convertible notes (the “Notes”) and agreed to conduct the Rights Offering. In accordance with the terms of the Note Purchase Agreement, upon closing of the Rights Offering, the Notes converted into 15,821,299 shares of our common stock (the “Conversion Shares”) on a post-reverse stock split basis, representing approximately 76.2% of our outstanding common stock as of the date of conversion.
In connection with the Note Purchase Agreement, we had also entered into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) with the PSC Stockholder, pursuant to which, among other things, the PSC Stockholder has the right to nominate a number of directors to the Eargo Board that is proportionate to the PSC Stockholder’s ownership of the Company, rounded up to the nearest whole number (and which shall in no event be less than one). As a result, following the closing of the Rights Offering and the conversion of the Notes into the Conversion Shares, and based on the number of directors on the Eargo Board as of the date of conversion, the PSC Stockholder had the right to nominate six directors to the Eargo Board. The PSC Stockholder exercised its right to nominate three directors to the Eargo Board, Trit Garg, M.D., Karr Narula and Justin Sabet-Peyman, in December 2022.
90    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

Certain Financial and Other Information about Eargo
Please take note that:
(i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, (the “Form 10-K”) (without exhibits) is included in this proxy statement as Annex E, and includes:
•
a description of the Company’s business (See Item 1 of Form 10-K, beginning at page E-5), properties (See Item 2 of Form 10-K, beginning at page E-68) and legal proceedings (See Item 3 of Form 10-K, beginning at page E-68);

•	the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2022, and December 31, 2021 (See Item 8 of Form 10-K, beginning at page E-94);
•
management’s discussion and analysis of financial condition and results of operations for such periods (See Item 7 of Form 10-K, beginning at page E-71) and quantitative and qualitative disclosures about market risk (See Item 7A of Form 10-K, beginning at page E-93); and

•	disclosures of changes in and disagreements with accountants on accounting and financial disclosure (See Item 9 of Form 10-K, beginning at page E-125).
(ii) the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2023 (the “Form 10-Q”) (without exhibits) is included in this proxy statement as Annex F, and includes:
•	a description of the Company’s legal proceedings (See Item 3 of Form 10-Q, beginning at page F-42);
•
the Company’s unaudited condensed consolidated balance sheet at September 30, 2023, the unaudited condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2023, the unaudited condensed consolidated statements of stockholders’ equity at September 30, 2023, the unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2023, and the related notes (See Item 1 of Form 10-Q, beginning at page F-5); and

•	management’s discussion and analysis of financial condition and results of operations for such period (See Item 2 of Form 10-Q, beginning at page F-23).
In addition, any shareholder of the Company may obtain without charge copies of the Company’s Form 10-K and Form 10-Q, and any exhibits thereto, as filed with the SEC, by writing to us at 2665 North First Street, Suite 300, San Jose, CA 95134 or by calling us at (650) 351-7700.
OTHER IMPORTANT INFORMATION REGARDING THE PARENT ENTITIES
The Parent Entities
Merger Sub. Merger Sub was formed on October 13, 2023 as a Delaware corporation, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub is c/o Patient Square Equity Advisors, LP, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025. The telephone number at the principal office is (650) 384-6558.
Parent. Parent was formed on October 13, 2023 as a Delaware limited liability company, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger. Parent is a direct, wholly owned subsidiary of the PSC Stockholder and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Parent is c/o Patient Square Equity Advisors, LP, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025. The telephone number at the principal office is (650) 384-6558.
PSC Stockholder. Parent is controlled by the PSC Stockholder, through which funds advised by Patient Square are invested. The PSC Stockholder holds approximately 76.2% of the voting power of Eargo’s outstanding capital stock. The principal office address of the PSC Stockholder is c/o Patient Square Equity Advisors, LP, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025. The telephone number at the principal office is (650) 384-6558.
PSC Echo GP. The PSC Stockholder is controlled by PSC Echo GP, its general partner. The principal office address of PSC Echo GP is c/o Patient Square Equity Advisors, LP, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025. The telephone number at the principal office is (650) 384-6558.
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None of Merger Sub, Parent, the PSC Stockholder or PSC Echo GP has, to the knowledge of the Parent Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Directors, Executive Officers and Controlling Persons
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of the directors, executive officers and controlling persons of the Parent Entities are set forth below. All directors, executive officers and controlling persons listed below are citizens of the United States. The business address of the Parent Entities is c/o Patient Square Equity Advisors, LP, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
None of the persons listed below has, to the knowledge of the Parent Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the persons listed below has, to the knowledge of the Parent Entities, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
James C. Momtazee is one of the three managers of PSC Echo GP. He is the Managing Partner of Patient Square. He was Chairman and CEO of Montes Archimedes Acquisition Corporation from October 2020 until October 2021. He was previously a Member of Kohlberg Kravis Roberts & Co. L.P., a private equity and alternative asset management firm (“KKR”), and had been employed by KKR for 21 years ending in July 2019. Mr. Momtazee currently serves on the boards of directors of Alladapt Immunotherapeutics, Apollo Therapeutics, BridgeBio Pharma, Elevage Medical Technologies, Enavate Sciences, Kriya Therapeutics, the Medical Device Manufacturers Association, Roivant Science and Syneos Health. He previously served on the boards of directors of Ajax Health, Alliance Imaging, Arbor Pharmaceuticals, PharMerica, Covenant Surgical Partners, EchoNous, Entellus Medical, Envision Healthcare, Global Medical Response, HCA, Heartland Dental, Jazz Pharmaceuticals, Lake Region Medical, PRA Health Sciences and Spirox. Mr. Momtazee received a B.A. with distinction, Phi Beta Kappa, from Stanford University and an M.B.A., Arjay Miller Scholar, from Stanford’s Graduate School of Business.
Justin Sabet-Peyman has served as President of Parent and Merger Sub since their formation and is one of the three managers of PSC Echo GP. He is a Partner at Patient Square where he has worked since 2021. Mr. Sabet-Peyman previously worked at KKR on the Americas Health Care Team from 2008 until 2019, where he focused on private equity and growth equity investing. He also spent a year helping to build the Direct Investments platform at Mubadala Investment Company from 2020 until 2021, and he started his career at McKinsey & Company where he served corporate and private equity clients. Mr. Sabet-Peyman currently serves on the Boards of Directors of Syneos Health and Access Telecare. He previously served on the Boards of Heartland Dental, PetVet Care Centers, Trilogy MedWaste, Ebb Therapeutics, EchoNous, Arbor Pharmaceuticals and Lake Region Medical. Mr. Sabet-Peyman received his B.S. and M.S. in Electrical Engineering from Stanford University where he graduated as the Henry Ford II Scholar and was a Mayfield Fellow.
Adam Fliss has served as Vice-President of Parent and Merger Sub since their formation and is one of the three managers of PSC Echo GP. He is a Founding Partner and the General Counsel of Patient Square, where he has worked since January 2021. Mr. Fliss previously worked as General Counsel at TPG Capital, the private equity platform of alternative asset manager TPG. Prior to TPG Capital, Mr. Fliss worked in the private equity group at Ropes & Gray. Mr. Fliss received a B.A. in Political Economy from Tulane University and a J.D., summa cum laude from Suffolk University Law School.
92    Eargo, Inc. Proxy Statement and Notice of Special Meeting of Stockholders

DELISTING AND DEREGISTRATION OF COMMON STOCK
If the Merger is completed, there will be no further market for Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Eargo’s securities will be delisted from Nasdaq and deregistered under the Exchange Act.
STOCKHOLDER PROPOSALS AND NOMINATIONS
If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2024 Annual Meeting of Stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.
Requirements for Stockholder Proposals to be Considered for Inclusion in Eargo’s Proxy Materials
If you wish to submit a proposal to be included in the proxy statement for our 2024 Annual Meeting, we must have received it in a form which complies with the applicable securities laws, on or before December 26, 2023; provided, that, if the date of the 2024 Annual Meeting is more than thirty (30) days from June 7, 2024, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting. Please address your proposals to: Eargo, Inc., 2665 North First Street, Suite 300, San Jose, CA 95134, Attention: Secretary of the Company. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
Requirements for Stockholder Proposals to be Brought before the Annual Meeting
In accordance with our bylaws, for any matter to be properly considered before our 2024 Annual Meeting (other than proposals to be included in our proxy statement), including nomination of directors, such matter must be submitted to us between February 8, 2024 and March 9, 2024 and in a format which complies with the provisions set forth in our bylaws. In the event next year’s Annual Meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the prior year’s Annual Meeting, which was held on June 7, 2023, to be timely, stockholder notices must be delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Eargo. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2024.
Notices of intention to present proposals at the 2024 Annual Meeting should be addressed to Eargo, Inc., 2665 North First Street, Suite 300, San Jose, CA 95134, Attention: Secretary of the Company. Eargo reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. On request, the Secretary of the Company will provide detailed instructions for submitting proposals.
Requirements for Stockholder Nominations for Eargo Board Directors
The policy of the Eargo Board is to have the Eargo Board consider properly submitted stockholder recommendations for candidates for membership to the Eargo Board. In evaluating nominees recommended by stockholders, the Eargo Board will utilize the same criteria used for nominees proposed by the Eargo Board members. If a stockholder wishes to nominate directors for election to the Eargo Board at next year’s Annual Meeting, such nominations must comply with Section 2.5 of our bylaws and be submitted in writing to Eargo, Inc., 2665 North First Street, Suite 300, San Jose, CA 95134, Attention: Secretary of the Company.
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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You may find our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q attached to this Proxy Statement as Annex E and Annex F, respectively. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at https://ir.eargo.com/. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:
Eargo, Inc.
2665 North First Street, Suite 300
San Jose, CA 95134
Telephone: (650) 351-7700
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Eargo, Inc., 2665 North First Street, Suite 300, San Jose, California 95134, Telephone (650) 351-7700 or from the SEC through the SEC website at the address provided above.
Because the Merger is a “going private” transaction, Eargo, Parent, Merger Sub, the PSC Stockholder and PSC Echo GP, LLC have filed with the SEC a Transaction Statement on Schedule 13e-3 with respect to the Merger. The Schedule 13e-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13e-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13e-3 filed with the SEC.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 16, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.
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Annex A
STRICTLY PRIVATE & CONFIDENTIAL

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

PSC ECHO PARENT LLC,

PSC ECHO MERGER SUB INC.

and

EARGO, INC.

Dated as of October 29, 2023

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 29, 2023, is by and among PSC Echo Parent LLC, a Delaware limited liability company (“Parent”), PSC Echo Merger Sub Inc., a Delaware corporation and a direct or indirect wholly owned Subsidiary of Parent (“Merger Sub”), and Eargo, Inc., a Delaware corporation (the “Company”). Parent, the Company and Merger Sub are referred to herein as the “Parties” and each, a “Party.”
RECITALS
WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to and in accordance with the provisions of the Delaware General Corporation Law, as may be amended from time to time (the “DGCL”);
WHEREAS, the sole member of Parent has unanimously approved and declared advisable this Agreement and the transactions contemplated hereby;
WHEREAS, the board of directors of Merger Sub has unanimously determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder, approved and declared advisable this Agreement and the Merger and any other transactions contemplated hereby and resolved to recommend adoption of this Agreement to the sole stockholder of Merger Sub;
WHEREAS, the board of directors of the Company (the “Company Board”) has established a special committee (the “Special Committee”), consisting solely of members of the Company Board, independent of Parent, Merger Sub or their respective Affiliates to, among other things, develop, assess and negotiate the terms of this Agreement and the transactions contemplated hereby, including the Merger, and to make a recommendation to the Company Board as to whether the Company should enter into this Agreement;
WHEREAS, the Special Committee has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and the holders of shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) (other than PSC Echo, LP, a Delaware limited partnership (“PSC Echo LP”), Parent, Merger Sub or any of their respective Affiliates) (the “Unaffiliated Stockholders”), and (B) recommended to the Company Board that the Company Board (i) determine that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) declare this Agreement and the transactions contemplated hereby advisable, (iii) approve this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein and (iv) resolve to recommend that the stockholders of the Company vote to adopt and approve this Agreement in accordance with the DGCL;
WHEREAS, the Company Board (acting on the recommendation of the Special Committee) has (i) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) declared this Agreement and the transactions contemplated hereby advisable, (iii) approved the Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that the stockholders of the Company vote to adopt and approve this Agreement in accordance with the DGCL;
WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, PSC Echo LP (the “Supporting Stockholder”) is entering into a voting agreement with the Company, dated as of the date of this Agreement (the “Voting and Support Agreement”), attached hereto as Exhibit A, pursuant to which the Supporting Stockholder has agreed to take certain actions required by the Special Committee to vote all Shares beneficially owned by it in accordance with the terms of the Voting and Support Agreement;
WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered to the Company concurrently with the execution of this Agreement (i) a limited guarantee (the “Limited Guarantee”) from Patient Square Equity Partners, LP (the “Limited Guarantor”), in favor of the Company, pursuant to which, subject to the terms and conditions contained therein, the Limited Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement, and (ii) the Equity Commitment Letter (as herein defined); and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
THE MERGER; CLOSING; EFFECTIVE TIME
Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article 2. The Merger shall have the effects specified in the DGCL.
Section 1.02. Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the “Closing”) shall take place at the offices of Ropes & Gray LLP, 3 Embarcadero Center, San Francisco, CA 94111 (or at the request of either Party, by means of a virtual Closing through electronic exchange of documents and signatures), at 9:00 a.m. (New York time) on the third Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent waivable under applicable Law and this Agreement) of those conditions at the Closing) have been satisfied or waived (to the extent waivable under applicable Law and this Agreement) in accordance with this Agreement. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.03. Effective Time. At the Closing, the Company and Parent will cause the Merger to be consummated by filing all necessary documentation, including a Certificate of Merger (the “Delaware Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware as provided in the relevant provisions of the DGCL. The Merger shall become effective at the time (the “Effective Time”) when the Delaware Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware or at such later time as may be agreed by the Parties in writing and specified in the Delaware Certificate of Merger.
ARTICLE 2
CERTIFICATE OF INCORPORATION AND BYLAWS
OF THE SURVIVING CORPORATION
Section 2.01. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name (the “Charter”), until thereafter amended as provided therein or as provided by applicable Law and consistent with the obligations set forth in Section 6.11.
Section 2.02. Bylaws of the Surviving Corporation. Subject to the requirements of Section 6.11, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”), except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended as provided therein, by the Charter or as provided by applicable Law and consistent with the obligations set forth in Section 6.11.
ARTICLE 3
DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION
Section 3.01. Directors of the Surviving Corporation. Immediately prior to, but conditioned on the occurrence of, the Effective Time, the Parties shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter and the Bylaws.
Section 3.02. Officers of the Surviving Corporation. The Parties shall take all actions necessary so that the officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter and the Bylaws.

ARTICLE 4
EFFECT OF THE MERGER ON CAPITAL STOCK;
EXCHANGE OF SHARE CERTIFICATES
Section 4.01. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any capital stock of the Company:
(a) Merger Consideration. Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares that are to be cancelled or converted in accordance with Section 4.01(b) or Section 4.01(c) and (ii) Shares that are owned by stockholders of the Company who did not vote in favor of this Agreement or the Merger and who have demanded and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (the Shares referred to in clause (ii), “Dissenting Shares,” and the Shares referred to in clauses (i) and (ii), collectively, “Excluded Shares”)) shall be converted into the right to receive $2.55 per Share in cash, without interest (the “Merger Consideration”). At the Effective Time, all of the Shares converted into the right to receive the Merger Consideration pursuant to this Section 4.01(a) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate formerly representing any of the Shares (each, a “Share Certificate”) or otherwise if the Company then has Shares which are not certificated, the applicable number of uncertificated Shares represented by book-entry (the “Book- Entry Shares”) (in each case, other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration.
(b) Cancellation of Certain Shares. Any Shares that are owned by the Company and not held on behalf of third parties and any Dissenting Shares, in each case, that are issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder of such Shares, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist, subject to any rights the holder thereof may have under Section 4.02(g).
(c) Shares Held by PSC Echo, LP or Parent. Each Share issued and outstanding immediately prior to the Effective Time that is owned by PSC Echo, LP, a Delaware limited partnership, or its Affiliates or Parent or Merger Sub shall, by virtue of the Merger and without any action on the part of the holder of such Share, be converted into one Surviving Corporation Share.
(d) Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such share, be converted into one Surviving Corporation Share.
Section 4.02. Exchange of Share Certificates.
(a) Appointment of Paying Agent. Prior to the Effective Time, Parent and Merger Sub shall appoint a bank or trust company reasonably acceptable to the Company to serve as the paying agent (the “Paying Agent”) and shall enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities with respect to this Agreement.
(b) Deposit of Merger Consideration. At or prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent cash in U.S. Dollars sufficient to pay the aggregate Merger Consideration (other than in respect of Excluded Shares) under Section 4.01(a) (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. Pending its disbursement in accordance with this Section 4.02, the Payment Fund shall be invested by the Paying Agent, if so directed by Parent or Merger Sub. Any such investment, if made, must be made in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Shares to receive the Merger Consideration as provided herein.
(c) Procedures for Surrender.
(i) Promptly after the Effective Time (and in any event within two Business Days thereafter or such longer period as may be required by the Paying Agent), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares as of immediately prior to the Effective Time (other than Excluded Shares) (A) a notice advising such holders of the effectiveness of the Merger, (B) a letter of transmittal (the “Letter of Transmittal”) specifying that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.02(f)) or transfer of Book-Entry Shares not held, directly or indirectly, through The Depository Trust

Company (“DTC”) to the Paying Agent, such materials to be in such form and have such other provisions as Parent desires with approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed), and (C) instructions for effecting the surrender of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.02(f)) or Book-Entry Shares to the Paying Agent in exchange for payment of the aggregate Merger Consideration to which such holders are entitled pursuant to the terms of this Agreement.
(ii) With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article 4.
(iii) Upon surrender to the Paying Agent of Shares that (A) are Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.02(f)), together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, (B) are Book-Entry Shares not held through DTC, by book receipt of an “agent’s message” in customary form by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request), in each case of the foregoing clauses (A) and (B) of this Section 4.02(c)(iii), pursuant to such materials and instructions as contemplated by Section 4.02(c)(i), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed to by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third party intermediaries pursuant to Section 4.02(c)(ii), the holder of such Share Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to deliver to each such holder, as promptly as reasonably practicable after the Effective Time, a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.02(h)) of cash that such holder has the right to receive pursuant to Section 4.01(a).
(iv) No interest will be paid or accrued on any amount payable upon surrender of any Shares.
(v) In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Share Certificate surrendered or transferred in exchange thereof is registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Share Certificates may be issued to such transferee if the Share Certificates formerly representing such Shares are presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to the Paying Agent.
(vi) Notwithstanding anything to the contrary in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Share Certificate or an executed Letter of Transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article 4. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Persons in whose name such Book-Entry Shares are registered in the stock transfer records of the Company.
(d) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Share Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article 4.
(e) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) that remains unclaimed by, or otherwise undistributed to, the holders of Share Certificates or Book-Entry Shares by the one-year anniversary of the Effective Time shall be delivered to the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article 4 shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.02(h)) upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.02(f)) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(f) Lost, Stolen or Destroyed Share Certificates. In the event any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond reasonably sufficient to indemnify Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to such Share Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.02(h)) equal to the number of Shares (other than Excluded Shares) represented by such lost, stolen or destroyed Share Certificate multiplied by the Merger Consideration.
(g) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration and holders of such Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until such Person fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such Person’s rights to receive payment under Section 262 of the DGCL. If any such Person fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right, such Dissenting Shares shall thereupon have the rights and obligations provided in Section 262 of the DGCL. The Company shall (i) give Parent notice of any written demands for appraisal of Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company with respect to the Dissenting Shares promptly after receipt by the Company and (ii) give Parent the opportunity to participate in and direct all negotiations and proceedings with respect to such demands for appraisal pursuant to the DGCL in respect of such Dissenting Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands, or agree to do any of the foregoing.
(h) Withholding Rights. Each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent and any other applicable withholding agent, as applicable and without duplication, shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable federal, state, local or non-U.S. Law in respect of applicable Taxes. To the extent that amounts are so deducted or withheld and remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. If any Party becomes aware of any withholding obligation with respect to any payment hereunder or in connection with the transactions contemplated hereby (other than (i) in connection with compensatory payments or (ii) backup withholding), in each case, which payment is to be made to any Party, then Parent or the Company, as applicable, shall use commercially reasonable efforts to provide prompt notice thereof to the other Party, and the Parties shall and shall cause their applicable Affiliates, permitted successors and assigns to use commercially reasonable efforts to cooperate with one another in order to eliminate or reduce any such deduction or withholding. Notwithstanding anything to the contrary, any compensatory amounts payable to any current or former employee of the Company or any of its Subsidiaries pursuant to or as contemplated by this Agreement shall be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable.
(i) FIRPTA Certificate. At or prior to the Closing, the Company shall deliver to Parent a duly executed and acknowledged certificate, dated not more than 30 days prior to the Closing Date, in a customary form reasonably satisfactory to Parent.
Section 4.03. Treatment of Company Equity Awards.
(a) Treatment of Company Options. At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to or upon the Effective Time, whether vested or unvested (each, a “Company Option”), shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, without interest thereon and subject to applicable Tax withholding, equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option, by (ii) the number of Shares covered by such Company Option immediately prior to and upon the Effective Time. The Surviving Corporation shall pay the amounts due pursuant to this Section 4.03(a) (the “Option Consideration”) on the first regular payroll date to occur after the fifth Business Day following the Closing Date. Any Company Option that has a per share exercise price that is greater than or equal to the Merger Consideration shall be cancelled for no consideration as of the Effective Time.
(b) Treatment of Company RSU Awards. At the Effective Time, each then outstanding Company RSU Award shall, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon and subject to applicable Tax withholding (the “RSU Cash Replacement Award”), equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU

Award as of immediately prior to the Effective Time. Except as otherwise set forth in Section 4.03(b) of the Company Disclosure Schedule, such RSU Cash Replacement Awards shall otherwise have the same terms and conditions (including with respect to vesting) as applied to the Company RSU Award for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes that are reasonable and made in good faith to conform the administration of the RSU Cash Replacement Awards.
(c) Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the Compensation Committee, as applicable, shall adopt any resolutions and take any other actions that are necessary to effectuate the treatment of the Company Equity Awards pursuant to Sections 4.03(a) and 4.03(b).
Section 4.04. Adjustments to Prevent Dilution. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Effective Time and termination of this Agreement in accordance with Article 8, the number of Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities, or a different class, by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization or other similar transaction, the Merger Consideration shall be equitably adjusted to provide the holders of Shares and Company Equity Awards the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 4.04 shall be construed to permit the Company or any Subsidiary of the Company to take any action otherwise prohibited by the terms of this Agreement.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
Section 5.01. Representations and Warranties of the Company. Except as set forth in the Company Reports filed by the Company with the SEC since the Applicable Date and publicly available at least two Business Days prior to the date of this Agreement (excluding, in each case, any disclosures solely set forth in any risk factor or “forward-looking statements” section or any similar section, to the extent they are forward-looking in nature) (provided that such exception shall not apply to the representations and warranties set forth in Section 5.01(a) (Organization, Good Standing and Qualification), Section 5.01(b) (Capital Structure), Section 5.01(c) (Corporate Authority, Approval and Fairness), Section 5.01(g)(ii) (Absence of Material Adverse Effect), Section 5.01(m) (Takeover statutes), Section 5.01(s) (Fairness Opinion) and Section 5.01(u) (Brokers and Finders)) or in the disclosure schedule delivered to Parent and Merger Sub by the Company immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of this Agreement to the extent that the relevance of such item is reasonably apparent on the face of such disclosure); provided, however, that with respect to Section 5.01(g)(ii) (Absence of Material Adverse Effect), only items (if any) specifically disclosed against Section 5.01(g)(ii) of the Company Disclosure Schedule shall be deemed disclosure with respect to Section 5.01(g)(ii), the Company hereby represents and warrants to Parent and Merger Sub that:
(a) Organization, Good Standing and Qualification.
(i) The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be in good standing or have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept or a similar concept) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ii) Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or a similar concept) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity (with respect to jurisdictions that recognize such concept or a similar concept) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company’s Subsidiaries and their respective jurisdictions of organization, as of the date hereof, are identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(b) Capital Structure.
(i) The authorized capital stock of the Company consists of (i) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 450,000,000 Shares. As of October 26, 2023 (the “Reference Date”): (A) 20,762,389 Shares were issued and outstanding, (B) no shares of Preferred Stock were issued and outstanding, (C) 2,649,224 Shares were subject to outstanding Company Options, and (D) 81,884 Shares were subject to outstanding Company RSU Awards. Except as set forth in this Section 5.01(b) and for Shares issuable upon the exercise or settlement of Company Equity Awards outstanding on the date hereof or granted following the date hereof pursuant to Section 6.01(b), the Company has no other equity or equity-based interests authorized, issued and/or outstanding. From the close of business on the Reference Date to the date of this Agreement, there have been no issuances by the Company of shares of capital stock or voting securities of, or other equity interests in, the Company other than the issuance of Shares upon the exercise of Company Options or upon the vesting of Company RSUs Awards, in each case, outstanding at the close of business on the Reference Date and in accordance with their terms in effect at such time.
(ii) As of the date hereof, there is no outstanding Company Option granted under the Company Equity Plan or otherwise with a per share exercise price that is lower than the Merger Consideration. Each Company Option was granted in compliance with Section 409A of the Code.
(iii) All of the outstanding Shares are duly authorized and validly issued in accordance with the Company’s organizational documents, as applicable, and are, or will be when issued, fully paid and nonassessable. All of the outstanding Shares have not been, or will not be when issued, issued in violation of any applicable securities Laws or preemptive rights, rights of first refusal or other similar rights of any Person. All of the issued and outstanding equity interests in each of the Company’s Subsidiaries are authorized and validly issued in accordance with the respective organizational documents of such Subsidiaries and are fully paid (to the extent required under such Subsidiaries’ organizational documents) and nonassessable and have not been issued in violation of any applicable securities Laws or preemptive rights, rights of first refusal or other similar rights of any Person. The Company owns, directly or indirectly, all of the outstanding equity interests in each of its Subsidiaries free and clear of all Liens other than (A) transfer restrictions imposed by federal and state securities Laws and (B) any transfer restrictions contained in the organizational documents of the Company and its Subsidiaries.
(iv) Except as set forth in the organizational documents of the Company and except as otherwise provided in Section 5.01(b)(i), there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, phantom equity interests, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, giving any Person a right to subscribe for or acquire or measured by reference to, any equity interests in the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(v) Neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in the Company or any of its Subsidiaries on any matter.
(vi) Except for the Voting and Support Agreement, there are no voting trusts, voting proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the Shares or other equity interest of the Company or any of its Subsidiaries.
(vii) Except with respect to the ownership of any equity or long-term debt securities between or among the Company or any of its Subsidiaries, none of the Company or any of its Subsidiaries owns, directly or indirectly, any equity or long-term debt securities of any Person.
(c) Corporate Authority; Approval and Fairness.
(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the Merger and any other transactions contemplated by this Agreement, subject only to the Requisite Company Stockholder Approval. Except for the Requisite Company Stockholder Approval, no other corporate action by the Company (other than, in the case of the Merger, the filing of the Delaware Certificate of Merger and the other documents as required by DGCL) or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
(ii) The Special Committee has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including the Merger are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, and (B) recommended to the Company Board that the Company Board (i) determine that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) declare this Agreement and the transactions contemplated hereby advisable, (iii) approve this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein and (iv) resolve to recommend that the stockholders of the Company vote to adopt and approve this Agreement in accordance with the DGCL.
(iii) The Company Board (acting on the recommendation of the Special Committee) has (A) (i) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) declared this Agreement and the transactions contemplated hereby advisable, (iii) approved this Agreement, approved the execution and delivery by the Company of this Agreement, approved the performance by the Company of its covenants and agreements contained herein and approved the consummation of the Merger and any other transactions contemplated hereby upon the terms and subject to the conditions contained herein, and (iv) resolved to recommend that the stockholders of the Company vote to adopt and approve this Agreement in accordance with the DGCL, in each case on the terms and subject to the conditions set forth in this Agreement (the “Company Recommendation”), which Company Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof, and (B) directed that this Agreement be submitted to the holders of Shares for their adoption.
(d) Governmental Filings; No Violations.
(i) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any (A) federal, state, local, municipal, foreign or other government; (B) governmental, quasi-governmental, supranational or regulatory authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body and any court or other tribunal); (C) self-regulatory organization (including NASDAQ); or (D) arbitral tribunal (public or private) (each, a “Governmental Authority”) other than (1) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, (2) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (3) compliance with any applicable rules of NASDAQ and (4) where failure to obtain such authorization or take any such action would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No notice, authorization or other action by or in respect of, or filing with, any Governmental Authority is required to be made or obtained by the Company or any of its Subsidiaries prior to the Closing in order for the Company and its Subsidiaries to continue to operate under the Company Permits following the Closing, except where failure to file such notice, obtain such authorization or take any such action would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ii) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) assuming compliance with the matters referred to in Section 5.01(d)(i), conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries; (B) assuming compliance with the matters referred to in Section 5.01(d)(i), conflict with or result in a violation or breach of any applicable Law; (C) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Company Permit or any agreement, lease, license, contract, note, bond, mortgage, indenture, arrangement or other obligation (each a “Contract”) binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject; or (D) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (B), (C) and (D) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Company Reports; Financial Statements; Internal Controls.
(i) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act since December 31, 2022 (the “Applicable Date”) (the forms, statements, certifications, reports and documents filed or furnished to the SEC since the Applicable Date and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished (and, if amended, as of the date of such amendment), complied in all material respects or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (and, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters with respect to Company Reports received by the Company from the SEC staff and (ii) the Company is in compliance in all material respects with the applicable listing and corporate governance requirements of NASDAQ.
(ii) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e), as applicable, under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC. The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) reasonably designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and those receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on its financial statements. As of the date hereof, the Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings assigned to such terms in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.
(iii) There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the 1933 Act that have not been so described in the Company Reports.
(iv) The consolidated financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof, and their consolidated statements of operations and comprehensive income, Company stockholders’ equity and cash flows for the respective periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments), in each case, have been prepared in conformity with U.S. GAAP (except, in the case of the unaudited statements, subject to normal and recurring year-end adjustments and the absence of footnotes) applied on a consistent basis during the periods involved, except as may be noted therein or in the notes thereto.
(f) Liabilities. There are no obligations or liabilities of the Company or any of its Subsidiaries (whether accrued, contingent or otherwise) that would be required by U.S. GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than (i) obligations or liabilities to the extent disclosed, reflected or reserved against in the consolidated balance sheet of the Company for the year ended December 31, 2022 (or any notes thereto); (ii) obligations or liabilities arising in connection with the transactions contemplated by this Agreement; (iii) obligations or liabilities incurred in the ordinary course of business since December 31, 2022 (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law); (iv) executory obligations arising from any Contract entered into in the ordinary course of business (none of which results from or was caused by a breach of any such Contract); and (v) obligations or liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(g) Absence of Certain Changes.
(i) Since June 30, 2023 through the date of this Agreement, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course of business.
(ii) Since December 31, 2022, there has not been any change, effect, occurrence, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(h) Litigation. There are no pending or, to the Knowledge of the Company, threatened, civil, criminal or administrative actions, suits, claims, charges, complaints, hearings, arbitrations, investigations or proceedings by or before any arbitrator or Governmental Authority (each, an “Action”) to which the Company or any of its Subsidiaries is a party or any Action by any Governmental Authority against or involving the Company or its Subsidiaries or any of their respective assets or properties, in each case that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or any Subsidiary is subject to any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority, except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(i) Employee Benefits.
(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Benefit Plans are, and have been established, maintained, funded, operated and administered, in accordance with their terms and in compliance with ERISA, the Code and other applicable Laws. Each Benefit Plan subject to ERISA that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such favorable determination or opinion letter within the applicable remedial amendment period under Section 401(b) of the Code, and, to the Knowledge of the Company, there are no circumstances reasonably expected to adversely affect the qualification of such plan under Section 401(a) of the Code. Each trust created under any such Benefit Plan is exempt from Taxes under Section 501(a) of the Code and has been so exempt since its creation.
(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened Actions, audits, investigations, claims (other than routine claims for benefits) or proceedings, including by a Governmental Authority, by, on behalf of, against or relating to any Benefit Plan. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Affiliates has incurred (whether or not assessed), or is reasonably expected to incur or be subject to, any Tax or penalty under Section 4975, 4980B, 4980D, 4980H, 6721 or 6722 of the Code. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is not in breach of, or default under, any Benefit Plan.
(iii) No Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has participated in or contributed to, or been obligated to contribute to, any “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”), or, except as set forth on Section 5.01(i)(iii) of the Company Disclosure Schedule, any plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, in each case, in the last six (6) years, nor does the Company or any of its ERISA Affiliates otherwise have any current or contingent liability or obligation under or with respect to such plans. No Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code) or a plan or arrangement that provides post-employment health, life or other welfare benefits to any Person other than as required under Section 4980B of the Code or applicable Law for which the recipient pays the full cost of coverage.
(iv) No Benefit Plan is a plan or arrangement that provides, and neither the Company nor any of its Affiliates has any current or projected liability under any Benefit Plan for providing, post-employment or post-retirement health, life or other welfare benefits to any Person other than as required under Section 4980B of the Code or applicable Law for which the recipient pays the full cost of coverage.
(v) Neither the execution of this Agreement, stockholder or other approval of this Agreement nor the consummation of the Merger or any other transactions contemplated hereby will, whether alone or in combination with another event, (A) entitle any Service Provider to severance pay or any other payment or benefit or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any material payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other obligation pursuant to any of the Benefit Plans, (C) require a contribution or payment by the Company to or under any Benefit Plan, (D) result in any forgiveness of indebtedness of any Service Provider, (E) limit or restrict the right of the Company to amend or terminate any Benefit Plan or (F) result in any payment (whether in cash or property or the vesting of property) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G of the Code) or in the imposition of an excise tax under Section 4999 of the Code.
(vi) As of the date hereof, there is no contract, agreement, plan or arrangement to which the Company or any of its Affiliates is bound to provide a gross-up or otherwise reimburse any current or former Service Provider or other person for taxes, including excise taxes paid pursuant to Sections 409A or 4999 of the Code.
(j) Compliance with Laws; FDA Compliance; Company Permits.
(i) Compliance with Laws. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) since the Lookback Date, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with applicable federal, state, local, territorial, provincial, municipal, regional, foreign or supranational laws, acts, statutes, codes, orders, treaties and ordinances, common law, and any rules, rulings, regulations, standards, judgments, orders, writs, injunctions, decrees, awards, arbitration awards and agency requirements of any Governmental Authority (collectively, “Laws”), (B) since the Lookback Date there have been no, and there are no pending, investigations or audits by the United States Department of Health and Human Services Office for Civil Rights or any other Governmental Authority with respect to compliance with Health Information Privacy and Security Laws applicable to the Company or its Subsidiaries; and (C) the Company has not received any notice or communication from any Governmental Authority that it is not in compliance with any applicable Law or that it is under investigation by any Governmental Authority for potential non-compliance with any applicable Law, in each case, that has not been cured as of the date of this Agreement.
(ii) FDA Compliance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has operated at all times in the last five years and is currently in compliance with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (the “FDA”) and comparable regulatory authorities, as applicable, including, as applicable:
(A) the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder;
(B) all applicable federal, state, local and foreign health care laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to the U.S. False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under HIPAA, the U.S. Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h), the exclusion law (42 U.S.C. Section 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes;
(C) HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or any other law or regulation the purpose of which is to protect the privacy of individuals or prescribers;
(D) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and
(E) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company.
(iii) Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Lookback Date, the Company and its Subsidiaries have held all permits, licenses, and consents issued or granted by any Governmental Authority required for the conduct of their respective businesses (the “Company Permits”). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the material Company Permits are in full force and effect, and, to the Knowledge of the Company, no suspension, revocation or cancellation of any material Company Permit has been threatened.

(iv) International Trade. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors, nor to the Knowledge of the Company, employees, any agent or other third party Representative acting on behalf of the Company or any of its Subsidiaries: (A) is a Sanctioned Person, (B) in the last five years, has engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, (C) in the last five years, has made or accepted any unlawful payment or given, received, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any employee or official of any Governmental Authority or any other Person in violation of Anti-Corruption Laws, or (D) in the last five years, has otherwise been in violation of Sanctions, Ex-Im Laws, or U.S. anti-boycott Laws (collectively, “Trade Controls”) or any Anti-Corruption Laws. To the Knowledge of the Company, none of the items imported by the Company or any of its Subsidiaries are or have been subject to any antidumping or countervailing duty orders imposed by the U.S. Department of Commerce.
(v) Anti-Corruption. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries: (A) have received from any Governmental Authority or any Person any notice, inquiry, or internal or external allegation, (B) made any voluntary or involuntary disclosure to a Governmental Authority, or (C) conducted any internal investigation or audit, in each case, concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws. The Company and its Subsidiaries have implemented, maintain in effect, and enforce written policies, procedures and internal controls, including an internal accounting controls system, that are reasonably designed to prevent, deter and detect violations of applicable Trade Controls and Anti-Corruption Laws, except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(k) Material Contracts. (i) Each Contract described by each of the following clauses of this Section 5.01(k)(i) to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or its Subsidiaries are bound (including Contracts and all amendments and modifications thereto filed or required to be filed as exhibits to the Company Reports, together with each Other Material Contract and any Contract entered into after the date hereof that, if entered into prior to the date hereof would constitute a Contract described by each of the following clauses of this Section 5.01(k)(i) or an Other Material Contract), is referred to as a “Material Contract”:
(A) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(B) with respect to real property or personal property under which the Company or any of its Subsidiaries is the lessee, sublessee, licensee or otherwise has rights of use or occupancy providing for payments in excess of $75,000 in any ﬁscal year or more than $150,000 in the aggregate over the term thereof (assuming the same is renewed or extended at the unilateral option of any other Person party thereto), in each case that cannot be terminated on not more than 60 days’ notice without payment by the Company or any of its Subsidiaries of any termination fee or other similar penalty;
(C) with any customer of the Company, which Contract, together with all other Contracts with such customer and such customer’s affiliates, accounted for total revenues from such customer and such customer’s affiliates, in the aggregate, in excess of $100,000 for the fiscal year ended December 31, 2022;
(D) with any vendor/supplier of the Company, which Contract, together with all other Contracts with such vendor/supplier and such vendor/supplier’s affiliates, accounted for total payments to such vendor/supplier and such vendor/supplier’s affiliates, in the aggregate, in excess of $100,000 for the fiscal year ended December 31, 2022;
(E) that is an exclusive agency, dealer, franchise, sales representative, marketing or other similar exclusive Contract;
(F) with a Governmental Authority or any currently outstanding bids, proposals or other offers related to Contracts with a Governmental Authority (other than Contracts that are health plans entered into in the ordinary course of business), in each case providing for payments in excess of $50,000 in any fiscal year or more than $150,000 in the aggregate over the term thereof;
(G) relating to the acquisition or disposition by the Company or any of its Subsidiaries of any business or a material amount of assets of any other Person (whether by merger, sale of stock, sale of assets or otherwise) (i) entered into since the Lookback Date involving consideration in excess of $100,000 or (ii) pursuant to which the Company or any of its Subsidiaries has any material actual, contingent or other liabilities or obligations (other than customary conﬁdentiality and non-disclosure obligations or customary covenants to provide reasonable access to books and records) reasonably expected to be in excess of $100,000;
(H) that is a Collective Bargaining Agreement;

(I) that is an employment, severance, termination or consulting or other Contract with any current or former Service Provider that provides for total ongoing annual cash payments in the aggregate in excess of $250,000;
(J) entered into outside of the ordinary course of business which involves the payment or receipt of an amount in excess of $100,000 annually;
(K) that is a credit agreement, loan agreement, indenture, note, mortgage, security agreement, loan commitment or other Contract relating to the borrowing of Indebtedness by the Company or any of its Subsidiaries or that grants Liens over any material assets of the Company or any of its Subsidiaries (other than any agreement between the Company or any of its Subsidiaries, on the one hand, and another Subsidiary of the Company, on the other hand);
(L) relating to any loan or other extension of credit made by the Company or any of its Subsidiaries (other than trade receivables owed by customers in the ordinary course of business and any agreement between the Company or any of its Subsidiaries, on the one hand, and another Subsidiary of the Company, on the other hand);
(M) relating to the ownership, management or control of the Company or any Person in which the Company or any of its Subsidiaries owns any equity interest other than direct and indirect wholly-owned Subsidiaries of the Company or any of its Subsidiaries;
(N) that limits (or purports to limit) the freedom of the Company or any of its Subsidiaries (or, following the Closing, Parent or any of its Affiliates) to (A) sell any products or services of or to any other Person or in any geographic area, (B) engage or compete in any line of business, or (C) obtain products or services from any Person;
(O) that (i) imposes or contains any (A) exclusivity requirements, (B) “most favored nation”, “most favored customer,” or similar obligations, or (C) minimum purchase or sale obligations (including any take-or-pay Contracts or “output” Contracts), or (ii) provides for the Company or any of its Subsidiaries to be the exclusive or preferred provider or recipient of any product or service obligations, in each case (x) that is a Contract described in Sections 5.01(k)(i)(C) and 5.01(k)(i)(D) or (y) where such requirement or obligation is material to the Company and its Subsidiaries, taken as a whole;
(P) granting to any Person a right of ﬁrst refusal, right of ﬁrst offer or option to purchase or acquire any assets valued at an amount in excess of $100,000;
(Q) involving interest rate, currency or commodities swaps, options, caps, collars, hedges or forward exchanges, or other similar agreements, regardless of whether entered into for the purposes of hedging, investment or otherwise;
(R) pursuant to which the Company and its Subsidiaries (i) obtain the right to use, or a covenant not to be sued under, any Licensed Intellectual Property or (ii) grants the right to use, or a covenant not to be sued under, any Intellectual Property (excluding non-exclusive licenses or sublicenses of Intellectual Property granted by the Company or its Subsidiaries in the ordinary course of business consistent with past practice), in each case, that is material to the Company and its Subsidiaries, taken as a whole;
(S) pursuant to which the Company has provided or licensed, or agreed to provide or license, any source code containing or embodying any Software included in the Company Intellectual Property to any third party (other than any Contracts relating to immaterial source code that is held in escrow and not used) that is material to the Company and its Subsidiaries, taken as a whole; and
(T) that is a partnership or joint venture Contract.
(ii) Reserved.
(iii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract is a valid and binding agreement of the Company or any of its Subsidiaries party thereto, enforceable against the Company or any of its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, and is in full force and effect, subject in each case to the Bankruptcy and Equity Exception (and subject to the termination or expiration of any such Material Contract after the date of this Agreement in accordance with its terms). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, no other party thereto, is (or with or without notice or lapse of time would be) in default or breach under the terms of any such Material Contract and no event has occurred (with respect to defaults or breaches by any other party thereto, to the Knowledge of the Company, as of the date of this Agreement) that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) constitute such a violation or breach, (B) give any Person the right to accelerate the maturity or performance of any Material Contract or (C) give any Person the right to cancel, terminate or modify in a manner adverse to the Company any Material Contract.

(l) Real Property.
(i) Neither the Company nor any of its Subsidiaries owns any real property.
(ii) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company or its applicable Subsidiary has a valid leasehold interest in all Leased Real Property, free and clear of all Liens, except Permitted Liens; (ii) there exists no default or event of default under any of the Real Property Leases (or any event that with or without notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries (as applicable) or, to the Knowledge of the Company, as of the date of this Agreement, any other party; and (iii) the Company or its applicable Subsidiary has not subleased, licensed, or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the Knowledge of the Company, the buildings and improvements on the Leased Real Property are in good operating condition (except for normal wear and tear) and are adequate and suitable for their current uses and purposes. There are no rights of first refusal or options held by the Company or any of its Subsidiaries to purchase any of the Leased Real Property, and neither the Company nor any of its Subsidiaries owns any real property.
(m) Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation or bylaws is applicable to the Company, Parent, Merger Sub, the Shares, this Agreement, the Merger or any other transactions contemplated by this Agreement. There is no stockholder rights plan or “poison pill” antitakeover plan in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound. The Company Board has adopted such resolutions and taken all action so that Parent will not be prohibited from entering into or consummating a “business combination” with the Company as an “interested stockholder” (in each case as such term is defined in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby.
(n) Environmental Matters. Each of the Company and its Subsidiaries is, and since the Lookback Date, has been, in compliance with all applicable Environmental Laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries possesses and maintains, and is, and since the Lookback Date, has been, in compliance with, all Company Permits required under Environmental Laws, other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written claim, notice of violation, citation, directive or other information since the Lookback Date concerning any actual violation or alleged violation of, or liability under, any Environmental Law except for matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no Actions, suits or proceedings pending or, to the Knowledge of the Company, threatened concerning compliance by the Company or any of its Subsidiaries with, or liability of the Company or any of its Subsidiaries under, any Environmental Law except for matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any order, decree, injunction or other binding agreement with any Governmental Authority concerning liability or obligations under any Environmental Law that would result in liabilities under applicable Environmental Laws, other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, sold, exposed any Person to or released any Hazardous Substances, or owned or operated any property or facility which is or has been contaminated by any Hazardous Substances, in each case as would, to the Knowledge of the Company, result in liabilities under Environmental Laws, other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has assumed, undertaken, provided an indemnity with respect to or, to the Knowledge of the Company, otherwise become subject to any liability of any other Person relating to Environmental Laws or Hazardous Substances, other than as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(o) Taxes.
(i) The Company and each of its Subsidiaries (A) have duly and timely filed (taking into account any valid extension of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns are true, correct and complete in all material respects, (B) have timely paid all material Taxes that are required to be paid (whether or not shown as due on such Tax Returns) and (C) have complied in all material respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes and related information reporting requirements with respect to amounts owing to or from any employee, creditor, customer or other third party.
(ii) There are no material Tax Liens upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens.

(iii) No material deficiency for any amount of Taxes has been proposed or asserted in writing or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid or unresolved in whole or in part.
(iv) (A) There are not any material audits, suits, claims, examinations, investigations, assessments, or other proceedings in respect of Taxes or Tax matters in progress, pending, or threatened in writing and (B) with respect to any tax years open for audit as of the date hereof, neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax, other than any such waiver or extension that is automatic or automatically granted.
(v) No material claim has been made by a Governmental Authority (i) in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction that has not been resolved in full or (ii) in a jurisdiction where the Company or any Subsidiary does not file Tax Returns for a particular type of Tax that such entity is or may be subject to such type of Tax (or required to file any Tax Return in respect of such type of Tax) in that jurisdiction that has not been resolved in full.
(vi) Neither the Company nor any Subsidiary (A) has any liability for the payment of any Tax imposed on any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any analogous or similar provision of state, local or foreign Tax Law; (B) has transferee or successor liability for Taxes of any other Person (other than the Company or any of its Subsidiaries) by operation of applicable Law; or (C) is a party to any Tax sharing, allocation or indemnification agreement other than any (1) agreement or arrangement solely among the Company and its Subsidiaries, or (2) customary gross-up and indemnification provisions in credit agreements, derivatives, leases, supply agreements or other commercial agreements (a) entered into in the ordinary course of business, (b) not primarily related to Taxes and (c) which do not involve the sale or purchase of a material asset or entity.
(vii) In the last two years, neither the Company nor any Subsidiary has been either a “distributing corporation” or a “controlled corporation” in a transaction, including a distribution of stock, purported or intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local or non-U.S. Law).
(viii) Neither the Company nor any Subsidiary has “participated” in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. Law).
(ix) The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) and has not been a USRPHC during the five (5) year period ending on the date of this Agreement.
(x) Neither the Company nor any Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, its taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in or use of an incorrect method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. Law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made prior to the Closing Date (other than any sales of inventory); or (D) prepaid amount received or deferred revenue accrued prior to the Closing Date outside the ordinary course of business.
(xi) Neither the Company nor any of its Subsidiaries will have any liability following the Closing for Taxes as a result of an election pursuant to Section 965(h) of the Code.
(xii) Neither the Company nor any Subsidiary has sought any relief under, or taken any action in respect of, any provision of the CARES Act or the Families First Coronavirus Response Act (including the deferral of any Taxes), in each case, that would reasonably be expected to give rise to any Tax liability of the Company or any Subsidiary after the Closing.
(xiii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all payments by, to or among the Company and its Subsidiaries comply in all material respects with all applicable transfer pricing requirements imposed by any Governmental Authority (including pursuant to Section 482 of the Code or any similar provision of non-U.S., state or local Law), and the Company and its Subsidiaries have complied with all related recordkeeping requirements.
(xiv) Neither the Company nor any of its Subsidiaries (A) is or has been a “passive foreign investment company” as defined in Code Section 1297, (B) has previously recognized or will recognize a material amount of “subpart F income” or “global low-taxed intangible income” as defined in Code Sections 952 or 951A(b)(1), respectively, or (C) has any “investments in United States property” as defined in Code Section 956, in the case of (B) or (C), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Labor Matters.
(i) Neither the Company nor any of its Subsidiaries is or, since the Lookback Date, has been a party to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement. To the Knowledge of the Company, since the Lookback Date through the date of this Agreement, (A) there have been no labor union or works council organizing activities with respect to any of the Service Providers; and (B) there have been no threatened material unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, slowdowns, work stoppages, picketing, handbilling, lockouts or other material labor disputes pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no current union representation organizational or similar efforts involving any Service Providers.
(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are, and, since the Lookback Date, have been, in compliance with all applicable Laws respecting labor, employment, and fair employment practices (including equal employment opportunity Laws), including all Laws respecting terms and conditions of employment, workers’ compensation, occupational safety and health, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), civil rights, employee harassment, sexual harassment discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”)), employee trainings and notices, information privacy, labor relations, employee leave issues, COVID-19, affirmative action, shifts organization, overtime, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes, including any bargaining or other obligations under the National Labor Relations Act.
(iii) The Company and each of its Subsidiaries is, and, since the Lookback Date, has been in material compliance with the WARN Act and has no material liabilities or other obligations thereunder.
(iv) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has not been any Action relating to, or any act or material allegation of or relating to, sex-based discrimination, sexual harassment or sexual misconduct, or breach of any sex-based discrimination, sexual harassment or sexual misconduct policy by an executive officer of the Company, nor has there been, to the Knowledge of the Company, any settlements or similar out-of-court or pre-litigation arrangement relating to any such matters, nor to the Knowledge of the Company has any such Action been threatened.
(q) Intellectual Property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(i) The Company and its Subsidiaries are the sole and exclusive owners of all Company Intellectual Property, including all Registered Company IP, and hold all right, title and interest in such Company Intellectual Property and hold their rights under all Licensed Intellectual Property, in each case, free and clear of all Liens other than Permitted Liens and Liens that will be released at or prior to the Closing. None of the Company Intellectual Property, including Registered Company IP, has been adjudged invalid or unenforceable, in whole or part, and all Company Intellectual Property, including Registered Company IP, is subsisting and, to the Knowledge of the Company, valid and enforceable.
(ii) Except as disclosed in Section 5.01(q)(ii) of the Company Disclosure Schedule, the Company and its Subsidiaries have not granted any license to any third party or agreed to pay to or receive from any third party any royalty in respect of any of such Registered Company IP, except with respect to licenses of commercially available off-the shelf software for a license fee of no more than $50,000 per year and any non-exclusive licenses granted in the ordinary course of business.
(iii) The Company and its Subsidiaries own or have a valid and enforceable license to use all Intellectual Property used or held for use in, or otherwise necessary for, the conduct of the business of the Company and its Subsidiaries. The consummation by the Company and its Subsidiaries of the transactions contemplated by this Agreement will not alter, encumber (except with respect to any encumbrance constituting a Permitted Lien), impair or extinguish any of the Company Intellectual Property or any of the Company’s or its Subsidiaries’ rights under any of the Licensed Intellectual Property.
(iv) To the Knowledge of the Company, the Company and its Subsidiaries do not, and the manufacturing, licensing, marketing, importation, offer for sale, sale or use of any products or services offered or sold in connection with the business of the Company and its Subsidiaries as currently conducted does not, infringe, misappropriate or otherwise violate, and, since the Lookback Date, has not infringed, misappropriated or otherwise violated, any Intellectual Property of any Person.
(v) To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, or, since the Lookback Date, has infringed, misappropriated or otherwise violated, any Company Intellectual Property.

(vi) There are no pending or, to the Knowledge of the Company, threatened, claims, proceedings or litigation (A) alleging infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any third party Intellectual Property, (B) based upon, challenging or seeking to deny or restrict the validity, enforceability or any of the rights of the Company or any of its Subsidiaries in or to any Company Intellectual Property or Licensed Intellectual Property or (C) asserting that any Person is infringing, misappropriating or otherwise violating any Company Intellectual Property or Licensed Intellectual Property.
(vii) The Company and its Subsidiaries have taken commercially reasonable steps to maintain, protect and enforce, as applicable, all Company Intellectual Property and their rights in and to all Licensed Intellectual Property, including maintaining and protecting the conﬁdentiality of all Company Intellectual Property (including trade secrets and Software source code) the value of which to the Company and its Subsidiaries is contingent upon maintaining the conﬁdentiality thereof and no such Intellectual Property (including trade secrets and Software source code) has been disclosed other than to Persons that are bound by written, valid, enforceable and binding conﬁdentiality agreements (or equivalent obligations) and, to the Knowledge of the Company, no such agreement (or obligation) has been breached or violated.
(viii) The Company and its Subsidiaries have appropriate procedures in place designed to provide that all Intellectual Property conceived, developed or reduced to practice by employees performing their duties for or on behalf of the Company and its Subsidiaries, and by any other Person performing research and/or development for or on behalf of the Company and its Subsidiaries, have been assigned to the Company and its Subsidiaries. To the extent that any Intellectual Property has been developed or created by any Person (including any current or former employee, officer, director, shareholder, independent contractor, representative, consultant, agent or supplier of the Company and its Subsidiaries) for or on behalf of the Company or its Subsidiaries, the Company and its Subsidiaries have a written, valid, enforceable and binding agreement with such Person pursuant to which such Person assigns or assigned to the Company and its Subsidiaries sole and exclusive ownership and any and all other right, title and interest such Person may have in and to any and all such Intellectual Property and, to the Knowledge of the Company, no such agreement has been breached or violated.
(ix) The use and distribution of products and services by or on behalf of the Company and its Subsidiaries is in compliance with the terms and conditions of all applicable licenses for Open Source Software used by the Company and its Subsidiaries. The Company and its Subsidiaries have not used Open Source Software in a manner that would, under the applicable license, require Software included in the Company Intellectual Property that is used in the products and services of the Company and its Subsidiaries to be (i) made available or distributed to third parties in source code form, (ii) licensed to third parties for the purpose of making derivative works, (iii) licensed to third parties under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (iv) redistributable to third parties at no charge.
(x) The Software included in the Company Intellectual Property or exclusively licensed to the Company and its Subsidiaries performs in accordance with its functional, design and performance speciﬁcations and, to the Knowledge of the Company, there are no viruses, bugs, worms, Trojan horses, bombs, backdoors, clocks, timers or similar programs in any such Software.
(xi) The Company and its Subsidiaries have developed and implemented privacy, cybersecurity compliance and information system programs that are in compliance with (A) all contractual obligations binding on the Company and its Subsidiaries and all Laws, in each case, relating to data privacy, data protection, security breach notiﬁcation, and (B) the Payment Card Industry Data Security Standard (PCI DSS) version 3.2 (collectively, the “Privacy Requirements”) and the Company and its Subsidiaries are, and have at all times since the Lookback Date been, in compliance therewith. The Company and its Subsidiaries have not been charged with the violation of any Privacy Requirements and no Person or Governmental Authority has brought, or, to the Knowledge of the Company, threatened to bring, any claim, action, suit, investigation or proceeding against the Company or its Subsidiaries in relation to any actual unauthorized use, access, interruption, modiﬁcation or corruption of any of the IT Assets (or any information or transactions stored or contained therein or transmitted thereby) or violation or breach of any Privacy Requirement. The IT Assets operate and perform in accordance with their speciﬁcations and otherwise in a manner that permits the Company and its Subsidiaries to conduct their business as currently conducted. The Company and its Subsidiaries have taken reasonable actions to protect the integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modiﬁcation or corruption. Except as set forth on Section 5.01(q)(xi) of the Company Disclosure Schedule, there has been no unauthorized use, access, interruption, modiﬁcation or corruption of any of the IT Assets (or any information or transactions stored or contained therein or transmitted thereby).
(xii) Since the Lookback Date, (A) the Company and its Subsidiaries have been in compliance with applicable Health Information Privacy and Security Laws; and (B) the Company and its Subsidiaries have not experienced any breach (as deﬁned at 45 C.F.R. § 164.402 or under equivalent state Health Information Privacy and Security Laws) of “protected health information” (as deﬁned at 45 C.F.R. § 160.103 or, in the case of equivalent state Health Information Privacy and Security Laws, as deﬁned under the equivalent state Health Information Privacy and Security Law definition).
(r) Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies (“Insurance Policies”) maintained by the Company or any of its Subsidiaries are in full force and effect and all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any Subsidiary has taken any action or failed to take any action that, with or without notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(s) Fairness Opinion. The Special Committee has received the opinion of its outside financial advisor, Perella Weinberg Partners LP, substantially to the effect that, as of the date of such opinion and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in such opinion, the Merger Consideration to be received by the holders of Shares (other than holders of Excluded Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders, and as of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect.
(t) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13e-3 and any amendment or supplement thereto will, at the time of the filing thereof, the date of mailing to stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading, except that no representation, warranty, covenant or agreement is made by the Company with respect to (i) statements therein relating to Parent and its Affiliates, including Merger Sub, or based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement or (ii) any financial projections or forward-looking statements.
(u) Brokers and Finders. Except for the Company’s obligations to Perella Weinberg Partners LP, no broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, financial advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of the Company or any Subsidiary of the Company. The Company has provided to Parent a true, complete and correct copy of the Contract setting forth the Company’s obligations to Perella Weinberg Partners LP.
(v) Affiliate Transactions. Since December 31, 2020 through the date hereof, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company Reports filed prior to the date hereof, in each case, other than any such transactions, or series of related transactions, agreements, arrangements or understandings with Parent, Merger Sub or their respective Affiliates.
(w) Reserved.
(x) No Other Representations or Warranties. Except for the representations and warranties contained in Section 5.02 or in any closing certificate delivered pursuant to Section 7.03(c) and the representations and warranties of the Sponsor Party and Parent under the Equity Commitment Letter and the Limited Guarantor under the Limited Guarantee, the Company agrees and acknowledges that neither Parent nor any Person on behalf of Parent makes any other express or implied representation or warranty with respect to Parent or any of its Subsidiaries or with respect to any other information provided or made available to the Company, its Affiliates or its or its Affiliates’ Representatives in connection with this Agreement or the Merger, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and Parent shall not have any liability to the Company resulting from the Company’s reliance on any such information. The Company specifically disclaims that it is relying on or has relied on any representations or warranties, other than those representations and warranties contained in Section 5.02 or in any closing certificate delivered pursuant to Section 7.03(c), the Equity Commitment Letter or in the Limited Guarantee, that may have been made by any Person, and acknowledges and agrees that Parent, Merger Sub and their respective Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
Section 5.02. Representations and Warranties of Parent and Merger Sub. Except as set forth in the disclosure schedule delivered to the Company by Parent immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of this Agreement to the extent that the relevance of such item is reasonably apparent on the face of such disclosure), Parent and Merger Sub each hereby represent and warrant to the Company that:
(a) Organization, Good Standing and Qualification. (i) Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, (ii) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (iii) each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iv) each of Parent and Merger Sub is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business require such qualification, in the case of each of clauses (iii) and (iv), except as does not and would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair the ability of Parent or Merger Sub, as applicable, to consummate the Merger or any other transactions contemplated by this Agreement by the Outside Date.
(b) Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve this Agreement or the Merger or any other transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and any other transactions contemplated by this Agreement, subject only to the adoption of this Agreement by the sole stockholder of Merger Sub, which such approval shall occur immediately following the execution of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c) Governmental Filings; No Violations.
(i) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Authority other than (A) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, (B) compliance with any applicable requirements of the Exchange Act, the Securities Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (C) compliance with any applicable stock exchange rules, and (D) where the failure to take such actions or obtain such authorization would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or any other transactions contemplated by this Agreement.
(ii) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (A) assuming compliance with the matters referred to in Section 5.02(c)(i), conflict with or result in any violation or breach of any provision of the organizational documents of Parent, Merger Sub or any of their respective Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.02(c)(i), conflict with or result in a violation or breach of any applicable Law, (C) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, acceleration of any right or obligation or the loss of any benefit to which Parent, Merger Sub or any of their respective Subsidiaries are entitled, under any Contract binding upon Parent, Merger Sub or any of their respective Subsidiaries, or to which any of their respective properties, rights or other assets are subject, or any Company Permit necessary to conduct the business of Parent, Merger Sub or any of their Subsidiaries as currently conducted, or (D) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent, Merger Sub or any of their Subsidiaries, except in the case of clauses (B), (C) and (D) above, any such violation, breach or conflict that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or any other transactions contemplated by this Agreement.
(d) Litigation. As of the date of this Agreement, there are no pending or, to the Knowledge of Parent, threatened Actions against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. None of Parent or Merger Sub is subject to any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority, except for those that have not and would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or any other transactions contemplated by this Agreement.
(e) Limited Guarantee. Concurrently with the execution of this Agreement, the Limited Guarantor has delivered to the Company a true, complete and correct copy of the duly executed Limited Guarantee. As of the date of this Agreement, the Limited

Guarantee is in full force and effect, has not been amended or modified and constitutes a legal, valid and binding obligation of the Limited Guarantor, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Limited Guarantor under the Limited Guarantee.
(f) Financing.
(i) Parent has delivered to the Company a true, complete and fully executed copy of an equity commitment letter (the “Equity Commitment Letter”) from Patient Square Equity Partners, LP (the “Sponsor Party”), pursuant to which the Sponsor Party has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash in the aggregate amount set forth therein (the “Financing”).
(ii) As of the date of this Agreement, the Equity Commitment Letter (i) is in full force and effect and (ii) constitutes the legal, valid and binding obligation of Parent and the Sponsor Party, enforceable against Parent and, to the Knowledge of Parent, the Sponsor Party, in accordance with its terms, except insofar as such enforceability may be limited by any Bankruptcy and Equity Exception. There are no conditions precedent or other contingencies related to the funding, investing or use of the full proceeds of the Financing pursuant to any agreement relating to the Financing to which the (i) Sponsor Party, Parent, Merger Sub or any of their respective Affiliates is a party or (ii) any other Person is a party. As of the date of this Agreement, neither Parent nor the Sponsor Party has committed any breach of any of its covenants or other obligations set forth in, or is in default under, the Equity Commitment Letter. Assuming the truth and accuracy of the representations and warranties of the Company set forth in Section 5.01, as of the date hereof, to the extent such representations and warranties are required to be so true and correct in order to satisfy the condition to Closing set forth in Section 7.02(a), as of the date of this Agreement, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of any party to the Equity Commitment Letter; (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in the Equity Commitment Letter required to be complied with or satisfied by the parties to the Equity Commitment Letter; (iii) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate in any material respect; or (iv) otherwise result in any portion of the Financing not being available, when required pursuant to the terms of the Equity Commitment Letter. Assuming the satisfaction or waiver of the conditions to Parent’s obligations to consummate the Merger pursuant to Section 7.01 and Section 7.02 of this Agreement, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any term of the Equity Commitment Letter to be satisfied by it; or (B) the Financing will not be made available as of the Closing if the terms or conditions contained in the Equity Commitment Letter to be satisfied by it are satisfied.
(iii) As of the date of this Agreement, (A) the Equity Commitment Letter and the terms of the Financing have not been amended or modified prior to the date of this Agreement, (B) other than as expressly contemplated by the Equity Commitment Letter, no amendment or modification is contemplated by Parent or by the Sponsor Party to the Equity Commitment Letter that would permit the parties to the Equity Commitment Letter to reduce the amount of the Financing below the Required Amounts or impose new or additional conditions precedent to the availability of the Financing or that would otherwise adversely affect the availability of the Financing on the Closing Date, and (C) the respective commitments contained in the Equity Commitment Letter have not been withdrawn, terminated, repudiated or rescinded in any respect, and no such withdrawal, termination, repudiation or rescission is contemplated. There are no Contracts, agreements, side letters or other written arrangements relating to the funding or use of the Financing to which the Sponsor Party, Parent, Merger Sub or any of their respective Affiliates is a party that would permit the parties to the Equity Commitment Letter to reduce the amount of the Financing below the Required Amounts, impose new or additional conditions precedent to the availability of the Financing or that would otherwise adversely affect the availability of the Financing on the Closing Date, other than as expressly contemplated by the Equity Commitment Letter.
(iv) Assuming the satisfaction or waiver of the conditions to Parent’s obligations to consummate the Merger pursuant to Section 7.01 and Section 7.02 of this Agreement, based upon facts that Parent has knowledge of as of the date of this Agreement, the aggregate amounts committed pursuant to the Equity Commitment Letter will provide Parent with sufficient immediately available cash funds to (i) pay in full all amounts payable at the Closing pursuant to Article 4 in connection with or as a result of the Merger, including payment of the aggregate consideration to which the holders of Shares become entitled pursuant to Section 4.1, the Option Consideration and RSU Cash Replacement Awards and (ii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger (such amounts, collectively, the “Required Amounts”).
(v) Assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, Parent and Merger Sub acknowledge and agree that their obligation to consummate the transactions contemplated by this Agreement is not and will not be subject to the receipt by Parent or Merger Sub of any financing or the consummation of any other transaction and in no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or any of their Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.
(g) Ownership of Merger Sub; No Prior Activities. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.001 per share, all of which are duly authorized, validly issued and outstanding and non-assessable. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, and there are no other shares of capital stock or voting securities of Merger Sub, no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, business activities, assets, liabilities or obligations of any nature other than those incident to its formation or pursuant to this Agreement and the Merger and any other transactions contemplated by this Agreement.
(h) Solvency. Parent is not entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of itself or any of its Affiliates.
(i) Brokers and Finders. Except for any Person whose fees and expenses will be paid by Parent, neither Parent nor Merger Sub has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees for which the Company would be responsible in connection with the Merger or any other transactions contemplated by this Agreement.
(j) Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13e-3 and any amendment or supplement thereto will, at the date of filing or the date of mailing to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.
(k) Ownership of Shares. Except for 15,821,299 Shares owned by PSC Echo, LP (as, subject to the terms of the Voting and Support Agreement, may be contributed to Parent prior to the Closing), Parent and Merger Sub and their respective Subsidiaries and controlling or controlled Affiliates (including PSC Echo, LP) do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or other securities of the Company or any options, warrants or other similar instruments to acquire Shares except pursuant to this Agreement.
(l) No Other Transactions. As of the date hereof, neither Parent nor any of its Affiliates (including PSC Echo, LP) has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration in the Merger. Other than the Voting and Support Agreement and as contemplated by this Agreement, as of the date hereof, none of Parent, Merger Sub or any of their respective officers, directors or Affiliates (including PSC Echo, LP), has entered into any agreement, arrangement or understanding with any of the Company’s directors, officers, employees or Affiliates the subject of which is related to the Merger or any of the other transactions contemplated by this Agreement.
(m) No Other Representations or Warranties. Except for the representations and warranties contained in Section 5.01 or in any closing certificate delivered pursuant to Section 7.02(c), Parent and Merger Sub agree and acknowledge that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent, Merger Sub, their respective Affiliates or their or their respective Affiliates’ Representatives in connection with this Agreement or the Merger, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and the Company shall not have any liability to Parent or Merger Sub resulting from Parent’s or Merger Sub’s reliance on any such information. Each of Parent and Merger Sub specifically disclaims that it is relying on or has relied on any representations or warranties, other than those representations and warranties contained in Section 5.01 or in any closing certificate delivered pursuant to Section 7.02(c), that may have been made by any Person, and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE 6
COVENANTS
Section 6.01. Interim Operations. (a) Except (i) as expressly contemplated, required or permitted by this Agreement, (ii) as required by applicable Law, (iii) as approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned), or (iv) as set forth on Section 6.01 of the Company Disclosure Schedule, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company will, and will cause its Subsidiaries to, use its and their commercially reasonable efforts to (A) conduct their businesses in the ordinary course of business in all material respects and (B) preserve intact their business organizations and relationships with customers, suppliers, distributors and other Persons with which it has material business dealings.
(b) Except (A) as expressly contemplated, required or permitted by this Agreement, (B) as required by applicable Law, (C) as approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned), or (D) as set forth on Section 6.01 of the Company Disclosure Schedule, from the date of this Agreement until earlier to occur of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company will not, and will cause its Subsidiaries not to:
(i) (x) adopt any change in the certificate of incorporation or bylaws of the Company or (y) adopt any change in the organizational documents of any of the Company’s Subsidiaries, in each case whether by merger consolidation or otherwise;
(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person, or restructure, reorganize, recapitalize or completely or partially liquidate or dissolve or otherwise enter into any agreement or arrangement imposing any material restrictions on the assets, operations or business of the Company or any of its Subsidiaries;
(iii) issue, sell, deliver or agree to commit to issue, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, in each case, other than (A) any such transaction among the Company and its Subsidiaries or among the Company’s wholly owned Subsidiaries in the ordinary course of business or (B) any issuance of Shares pursuant to exercise or settlement of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms;
(iv) make any loans, advances or capital contributions to or investments in any Person (other than to the Company or any of its wholly owned Subsidiaries in the ordinary course of business);
(v) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock or other equity or voting interests;
(vi) reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity or voting interest (except for (A) acquisitions of Shares in satisfaction of withholding obligations in respect of Company Equity Awards to the extent required by such Company Equity Awards, or (B) payment of the exercise price in respect of Company Options, in the case of this clause (B), outstanding as of the date of this Agreement pursuant to its terms or granted thereafter not in violation of this Agreement);
(vii) create, incur, assume or guarantee or otherwise become liable for any Indebtedness for borrowed money or issue any debt securities or guarantees of the same or any other Indebtedness, except for (A) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries in the ordinary course of business to the extent such Indebtedness is in existence on the date of this Agreement, or (B) any Indebtedness solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries in the ordinary course of business;
(viii) other than in the ordinary course of business consistent with past practice, enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement; provided, that no Contract of the type described in Section 5.01(k)(i)(N) or Section 5.01(k)(i)(O) shall be entered into without the prior written consent of Parent;
(ix) other than in the ordinary course of business consistent with past practice, amend, modify or waive in any material respect or terminate any Material Contract in a manner adverse to the Company (other than expirations of any such Contract in accordance with its terms);

(x) make any material changes with respect to financial accounting policies or procedures, except as required by Law or by U.S. GAAP or official interpretations with respect thereto or by any Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization);
(xi) settle any Action for an amount in excess of $75,000 individually or $150,000 in the aggregate other than (A) any settlement or compromise where the amount paid or to be paid by the Company or any of its Subsidiaries is fully covered by insurance coverage or retention amounts maintained by the Company or any of its Subsidiaries and (B) settlements or compromises of any Action for an amount not in excess of the amount, if any, reflected or specifically reserved in the balance sheet (or the notes thereto) of the Company included in the Company Reports; provided, that, in the case of each of the foregoing clauses (A) and (B), the settlement or compromise of such Action does not (x) impose any material restriction on the business or operations of the Company or any of its Subsidiaries (or Parent or any of its Subsidiaries after the Closing) or (y) include any non-monetary or injunctive relief, or the admission of wrongdoing, by the Company or any of its Subsidiaries or any of their respective officers or directors;
(xii) sell, assign, lease, license, sublicense or otherwise transfer or dispose of, abandon or permit to lapse, fail to take any action necessary to maintain, enforce or protect, or create or incur any Lien (other than Permitted Liens), on any material assets or property (including any Company Intellectual Property and Licensed Intellectual Property) except (A) pursuant to existing contracts or commitments (or refinancings thereof) or (B) in the ordinary course of business consistent with past practice and in no event in an amount exceeding $25,000 individually or $50,000 in the aggregate;
(xiii) except for such actions required by the terms of Benefit Plans as in effect on the date hereof or applicable Law: (A) materially increase the compensation or other benefits payable or provided to any Service Providers other than increases in base salary in the ordinary course of business for Service Providers with base salary of less than $250,000; (B) increase or accelerate or commit to accelerate the funding, payment or vesting of compensation or benefits provided under any Benefit Plan, (C) grant or announce any cash, equity or equity-based, change of control, severance or retention award to any Service Provider; (D) establish, adopt, enter into terminate or amend (x) any Collective Bargaining Agreement or (y) any Benefit Plan (or any plan, program, agreement or arrangement that would be a Benefit Plan if in effect on the date hereof); (E) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative of any employees of the Company or its Subsidiaries or (F) hire or terminate the employment of any employee of the Company whose annualized base compensation exceeds $250,000, other than (x) hiring to replace departed employees or to fill vacancies or (y) terminations for “cause” (as determined in the Company’s reasonable discretion); provided, however, that the foregoing clauses (A), (B), (C), and (D) shall not restrict the Company or its Subsidiaries from making available to newly hired employees or independent contractors (in the ordinary course of business), plans, agreements, benefits and compensation arrangements (including cash incentive grants, but excluding any equity-related incentives) that are on substantially the same terms and conditions and have a value that is consistent with the past practice of making compensation and benefits available to newly hired employees or independent contractors in similar positions or for employees or independent contractors with similar levels of responsibility;
(xiv) acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation or otherwise), other than the acquisition of assets from vendors or suppliers of the Company or any of its Subsidiaries in the ordinary course of business;
(xv) implement or announce any permanent plant closings or permanent facility shutdown that would implicate the WARN Act;
(xvi) other than in the ordinary course of business (A) make, change or revoke any income or other material Tax election; (B) materially change or amend its methods for reporting income, deductions or accounting for Tax purposes or Tax accounting period, (C) file any material amended Tax Return, (D) settle or compromise any Action relating to any material amount of Taxes, (E) enter into any material closing agreement, (F) enter into any material agreement with a Governmental Authority with respect to Taxes, (G) enter into or change any material Tax sharing, Tax advance pricing, Tax allocation, or Tax indemnification agreement that is binding on the Company or its Subsidiaries, (H) consent to the extension or waiver of the limitation period applicable to any material amount of taxes, (I) make a request for a material Tax ruling to any Governmental Authority or (J) surrender any right to claim a material Tax refund, offset, abatement, reduction, deduction, exemption, credit or other reduction in liability; or
(xvii) agree, authorize or commit to do any of the foregoing.

(c) Following the date hereof and through the Closing Date, the Company agrees to use commercially reasonable efforts to keep Parent informed, at regular intervals, regarding its cash position and current and projected cash burn in accordance with historical practice in keeping its own senior leadership informed of such matters, and agrees to use commercially reasonable efforts to notify Parent reasonably promptly and in reasonable detail upon becoming aware that its monthly cash burn has exceeded or may exceed $4,000,000.
Section 6.02. Acquisition Proposals; Change of Recommendation.
(a) Subject to the terms of this Section 6.02, the Company agrees that from the date hereof until the earlier of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company will, and will cause its Subsidiaries and its and their respective employees, officers and directors to, and will use its reasonable best efforts to cause each of its and their respective other Representatives to, (x) cease and cause to be terminated any discussions or negotiations with any Person or Group that would be prohibited by this Section 6.02(a) and cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or Group or its or their Representatives; (y) promptly terminate all access granted to any such Person or Group and its or their Representatives to any physical or electronic data room (or any other diligence access); and (z) promptly following the execution of this Agreement (and in any event within two Business Days hereof) request in writing the prompt return or destruction of all non-public information concerning the Company and its Subsidiaries theretofore furnished to any such Person by the Company and its Subsidiaries or Representatives with whom a confidentiality agreement with respect to an Acquisition Proposal was entered into at any time within the five-month period immediately preceding the date hereof. From and after the execution of this Agreement until the earlier of the termination of this Agreement pursuant to Article 8 and the Effective Time, the Company agrees that, except as expressly permitted by this Section 6.02, neither it nor any of its Subsidiaries nor any of the employees (including any officers) and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly:
(i) initiate, solicit, propose or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (provided, that, notwithstanding the foregoing, the Company shall be permitted to grant a waiver of or terminate any “standstill” or similar bona fide agreement or obligation of any Person with respect to the Company to allow such Person to submit an Acquisition Proposal if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has determined that failure to so waive or terminate would be inconsistent with the Company’s directors’ fiduciary duties under applicable Law);
(ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any nonpublic information or data to any Person or Group relating to, any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this Section 6.02 prohibit such discussions);
(iii) furnish to any Person (other than Parent or any of its Affiliates) any non-public information relating to the Company or any of its Subsidiaries or afford to any such Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its Subsidiaries, in any such case with the intent to induce, or that would reasonably be expected to result in, the making, submission or announcement of, an Acquisition Proposal;
(iv) approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal; or
(v) resolve or agree to do any of the foregoing.
(b) Notwithstanding anything in Section 6.02(a) to the contrary, but subject to compliance with the other provisions of this Section 6.02, prior to receiving the Requisite Company Stockholder Approval, in response to an unsolicited bona fide written Acquisition Proposal received after the date of this Agreement that did not result from a breach of Section 6.02(a), the Company may (acting on the recommendation of the Special Committee), or may authorize its Representatives to, (A) provide information in response to a request therefor by a Person or Group who has made such an unsolicited bona fide written Acquisition Proposal if the Company receives from such Person or Group so requesting such information an Acceptable Confidentiality Agreement; provided, that such Acceptable Confidentiality Agreement need not prohibit the making, or amendment, of an Acquisition Proposal; and provided, further, that the Company shall substantially concurrently disclose (and, if applicable, provide copies of) any such information to Parent to the extent not previously disclosed or provided; and (B) engage or participate in any discussions or negotiations with any Person or Group who has made such an unsolicited bona fide written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith based on the information then available and after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal. Anything in this Agreement to the contrary notwithstanding, the Company, directly or indirectly through one or more of its Representatives, may, prior to receiving the Requisite Company Stockholder Approval, seek clarification from (but not engage in negotiations with or provide non-public information to) any Person or Group that has made an Acquisition Proposal solely to clarify and understand any ambiguous terms and conditions of such proposal that are necessary to provide adequate information for the Company Board or the Special Committee to make an informed determination under this Section 6.02.
(c) No Change in Recommendation or Alternative Acquisition Agreement. Except as permitted by Section 6.02(d), the Company Board, including the Special Committee, shall not:
(i) withhold, withdraw, qualify or modify (in a manner adverse to Parent) (or publicly propose or resolve to withhold, withdraw, qualify or modify (in a manner adverse to Parent)) the Company Recommendation (it being understood that it shall be considered a modification adverse to Parent that is material if (A) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board, including the Special Committee, fails to publicly recommend against acceptance of such tender or exchange offer by the holders of Shares within ten Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (B) any Acquisition Proposal is publicly announced and the Company Board or the Special Committee fails to issue a public press release within ten Business Days of such public announcement reaffirming the Company Recommendation or stating that the Company Recommendation has not been changed);
(ii) authorize, adopt, approve, endorse, recommend or publicly declare advisable (or publicly propose to authorize, adopt, approve, endorse, recommend or otherwise declare advisable), any Acquisition Proposal; and
(iii) except as expressly permitted by, and after compliance with, this Section 6.02, approve or recommend, or declare advisable or propose to enter into, or cause or permit the Company to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, joint venture agreement, share exchange agreement or other similar definitive agreement with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 6.02(a) relating to any Acquisition Proposal) (an “Alternative Acquisition Agreement,” and any of the actions set forth in the foregoing clauses (i) through (iii), a “Change of Recommendation”). For the avoidance of doubt, a Change of Recommendation shall have no effect on the effectiveness of the Requisite Company Stockholder Approval.
Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to receiving the Requisite Company Stockholder Approval, but not after, the Company Board (upon the recommendation of the Special Committee) or the Special Committee shall be permitted, so long as the Company (acting on the direction of the Special Committee) is not in material violation of this Section 6.02 and subject to compliance with Section 6.02(d), (A) to terminate this Agreement to concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 8.01(f) (in which case the Company shall pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee pursuant to Section 8.02) or (B) to effect a Change of Recommendation in connection with such Superior Proposal.
(d) Superior Proposal; Changes of Recommendation.
(i) Anything in this Agreement to the contrary notwithstanding, prior to receiving the Requisite Company Stockholder Approval, in response to an unsolicited bona fide written Acquisition Proposal that did not arise from a breach of the obligations set forth in Section 6.02(a), either the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may effect a Change of Recommendation, if prior to taking such action (A) the Company Board (acting on the recommendation of the Special Committee), or the Special Committee, as applicable, determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal and (B) the Company shall have given five Business Days’ prior notice to Parent that the Company has received such proposal, specifying the material terms and conditions of such proposal (including the identity of the Person or Group making such proposal) and copies of the most recent versions of all relevant documents relating to such proposal, and that the Company intends to take such action, and during such three Business Day period, the Company shall (and shall cause its Representatives to) be reasonably willing and available to participate in good faith negotiations with Parent and its Representatives should Parent propose to make adjustments or revisions to the terms and conditions of this Agreement, the Equity Commitment Letter and/or the Limited Guarantee; and at the end of the five Business Day period, prior to taking action to effect a Change of Recommendation the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines (taking into account any adjustment to the terms and conditions of this Agreement, the Equity Commitment Letter and/or the Limited Guarantee committed to by Parent in writing in response to such Acquisition Proposal, if any, and any other information offered by Parent) in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal remains a Superior Proposal; provided that in the event of any change to the financial terms of, or any other material amendment or material modification to, any Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.02(d)(i) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.02(d)(i) shall be reduced to three Business Days; and
(ii) Anything in this Agreement to the contrary notwithstanding, prior to receiving the Requisite Company Stockholder Approval, in response to an Intervening Event (as defined below), the Company Board (acting on the recommendation of the Special Committee) or Special Committee may effect a Change of Recommendation if prior to taking such action (A) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, (B) the Company shall have given three Business Days’ prior notice to Parent that the Company has determined that an Intervening Event has occurred or arisen (which notice will describe such Intervening Event in detail) and that the Company intends to effect a Change of Recommendation, and after giving such notice and prior to effecting such Change of Recommendation, the Company negotiates (and causes its Representatives to negotiate) in good faith with Parent and its Representatives (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms and conditions of this Agreement, the Equity Commitment Letter and/or the Limited Guarantee in response thereto; and at the end of the five Business Day period, prior to taking action to effect a Change of Recommendation, the Company Board (acting on the recommendation of the Special Committee) or Special Committee takes into account any adjustments or revisions to the terms and conditions of this Agreement, the Equity Commitment Letter and/or the Limited Guarantee proposed by Parent in writing and any other information offered by Parent in response to such notice, and determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect a Change of Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law; provided that in the event of any material changes regarding any Intervening Event, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.02(d)(ii) with respect to such new written notice, except that the advance written notice obligation set forth in Section 6.02(d)(ii) shall be reduced to two Business Days. “Intervening Event” means any material change, effect, event, occurrence or development arising after the date of this Agreement that was not known or reasonably foreseeable by the Special Committee as of the date of this Agreement (or, if known or reasonably foreseeable, only the portion of such change, effect, event, occurrence or development of which the magnitude or material consequences were not known or reasonably foreseeable by the Special Committee as of the date of this Agreement); provided, however, that in no event shall the receipt, existence or terms of an actual or possible Acquisition Proposal or any matter relating thereto or the consequences thereof constitute or be deemed to contribute to an Intervening Event.
(e) Certain Permitted Disclosure. Anything in this Agreement to the contrary notwithstanding, the Company, the Company Board or the Special Committee, may, to the extent applicable, disclose to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or make any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed Acquisition Proposal as required by applicable Law, or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto to comply with disclosure obligations under applicable Law, in each case, which actions shall not constitute or be deemed to constitute a Change of Recommendation; provided, however, that nothing in this paragraph (e) shall be construed to permit the Company to effect any Change of Recommendation other than in accordance with Section 6.02(d).
(f) Notice. The Company agrees that it will promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if any inquiries, proposals, indications of interest or offers with respect to an Acquisition Proposal are received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives after the date hereof indicating, in connection with such notice, the material terms and conditions of any inquiry, proposal (including, for the avoidance of doubt, the form and amount of consideration and proposed financing arrangements), or offer (including the identity of the Person or Group making such inquiry, proposal, indication of interest or offer and, if applicable, copies of any written request, proposal, inquiry, indication of interest or offer, including proposed agreements, commitment letters and any other written communications, but excluding, for the avoidance of doubt, drafts of agreements to the extent they do not constitute or form a part of the Acquisition Proposal or request) and thereafter shall keep Parent reasonably informed, on a reasonably current basis (and, in any event, within twenty-four (24) hours), of the status and material terms of any such proposal, inquiry, indication of interest or offer (including any amendments thereto and any new, amended or revised material written materials relating thereto provided to the Company or its Representatives) and the status of any such discussions or negotiations.

Section 6.03. Proxy Statement, Schedule 13e-3 and Other Required SEC Filings; Company Stockholder Meeting.
(a) The Company will use reasonable best efforts to, as promptly as reasonably practicable following the date hereof, and in any event within 20 days following the date of this Agreement, prepare and file with the SEC a preliminary proxy statement relating to the Company Stockholder Meeting (as amended or supplemented, the “Proxy Statement”). Subject to Section 6.02, the Proxy Statement will include the Company Recommendation with respect to the Merger. The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the transactions contemplated by this Agreement.
(b) Parent shall, as promptly as practicable, use reasonable best efforts to furnish to the Company all information concerning Parent and Merger Sub as may be requested in writing by the Company in connection with the Proxy Statement and the Schedule 13e-3, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and the Schedule 13e-3, and shall otherwise assist and reasonably cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC) and the Schedule 13e-3. Parent will, upon written request of the Company, use reasonable best efforts to confirm or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement and the Schedule 13e-3, such that at the time of the mailing of the Proxy Statement and the Schedule 13e-3 or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c) If the Company determines that it is required to file any document other than the Proxy Statement or the Schedule 13e-3 with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will as promptly as reasonably practicable prepare and file such Other Required Company Filing with the SEC. The Company will use reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company may not file the Proxy Statement or any Other Required Company Filing (in each case, including any amendments thereto) with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel.
(d) The Company shall use reasonable best efforts to ensure that on the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied in writing by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The Company and Parent agree, as to themselves and their Affiliates, that the Schedule 13e-3 will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of Company, Parent and Merger Sub shall ensure that none of the information supplied by it for inclusion in the Schedule 13e-3 will, on the date of filing or the date of mailing to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) no covenant is made by the Company with respect to any information supplied in writing by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Schedule 13e-3 and (ii) no covenant is made by Parent or Merger Sub with respect to any information supplied in writing by the Company or any of its Affiliates for inclusion or incorporation by reference in the Schedule 13e-3.
(e) If any information relating to the Company or Parent, or any of their respective Affiliates or its or their respective Representatives, should be discovered by a Party to be required to be set forth in an amendment or supplement to the Proxy Statement, Schedule 13e-3 or Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification, as and to the extent required by applicable Law, (i) the Company shall promptly prepare (with the assistance of Parent as provided for in this Section 6.03) an amendment or supplement to the Proxy Statement or Other Required Company Filing, (ii) the Company and Parent shall promptly prepare an amendment or supplement to the Schedule 13e-3 and/or (iii) the Company shall cause the Proxy Statement, Other Required Company Filing or Schedule 13e-3, as so amended or supplemented, to be filed with the SEC and to be disseminated to its stockholders.

(f) The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be, or any amendment or supplement thereto, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(g) The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.
(h) Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement.
Section 6.04. Company Stockholder Meeting.
(a) Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of NASDAQ to establish a record date for (and the Company will consult with Parent with respect to such record date and will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) unless required by applicable Law), duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Company Stockholder Approval.
(b) Notwithstanding anything to the contrary in this Agreement, the Company may postpone or adjourn the Company Stockholder Meeting, up to two times without the consent of the Parent (not to be unreasonably withheld, conditioned or delayed), in each case for a period of up to ten (10) days (and shall postpone or adjourn the Company Stockholder Meeting at the request of Parent in the event of the following clause (ii)) if (i) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff; (ii) the Special Committee has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to Company Stockholders or otherwise made available to the Company Stockholders by filing materials with the SEC or (iii) with the prior consent of Parent, in each case in accordance with the terms of this Agreement.
Section 6.05. Efforts; Cooperation; Regulatory Matters.
(a) Subject to the terms of this Agreement, each of the Company, Parent and Merger Sub shall use reasonable best efforts to: (i) take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to cause the conditions precedent set forth in Article 7 to be satisfied and consummate and make effective the Merger and any other transactions contemplated by this Agreement when required in accordance with this Agreement as promptly as reasonably practicable and in any event prior to the Outside Date; (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders advisable or required to be obtained by Parent, the Company or any of their respective controlled Affiliates and (iii) as promptly as reasonably practicable, make or cause to be made any required or advisable registrations, declarations, submissions and filings with respect to the Merger or any other transactions contemplated by this Agreement required under the Exchange Act, any other applicable federal or state securities Laws, and any other applicable Law.
(b) Without limiting the generality of anything contained in this Section 6.05, Parent and the Company shall: (i) give the other Parties prompt notice of the making or commencement of any request or proceeding by or before any Governmental Authority with respect to the Merger or any other transactions contemplated by this Agreement; (ii) keep the other Parties informed as to the status of any such request or proceeding; (iii) give the other Parties notice and an opportunity to participate in any substantive communication made to any domestic, foreign or supranational Governmental Authority regarding the Merger or any other transactions contemplated by this Agreement; and (iv) promptly notify the other Parties of any communication from any domestic, foreign or supranational Governmental Authority regarding the Merger or any other transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or substantive written materials submitted or substantive communication made to any Governmental Authority in connection with the Merger or any other transactions contemplated by this Agreement (other than the Proxy Statement, the Schedule 13e-3 and any Other Required Company Filing, which are covered by Section 6.03). In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, each Party will permit authorized representatives of the other Parties to be present at each non-ministerial meeting, conference, videoconference, or telephone call and to have access to and be consulted in connection with any presentation, letter, white paper, or proposal made or submitted to any Governmental Authority in connection with such request or proceeding. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.05 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be); provided, that materials provided pursuant to this Section 6.05 may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual obligations, and (iii) as necessary to address reasonable privilege concerns.
(c) Subject to applicable Laws and as required by any Governmental Authority, the Company, on the one hand, and Parent, on the other hand, each shall keep the other apprised of the status of matters relating to completion of the Merger and the other transactions contemplated hereby, including promptly furnishing the other with copies of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement or (b) upon receiving any communication from any Governmental Authority or third party whose consent or approval is required for consummation of the Merger or the other transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such consent or approval will be materially delayed.
Section 6.06. Information.
(a) The Company and Parent each shall, upon reasonable request by the other, furnish the other with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as, in each case, may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13e-3 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Affiliates to any Governmental Authority in connection with the Merger and any other transactions contemplated by this Agreement.
(b) Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours and consistent with applicable Law, upon reasonable advance notice, from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 8, to its contracts and other books and records; provided, that the Company shall not be required to afford such access or furnish such information if it would unreasonably interfere with the operations of the Company or any of its Subsidiaries and no investigation pursuant to this Section 6.06(b) shall affect or be deemed to modify any representation or warranty made by the Company herein; provided, further, that the foregoing shall not require the Company to disclose any information of the Company or any of its Subsidiaries the disclosure of which would (i) violate the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which the Company or any of its Subsidiaries is a party or (ii) result in a loss of attorney-client privilege; provided, that, in each case, in the event the Company does not disclose certain information pursuant to the foregoing clauses, the Company shall notify Parent of the failure to disclose and describe generally any information so withheld and, at Parent’s reasonable request, the Parties shall use commercially reasonable efforts to implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the non-disclosure to the greatest extent reasonably possible, including by arrangement of appropriate clean room procedures, redaction of text from documents or entry into a customary joint defense agreement with respect to any information to be so provided. Notwithstanding the foregoing, Parent and its Representatives shall not be permitted to perform any invasive on-site procedures (including any invasive on-site study) with respect to any property of the Company or its Subsidiaries without the Company’s prior written consent.
(c) To the extent that any of the information or material furnished pursuant to this Section 6.06 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine. The Parties further agree that Parent and Merger Sub shall, and shall cause their respective Representatives to, keep all such information confidential pursuant to, and subject to the terms and conditions of, the confidentiality provisions of the Investor Rights Agreement.
Section 6.07. Stock Exchange Delisting. The Company and Parent shall cooperate to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.
Section 6.08. Publicity. The initial press release, if any, regarding the Merger shall be a joint press release of Parent and the Company reasonably acceptable to Parent and the Company. Thereafter, except as otherwise expressly contemplated by Section 6.02, neither the Company nor Parent, nor any of their respective Affiliates, shall issue any press release or make any other public announcement or public statement (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to this Agreement or the Merger or any other transactions contemplated by this Agreement without consulting with each other and providing meaningful opportunity for review and giving due consideration to reasonable comment by the other Party, except (a) as such press release or other public announcement may be required by applicable Law, in which case the Party required to issue the release or make the announcement shall use commercially reasonable efforts to provide the other Party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance and shall give reasonable and good-faith consideration to any such comments proposed by the other Party, (b) any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement, or (c) internal announcements to employees that are not made public. Notwithstanding anything to the contrary in this Section 6.08, (i) each of the Parties may make public statements in response to questions by the press, analysts, investors, business partners or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company or to the extent that they have been reviewed and previously approved by both Parent and the Company and (ii) Parent, Merger Sub and their respective Affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.
Section 6.09. Employee Benefits. For a period of at least 12 months following the Closing, Parent shall cause the Surviving Corporation to continue to provide to each employee of the Company who continues to be employed with the Company or its Subsidiaries immediately following the Closing (each such employee, a “Continuing Employee”) with coverage and benefits under severance plans, policies and agreements that are substantially comparable to those for which such Continuing Employees were eligible as of immediately prior to the Closing. Notwithstanding the foregoing, nothing in this Agreement shall (i) be treated as an establishment, termination, or amendment of any particular Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Benefit Plan, in each case, in accordance with their terms, (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to retain the employment of any particular employee or (iv) create any third-party beneficiary rights, including for the benefit of any Company employees or any of the Company’s Subsidiaries, or any beneficiary or dependent thereof, or any collective bargaining representative thereof.
Section 6.10. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Merger and any other transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense, except that expenses incurred in connection with the filing fee for the Proxy Statement, the Schedule 13e-3 and any Other Required Company Filing and printing and mailing the Proxy Statement and Schedule 13e-3 and any Other Required Company Filing shall be borne by the Company.
Section 6.11. Indemnification.
(a) For six (6) years from and after the Closing, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors (or equivalent) of the Company and each Subsidiary thereof (the “Indemnified Parties”) to the same extent such persons are currently indemnified by the Company or any Subsidiary thereof pursuant to its certificate of incorporation and by-laws (or equivalent organizational documents) as in effect on the date hereof for acts or omissions occurring at or prior to the Closing Date, and Parent shall not permit the Surviving Corporation or any of its Subsidiaries to, amend, repeal or modify any provision in the Surviving Corporation’s or any of its Subsidiaries’ certificates of incorporation and by-laws relating to the exculpation or indemnification of former officers and directors as in effect immediately prior to the date hereof in a manner that would adversely affect the Indemnified Parties. Parent also agrees that, for six (6) years from and after the Closing, it shall cause the Surviving Corporation to promptly advance expenses as incurred by each Indemnified Party to the same extent such persons are currently entitled to receive advances of expenses pursuant to the certificate of incorporation and by-laws (or equivalent organizational documents) of the Company and each Subsidiary thereof as in effect on the date hereof.

(b) During the period commencing at the Effective Time and ending on the six (6) year anniversary of the Effective Time, subject to the remainder of this Section 6.11(b), the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, or a replacement insurance policy of such D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier that includes coverage with respect to acts or omissions occurring prior to the Effective Time, in each case, on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.11(b), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage in the last twelve-month period ending on October 1, 2023 (the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then, subject to the following sentence, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In lieu of maintaining the D&O Insurance or obtaining a replacement insurance policy pursuant to this Section 6.11(b), the Company may (or if Parent requests, the Company shall) or the Surviving Corporation may, as applicable, purchase a prepaid “tail” policy with respect to the D&O Insurance, with an extended reporting period ending on the six (6) year anniversary of the Effective Time, from the Company’s current directors’ and officers’ liability insurance carrier or an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company, prior to the Effective Time, or the Surviving Corporation, following the Effective Time, purchases such a “tail” policy, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.
(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.11 shall survive the consummation of the Closing indefinitely. In the event that Parent, the Surviving Corporation or any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Parent or its Subsidiaries, as the case may be, shall expressly assume and be bound by the obligations set forth in this Section 6.11.
(d) The obligations of Parent, the Surviving Corporation and its Subsidiaries under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.11 applies without the written consent of such affected Indemnified Party.
Section 6.12. Stockholder Litigation. The Company shall promptly notify Parent of any stockholder litigation against it or any of its Representatives arising out of or relating to this Agreement, the Merger or any other transactions contemplated by this Agreement (including by providing copies of all litigation documents, pleadings, letters, notices or other material documents served on or otherwise noticed to the Company or any of its directors or officers) and shall keep Parent reasonably and promptly informed regarding any such stockholder litigation. Until the termination of this Agreement in accordance with Article 8, the Company shall (a) provide Parent a reasonable opportunity to review and to propose comments to all filings or written responses to be made by the Company in connection with any stockholder litigation against the Company and its directors or officers relating to any transaction contemplated by this Agreement and promptly and reasonably consult with Parent with respect to the defense, settlement or compromise of any such stockholder litigation, and the Company shall give reasonable and good-faith consideration to any comments proposed by Parent and (b) give Parent the opportunity to participate (but not to control), at Parent’s expense, in the defense, settlement or prosecution of any such stockholder litigation. In no event shall the Company enter into or agree to any settlement with respect to such stockholder litigation without Parent’s consent. Notwithstanding anything to the contrary in this Section 6.12, any Action relating to the Dissenting Shares will be governed by Section 4.02(g).
Section 6.13. Reserved.
Section 6.14. Reserved.
Section 6.15. Other Actions by the Company.
(a) Takeover Statutes. If any Takeover Statute is or becomes applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and the members of their respective boards of directors shall use reasonable best efforts to, to the extent permitted by applicable Law, grant such approvals and take such actions as are necessary so that the Merger or such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to eliminate or minimize the effects of such statute or regulation on such transactions.

(b) Section 16 Matters. The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
Section 6.16. Obligations of Parent. Parent, in its capacity as the sole stockholder of Merger Sub, shall, in accordance with applicable Law and its certificate of incorporation and bylaws, approve and adopt this Agreement by written consent immediately following its execution.
Section 6.17. Certain Contracts. Without the prior written consent of the Special Committee, Parent, Merger Sub and their respective Affiliates (including PSC Echo, LP) shall not, (i) other than the Voting and Support Agreement, enter into any agreement, arrangement or understanding (in each case, whether written or oral) with any of the Company’s or its Subsidiaries’ directors, officers, employees or stockholders (A) the subject of which is related to the Merger or the other transactions contemplated by this Agreement (other than such agreements, arrangements or understandings that are contingent upon consummation of the Closing) or (B) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, or (ii) in the case of Parent, Merger Sub and PSC Echo, LP only, enter into or modify any Contract which would, individually or in the aggregate, prevent the ability of Parent or Merger Sub to consummate the Merger or any other transactions contemplated hereby.
Section 6.18. Special Committee. Prior to the Effective Time, without the prior written consent of the Special Committee, (i) the Company Board shall not dissolve or otherwise dismantle the Special Committee, or revoke or diminish the authority of the Special Committee, and (ii) neither Parent, Merger Sub nor their respective Affiliates (including PSC Echo, LP) shall remove or cause the removal of any director of the Company Board that is a member of the Special Committee either as a member of the Company Board or such Special Committee other than for cause.
ARTICLE 7
CONDITIONS
Section 7.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
(a) Requisite Company Stockholder Approvals. The Requisite Company Stockholder Approval shall have been obtained.
(b) Laws or Orders. No court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) (collectively, an “Order”) that is in effect that restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger.
Section 7.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:
(a) Representations and Warranties. (i) The representation and warranty of the Company set forth in Section 5.01(a)(i) (Organization, Good Standing and Qualification) (other than the first sentence thereof), Section 5.01(g)(ii) (Absence of Material Adverse Effect) and Section 5.01(s) (Fairness Opinion) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time); (ii) each of the representations and warranties of the Company set forth in Section 5.01(b)(i), the first sentence of Section 5.01(b)(ii), Section 5.01(b)(iv) and Section 5.01(b)(v) (Capital Structure) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case as of such particular date or period of time), except for any de minimis inaccuracies; (iii) each of the representations and warranties of the Company set forth in the first sentence of Section 5.01(a)(i) (Organization, Good Standing and Qualification), Section 5.01(b)(iii) (Capital Structure), Section 5.01(c) (Corporate Authority; Approval and Fairness), Section 5.01(m) (Takeover Statutes) and Section 5.01(u) (Brokers and Finders) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); and (iv) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any materiality limitations, such as “material,” “in all material respects” and “Material Adverse Effect” set forth therein) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.
(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.
(d) Company Closing Certificate. Parent and Merger Sub shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) are satisfied.
Section 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), in each case except as would not, individually or in the aggregate, reasonably be expected to prevent the ability of Parent or Merger Sub to consummate the Merger and deliver the Merger Consideration in accordance with Article 4.
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Parent Closing Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent certifying that the conditions set forth in Section 7.03(a) and 7.03(b) are satisfied.
ARTICLE 8
TERMINATION
Section 8.01. Termination. This Agreement may be terminated and the Merger and any other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time:
(a) by mutual written consent of the Company (upon approval of the Special Committee) and Parent;
(b) by either Parent or the Company (upon approval of the Special Committee), if the Merger shall not have been consummated on or before the date that is six months following the date hereof or such other date as the Company and Parent may mutually agree in writing (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) shall not be available to any Party whose failure to comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date;
(c) by either Parent or the Company (upon approval of the Special Committee), if any court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or entered any Order that permanently restrains, enjoins, renders illegal or otherwise permanently prohibits consummation of the Merger and such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) shall not be available to any Party whose failure to comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to such date;
(d) by Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue or incorrect following the date of this Agreement, in either case such that any condition set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to the Company describing such breach or failure in reasonable detail and stating Parent’s intention to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement and (ii) three Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(d) shall not be available to Parent if it is in breach of any representation, warranty, covenant or agreement set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Section 7.03(a) or Section 7.03(b);
(e) by the Company (upon approval of the Special Committee), if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue or incorrect following the date of this Agreement, in either case such that any condition set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by to the Company to the breaching Party describing such breach or failure in reasonable detail and stating the Company’s intention to terminate this Agreement and abandon the Merger and any other transactions contemplated by this Agreement and (ii) three Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(e) shall not be available to the Company if it is in breach of any representation, warranty, covenant or agreement set forth in this Agreement, which breach would give rise to a failure of a condition set forth in Section 7.02(a) or Section 7.02(b);
(f) (i) by the Company (upon approval of the Special Committee), at any time prior to the Effective Time, if the Company fails to obtain the Requisite Company Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger or (ii) by Parent, if at any time the Company Board (acting upon the recommendation of the Special Committee) has effected a Change of Recommendation (provided, that any notice delivered by the Company to Parent pursuant to Section 6.02(e) stating the Company’s intention to make a Change of Recommendation in advance thereof shall not result in Parent having the right to terminate pursuant to this Section 8.01(f));
(g) by the Company, at any time prior to the Effective Time, if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been and remain satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but which are capable of being satisfied at the Closing), (ii) the Company has irrevocably certified in writing to Parent and Merger Sub following the date on which Closing is required to occur pursuant to Section 1.02 that it is prepared to and stands ready, willing and able to consummate the Closing and that all of the closing conditions set forth in Section 7.03 have been satisfied or irrevocably waived, and (iii) Parent and Merger Sub fail to effect the Closing on or prior to the date that is three Business Days following receipt by Parent and Merger Sub of the written certification of the Company;
(h) by the Company (upon approval of the Special Committee), at any time prior to receiving the Requisite Company Stockholder Approval, in order (and as a condition precedent) to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided that, prior to such termination, (i) the Company Board (acting upon the recommendation of the Special Committee) (or Special Committee, as applicable) authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to the terms and conditions of, Section 6.02, (ii) substantially concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement providing for such Superior Proposal, (iii) the Company has complied in all material respects with the provisions of Section 6.02 and (iv) the Company pays to Parent the Company Termination Fee within two Business Days of such termination; and
(i) The Party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a written notice of such termination to the other Party.
Section 8.02. Effect of Termination and Abandonment. (a) Except as otherwise expressly set forth in this Section 8.02, in the event of the valid termination of this Agreement in accordance with Section 8.01, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or of any of its Representatives or Affiliates); provided, that (x) subject to Section 8.02(d), no such termination shall relieve any Party of any liability or damages to the other Party resulting from any fraud or Willful and Material Breach of its obligations set forth in this Agreement (such liabilities and damages, the “Damages”); provided that in the case of a Willful and Material Breach or fraud by Parent or Merger Sub such aggregate liability hereunder and under the Voting and Support Agreement shall not exceed $14,808,583.00 and (y) the provisions set forth in this Section 8.02 and the second and third sentences of Section 9.01 shall survive the termination of this Agreement. Subject to the preceding sentence, in determining losses or damages recoverable upon termination by a party hereto for the other party’s breach, the parties hereto acknowledge and agree that such losses and damages shall not be limited to reimbursement of expenses or out-of-pocket costs and may include the benefit of the bargain lost by such party, or in the case of the Company, the holders of Shares, which shall be deemed to be damages payable to such party. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Limited Guarantee, which rights, obligations and agreements set forth in the Limited Guarantee will survive the termination of this Agreement in accordance with its respective terms.

(b)
(i) In the event that this Agreement is terminated by the Company pursuant to Section 8.01(h) or by Parent pursuant to Section 8.01(f)(ii), then, within two Business Days thereafter, the Company shall pay or cause to be paid to or at the direction of Parent, by wire transfer of immediately available funds to the account designated in writing by Parent, a termination fee of $1,063,058.00 (the “Company Termination Fee”);
(ii) If (A) this Agreement is validly terminated pursuant to Section 8.01(d); (B) following the execution and delivery of this Agreement and prior to such termination of the Agreement, any Person shall have announced an Acquisition Proposal and not withdrawn or otherwise abandoned such Acquisition Proposal; and (C) within twelve months following such termination of this Agreement, either any Acquisition Proposal is consummated or the Company enters into an Alternative Acquisition Agreement with respect to any Acquisition Proposal, then the Company shall, within five Business Days after entry into such Alternative Acquisition Agreement, pay or cause to be paid to or at the direction of Parent, by wire transfer of immediately available funds to an account designated in writing by Parent, the Company Termination Fee. For purposes of this Section 8.02(b)(ii), all references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%.”
(c) Each Party acknowledges that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no Party would have entered into this Agreement; accordingly, if the Company or Parent fails to timely pay Parent or the Company any amount due pursuant to this Section 8.02, including damages, and, to obtain such payment, the Party to whom such payment is owed commences a suit that results in a judgment against the other Party, the such other Party shall pay to the owed Party its reasonable, documented and out-of-pocket costs and expenses (including attorneys’ fees of outside counsel) in connection with such suit (“Enforcement Costs”); provided, that in no event shall the any Party be required to pay Enforcement Costs in an aggregate amount exceeding $2,000,000 (such amount being already included in the limitation on Parent’s aggregate liability set forth in Section 8.02(a)(x) and Section 8.02(d)(i)). The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
(d) Limitations on Remedies.
(i) In the event this Agreement is terminated, the Parties agree that the maximum aggregate liability of Parent and Merger Sub and their respective Related Parties with respect to this Agreement, the Voting and Support Agreement and the transactions contemplated hereby and thereby shall be limited to $14,808,583.00 and in no event shall any Persons seek to recover, or be entitled to recover, any money damages or other losses or expenses of any kind, character or description in excess of such amounts with respect to this Agreement or the Voting and Support Agreement or the transactions contemplated hereby.
(ii) Notwithstanding anything in this Section 8.02 or this Agreement to the contrary, but subject to Section 9.05, if this Agreement is terminated in accordance with any provision under which payment of the Company Termination Fee is required hereunder, then upon receipt and acceptance of such Company Termination Fee, together with any Enforcement Costs, the payment of such Company Termination Fee and the Enforcement Costs (if any) shall constitute the sole and exclusive remedy of Parent, Merger Sub and the Parent Related Parties against the Company or any of its Related Parties for any losses suffered or incurred as a result of or under this Agreement or the transactions contemplated by this Agreement, including any breach (including any Willful and Material Breach) of any covenant or agreement in this Agreement. The Parties further agree that the maximum aggregate liability of the Company and its Related Parties with respect to this Agreement and the transactions contemplated hereby, shall be limited to an amount equal to the amount of the Company Termination Fee together with any Enforcements Costs, and in no event shall any Persons seek to recover, or be entitled to recover, any money damages or other losses or expenses of any kind, character or description in excess of such amounts with respect to this Agreement and the transactions contemplated hereby. Nothing in this Section 8.02 shall in any way expand or be deemed or construed to expand the circumstances in which the Company and its Related Parties may be liable under this Agreement. For the avoidance of doubt, while Parent or Merger Sub may pursue both a grant of specific performance pursuant to, and subject to the limitations set forth in, Section 9.05, and payment of the Company Termination Fee pursuant to Section 8.02(b), under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance and monetary damages, including all or any portion of the Company Termination Fee.
(iii) Notwithstanding anything in this Section 8.02 or this Agreement to the contrary, the Company may pursue both a grant of specific performance pursuant to, and subject to Section 8.02(a), an award of monetary damages, provided, that under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance resulting in the Closing and an award of monetary damages.

(iv) Each of the Parties acknowledges and agrees that the Company Termination Fee is not intended to be a penalty, but rather constitutes liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such amounts are due and payable, for the efforts and resources expended by Parent and opportunities forgone by Parent while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and any other transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision.
ARTICLE 9
MISCELLANEOUS AND GENERAL
Section 9.01. Survival. This Article 9, the agreements of the Company, Parent and Merger Sub contained in Article 4 and Section 6.12 (Indemnification) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time shall survive the consummation of the Merger. This Article 9 (other than Section 9.05(b) and Section 9.05(c)) and the agreements of the Company, Parent and Merger Sub contained in the last sentence of Section 6.06(b), Section 6.10 (Expenses) and Section 8.02 (Effect of Termination and Abandonment) and the Limited Guarantee shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.
Section 9.02. Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Parent, Merger Sub and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, that after the receipt of the Requisite Company Stockholder Approval, no amendment shall be made that by applicable Law requires further approval by the holders of Shares without obtaining such further approval.
Section 9.03. Waiver. Other than Section 7.01(a), the conditions to each of the respective Parties’ obligations to consummate the Merger and any other transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law (except to the extent specifically provided otherwise in Section 8.02).
Section 9.04. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.05. Governing Law and Venue; Waiver of Jury Trial; Specific Performance.
(a) This Agreement and any claim, cause of action or Action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties (a) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court would not have subject matter jurisdiction over any such claim, cause of action or Action, the federal courts of the United States of America located in the State of Delaware (the “Chosen Courts”), in the event any dispute between the Parties (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (c) agrees that it shall not bring any claim, action or proceeding against any other Parties relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 9.06, such service to become effective ten (10) days after such mailing. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER

PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.05.
(b) The Parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with their specific terms or otherwise breach or threaten to breach any such provisions. It is accordingly agreed that, at any time prior to the valid termination of this Agreement pursuant to Article 8, (i) the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, including the right of a Party to cause each other Party to consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions of this Agreement, and to enforce the obligations of the parties pursuant to the terms of the Equity Commitment Letter, as applicable, in any court referred to in Section 9.05(a) without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity, and (ii) the Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable or not appropriate for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
Section 9.06. Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties to this Agreement shall be in writing and (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email:
If to Parent or Merger Sub:

c/o Patient Square Equity Advisors, LP
2884 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attention: Adam Fliss, Justin Sabet-Peyman
Email: [REDACTED]

with a copy to (which shall not constitute notice):

Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111
Attention: Jason Freedman; Walton Dumas
Email: Jason.Freedman@ropesgray.com; Walton.Dumas@ropesgray.com

and

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: Tom Fraser
Email: Thomas.Fraser@ropesgray.com

If to the Company:

Eargo, Inc.
2665 North First Street, Suite 300
San Jose, CA 95134
Attention: Chief Legal Officer
Email: Legal@eargo.com

with a copy to (which shall not constitute notice) counsel to the Special Committee:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: H. Oliver Smith; Michael Gilson

Email: oliver.smith@davispolk.com; michael.gilson@davispolk.com or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) when delivered if sent by email. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 9.06.
Section 9.07. Entire Agreement. This Agreement (including any exhibits, annexes and schedules hereto) and the documents and other agreements among the Parties, or any of them, as contemplated by or referred to herein, including the Company Disclosure Schedule, the Parent Disclosure Schedule, the Voting and Support Agreement, the Equity Commitment Letter and the Limited Guarantee, together with each other agreement entered into by or among any of the Parties as of the date of this Agreement that makes reference to this Section 9.07, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof.
Section 9.08. No Third-Party Beneficiaries. Except as provided in this Section 9.08, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that if, and only if, the Effective Time occurs, (a) the holders of Shares shall be third-party beneficiaries of, and entitled to rely on, Section 4.01 (Effect on Capital Stock) and Section 4.02 (Exchange of Share Certificates), (b) the holders of Company Equity Awards shall be third-party beneficiaries of, and entitled to rely on, Section 4.03 (Treatment of Company Equity Awards), and (c) the Indemnified Parties shall be third-party beneficiaries of, and entitled to rely on, Section 6.11 (Indemnification).
Section 9.09. Exercise of Discretion. For all purposes hereunder, the Company (prior to the Effective Time) and the Company Board, as applicable, shall act, including with respect to the granting of any consent, making any Change of Recommendation, permission or waiver or the making of any determination, only as directed by the Special Committee.
Section 9.10. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.
Section 9.11. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, excise and other similar Taxes and fees imposed upon the Merger or the transfer of Shares pursuant to the Merger shall be paid by Parent or the Company when due.
Section 9.12. Definitions. Capitalized terms used in this Agreement have the meanings specified in Annex A.
Section 9.13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
Section 9.14. Interpretation; Construction.
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.
(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The term “or” is not exclusive and shall mean “and/or”, unless the context otherwise requires. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Currency amounts referenced herein are in U.S. Dollars. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee). The terms “provided to” or “made available to,” with respect to documents required to be provided by the Company to Parent or Merger Sub, include documents filed or furnished by the Company with the SEC.
(c) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 9.15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Parties, except that Parent and Merger Sub may assign any and all of its rights under this Agreement, by written notice to the Company, to any of their respective Affiliates that is resident for Tax purposes solely in the United States, any State thereof or the District of Columbia; provided, that (i) no assignment shall be permitted if such assignment would, or would reasonably be expected to, prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement or consummating the Merger and any other transactions contemplated by this Agreement, (ii) no assignment shall relieve Parent of any of its obligations pursuant to this Agreement and (iii) no assignment shall relieve Merger Sub of its obligations that are unperformed by its assignee. Any purported assignment in violation of this Agreement is void.
Section 9.16. No Recourse.
(a) In no event will the Company, whether prior to or after termination of this Agreement, seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or monetary award of any kind (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to this Agreement, the Limited Guarantee, the Equity Commitment Letter or the transactions contemplated hereby and thereby (including any breach by the Limited Guarantor, Sponsor Party, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable Laws arising out of any such breach, termination or failure, except, in each case, for claims that the Company may assert (A) against Parent or Merger Sub to the extent expressly provided for in this Agreement or the Limited Guarantee, (B) against a Limited Guarantor to the extent expressly provided for in the Limited Guarantee; or (C) against the Sponsor Party and Parent to the extent expressly provided for in the Equity Commitment Letter.
(b) In no event will Parent or Merger Sub, whether prior to or after termination of this Agreement, seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or monetary award of any kind (including consequential, special, indirect or punitive damages) against any Related Party of the Company with respect to this Agreement or the transactions contemplated hereby (including any breach by the Company), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable Laws arising out of any such breach, termination or failure, except, in each case, for claims that Parent or Merger Sub may assert against the Company to the extent expressly provided for in this Agreement.
Section 9.17. Necessary Further Actions. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest in the Surviving Corporation the full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
Section 9.18. Effect of Breach of Designated Persons. Notwithstanding anything in this Agreement to the contrary, to the extent any actions or omissions of any of the Persons listed on Section 9.18 of the Company Disclosure Schedule (each such Person, a “Designated Person”), or any actions or omissions of other individuals taken at the direction of any Designated Person, would constitute a breach by the Company of a representation, warranty, covenant or agreement contained in this Agreement, or would result in any of the representations or warranties of the Company contained in this Agreement becoming inaccurate, for which the Company otherwise would have been responsible, such breach or inaccuracy shall be disregarded for all purposes of this Agreement (in each case, other than any such action or omission taken at the written direction of the Special Committee). Without limiting the foregoing, Parent and Merger Sub shall not have any right to rely on any failure of the conditions set forth in Section 7.02(a) or Section 7.02(b) to be satisfied (or terminate this Agreement under Section 8.01(d) as a result thereof) or claim payment of the Company Termination Fee, any damage or seek any other remedy at law or in equity to the extent (i) any Designated Person had actual knowledge as of the date of this Agreement of any facts or circumstances that constitute or give rise to the breach of or inaccuracy in any representation or warranty of the Company contained in this Agreement which breach or inaccuracy gives rise to the failure of the conditions set forth in Section 7.02(a) to be satisfied or (ii) that such failure, damage or injury arises from any actions or omissions of the Company or its Subsidiaries taken by or at the written direction of any Designated Person (other than any such action or omission taken at the written direction of the Special Committee and other than any such action or omission taken as a result of a consent given by Parent or Merger Sub pursuant to this Agreement (including Sections 6.01(a)(iii) and 6.01(b)(C)).
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.
PSC ECHO PARENT LLC

By:	/s/ Justin Sabet-Peyman
Name:	Justin Sabet-Peyman
Title:	President

PSC ECHO MERGER SUB INC.

By:	/s/ Justin Sabet-Peyman
Name:	Justin Sabet-Peyman
Title:	President

EARGO, INC.

By:	/s/ William Brownie
Name:	William Brownie
Title:	Chief Operating Officer and Interim Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ANNEX A
DEFINED TERMS
“Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the date hereof; or (ii) executed, delivered and effective after the date hereof, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions); provided, however, that (x) other than with respect to any immaterial provisions, the confidentiality provisions contained therein are not less favorable to the Company in any material respect than the terms of the confidentiality provisions of the Investor Rights Agreement and (y) any such confidentiality agreement need not contain any standstill provision that prohibits private offers made to the Company Board.
“Acquisition Proposal” means any proposal or offer from a Third Person relating to any transaction or series of related transactions that, if consummated, would result in (i) a direct or indirect purchase or acquisition by a Third Person of the assets of the Company constituting twenty percent (20%) or more of the consolidated net revenues, net income or total assets (including equity securities of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole; (ii) any direct or indirect purchase or acquisition by a Third Person of beneficial ownership of twenty percent (20%) or more of the total voting power of the Company; or (iii) a direct or indirect merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or other similar transaction involving the Company pursuant to which such Third Person (or its equityholders) would hold securities representing twenty percent (20%) or more of the total voting power of the Company (or the surviving or resulting entity) after giving effect to such transaction.
“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a second Person; provided, that (i) none of Parent, Merger Sub or any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed to be Affiliates of the Company or any Subsidiaries of the Company and (ii) the Company and Subsidiaries of the Company shall not be deemed to be Affiliates of Parent, Merger Sub or any of their respective Affiliates (other than the Company and its Subsidiaries), in each case, for any purpose hereunder.
“Anti-Corruption Laws” means all U.S. and applicable non-U.S. Laws relating to the prevention of corruption, money laundering, and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010.
“Benefit Plans” means, collectively, each (i) “employee welfare benefit plan” or “employee pension benefit plan” (as those terms are respectively defined in Sections 3(1) and 3(2) of ERISA); (ii) employment, individual consulting or other compensation, severance, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, retirement, profit sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post- employment or retirement benefits (including compensation, pension, health, medical or other insurance benefits) in each case, whether or not written (x) that is sponsored, maintained, administered, contributed to or required to be contributed to or entered into by the Company or any of its Subsidiaries for the current or future benefit of any current or former Service Provider or (y) for which the Company or any of its Subsidiaries has any direct or indirect liability.
“Business Day” means any day ending at 11:59 p.m. (New York time) other than a Saturday or Sunday or a day on which banks in the County of New York, New York or San Francisco, California are required or authorized to close.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended, and any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notices 2020-22, 2020-65 and 2021-11 and the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020).
“Collective Bargaining Agreement” shall mean any Contract between (as applicable) any of the Company or any of its Affiliates and any labor union or other authorized employee representative representing Service Providers.
“Company Equity Awards” means, collectively, the Company Options and Company RSU Awards.
“Company Equity Plans” means, collectively, (i) the Eargo, Inc. 2010 Equity Incentive Plan and (ii) the Eargo, Inc. 2020 Equity Incentive Plan, in each case as amended and/or restated.
“Company Intellectual Property” shall mean any and all Intellectual Property owned, or purported to be owned, by the Company or any of its Subsidiaries.

“Company RSU Award” means each award of restricted stock units with respect to Shares granted under the Company Equity Plans that vest solely based on the passage of time.
“Company Stockholder Meeting” means a meeting of the Company Stockholders for the purpose of obtaining the Requisite Company Stockholder Approval.
“Company Stockholders” means the holders of Shares of the Company.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof.
“Environmental Law” means any Law relating to pollution, the protection of the environment or human or worker health and safety or Hazardous Substances and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such Laws.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” with respect to an entity means any other entity that, together with such first entity, would be treated as a single employer under Section 414 of the Code.
“Ex-Im Laws” means all U.S. and applicable non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.
“Families First Coronavirus Response Act” means the Families First Coronavirus Response Act (Pub. L. No. 116-127), as amended, and any administrative or other guidance published with respect thereto by any Governmental Authority.
“Group” shall have the meaning given to such term under Section 13 of the Exchange Act.
“Hazardous Substance” means any material, substance, chemical, contaminant or waste that is listed, regulated, classified or defined as hazardous, toxic or as a pollutant under any Law, including, without limitation, any petroleum compounds or petroleum derivatives, asbestos and asbestos containing materials, per- and polyfluoroalkyl substances, pesticides, odor, regulated levels of mold or polychlorinated biphenyls.
“Health Information Privacy and Security Laws” shall mean HIPAA and state Laws applicable to the Company or any Subsidiary thereof governing the privacy and security of individually-identifiable health information.
“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and 45 C.F.R. Parts 160, 162, and 164.
“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination, means all indebtedness, liabilities and obligations, now existing or hereafter arising, for money borrowed by a Person, or any contingent liability for or guaranty by a Person of any obligation of any other Person (including the pledge of any collateral or grant of any security interest by a Person in any property as security for any such liability, guaranty or obligation) whether or not any of the foregoing is evidenced by any note, indenture, guaranty or agreement, but excluding all trade payables incurred in the ordinary course of business.
“Intellectual Property” means, any and all rights, title and interests in or relating to any and all intellectual property throughout the world, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) inventions, invention disclosures, national and multinational statutory invention registrations, patents and applications therefor, including any and all provisionals, non-provisionals, reissues, divisions, revisions, continuations, continuations-in-part, reexaminations, substitutions, supplementary protection certificates and extensions of any of the foregoing, and any counterparts claiming priority from any of the foregoing; (ii) trademarks, service marks, logos, brand names, certification marks, trade dress, trade names, designs, slogans, social media identifiers and accounts and any and all other indications of origin (including common law trademarks) together with any and all goodwill associated with the foregoing, along with any and all applications, registrations, renewals and extensions of any of the foregoing; (iii) Internet domain names; (iv) works of authorship, mask works, industrial designs, copyrights, whether or not registered or published, all registrations and recordations of, and applications for, any of the foregoing and all moral rights, renewals, extensions, reversions and restorations associated with any of the foregoing, now or hereafter provided by Law, regardless of the medium of fixation or means of expression; (v) trade secrets, know-how and other confidential or business or technical information if such information derives independent economic value from not being generally known to the public, including any and all ideas, discoveries, formulas, compositions, plans, designs, methodologies, processes and/or procedures, specifications, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and all information and all other know-how; (vi) Software; (vii) databases and data collections; and (viii) all rights in copies and embodiments of any of the foregoing (whether electronic or tangible).

‘Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of June 24, 2022, by and between the Company and PSC Echo LP.
“IRS” means the U.S. Internal Revenue Service.
“IT Assets” means any and all computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology assets, including all associated documentation related to any of the foregoing, in each case, owned by, or licensed or leased to the Company or any of its Subsidiaries.
“Knowledge” means, (i) when used with respect to the Company, the actual knowledge of any of the persons listed on Section A.1 of the Company Disclosure Schedule and (ii) when used with respect to Parent, the actual knowledge of any of the persons listed on Section A.1 of the Parent Disclosure Schedule.
“Leased Real Property” means the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.
“Licensed Intellectual Property” means any and all Intellectual Property owned by a third party and exclusively licensed or sublicensed to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.
“Lien” means any mortgage, lien, pledge, charge, security interest, deed of trust, U.S. Uniform Commercial Code lien, right of first refusal, right-of- way, defect in title, easement, or other encumbrance in respect of any property or asset, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.
“Lookback Date” means September 30, 2020.
“Material Adverse Effect” means any change, effect, event, occurrence or development that is (x) materially adverse to the business or financial condition of the Company and its Subsidiaries, taken as a whole or (y) prevents, materially delays or materially impairs the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, that for purposes of clause (x), no change, effect, event, occurrence or development, either alone or in combination with any other change, effect, event, occurrence or development, directly or indirectly, arising out of, relating to or attributable to the following shall constitute a Material Adverse Effect (and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect): (A) changes generally affecting the economy or political, social, regulatory, business, economic, financial, credit, commodity or capital market conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally; (B) changes generally affecting the industries in which the Company and its Subsidiaries operate; (C) changes or prospective changes in United States generally accepted accounting principles (“U.S. GAAP”) or in any Law after the date of this Agreement or any interpretation or enforcement thereof by any Governmental Authority; (D) changes in any political or geopolitical, regulatory, legislative or social conditions, acts of war (whether or not declared), hostilities, civil disobedience, sabotage, cyber-intrusions, military actions or acts of terrorism, or any escalation or worsening of any of the foregoing; (E) any hurricane, tropical storm, tornado, earthquake, flood, tsunami, natural disaster, epidemic, disease, outbreak, health emergency or crisis (including with respect to or as a result of COVID-19), act of God, other comparable events or any escalation or worsening of any of the foregoing; (F) any change or prospective change in the credit rating of the Company; provided that the underlying causes of any such change may be taken into account unless (and to the extent) such underlying cause would otherwise be excluded by other clauses of this definition; (G) a decline, in and of itself, in the price or trading volume of the Shares on the Nasdaq Stock Market (“NASDAQ”) or any other securities market or in the trading price of any other securities of the Company or any of its Subsidiaries; provided, that the underlying causes of any such decline may be taken into account unless (and to the extent) such underlying cause would otherwise be excluded by other clauses of this definition; (H) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial or operating measures or metrics (whether such projections, forecasts, estimates or predictions were made by the Company or independent third parties) for any period; provided that the underlying causes of any such failure may be taken into account unless (and to the extent) such underlying cause would otherwise be excluded by other clauses of this definition; and (I) the announcement, pendency or consummation of this Agreement or the Merger, including, in each case the impact thereof on relationships with employees, customers, suppliers, distributors, partners, vendors or other Persons (provided, that this clause (I) shall not apply to any representation or warranty contained in this Agreement (or any related condition) to the extent that such representation or warranty expressly addresses consequences resulting from the execution of this Agreement or the consummation or pendency of the transactions contemplated hereby, including the representations and warranties of the Company set forth in Section 5.01(d)); except, in the case of clauses (A) through (E), to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately adversely affected by such facts, changes, effects, events, circumstances, occurrences or developments, compared to other, similarly sized and situated participants in the industries in which the Company and the Subsidiaries operate (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether there has been or will be a Material Adverse Effect).
“Open Source Software” means software that is distributed as free software, open source software or copyleft software pursuant to a similar licensing or distribution model that requires, as a condition to the use, modification or distribution (including under an ASP or “software as a service” model) of such software that other software using, incorporating, linking, integrating, or distributed or bundled with such software be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or (iii) redistributable at no charge. Without limiting the generality of the foregoing, “Open Source Software” includes software licensed or distributed under any of the following license or distribution models, or licenses or distribution models similar to any of the following: (i) the Apache Software Foundation License, (ii) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (iii) the Artistic License (e.g., PERL), (iv) the Mozilla Public License, (v) the Netscape Public License, (vi) the Sun Community Source License (SCSL), (vii) the Sun Industry Standards Distribution License (SISL), (viii) Affero General Public License (AGPL), (ix) Common Development and Distribution License (CDDL) or (x) any license or distribution agreements or arrangements now listed as open source licenses on www.opensource.org or any successor website thereof or in the Free Software Directory maintained by the Free Software Foundation on http://directory.fsf.org/ or any successor website thereof.
“Other Material Contracts” means a Contract to which or by which the Company or any of its Subsidiaries is a party or bound by (i) with any top 10 customer of the Company for the fiscal year ended December 31, 2022 (determined on the basis of revenues from such customers); or (ii) with any top 10 vendors/suppliers of the Company for the fiscal year ended December 31, 2022 (determined on the basis of payments to such vendors/suppliers); in each case other than Contracts described in clauses (A)-(U) of Section 5.01(k)(i).
“Parent Related Party” means any Related Party of Parent.
“Permitted Liens” means: (I) Liens for Taxes assessments and governmental charges or levies that are (x) not yet due or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP; (II) statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, workmen’s, materialmen’s or repairmen’s liens or other like Liens arising or incurred in the ordinary course of business; (III) with respect to the Leased Real Property, (x) easements, covenants, conditions, restrictions or other similar matters of record that do not materially impair the use, occupancy or value of such Leased Real Property, including any other agreements, conditions or restrictions that are shown by a current title report or other similar report or listing or implied by law, including easements for streets, alleys, highways, telephone lines, power lines, and railways, and all matters of public record, (y) zoning, building, subdivision or other similar requirements or restrictions which are imposed by any Governmental Authority of competent jurisdiction which are not violated in any material respect by the current use or occupancy of such Leased Real Property or the operation of the business thereon and (z) mechanics liens and similar liens for labor, materials or supplies provided with respect to such Leased Real Property incurred in the ordinary course of business for amounts which are not due and payable; (IV) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws, social security, retirement or similar legislation, or good-faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business; (V) non-exclusive licenses and similar non-exclusive rights granted with respect to Intellectual Property granted in the ordinary course of business; and (VII) Liens to the extent specifically disclosed or reflected on the consolidated balance sheet of the Company for the year ended December 31, 2022 (or any notes thereto) and/or securing Indebtedness or other obligations reflected on such balance sheet or otherwise expressly disclosed on the Company Disclosure Schedule.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
“Real Property Leases” means the leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property.
“Registered Company IP” means all of the patents and patent applications, trademark registrations and applications, registered copyrights and domain names, in each case, included in the Company Intellectual Property
“Regulation S-K” shall mean Regulation S-K promulgated under the Securities Act.
“Related Party” means, with respect to a Party, such Party and any of such Party’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, directors, employees, Affiliates, shareholders, equity holders, managers, members, partners, agents, attorneys, advisors, financing sources or other Representatives or any of the foregoing’s respective successors or assigns.

“Representative” means, with respect to any Person, its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, and other representatives and advisors.
“Requisite Company Stockholder Approval” means the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby by the affirmative vote of the holders representing a majority of the aggregate voting power of the outstanding Shares entitled to vote thereon.
“Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Controls (including but not limited to Cuba, Iran, North Korea, Syria, Russia, the Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine).
“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Controls including: (i) any Person listed on any U.S. or non-U.S. Sanctions- or export-related restricted party list, including the U.S. Department of the Treasury’s Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce’s Bureau of Industry and Security, or U.S. Department of State Sanctions- or export-related restricted party list; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); (iii) any Person located, organized, or resident in or a national of a Sanctioned Country; or (iv) any Person who is otherwise the subject or target of Trade Controls.
“Sanctions” means all U.S. and applicable non-U.S. Laws relating to economic or trade sanctions or export controls, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of Commerce or State) and the United Nations Security Council.
“Service Provider” shall mean any director, officer, employee (whether temporary, part-time or full-time) or individual independent contractor of any of the Company or any of its Subsidiaries, in each case, in their respective capacities of providing services to the Company or any of its Subsidiaries.
“Software” means any and all computer programs, applications and code, including software implementations of algorithms, models and methodologies, source code, object code, development and design tools, applets, compilers and assemblers, databases and compilations, including libraries, data and collections of data in machine-readable form and descriptions, flow-charts and other work product used to design, plan organize and develop any of the foregoing.
“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.
“Superior Proposal” means a bona fide written Acquisition Proposal (with references to twenty (20%) being deemed to be replaced with references to fifty percent (50%)) by a Third Person that (i) was not the result of a breach of Section 6.02 and (ii) either the Company Board or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel and after taking into account the certainty and timing of closing, financing arrangements and the form, amount and timing of payment of consideration of such proposal, the Third Person making such proposal and such other legal, financial, regulatory and all other relevant aspects of such proposal, as the Company Board or Special Committee deems in good faith relevant, would, if consummated, result in a transaction that is more favorable from a financial point of view to the Company’s Unaffiliated Stockholders than the Merger (taking into account any revisions (or proposed revisions) to the terms of this Agreement, the Limited Guarantee and the Financing in writing in response to such Acquisition Proposal pursuant to Section 6.02(e)).
“Surviving Corporation Shares” means shares of common stock, par value $0.0001 per share, of the Surviving Corporation.
“Tax” or “Taxes” means (a) all U.S. federal, state, local and non-U.S. income, windfall, other profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, estimated, social security (or similar, including FICA), alternative or add-on minimum, transfer, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, escheat, abandoned or unclaimed property, production, value added, ad valorem, occupancy and other taxes, duties, imposts, fees, levies or assessments of any nature whatsoever imposed by any Governmental Authority, in each case, whether disputed or not, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect thereof.
“Tax Return” means all returns and reports, elections, statements, declarations, disclosures, schedules, estimates, claims for refunds, supporting material, information returns and similar filings relating to, or required to be supplied in connection with, any Taxes, and any schedules, forms or attachments thereto and any amendments or supplements thereof.
“Third Person” means any Person or Group, other than (i) the Company or any of its Affiliates or (ii) Parent, Merger Sub, the Limited Guarantor or any their respective Affiliates or any Group including Parent, Merger Sub, the Limited Guarantor or any their respective Affiliates.

“Willful and Material Breach” means a material breach of this Agreement that results from a willful or deliberate act or failure to act by a Party that knows, or would reasonably be expected to have known, that the taking of such act or failure would result in such a material breach.
Term	Section
Action	5.01(h)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(c)(iii)
Applicable Date	5.01(e)(i)
Bankruptcy and Equity Exception	5.01(c)(i)
Book-Entry Shares	4.01(a)
Bylaws	2.02
Change of Recommendation	6.02(c)(iii)
Charter	2.01
Chosen Courts	9.05(a)
Closing	1.02
Closing Date	1.02
Code	4.02(h)
Company Board	Recitals
Company Disclosure Schedule	5.01
Company Option	4.03(a)
Company Permits	5.01(j)(iii)
Company Recommendation	5.01(c)(iii)
Company Reports	5.01(e)(i)
Company Termination Fee	8.01(b)(i)
Continuing Employee	6.09
Contract	5.01(d)(ii)
D&O Insurance	6.11(b)
Delaware Certificate of Merger	1.03
Designated Person	9.18
DGCL	Recitals
Dissenting Shares	4.01(a)
DTC	4.02(c)
Effective Time	1.03
Enforcement Costs	8.01(d)
Equity Commitment Letter	5.02(f)(i)
Exchange Act	5.01(d)(i)
Excluded Shares	4.01(a)
FDA	5.01(j)(ii)
Financing	5.02(f)(i)
Governmental Authority	5.01(d)(i)
Indemnified Parties	6.11(a)
Insurance Policies	5.01(r)
Intervening Event	6.02(d)(ii)
Laws	5.01(j)(i)
Letter of Transmittal	4.02(c)
Limited Guarantee	Recitals
Limited Guarantor	Recitals
Material Contract	5.01(k)
Maximum Annual Premium	6.11(b)
Merger	Recitals
Merger Consideration	4.01(a)
Merger Sub	Preamble
Multiemployer Plan	5.01(i)(iii)
NASDAQ	Annex A
OFAC	Annex A

Term	Section
Option Consideration	4.03(a)
Order	7.01(b)
Other Required Company Filing	6.03(b)
Outside Date	8.01(b)
Parent	Preamble
Parent Disclosure Schedule	5.02
Parties or Party	Preamble
Paying Agent	4.02(a)
Payment Fund	4.02(b)
Preferred Stock	5.01(b)
Privacy Requirements	5.01(q)(xi)
Proxy Statement	6.03(a)
PSC Echo LP	Recitals
Reference Date	5.01(b)
Required Amounts	5.02(f)(iv)
RSU Cash Replacement Award	4.03(b)
Schedule 13e-3	6.03(a)
SEC	5.01(e)(i)
Securities Act	5.01(d)(i)
Share Certificate	4.01(a)
Shares	Recitals
Special Committee	Recitals
Sponsor Party	5.02(f)(i)
Surviving Corporation	1.01
Takeover Statute	5.01(m)
Trade Controls	5.01(j)(iv)
Unaffiliated Stockholders	Recitals
US GAAP	Annex A
USRPHC	5.01(o)(ix)
WARN Act	5.01(p)(ii)

Annex B
EXECUTION VERSION

Privileged & Confidential
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) dated as of October 29, 2023 is entered into by and between Eargo, Inc., a Delaware corporation (the “Company”) and PSC Echo, LP, a Delaware limited partnership (the “PSC Stockholder”).
WHEREAS, the board of directors of the Company (the “Company Board”) established a special investment committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”), and the Company Special Committee (i) determined that the terms and conditions of the Merger Agreement (as defined below), this Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Unaffiliated Stockholders and (ii) has recommended that the Company Board: (A) determine that the terms and conditions of the Merger Agreement, this Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Unaffiliated Stockholders, (B) approve and declare advisable the Merger Agreement, this Agreement and the transactions contemplated thereby, including the Merger (and approve the execution and delivery by the Company of the Merger Agreement and this Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein), (C) resolve to recommend that the stockholders of the Company vote to adopt and approve the Merger Agreement in accordance with the DGCL and (D) direct that the Merger Agreement be submitted to the stockholders of the Company for adoption;
WHEREAS, prior to the execution of this Agreement, the Company Board (acting upon the recommendation of the Company Special Committee) has (i) determined that the terms and conditions of the Merger Agreement, this Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement, this Agreement and the transactions contemplated thereby, including the Merger (and approved the execution and delivery by the Company of the Merger Agreement and this Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein), (iii) resolved to recommend that the stockholders of the Company vote to adopt and approve the Merger Agreement in accordance with the DGCL and (iv) directed that the Merger Agreement be submitted to the stockholders of the Company for adoption;
WHEREAS, concurrently with the execution of this Agreement, the Company, PSC Echo Parent LLC, a Delaware limited liability company (“Parent”) and PSC Echo Merger Sub Inc., a Delaware corporation and a direct or indirect wholly owned Subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”);
WHEREAS, capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement;
WHEREAS, as of the date hereof, the PSC Stockholder is the record and beneficial owner of the number of Shares set forth opposite its name on Exhibit A hereto (such Shares, together with any other Shares acquired by the PSC Stockholder or its Affiliates and any additional Shares that the PSC Stockholder and its Affiliates may acquire record and/or beneficial ownership of after the date hereof (including, for the avoidance of doubt, any Shares issued to the PSC Stockholder or its Affiliates upon conversion of vested Company restricted stock units or exercise of Company options prior to the date hereof) being collectively referred to herein as the “PSC Shares”); and
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required the PSC Stockholder to enter into this Agreement, and the PSC Stockholder has agreed and is willing to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:
1. Agreements of PSC Stockholder.
(a) Voting. From the date hereof until the Agreement Termination Date (as defined below), at any meeting of the stockholders of the Company however called or any adjournment or postponement thereof, the PSC Stockholder shall vote (or cause to be voted) all PSC Shares (i) in favor of the Merger, the Merger Agreement (to the extent required), and the transactions contemplated thereby (the “Supported Matters”), (ii) in favor of any other matter necessary to effect the Supported Matters, including the Merger; and

(iii)against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected, or the effect of which could reasonably be expected, to prevent, interfere with, adversely affect or delay the consummation of the Supported Matters, including the Merger.
(b) Reserved.
(c) Restriction on Transfer; Proxies; Non-Interference; etc. From the execution of this agreement until the Agreement Termination Date, the PSC Stockholder and its Affiliates shall not directly or indirectly, (i), sell, transfer, give, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any PSC Shares (or any right, title or interest thereto or therein) (excluding, for the avoidance of doubt, the transfer of limited partnership interests in any managed fund Affiliate of the PSC Stockholder), (ii) deposit any PSC Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any PSC Shares, (iii) take any action that would make any representation or warranty of the PSC Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or delaying the PSC Stockholder from performing any of its obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1(c). Notwithstanding the foregoing (but subject to the following proviso), the PSC Stockholder and its Affiliates may Transfer any or all of the PSC Shares to its Affiliates, including, without limitation, to Parent; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such PSC Shares or any interest in any of such PSC Shares is or may be transferred shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement and Exhibit A shall be updated accordingly.
(d) Information for Proxy Statement; Publication. The PSC Stockholder consents to the Company publishing and disclosing in any filing required under applicable Law, including the filings contemplated by the Merger Agreement, the PSC Stockholder’s identity and ownership of Shares and the nature of the PSC Stockholder’s commitments, arrangements and understandings under this Agreement. The PSC Stockholder hereby agrees to permit the Company to publish and disclose in a proxy statement or any other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby (including, without limitation, a Rule 13e-3 Transaction Statement on Schedule 13E-3) the PSC Stockholder’s identity and beneficial ownership of the PSC Shares and the nature of the PSC Stockholder’s commitments under this Agreement to the extent required by applicable Law, provided that any such disclosure in the proxy statement or any other filing to or submission with the SEC or any other Governmental Authority (including, without limitation, Form 8-K and Schedule 13E-3) shall, in each instance, be subject to the PSC Stockholder’s prior review and comment (and the Company shall consider any such comments in good faith). The PSC Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated thereby without the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (which includes, for the avoidance of doubt, any filing by the PSC Stockholder on Schedule 13D and any other filings required pursuant to applicable securities laws), in which case the PSC Stockholder shall provide the Company with a reasonable opportunity to review and comment on any such press release or public statement prior to it being made.
(e) Waiver of Appraisal Rights. The PSC Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, all appraisal rights under Section 262 of the DGCL (and any other appraisal, dissenters’ or similar rights) related to the transactions contemplated by the Merger Agreement with respect to the PSC Shares to the fullest extent permitted by Law.
2. Representations and Warranties of Stockholder. The PSC Stockholder hereby represents and warrants to the Company as follows:
(a) Authority. The PSC Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the PSC Stockholder and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of the PSC Stockholder, enforceable against the PSC Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) Consents and Approvals; No Violations. Other than filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay the performance by the PSC Stockholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by the PSC Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the PSC Stockholder from, any Governmental Authority or any other person or entity, in connection with the execution and delivery of this Agreement by the PSC Stockholder. The execution, delivery and performance of this Agreement by the PSC Stockholder does not, and the consummation by the PSC Stockholder of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any contract, agreement, arrangement or commitment to which the PSC Stockholder is a party or which is binding on it or its assets and will not result in the creation of any Lien on any of the assets or properties of the PSC Stockholder (other than the PSC Shares pursuant to the terms of this Agreement), except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to prevent or delay the performance by the PSC Stockholder of any of its obligations under this Agreement.
(c) (i) the PSC Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and (ii) the execution and delivery of this Agreement, the performance of the PSC Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.
(d) Ownership of PSC Shares. As of the date of this Agreement, the PSC Stockholder owns, beneficially and of record, all of the PSC Shares, free and clear of any proxy, voting restriction, adverse claim or other Lien (other than restrictions under (i) this Agreement, (ii) U.S. federal and state securities laws and (iii) as would not reasonably be expected to prevent or materially delay the performance by the PSC Stockholder of any of its obligations under this Agreement). Without limiting the foregoing, as of the date hereof, except for restrictions in favor of the Company pursuant to this Agreement, the PSC Stockholder, together with its Affiliates, has sole voting power and sole power of disposition with respect to all PSC Shares, with no restrictions on rights of voting or disposition pertaining thereto and no Person other than the PSC Stockholder and its Affiliates has any right to direct or approve the voting or disposition of any PSC Shares. As of the date hereof, none of the PSC Stockholder or any of its Subsidiaries owns, beneficially or of record, any securities of the Company other than the Shares which constitute PSC Shares.
(e) Reserved.
(f) Brokers. Except as set forth in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company or any of its respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of the PSC Stockholder.
3. Termination. This Agreement shall terminate, and no party hereunder will have any further obligation to the other parties hereto upon and following such termination, on the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, and (b) the Effective Time (such earliest date being referred to herein as the “Agreement Termination Date”). Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for any Willful and Material Breach of this Agreement occurring prior to such termination; provided, that the liability of the PSC Stockholder, Parent, Merger Sub and any of their Related Parties under this Agreement and the Merger Agreement shall not, in any event, exceed $14,808,583.00 in the aggregate, as set forth in Section 8.02(d) of the Merger Agreement; provided, further, that in no event shall the Company be entitled to both (x) an award of specific performance in accordance with Section 6(m)(iii) and (y) monetary damages as a result of a Willful and Material Breach of this Agreement, and (ii) the provisions of this Section 3, Section 4 and Section 6 of this Agreement shall survive any termination of this Agreement.
4. No Legal Action. The PSC Stockholder shall not, and shall cause its Representatives and its Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the PSC Stockholder (or its performance hereunder solely in the capacity as a stockholder of the Company) breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that the PSC Stockholder has (or may be alleged to have) to the Company or to the other holders of Shares; provided, however, that nothing in this Section 4 shall restrict or prohibit the PSC Stockholder, its Representatives or its Affiliates, including Parent and Merger Sub, from participating as a defendant or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement or the Merger Agreement.
5. Notice of Certain Events. During the term of this Agreement, the PSC Stockholder shall notify the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Shares by the PSC Stockholder or its Affiliates after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Shares by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered PSC Shares and be subject to the terms of this Agreement as though owned by the PSC Stockholder on the date hereof.
6. Miscellaneous.

(a) Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is entered into by the PSC Stockholder solely in its capacity as direct or indirect owner of the PSC Shares and that nothing in this Agreement shall in any way restrict or limit the ability of the PSC Stockholder or any Affiliate of the PSC Stockholder who is a director of the Company from taking any action in his capacity as a director of the Company, including the exercise of fiduciary duties to the Company and its stockholders.
(b) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
(c) Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding.
(d) Further Assurances. From time to time, at the request of the Company, and without further consideration, the PSC Stockholder shall promptly execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
(e) Entire Agreement; No Third Party Beneficiaries. This Agreement, the Merger Agreement, the Equity Commitment Letter and each of the documents, instruments and agreements delivered in connection with the transactions contemplated thereby constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights hereunder.
(f) Assignment; Binding Effect. Except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 6 shall be null and void.
(g) Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Company under or with respect to this Agreement without first obtaining the approval of the Company Special Committee.
(h) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
(i) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.
(j) Descriptive Headings. Headings of sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(k) Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:
if to the Company, to:

Eargo, Inc.
2665 North First Street, Suite 300
San Jose, California 95134
Attention: Chief Legal Officer
Email: Legal@eargo.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Oliver Smith, Michael Gilson
Email: oliver.smith@davispolk.com; michael.gilson@davispolk.com if to the PSC Stockholder, to:

c/o Patient Square Equity Advisors, LP
2884 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attention: Adam Fliss, Justin Sabet-Peyman
Email: [REDACTED]

with a copy to (which shall not constitute notice):

Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111
Attention: Jason Freedman; Walton Dumas
Email: Jason.Freedman@ropesgray.com; Walton.Dumas@ropesgray.com

and

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: Tom Fraser
Email: Thomas.Fraser@ropesgray.com
or to such other address or facsimile number as the parties hereto may from time to time designate in writing.
(l) Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(m) Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.
(i) This Agreement and any claim, cause of action or Action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (a) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court would not have subject matter jurisdiction over any such claim, cause of action or Action, the federal courts of the United States of America located in the State of Delaware (the “Chosen Courts”), in the event any dispute between the parties (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (c) agrees that it shall not bring any claim, action or proceeding against any other parties relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 6(k), such service to become effective ten (10) days after such mailing.
(ii) EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(m).
(iii) The parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party does not perform any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with their specific terms or otherwise breach or threaten to breach any such provisions. It is accordingly agreed that, at any time prior to the valid termination of this Agreement pursuant to Section 3 hereof, subject to the limitations set forth therein and in this Section 6(m)(iii), (i) the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 6(m)(i) without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity, and (ii) the parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable or not appropriate for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
(n) No Ownership Interest. All rights and ownership of and relating to the PSC Shares shall remain vested in and belong to the PSC Stockholder and its Subsidiaries and its Affiliates, and the Company will not have any authority to exercise any power or authority to direct the PSC Stockholder in the voting of any PSC Shares, except as otherwise specifically provided herein.
(o) Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.
EARGO, INC.

By:	/s/ William Brownie
Name: William Brownie
Title: Chief Operating Officer and Interim Chief Executive Officer
[Signature Page to Voting and Support Agreement]

PSC STOCKHOLDER:

PSC ECHO, LP

By:	PSC Echo GP, LLC, its general partner

By:	/s/ Adam Fliss
Name: Adam Fliss
Title: General Counsel
[Signature Page to Voting and Support Agreement]

Exhibit A
Stockholder	PSC Shares
PSC Echo, LP	15,821,299
[Signature Page to Voting and Support Agreement]

Annex C
Opinion of Perella Weinberg Partners LP
October 29, 2023
The Special Committee of the Board of Directors of
Eargo, Inc.
2665 North First Street, Suite 300
San Jose, CA 95134
Members of the Special Committee:
We understand that Eargo, Inc. (the “Company”), PSC Echo Parent LLC (“Parent”), and PSC Echo Merger Sub Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge (the “Merger”) with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent, and each share of common stock, par value $0.0001 per share (the “Company Common Stock”), of the Company issued and outstanding immediately prior to the effective time of the Merger, other than dissenting shares and shares that are held in treasury or owned by the Company, Parent, Merger Sub, PSC Echo, LP or of any PSC Echo, LP’s affiliates (such shares, the “Excluded Shares”), will be converted into the right to receive $2.55 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have requested our opinion as to the fairness from a financial point of view to the holders of outstanding shares of Company Common Stock (other than holders of Excluded Shares) of the Merger Consideration to be received by such holders in the proposed Merger pursuant to the Merger Agreement.
For purposes of the opinion set forth herein, we have, among other things:
1.	reviewed certain publicly available financial statements and other publicly available business and financial information with respect to the Company;
2.
reviewed certain internal financial statements, analyses and forecasts (the “Company Forecasts”) and other internal financial information and operating data relating to the business of the Company, including certain assumptions regarding the Company’s ability to raise sufficient capital to operate on a standalone basis in accordance with the Company’s business plan, in each case, prepared by management of the Company and approved for our use by management of the Company;

3.
discussed the past and current business, operations, financial condition and prospects of the Company with senior management of the Company, the Special Committee of the Board of Directors of the Company, and other representatives and advisors of the Company;

4.
discussed with members of the senior management of the Company their assessment of the strategic rationale for, and the potential benefits of, the Merger, including, without limitation, such senior management’s views of the operational and financial risks and uncertainties attendant with not pursuing the Merger;

5.	compared the financial performance of the Company with that of certain publicly-traded companies which we believe to be generally relevant;
6.	reviewed the historical trading prices and trading activity for the Company Common Stock;
7.	participated in discussions among representatives of the Company and Parent and their respective advisors;
8.	reviewed a draft of the Merger Agreement dated October 29, 2023; and
9.	conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.
For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by us (including information that was available from public sources) and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Forecasts, we have been advised by management of the Company and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company, assuming the Company would raise and have sufficient capital to operate on a standalone basis in accordance with the Company’s business plan underlying such Company Forecasts, and the other matters covered thereby and we express no view as to the reasonableness of the Company Forecasts or the assumptions on which they are based. We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or any other party. In addition, we have not evaluated the solvency of any party to the Merger Agreement, or the impact of the Merger thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters.
We have assumed that the final Merger Agreement will not differ from the draft of the Merger Agreement reviewed by us in any respect material to our analysis or this opinion. We have also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to our analysis and this opinion, (ii) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to our analysis and this opinion, and (iii) the Merger will be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to our analysis or this opinion. We have also assumed, at your direction, that (a) given the Company's current cash position and anticipated cash needs for continuing operating activities, the Company anticipates that it will exhaust its remaining cash resources sometime during the second or third quarter of fiscal year 2024 if the Company cannot obtain equity or debt financing sufficient for the continuing operations of the Company on terms acceptable to the Company prior to such time, and the Company is uncertain as to whether it will be able to obtain such a financing, and (b) absent the proposed Merger, such a financing or another strategic transaction, the Company would have no alternative other than to file for bankruptcy and/or liquidate. We have not conducted an evaluation of the recovery, if any, the holders of Company Common Stock would receive in connection with any such bankruptcy or liquidation. In addition, we have assumed that in connection with the receipt of all approvals and consents required in connection with the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would be material to our analysis.
This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the holders of Company Common Stock (other than holders of Excluded Shares) of the Merger Consideration to be received by such holders in the proposed Merger pursuant to the Merger Agreement. We have not been asked to, nor do we, offer any opinion as to any other term of the Merger Agreement or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the
Merger or the likely timeframe in which the Merger will be consummated. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. We express no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company. Nor do we express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document. This opinion does not address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals.
We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or part of the Company, nor were we requested to consider, and our opinion does not address, the underlying business decision by the Special Committee of the Board of Directors or the Company to engage in the Merger or the relative merits of the Merger as compared with any alternative transactions or business strategies.
We have acted as financial advisor to the Special Committee of the Board of Directors of the Company with respect to the Merger and this opinion and will receive a fee for our services, a portion of which becomes payable upon delivery of this opinion and a substantial portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse us for certain expenses and indemnify us for certain liabilities that may arise out of our engagement.
Perella Weinberg Partners LP and its affiliates, including TPH&Co., the energy business of Perella Weinberg Partners, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We and our affiliates also engage in securities trading and brokerage, asset management activities, equity research and other financial services. As previously disclosed to you, we and our affiliates have provided financing advisory services to the Company or its affiliates unrelated to the Merger for which we or such affiliates received compensation, including acting as financial advisor to the Company in connection with the Patient Square Capital-provided financing in 2022. Except in connection with our engagement as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and as disclosed in the previous sentence, during the two-year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP or its affiliates, on the one hand, and Patient Square Capital (“Sponsor”), Parent, the Company or any of their respective affiliates pursuant to which we or our affiliates has received or anticipates receiving compensation. We and our affiliates in the future may provide investment banking and other financial services to Sponsor, Parent and/or the Company and their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of our business activities, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, Parent or any of their respective affiliates and (ii) any currency or commodity that may be material to the parties or otherwise involved in the Merger. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.
This opinion and our advisory services are for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with, and for the purpose of its evaluation of, the Merger. This opinion is not intended to be and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote or otherwise act with respect to the proposed
Merger or any other matter. We express no opinion as to the prices at which the Company Common Stock will trade at any time. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of the Company (including PSC Echo, LP). Our opinion is necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Company Common Stock (other than holders of Excluded Shares) in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

PERELLA WEINBERG PARTNERS LP

Annex D
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF
DELAWARE
§262 Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in

Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex E
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K
(Mark One)
☒
ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2022
OR
☐
TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM    TO
Commission File Number 001-39616
Eargo, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware	27-3879804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2665 North First Street, Suite 300 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 351-7700
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EAR	The Nasdaq Stock Market LLC
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. YES ☐ NO ☒
Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ NO ☒
Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒ NO ☐
Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). YES ☒ NO ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐
If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐
Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐
Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐ NO ☒
The aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant, based on the closing price of the shares of common stock on the Nasdaq Global Select Market on June 30, 2022, was $22,580,118.
The number of shares of Registrant’s Common Stock outstanding as of March 20, 2023 was 20,741,841.
DOCUMENTS INCORPORATED BY REFERENCE
Portions of the Registrant’s definitive proxy statement relating to the 2023 Annual Meeting of Stockholders to be filed electronically pursuant to Regulation 14A not later than 120 days after the end of the fiscal year ended December 31, 2022, are incorporated herein by reference in Part III.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Annual Report on Form 10-K contains forward-looking statements about us and our industry that involve substantial risks, uncertainties and assumptions. All statements other than statements of historical facts contained in this Annual Report on Form 10-K, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “may,” “objective,” “plan,” “ongoing,” “positioned,” “possible,” “potential,” “predict,” “project,” “seek,” “shall,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
•
the impact on our business of the civil settlement agreement with the U.S. government that resolved the investigation by the U.S. Department of Justice (the “DOJ”) related to insurance claims for reimbursement submitted to various federal employee health plans under the Federal Employee Health Benefits (“FEHB”) program, and the extent to which we may be able to validate and establish additional processes to support the submission of claims for reimbursement to health plans under the FEHB program, and our ability to obtain, maintain or increase insurance coverage for our hearing aids in the future;

•
our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the United States Food and Drug Administration’s new over-the-counter (“OTC”) hearing aid regulatory framework and any potential Medicare coverage for certain hearing aids, as well as any potential actions insurance providers may take following such regulatory changes;

•	the timing or results of claims audits and medical records reviews by third-party payors;
•
the expense, timing and outcome of the purported securities class action litigation alleging that certain of our disclosures about our business, operations and prospects, including reimbursement from third-party payors, violated the federal securities laws and the purported derivative action alleging that our directors breached their fiduciary duties by failing to implement and maintain an effective system of internal controls;

•	estimates of our future revenue and expenses;
•
estimates of our future capital needs and our ability to raise capital on favorable terms, if at all, including the timing of future capital requirements and the terms or timing of any future financings;

•
our expectations regarding our omni-channel business, including commercial partnerships with retailers, resellers and other distributors and our ability to execute additional commercial partnerships and expand our customers’ experience of and access to our devices through such commercial partnerships;

•	our ability to attract and retain customers;
•	our expectations concerning additional orders by existing customers;
•
our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including our ability to obtain, maintain or increase insurance coverage of and reimbursement of insurance claims for Eargo hearing aids, which is substantially dependent on, among other things, the outcomes of our efforts to validate and establish additional processes to support the submission of claims for reimbursement from various federal health plans, any third-party payor audits and pending regulations;

•
our ability to release new hearing aids and the anticipated features of any such hearing aids and our ability to transition our existing customers to new hearing aids, including when older models are discontinued;

•	developments and projections relating to our competitors and our industry, including competing products;
•	our ability to maintain our competitive technological advantages against new entrants in our industry;

•	the pricing of our hearing aids;
•	our expectations regarding the availability, supply, cost and inflationary pressures related to the component parts of our hearing aids;
•	our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products;
•	our commercialization and marketing capabilities and expectations;
•	our relationships with, and the capabilities of, our component manufacturers, suppliers and freight carriers;
•	the implementation of our business model and strategic plans for our business, products and technology;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products, including the projected terms of patent protection;
•
our ability to effectively manage our business in light of the civil settlement agreement with the U.S. government, third-party payor claims audits and medical records reviews, purported securities class action and derivative litigations, and pending regulations;

•	our ability to retain existing talent and attract new, highly skilled talent;
•
our expectations regarding macroeconomic conditions, including but not limited to, the impact of COVID-19, inflationary trends, uncertainty or volatility in the market (including recent and potential disruption in the banking system and financial markets) and geopolitical events (such as the conflict in Ukraine and tensions across the Taiwan Strait) on our business and results of operations; and

•	our future financial performance.
We have based these forward-looking statements largely on our current expectations, estimates, forecasts and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Annual Report on Form 10-K, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

PART I
Item 1.	Business.
Overview
Eargo, Inc. (“Eargo,” the “Company,” “we,” “us” or “our”) is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost.
We believe Eargo hearing aids are the first ever virtually invisible, rechargeable, completely in-the-canal, FDA-regulated devices indicated to compensate for mild to moderate hearing loss.
We market and sell our hearing aids primarily in a direct-to-consumer format, with a personalized, consumer-centric approach. Our commercial organization consists of a marketing team with deep experience in consumer-focused brand and performance marketing, a team of inside sales consultants, and a dedicated customer support team. Our differentiated, consumer-first approach empowers consumers to take control of their hearing by improving accessibility, with personalized, high-quality remote customer support from our hearing professionals (with remote customer support continuing for as long as a customer owns their Eargo hearing aid).
In an industry that has, in our opinion, historically been associated with limited brand awareness, we have developed a sophisticated brand-building strategy focused on consumer empowerment. We have also developed a robust technology and data-driven marketing platform that utilizes business intelligence, key performance metrics, machine learning and other marketing data to reinforce our growing brand recognition and to identify demographics, behaviors and marketing channels most relevant to our target audience. Eargo’s sales consultants leverage our digital marketing platform, which utilizes data-driven insights to iterate our sales tactics and create promotional offers, each with the goal of driving lead generation and increasing inbound lead conversions. We also see opportunity in nurturing long-term relationships with our customers to drive repeat purchases and increase their lifetime value, an objective facilitated by our provision of unlimited remote access to Eargo’s hearing professionals for the life of a customer’s Eargo hearing aid.
We have also established a highly capable research and development organization with what we believe is a rare combination of expertise in mechanical engineering, product design, audio processing, clinical and hearing science, consumer electronics and embedded software design. In addition, we employ strategic intellectual property protection in certain key areas. Our technical capabilities and commitment to innovation have allowed us to deliver significant product enhancements on a rapid development timeline, exemplified by our launch of seven iterations of the Eargo hearing aid system since 2017.
We believe that our differentiated hearing aids and consumer-centric approach have driven our sales of over 109,000 Eargo hearing aid systems, net of returns, as of December 31, 2022. We believe there is a large, growing and underserved market of people suffering from hearing loss, which we estimate included approximately 45 million adults (or approximately one in six adults) in the United States in 2022, of whom only approximately 25% actually owned a hearing aid.
The Eargo Difference
We are passionate about helping people hear better and are on a mission to change the way the world thinks about hearing loss.
Since our inception, our founding principle has been to dramatically improve the consumer experience at every step of the hearing care journey. Our products, customer support and marketing messaging are a direct result of that passion. We believe our primarily direct-to-consumer and omni-channel models can shift the paradigm in the treatment of hearing loss for the ultimate benefit of consumers.
Eargo hearing aids
Eargo hearing aids combine proprietary technology, engineering know-how and scientific and design expertise to offer high-quality performance in an in-the-canal form factor that makes them virtually invisible. We market a variety of models of hearing aids to provide customers with a range of cost and functionality options. Each generation of Eargo hearing aids has been improved with additional features, such as audio performance, enhanced physical fit and/or comfort and greater ease of use.

Our in-the-canal devices feature high-quality audio, are designed to provide up to 16 hours of battery life and feature Eargo’s proprietary soft and flexible medical-grade silicon tips. These silicon tips are removable, allowing for simple cleaning, and can be purchased separately in several sizes to accommodate individuals with different size ear canals. Eargo’s rechargeable hearing aids are designed for ease of use and maintenance while providing a comfortable fit for a majority of our target market. Additionally, several of our model devices are self-fitting as defined by the FDA. Eargo self-fitting hearing aids are adjusted by the user to meet the user’s hearing needs, without the need for pre-programming or a hearing test from a hearing care professional.
We expect to continue refining and improving Eargo hearing aids, and we have the intention of an approximate annual cadence of new product launches. To this end, we are working on the development of a cost-conscious offering as well as the next Eargo hearing aid model with improved functionality.
Our business model and customer journey
We sell our hearing aids primarily on a direct-to-consumer basis, engaging consumers through a mix of digital and traditional marketing as well as select commercial partnership, omni-channel (including retail) and other opportunities that are designed to appeal to prospective customers on a personal level and build our brand.
Eargo provides free educational resources as well as support from our team of sales consultants and hearing professionals, who help educate and guide prospective customers through addressing their hearing loss in a personalized and consultative experience.
While a hearing test is not necessary to purchase Eargo hearing aids, we offer an online, do-it-yourself hearing screening for prospective customers who are interested in learning more about their hearing. This screening is not intended to prevent, diagnose or treat hearing loss or any other disease or condition, but can assist customers in evaluating whether Eargo hearing aids may be right for them. Prospective customers can also utilize Eargo’s remote support system to receive guidance regarding matters such as use, charging and cleaning of Eargo hearing aids, and real-time audio setting modification for individualized hearing loss.
Customers are able to complete purchases over the phone with an Eargo sales consultant or directly on our website. The Eargo purchasing experience is designed to be simple and to improve the accessibility of hearing aids. In addition, we offer a general 45-day trial period.
Following the United States Food and Drug Administration (“FDA”) final rule regarding the creation of a new category of over-the-counter (“OTC”) hearing aids (the “OTC Final Rule”), we have focused efforts on transitioning to the new OTC framework and expanding our omni-channel approach, including exploring select additional commercial partnerships, retail, and other distribution opportunities. For example, we have a commercial arrangement with Victra, one of America’s largest wireless retailers, to facilitate access to our hearing screeners and demonstrate our devices at approximately 1,500 Victra store locations across the country; customers are also able to purchase or order Eargo hearing aids at such store locations. We believe that the OTC Final Rule may facilitate the opportunity to execute additional commercial partnerships, expanding our customers’ ability to learn about our hearing aids, obtain general information about their hearing through our current hearing screeners, and experience our devices in person prior to purchasing or ordering directly at retail locations.
Moreover, following the effective date of the OTC Final Rule, we have partnered with certain resellers and other distributors, including benefits managers, to offer Eargo hearing aids for sale through their online storefronts or portals. Under these partnerships, we sell Eargo hearing aids to resellers at wholesale prices, who in turn offer our products to end-customers through their respective online storefronts or portals. Generally, we fulfill and ship orders placed through these online storefronts or portals directly to end-customers, and we generally do not submit insurance claims on behalf of customers who purchase from one of these authorized resellers, including Victra. We believe these partnerships will help expand consumer access to our hearing aids and allow us to target high-intent customers more efficiently. We continue to look for additional partners to help expand our customer base.
Between December 8, 2021 and September 15, 2022, we did not accept insurance as a direct method of payment to the Company (referred to as “direct plan access” and discussed below under “—Insurance-Related Business—Insurance-Related Business following DOJ settlement”) and instead focused sales of our products to customers we refer to as “cash-pay” or “self-pay” customers, which includes upfront payment, credit card, and third-party financing, as well as third-party distributor, authorized reseller, or partner payments. We partner with third-party financing providers to make our products more accessible, and payment types may also be combined. When purchased directly through us, the Eargo hearing aid system typically arrives on average approximately three business days after shipping.
Once a customer purchases Eargo hearing aids, whether directly through us or through one of our partners, distributors, or authorized resellers, they are assigned to one of our hearing professionals, who provides complimentary, convenient support by phone, chat or e-mail.
Once a customer receives their Eargo hearing aids, their assigned hearing professional will schedule a welcome call to assist with proper use, fit and setting modification of the Eargo device. Our hearing professionals and customer care team are also available to provide unlimited support for as long as the customer owns an Eargo device. Additionally, we provide short, online training videos and other resources that customers can access online. The combination of these services allows us to deliver remote customer support in an efficient and streamlined manner.
We believe our business model and consumer-centric focus offer certain advantages relative to traditional sales channels (which are characterized by a business-to-business model in which hearing aid manufacturers rely on a fragmented network of independent audiology clinics to sell their devices to consumers), including in particular the convenience and accessibility of our remote customer support as well as our consumer-centric focus. We offer free online education, convenient consultation and remote customer support, the ability to easily purchase the Eargo system, and fast delivery.
Insurance-Related Business
DOJ investigation and settlement and claims audits
As previously disclosed, on September 21, 2021, we were informed that we were the target of a criminal investigation by the DOJ related to insurance claims we submitted for reimbursement on behalf of our customers covered by various federal employee health plans under the FEHB program, which is administered by the Office of Personnel Management (the “OPM”). The investigation also pertained to our role in claim submissions to federal employee health plans (collectively, the “DOJ investigation”). Total payments the Company received from the government in relation to claims submitted under the FEHB program, as subject to the DOJ investigation, net of any product returns and associated refunds, were approximately $44.0 million. Also, as previously disclosed, the third-party payor with whom historically we had the largest volume, which is one of the carriers contracted with the OPM under the FEHB program (“largest third-party payor”), conducted an audit of insurance claims for reimbursement (“claims”) submitted by us (the “Primary Audit”), which included a review of medical records. We were informed by the third-party payor conducting the Primary Audit that the DOJ was the principal contact related to the subject matter of the Primary Audit. In addition to the Primary Audit, we have been subject to a number of other audits of claims submitted to additional third-party payors (collectively with the Primary Audit, the “claims audits”). One of these claims audits did not relate to claims submitted under the FEHB program. On January 4, 2022, the DOJ confirmed to us that the investigation had been referred to the Civil Division of the DOJ and the U.S. Attorney’s Office for the Northern District of Texas and the criminal investigation was no longer active.
On April 29, 2022, we entered into a civil settlement agreement with the U.S. government that resolved the previously disclosed DOJ investigation related to our role in claim submissions to various federal employee health plans under the FEHB program. We cooperated fully with the DOJ investigation. We deny the allegations in the settlement agreement, and the settlement is not an admission of liability by us. The allegations did not pertain to the quality or performance of our product. The settlement agreement provided for our payment of approximately $34.4 million to the U.S. government and resolved allegations that we submitted or caused the submission of claims for payment to the FEHB program using unsupported hearing loss-related diagnostic codes. As discussed further in Note 6 to the Consolidated Financial Statements included in this Annual Report on Form 10-K, based on the settlement agreement with the U.S. government, we recorded a settlement liability of $34.4 million in the consolidated balance sheets as of December 31, 2021. The settlement amount was recorded as a reduction of revenue in the third quarter of 2021. On May 2, 2022, we paid the settlement amount.
The settlement with the U.S. government may not resolve all of the audits initiated by various third-party payors, and additionally we remain subject to a prepayment review of claims by the payor who conducted the Primary Audit.

From the time we learned of the DOJ investigation and until December 8, 2021, we continued to process orders for customers with potential insurance benefits (including FEHB program members) but suspended all claims submission activities and offered affected customers (i.e., customers using insurance benefits as a method of direct payment for transactions prior to December 8, 2021) the option to return their hearing aids or purchase their hearing aids without the use of their insurance benefits in case their claim was denied or ultimately not submitted by us to their insurance plan for payment (the “extended right of return”).
From December 8, 2021 until September 15, 2022, we did not accept insurance benefits as a method of direct payment. We determined that customer transactions using insurance benefits as a method of direct payment occurring between September 21, 2021 (when we learned of the DOJ investigation) and December 8, 2021 (when we temporarily stopped accepting insurance benefits as a method of direct payment) did not meet the criteria for revenue recognition. As a result, we did not recognize revenue for shipments within that timeframe to customers with potential insurance benefits, substantially all of whom were covered under the FEHB program.
We previously estimated that a majority of customers with unsubmitted claims would choose to return the hearing aid system if their insurance provider denied their claim or the claim was ultimately not submitted by us for payment, resulting in an increase in expected product returns from sales transactions that occurred prior to September 21, 2021 and recorded during the year ended December 31, 2021. Returns associated with unsubmitted claims reduce the sales returns reserve, with a corresponding reduction in the related accounts receivable at the time the product is returned.
We estimated that, in addition to the customers who chose to return their hearing aid systems, a significant number of customers whose claims were denied by payors or not submitted by us for payment would not pay for or return the hearing aid system, resulting in bad debt expense that was recorded during the year ended December 31, 2021.
During the year ended December 31, 2022, we made the determination not to seek payment for approximately $16.1 million from customers with unsubmitted and unpaid claims. We accounted for this decision as a pricing concession and, during the year ended December 31, 2022 recorded a $16.1 million reduction to our insurance-related accounts receivable balance, along with related reduction to net revenue of $11.6 million and an allowance for credit losses balance of $4.5 million for such unsubmitted and unpaid claims. Further, we simultaneously recorded a decrease in our insurance-related sales return reserve of $11.3 million, with a corresponding increase of $11.3 million to net revenue for the year ended December 31, 2022 related to unsubmitted and unpaid claims. These changes resulted in a decrease in net revenue of $0.3 million for the year ended December 31, 2022.
Insurance-related business following DOJ settlement
Between December 8, 2021 and September 15, 2022, we did not accept insurance benefits as a direct method of payment to the Company, a practice we refer to as “direct plan access.” In “direct plan access,” we submit an insurance claim on behalf of an Eargo customer to their insurance plan, or support an Eargo customer in their own claim submission, and the customer’s insurance benefits are utilized for the purchase, in whole or in part. Common forms of utilization can include, but are not limited to, co-pay, payment by a third-party payor to either Eargo or the customer, reimbursement by a third-party payor to the customer, or application toward a customer’s deductible.
Because we do not currently have contracts with any FEHB carriers, third-party payors, or other insurance providers, our products are considered out-of-network with such payors and insurance providers. We do not believe that the reimbursement amounts, patient co-payment amounts, or the claims submission process, including medical necessity and other documentation requirements, depend on whether we are in-network or out-of-network with that FEHB carrier or other FEHB plans. To illustrate, the hearing aid benefit in an FEHB plan is a set amount that covers the hearing aid itself and related fees and supplies, regardless of the plan option and regardless of whether the hearing aid is provided by a preferred, participating, or non-participating provider (i.e., regardless of whether it is in-network or out-of-network), which is not always the case for other benefit categories. However, depending on the FEHB carrier or third-party payor, payment may be made directly to the patient rather than to us if Eargo is out-of-network.
Beginning on September 15, 2022, we resumed our direct plan access insurance-based business, accepting insurance benefits as a method of direct payment in certain limited circumstances, when the customer has undergone additional testing by an independent, licensed healthcare provider to establish medical necessity, with supporting clinical documentation. We are evaluating additional alternatives for testing or establishing medical necessity, including, but not limited to, contracting with third parties or existing networks of licensed healthcare providers, and/or establishing a management services organization, separate from our existing corporate structure, that manages professional entities that employ licensed healthcare providers. These alternatives involve significant time and related activities, including, but not limited to, development of additional internal processes, training, and compliance and quality control programs, coordination with external healthcare providers and professional services organizations, and evaluation of and compliance with state-by-state regulatory requirements. We cannot provide any assurance as to the efficacy of the processes that we have established or the extent to which such processes will need to be changed, or additional processes established, or the associated timing or costs, whether we will be successful in implementing any of them, or the impact that such processes and changes may have on our business and operations. If we are unable to successfully implement at least one of these alternatives for testing, or to otherwise establish additional acceptable processes to support claims that we may submit for reimbursement, we expect that we may not be able to submit future claims in sufficient volume to meaningfully restore or expand the amount of our insurance-based business related to direct plan access. Further, the OTC Final Rule, described in greater detail below, which became effective on October 17, 2022, may lead payors to take additional actions, such as excluding OTC hearing aids from coverage, further limiting our ability to access insurance coverage, or there may be a delay in accessing insurance coverage as payors seek to address the OTC Final Rule in their offered benefits, if at all, any of which may have a material adverse effect on our financial condition, results of operations or cash flows.
We are also seeking to establish relationships with benefits managers or managed care providers. Employer self-funded plans or other health plans may at times offer supplemental benefits, which may include hearing aid benefits or general “over-the-counter” benefits; they may in those cases contract with benefits managers or managed care providers in the administration of such supplemental benefits. In this role, among other things, benefits managers are responsible for selecting benefits vendors, i.e., vendors whose products or services are eligible to be covered by the supplemental benefit. The vendors themselves, or Eargo in this role, are not responsible for claims submissions but instead fulfill the product order from the customer through the benefits manager. We cannot provide any assurances that we will be able to maintain or increase our participation in arrangements with third-party payors, insurance carriers, benefits managers, or managed care providers or that we will be adequately reimbursed or otherwise paid by such parties for the products we sell, which may have a material adverse effect on our financial condition, results of operations or cash flows.
Patient Square Capital Investment
On June 24, 2022, after reviewing all available alternatives to secure the funding needed to support our ongoing operations and pursuit of our business strategies, and a potential sale of the Company, we entered into an agreement (the “Note Purchase Agreement”) with PSC Echo, LP (the “PSC Stockholder”), an affiliate of Patient Square Capital (“Patient Square”), and Drivetrain Agency Services, LLC, as administrative agent and collateral agent. Pursuant to the Note Purchase Agreement, we issued approximately $105.5 million in two tranches of senior secured convertible notes (the “Notes”) and agreed to conduct a rights offering for an aggregate of 18.75 million shares of common stock to stockholders as of a record date determined by our Board, at an offering price of $10.00 per share of common stock (the “Rights Offering”). Pursuant to the Rights Offering, which closed on November 23, 2022, we sold an aggregate of approximately 2.9 million shares to our existing stockholders, from which we received net proceeds of $27.6 million, and, in accordance with the terms of the Note Purchase Agreement, the Notes converted into 15,821,299 shares of our common stock, in each case, on a post-reverse stock split basis, representing approximately 76.3% of our outstanding common stock as of the date of conversion.
In connection with the Note Purchase Agreement, we had also entered into an Investors’ Rights Agreement with the PSC Stockholder, pursuant to which, among other things, the PSC Stockholder has the right to nominate a number of directors to our Board that is proportionate to the PSC Stockholder’s ownership of the Company, rounded up to the nearest whole number (and which shall in no event be less than one). As a result, following the closing of the Rights Offering and the conversion of the Notes, the PSC Stockholder has the right to nominate six directors to our Board. The PSC Stockholder exercised its right to nominate three directors to the Board, Trit Garg, M.D., Karr Narula and Justin Sabet-Peyman, in December 2022.
As of March 20, 2023, the PSC Stockholder held 15,821,299 shares, representing approximately 76.3% of our outstanding common stock. As a result of Patient Square’s ownership position, we are considered a “controlled company” within the meaning of the marketplace rules (the “Listing Rules”) of the Nasdaq Stock Market (“Nasdaq”) and Patient Square may be able to determine all matters requiring stockholder approval.
Seasonality
In the past we have experienced, and we may continue to experience, seasonality in our business, with higher sales volumes in quarters when we commercially launch new products and in the fourth calendar quarter as a result of holiday promotional activity. However, since our public disclosure of the DOJ investigation and our related decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022, we have experienced and may continue to experience a material decline in gross systems shipped (as further discussed in “—DOJ investigation and settlement and claims audits”). As a result, seasonal factors did not have a material impact on our results of operations for the three months and year ended December 31, 2022. Negative publicity, including in relation to the DOJ investigation, the claims audits, and other legal proceedings has and could continue to harm our reputation and brand and diminish consumer confidence in our products, which may further impact any seasonal trends in our business.
Research and development
We are committed to ongoing research and development. Since 2017, we have launched seven generations of our hearing aids, each adding performance and technical enhancements at different price points.
We are focused on continuing to launch new versions of the Eargo hearing aid with increased functionality and improved sound quality, amplification, noise reduction, fit, comfort, water resistance and ease-of-use, as well as reduced cost of goods and better connectivity. Our development priorities also include expanding and refining our refurbishment capabilities. We believe that the continued introduction of new products is critical to maintaining existing customers, attracting new customers, achieving market acceptance of our products and maintaining or increasing our competitive position in the market.
Manufacturing
We rely on a limited number of manufacturers for our products: Hana Microelectronics Group (“Hana”), a contract manufacturer based in Thailand, as well as our primary manufacturer, Pegatron Corporation (“Pegatron”), headquartered in Taiwan and with manufacturing facilities throughout Asia. Pegatron manufactures the Eargo 5, Eargo 6, and Eargo 7 hearing aid systems out of its facilities in Suzhou, China. We rely on several third-party suppliers for the components used in our hearing aids, including semiconductor components, such as integrated circuits, as well as batteries, microphones and receivers.
We believe that these third-party facilities and suppliers will be adequate to meet our current and anticipated manufacturing needs. We do not currently plan to manufacture our hearing aids or any related components ourselves.
Manufacturing facilities that produce medical devices and/or their component parts intended for distribution world-wide are subject to regulation and periodic unannounced inspection by the FDA and other domestic and international regulatory agencies. In the United States, any products we sell are required to be manufactured in compliance with the FDA’s Quality System Regulation, which covers the methods used in, and the facilities used for, the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of our products.
The distribution of our hearing aids is handled directly through a third-party logistics provider. Our finished hearing aids are shipped from our contract manufacturer to the third-party logistics provider’s facility and are distributed from there to customers or retailers or other partners, as applicable.
While we have not been directly impacted by any major disruption to our supply chain or access to necessary raw materials and component parts for the manufacture of our products to date that have impacted our ability to service customers, disruptions have occurred across a number of industries and we cannot provide any assurance that future disruptions will not emerge as a result of the ongoing supply chain issues, inflation, the COVID-19 pandemic or other external factors. To date, increases in our product component pricing have occurred but have not had a material impact on supply continuity or gross margin. We have taken steps to monitor our supply chain and actions to address limited supply and increasing lead times, including outreach to critical suppliers and spot market purchases. For more information, please see the risks described under the caption “We rely on the timely supply of high-quality components, parts and finished products, and our business could suffer if suppliers or manufacturers are unable to procure raw materials or other components of an acceptable quality (or at all) or otherwise fail to meet their delivery obligations, raise prices or cease to supply us with components, parts or products of acceptable quality” in the “Risk Factors” section of this Annual Report on 10-K.
Intellectual Property
We rely on a combination of patent, copyright, trademark and trade secret laws and confidentiality and invention assignment agreements to protect our intellectual property rights. As of December 31, 2022, we had 26 issued U.S. patents, 26 patents outside the United States, 9 pending U.S. patent applications and 12 pending foreign patent applications. Our patents include utility patents covering technology ranging from remote control of our hearing aids to design patents covering the housing and securing mechanisms for our hearing aids. We have foreign patents in the EU, Australia, Canada, China, Germany, France, the United Kingdom, Japan, Singapore and South Korea. We own all of our patents and do not rely on any licenses to utilize the technology covered by these patents. The earliest of our patents is expected to expire in 2025. An issued U.S. patent with claims generally directed to an open ear canal hearing aid comprised of certain electronics and securing portions and an issued U.S. patent with claims generally directed to an adjustable securing mechanism for a space access device are each expected to expire in 2030.
Our pending patent applications may not result in issued patents, and we cannot assure you that any current or subsequently issued patents will protect our intellectual property rights. Third parties may challenge certain patents issued to us as invalid, may independently develop similar or competing technologies or may design around any of our patents. We cannot be certain that any of the steps we have taken will prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights in these countries as fully as in the United States.
There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Any litigation claims against us, independent of their validity, may result in substantial costs and the diversion of resources with no assurance of success. As of December 31, 2022, there is no active patent litigation involving us.
As of December 31, 2022, we had 35 trademark registrations and 6 pending trademark applications worldwide.
Competition
We compete in the hearing aid market against manufacturers, clinics and retailers of hearing aids, other direct-to-consumer providers of hearing aids and, to a lesser extent, providers of personal sound amplification products (“PSAPs”). We believe that the primary competitive factors in the market are:
•	product quality and performance, including but not limited to, the size, sound quality, comfort, whether the batteries are rechargeable, reliability and connectivity of the hearing aid;
•	customer purchasing experience;
•	visibility of hearing aid;
•	pricing, including access to insurance benefits if coverage is available;
•	product support and service;
•	effective marketing and education;
•	technological innovation, product enhancements and speed of innovation; and
•	sales and distribution capabilities, including access to retail markets.
After a period of industry consolidation, five manufacturers control a vast majority of the global hearing aid industry today. These manufacturers are GN Store Nord, Sonova, Starkey, William Demant and WS Audiology, all of which have established products and substantially greater financial, sales and marketing, manufacturing and development resources than we possess. In addition to these manufacturers, we also compete against hearing clinics and retailers, such as Costco. Costco sells behind-the-ear, in-the-ear and in-the-canal hearing aids from traditional manufacturers, as well as its Kirkland Signature label behind-the-ear hearing aids, each at various price points. We also compete against other direct-to-consumer hearing aid providers such as Audicus and Lively

(which was acquired by GN Store Nord and rebranded as Jabra Enhance), which, similar to our business model, allow consumers to purchase hearing aids without visiting a clinic and provide remote support for their products.
Our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements, including with respect to changes to the industry landscape potentially arising as a result of the FDA’s adoption and implementation of the OTC Final Rule (see “Government Regulation—Regulation by the FDA” for more information).
Prior to the effective date of the OTC Final Rule, no OTC category of hearing aids existed. The creation of the new category of OTC hearing aids by the FDA could materially alter the competitive environment for hearing loss treatment. The FDA and the Biden administration have stated that the intention of the OTC Final Rule is to reduce barriers to access, foster innovation in hearing aid technology, and promote the wide availability of low-cost hearing aids. We expect the removal of regulatory barriers to entry will facilitate the introduction of new and varied product designs by incumbent and new competitors. For instance, a number of competitors have begun marketing OTC hearing aids since the adoption of the OTC Final Rule, including existing competitors in the hearing aid industry, such as WS Audiology (in partnership with Sony Electronics) and GN Store Nord (through its Jabra brand), as well as new entrants into the hearing aid industry such Nuheara (through a licensing partnership with HP, Inc.).
In connection with the OTC Final Rule, we have expended, and will continue to expend, significant time and resources evaluating the OTC Final Rule and ensuring that our devices and processes comply with the new requirements in order to market our products in line with our primary direct-to-consumer business and omni-channel models. It is possible that the OTC Final Rule may lead to additional commercial partnership, omni-channel, including retail, or other opportunities, although there are no assurances that it will do so.
Considering the resources and advantages that our competitors maintain, even if our technology and consumer-first business model and distribution strategy are more effective than the technology and distribution strategy of our competitors, current or potential customers might accept competitor products in lieu of purchasing our products. We anticipate that we will face increased competition in the future, and may also experience intensifying pricing pressures, as existing companies and competitors develop new or improved products and distribution strategies and as new companies enter the market with new technologies and distribution strategies (possibly with increased frequency due to the implementation of the OTC Final Rule, discussed above). We may not be able to compete effectively against these organizations. Our ability to compete successfully and to increase our market share is dependent upon our approach to addressing unmet needs in the hearing aid industry. Increased competition in the future could adversely affect our revenue, revenue growth rate, if any, margins and market share.
Government regulation
We operate in a complex regulatory environment with an extensive and evolving set of federal, state and local governmental laws, regulations, and other requirements. These laws, regulations and other requirements are promulgated and overseen by a number of different legislative, regulatory, administrative and quasi-regulatory bodies, each of which may have varying interpretations, judgments or related guidance. For example, our products and operations are subject to extensive and rigorous regulation by the U.S. Food and Drug Administration (the “FDA”), which regulates, among other things, the research, development, testing, design, manufacturing, approval, labeling, storage, recordkeeping, advertising, promotion, marketing, distribution, post-approval monitoring and reporting, and import and export of medical devices in the United States to assure the safety and effectiveness of medical products for their intended use. The U.S. Federal Trade Commission (the “FTC”) also regulates the advertising of our products in the United States. Further, we are subject to laws directed at preventing fraud and abuse, which subject our sales and marketing, training, and other practices to government scrutiny.
As such, we utilize considerable resources on an ongoing basis to monitor, assess and respond to applicable legislative, regulatory, and administrative requirements, but there is no guarantee that we will be successful in our efforts to adhere to all of these requirements. Additional discussion on certain of these laws, regulations and other requirements is set forth below in this section.
If any of our personnel, representatives or operations are alleged to have violated these or other laws, regulations or requirements, we could suffer severe consequences, including material harm to our reputation, that could have a material adverse effect on our business, results of operations, financial condition and cash flows, among other things.

We expect that our industry will continue to be subject to extensive and complex regulation, the scope and effect of which are difficult to predict. For additional detail on risks related to each of the foregoing, see the Risk Factors titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products,” “Our hearing aids are subject to extensive government regulation at the federal and state level, and our failure to comply with applicable requirements could harm our business,” and “If we fail to comply with U.S. or foreign federal and state healthcare regulatory laws, we could be subject to penalties, including, but not limited to, administrative, civil and criminal penalties, damages, fines, disgorgement, exclusion from participation in governmental healthcare programs and the curtailment of our operations, any of which could adversely impact our reputation and business operations.”
Regulation by the FDA
The FDA classifies hearing aids, including in-the-canal hearing aids such as our products, as medical devices. In the United States, the Federal Food, Drug, and Cosmetic Act (the “FDCA”), as well as FDA regulations and other federal and state statutes and regulations, govern, among other things, medical device design and development, preclinical and clinical testing, device safety, premarket clearance and approval, establishment registration and device listing, manufacturing, labeling, storage, record-keeping, advertising and promotion, sales and distribution, export and import, recalls and field safety corrective actions, and post-market surveillance, including complaint handling and medical device reporting of adverse events. Failure to comply with applicable requirements may subject a company to a variety of administrative or judicial sanctions, such as warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution. The FDA can also refuse to approve or clear pending product applications.
The FDA classifies medical devices into three classes (Class I, II or III) based on the degree of risk associated with a device and the level of regulatory control deemed necessary to ensure its safety and effectiveness. Class I devices are those for which safety and effectiveness can be assured by adherence to the FDA’s general controls for medical devices, which include compliance with the FDA’s current good manufacturing practices (“cGMPs”) for devices, as reflected in the Quality System Regulation (“QSR”), establishment registration and device listing, reporting of adverse events, and truthful, non-misleading labeling, advertising and promotional materials. Some Class I devices also require premarket clearance by the FDA through the premarket notification process set forth in Section 510(k) of the FDCA. Class II devices are subject to the FDA’s general controls and any other special controls deemed necessary by the FDA to ensure the safety and effectiveness of the device, such as performance standards, product-specific guidance documents, special labeling requirements, patient registries and/or post-market surveillance. Most Class II devices must also comply with the FDA’s Section 510(k) premarket notification requirements. Class III devices are those that support or sustain human life, are of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury. Due to the level of risk associated with Class III devices, general and special controls alone are insufficient to assure their safety and effectiveness. Devices placed in Class III generally require the submission of a premarket approval (“PMA”) application demonstrating the safety and effectiveness of the device, which must be approved by the FDA prior to marketing, or the receipt of a de novo classification, which provides for the reclassification of the device into Class I or II. The PMA approval process is more stringent, time-consuming and expensive than the 510(k) clearance process; however, the 510(k) clearance process has also become increasingly stringent and expensive.
On August 17, 2022, the FDA published a final rule to establish new regulatory categories for OTC and prescription hearing aids (the “OTC Final Rule”). The OTC Final Rule implements relevant provisions of the FDA Reauthorization Act of 2017 (“FDARA”), which set forth requirements for the FDA to create a new category of OTC hearing aids that are intended to be available without supervision, prescription, or other order, involvement or intervention of a licensed practitioner. Prior to the effective date of the OTC Final Rule, no OTC category of hearing aids existed. Following publication of a proposed rule in October 2021, the FDA issued its OTC Final Rule with requirements for labelling, conditions of sale, performance standards, design requirements and other provisions under which manufacturers may elect to market hearing aids as either OTC or prescription devices, or both. In addition, under FDARA, the OTC hearing aid controls promulgated in the OTC Final

Rule preempt any state or local requirement specifically related to hearing products that would restrict or interfere with commercial activity involving OTC hearing aids. The OTC Final Rule became effective on October 17, 2022, although certain previously marketed devices have until April 14, 2023 to come into compliance with the OTC Final Rule.
We have marketed in the past, and continue to market, certain Eargo system devices as Class I air-conduction or Class II wireless air-conduction hearing aids under existing regulations at 21 CFR 874.330 and 874.3305, respectively, both of which are exempt from 510(k) premarket review. In June 2022, we submitted a 510(k) premarket notification seeking FDA clearance of expanded labelling for our Eargo 5 and Eargo 6 hearing aids under the “self-fitting” regulation at 21 CFR 874.3323. In December 2022, we received FDA 510(k) clearance for Eargo 5 and Eargo 6 as Class II self-fitting air-conduction hearing aids. Additionally, in January 2023, we launched the Eargo 7 as our third over-the-counter, 510(k) cleared self-fitting device. We plan to market our devices as OTC hearing aids and intend to comply with all applicable OTC regulatory requirements as of the compliance date for currently marketed devices on April 14, 2023, or sooner. We may also seek to market certain devices as prescription hearing aids, which would require compliance with separate physical and electronic labeling requirements under the OTC Final Rule.
In connection with the OTC Final Rule, we have expended, and will continue to expend, significant time and resources evaluating the OTC Final Rule and ensuring that our devices and processes are in compliance with the new requirements in order to market our products in line with our primary direct-to-consumer business and omni-channel models. It is possible that the OTC Final Rule may lead to additional commercial partnership, omni-channel, including retail, or other opportunities, although there are no assurances that it will do so. The OTC Final Rule and the responses thereto by leading insurance providers could also materially impact our efforts to resume submitting claims for customers with potential insurance benefits or have other unforeseen impacts on our business and results of operations.
Please see the Risk Factor titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer business model and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products” for more information.
510(k) clearance
If not exempted from the FDA’s 510(k) notification requirement, to obtain 510(k) clearance for a medical device, an applicant must submit a premarket notification to the FDA demonstrating that the device is “substantially equivalent” to a legally marketed device, commonly known as the “predicate device.” A legally marketed predicate device may include a device that was legally marketed in the United States prior to May 28, 1976 for which a PMA is not required (commonly known as a “pre-amendments device” based on the date the Medical Device Amendments of 1976 were enacted), a device which the FDA has reclassified from Class III to Class II or I, or a device which has been found substantially equivalent to such a device through the 510(k) process. A device is considered to be substantially equivalent if, with respect to the predicate device, it has the same intended use and has either (i) the same technological characteristics, or (ii) different technological characteristics, but the information provided in the 510(k) submission demonstrates that the device does not raise new questions of safety and effectiveness and is at least as safe and effective as the predicate device. A showing of substantial equivalence may sometimes, but not always, require clinical data. Before the FDA will accept a 510(k) submission for substantive review, the FDA will first assess whether the submission satisfies a minimum threshold of acceptability. If the FDA determines that the 510(k) submission is incomplete, the FDA will issue a “Refuse to Accept” letter which generally outlines the information the FDA believes is necessary to permit a substantive review and to reach a determination regarding substantial equivalence. An applicant must submit the requested information before the FDA will proceed with additional review of the submission. Once a 510(k) submission is accepted for review, the FDA has 90 days to review and issue a determination. As a practical matter, clearance often takes longer. The FDA may request additional information, including clinical data, to make a determination regarding substantial equivalence, which may significantly prolong the review process. The review period is suspended during the time the additional information request is pending. Unless a specific exemption applies, 510(k) premarket notification submissions are subject to user fees.
Medical devices can be marketed only for the indications for which they are cleared or approved. After a device has received 510(k) clearance for a specific intended use, any change or modification that significantly affects its safety or effectiveness, such as a significant change in the design, materials or method of manufacture, or that would constitute a new or major change in intended use, may require a new 510(k) clearance or PMA approval and payment of an additional FDA user fee. The determination as to whether or not a modification constitutes such a change is initially left to the manufacturer using available FDA guidance; however, the FDA may review this determination to evaluate the regulatory status of the modified product at any time and may require the manufacturer to cease marketing and recall the modified device until new 510(k) clearance or PMA approval is obtained. The manufacturer may also be subject to significant regulatory fines or penalties.
Clinical trials
Clinical trials are sometimes required for 510(k) clearance. Such trials generally require submission of an investigational device exemption (“IDE”) application to the FDA for a specified number of patients and study sites, unless the product is deemed to be a non-significant risk device which may be subject to more abbreviated IDE requirements. The appropriate institutional review boards (“IRBs”) at the clinical sites must also approve the study before clinical trials may begin. Clinical trials are subject to extensive monitoring, record keeping and reporting requirements. Clinical trials must be conducted under the oversight of IRBs for the relevant clinical trial sites and must comply with FDA regulations, including but not limited to those relating to good clinical practices (“GCPs”), which include the requirement that all research subjects provide their informed consent for participation in each clinical study. The clinical trial sponsor, the FDA or the IRB could suspend or terminate a clinical trial at any time for various reasons, including a belief that the subjects are being exposed to an unacceptable health risk. Even if a trial is completed, the results of clinical testing may not adequately demonstrate the safety and effectiveness of the device or may otherwise not be sufficient to obtain FDA clearance to market the product.
Labeling and sale
All hearing aids commercially distributed in the United States must comply with specific FDA labeling requirements. These requirements address the labeling of the device itself and any accompanying software, as well as the User Instructional Brochure that must be provided to all potential hearing aid recipients.
Prior to the OTC Final Rule, FDA regulations required that the marketing of hearing aids comply with certain “conditions for sale,” including, among other things, the requirement that prospective hearing aid users must undergo a medical evaluation (or provide a signed waiver) before a hearing aid may be dispensed, along with certain recordkeeping requirements. In 2016, the FDA issued a guidance document stating that it did not intend to enforce the medical evaluation, waiver, or recordkeeping requirements prior to the dispensing of Class I air-conduction and Class II wireless air-conduction hearing aids to individuals 18 years of age and older. We previously marketed our devices pursuant to this exercise of enforcement discretion until the requirement was eliminated with the OTC Final Rule. Under the OTC Final Rule, we must comply with new requirements for labelling, conditions of sale, performance standards, design requirements and other provisions applicable to our hearing aids as either OTC or prescription devices, or both.
Quality System Regulation
The hearing aids that we commercially distribute in the United States are subject to pervasive and continuing regulation by the FDA and certain state agencies. This includes product listing and establishment registration requirements, which facilitate FDA inspections and other regulatory actions. We are required to adhere to applicable cGMP requirements, as set forth in the QSR, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all phases of the design and manufacturing process. We are also required to verify that our suppliers maintain facilities, procedures and operations that comply with applicable quality and regulatory requirements. The FDA enforces the QSR through periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of contractors. FDA regulations also require investigation and correction of any deviations from the QSR and impose reporting and documentation requirements upon us and our third-party manufacturers. Noncompliance with these regulations can result in, among other things, fines, injunctions, civil penalties, recalls or seizures of products, total or partial suspension of production, FDA refusal to grant 510(k) clearance or PMA approval to new devices, withdrawal of existing clearances or approvals, and criminal prosecution.

Post-market surveillance
We must also comply with post-market surveillance regulations, including medical device reporting (“MDR”) requirements which require that we review and report to the FDA any incident in which our products may have caused or contributed to a death or serious injury, and any incident in which our product has malfunctioned if that malfunction would likely cause or contribute to a death or serious injury if it were to recur. We must also comply with medical device correction and removal reporting regulations, which require manufacturers to report to the FDA corrections and removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health. Although we may undertake recall actions voluntarily, we must submit detailed information on any recall action to the FDA, and the FDA can order a medical device recall in certain circumstances.
In addition to post-market quality and safety actions, labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the FTC. Medical devices approved or cleared by the FDA may not be promoted for unapproved or uncleared uses, otherwise known as “off-label” promotion. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.
Failure to comply with applicable regulatory requirements, including delays in or failures to report incidents to the FDA as required under the MDR regulations, can result in enforcement action by the FDA, which can include any of the following sanctions:
•	warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;
•	customer notifications or repair, replacement, refund, recall, administrative detention or seizure of our products;
•	operating restrictions or partial suspension or total shutdown of production;
•	FDA refusals or delays on requests for 510(k) clearance or PMA approval of new or modified products;
•	withdrawal of 510(k) clearances or PMA approvals that have already been granted;
•	refusal to grant export approval for products; or
•	civil penalties or criminal prosecution.
Other healthcare laws and regulations
The healthcare industry is also subject to federal and state fraud and abuse laws, including anti-kickback, self-referral, false claims and physician payment transparency laws, as well as patient data privacy and security and consumer protection and unfair competition laws and regulations. Our operations are also subject to certain state and local hearing care laws, including those applicable to the licensure and registration of audiologists and other individuals that dispense hearing aids, sales and marketing practices, interactions with consumers, consumer incentive and other promotional programs, and state corporate practice and fee-splitting prohibitions.
Fraud and abuse laws
In addition to the FDA, other broadly applicable federal and state healthcare laws and regulations apply to our operations and business practices. These laws may constrain the business or financial arrangements and relationships through which we conduct our operations, including our direct-to-consumer activities and sales and marketing practices as well as other business practices. Additionally, we are subject to numerous federal healthcare anti-fraud laws, including the federal Anti-Kickback Statute, the Physician Self-Referral Law and the False Claims Act, that are intended to reduce fraud, waste and abuse in the healthcare industry, and analogous state laws that may apply to healthcare items and services paid by all payors, including self-pay patients and private insurers. These laws are broad and subject to evolving interpretations. They prohibit many arrangements and practices that are lawful in industries other than healthcare, including pricing, sales and marketing activities, sales commissions, customer incentive and other promotional programs, and the provision of gifts and business courtesies. We must operate our business within the requirements of these laws. Violations of any of these health regulatory laws may result in potentially significant penalties, including criminal and civil and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government healthcare programs, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings, and the curtailment or restructuring of our operations.
In addition, the U.S. Physician Payments Sunshine Act (as amended by the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment for Patients and Communities Act) requires manufacturers to report to the Department of Health and Human Services (“HHS”) detailed information about financial arrangements with physicians (as defined by statute), certain non-physician practitioners, including physician assistants and nurse practitioners, and teaching hospitals. These reporting provisions preempt state laws that require reporting of the same information, but not those that require reports of different or additional information. Failure to comply subjects manufacturers to significant civil monetary penalties.
State licensing, corporate practice and fee-splitting prohibitions
Regulation of the hearing aid industry exists in every state. These laws and regulations are primarily concerned with the licensure and registration of audiologists and other individuals and companies that dispense hearing aids, including procedures involving the fitting and dispensing of hearing aids. In addition, most states require warranty and return policies for consumers allowing for the return of product, and restrict hearing aid advertising and marketing practices. These state laws are subject to change, and states may impose more stringent requirements for dispensers of hearing aids, complicating our compliance efforts. In August 2022, the FDA adopted the OTC Final Rule, providing that, among other things, any state or local requirement specifically related to hearing products that would restrict or interfere with commercial activity involving OTC hearing aids would be preempted. A determination that we are in violation of applicable laws and regulations in any jurisdiction in which we operate could have a material adverse effect on us, particularly if we are unable to restructure our operations and arrangements to comply with the requirements of that jurisdiction, if we are required to restructure our operations and arrangements at a significant cost, or if we are subject to penalties or other adverse action. Additionally, applicable federal laws and regulations continue to evolve.
Our arrangements with hearing professionals may implicate certain state laws, commonly referred to as the corporate practice of learned professions, including audiology, and fee-splitting laws, which are intended to prevent unlicensed persons from interfering with or influencing the audiologist’s or other hearing care specialist’s professional judgment. These laws vary from state to state, including those where we do business, and are subject to broad interpretation and enforcement by state regulators. In the event that regulatory authorities or other third parties were to challenge these arrangements, we could be subject to adverse judicial or administrative interpretations, to civil or criminal penalties, our contracts could be found legally invalid and unenforceable or we could be required to restructure our arrangements with our audiologists and other licensed professionals. Audiologists and certain other hearing care specialists are required to maintain valid state licenses to practice and must comply with numerous state and local licensing laws and regulations, and each state defines the scope of practice for audiologists and other hearing care specialists through legislation and their respective state regulatory agencies and boards. Activities that qualify as professional misconduct under state law may subject our personnel to sanctions or may even result in loss of their licensure and could, possibly, subject us to sanctions as well.
Privacy and security
Numerous state, federal and foreign laws, regulations and standards govern the collection, use, access to, confidentiality and security of health-related and other personal information and could apply now or in the future to our operations or the operations of our partners. In the United States, numerous federal and state laws and regulations, including data breach notification laws, health information privacy and security laws and consumer protection laws and regulations govern the collection, use, disclosure, and protection of health-related and other personal information. In addition, certain foreign laws govern the privacy and security of personal data, including health-related data. Privacy and security laws, regulations, and other obligations are constantly evolving, may conflict with each other to complicate compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing.
Foreign Corrupt Practices Act
The U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), prohibits U.S. businesses and their representatives from offering to pay, paying, promising to pay or authorizing the payment of money or anything of value to a foreign official in order to influence any act or decision of the foreign official in his or her official capacity or to secure any other improper advantage in order to obtain or retain business. The FCPA also obligates companies whose securities are listed in the United States, like us, to comply with accounting provisions that require us to maintain books and records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation, including international subsidiaries, if any, and to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements. The scope of the FCPA includes interactions with certain healthcare professionals in many countries.
International laws
Globally, other countries have enacted anti-bribery laws and/or regulations similar to the FCPA. Violations of any of these anti-bribery laws, or allegations of such violations, could have a negative impact on our business, results of operations and reputation.
Additionally, as described above, there are also international privacy laws that impose restrictions on the access, use, and disclosure of health information and, as in the United States, there are significant and complex laws and regulations pertaining to our products and business model. To the extent we expand internationally, we will need to expend time and resources evaluating and complying with any such laws and regulations. For more information, see the Risk Factors titled, “Any future international expansion will subject us to additional costs and risks that may have a material adverse effect on our business, financial condition and results of operations” and “We operate in a regulated industry and changes in the regulations or the implementation of existing regulations could affect our operations and prospects for future growth.”
Environmental matters
Our operations, properties and products are subject to a variety of U.S. and foreign environmental laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous and non-hazardous materials and waste and remediation of releases of hazardous materials. We believe that we are in material compliance with environmental laws and regulations applicable to us. However, our failure to comply with present and future requirements under these laws and regulations, or environmental contamination or releases of hazardous materials on our leased premises, as well as through disposal of our products, could cause us to incur substantial costs, including clean-up costs, personal injury and property damage claims, fines and penalties, costs to redesign our products or upgrade our facilities and legal costs, or require us to curtail our operations, any of which could seriously harm our business.
Human capital management
Employees
As of December 31, 2022, we had approximately 243 full-time employees worldwide, of which approximately 236 were employed in the United States. None of our employees is represented by a labor union or collective bargaining agreement, and we consider our employee relations to be good.
Talent attraction, development and retention
Our success depends in part on our continued ability to recruit, retain, develop and motivate a diverse population of talented employees at all levels of our organization. To succeed in a competitive industry, our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees.
In addition to acquiring new talent, we focus on growing and developing our existing talent. We conduct regular individual performance reviews in which managers provide regular feedback and coaching to assist with employee development. We make investments to enhance employees’ skill levels and provide professional opportunities for career development and advancement. Our learning and development experiences focus on onboarding new hires as well as offering workshops focused on skills development, including leadership development programs and people manager coaching, and compliance training.
Our leadership team focuses on identifying the next generation of leaders to ensure that the organization is prepared to fill critical roles with employees who are prepared to support the strategy of the business and respond to the needs of key stakeholders. Furthermore, although we had reductions-in-force in the fourth quarter of 2021 and the second quarter of 2022, we offered affected employees severance packages.

Diversity and inclusion
We view diversity as integral to our future success. Diversity in our workforce fosters innovation, while inclusion helps ensure that we have the right culture, processes, policies, and practices to make employees feel valued and included. Developing teams where team members feel heard, respected, and included is one of our core values. As of December 31, 2022, approximately 46% of our total US workforce was female and approximately 34% of our employees in domestic managerial roles were female. Minorities (non-White) constituted approximately 37% of our total US workforce and approximately 31% of our employees in domestic managerial roles were minorities as of the same date.
Compensation and benefits
We focus on paying employees fairly and competitively. As a medical device company in the healthcare industry, we recognize the importance of compensation and benefits that are designed to support the financial, mental, and physical well-being of our team members and their families. Our compensation packages typically include incentive plans comprised of discretionary stock-based compensation awards and cash-based performance bonus awards, health benefits, including options for medical plans, pharmacy, dental and vision coverage, a 401(k) plan, life and disability insurance, discretionary paid time off, family leave, a technology stipend for remote work, commuter benefit program, and a program for partial education reimbursement. Eligibility for, and the level of, benefits vary depending on team members’ full-time or part-time status, work location, compensation level, and tenure.
Health, safety and wellness
The physical health, financial wellbeing, life balance, and mental health of our employees are vital to our success. We remain focused on promoting the total wellness of our employees, including resources, programs and services to support their physical, mental and financial wellness. Throughout the COVID-19 pandemic, we have promoted the health, safety, and wellbeing of our employees and their families. We have established safety policies and protocols based on guidance from healthcare experts and public health leaders, and we regularly review and update them to reflect the best, most current information available.
Available information
Our Internet address is www.eargo.com. We routinely post important information for investors on our website in the “Investor Relations” section, which may be accessed from our homepage at www.eargo.com or directly at https://ir.eargo.com/. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, free of charge, including:
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our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), as well as our proxy statement, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC;

•	announcements of investor conferences and events at which our executives talk about our products and competitive strategies, as well as archives of these events;
•	press releases on quarterly earnings, product announcements, legal developments and other material news that we may post from time to time;
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corporate governance information, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, information concerning our Board of Directors and its committees, including the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

•	stockholder services information, including ways to contact our transfer agent; and
•	opportunities to sign up for e-mail alerts.
The content on our website is not incorporated by reference into, or a part of, this Annual Report on Form 10-K or any other report or document we file with or furnish to the SEC, and any references to our website are intended to be inactive textual references only.

Item 1A.	Risk Factors.
Risk factor summary
Below is a summary of the principal factors that make an investment in our common stock speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this Annual Report on Form 10-K and our other filings with the SEC, before making investment decisions regarding our common stock.
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We face considerable uncertainty in our business prospects, as a significant portion of our revenue has historically been dependent upon reimbursement from third-party payors participating in the FEHB program, but we have operated on a primarily “cash-pay” basis since December 8, 2021. We may be unsuccessful in validating and establishing processes to support the submission of claims for reimbursement from third-party payors, including those participating in the FEHB program. As a result, we have faced a significant reduction in revenue and any failure to establish additional processes to support reimbursement from third-party payors may significantly and adversely impact our business and growth prospects and our ability to sell our products. Additionally, potential opportunities for growth in our business outside of the FEHB program, such as the implementation of the FDA’s new OTC hearing aid regulatory framework and any potential insurance coverage for certain hearing aids, may not materialize and, as such, our business and growth prospects and our ability to sell our products may be materially and adversely impacted.

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Our negative cash flows and current lack of financial resources raise substantial doubt as to our ability to continue as a going concern. Our future capital requirements may be substantial, and if we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations and/or liquidate our assets.

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We are subject to risks from legal proceedings, investigations and inquiries, including a number of recent legal proceedings and investigations, which have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities.

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We have a limited operating history and have grown significantly in a short period of time. If we are unable to manage our business and anticipated growth effectively, our business and growth prospects could be materially and adversely affected.

•	If we fail to attract and retain senior management and key technology personnel, our business may be materially and adversely affected.
•	We have a history of net losses, and we expect to incur additional substantial losses in the foreseeable future.
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Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.

•	If we cannot innovate at the pace of our hearing aid manufacturing competitors, we may not be able to develop or exploit new technologies in time to remain competitive.
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As we expand our product offerings to physical retail outlets and begin to rely on third parties outside of our control, any failure of such third parties to comply with applicable laws and regulations could negatively impact our brand image and business and lead to negative publicity and potential liability.

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We are deploying a new business model in an effort to disrupt a relatively mature industry. In order to successfully challenge incumbent business models and become profitable, we will need to continue to refine our product and strategy.

•	We operate in a highly competitive industry, and competitive pressures could have a material adverse effect on our business.

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We rely on the timely supply of high-quality components, parts and finished products, and our business could suffer if suppliers or manufacturers are unable to procure raw materials or other components of an acceptable quality (or at all) or otherwise fail to meet their delivery obligations, raise prices or cease to supply us with components, parts or products of acceptable quality.

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We rely on a limited number of manufacturers for the assembly of our hearing aids. If we encounter manufacturing problems or delays, we may be unable to promptly transition to alternative manufacturers and our ability to generate revenue will be limited.

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If the quality of our hearing aid products does not meet consumer expectations, or if our products wear out more quickly than expected, then our brand and reputation or our business could be adversely affected.

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There are a variety of hearing aid products and technologies, and consumer confusion about product features and technology could lead consumers to purchase competitive products instead of our products, or to conflate any adverse events or safety issues associated with third-party hearing aid products or other sound enhancement products with our products, which could adversely affect our business, financial condition and results of operations.

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If we are unable to reduce our return rates or if our return rates continue to increase, our net revenue may decrease, and our business, financial condition and results of operations could be adversely affected.

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Our success depends in part on our proprietary technology, and if we are unable to obtain, maintain or successfully enforce our intellectual property rights, the commercial value of our products and services will be adversely affected and our competitive position may be harmed.

Risk Factors
Our operating and financial results are subject to various risks and uncertainties. You should carefully consider the risks described below, as well as all of the other information contained in this Annual Report on Form 10-K, including our financial statements and related notes, before investing in our common stock. While we believe that the risks and uncertainties described below are the material risks currently facing us, additional risks that we do not yet know of or that we currently think are immaterial may also arise and materially affect our business.
Risks relating to our industry and business
We face considerable uncertainty in our business prospects, as a significant portion of our revenue has historically been dependent upon reimbursement from third-party payors participating in the FEHB program, but we have operated on a primarily “cash-pay” basis since December 8, 2021. We may be unsuccessful in validating and establishing processes to support the submission of claims for reimbursement from third-party payors, including those participating in the FEHB program. As a result, we have faced a significant reduction in revenue and any failure to establish additional processes to support reimbursement from third-party payors may significantly and adversely impact our business and growth prospects and our ability to sell our products. Additionally, potential opportunities for growth in our business outside of the FEHB program, such as the implementation of the FDA’s new OTC hearing aid regulatory framework and any potential insurance coverage for certain hearing aids, may not materialize and, as such, our business and growth prospects and our ability to sell our products may be materially and adversely impacted.
A significant portion of our revenue has historically been dependent on payments from third-party payors; for example, in the quarter ended September 30, 2021, 6,243 out of the 13,117 total gross systems shipped were for customers with potential insurance benefits. However, since December 8, 2021, we have operated on a primarily “cash-pay” basis.
Third-party payors periodically conduct pre- and post-payment reviews, including audits of previously submitted claims, and we are currently experiencing and may experience such reviews and audits of claims in the future. Historically, we submitted claims to a concentrated number of third-party payors under certain benefit plans, and substantially all such claims related to the FEHB program. We temporarily suspended all claims submission activities on September 22, 2021 when we learned of the investigation by the DOJ related to our role in customer reimbursement claim submissions to various federal employee health plans under the FEHB program.
On April 29, 2022, we entered into a civil settlement agreement with the U.S. government that resolved the DOJ investigation. Pursuant to the settlement agreement, we paid approximately $34.4 million to the U.S. government.

We cooperated fully with the DOJ investigation. We deny the allegations in the settlement agreement, and the settlement is not an admission of liability by us. Additionally, following the settlement with the U.S. government, we remain subject to prepayment review of claims by the third-party payor with whom historically we had the largest volume. An additional payor audit related to claims submitted for customers with FEHB plans also remains in process. While we intend to continue to work with applicable third-party payors with the objective of validating and establishing additional processes to support any future claims that we may submit for reimbursement and, as of September 15, 2022, we have begun to accept insurance benefits as a method of direct payment again under certain limited circumstances, we may not be able to arrive at additional acceptable processes or submit future claims, including under the FEHB program, in sufficient volume to meaningfully restore or expand our insurance-based business. For example, we do not currently conduct in-person hearing tests, and it is possible that in-person testing would be required to support any claims submissions, representing a significant change from our past processes and direct-to-customer business model that may adversely impact the attractiveness of our offerings to customers.
Between December 8, 2021 and September 15, 2022, we did not accept insurance benefits as a direct method of payment to us, a practice we refer to as “direct plan access.” In “direct plan access,” we submit an insurance claim on behalf of an Eargo customer to their insurance plan, or support an Eargo customer in their own claim submission, and the customer’s insurance benefits are utilized for the purchase, in whole or in part. Common forms of utilization can include, but are not limited to, co-pay, payment by a third-party payor to either Eargo or the customer, reimbursement by a third-party payor to the customer, or application toward a customer’s deductible.
Because we do not currently have contracts with any FEHB carriers or other third-party payors, our products are considered out-of-network for such payors. We do not believe that the reimbursement amounts, patient co-payment amounts, or the claims submission process, including medical necessity requirements and documentation requirements, depend on whether we are in-network or out-of-network for that FEHB carrier or other FEHB plans. To illustrate, the hearing aid benefit in this FEHB plan is a set amount that covers the hearing aid itself and related fees and supplies, regardless of the plan option and regardless of whether the hearing aid is provided by a preferred, participating, or non-participating provider (i.e., regardless of whether it is in-network or out-of-network), which is not always the case for other benefit categories. However, depending on the FEHB carrier or third-party payor, payment may be made directly to the patient rather than to us if Eargo is out-of-network.
Beginning on September 15, 2022, we resumed our direct plan access insurance-based business, accepting insurance benefits as a method of direct payment in certain limited circumstances, when the customer has undergone additional testing by an independent, licensed healthcare provider to establish medical necessity, with supporting clinical documentation. However, a majority of the claims we have submitted since instating this process are still pending adjudication by the payors, and although a portion of the claims we have submitted for reimbursement have been approved for payment and/or paid, others have been denied and are currently in the appeals process. We are evaluating additional alternatives for testing, including but not limited to contracting with third parties or existing networks and/or establishing a management services organization separate from our existing corporate structure that manages professional entities that employ licensed healthcare providers. These alternatives involve significant time and related activities, including, but not limited to, development of internal processes, training, and compliance and quality control programs, coordination with external healthcare providers and professional services organizations, and evaluation of and compliance with state-by-state regulatory requirements. We cannot provide any assurance as to the efficacy of the processes that we have recently established or the extent to which such processes will need to be changed, or additional processes established, or the associated timing or costs, whether we will be successful in implementing any of them, or the impact that such processes and changes may have on our business and operations. If we are unable to successfully implement at least one of these alternatives for testing, we expect that we will not be able to submit future claims in sufficient volume to meaningfully restore or expand the amount of our insurance-based business related to direct plan access going forward.
We intend to focus on both accessing third-party reimbursement and increasing coverage and reimbursement for our current products and any future products we may develop. However, we cannot provide any assurance as to the timing or costs associated with establishing processes to support the submission of claims, if we can do so at all, or the impact that such processes may have on our business and results of operations. Further, the OTC Final

Rule may lead such payors to take additional actions further limiting our ability to access insurance coverage, or there may be a delay in accessing insurance coverage as payors seek to address the new OTC framework in their offered benefits, if at all, any of which may have a material adverse effect on our financial condition, results of operations or cash flows. Prior to the effective date of the OTC Final Rule, no OTC category of hearing aids existed, and certain carriers, including the third-party FEHB carrier with whom historically we had the largest volume, excluded from coverage so-called “over-the-counter” hearing aids and enhancement devices (such as personal sound amplification products, or “PSAPs”). Accordingly, the new regulatory category of OTC hearing aids created with the OTC Final Rule are not covered under certain plans as currently written, until such time as such carriers update their coverage policies to reflect the newly established OTC category under the OTC Final Rule, if ever. It is our understanding that the third-party FEHB carrier that administers approximately two-thirds of all FEHB benefits nationwide currently does not intend to update its coverage requirements for hearing aids following the recent OTC Final Rule. In addition, even if health plans update their coverage policies to include the new regulatory category of OTC hearing aids, they nonetheless may require a prescription, evaluation or diagnostic test conducted by a licensed healthcare professional to establish medical necessity and/or establish lower reimbursement rates for OTC hearing aids. Although we may seek to market certain of our devices as prescription hearing aids, payors, including the third-party FEHB carrier that administers approximately two-thirds of all FEHB benefits nationwide, may still not provide coverage for such devices because they are also offered OTC. We may need to work with individual carriers (including FEHB plans) to determine coverage for our hearing aids, including on a claim-by-claim basis with individual payors, which may be time-consuming and unpredictable. Coverage and payment levels are determined at each third-party payor’s discretion, and we have limited control over such third parties’ decision making with respect to coverage and payment levels or over their claims submissions processes and timelines. Coverage restrictions and reductions in reimbursement levels or payment methodologies may negatively impact our business and ability to sell products.
We are also seeking to establish further relationships with benefits managers or managed care providers. Employer self-funded plans or other health plans may at times offer supplemental benefits, which may include hearing aid benefits or general “over-the-counter” benefits; they may in those cases contract with benefits managers or managed care providers in the administration of such supplemental benefits. In this role, among other things, benefits managers are responsible for selecting benefits vendors or, in other words, vendors whose products or services are eligible to be covered by the supplemental benefit. The vendors themselves, or Eargo in this role, are not responsible for claims submissions but instead fulfill the product order from the customer through the benefits manager.
We cannot provide any assurances that we will be able to maintain or increase our participation in arrangements with third-party payors, insurance carriers, benefits managers, or managed care providers or that we will be adequately reimbursed or otherwise paid by such parties for the products we sell, which may have a material adverse effect on our financial condition, results of operations or cash flows.
As a result of the change to a primarily “cash-pay” business model, we have faced a significant reduction in revenue and reduced growth prospects. If we are unable to establish processes to support reimbursement from third-party payors, our business and growth prospects and our ability to sell our products may be significantly and adversely impacted. Our future growth prospects may also depend on insurance coverage, if any, for certain hearing aids (which may not include Eargo hearing aids). We may never achieve sufficient additional third-party reimbursement to meaningfully restore or expand our insurance-based business.
We cannot predict whether, under what circumstances, or at what payment levels third-party payors will cover and reimburse our products. If we fail to establish and maintain broad adoption of our products or fail to penetrate the insurance and managed care markets for our products, our ability to generate revenue could be harmed and our prospects and our business could suffer. To the extent we sell our products internationally, market acceptance may depend, in part, upon the availability of coverage and reimbursement within prevailing healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country and include both government-sponsored healthcare and private insurance. We may not obtain international coverage and reimbursement approvals in a timely manner, if at all. Our failure to receive such approvals would negatively impact market acceptance of our products in the international markets in which those approvals are sought. Please also see the Risk Factor titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer business model and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.”

Our negative cash flows and current lack of financial resources raise substantial doubt as to our ability to continue as a going concern. Our future capital requirements may be substantial, and if we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations and/or liquidate our assets.
We believe that, without any future financing, our current resources are insufficient to satisfy our obligations as they become due within one year from the date of filing of this Annual Report on Form 10-K. Our negative cash flows and current lack of financial resources raise substantial doubt as to our ability to continue as a going concern. We anticipate our future capital requirements will be substantial and that we will need to raise significant additional capital to fund our operations through equity or debt financing, or some combination thereof; however, additional capital may not be available to us on acceptable terms on a timely basis, or at all. If we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations and/or liquidate our assets, in which case it is likely that investors would lose part or all of their investment.
Our expected future capital requirements and ability to raise additional capital will depend on many factors, including but not limited to the following:
•	investor confidence in our ability to continue as a going concern;
•	the timing, receipt and amount of sales from our current and future products;
•
the costs involved in resolving third-party claims audits as well as other legal proceedings (including the shareholder class action and derivative action discussed in Note 6 to the Consolidated Financial Statements included in this Annual Report on Form 10-K), and their duration and impact on our business generally;

•
the availability of insurance coverage for our hearing aid devices, and any costs associated with reimbursement and compliance, including following the implementation of the OTC Final Rule (which may lead insurance providers to take actions limiting our ability to access insurance coverage), and any resulting changes to our business model, including a potential long-term shift to a model that generally excludes insurance benefits as a method of direct payment to Eargo, which would likely result in a sustained increased cost of customer acquisition;

•	the cost and timing of expanding our sales, marketing and distribution capabilities;
•	any expenses, as well as the impact to our business and operating model, as a result of changes in the regulatory landscape for hearing aid devices;
•	the cost of manufacturing, either ourselves or through third-party manufacturers, our products;
•	the terms, timing and success of any other licensing, partnership, omni-channel, including retail, or other arrangements that we may establish;
•	any product liability or other lawsuits related to our current or future products;
•	the expenses needed to attract, hire and retain skilled personnel;
•	the extent of our spending to support research and development activities and the expansion of our product offerings;
•	the costs associated with being a public company;
•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing our intellectual property portfolio; and
•	the extent to which we acquire or invest in businesses.
As a result of the Rights Offering and conversion of the Notes, our stockholders may have experienced substantial dilution of their holdings and the PSC Stockholder has obtained a controlling interest in us. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant further dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock.

Debt financing, if available, is likely to involve restrictive covenants limiting our flexibility in conducting future business activities. Even if we are able to raise significant additional capital necessary to continue our operations, if we are unable to obtain additional adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives, develop our technology and products, and respond to business opportunities, challenges, unforeseen circumstances, or developments, including the implementation of the OTC Final Rule, could be significantly limited, and our business, financial condition and results of operations could be materially adversely affected.
Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.
Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver. On March 12, 2023, the Department of the Treasury, the Federal Reserve, and the FDIC jointly released a statement that depositors at SVB would have access to their funds, even those in excess of the standard FDIC insurance limits, under a systemic risk exception. As of March 10, 2023, we maintained cash in deposit accounts at SVB in excess of the standard FDIC insured amount and a substantial majority of our cash equivalents was invested, through a cash sweep arrangement with SVB, which are invested in a variety of short-term and high-credit bonds and other liquid investments. Although the FDIC ultimately announced that it would pay all deposits, including deposits that exceeded FDIC-insured amounts, we and other SVB customers initially were not able to access our accounts and faced significant uncertainty about whether and when we would be able to fully access amounts held through SVB, which would have had several follow-on consequences with respect to our ability to meet our near-term payment obligations. According to our cash sweep arrangements, we believe we should be recognized by the FDIC as the owner of such assets in the event of such financial institutions’ failure, such as the March 10, 2023 closure of SVB. While we have regained access to our funds at SVB, we have made and are making arrangements to open new and additional accounts with, and to transfer cash, cash equivalents and investments to such other financial institutions. We also continue to make arrangements to expand and evaluate our banking relationships in an effort to diversify as we believe necessary or appropriate. Additionally, we could experience disruption with customer receivables and vendor payments as we transition to new accounts.
Despite our proactive measures and the measures taken by the United States federal government, there is uncertainty in the markets regarding the stability of banks and the safety of deposits in excess of the insured deposit limits. The ultimate outcome of these events, and whether further regulatory actions will be taken, cannot be predicted. If any parties with whom we conduct business are impacted by the closure of SVB or any other financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. In this regard, counterparties to SVB credit agreements and arrangements, and third parties such as beneficiaries of letters of credit (among others), may experience direct impacts from the closure of SVB and uncertainty remains over liquidity concerns in the broader financial services industry.
In addition, if any of our partners, customers, suppliers or other parties with whom we conduct business are unable to access their own funds or access liquidity pursuant to credit agreements, letters or credit or other such lending arrangements or financial instruments as a result of financial institution volatility, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected, which in turn, could have a material adverse effect on our business operations and financial condition and results or operations. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis.
Further, these events may make equity or debt financing more difficult to obtain, and additional equity or debt financing might not be available on reasonable terms, if at all; difficulties obtaining equity or debt financing could have a material adverse effect on our financial condition, as well as our ability to continue to grow our operations.

We are subject to risks from legal proceedings, investigations and inquiries, including a number of recent legal proceedings and investigations, which have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities.
We are currently subject to a number of legal proceedings, investigations and inquiries, including: (i) purported securities class action litigation alleging that certain of our disclosures about our business, operations and prospects, including reimbursement from third-party payors, violated federal securities laws; and (ii) purported derivative action alleging the directors breached their fiduciary duties by allegedly failing to implement and maintain an effective system of internal controls related to the Company’s financial reporting, public disclosures, and compliance with laws, rules and regulations governing the business. On April 29, 2022, we entered into a civil settlement agreement with the U.S. government that resolved the DOJ investigation and pursuant to which we paid approximately $34.4 million. We remain subject to audit or prepayment review by various third-party payors. In addition, we could face additional legal proceedings, investigations, and inquiries relating to these or similar matters. For more information regarding legal proceedings, see “Item 3. Legal Proceedings.”
We are unable to predict how long such legal proceedings, investigations and inquiries will continue, but we have incurred and anticipate that we will continue to incur significant costs in connection with these matters and that these legal proceedings, investigations and inquiries have resulted and will continue to result in substantial distraction of management’s time, regardless of the outcome. These legal proceedings, investigations and inquiries may result in damages, fines, penalties, consent orders or other sanctions (including exclusion from government programs and/or a recoupment of previous claims paid) against us and/or certain of our officers or directors, or in changes to our business practices, including the potential long-term shift to a primarily “cash-pay” model, with minimal volume from our customers using insurance benefits as a direct method of payment to Eargo. Furthermore, publicity surrounding these legal proceedings, investigations and inquiries or any enforcement action as a result thereof, even if ultimately resolved favorably for us, coupled with the recent intensified public scrutiny of our Company, could result in additional legal proceedings, investigations and inquiries. As a result, these legal proceedings, investigations and inquiries have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations.
These legal proceedings, investigations and inquiries, and the uncertainty stemming from them, could also precipitate or heighten the other Risk Factors that we identify in this Item 1A, any of which could materially adversely impact our business. Further, these legal proceedings, investigations and inquiries may also affect our business and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations.
Additionally, we may become subject to other legal disputes and regulatory proceedings in connection with our business activities involving, among other things, product liability, product defects, intellectual property infringement and/or alleged violations of applicable laws in various jurisdictions. Although we maintain liability insurance in amounts we believe to be consistent with industry practice, we may not be fully insured against all potential damages that may arise out of any claims to which we may be party in the ordinary course of our business. A negative outcome of these proceedings may prevent us from pursuing certain activities and/or require us to incur additional costs in order to do so and pay damages.
The outcome of pending or potential future legal and arbitration proceedings is difficult to predict with certainty. In the event of a negative outcome of any material legal or arbitration proceeding, whether based on a judgment or a settlement agreement, we could be obligated to make substantial payments, which could have a material adverse effect on our business, financial condition and results of operations. In addition, the costs related to litigation and arbitration proceedings may be significant, and any legal or arbitration proceedings could have a material adverse effect on our business, financial condition and results of operations.
We have a limited operating history and have grown significantly in a short period of time. If we are unable to manage our business and anticipated growth effectively, our business and growth prospects could be materially and adversely affected.
We were organized in 2010 and began selling hearing aids in 2015. In that time, we have grown significantly, increasing the size of our organization and expanding our business. We have expanded, and any growth that we experience in the future will require us to further expand, our sales, clinical, and research and development personnel (including those with software and hardware expertise), our manufacturing operations and our general and administrative infrastructure. As a public company, we need to support increased managerial, operational, financial and other resources. Rapid expansion in personnel could mean that less experienced people develop, market and sell our products, which could result in inefficiencies and unanticipated costs, reduced quality and disruptions to our operations. In addition, rapid and significant growth may strain our administrative and operational infrastructure.
The challenges we face in managing our business, including our potential long-term shift to a primarily “cash-pay” business model, the obstacles to our being able to obtain reimbursement for our products from third-party payors, and the changing regulatory landscape, place significant demands on our management, financial, operational, technological and other resources, and we expect that managing our business will continue to place significant demands on our management and other resources and will require us to continue developing and improving our operational, financial and other internal controls, reporting systems and procedures. In particular, the challenges in managing our business involve a number of areas, including recruiting and retaining sufficient skilled personnel, providing adequate training and supervision to maintain our high-quality product standards and regulatory compliance and preserving our culture and values. We may not be able to address these challenges in a cost-effective manner, or at all. In addition, we completed employee workforce reductions in the fourth quarter of 2021 and second quarter of 2022, which actions may continue to impact the attraction and retention of employees, as well as employee morale and productivity. We cannot assure you that any increases in scale, related improvements and quality or compliance assurance will be successfully implemented or that appropriate personnel will be available to facilitate the management and growth of our business. Failure to implement necessary procedures, transition to new processes or hire the necessary personnel could result in higher costs or an inability to meet demand. If we do not effectively manage our business through the various challenges we face, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy customer requirements or maintain high-quality product offerings, which could have a material adverse effect on our business, financial condition and results of operations.
If we fail to attract and retain senior management and key technology personnel, our business may be materially and adversely affected.
Our success depends in part on our continued ability to attract, retain and motivate highly qualified management, administrative and clinical and scientific personnel, including those with software and hardware expertise. We are highly dependent upon our senior management, particularly our President and Chief Executive Officer, as well as our senior technology personnel and other members of our senior management team. The unplanned loss of the services of any of our members of senior management could adversely affect our business until a suitable replacement can be found.
Competition for qualified personnel in the medical device field in general and the audiology field specifically is intense due to the limited number of individuals who possess the training, skills and experience required by our industry. In addition, our success also depends on our ability to attract, recruit, develop and retain skilled managerial, sales, administration, operating and technical personnel. We intend to continue to review and, where necessary, strengthen our senior management as the needs of the business develop, including through internal promotion and external hires. However, there may be a limited number of persons with the requisite competencies to serve in these positions and we cannot assure you that we would be able to locate or employ such qualified personnel on terms acceptable to us, or at all. Therefore, the unplanned loss of one or more of our key personnel, or our failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations. Our ability to attract and retain such qualified personnel has been and may continue to be negatively impacted by the DOJ investigation or shareholder litigation, our recent workforce reductions and suspension of certain of our equity compensation practices, and related negative publicity. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or that they have divulged proprietary or other confidential information, or that their former employers own their research output.
We may experience difficulties in managing our business, and a deterioration in our relationships with our employees could have an adverse impact on our business.
We expect to rely on our managerial, operational, finance and other resources in order to manage our operations and continue our research and development activities. We may expand our international operations, which would subject us to the legal, political, regulatory and social requirements and economic conditions of these jurisdictions, and create a variety of potential operational challenges due to a variety of international factors, including local labor laws and regulations and managing a geographically dispersed workforce. Our management and personnel, systems and facilities currently in place may not be adequate to support our business. Our need to effectively execute our strategy requires that we:
•	manage our commercial operations effectively;
•	identify, recruit, retain, incentivize and integrate additional employees;
•	manage our internal development and operational efforts effectively while carrying out our contractual obligations to third parties; and
•	continue to improve our operational, financial and management controls, reports systems and procedures.
Maintaining good relationships with our employees is crucial to our operations. As a result, any deterioration of the relationships with our employees could have a material adverse effect on our business, financial condition and results of operations. Our ability to attract and retain qualified personnel, and foster positive employee morale, has been and may continue to be negatively impacted by the DOJ investigation and related negative publicity as well as the suspension of certain of our equity compensation practices. In addition, we completed employee workforce reductions in the fourth quarter of 2021 and second quarter of 2022, which actions may impact the attraction and retention of employees, as well as employee morale and productivity. Further, many of our key employees receive a total compensation package that includes equity awards. In addition to the aforementioned suspension of certain equity compensation practices, volatility in the stock market, our share price and other factors could diminish the Company’s use or the value of the Company’s equity awards, putting the Company at a competitive disadvantage.
Additionally, material disruption to our business as a result of strikes, work stoppages or other labor disputes could disrupt our operations, result in a loss of reputation, increased wages and benefits or otherwise have a material adverse effect on our business, financial condition and results of operations.
We have a history of net losses, and we expect to incur additional substantial losses in the foreseeable future.
We have incurred net losses since inception, and we expect to incur additional substantial losses in the foreseeable future. For the years ended December 31, 2022 and 2021, we incurred net losses of $157.5 million and $157.8 million, respectively. As a result of our ongoing losses, as of December 31, 2022, we had an accumulated deficit of $514.3 million. Since inception, we have spent significant funds on organizational and start-up activities, to recruit key managers and employees, to develop our hearing aids, to develop our manufacturing know-how and customer support resources and for research and development.
The net losses we incur may fluctuate significantly from quarter to quarter. During the year ended December 31, 2022, net losses increased in part as a result of the costs involved in resolving the DOJ investigation, including the approximately $34.4 million we paid pursuant to the settlement agreement with the U.S. government, and other corrective actions and recoupment of previous claims paid, as well as other legal proceedings, and their duration and impact on our business generally. Net losses may also fluctuate and increase as a result of the implementation of the FDA’s new OTC hearing aid regulatory framework and any potential Medicare coverage for certain hearing aids, neither of which may ultimately be favorable to us.
Our long-term success is dependent upon our ability to successfully develop, commercialize and market our products, earn revenue, obtain additional capital when needed and, ultimately, to achieve profitable operations. The uncertainty regarding the extent to which we are able to validate and establish additional processes to support the submission of claims for reimbursement to health plans, including those under the FEHB program, the implementation of the FDA’s new OTC hearing aid regulatory framework (which may lead insurance providers to take actions limiting our ability to access insurance coverage) and potential insurance (including Medicare) coverage for certain hearing aids (which may not include Eargo hearing aids) will require that we evaluate and consider any changes to our business model as new information becomes available, including a potential long-term shift to a primarily “cash-pay” model, with minimal volume from our customers using insurance benefits as a direct method of payment to Eargo, which would likely result in a sustained increased cost of customer acquisition and a reduction in shipments, revenue, gross margin and higher operating expenses, which could have a material negative impact on our ability to achieve profitability and our growth prospects.

We will need to generate significant additional revenue and raise significant additional capital to continue our operations and potentially achieve profitability. It is possible that even if we generate significant additional revenue and raise significant additional capital, we will not achieve profitability or that, even if we do achieve profitability, we may not maintain or increase profitability in the future. Without the benefit of customers with insurance coverage and significant additional capital, the future prospects of the Company and our ability to achieve profitability are uncertain.
Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.
On August 17, 2022, the FDA published a final rule to establish new regulatory categories for OTC and prescription hearing aids (the “OTC Final Rule”). The OTC Final Rule implements relevant provisions of the FDA Reauthorization Act of 2017 (“FDARA”), which set forth requirements for the FDA to create a new category of OTC hearing aids that are intended to be available without supervision, prescription, or other order, involvement or intervention of a licensed practitioner. Prior to the effective date of the OTC Final Rule, no OTC category of hearing aids existed. Following publication of a proposed rule in October 2021, the FDA issued its OTC Final Rule with requirements for labelling, conditions of sale, performance standards, design requirements and other provisions under which manufacturers may elect to market hearing aids as either OTC or prescription devices, or both. In addition, under FDARA, the OTC hearing aid controls promulgated in the OTC Final Rule preempt any state or local requirement specifically related to hearing products that would restrict or interfere with commercial activity involving OTC hearing aids. The OTC Final Rule became effective on October 17, 2022, although certain previously marketed devices have until April 14, 2023 to come into compliance with the OTC Final Rule.
We have marketed in the past, and continue to market, certain Eargo system devices as Class I air-conduction or Class II wireless air-conduction hearing aids under existing regulations at 21 CFR 874.330 and 874.3305, respectively, both of which are exempt from 510(k) premarket review. In addition, in June 2022, we submitted a 510(k) premarket notification seeking FDA clearance of expanded labelling for our Eargo 5 and 6 hearing aids under the “self-fitting” regulation at 21 CFR 874.3325. We received FDA 510(k) clearance for Eargo 5 and 6 as Class II self-fitting air-conduction hearing aids in December 2022 and, in January 2023, we launched the Eargo 7 as our third over-the-counter, 510(k) cleared self-fitting device. We plan to market our devices as OTC hearing aids and intend to comply with all applicable OTC regulatory requirements by the compliance date for currently marketed devices on April 14, 2023, or sooner. In addition, we may seek to market certain devices as prescription hearing aids, which would require compliance with separate physical and electronic labeling requirements under the OTC Final Rule. If the FDA were to determine that our devices do not satisfy the requirements of the OTC Final Rule, we could be forced to cease distribution of our products, and we could be subject to additional enforcement action by the FDA.
We have expended, and we will continue to expend, significant time and resources evaluating the OTC Final Rule and ensuring that our devices and processes comply with the new requirements in order to market our products in line with our primary direct-to-consumer and omni-channel business models. It is possible that the OTC Final Rule may lead to additional commercial partnership, omni-channel, including retail, or other opportunities, although there are no assurances that it will do so. The OTC Final Rule and the responses thereto by leading insurance providers could also materially impact our efforts to resume submitting claims for customers with potential insurance benefits or have other unforeseen impacts on our business and results of operations.
Finally, in October 2021, the Biden administration outlined its plan to expand government healthcare programs as part of its broader domestic spending bill, which includes, among other things, extending Medicare coverage to include hearing benefits. Congress has considered legislation that would provide for such coverage, for example, the Build Back Better Act (H.R. 5376), which was passed by the House on November 19, 2021. The bill, as passed by the House, would have provided Medicare coverage for certain hearing aids to individuals with specific types of hearing loss, furnished pursuant to a written order of a physician, qualified audiologist or other hearing aid professional, physician assistant, nurse practitioner or clinical nurse specialist. The Inflation Reduction Act, which was ultimately signed into law, however, did not include a hearing aid benefit. We cannot predict the likelihood, nature, or extent to which Medicare or other government healthcare programs will cover hearing aids, if at all, or specifically our hearing aids, which are intended for “mild” or “moderate” hearing loss, in the future, or the impact of any such changes on our business, financial condition or results of operations.
If we cannot innovate at the pace of our hearing aid manufacturing competitors, we may not be able to develop or exploit new technologies in time to remain competitive.
The hearing aid industry has in the past experienced rapid shifts to new key technologies, including for example the switch from analog to digital hearing aids in the 1990s, that disrupted existing market patterns and led to a large-scale market realignment among customers and hearing aid manufacturers. For us to remain competitive, it is essential to develop and bring to market new technologies or to find new applications for existing technologies at an increasing speed. If we are unable to meet customer demands for new technology, or if the technologies we introduce are viewed less favorably than our competitors’ products, our results of operations and future prospects may be negatively affected. To meet our customers’ needs in these areas, we must continuously design new products, update existing products and invest in and develop new technologies. We will also need to anticipate consumer demand with respect to these technologies and which technological advances are most desirable in the hearing aids we sell. This need will result in requiring our employees to continue learning and adapting to new technologies, and our competing for highly skilled talent in a competitive market. Our operating results depend to a significant extent on our ability to anticipate and adapt to technological changes in the hearing aid market, maintain innovation, maintain a strong product pipeline and reduce the costs of producing high-quality new and existing hearing aids. Any inability to do so could have a material adverse effect on our business, financial condition and results of operations.
As we expand our product offerings to physical retail outlets and begin to rely on third parties outside of our control, any failure of such third parties to comply with applicable laws and regulations could negatively impact our brand image and business and lead to negative publicity and potential liability.
As we expand our product offerings to physical retail outlets, we must rely on third parties to comply with applicable regulatory requirements in the promotion and sale of our devices. These third-party retailers may have limited or no experience selling regulated products such as hearing aids. If our third-party retail partners fail to comply with applicable requirements, our operations could be disrupted and we may be required to contract with alternate retail partners, which could result in substantial delays and which could materially and adversely affect our business, financial conditions, results of operations and growth prospects. Any violation of applicable law by any retail partner could expose us to unforeseen potential liability or attract negative publicity for us and our brand, which could materially impact our business. In addition, our retail partners have limited experience marketing and selling hearing aids in retail settings. If they are unable to successfully market and sell our hearing aids, we or they may decide to terminate our partnerships, which could materially and adversely affect our business, financial conditions, results of operations and growth prospects.
We are deploying a new business model in an effort to disrupt a relatively mature industry. In order to successfully challenge incumbent business models and become profitable, we will need to continue to refine our product and strategy.
Our primary direct-to-consumer and omni-channel business model is relatively new to the hearing aid industry. Our products are currently primarily available direct-to-consumer and are therefore generally not sold by channels which consumers would traditionally look to for the treatment of their hearing loss. Because audiologists and hearing clinics do not offer our products, they are unlikely to recommend our products to their patients. If we are unable to reach this population through our online or direct and channel marketing, the estimated market size for our products may be lower than we anticipate.
Additionally, following the effective date of the OTC Final Rule on October 17, 2022, customers can now purchase or order Eargo hearing aids in certain physical retail settings. We believe that the OTC Final Rule may facilitate the opportunity to execute additional commercial partnerships and expand our potential customers’ opportunity to purchase our products at physical retail locations. Delivery of hearing aids via direct-to-consumer and retail models represents a change from the traditional channel, which requires in-person visits to one or more hearing care professionals, and consumers may be reluctant to accept these models or may not find it preferable to the traditional channel. In addition, consumers may not respond to our direct and channel marketing campaigns or efforts, or we may be unsuccessful in reaching our target audience, particularly if we expand our sales efforts in foreign jurisdictions where our advertising and distribution model may be more heavily regulated. If consumers prove unwilling to adopt our model as rapidly or in the numbers that we anticipate, our business, financial condition and results of operations could be materially harmed.
Historically, the majority of hearing aids sold to customers who used insurance benefits as a method of direct payment to Eargo corresponded to claims for reimbursement to third-party payors under the FEHB program. While we are continuing to work with applicable third-party payors with the objective of validating and establishing additional processes to support claims that we may submit for reimbursement, we may not be able to arrive at additional acceptable processes or submit future claims in sufficient volume to meaningfully restore or expand our insurance-based business. As such, our future growth prospects may be dependent upon other opportunities, such as the OTC Final Rule and any potential insurance coverage for certain hearing aids that we may be able to access.
We operate in a highly competitive industry, and competitive pressures could have a material adverse effect on our business.
The worldwide market for hearing aids is competitive in terms of pricing, product quality, product innovation and time-to-market. We face strong competitors, which have greater resources and stronger financial profiles that may enable them to better exploit changes in our industry on a cost-competitive basis and to be more effective and faster in capturing available market opportunities, which in turn may negatively impact our market share. There are five major traditional manufacturer competitors in the industry—GN Store Nord, Sonova, Starkey, William Demant and WS Audiology—who together control a significant majority of the hearing aid market.
In addition to these manufacturer competitors, Costco sells multiple brands of hearing aids, including those of the traditional manufacturers and Costco’s own white-label Kirkland Signature brand of hearing aid, at various price points. We estimate that during 2019, Costco dispensed approximately 14% of the hearing aids distributed in the United States, which percentage is expected to increase going forward. The United States Department of Veterans Affairs (the “VA”) is also a significant provider of hearing aids and provides hearing aids at no charge to its patients. We estimate that, in 2022, the VA dispensed approximately 20% of the hearing aids distributed in the United States. Our products are not distributed by Costco, or on contract or currently eligible to be distributed by the VA.
We also face competition from other direct-to-consumer hearing aid providers. Similar to our business model, these hearing aid companies allow consumers to purchase hearing aids remotely, with no need to visit a clinic, and they also provide remote support. Given the similarities in our direct-to-consumer business model to these providers, if potential consumers opt to buy their hearing aids from these direct-to-consumer competitors, our business could be adversely affected.
Finally, in particular following the effective date of the OTC Final Rule, we may also face increased competition from companies that introduce new technologies, including consumer electronics companies that sell direct to consumers or other hearing aid companies that partner with other retailers or consumer electronics companies. For example, in May 2018, the FDA granted marketing clearance to Bose Corporation for a “self-fitting air-conduction hearing aid,” and following the effective date of the OTC Final Rule, Nuheara will be selling its OTC self-fitting air-conduction hearing aids under branding by HP, Inc., while Sony Electronics has partnered with WS Audiology. The Bose self-fitting hearing aid was cleared under the FDA’s de novo premarket review pathway with the intended use to amplify sound for individuals 18 years of age or older with perceived mild to moderate hearing impairment, with no pre-programming or hearing test necessary. We view our consumer-first model as a competitive advantage, and competitors, including Bose or other consumer electronics companies, or any other companies following the effective date of the OTC Final Rule, that sell hearing aids directly to consumers or in partnership with other retailers may erode that advantage. Please see the Risk Factor titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer business model and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.”
We may be unable to compete with these or other competitors, and one or more of such competitors may render our technology obsolete or economically unattractive. Please see the Risk Factor titled, “If we cannot innovate at the pace of our hearing aid manufacturing competitors, we may not be able to develop or exploit new technologies in time to remain competitive.” To the extent we expand internationally, we will face additional competition in geographies outside the United States. If we are unable to compete effectively with existing products or respond effectively to any new products developed by competitors, our business could be materially harmed. Increased competition may result in price reductions, reduced gross margins and loss of market share. There can be no assurance that we will be able to compete successfully against our current or future competitors or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.
We rely on the timely supply of high-quality components, parts and finished products, and our business could suffer if suppliers or manufacturers are unable to procure raw materials or other components of an acceptable quality (or at all) or otherwise fail to meet their delivery obligations, raise prices or cease to supply us with components, parts or products of acceptable quality.
We rely on a limited number of critical suppliers for many of the components that are used in the manufacture of our products, including for semiconductor components, such as integrated circuits, as well as batteries, microphones and receivers. We are dependent on these third-party manufacturers and suppliers to identify and purchase quality raw materials, semi-finished goods and finished goods while seeking to preserve our quality standards. This reliance and dependence on third parties adds additional risks to the manufacturing process that are beyond our control. For example, the occurrence of epidemics or pandemics, such as the COVID-19 pandemic, may cause labor shortages and/or disrupt the supply of various raw materials and components, causing price spikes and/or shortages. As a result, one or more of our suppliers or manufacturers may suspend, close or otherwise reduce the scope of their operations either temporarily or permanently. In addition, reductions in our supplier volume due to demand or product changes may lead and has led suppliers to raise volume requirements, increase their pricing, levy minimum purchase requirements, revise terms of payment, or otherwise reduce or cease the scope of their supplier relationship with us.
In addition, many of these suppliers also provide components and products to our competitors. The industry’s reliance on a limited number of key components and product suppliers subjects us to the risk that in the event of an increase in demand or shortage of key materials or components, our suppliers may fail to provide supplies to us in a timely manner while they continue to supply our competitors, many of which have greater purchasing power than us, or seek to supply components to us at a higher cost. Lead times for materials, components and products ordered by us or by our contract manufacturers can vary significantly and depend on factors such as contract terms, demand for a component, and supplier capacity. From time to time, we may experience and have experienced component shortages and extended lead times, as well as increased component costs and increased logistics costs, including on semiconductor components and batteries, and other components used in our products.
For example, we have at times experienced, and expect to continue to periodically experience, price increases in certain of our critical components due to commodity price inflation. Additionally, while we have taken certain steps to alleviate cost pressures on freight shipping of our components and products, logistics costs may continue to increase and there can be no assurance that our cost-saving measures will continue to offset such logistics price increases. While we continue to monitor our supply chain and have taken and are taking actions to address limited supply and increasing lead times, including outreach to critical suppliers and spot market purchases, future disruptions in our supply chain, including the sourcing of certain components and raw materials by us or our suppliers, such as semiconductor and memory chips, as well as increased logistics and inflationary costs, could impact our sales and gross margins as well as launch and shipment of our products. The failure of our suppliers or manufacturers to deliver components or products in a timely fashion could have disruptive effects on our ability to produce our products in a timely manner, or we may be required to find new suppliers or manufacturers at an increased cost, or we may be unable to find replacement suppliers or manufacturers at all. Shortages or interruptions in the supply of components or subcontracted products, or our inability to procure these components or products from alternate sources at acceptable prices in a timely manner, could delay launch or shipment of our products or increase our production costs, which could adversely affect our business and operating results. The effects of climate change, including extreme weather events, long-term changes in temperature levels and water availability may exacerbate these risks. Such disruption has in the past impacted our costs and could in the future impact costs or interrupt our ability to source certain product components. A severe weather event in countries from which we source components and parts could cause disruptions in our supply chain which could, in turn, cause product shortages, delays in delivery and/or increases in our cost incurred to manufacture our products.
Any shortage, delay or interruption in the availability of our products, or key inputs used in their production, may negatively affect our ability to meet consumer demand. Additionally, our reputation and the quality of our products are in part dependent on the quality of the components that we source from third-party suppliers. If we are unable to control the quality of the components supplied to us or to address known quality problems in a timely manner, our reputation in the market may be damaged and sales of our products may suffer. As a result, we may experience a material adverse effect on our business, financial condition and results of operations.
Certain components needed to manufacture our hearing aids are only available from a limited number of suppliers.
Several of our suppliers provide products for our hearing aids and accessories for which they own the design and/or intellectual property rights. This includes semiconductor components, including integrated circuits, as well as transducers, batteries and various electrical components, some of which are highly customized. Although there may be several potential suppliers for our components, as our components are highly customized, there is a risk that these components may not be readily substituted by similar products of other suppliers or that any substitution may take a lengthy period of time to implement. Even if we do identify new suppliers, we may experience increased costs and product shortages as we transition to alternative suppliers. If any of these limited suppliers cease to supply us with their products, significantly increase their costs, or any of the foregoing events occurs, we could experience a material adverse effect on our business, financial condition and results of operations.
We rely on a limited number of manufacturers for the assembly of our hearing aids. If we encounter manufacturing problems or delays, we may be unable to promptly transition to alternative manufacturers and our ability to generate revenue will be limited.
We have no manufacturing capabilities of our own. We currently rely on a limited number of manufacturers: one located in Thailand, Hana Microelectronics, and our primary manufacturer, Pegatron Corporation, headquartered in Taiwan and with manufacturing facilities throughout Asia. Pegatron manufactures the Eargo 5, Eargo 6, and Eargo 7 hearing aid systems out of its facilities in Suzhou, China. For us to be successful, our contract manufacturers must be able to provide us with products in substantial quantities, in compliance with regulatory requirements, in accordance with agreed upon specifications, at acceptable costs and on a timely basis. While our existing manufacturers have generally met our demand and cost requirements on a timely basis in the past, their ability and willingness to continue to do so going forward may be limited for several reasons, including the volume of our orders and our relative importance as a customer of the manufacturer or its ability to provide assembly services to manufacture our products, which may be affected by the COVID-19 pandemic and potential geopolitical events involving the countries in which our manufacturers are headquartered or operate. Please see the risk factor titled, “We are dependent on international manufacturers and suppliers, as well as certain international contractors we engage from time to time with respect to select research and development activities, which exposes us to foreign operational and political risks that may harm our business.” An interruption in our commercial operations could occur if we encounter delays or difficulties in securing these manufactured products if we cannot obtain an acceptable substitute.
Any transition to a new contract manufacturer, or any transition of products between existing manufacturers, could be time-consuming and expensive, may result in interruptions in our operations and product delivery, could affect the performance specifications of our products or could require that we modify the design of our products. We will be required to verify that any new manufacturer maintains facilities, procedures and operations that comply with our quality and applicable regulatory requirements, which could further impede our ability to manufacture our products in a timely manner. We cannot assure you that we will be able to identify and engage alternative or additional contract manufacturers on similar terms or without delay. Furthermore, our contract manufacturers could require us to move to a different production facility. The occurrence of any of these events could harm our ability to meet the demand for our products in a timely and cost-effective manner, which could have a material adverse effect on our business, financial condition and results of operations.
The manufacture of our products is complex and requires the integration of a number of components from several sources of supply. Our contract manufacturers must manufacture and assemble these complex products in commercial quantities in compliance with regulatory requirements and at an acceptable cost. Our hearing aids require significant expertise to manufacture, and our contract manufacturers may encounter difficulties in scaling up production of the hearing aids, including problems with quality control and assurance, component supply shortages, including any semiconductor components, increased costs, shortages of qualified personnel, the long lead time required to develop additional facilities for purposes of testing our products and/or difficulties associated with compliance with local, state, federal and foreign regulatory requirements. There can be no assurance that manufacturing or quality control problems will not arise in connection with the scale-up of the manufacture of our products. If we are unable to obtain a sufficient supply of product, maintain control over product quality and cost or otherwise adapt to challenges in managing our business, we may not have the capability to satisfy market demand, and our business and reputation in the marketplace will suffer. If demand for our products decreases, as it has in the past year as a result of the DOJ investigation and claims audits (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement and claims audits”), we may have excess inventory, which could result in inventory write-offs that may adversely affect our business, financial condition and results of operations. In addition, reductions in our supplier volume due to demand or product changes may lead and has led suppliers to raise volume requirements, increase their pricing, levy minimum purchase requirements, revise terms of payment, or otherwise reduce or cease the scope of their supplier relationship with us. We may also encounter defects in materials and/or workmanship, which could lead to a failure to adhere to regulatory requirements. Any defects could delay operations at our contract manufacturers’ facilities, lead to regulatory fines or halt or discontinue manufacturing indefinitely. Any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to successfully develop and effectively manage the introduction of new products, our business may be adversely affected.
We must successfully manage introductions of new or advanced hearing aid products. Introductions of new or advanced hearing aid products could also adversely impact the sales of our existing products to consumers. For instance, the introduction or announcement of new or advanced hearing aid products may shorten the life cycle of our existing devices or reduce demand, thereby reducing any benefits of successful hearing aid introductions and potentially lead to challenges in managing write-downs or write-offs of inventory of existing products. We may also not have success in transitioning customers from legacy hearing aids to new products. In addition, new hearing aid products may have higher manufacturing costs than legacy products, which could negatively impact our gross margins and operating results. As the technological complexity of our products increases, the infrastructure to support our products, such as our design and manufacturing processes and technical support for our products, may also become more complex. Accordingly, if we fail to effectively manage introductions of new or advanced products, our business may be adversely affected.
We experience challenges managing the inventory of existing hearing aids, which can lead to excess inventory and discounting of our existing devices. Inventory levels in excess of consumer demand may result in inventory write-downs or write-offs and the sale of inventory at discounted prices, which has affected our gross margin and could impair the strength of our brand. Reserves and write-downs for rebates, promotions and excess inventory are recorded based on our forecast of future demand. Actual future demand could be less than our forecast, which may result in additional reserves and write-downs in the future, or actual demand could be stronger than our forecast, which may result in a reduction to previously recorded reserves and write-downs in the future and increase the volatility of our operating results.
If the quality of our hearing aid products does not meet consumer expectations, or if our products wear out more quickly than expected, then our brand and reputation or our business could be adversely affected.
Our products may not perform as well in day-to-day use as we or our customers expect. Although we designed our Eargo hearing aids to provide high quality audio, we have collected limited data comparing our products to competitive devices. In September 2021, we conducted a series of comparative electroacoustic benchmarking tests (the “Bench Study”) to compare our Eargo Neo HiFi and Eargo 5 hearing aids with hearing aids from four major manufacturers. While each of the devices tested in the Bench Study, including our Eargo Neo HiFi and Eargo 5 hearing aids, met or exceeded the identified benchmarks for appropriate levels of sound quality and amplification to improve speech audibility, the design, methodology and results of the Bench Study have not been subject to external review and may not be reliable or replicable indicators of the general performance of our Eargo Neo HiFi and Eargo 5 hearing aids or the other manufacturers’ hearing aids that were the subject of the Bench Study. Further, the benchmarks for appropriate levels of sound quality and amplification that we identified in the Bench Study may not be appropriate proxies for hearing aid performance or reflect the real-world performance of any tested device. Future studies, including our internal studies or those of our competitors or other third parties, may not yield the results that we expect to obtain and may not demonstrate that our products are superior to, or may demonstrate that our products are inferior to, existing or future products with regard to functional or economic measures. These study results may be published in medical journals or other publications, or by our competitors and result in adverse publicity for our products. The performance of our Eargo hearing aids may not live up to customer expectations, and our brand, reputation, customer satisfaction, return rates and sales may be adversely affected as a result.
Furthermore, because of our products’ limited time in the market, we cannot be certain about the usable life of our products. Due to the design constraints applicable to our rechargeable, in-the-canal design, our hearing aids may offer a shorter usable life compared to our competitors’ hearing aids. Thus, even though our products may be more affordable than competitive devices, they may need to be replaced more often. Although we believe the advantages of our design justify this tradeoff, customers may expect a longer useful life, and failure to live up to this expectation could result in reduced sales, decreased customer loyalty, higher-than-expected warranty claims and adverse publicity.
Certain components of our hearing aids may also offer reduced performance or wear out over time. For example, the rechargeable technology used in our hearing aids and charging cases has a limited lifespan, and recharging performance will degrade over time. We designed our Eargo Neo HiFi hearing aids to provide up to 20 hours of continuous use between charges when new and up to 16 hours after 1,000 charging cycles, but charging capacity may decrease more quickly than expected. Moreover, certain components of our hearing aids that can be purchased online, such as the hearing aid tips, will require more frequent replacement than the device itself. If the quality, longevity and durability of our products does not meet the expectations of customers, then our brand and reputation and our business, financial condition and results of operations, could be adversely affected.
Customer or third-party complaints or negative reviews or publicity about our company or our hearing aids could harm our reputation and brand.
We are heavily dependent on customers who use our hearing aids to provide good reviews and word-of-mouth recommendations to contribute to our reputation and brand. Customers who are dissatisfied with their experiences with our products or services or their ability to receive reimbursement from their insurance companies may post negative reviews. We have been and may continue to be the subject of blog, forum or other media postings that include inaccurate statements and create negative publicity. In addition, traditional hearing aid supply chain participants may express and publish negative views regarding our direct-to-consumer and omni-channel models and products. Any negative reviews or negative publicity, including in relation to the DOJ investigation, the claims audits, and other legal proceedings have harmed and could continue to harm our reputation and brand and severely diminish consumer confidence in our products. Please also see the Risk Factor titled, “We are subject to risks from legal proceedings, investigations, and inquiries, including a number of recent legal proceedings and investigations, which have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities.”
We spend significant amounts on advertising and other marketing campaigns to acquire new customers, which may not be successful or cost effective.
We market our hearing aids through a mix of digital and traditional marketing channels. These include paid search, digital display advertising, email marketing, affiliate and channel marketing, direct response television, national reach television, direct mail and select print and radio advertising. We also leverage our database of prospects and customers to further drive customer acquisition and referrals. We spend significant amounts on advertising and other marketing campaigns to acquire new customers, and we expect to continue to spend significant amounts to acquire new customers and increase awareness of our products. Beginning on December 8, 2021, we temporarily stopped accepting insurance benefits as a method of direct payment. As a result, we have reduced sales and marketing resources that were previously focused on insurance customers to prioritize the conversion of cash-pay consumers into satisfied customers. The shift to a primarily “cash-pay” model has increased the cost to acquire new customers, based on the historically lower conversion rate for cash-pay customers as compared to customers with potential insurance benefits. This shift to a primarily “cash-pay” model may be reinforced by the new OTC regulatory framework if our products are marketed as OTC hearing aids, which may not be covered under certain plans even if medical necessity is otherwise established. While we seek to structure our marketing campaigns in the manner that we believe is most likely to encourage consumers to use our products while lowering our acquisition costs, we may fail to identify marketing opportunities that satisfy our anticipated return on marketing spend as we scale our investments in marketing, accurately predict customer acquisition or fully understand or estimate the conditions and behaviors that drive consumer behavior. If any of our marketing campaigns prove less successful than anticipated in attracting new customers, we may not be able to recover our marketing spend, and our rate of customer acquisition may fail to meet market expectations, either of which could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our marketing efforts will result in increased sales of our products.
In addition, we believe that building a strong brand and developing and achieving broad awareness of our brand is critical to achieving market success. Negative publicity, including in relation to the DOJ investigation, the claims audits, and other legal proceedings has harmed and could continue to harm our reputation and brand and severely diminish consumer confidence in our products. If any of our brand-building activities prove less successful than anticipated, or such activities are inhibited by negative publicity in relation to the DOJ investigation, the claims audits and other legal proceedings, it could materially adversely impact our ability to attract new customers. If this were to occur, we may not be able to recover our brand-building spend, and our rate of customer acquisition may fail to meet market expectations, either of which could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our brand-building efforts will result in increased sales of our products. See also the Risk Factors titled, “Customer or third-party complaints or negative reviews or publicity about our company or our hearing aids could harm our reputation and brand” and “We are subject to risks from legal proceedings, investigations, and inquiries, including a number of recent legal proceedings and investigations, which have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities.”
Our products are complex to design and manufacture and could contain defects. The production and sale of defective products could adversely affect our business, financial condition and results of operations. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products.
We make hearing aids that include highly complex electronic components, which are sourced from external third parties, and there is an inherent risk that defects may occur in the production of any of our products. Although we rely on the suppliers’ internal procedures designed to minimize risks that may arise from quality issues, there can be no assurance that we or our suppliers will be able to eliminate or mitigate occurrences of these issues and associated liabilities. Under consumer product legislation in many jurisdictions, we may be forced to recall or repurchase defective products, and more restrictive laws and regulations relating to these matters may be adopted in the future. We also face exposure to product liability claims in the event that any of our devices are alleged to have resulted in personal injury or damage to property, or otherwise to have caused harm. For example, we may be sued if any of our hearing aids allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranty. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:
•	decreased demand for our current or future products;
•	injury to our reputation;
•	costs to defend the related litigation;
•	a diversion of management’s time and our resources;
•	substantial monetary awards to customers;
•	regulatory investigations, product recalls, withdrawals or labelling, marketing or promotional restrictions;
•	loss of revenue; and
•	the inability to sell our current or any future products.

Our inability to obtain and maintain sufficient product liability insurance at an acceptable cost and scope of coverage to protect against potential product liability claims could prevent or inhibit the sale of our current or any future products we develop. Although we currently carry product liability insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions and deductibles, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient funds to pay such amounts. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses.
In addition, any product defects, recalls or claims that result in significant adverse publicity could have a negative effect on our reputation, result in loss of market share or failure to achieve market acceptance. For example, our first-generation hearing aid, launched in 2015, had a high incidence of product returns and warranty claims. As a result, we voluntarily withdrew the product from the market. The production and sale of defective products in the future could have a material adverse effect on our business, financial condition and results of operations.
We are subject to consumer protection laws that regulate our marketing practices and prohibit unfair or deceptive acts or practices. Our actual or perceived failure to comply with such obligations could harm our business, and changes in such regulations or laws could require us to modify our products or marketing or advertising efforts.
In connection with the marketing and advertisement of our products, we could be the target of claims relating to false, misleading, deceptive, unfair, or otherwise unsubstantiated or noncompliant advertising or marketing practices, including under the auspices of federal or state rules or regulations such as the Federal Trade Commission Act and state consumer protection statutes. If we rely on third parties, including customers, to provide any marketing or advertising of our products, including as we expand our product offerings in physical retail settings or through online channels, we could be liable for, or face reputational harm as a result of, their practices if, for example, they or we fail to comply with applicable statutory and regulatory requirements.
If we are found or perceived to have breached any consumer protection, advertising, unfair competition or other laws or regulations, we may be required to change our business model, products or practices in a manner that may negatively impact us. We could also be subject to regulatory investigations, enforcement actions, litigation (including class actions), fines, penalties, increased compliance or remediation costs, and adverse publicity that could cause reputational harm and loss of customer trust, which could have a material adverse effect on our business, financial condition and results of operations.
There are a variety of hearing aid products and technologies, and consumer confusion about product features and technology could lead consumers to purchase competitive products instead of our products, or to conflate any adverse events or safety issues associated with third-party hearing aid products or other sound enhancement products with our products, which could adversely affect our business, financial condition and results of operations.
We believe that many individuals do not have full information regarding the types of hearing aids and hearing aid features and technologies available in the market, in part due to the lack of consumer education in the traditional hearing industry sales model. Consumers may not have sufficient information about hearing aids generally or how hearing aid products and technologies compare to each other. This confusion may result in consumers purchasing hearing aids from our competitors instead of our products, even if our hearing aids would provide them with their desired product features. Additionally, there may be confusion in the market following the publication of the OTC Final Rule and the implementation of the new OTC hearing aid regulatory framework, which does not include certain sound enhancement devices (such as personal sound amplification products, or “PSAPs”), because of the increased availability and access to hearing aid devices in similar locations and manners as sound enhancement devices. Our products and trademarks have also been and may continue to be subject to counterfeiting, infringement, or otherwise unauthorized resale. Such actions and other intellectual property infringement could result in consumer confusion, dilute our brand, and otherwise harm our reputation and business. Please see the risk factors titled, “Our success depends in part on our proprietary technology, and if we are unable to obtain, maintain or successfully enforce our intellectual property rights, the commercial value of our products and services will be adversely affected and our competitive position may be harmed” and “If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be harmed.” Any adverse events or safety issues relating to competitive hearing aid products or other non-hearing aid, sound enhancement, or counterfeit devices and related negative publicity, even if such events are not attributable to our products, could result in reduced purchases of hearing aids by consumers generally. Any of these occurrences could lead to reduced sales of our products and adversely affect our business, financial condition and results of operations.
Our business, financial condition and results of operations may be impacted by the effects of the COVID-19 pandemic.
We are subject to risks related to public health crises such as the global pandemic associated with COVID-19. The COVID-19 pandemic may negatively impact our operations and revenues and overall financial condition by harming the ability or willingness of customers to pay for our products due to macro-economic conditions resulting from the pandemic or the operations of manufacturers, suppliers and other third parties with which we do business. These challenges will likely continue for the duration of the pandemic, which is uncertain, and the macro-economic effects of the pandemic will likely continue far beyond the duration of the pandemic.
Since the start of the pandemic, numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, orders requiring non-essential businesses to remain closed, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. The pandemic and such restrictions have resulted in a majority of our employees working remotely, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our operations. Other potential disruptions may include delays in processing registrations or approvals by applicable state or federal regulatory bodies; delays in product development efforts; disruptions to our supply chain, including any impacts from global semiconductor shortages; and additional government requirements or other incremental mitigation efforts that may further impact our capacity to manufacture, sell and support the use of our Eargo systems.
Disruptions in supply chain have resulted in industry-wide component supply (such as semiconductors) shortages, and we may not be able to obtain adequate inventory on a timely basis or at all. To date, increases in component pricing have occurred but have not had a material impact on supply continuity or gross margin. We have taken steps to monitor our supply chain and actions to address limited supply and increasing lead times, including outreach to critical suppliers and spot market purchases. Future disruptions in our supply chain, including the sourcing of certain components and raw materials, such as semiconductor and memory chips, as well as increased logistics costs, could impact our sales and gross margins.
The ultimate impact of COVID-19 on our business, financial conditions and results of operations depends on many factors and future developments beyond our control, which are highly uncertain and difficult to predict, including: the duration of the pandemic, a potential resurgence, the impact of variants, new or renewed restrictions, the timing, availability, acceptance and effectiveness of vaccines and treatments against COVID-19 as well as vaccination rates among the population, the pace of recovery when the COVID-19 pandemic subsides, and the severity and duration of the global economic downturn that results from the ongoing pandemic.
While the potential economic impact brought by and the duration of COVID-19 may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 or other macro-economic factors could materially affect our business and the value of our common stock. The COVID-19 pandemic has also resulted in volatility in the unemployment rate in the United States, which may continue even after the pandemic subsides. The occurrence of any such events may lead to reduced disposable income and access to health insurance, which could adversely affect the number of our products sold after the pandemic has subsided. The ultimate effect of COVID-19 on our sales volume and other results of operations could differ substantially from our expectations and our experience to date.
Repair or replacement costs due to guarantees we provide on our products could have a material adverse effect on our business, financial condition and results of operations.
We provide product guarantees to our customers, both as a result of contractual and legal provisions and for marketing purposes.

We generally allow for the return of products from direct customers within 45 days after the original sale and record estimated sales returns as a reduction of sales in the same period revenue is recognized. We also generally allow customers to return defective or damaged products for a replacement or refund. The term of the warranty provided is typically two years for our latest device and one year for all other devices. Existing and future product guarantees place us at the risk of incurring future repair and/or replacement costs. As of December 31, 2022, we had provisions of approximately $3.8 million relating to warranties. Substantial amounts of product guarantee claims could have a material adverse effect on our business, financial condition and results of operations.
In addition, we reserve for the estimated cost of product warranties when revenue is recognized, and we evaluate our warranty reserves periodically by reviewing our warranty repair experience. While we engage in product quality programs and processes, including monitoring and evaluating the quality of our components sourced from our suppliers and instituting methods to remotely detect and correct defects, our warranty obligation is affected by actual product defect rates, parts and equipment costs and service labor costs incurred in correcting a product defect. Our warranty reserves may be inadequate due to undetected product defects, unanticipated component failures or changes in estimates for material, labor and other costs we may incur to replace projected product defects. As a result, if actual product defect rates, parts and equipment costs or service labor costs exceed our estimates, it could have a material adverse effect on our business, financial condition and results of operations.
Our failure to successfully anticipate sales returns may have a material adverse effect on our business, financial condition and results of operations.
Our reported net revenue and net losses are affected by changes in reserves to account for sales returns and product credits. The reserve for sales returns accounts for customer returns of our products after purchase. We record a reserve for sales returns estimated based on historical return trends together with current product sales performance in each reporting period. If actual returns are greater than those projected and reserved for by management, additional sales returns reserve may be recorded in the future and reported net revenue may be reduced accordingly. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement and claims audits” for more information.
We do not currently have the ability to resell all products that are returned. Our refurbishment capabilities are focused on components and allow us to reuse certain key components from our returned devices. To the extent we are unable to successfully refurbish devices in the future, we will not be able to resell such devices. Further, the introduction of new products, changes in product mix, changes in consumer confidence or other competitive and general economic conditions may cause actual returns to differ from product return reserves. Any significant increase in product returns that exceeds our reserves could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to reduce our return rates or if our return rates continue to increase, our net revenue may decrease, and our business, financial condition and results of operations could be adversely affected.
Our customer sales returns rate was approximately 34% for the year ended December 31, 2022. Our return policy generally allows our customers to return hearing aids for any reason within the first 45 days of delivery for a full refund, subject to a handling fee in certain states. Additionally, following learning of the DOJ investigation and prior to shifting to our current practice of accepting insurance benefits as a method of direct payment in certain limited circumstances, we offered customers with potential insurance benefits the option to return their hearing aids or purchase their hearing aids without use of their insurance benefits if their claim is denied or ultimately not submitted by us to their insurance plan for payment (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement and claims audits” for more information).
We report revenue net of expected returns, which is an estimate informed in part by historical return rates. As such, our return rate impacts our reported net revenue and profitability. Our net revenue and profitability have been and will continue to be negatively impacted by the inability to recognize revenue related to shipments to customers with potential insurance benefits, which customers generally have had a significantly lower rate of return as compared to cash-pay customers. As we have shifted to selling on a primarily “cash-pay” basis, we have experienced a significantly higher sales return rate. If actual sales returns differ significantly from our estimates, an adjustment to revenue in the current or subsequent period is recorded. Furthermore, if we are unable to reduce our return rates or if they continue to increase, our net revenue may continue to decrease, and our business, financial condition and results of operations could be adversely affected. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors affecting our business—Sales returns rate.”
Accelerated consolidation and formation of purchasing groups increases the pricing pressure on hearing aids.
Many purchasing groups, such as hearing aid clinics, retailers and hospital systems, are consolidating to create new entities with greater market power. Such groups, such as Costco and the VA, have used and may continue to use their increased purchasing power to negotiate price reductions or other concessions across our industry. This pricing leverage has resulted, and will likely continue to result, in downward pressure on the average selling prices of hearing aid products generally, including our own products. The OTC Final Rule could further contribute to the pace of consolidation as well as the introduction of new entrants in the hearing aid market, which would further increase pricing pressure on hearing aid manufacturers. Please see the Risk Factors titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products,” and “As we expand our product offerings to physical retail outlets and begin to rely on third parties outside of our control, any failure of such third parties to use comply with applicable laws and regulations could negatively impact our brand image and business and lead to negative publicity and potential liability.” These factors could have a material adverse effect on our business, financial condition and results of operations.
Alternative technologies or therapies that improve or cure hearing loss could adversely affect our business, financial condition and results of operations.
If medical research were to lead to the discovery of alternative therapies or technologies that improve or cure the various forms of hearing loss as an alternative to the hearing aid, such as by surgical techniques, the use of pharmaceuticals or breakthrough bio-technological innovations or therapies, our profitability could suffer through a reduction in sales. The discovery of a cure for the various forms of hearing loss and the development of other alternatives to hearing aids could result in decreased demand for our products and, accordingly, could have a material adverse effect on our business, financial condition and results of operations.
Adapting our production capacities to evolving patterns of demand is expensive, time-consuming and subject to significant uncertainties. We may not be able to adequately predict consumer trends and may be unable to adjust our production in a timely manner. Additionally, as we expand our product offering to physical retail settings, we may not be able to accurately estimate the inventory needs of such physical retail settings.
We market our products directly to consumers in the United States, where we face the risk of significant changes in the demand for our products. If demand decreases, we will need to implement capacity and cost reduction measures involving restructuring costs. If demand increases, we will be required to make capital expenditures related to increased production and expenditures to hire and train production and sales and product support personnel. Adapting to changes in demand inherently lags behind the actual changes because it takes time to identify the change the market is undergoing and to implement any measures taken as a result. Finally, capacity adjustments are inherently risky because there is imperfect information, and market trends may rapidly intensify, ebb or even reverse. We have in the past not always been, and may in the future not be, able to accurately or timely predict trends in demand and consumer behavior or to take appropriate measures to mitigate risks and exploit opportunities resulting from such trends. Any inability in the future to identify or to adequately and effectively react to changes in demand could have a material adverse effect on our business, financial condition and results of operations.
Additionally, following the effective date of the OTC Final Rule of October 17, 2022, customers can now purchase or order Eargo hearing aids in retail settings; we have also partnered with certain resellers or other distributors, including benefits managers, to offer Eargo hearing aids for sale through their online storefronts or portals. Our expansion into physical retail settings and other third-party partnerships represent new channels for the Company in which we currently have limited expertise. We may not be able to accurately estimate the return rate or inventory needs of such channels, which could result in supply disruptions if growth in demand in such channels exceeds our ability to supply product. Currently, we have no or limited historical basis for us to make judgments on the inventory demand of any such retail partner or other third-party partner. If we underestimate such return rate or inventory requirements, our retail and other third-party partners may have inadequate inventory for sale to their customers. In addition, delays in the delivery of our products to our retail and other third-party partners or a failure to provide our product to our retail and other third-party partners in sufficient quantities in a timely manner could harm our relationships with such partners and impact our business and operating results. Moreover, we sell our products to our retail and other third-party partners at prices that are lower than what we would otherwise charge in our direct-to-consumer channel, reducing our associated revenues and gross margins.
We are dependent on international manufacturers and suppliers, as well as certain international contractors we engage from time to time with respect to select research and development activities, which exposes us to foreign operational and political risks that may harm our business.
We currently rely on a limited number of manufacturers: one located in Thailand, Hana Microelectronics, and our primary manufacturer, Pegatron Corporation, headquartered in Taiwan and with manufacturing facilities throughout Asia. Pegatron manufactures the Eargo 5, Eargo 6, and Eargo 7 hearing aid systems out of its facilities in Suzhou, China. In addition, we rely on some third-party suppliers in Europe, Southeast Asia, Japan, China and the United States, who supply, among other things, certain of the technology and raw materials used in the manufacturing of our products. We also engage certain international consultants, contractors and other specialists in connection with our research and development activities.
Our reliance on international operations exposes us to risks and uncertainties, including:
•	controlling quality of supplies and finished product;
•	trade protection measures, tariffs and other duties, especially in light of trade disputes between the United States and several foreign countries, including China and countries in Europe;
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political, social and economic instability (for example, Russia’s invasion of Ukraine in February 2022 and the resultant sanctions and export controls introduced against Russia and recent escalations in geopolitical tension between the People’s Republic of China and Taiwan have created such instability and have and may continue to disrupt business activity both in the immediately affected region and around the world, the full effects of which remain unknown);

•	the outbreak of contagious diseases, such as COVID-19;
•	laws and business practices that favor local companies;
•	interruptions and limitations in telecommunication services;
•	product or material delays or disruption, including logistics challenges such as delays or disruptions in shipping;
•	import and export license requirements and restrictions;
•	difficulties in the protection of intellectual property;
•	inflation and/or deflation;
•	the threat of nationalization and expropriation;
•	exchange controls, currency restrictions and fluctuations in currency values; and
•	potential adverse tax consequences.
If any of these risks were to materialize, it could have a material adverse effect on our business, financial condition and results of operations.
We or the third parties upon whom we depend may be adversely affected by disasters, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster. Any interruption in the operations of our or our suppliers’ manufacturing or other facilities may have a material adverse effect on our business, financial condition and results of operations.
Our corporate headquarters are located in the San Francisco Bay Area, which has experienced severe earthquakes and wildfires as well as flooding and power outages. We do not carry earthquake insurance. Our manufacturers and many of our suppliers are located in Asia, which regions have experienced natural disasters such as earthquakes, landslides, flooding, tropical storms and tsunamis, and tornadoes. Our customer support operations as well as our third-party provider’s distribution facilities are based in regions of the Southern United States that have experienced flooding and tornadoes. Severe weather (including any potential effects of climate change), natural disasters and other calamities, such as pandemics (including COVID-19), earthquakes, tsunamis and hurricanes, fires and explosions, accidents, mechanical failures, unscheduled downtimes, civil unrest, strikes, transportation interruptions, unpermitted discharges or releases of toxic or hazardous substances, other environmental risks, sabotage, geopolitical unrest, political instability, terrorism or acts of war, could severely disrupt our operations, or our third-party manufacturers’ and suppliers’ operations, and have a material adverse effect on our business, financial condition and results of operations.
If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters or other facilities, or those of our third-party manufacturers or suppliers, that damaged critical infrastructure, such as our enterprise financial systems or manufacturing resource planning and enterprise quality systems, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. A mechanical failure or disruption affecting any major operating line may result in a disruption to our ability to supply customers, and standby capacity may not be available. The disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. The potential impact of any disruption would depend on the nature and extent of the damage caused by a disaster. There can be no assurance that alternative production capacity will be available in the future in the event of a major disruption or, if it is available, that it could be obtained on favorable terms. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which, particularly when taken together with our lack of earthquake insurance, could have a material adverse effect on our business, financial condition and results of operations.
Furthermore, integral parties in our supply chain are similarly vulnerable to natural disasters or other sudden, unforeseen and severe adverse events. If such an event were to affect our supply chain, it could have a material adverse effect on our business, financial condition and results of operations.
We depend on sales of our hearing aids for our revenue. Demand for our hearing aids may not increase due to a variety of factors.
We expect that revenue from sales of our hearing aids will continue to account for our revenue for the foreseeable future. Continued and widespread market acceptance of hearing aids by consumers is critical to our future success. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of employment, salaries and wage rates, interest rates, inflation rates, consumer confidence and consumer perception of economic conditions, which have been adversely affected by the COVID-19 pandemic and may continue to be materially adversely affected by the COVID-19 pandemic. Hearing aids are often paid for directly by the consumer and, as a result, demand can vary significantly depending on economic conditions. The uncertainty regarding the extent to which we are able to validate and establish additional processes to support the submission of claims for reimbursement to health plans, including those under the FEHB program, the implementation of the new OTC hearing aid regulatory framework (which may lead insurance providers to take actions limiting our ability to access insurance coverage) and potential Medicare coverage for certain hearing aids (which may not include Eargo hearing aids) will require that we evaluate and consider any changes to our business model as new information becomes available, including a potential long-term shift to a primarily “cash-pay” model, with minimal volume from our customers using insurance benefits as a method of direct payment to Eargo, which would likely result in a sustained increased cost of customer acquisition and a reduction in shipments, revenue, gross margin, and higher operating expenses, which could have a material negative impact on our profitability and growth prospects. Without the benefit of customers with insurance coverage, the future growth prospects and profitability of the Company are uncertain, unless we can identify new sources of profitable growth.
Further, a general slowdown in the U.S. economy and international economies into which we may expand or an uncertain economic outlook could adversely affect consumer spending habits, which may result in, among other things, a reduction in consumer spending on elective or higher value products, a preference for lower cost products, or a reduction in demand for hearing aids generally, each of which would have an adverse effect on our sales and operating results. Ongoing challenges in global financial markets, as well as various social and political circumstances in the United States and around the world, have contributed and may continue to contribute to increased market volatility and economic uncertainties, including increased inflation pressures, supply chain challenges and international sanctions, some or all of which have resulted in an economic downturn and/or recession either globally or locally in the United States. These and other factors may continue to influence our customers’ behavior, disposable income, spending patterns and demand for our products. If there is a reduction in consumer demand for hearing aids generally, if consumers choose to use a competitive product rather than our hearing aids or if the average selling price of our hearing aids declines as a result of economic conditions, including employment levels and inflation, competitive pressures or any other reason, these factors could have a material adverse effect on our business, financial condition and results of operations. If we are not successful in adapting our production and cost structure to the market environment, we may experience further adverse effects that may be material to our business, financial condition and results of operations. See also the Risk Factor titled, “We face considerable uncertainty in our business prospects, as a significant portion of our revenue has historically been dependent upon reimbursement from third-party payors participating in the FEHB program, but we have operated on a primarily “cash-pay” basis since December 8, 2021. We may be unsuccessful in validating and establishing processes to support the submission of claims for reimbursement from third-party payors participating in the FEHB program. As a result, we have faced a significant reduction in revenue and any failure to establish processes to support reimbursement from third-party payors in the future may significantly and adversely impact our business and growth prospects and our ability to sell our products.”
We are subject to “conflict minerals” reporting obligations.
We are required to diligence the origin of minerals used in the manufacture of our products that have been designated “conflict minerals” under the Dodd-Frank Wall Street Reform and Consumer Protection Act and, beginning in May 2023, disclose and report whether or not such minerals originated in the Democratic Republic of the Congo or adjoining countries. These requirements could adversely affect the sourcing, availability and pricing of minerals used in the manufacture of our products. In addition, we will incur additional costs to comply with the disclosure requirements, including costs related to determining the source of the relevant minerals and metals used in our products.
Any future international expansion will subject us to additional costs and risks that may have a material adverse effect on our business, financial condition and results of operations.
Historically, all of our sales have been to customers in the United States. To the extent we enter into international markets in the future, there are significant costs and risks inherent in conducting business in international markets. If we expand, or attempt to expand, into foreign markets, we will be subject to new business risks, in addition to regulatory risks. In addition, expansion into foreign markets imposes additional burdens on our executive and administrative personnel, finance and legal teams, research and marketing teams and general managerial resources.
We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in new markets. We may also encounter difficulty expanding into international markets because of limited brand recognition in certain parts of the world, leading to delayed acceptance of our products by consumers in these international markets. If we are unable to expand internationally and manage the complexity of international operations successfully, it could have a material adverse effect on our business, financial condition and results of operations. If our efforts to introduce our products into foreign markets are not successful, we may have expended significant resources without realizing the expected benefit. Ultimately, the investment required for expansion into foreign markets could exceed the results of operations generated from this expansion.
We primarily rely on our own direct sales force, and if we are unable to maintain or expand our sales force, it could harm our business. Additionally, our reliance on our direct sales force may result in higher fixed costs than our competitors and may slow our ability to reduce costs in the face of a sudden decline in demand for our products.
We primarily rely on our own direct sales force to market and sell our products. We do not have any long-term employment contracts with the members of our direct sales force. Our operating results are directly dependent upon the sales and marketing efforts of our sales and customer support team. If our employees fail to adequately promote, market and sell our products, our sales could significantly decrease. As we launch new products, expand our product offerings and increase our marketing efforts with respect to existing products, we will need to expand the reach of our marketing and sales networks. Our future success will depend largely on our ability to continue to attract, hire, train, retain and motivate skilled employees with significant technical knowledge in various areas. New hires require training and take time to achieve full productivity.
Additionally, most of our competitors rely predominantly on third-party distributors. Although we are beginning to expand our product offerings to physical retail locations of third parties and as a result will begin to rely on such third parties’ sales forces, we anticipate that we will continue to rely predominantly on our own direct sales force for the foreseeable future. A direct sales force may subject us to higher fixed costs than those of competitors that market their products through independent third parties, due to the costs that we will bear associated with employee benefits, training and managing sales personnel. As a result, we could be at a competitive disadvantage. Additionally, these fixed costs may slow our ability to reduce costs in the face of a sudden decline in demand for our products, which could have a material adverse effect on our business, financial condition and results of operations.
We rely on our relationship with a professional employer organization for our human relations function and as a co-employer of our personnel, and if that party failed to perform its responsibilities under that relationship, our relations with our employees could be damaged and we could incur liabilities that could have a material adverse effect on our business.
All of our U.S. personnel, including our executive officers, are co-employees of Eargo and a professional employer organization, Insperity. Under the terms of our arrangement, Insperity is the formal employer of all of our U.S. personnel and is responsible for administering all payroll, including tax withholding, and providing health insurance and other benefits for these individuals, and our employees are governed by the work policies created by Insperity. We reimburse Insperity for these costs and pay Insperity an administrative fee for its services. If Insperity fails to comply with applicable laws or its obligations under this arrangement or creates work policies that are viewed unfavorably by employees, our relationship with our employees could be damaged. We could, under certain circumstances, be held liable for a failure by Insperity to appropriately pay, or withhold and remit required taxes from payments to, our employees. In such a case, our potential liability could be significant and could have a material adverse effect on our business.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
We do not expect to become profitable in the near future, may never achieve profitability, and have incurred substantial net operating losses (“NOLs”) during our history. Unused NOLs will carry forward to offset a portion of future taxable income, if any, until such unused NOLs expire, if ever. Federal NOLs generated after December 31, 2017 are not subject to expiration, but the yearly utilization of such federal NOLs is limited to 80 percent of taxable income for taxable years beginning after December 31, 2020. In addition, in general, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” (within the meaning of Section 382 of the Code) is subject to limitations on its ability to utilize its pre-change NOLs or tax credits to offset future taxable income or taxes. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock increases by more than 50 percentage points over the lowest percentage of the corporation’s stock owned by such stockholders within a specified testing period.
We have experienced an ownership change within the meaning of Section 382 of the Code in the past, for which an estimate has been accounted for in our deferred tax disclosure. We may experience additional ownership changes in the future as a result of shifts in our stock ownership (some of which shifts may be outside our control). While we do not expect any limitation would impact our ability to use our tax attributes before they expire, we may be unable to use a material portion of our NOLs and other tax attributes even if we attain profitability.
Risks relating to intellectual property and legal and regulatory matters
If we fail to comply with U.S. or foreign federal and state healthcare regulatory laws, we could be subject to penalties, including, but not limited to, administrative, civil and criminal penalties, damages, fines, disgorgement, exclusion from participation in governmental healthcare programs and the curtailment of our operations, any of which could adversely impact our reputation and business operations.
We operate in a complex regulatory environment with an extensive and evolving set of federal, state and local governmental laws, regulations, and other requirements. These laws, regulations and other requirements are promulgated and overseen by a number of different legislative, regulatory, administrative and quasi-regulatory bodies, each of which may have varying interpretations, judgments or related guidance. For example, broadly applicable fraud and abuse and other healthcare laws and regulations apply to our operations and business practices. These laws may constrain the business or financial arrangements and relationships through which we conduct our operations, including our sales and marketing practices, consumer incentive and other promotional programs and other business practices.
Such laws include, without limitation:
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the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or providing any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under U.S. federal and state healthcare programs such as Medicare, state Medicaid programs and TRICARE. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•
the U.S. federal false claims laws, including the civil False Claims Act, which can be enforced through whistleblower actions, and the civil monetary penalties law, which, among other things, impose criminal and civil penalties against individuals or entities for knowingly presenting, or causing to be presented, to the U.S. federal government, claims for payment or approval that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the U.S. federal government. In addition, the government may assert that a claim including items and services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•
Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services. Similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge;

•
state law equivalents of each of the above federal laws, including state anti-kickback, self-referral and false claims laws that apply more broadly to healthcare items or services paid by all payors, including self-pay patients and private insurers, that govern our interactions with consumers or restrict payments that may be made to healthcare providers;

•
the Federal Trade Commission Act and federal and state consumer protection, advertisement and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

•
the U.S. Physician Payments Sunshine Act and its implementing regulations, which require certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the government information related to certain payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other healthcare providers (physician assistants, nurse practitioners, clinical nurse specialists, anesthesiologist assistants, certified registered nurse anesthetists and certified nurse midwives) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members;

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the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and similar regulations in other countries, which prohibit, among other things, companies and their employees and agents from authorizing, promising, offering or providing, directly or indirectly, corrupt or improper payments or anything else of value to foreign government officials, employees of public international organizations and foreign government owned or affiliated entities, candidates for foreign political office and foreign political parties or officials thereof and require companies to keep books and records that accurately and fairly reflect the transactions of the company and to maintain an adequate system of internal accounting controls;

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foreign or U.S. analogous state laws and regulations, which may apply to our business practices, including but not limited to, state laws that require manufacturers to comply with the voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government; state laws and regulations that require manufacturers to file reports relating to pricing and marketing information or that require tracking gifts and other remuneration and items of value provided to healthcare professionals and entities; and

•
similar healthcare laws and regulations in the EU and other jurisdictions in which we may conduct activities in the future, including reporting requirements detailing interactions with and payments to healthcare providers.

Foreign laws and regulations in this regard may vary greatly from country to country. For example, the advertising and promotion of our products in the European Economic Area (the “EEA”) would be subject to EEA Directives concerning misleading and comparative advertising and unfair commercial practices, as well as other EEA Member State legislation governing the advertising and promotion of medical devices. These laws may limit or restrict the advertising and promotion of our products to the general public and may impose limitations on our promotional activities with healthcare professionals. We are also subject to healthcare fraud and abuse regulation and enforcement by the countries in which we conduct our business. These healthcare laws and regulations vary significantly from country to country.
Ensuring that our internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. We utilize considerable resources on an ongoing basis to monitor, assess and respond to applicable legislative, regulatory, and administrative requirements, but there is no guarantee that we will be successful in our efforts to adhere to all of these requirements. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply to us, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, exclusion from government-funded healthcare programs, such as state Medicaid programs, TRICARE or similar programs in other countries or jurisdictions, disgorgement, imprisonment, contractual damages, reputational harm, diminished profits and the curtailment or restructuring of our operations. Further, defending against any such actions can be costly and time-consuming and may require significant personnel resources. Even if we are successful in defending against any such actions that may be brought against us, our business may be impaired.
Our hearing aids are subject to extensive government regulation at the federal and state level, and our failure to comply with applicable requirements could harm our business.
Our hearing aids are medical devices that are subject to extensive regulation in the United States, including by the FDA and state agencies. The FDA regulates, among other things, the design, development, research, manufacture, testing, labelling, marketing, promotion, advertising, sale, import and export of hearing aid devices, such as those we market. Applicable medical device regulations are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry out or expand our operations.
The FDA classifies medical devices into one of three classes (Class I, II, or III) based on the degree of risk associated with a device and the level of regulatory control deemed necessary to ensure its safety and effectiveness. Class I devices are those for which safety and effectiveness can be assured by adherence to the FDA’s general controls for medical devices, which include compliance with the FDA’s current good manufacturing practices (“cGMPs”) for devices, as reflected in the Quality System Regulation (“QSR”), establishment registration and device listing, reporting of adverse events, and truthful, non-misleading labelling, advertising, and promotional materials. Some Class I and Class II devices also require premarket clearance by the FDA through the premarket notification process set forth in Section 510(k) of the Federal Food, Drug and Cosmetic Act (“FDCA”).
We have marketed in the past, and continue to market, certain Eargo system devices as Class I air-conduction or Class II wireless air-conduction hearing aids under existing regulations at 21 CFR 874.330 and 874.3305, respectively, both of which are exempt from 510(k) premarket review. In addition, in connection with the effective date of the OTC Final Rule, we plan to market our devices as OTC hearing aids following the April 14,

2023 compliance date, or sooner. In addition, we may seek to market certain devices as prescription hearing aids, which would require compliance with separate physical and electronic labeling requirements under the OTC Final Rule. In June 2022, we submitted a 510(k) premarket notification seeking FDA clearance of expanded labelling for our Eargo 5 and 6 hearing aids as “self-fitting” devices. On December 22, 2022, we received FDA 510(k) clearance for Eargo 5 and 6 as Class II self-fitting air-conduction hearing aids. In January 2023, we launched the Eargo 7 as our third over-the-counter, 510(k) cleared self-fitting air-conduction hearing aid.
In the 510(k) clearance process, before a device may be marketed, the FDA must determine that the proposed device is “substantially equivalent” to a legally-marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976 (a “pre-amendments” device), a device that was originally on the U.S. market pursuant to an approved PMA application and later down-classified, or a legally marketed 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics that do not raise different questions of safety or effectiveness than the predicate device. Clinical data are sometimes required to support substantial equivalence. In the PMA process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, pre-clinical, clinical trial, manufacturing and labelling data. The PMA process is typically required for Class III devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices.
Modifications to products that are approved through a PMA application generally require FDA approval. Similarly, certain modifications made to products cleared through a 510(k) may require a new 510(k) clearance. Both the PMA approval and the 510(k) clearance process can be expensive, lengthy and uncertain. The FDA’s 510(k) clearance process usually takes from 3 to 12 months, but can last longer. The process of obtaining a PMA is much more costly and uncertain and generally takes from one to three years, or even longer, from the time the application is filed with the FDA. In addition, a PMA generally requires the performance of one or more clinical trials. Despite the time, effort and cost, we cannot assure you that any particular device will be approved or cleared by the FDA.
Any delay or failure to obtain necessary regulatory clearances or approvals if required in the future could harm our business.
The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:
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inability to demonstrate to the FDA’s satisfaction that the product or modification is substantially equivalent to the proposed predicate device or safe and effective for its intended use, as applicable;

•	the data from pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required; and
•	the manufacturing process or facilities do not meet applicable requirements.
In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions, which may prevent or delay our ability to introduce new products or modify our current products on a timely basis. For example, in November 2018, FDA officials announced forthcoming steps that the agency intends to take to modernize the 510(k) premarket notification pathway, and in September 2019, the FDA finalized guidance to describe an optional “safety and performance based” premarket review pathway for manufacturers of certain “well-understood device types,” which would allow manufacturers to demonstrate substantial equivalence by meeting objective safety and performance criteria established by the FDA, obviating the need for manufacturers to compare the safety and performance of their medical devices to specific predicate devices in the clearance process. As another example, in the FDA’s OTC Final Rule, the FDA states that it is separately proposing to harmonize the QSR with an international consensus standard. If we are required to seek additional premarket review of our devices in the future or if the FDA proposes modifications to quality system requirements, these proposals and reforms could impose additional regulatory requirements on us and increase the costs of compliance.
We operate in a regulated industry and changes in the regulations or the implementation of existing regulations could affect our operations and prospects for future growth globally.
Our products and our business activities are subject to rigorous regulation in any jurisdiction in which we operate, now or in the future. In particular, these laws generally govern: (i) coverage and reimbursement by the national health services or by private health insurance services for the purchase of hearing aids; (ii) the supply of hearing aids to the public and, more specifically, the training and qualifications required to practice the profession of hearing aid fitting specialist; and (iii) the development, testing, manufacturing, labelling, premarket clearance or approval and marketing, advertising, promotion, export and import of our hearing aids. Accordingly, our business may be affected by changes in any such laws and regulations and, in particular, by changes to the conditions for coverage, the way in which reimbursement is calculated, the ability to obtain national health insurance coverage or the role of the ear, nose and throat specialists.
While the FDA is the primary regulatory body affecting our business, which is currently based in the United States, there are numerous other regulatory schemes at the international, national and sub-national levels to which we are subject and, to the extent we expand internationally, we could become subject to international agencies and regulatory bodies such as the various agencies that enforce the European Union (“EU”) Medical Device Directive, the Japanese Ministry of Health, Labor and Welfare, and sub-national regulatory schemes in such jurisdictions. These regulations can be burdensome and subject to change on short notice, exposing us to the risk of increased costs and business disruption, and regulatory premarket clearance or approval requirements may affect or delay our ability to market our new products. We cannot guarantee that we will be able to obtain marketing clearance or approval for our new products, or enhancements or modifications to existing products. If we do, such clearance or approval may take a significant amount of time and require the expenditure of substantial resources. Further, such clearance or approval may involve stringent testing procedures, modifications, repairs or replacements of our products and could result in limitations on the proposed uses of our products. Regulatory authorities and legislators have been recently increasing their scrutiny of the healthcare industry, and there are ongoing regulatory efforts to reduce healthcare costs that may intensify in the future. Our business is also sensitive to any changes in tort and product liability laws.
Regulations pertaining to our products have become increasingly stringent and more common, particularly in developing countries whose regulations approach standards previously attained only by some Organisation for Economic Co-operation and Development countries, and we may become subject to more rigorous regulation by governmental authorities in the future. Conversely, however, the regulation of hearing aids as medical devices provides a barrier to entry for new competitors. If the markets in which we operate become less regulated, those barriers to entry may be eliminated or reduced, which could have a material adverse effect on our business, financial condition and results of operations.
Both before and after a product is commercially released, we have ongoing responsibilities under various laws and regulations. If a regulatory authority were to conclude that we are not in compliance with applicable laws or regulations, or that any of our hearing aids are ineffective or pose an unreasonable risk for the end-user, the authority may ban such hearing aids, detain or seize adulterated or misbranded hearing aids, order a recall, repair, replacement or refund of such instruments, and require us to notify health professionals and others that the devices present unreasonable risks of substantial harm to the public health. A regulatory authority may also impose operating restrictions, enjoin and restrain certain violations of applicable law pertaining to medical devices, and assess civil or criminal penalties against our officers, employees or us. The regulatory authority may also recommend prosecution by law enforcement agencies. Any governmental law or regulation, existing or imposed in the future, or enforcement action taken may have a material adverse effect on our business, financial condition and results of operations. Please also see the Risk Factor titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer business model and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.”
Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise delay or prevent necessary regulatory clearances or approvals, which could negatively impact our business.
The ability of the FDA to review and clear or approve new products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory and policy changes, the FDA’s ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA and other agencies may also slow the time necessary for new medical devices or modifications to be cleared or approved by government agencies, which would adversely affect our business. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities.
Separately, in response to the COVID-19 pandemic, the FDA postponed most inspections of domestic and foreign manufacturing facilities at various points. Even though the FDA has since resumed standard inspection operations of domestic facilities where feasible, the FDA has continued to monitor and implement changes to its inspectional activities to ensure the safety of its employees and those of the firms it regulates as it adapts to the evolving COVID-19 pandemic, and any resurgence of the virus or emergence of new variants may lead to further inspectional delays. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.
Legislative or regulatory healthcare reforms may make it more difficult and costly to produce, market and distribute our products or to do so profitably.
Recent political, economic and regulatory influences are subjecting the healthcare industry to fundamental changes. Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation and regulations designed to contain or reduce the cost of healthcare, improve quality of care and expand access to healthcare, among other purposes. For example, the implementation of the Affordable Care Act has changed healthcare financing and delivery by both governmental and private insurers substantially and has affected medical device manufacturers significantly. Other legislative changes have also been proposed and adopted since the Affordable Care Act was enacted, which included, among other things, reductions to Medicare payments to providers through the Budget Control Act of 2011 and the American Taxpayer Relief Act of 2012. In addition, the Medicare Access and CHIP Reauthorization Act of 2015 (“MACRA”), enacted on April 16, 2015, repealed the formula by which Medicare made annual payment adjustments to physicians and replaced the former formula with fixed annual updates and a new system of incentive payments which began in 2019 that are based on various performance measures and physicians’ participation in alternative payment models such as accountable care organizations. Future legislation and regulatory changes, including, for example, the new OTC regulatory framework, may result in, directly or indirectly, decreased coverage and reimbursement for medical devices, which may further exacerbate industry-wide pressure to reduce the prices charged and impact market demand for medical devices. This could harm our ability to market and generate sales from our products.
Our hearing aids may cause or contribute to adverse medical events that we are required to report to the FDA, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, financial condition and results of operations. The discovery of serious safety issues with our products, or a recall of our products either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on us.
We are subject to the FDA’s medical device reporting regulations and similar foreign regulations, which require us to report to the FDA when we receive or become aware of information that reasonably suggests that one or more of our hearing aids may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, it could cause or contribute to a death or serious injury. The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the initial use of the hearing aid device. If we fail to comply with our reporting obligations, the FDA could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, seizure of our products or, if premarket review is required in the future, delay in clearance of future products.
The FDA and foreign regulatory bodies have the authority to require the recall of commercialized medical device products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. The FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labelling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. We cannot assure you that product defects or other errors will not occur in the future. Recalls involving our hearing aids could have a material adverse effect on our business, financial condition and results of operations.
Medical device manufacturers are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary withdrawals or corrections for our hearing aid devices in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, it could require us to report those actions as recalls and we may be subject to enforcement action. A future recall announcement could harm our reputation with customers, potentially lead to product liability claims against us and negatively affect our sales.
We must manufacture our products in accordance with federal and state regulations, and we could be forced to recall our products or terminate production if we fail to comply with these regulations.
The methods used in, and the facilities used for, the manufacture of our hearing aid devices must comply with the FDA’s QSR, which is a complex regulatory scheme that covers the procedures and documentation of the design, testing, production, process controls, quality assurance, labelling, packaging, handling, storage, distribution, servicing and shipping of medical devices. Furthermore, we are required to verify that our suppliers maintain facilities, procedures and operations that comply with our quality and applicable regulatory requirements. The FDA enforces the QSR through periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of subcontractors, and such inspections can result in warning letters, untitled letters and other regulatory communications and adverse publicity. Our hearing aid devices are also subject to similar state regulations and various laws and regulations of foreign countries governing manufacturing.
We cannot guarantee that we or any subcontractors will take the necessary steps to comply with applicable regulations, which could cause delays in the manufacture and delivery of our products. In addition, failure to comply with applicable FDA requirements or later discovery of previously unknown problems with our products or manufacturing processes could result in, among other things:
•	fines, injunctions or civil penalties;
•	suspension or withdrawal of future clearances or approvals;
•	refusal to clear or approve pending applications;
•	seizures or recalls of our products;
•	total or partial suspension of production or distribution;
•	administrative or judicially imposed sanctions;
•	refusal to permit the import or export of our products; and
•	criminal prosecution.
Any of these actions could significantly and negatively impact supply of our products. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers and suffer reduced revenue and increased costs.
We are subject to numerous state and local hearing aid and licensure laws and regulations as well as state laws regulating the corporate practice of audiology or fee splitting, and non-compliance with these laws and regulations may expose us to significant costs or liabilities and negatively impact our business, financial condition and ability to operate in those states.
We are subject to numerous state and local hearing aid laws and regulations relating to, among other matters, licensure and registration of audiologists and other individuals we employ or contract with to provide services and dispense hearing aids. Many states also have laws that regulate the corporate practice of audiology, including exercising control, interfering with or influencing an audiologist or other hearing care specialist’s professional judgment and entering into certain financial arrangements, such as splitting professional fees with audiologists. Other state and local laws and regulations require us to maintain warranty and return policies for consumers allowing for the return of product and restrict advertising and marketing practices. These state and local laws and regulations are complex, change frequently and have tended to become more stringent over time; additionally, these laws and their interpretations vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion.
The FDCA preempts state laws relating to the safety and efficacy of medical devices and state laws that are different from or in addition to federal requirements. In addition, under FDARA, the OTC Final Rule preempts any state or local requirement specifically related to hearing products that would restrict or interfere with commercial activity involving OTC hearing aids. However, the FDA made clear in its rulemaking that although a state or local government may not require the order, involvement, or intervention of a licensed person for consumers to access OTC hearing aids, any person representing as a defined professional or establishment remains subject to applicable state and local requirements, even if the person undertakes commercial or professional activities only in relation to OTC hearing aids. Our ability to operate profitably will depend, in part, on our ability to obtain and maintain any necessary licenses and other approvals and operate in compliance with applicable state laws and regulations. A determination that we are in violation of applicable laws and regulations in any jurisdiction in which we operate could have a material adverse effect on us, particularly if we are unable to restructure our operations and arrangements to comply with the requirements of that jurisdiction, if we are required to restructure our operations and arrangements, including those with our audiologists and other licensed professionals, at a significant cost, or if we are subject to penalties or other adverse action.
Applicable federal laws and regulations continue to evolve. In addition to the changes under the OTC Final Rule, the Biden Executive Order July 9, 2021 instructed the FTC to review overly restrictive occupational licensing requirements that may impede the ability for licensed individuals to move between states. We cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits. See the Risk Factor titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer business model and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.”
We may face risks related to any future international sales, including the need to obtain necessary foreign regulatory clearance or approvals.
Sales of our products outside the United States will subject us to foreign regulatory requirements that vary widely from country to country. The time required to obtain clearances or approvals required by other countries may be longer than that required for FDA clearance or approval, and requirements for such approvals may differ from FDA requirements. We may be unable to obtain regulatory approvals and may also incur significant costs in attempting to obtain foreign regulatory approvals. If we experience delays in receipt of approvals to market our products in new jurisdictions, or if we fail to receive these approvals, we may be unable to market our products in international markets in a timely manner, if at all, which could materially impact our international expansion and adversely affect our business as a whole. Some international regulations may also limit the availability of our hearing aids to customers in certain jurisdictions without our first obtaining a license or engaging a third party to provide such financing, or limit the financing options we can offer our customers. If any of these risks were to materialize, they could limit our expected international expansion opportunities, which could have a material adverse effect on our business, financial condition and results of operations.
Regulations in certain foreign countries may challenge our direct-to-consumer sales model.
Our business may also be affected by actions of domestic and foreign governments to restrict the activities of direct-to-consumer companies for various reasons, including a limitation on the ability of direct-to-consumer companies to operate without the involvement of a traditional retail channel. To the extent that we begin to offer our products in international markets, foreign governments may also introduce other forms of protectionist legislation, such as limitations or requirements on where the products can or must be produced or requirements that non-domestic companies doing or seeking to do business place a certain percentage of ownership of legal entities in the hands of local nationals to protect the commercial interests of its citizens. Customs laws, tariffs, import duties, export and import quotas and restrictions on repatriation of foreign earnings and/or other methods of accessing cash generated internationally, may negatively affect our local or corporate operations. Additionally, the U.S. government may impose restrictions on our ability to engage in business in other countries in connection with the foreign policy of the United States. Any such restrictions on our direct-to-consumer sales model in international jurisdictions could limit our ability to grow internationally, which could have a material adverse effect on our business, financial condition and results of operations.
Our success depends in part on our proprietary technology, and if we are unable to obtain, maintain or successfully enforce our intellectual property rights, the commercial value of our products and services will be adversely affected and our competitive position may be harmed.
Our success and ability to compete depend in part on our ability to maintain and enforce existing intellectual property and to obtain, maintain and enforce further intellectual property protection for our products and services, both in the United States and in other countries. We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party confidentiality and assignment agreements. Our inability to do so could harm our competitive position. As of December 31, 2022, we had 26 issued U.S. patents, 26 patents outside the United States, 9 pending U.S. patent applications and 12 pending foreign patent applications.
We rely on our portfolio of issued and pending patent applications in the United States and other countries to protect our intellectual property and our competitive position. However, the patent positions of medical device companies, including our patent position, may involve complex legal and factual questions, and, therefore, the scope, validity and enforceability of any patent claims that we may obtain cannot be predicted with certainty. Accordingly, we cannot provide any assurances that any of our issued patents have, or that any of our currently pending or future patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products and services. Our pending and future patent applications may not result in the issuance of patents or, if issued, may not issue in a form that will be advantageous to us. While we generally apply for patents in those countries where we intend to make, have made, use or sell patented products, we may not accurately predict all of the countries where patent protection will ultimately be desirable. If we fail to timely file for a patent, we may be precluded from doing so at a later date. Additionally, any patents issued to us may be challenged, narrowed, invalidated, held unenforceable or circumvented, or may not be sufficiently broad to prevent third parties from producing competing products similar in design to our products.
Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection, which in turn could diminish the commercial value of our products and services. In addition, any protection afforded by foreign patents may be more limited than that provided under U.S. patent and intellectual property laws. There can be no assurance that any of our patents, any patents licensed to us or any patents which we may be issued in the future will provide us with a competitive advantage or afford us protection against infringement by others, or that the patents will not be successfully challenged or circumvented by third parties, including our competitors. Further, there can be no assurance that we will have adequate resources to enforce our patents.
In addition, from time to time we engage international consultants, contractors and other specialists to assist in our research and development activities. Certain of these third parties may operate in jurisdictions where it is difficult or impossible for us to assert our intellectual property rights in case of infringement or theft, either as a statutory or practical matter. We have engaged in, and may in the future engage in, various contractual relationships with third parties outside the United States in connection with the development of our products, which may expose our technology and intellectual property to a heightened risk of unauthorized use or theft.
Any of the foregoing risks, individually or in the aggregate, could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.
If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be harmed.
We rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. There can be no assurance that our trademark applications will be approved. Third parties may also oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands. Further, there can be no assurance that competitors will not infringe our trademarks or that we will have adequate resources to enforce our trademarks. We also license third parties to use our trademarks. In an effort to preserve our trademark rights, we enter into license agreements with these third parties, which govern the use of our trademarks and require our licensees to abide by quality control standards with respect to the goods and services that they provide under our trademarks. Although we make efforts to monitor the use of our trademarks by our licensees, there can be no assurance that these efforts will be sufficient to ensure that our licensees abide by the terms of their licenses. In the event that our licensees fail to do so, our trademark rights could be diluted. Any of the foregoing could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.
We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time-consuming and unsuccessful.
Third parties, including our competitors, could be infringing, misappropriating or otherwise violating our intellectual property rights. While we are not aware of any unauthorized use of our intellectual property, we do not regularly conduct monitoring for unauthorized use at this time. In the future, we may from time to time, seek to analyze our competitors’ products and services, or seek to enforce our rights against potential infringement, misappropriation or violation of our intellectual property. However, the steps we have taken to protect our proprietary rights may not be adequate to enforce our rights as against such infringement, misappropriation or violation of our intellectual property. We may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Any inability to meaningfully enforce our intellectual property rights could harm our ability to compete and reduce demand for our products and services.
We may in the future become involved in lawsuits to protect or enforce our intellectual property rights. An adverse result in any litigation proceeding could harm our business. In any lawsuit we bring to enforce our intellectual property rights, a court may refuse to stop the other party from using the technology at issue on grounds that our intellectual property rights do not cover the technology in question. If we initiate legal proceedings against a third party to enforce a patent covering a product, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the United States Patent and Trademark Office (“USPTO”) or made a misleading statement, during prosecution. Mechanisms for such challenges include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation of, cancellation of, or amendment to our patents in such a way that they no longer cover our products, or any future products that we may develop.
The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our products. Such a loss of patent protection would have a material adverse impact on our business, financial condition, results of operations, and prospects.
Because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearing, motions, or other interim developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of shares of our common stock. Even if we ultimately prevail, a court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may not be an adequate remedy. Furthermore, the monetary cost of such litigation and the diversion of the attention of our management could outweigh any benefit we receive as a result of the proceedings. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our business.

If we infringe, misappropriate or otherwise violate the intellectual property rights of third parties or are subject to an intellectual property infringement or misappropriation claim, our ability to grow our business may be severely limited and our business could be adversely affected.
We may in the future be the subject of patent or other litigation. Our products and services may infringe, or third parties may claim that they infringe, intellectual property rights covered by patents or patent applications under which we do not hold licenses or other rights. Third parties may own or control these patents and patent applications in the United States and abroad. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successfully asserted against us, could cause us to pay substantial damages. Further, if a patent infringement or other intellectual property-related lawsuit were brought against us, we could be forced to stop or delay production or sales of the product that is the subject of the suit. From time to time, we have received and may in the future receive letters from third parties drawing our attention to their patent rights. While we take steps to ensure that we do not infringe upon, misappropriate or otherwise violate the rights of others, there may be other more pertinent rights of which we are presently unaware. The defense and prosecution of intellectual property lawsuits could result in substantial expense to us and significant diversion of effort by our technical and management personnel. An adverse determination of any litigation or interference proceeding to which we may become a party could subject us to significant liabilities. As a result of patent infringement claims, or in order to avoid potential claims, we may choose or be required to seek a license from the third party and be required to pay significant license fees, royalties or both. Licenses may not be available on commercially reasonable terms, or at all, in which event our business would be materially and adversely affected. Even if we were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, if we are unable to obtain such licenses, we could be forced to cease some aspect of our business operations, which could harm our business significantly.
Changes in U.S. patent laws may limit our ability to obtain, defend and/or enforce our patents.
Any patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. For example, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) included a number of significant changes to U.S. patent law. These include provisions that affected the way patent applications are prosecuted and also affect patent litigation. The USPTO developed regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, which became effective on March 16, 2013. The first to file provisions limit the rights of an inventor to patent an invention if not the first to file an application for patenting that invention, even if such invention was the first invention. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business.
However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the enforcement and defense of our issued patents. For example, the Leahy-Smith Act provides that an administrative tribunal known as the Patent Trial and Appeals Board (“PTAB”) provides a venue for challenging the validity of patents at a cost that is much lower than district court litigation and on timelines that are much faster. Although it is not clear what, if any, long-term impact the PTAB proceedings will have on the operation of our business, the initial results of patent challenge proceedings before the PTAB since its inception in 2013 have resulted in the invalidation of many U.S. patent claims. The availability of the PTAB as a lower-cost, faster and potentially more potent tribunal for challenging patents could increase the likelihood that our own patents will be challenged, thereby increasing the uncertainties and costs of maintaining and enforcing them.
We may be subject to claims that we or our employees have misappropriated the intellectual property of a third party, including trade secrets or know-how, or are in breach of non-competition or non-solicitation agreements with our competitors and third parties may claim an ownership interest in intellectual property we regard as our own.
Many of our employees and consultants were previously employed at or engaged by other medical device companies, including our competitors or potential competitors. Some of these employees, consultants and contractors may have executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Although we try to ensure that our employees and consultants do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for us, we may be subject to claims that we or these individuals have, inadvertently or otherwise, misappropriated the intellectual property or disclosed the alleged trade secrets or other proprietary information, of these former employers, competitors or other third parties. Additionally, we may be subject to claims from third parties challenging our ownership interest in or inventorship of intellectual property we regard as our own, based on claims that our agreements with employees or consultants obligating them to assign intellectual property to us are ineffective or in conflict with prior or competing contractual obligations to assign inventions to another employer, to a former employer, or to another person or entity. Litigation may be necessary to defend against claims, and it may be necessary or we may desire to enter into a license to settle any such claim; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. If our defense to those claims fails, in addition to paying monetary damages or a settlement payment, a court could prohibit us from using technologies, features or other intellectual property that are essential to our products, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. An inability to incorporate technologies, features or other intellectual property that are important or essential to our products could have a material adverse effect on our business and competitive position, and may prevent us from selling our products. In addition, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. Any litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could materially and adversely affect our business, financial condition, operating results, cash flows and prospects.
If we fail to execute invention assignment agreements with our employees and contractors involved in the development of intellectual property or are unable to protect the confidentiality of our trade secrets, the value of our products and our business and competitive position could be harmed.
In addition to patent protection, we also rely on protection of copyright, trade secrets, know-how and confidential and proprietary information. We generally enter into confidentiality and invention assignment agreements with our employees, consultants and third parties upon their commencement of a relationship with us. However, we may not enter into such agreements with all employees, consultants and third parties who have been involved in the development of our intellectual property. In addition, these agreements may not provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information, and adequate remedies may not exist if unauthorized use or disclosure were to occur. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our business, financial condition and results of operations. In particular, a failure to protect our proprietary rights may allow competitors to copy our technology, which could adversely affect our pricing and market share. Further, other parties may independently develop substantially equivalent know-how and technology.
In addition to contractual measures, we try to protect the confidential nature of our proprietary information using commonly accepted physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. We also have agreements with our employees, consultants and third parties that obligate them to assign their inventions to us; however, these agreements may not be self-executing, not all employees or consultants may enter into such agreements, or employees or consultants may breach or violate the terms of these agreements, and we may not have adequate remedies for any such breach or violation. If any of our intellectual property or confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, it could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.

We may be unable to enforce our intellectual property rights throughout the world.
The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop infringement of our foreign patents, if obtained, or the misappropriation of our other intellectual property rights. For example, some foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, some countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.
Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of our intellectual property.
Actual or perceived failures to comply with applicable data privacy and security laws, regulations, policies, standards, contractual obligations and other requirements related to data privacy and security and changes to such laws, regulations, standards, policies and contractual obligations could adversely affect our business, financial condition and results of operations.
The global data protection landscape is rapidly evolving, and there has been an increasing focus on privacy and data protection issues with the potential to affect our business. We are or may become subject to numerous state, federal and foreign laws, requirements and regulations governing the collection, transmission, use, disclosure, storage, retention and security of personal and personally-identifying information, such as information that we may collect in connection with conducting our business in the United States and abroad. Implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, standards or perception of their requirements may have on our business. This evolution may create uncertainty in our business, affect our ability to operate in certain jurisdictions or to collect, store, transfer use and share personal information, necessitate the acceptance of more onerous obligations in our contracts, result in liability or impose additional costs on us. The cost of compliance with these laws, regulations and standards is high and is likely to increase in the future. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulation, our internal policies and procedures or our contracts governing our processing of personal information could result in negative publicity, government investigations and enforcement actions, fines, imprisonment of company officials and public censure, claims by third parties, damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business, financial condition and results of operations.
In the ordinary course of our business, we collect and store sensitive data, including protected health information (“PHI”), personally identifiable information (“PII”), intellectual property and proprietary business information owned or controlled by ourselves or our customers, third-party payors and other parties. We also collect and store sensitive data of our employees and contractors. We manage and maintain our applications and data utilizing cloud-based data centers for PII. We utilize external security and infrastructure vendors to manage parts of our data centers.
As our operations and business grow, we are and may become subject to or affected by new or additional data protection laws and regulations and face increased scrutiny or attention from regulatory authorities. In the United States, HIPAA establishes, among other things, privacy and security standards that limit the use and disclosure of PHI, and imposes certain obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of PHI by covered entities, such as health plans, healthcare clearinghouses and healthcare providers, as well as their business associates that perform certain services involving the use or disclosure of PHI, and their covered subcontractors. HIPAA requires covered entities and their business associates to develop and maintain certain policies and procedures with respect to PHI that is used or disclosed. Further, in the event of a breach of unsecured protected health information, HIPAA requires covered entities to notify each individual whose PHI is breached as well as federal regulators and, in some cases, the media. Certain states have also adopted comparable privacy and security laws and regulations, some of which may be more stringent than HIPAA. Such laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners. Determining whether protected health information has been handled in compliance with applicable privacy standards and our contractual obligations can be complex and may be subject to changing interpretation. If we are unable to properly protect the privacy and security of PHI, we could be found to have breached our contracts. Further, if we fail to comply with applicable privacy laws, including applicable privacy and security standards, we could face civil and criminal penalties. The U.S. Department of Health and Human Services (“HHS”), has the discretion to impose penalties without attempting to resolve violations through informal means. HHS enforcement activity can result in financial liability and reputational harm, and responses to such enforcement activity can consume significant internal resources, each of which could have a material adverse effect on our business financial condition, results of operations or prospects.
In addition, the California Consumer Privacy Act (“CCPA”), which took effect on January 1, 2020, creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Further, the California Privacy Rights Act (the “CPRA”), which generally went into effect on January 1, 2023, imposes additional data protection obligations on covered businesses, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses of sensitive data. It also created a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. The CCPA and CPRA may increase our compliance costs and potential liability, and many similar laws have been proposed at the federal level and in other states. In the event that we are subject to or affected by HIPAA, the CCPA, the CPRA or other domestic privacy and data protection laws, any liability from failure to comply with the requirements of these laws could adversely affect our financial condition. Similar laws have passed in Virginia, Connecticut, Colorado and Utah, and have been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States. The enactment of such laws could have potentially conflicting requirements that would make compliance challenging. We may need to invest substantial resources in putting in place policies and procedures to comply with these evolving state laws.
In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. We cannot be sure how these regulations will be interpreted, enforced or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems.
Data protection laws are evolving globally and may add additional compliance costs and legal risks to our operations. We are subject to the GDPR, which went into effect in May 2018 and which imposes obligations on companies that operate in our industry with respect to the processing of personal data and the cross-border transfer of such data. The GDPR imposes onerous accountability obligations requiring data controllers and processors to maintain a record of their data processing and policies. If our or our partners’ or service providers’ privacy or data security measures fail to comply with the GDPR requirements, we may be subject to litigation, regulatory investigations, enforcement notices requiring us to change the way we use personal data and/or fines of up to 20 million Euros or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, as well as compensation claims by affected individuals, negative publicity, reputational harm and a potential loss of business and goodwill. Further, as of January 1, 2021, impacted companies have to comply with the GDPR and the UK GDPR, which, together with the amended UK Data Protection Act 2018, retains the GDPR in UK national law, the latter regime having the ability to separately fine up to the greater of £17.5 million or 4% of global turnover. While we continue to address the implications of the recent changes to European data privacy regulations, data privacy remains an evolving landscape at both the domestic and international level, with new regulations coming into effect and continued legal challenges, and our efforts to comply with the evolving data protection rules may be unsuccessful. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices. Accordingly, we must devote significant resources to understanding and complying with this changing landscape.

Although we work to comply with applicable laws, regulations and standards, our contractual obligations and other legal obligations, these requirements are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another or other legal obligations with which we must comply. Any failure or perceived failure by us or our employees, representatives, contractors, consultants or other third parties to comply with such requirements or adequately address privacy and security concerns, even if unfounded, could result in additional cost and liability to us, damage our reputation, negative publicity, loss of goodwill and materially adversely affect our business, financial condition and results of operations or prospects.
Failure to comply with the U.S. Foreign Corrupt Practices Act, economic and trade sanctions regulations and similar laws could subject us to penalties and other adverse consequences.
We are subject to the FCPA and similar regulations in other countries, as well as other laws in the United States and elsewhere that prohibit improper payments or offers of payments to foreign governments and their officials and political parties for the purpose of obtaining or retaining business. Certain suppliers of our product components are located in countries known to experience corruption. Business activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, contractors or agents that could be in violation of various laws, including the FCPA and anti-bribery laws in these countries, even though these parties are not always subject to our control. While we have implemented policies and procedures designed to discourage these practices by our employees, consultants and agents and to identify and address potentially impermissible transactions under such laws and regulations, we cannot assure you that all of our employees, consultants and agents will not take actions in violation of our policies, for which we may be ultimately responsible.
We are also subject to certain economic and trade sanctions programs that are administered by the Department of Treasury’s Office of Foreign Assets Control which prohibit or restrict transactions to or from or dealings with specified countries, their governments and in certain circumstances, their nationals, and with individuals and entities that are specially designated nationals of those countries, narcotics traffickers and terrorists or terrorist organizations.
Failure to comply with any of these laws and regulations or changes in this regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government, may result in significant financial penalties or reputational harm, which could adversely affect our business, financial condition and results of operations.
Risks relating to our common stock
We have identified material weaknesses in our internal control over financial reporting and entity level controls. If our remediation of the material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.
In connection with the preparation of our financial statements at the time of our IPO and through the financial reporting period ended December 31, 2022, we identified material weaknesses in our internal control over financial reporting and our entity level controls. A material weakness is a deficiency, or combination of deficiencies, in internal controls such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.
With respect to the material weakness related to internal control over financial reporting, we have implemented, and are in the process of reviewing corrective actions taken to improve our internal control over financial reporting to remediate this material weakness, including (i) the hiring of additional qualified supervisory resources and finance department employees, and (ii) the engagement of additional technical accounting consulting resources.
With respect to the material weakness related to entity level controls related to a lack of sufficient qualified healthcare industry compliance and risk management resources, including those necessary to provide appropriate oversight, monitor compliance, and to identify and mitigate risks with respect to the financial reporting and disclosures of our operations, we have expended, and intend to continue to expend, considerable time and effort to enhance our compliance and risk management processes with respect to our operations in the healthcare industry to remediate this material weakness, including the hiring of additional qualified personnel, and the engagement of additional specialized consulting resources.
We cannot assure you that the measures we intend to take will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses. While we believe that our efforts will enhance our internal control, remediation of the material weaknesses will require further validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, and we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses.
If we are unable to implement and maintain effective internal control over financial reporting in the future, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our common stock.
We are subject to Section 404 of the Sarbanes-Oxley Act, or Section 404, and the related rules of the SEC, which generally require our management to furnish a report on the effectiveness of our internal control over financial reporting. The process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation is time-consuming, costly and complicated. If we fail to remediate identified material weaknesses or identify additional material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could decline, and we could also become subject to investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities, which could require additional financial and management resources. Because we re-qualified as a smaller reporting company and we have less than $100 million in annual revenue, we are a non-accelerated filer and are no longer required to comply with the auditor attestation requirements regarding the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act until we become an accelerated filer or large accelerated filer. These exemptions and reduced disclosures in our SEC filings due to our status as a smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or products.
Since our inception, our operations have been financed primarily by net proceeds from the sale of our convertible preferred stock and common stock, indebtedness and revenue from the sales of our products. We anticipate our future capital requirements will be substantial and that we will need to raise significant additional capital to fund our operations through equity or debt financing, or some combination thereof.
If we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations. We regularly consider fundraising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation. We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings. Additional capital may not be available to us on acceptable terms on a timely basis, or at all. If adequate funds are not available, or if the terms of potential funding sources are unfavorable, our business and our ability to develop our technology and our products would be harmed. If we raise additional funds by issuing equity securities, our stockholders may suffer dilution and the terms of any financing may adversely affect the rights of our stockholders. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, is likely to involve restrictive covenants limiting our flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of our equity securities receive any distribution of our corporate assets. We also could be required to seek funds through arrangements with partners or others that may require us to relinquish rights or jointly own some aspects of our technologies or products that we would otherwise pursue on our own.

We incur significantly increased costs and are subject to additional regulations and requirements as a result of becoming a public company, which could lower our profits or make it more difficult to run our business.
As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also have incurred and will continue to incur costs associated with the Sarbanes-Oxley Act, and related rules implemented by the SEC and the exchange our securities are listed on. The expenses generally incurred by public companies for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, other regulatory action and potentially civil litigation.
If our operating and financial performance in any given period does not meet any guidance that we provide to the public, the market price of our common stock may decline.
Any public guidance we provided regarding our expected operating and financial results for future periods is comprised of forward-looking statements subject to the risks and uncertainties described in this Annual Report on Form 10-K and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we provide, especially in times of economic uncertainty. If our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our common stock may decline. In September 2021, we withdrew our financial guidance for the fiscal year ended December 31, 2021 as a result of uncertainties arising with respect to the DOJ investigation and claims audits (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement and claims audits” for more information). While we have since provided some limited financial guidance, we cannot be certain if or when we will resume providing more fulsome financial guidance.
Our principal stockholder, an entity affiliated with Patient Square, owns a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.
As of December 31, 2022, our principal stockholder, an entity affiliated with Patient Square, held approximately 76.3% of our outstanding voting stock. As a result of this ownership position, Patient Square may be able to determine all matters requiring stockholder approval. For example, Patient Square may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.
We have no current plans to pay cash dividends on our common stock; as a result, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We have never declared or paid cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination related to dividend policy will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. Additionally, our ability to pay cash dividends on our common stock may be limited by the terms of any future debt or preferred securities we issue or any future credit facilities we enter into. As a result, you may not receive any return on an investment in our common stock unless you sell your common stock for a price greater than that which you paid for it.
We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualify for, and rely on, certain exemptions from certain corporate governance requirements.
Patient Square controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards. A company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” within the meaning of the Nasdaq rules and may elect not to comply with certain corporate governance requirements of Nasdaq, including:
•	the requirement that a majority of our board of directors consist of independent directors;
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the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
We intend to rely on some or all of the exemptions listed above for so long as we are eligible to do so. To the extent we utilize these exemptions, we will not have a majority of independent directors and our nominating and corporate governance and compensation committees will not consist entirely of independent directors. As a result, our board of directors and those committees may have more directors who do not meet Nasdaq’s independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. On a post-reverse stock split basis, we had a total of 20,726,965 shares of common stock outstanding as of December 31, 2022.
Patient Square, which holds approximately 76.3% of our common stock, and maintains rights with respect to the registration of their shares under the Securities Act. On December 16, 2022, the Company filed a registration statement on Form S-1 (File No. 333-268859) to register for resale up to 15,821,299 shares held by Patient Square (as amended, the “PSC Resale Registration Statement”), representing the entirety of Patient Square’s holdings in the Company’s common stock as of December 31, 2022. The PSC Resale Registration Statement became effective on February 13, 2023. Registration of these shares under the Securities Act has resulted in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates. Any sales of these securities by Patient Square could have a material adverse effect on the trading price of our common stock.
Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions include:
•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;
•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

•	the ability of our board of directors to alter our amended and restated bylaws without obtaining stockholder approval;

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the required approval of at least 66 2⁄3% of the shares entitled to vote at an election of directors to adopt, amend or repeal our amended and restated bylaws or to repeal certain provisions of our amended and restated certificate of incorporation;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
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the requirement that a special meeting of stockholders may be called only by our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

We are also subject to the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Section 203, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.
Claims for indemnification by our directors, officers and other employees or agents may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.
In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws and our indemnification agreements that we have entered into with our directors, officers and certain other employees provide that:
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We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.
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We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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We will not be obligated pursuant to our amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

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The rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	We may not retroactively amend our amended and restated bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act. Nothing in our amended and restated certificate of incorporation or amended and restated bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.
We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, this choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the choice of forum provision that will be contained in our amended and restated certificate of incorporation and amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.
If securities analysts publish negative evaluations of our stock or stop publishing research or reports about our business, the price of our stock could decline.
The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We currently have limited research coverage by financial analysts. Some of the analysts who previously covered the Company have discontinued coverage, and certain analysts have downgraded their evaluation of our stock. For example, certain of our analysts downgraded our common stock following our announcement of the DOJ investigation and claims audits (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations— DOJ investigation and settlement and claims audits”), which may have contributed to a significant decline in the price of our common stock. If any of the analysts who continue to cover or cover us in the future downgrade their evaluation of our common stock or publishes inaccurate or unfavorable research about our business, our common stock price may decline. If additional analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.
General risk factors
Engaging in acquisitions or strategic partnerships may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities and subject us to other risks.
As part of our business strategy, we may acquire companies or businesses, enter into strategic partnerships and joint ventures and make investments to further our business. Risks associated with these transactions include the following, any of which could adversely affect our revenue, gross margin, profitability, cash flows and financial condition:
•	increased operating expenses and cash requirements;
•	the assumption of additional indebtedness or contingent liabilities;

•	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;
•	the diversion of our management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;
•	loss of key personnel, and uncertainties in our ability to maintain key business relationships;
•	uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals;
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our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs; and

•	causing us to become subject to additional laws and regulations.
In addition, in connection with these acquisitions or strategic partnerships, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense. Moreover, we may not be able to locate suitable acquisition or partnership opportunities, and even if we do locate such opportunities we may not be able to successfully bid for or obtain them due to competitive factors or lack of sufficient resources. This inability could impair our ability to grow or obtain access to technology or products that may be important to the development of our business.
We experience seasonality in our business, which may cause fluctuations in our financial results.
In the past we have experienced, and we may continue to experience, seasonality in our business, with higher sales volumes in quarters when we commercially launch new products and in the fourth calendar quarter as a result of holiday promotional activity. However, since our public disclosure of the DOJ investigation and our related decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022, we have experienced and may continue to experience a material decline in gross systems shipped. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement and claims audits” for more information. As a result, seasonal factors did not have a material impact on our results of operations for the three months and year ended December 31, 2022. Negative publicity, including in relation to the DOJ investigation, the claims audits, and other legal proceedings has and could continue to harm our reputation and brand and diminish consumer confidence in our products, which may further impact any seasonal trends in our business.
Because of these fluctuations, among other factors, it is possible that in future periods our operating results will fall below the expectations of securities analysts or investors, in which case the market price of our stock would likely decrease. These fluctuations, among other factors, also mean that our operating results in any particular period may not be relied upon as an indication of future performance.
Our effective tax rate may vary significantly from period to period.
Various internal and external factors may have favorable or unfavorable effects on our future effective tax rate. These factors include, but are not limited to, changes in tax laws both within and outside the United States, regulations and/or rates, structural changes in our business, new or changes to accounting pronouncements, non-deductible goodwill impairments, changing interpretations of existing tax laws or regulations, changes in the relative proportions of revenue and income before taxes in the various jurisdictions in which we operate that have differing statutory tax rates, the future levels of tax benefits of equity-based compensation, changes in overall levels of pretax earnings or changes in the valuation of our deferred tax assets and liabilities. Additionally, we could be challenged by state and local tax authorities as to the propriety of our sales tax compliance, and our results could be materially impacted by these compliance determinations.
In addition, our effective tax rate may vary significantly depending on our stock price. The tax effects of the accounting for share-based compensation may significantly impact our effective tax rate from period to period. In periods in which our stock price is higher than the grant price of the share-based compensation vesting in that period, we will recognize excess tax benefits that will decrease our effective tax rate. In periods in which our stock price is lower than the grant price of the share-based compensation vesting in that period, our effective tax rate may increase. The amount and value of share-based compensation issued relative to our earnings in a particular period will also affect the magnitude of the impact of share-based compensation on our effective tax rate. These tax effects are dependent on our stock price, which we do not control, and a decline in our stock price could significantly increase our effective tax rate and adversely affect our financial results.
We are subject to a number of risks related to the credit card and debit card payments we accept.
We accept payments through credit and debit card transactions. For credit and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees may require us to increase the prices we charge and would increase our operating expenses, either of which may adversely affect our business, financial condition and results of operations.
If we or our processing vendors fail to maintain adequate systems for the authorization and processing of credit and debit card transactions, it could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if these systems fail to work properly and, as a result, we do not charge our customers’ credit or debit cards on a timely basis, or at all, it could adversely affect our business, financial condition and results of operations.
The payment methods that we offer also subject us to potential fraud and theft by criminals, who are becoming increasingly more sophisticated in exploiting weaknesses that may exist in the payment systems. If we fail to comply with applicable rules or requirements for the payment methods we accept, or if payment-related data is compromised due to a breach, we may be liable for significant costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or our ability to accept or facilitate certain types of payments may be impaired. In addition, our customers could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to our payment systems that may result in higher costs. If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher card-related costs, each of which could have a material adverse effect on our business, financial condition and results of operations.
We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. We are required to comply with payment card industry security standards. Failing to comply with those standards may violate payment card association operating rules, federal and state laws and regulations and the terms of our contracts with payment processors. Any failure to comply fully also may subject us to fines, penalties, damages and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, there is no guarantee that such compliance will prevent illegal or improper use of our payment systems or the theft, loss or misuse of data pertaining to credit and debit cards, card holders and transactions.
If we are unable to maintain our chargeback rate or refund rates at acceptable levels, our processing vendor may increase our transaction fees or terminate its relationship with us. Any increases in our credit and debit card fees could harm our results of operations, particularly if we elect not to raise our rates for our products to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.
Our information technology systems or those used by our third-party service providers, vendors, strategic partners or other contractors or consultants, may fail or suffer security breaches and other disruptions, which could result in a material disruption of our products and services development programs, compromise sensitive information related to our business or prevent us from accessing critical information, potentially exposing us to liability or otherwise adversely affecting our business, financial condition and results of operations.
We collect and maintain information in digital form that is necessary to conduct our business, and we are increasingly dependent on information technology systems and infrastructure to operate our business, including our cloud-based infrastructure, mobile and web-based applications, our e-commerce platform and our enterprise software. In the ordinary course of our business, we collect, store and transmit large amounts of confidential information, including intellectual property, proprietary business information and personal information of customers and our employees and contractors. It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We have also outsourced elements of our information technology infrastructure, and as a result a number of third-party vendors may or could have access to our confidential information. We do not conduct audits or formal evaluations of our third-party vendors’ information technology systems and cannot be sure that our third-party vendors have sufficient measures in place to ensure the security and integrity of their information technology systems and our confidential and proprietary information. If our third-party vendors fail to protect their information technology systems and our confidential and proprietary information, we may be vulnerable to disruptions in service and unauthorized access to our confidential or proprietary information and we could incur liability and reputational damage.
Our information technology systems and those of our third-party service providers, vendors, strategic partners and other contractors or consultants are vulnerable to attack and damage or interruption from computer viruses and malware (e.g., ransomware), natural disasters, terrorism, war, telecommunication and electrical failures, hacking, cyberattacks, phishing attacks and other social engineering schemes, malicious code, employee theft or misuse, denial or degradation of service attacks, sophisticated nation-state and nation-state-supported actors or unauthorized access or use by persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyberattacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Russia’s invasion of Ukraine or another war of international dispute (such as, for example, any escalation in geopolitical turmoil between the People’s Republic of China and Taiwan) may cause a general increase in the number and severity of such malicious incidents. As a result of the COVID-19 pandemic, and continued hybrid working environment, we may also face increased cybersecurity risks due to our reliance on internet technology and the number of our employees who are working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. Even if identified, we may be unable to adequately investigate or remediate incidents or breaches due to attackers increasingly using tools and techniques that are designed to circumvent controls, to avoid detection, and to remove or obfuscate forensic evidence.
The costs to us to investigate and mitigate network security problems, bugs, viruses, worms, malicious software programs, ransomware, and security vulnerabilities could be significant, and while we have implemented security measures to protect our data security and information technology systems from system failure, accident and security breach, our efforts to address these problems may not be successful, and these problems could result in unexpected interruptions, delays, disruption of our development programs and our business operations, cessation of service, negative publicity and other harm to our business and our competitive position, whether due to a loss of our trade secrets or other proprietary information or other disruptions. We and certain of our vendors and service providers are from time to time subject to cyberattacks and security incidents. While we do not believe that we have experienced any significant system failure, accident or security breach to date, if we were to experience a significant breach of our information systems or data, the costs associated with the investigation, remediation and potential notification of the breach to counterparties and data subjects could be material. In addition, our remediation efforts may not be successful. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology and cybersecurity infrastructure, we could suffer significant business disruption, including transaction errors, supply chain or manufacturing interruptions, processing inefficiencies, data loss or the loss of or damage to intellectual property or other proprietary information. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations, whether due to a loss, corruption or unauthorized disclosure of our trade secrets, personal information or other proprietary or sensitive information or other similar disruptions.
If a security breach or other incident were to result in the unauthorized access to or unauthorized use, disclosure, release or other processing of personal information, it may be necessary to notify individuals, governmental authorities, supervisory bodies, the media and other parties pursuant to applicable privacy and security laws. For example, the Company retains data that is subject to HIPAA, which contain specific security and notification requirements to which we must adhere. Any security compromise affecting us, our service providers, vendors, strategic partners, other contractors, consultants, or our industry, whether real or perceived, could harm our reputation, erode confidence in the effectiveness of our security measures and lead to regulatory scrutiny. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or systems, or inappropriate disclosure of confidential or proprietary or personal information, we could incur liability, including litigation exposure, penalties and fines, we could become the subject of regulatory action or investigation, our competitive position could be harmed and the further development and commercialization of our products and services could be delayed. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our business. Furthermore, federal, state and international laws and regulations can expose us to enforcement actions and investigations by regulatory authorities, and potentially result in regulatory penalties, fines and significant legal liability, if our information technology security efforts fail. We would also be exposed to a risk of loss or litigation and potential liability, which could materially and adversely affect our business, financial condition and results of operations or prospects. Further, any losses, costs or liabilities may not be covered by, or may exceed the coverage limits of, any applicable insurance policies.
International trade disputes could result in tariffs and other protectionist measures that could have a material adverse effect on our business, financial condition and results of operations.
Tariffs could increase the cost of our products and the raw materials that go into making them. These increased costs could adversely impact the gross margin that we earn on our products. Tariffs could also make our products more expensive for customers, which could make our products less competitive and reduce consumer demand. Countries may also adopt other protectionist measures that could limit our ability to offer our products. Political uncertainty surrounding international trade disputes and protectionist measures (including as a result of the conflict between Russia and Ukraine and the various sanctions and export controls being implemented by the international community against Russia, as well as any escalating geopolitical turmoil between the People’s Republic of China and Taiwan) could also have a negative effect on consumer confidence and spending, which could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to continue to drive consumers to our website, it could cause our revenue to decrease.
Many consumers find our website by searching for hearing aid information through internet search engines or from word-of-mouth and personal recommendations. A critical factor in attracting visitors to our website is how prominently we are displayed in response to search queries. Accordingly, we use search engine marketing as a means to provide a significant portion of our customer acquisition. Search engine marketing includes both paid website visitor acquisition on a cost-per-click basis and visitor acquisition on an unpaid basis, often referred to as organic or algorithmic search.
One method we employ to acquire visitors via organic search is commonly known as search engine optimization (“SEO”). SEO involves developing our website in a way that enables the website to rank high for search queries for which our website’s content may be relevant. We also rely heavily on favorable recommendations from our existing customers to help drive traffic to our website. If our website is listed less prominently or fails to appear in search result listings for any reason, it is likely that we will attract fewer visitors to our website, which could adversely affect our revenue.
Disruptions in internet access, or in cloud-based hosting services from certain third parties, could adversely affect our business, financial condition and results of operations.
As an online business, we are dependent on the internet and maintaining connectivity between ourselves and consumers and sources of internet traffic, such as Google. As consumers increasingly turn to mobile devices, we also become dependent on consumers’ access to the internet through mobile carriers and their systems. Disruptions in internet access, whether generally, in a specific market or otherwise, especially if widespread or prolonged, could adversely affect our business, financial condition and results of operations. For example, the “denial-of-service” attack against Dyn in October 2016 resulted in a service outage for several major internet companies. It is possible that we could experience an interruption in our business, and we do not carry business interruption insurance sufficient to compensate us for all losses that may occur.
Additionally, we rely on third-party service providers to host our data and to provide services to key aspects of our operations, including production, logistics, delivery and customer services and databases as well as employee and payroll services. We do not control the operations, physical security, or data security of any of these third parties. Despite our efforts to use commercially reasonable diligence in the selection and retention of such third-party providers, such efforts may be insufficient or inadequate to prevent or remediate such risks. Our third-party providers, including our cloud computing providers, may be subject to intrusions, computer viruses, denial-of-service attacks, sabotage, acts of vandalism, acts of terrorism, and other misconduct. They are vulnerable to damage or interruption from power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes, and similar events, and they may be subject to financial, legal, regulatory, and labor issues, each of which may impose additional costs or requirements on us or prevent these third parties from providing services to us or our customers on our behalf.
In addition, these third parties may breach their agreements with us, disagree with our interpretation of contract terms or applicable laws and regulations, refuse to continue or renew these agreements on commercially reasonable terms or at all, fail to or refuse to process transactions or provide other services adequately, take actions that degrade functionality, increase prices, impose additional costs or requirements on us or our customers, or give preferential treatment to our competitors. If we are unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all, we may be subject to business disruptions, losses, or costs to remediate any of these deficiencies. The occurrence of any of the above events could result in reputational damage, legal or regulatory proceedings, or other adverse consequences, which could materially adversely affect our business, financial condition and results of operations.
Changes in the regulation of the internet could adversely affect our business.
Laws, rules and regulations governing internet communications, advertising and e-commerce are dynamic, and the extent of future government regulation is uncertain. Federal and state regulations govern various aspects of our online business, including intellectual property ownership and infringement, trade secrets, the distribution of electronic communications, marketing and advertising, user privacy and data security, search engines and internet tracking technologies. Future taxation on the use of the internet or e-commerce transactions could also be imposed. Existing or future regulation or taxation could increase our operating expenses and expose us to significant liabilities. To the extent any such regulations require us to take actions that negatively impact us, they could have a material adverse effect on our business, financial condition and results of operations.
Item 1B.	Unresolved Staff Comments.
None.
Item 2.	Properties.
Our corporate headquarters are located in San Jose, California. We leased approximately 30,000 square feet of office and laboratory space pursuant to a lease agreement which was effective as of July 30, 2018 and expired on February 28, 2022. We entered into a new lease agreement in September 2021 for approximately 30,000 square feet of office and laboratory space, which we began using as our headquarters starting in February 2022. This lease expires on June 30, 2029 and we may renew the lease term for two additional 60-month periods.
We also lease approximately 9,327 square feet of office space, which is primarily used for our customer support operations, in Nashville, Tennessee, pursuant to a lease that expires on March 31, 2023. We believe that our existing facilities are adequate to meet our business requirements for the near-term, and that additional space will be available on commercially reasonable terms, if required. We entered into a new lease agreement in January 2023 for approximately 17,572 square feet of office space at a new location in Nashville, Tennessee, for which the lease term will commence on the later of (i) April 1, 2023 or (ii) the date of substantial completion of certain tenant improvements in accordance with the terms of the lease (the “Commencement Date”). This lease will expire after a 76-month period following the Commencement Date.
Item 3.	Legal Proceedings.
The information required to be set forth under this Item 3 is incorporated by reference to Note 6 of the Notes to Consolidated Financial Statements included in Part II of this Annual Report on Form 10-K.
Item 4.	Mine Safety Disclosures.
Not applicable.

PART II
Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.
Market information for common stock
Our common stock is traded on the Nasdaq Global Select Market under the symbol “EAR”. Public trading of our common stock began on October 16, 2020. Prior to that, there was no public market for our common stock.
Stockholders
As of March 20, 2023, there were 67 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.
Dividend policy
We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our common stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to applicable laws and will depend on then existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.
Securities authorized for issuance under equity compensation plans
The following table provides information on our equity compensation plans as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders.
Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)(2)(3)	485,378(4)	$82.08(4)	272,776(5)
Equity compensation plans not approved by security holders	—	—	—
Total	485,378	$82.08	272,776
(1)
Consists of options and RSUs outstanding under our 2010 Equity Incentive Plan, 2020 Incentive Award Plan (the “2020 Plan”), and the 2020 Employee Stock Purchase Plan (the “ESPP”), and shares available for issuance under our 2020 Plan and the ESPP.

(2)
The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2020 Plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) five percent (5.0%) of the shares of common stock outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board.

(3)
The ESPP contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the ESPP shall be increased on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (A) one percent (1.0%) of the shares of common stock outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such number of shares of common stock as determined by our Board; provided, however, no more than 272,539 shares of our common stock may be issued thereunder.

(4)	Consists of 309,315 stock options and 176,063 RSUs. The weighted-average exercise price only applies to stock options.
(5)	Includes 66,378 shares available for future issuance under the ESPP.
Use of proceeds from public offering of common stock
On October 20, 2020, we completed our initial public offering (the “IPO”) and issued 451,481 shares of our common stock, which includes an additional 58,888 shares of common stock purchased by the underwriters pursuant to their option to purchase additional shares, in each case, on a post-reverse stock split basis, at an initial offering price of $360.0 per share less underwriting discounts and commissions. We received net proceeds from the IPO of approximately $148.5 million, after deducting underwriting discounts and commissions of $11.4 million and offering costs of $2.6 million. None of the expenses associated with the IPO were paid to directors, officers, persons owning 10% or more of any class of equity securities, or to their associates. J.P. Morgan Securities LLC and BofA Securities, Inc. acted as book-running managers for the IPO.
Shares of our common stock began trading on the Nasdaq Global Select Market on October 16, 2020. The offer and sale of the shares were registered under the Securities Act on a registration statement on Form S-1 (Registration No. 333-249075), which was declared effective on October 15, 2020.
All the proceeds from our IPO have been applied in the manner described in the related prospectus filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act.
Sales of unregistered securities
None.
Issuer purchases of equity securities
None.
Item 6.	[Reserved].

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes included in Part II, Item 8 of this Annual Report on Form 10-K.
The following discussion and analysis of our financial condition and results of operations contains forward-looking statements about us and our industry that involve substantial risks, uncertainties and assumptions. All statements other than statements of historical facts contained in this item, including statements regarding factors affecting our business, trends and uncertainties, are forward-looking statements. As a result of many factors, including those factors set forth in the “Risk Factors” section of this Annual Report on Form 10-K, our actual results could differ materially from the results described in or implied by these forward-looking statements. You should carefully read the “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.
Overview
We are a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost.
We believe our Eargo hearing aids are the first ever virtually invisible, rechargeable, completely in-the-canal, FDA-regulated devices indicated to compensate for mild to moderate hearing loss. Our rapid pace of innovation is enabled by our deep industry and technical expertise across mechanical engineering, product design, audio processing, clinical and hearing science, consumer electronics and embedded software design, and is supported by our strategic intellectual property portfolio.
We market and sell our hearing aids primarily in a direct-to-consumer format with a personalized, consumer-centric approach. Our commercial organization consists of a marketing team with deep experience in consumer-focused brand and performance marketing, a team of inside sales consultants, and a dedicated customer support team.
We believe that our differentiated hearing aids and consumer-oriented approach have fueled the rapid adoption of our hearing aids and high customer satisfaction, as evidenced by over 109,000 Eargo hearing aid systems shipped, net of returns, as of December 31, 2022. To date, all our revenue has been generated from customers in the United States.
For the year ended December 31, 2022, we generated net revenue of $37.2 million, an increase of $5.1 million from the year ended December 31, 2021. Our gross systems shipped during the year ended December 31, 2022 were 24,247, compared to 45,136 during 2021. The decrease in shipment volume was largely driven by our decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022. During the year ended December 31, 2021, we recorded adjustments that materially reduced net revenue as discussed in detail below under “—DOJ investigation and settlement and claims audits.”
Our net losses were $157.5 million, $157.8 million and $39.9 million for the years ended December 31, 2022, 2021 and 2020, respectively. As of December 31, 2022 and 2021, we had an accumulated deficit of $514.3 million and $356.8 million, respectively. We expect to continue to incur losses for the foreseeable future. As of December 31, 2022, we had cash and cash equivalents of $101.2 million, which are available to fund operations. As of December 31, 2022, we had no debt outstanding.
DOJ investigation and settlement and claims audits
As previously disclosed, on September 21, 2021, we were informed that we were the target of a criminal investigation by the DOJ related to insurance claims we submitted for reimbursement on behalf of our customers covered by various federal employee health plans under the Federal Employee Health Benefits (“FEHB”) program, which is administered by the Office of Personnel Management (the “OPM”). The investigation also pertained to our role in claim submissions to federal employee health plans (collectively, the “DOJ investigation”). Total payments the Company received from the government in relation to claims submitted under the FEHB program, as subject to the DOJ investigation, net of any product returns and associated refunds, were approximately $44.0 million. Also as previously disclosed, the third-party payor with whom historically we had the largest volume, which is one of the carriers contracted with the OPM under the FEHB program (“largest third-party payor”), conducted an audit of insurance claims for reimbursement (“claims”) submitted by us (the “Primary Audit”), which included a review of medical records. We were informed by the third-party payor conducting the Primary Audit that the DOJ was the principal contact related to the subject matter of the Primary Audit. In addition to the Primary Audit, we have been subject to a number of other claims audits by additional third-party payors (collectively with the Primary Audit, the “claims audits”). One of these claims audits did not relate to claims submitted under the FEHB program. On January 4, 2022, the DOJ confirmed to us that the investigation had been referred to the Civil Division of the DOJ and the U.S. Attorney’s Office for the Northern District of Texas and the criminal investigation was no longer active.
On April 29, 2022, we entered into a civil settlement agreement with the U.S. government that resolved the previously disclosed DOJ investigation related to our role in claim submissions to various federal employee health plans under the FEHB program. We cooperated fully with the DOJ investigation. We deny the allegations in the settlement agreement, and the settlement is not an admission of liability by us. The allegations did not pertain to the quality or performance of our product. The settlement agreement provided for our payment of approximately $34.4 million to the U.S. government and resolved allegations that we submitted or caused the submission of claims for payment to the FEHB program using unsupported hearing loss-related diagnostic codes. As discussed further in Note 6 to the Consolidated Financial Statements included in this Annual Report on Form 10-K, based on the settlement agreement with the U.S. government, we recorded a settlement liability of $34.4 million in the consolidated balance sheets as of December 31, 2021. The settlement amount was recorded as a reduction of revenue in the third quarter of 2021. On May 2, 2022, we paid the settlement amount.
The settlement with the U.S. government may not resolve all of the claims audits initiated by various third-party payors, and additionally we remain subject to a prepayment review of claims by the payor who conducted the Primary Audit.
From the time we learned of the DOJ investigation and until December 8, 2021, we continued to process orders for customers with potential insurance benefits (including FEHB program members) but suspended all claims submission activities and offered affected customers (i.e., customers using insurance benefits as a method of direct payment for transactions prior to December 8, 2021) the option to return their hearing aids or purchase their hearing aids without the use of their insurance benefits in case their claim was denied or ultimately not submitted by us to their insurance plan for payment (the “extended right of return”).
From December 8, 2021 until September 15, 2022, we did not accept insurance benefits as a method of direct payment.
We determined that customer transactions using insurance benefits as a method of direct payment occurring between September 21, 2021 (when we learned of the DOJ investigation) and December 8, 2021 (when we temporarily stopped accepting insurance benefits as a method of direct payment) did not meet the criteria for revenue recognition and, as a result, we did not recognize revenue for shipments within that timeframe to customers with potential insurance benefits, substantially all of whom were covered under the FEHB program.
We previously estimated that a majority of customers with unsubmitted claims would choose to return the hearing aid system if their insurance provider denied their claim or the claim was ultimately not submitted by us for payment, resulting in an increase in expected product returns from sales transactions that occurred prior to September 21, 2021 and recorded during the year ended December 31, 2021. Returns associated with unsubmitted claims reduce the sales returns reserve, with a corresponding reduction in the related accounts receivable at the time the product is returned.
We also estimated that, in addition to the customers who chose to return their hearing aid systems, a significant number of customers whose claims were denied by payors or not submitted by us for payment would not pay for or return the hearing aid system, resulting in bad debt expense that was recorded during the year ended December 31, 2021.
During the year ended December 31, 2022, we made the determination not to seek payment for approximately $16.1 million from customers with unsubmitted and unpaid claims. We accounted for this decision as a pricing concession (the “Pricing Concession”) and, during the year ended December 31, 2022 recorded a $16.1 million reduction to our insurance-related accounts receivable balance along with related reduction to net revenue of

$11.6 million and an allowance for credit losses balance of $4.5 million for such unsubmitted and unpaid claims. Further, we simultaneously recorded a decrease in our insurance-related sales return reserve of $11.3 million, with a corresponding increase of $11.3 million to net revenue for the year ended December 31, 2022 related to unsubmitted and unpaid claims. These changes resulted in a decrease in net revenue of $0.3 million for the year ended December 31, 2022.
On January 5, 2022, the U.S. District Court for the Northern District of California consolidated three purported securities class actions brought against the Company (as consolidated, the “Securities Class Action”). On May 20, 2022, the lead plaintiffs in the Securities Class Action filed a consolidated amended complaint, which generally alleges that certain of the Company’s disclosures about its business, operations and prospects, including reimbursement from third-party payors, violated federal securities laws. Defendants filed a motion to dismiss the consolidated amended complaint on July 29, 2022. The Court granted the defendants’ motion to dismiss on February 14, 2023, and the plaintiffs have until March 16, 2023, to file a second amended complaint.
On August 4, 2022, the U.S. District Court for the Northern District of California consolidated two verified shareholder derivative complaints brought against certain of our executive officers and current and former members of our board of directors (as consolidated, the “Derivative Action”). The court stayed the consolidated Derivative Action until the resolution of the motion to dismiss the Securities Class Action. See Note 6 of the Notes to Consolidated Financial Statements included in this Annual Report on Form 10-K for more information.
As a result of the uncertainty created by the DOJ investigation and the claims audits, we took certain actions including, but not limited to:
•
We temporarily restricted our employees from selling Company common stock, ceased granting stock option awards and restricted stock unit (“RSUs”) that settle solely in Company common stock, suspended our 2020 Employee Stock Purchase Plan (“ESPP”) and temporarily paused the settlement of outstanding RSUs, in each case effective as of November 9, 2021 (collectively, the “employee equity actions”). RSUs that vested on November 15, 2021 were settled for $0.1 million in cash during the first quarter of 2022. All RSUs that vested during the year ended December 31, 2022 were settled in shares during the reporting period. All outstanding equity awards continued and continue to vest in accordance with their existing vesting schedules.

•
Our Board of Directors temporarily suspended the non-employee director compensation program with respect to the option awards that would otherwise have been awarded to non-employee directors automatically on the date of our annual meeting of stockholders held on November 9, 2021. In August 2022, our non-employee directors were granted options having an aggregate grant date fair value of $26.80 per share that vested in substantially equal monthly installments between November 9, 2021 and the date of the 2022 annual meeting of stockholders, and vested options remain outstanding and exercisable until the later of December 31, 2024 or 3 months following a termination of service.

•
On December 7, 2021, we announced a plan to reduce our employee workforce to streamline our organization in response to declines in customer orders since we announced the investigation of the Company by the DOJ. We substantially completed the employee workforce reduction during the fourth quarter of 2021, resulting in a reduction of approximately 27% of our employee workforce, or approximately 90 people.

•
On May 24, 2022, we announced a plan to reduce our employee workforce as part of our cost-cutting measures to reduce operating expenses and preserve capital. We substantially completed the employee workforce reduction during the second quarter of 2022, resulting in a reduction of approximately 17% of our employee workforce, or 44 people.

Patient Square Capital Investment
On June 24, 2022, after reviewing all available alternatives to secure the funding needed to support our ongoing operations and pursuit of our business strategies, and a potential sale of the Company, we entered into an agreement (the “Note Purchase Agreement”) with PSC Echo, LP (the “PSC Stockholder”), an affiliate of Patient Square Capital (“Patient Square”), and Drivetrain Agency Services, LLC, as administrative agent and collateral agent. Pursuant to the Note Purchase Agreement, we issued approximately $105.5 million in two tranches of senior secured convertible notes (the “Notes”) and agreed to conduct a rights offering for an aggregate of 18.75 million shares of common stock to stockholders as of a record date determined by our Board, at an offering price of $10.0 per share of common stock (the “Rights Offering”). Pursuant to the Rights Offering, which closed on November 23, 2022, we sold an aggregate of approximately 2.9 million shares to our existing stockholders, from which we received net proceeds of $27.6 million, and, in accordance with the terms of the Note Purchase Agreement, the Notes converted into 15,821,299 shares of our common stock (the “Conversion Shares”), in each case, on a post-reverse stock split basis, representing approximately 76.3% of our outstanding common stock as of the date of conversion.
In connection with the Note Purchase Agreement, we had also entered into an Investors’ Rights Agreement with the PSC Stockholder, pursuant to which, among other things, the PSC Stockholder has the right to nominate a number of directors to our Board that is proportionate to the PSC Stockholder’s ownership of the Company, rounded up to the nearest whole number (and which shall in no event be less than one). As a result, following the closing of the Rights Offering and the conversion of the Notes, the PSC Stockholder has the right to nominate six directors to our Board. The PSC Stockholder exercised its right to nominate three directors to the Board, Trit Garg, M.D., Karr Narula and Justin Sabet-Peyman, in December 2022.
As of March 20, 2023, the PSC Stockholder held 15,821,299 shares, representing approximately 76.3% of our outstanding common stock. As a result of Patient Square’s ownership position, we are considered a “controlled company” within the meaning of the marketplace rules (the “Listing Rules”) of the Nasdaq Stock Market (“Nasdaq”) and Patient Square may be able to determine all matters requiring stockholder approval.
Reverse Stock Split
On October 12, 2022, at our 2022 annual meeting of stockholders, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio in the range of 1-for-5 to 1-for-50, with such ratio to be determined by the Board. On January 11, 2023, we announced that the Board had approved a 1-for-20 reverse stock split (the “Reverse Stock Split”), and on January 17, 2023, the Reverse Stock Split was effected. Our common stock began trading on a split-adjusted basis on January 18, 2023. All share and per share information presented in this Annual Report on Form 10-K has been retrospectively adjusted to reflect the Reverse Stock Split.
Factors affecting our business
Our business priorities include: (i) accessing insurance coverage for Eargo hearing aids, including potentially regaining insurance coverage of Eargo hearing aids for government employees under the FEHB program; (ii) refining and expanding our retail strategy; (iii) optimizing our cash-pay business; and (iv) continuing to invest in innovation. We believe that our future performance will depend on many factors, including those described below and in the section titled “Risk Factors” included elsewhere in this Annual Report on Form 10-K.
Our direct-to-consumer and omni-channel business model
We sell our hearing aids primarily on a direct-to-consumer basis, engaging consumers through a mix of digital and traditional marketing as well as select commercial partnership, omni-channel (including retail) and other opportunities that are designed to appeal to prospective customers on a personal level and build our brand.
Via our direct-to-consumer model, customers are able to complete purchases over the phone with an Eargo sales consultant or directly on our website. The Eargo purchasing experience is designed to be simple and to improve the accessibility of hearing aids.
Following the United States Food and Drug Administration (“FDA”) final rule regarding the creation of a new category of over-the-counter (“OTC”) hearing aids (the “OTC Final Rule”), we have focused efforts on transitioning to the new OTC framework and exploring select additional commercial partnerships, omni-channel (including retail) and other opportunities. For example, we have a commercial arrangement with Victra, one of America’s largest wireless retailers, to facilitate access to our hearing screeners and demonstrate our devices at approximately 1,500 Victra store locations across the country; customers are also able to purchase or order Eargo hearing aids at such store locations. We believe that the OTC Final Rule may facilitate the opportunity to execute additional commercial partnerships, expanding our customers’ ability to learn about our hearing aids, obtain general information about their hearing through our current hearing screeners, and experience our devices in person prior to purchasing or ordering directly at retail locations.

Moreover, following the effective date of the OTC Final Rule, we have partnered with certain resellers and other distributors, including benefits managers, to offer Eargo hearing aids for sale through their online storefronts or portals. Under these partnerships, we sell Eargo hearing aids to resellers at wholesale prices, who in turn offer our products to end-customers through their respective online storefronts or portals. Generally, we fulfill and ship orders placed through these online storefronts or portals directly to end-customers, and we generally do not submit insurance claims on behalf of customers who purchase from one of these authorized resellers, including Victra. We believe these partnerships will help expand consumer access to our hearing aids and allow us to target high-intent customers more efficiently. We continue to look for additional partners to help expand our customer base.
Once a customer purchases Eargo hearing aids, whether directly through us or through one of our partners, distributors, or authorized resellers, they are assigned to one of our hearing professionals, who provides complimentary, convenient support by phone, chat or e-mail. Our hearing professionals and customer care team are also available to provide unlimited support for as long as the customer owns an Eargo device. Additionally, we provide short, online training videos and other resources that customers can access online. The combination of these services allows us to deliver remote customer support in an efficient and streamlined manner.
We believe our business model and consumer-centric focus offer certain advantages relative to traditional sales channels (which are characterized by a business-to-business model in which hearing aid manufacturers rely on a fragmented network of independent audiology clinics to sell their devices to consumers), including in particular the convenience and accessibility of our remote customer support as well as our consumer-centric focus. We offer free online education, convenient consultation and remote customer support, the ability to easily purchase the Eargo system, and fast delivery.
Changes to the regulatory landscape
Hearing aids are considered medical devices subject to regulation by the FDA. On August 17, 2022, the FDA published the OTC Final Rule, which established new regulatory categories for OTC and prescription hearing aids. The OTC Final Rule implements relevant provisions of the FDA Reauthorization Act of 2017 (“FDARA”), which set forth requirements for the FDA to create a new category of OTC hearing aids that are intended to be available without supervision, prescription, or other order, involvement or intervention of a licensed practitioner. Prior to the effective date of the OTC Final Rule, no OTC category of hearing aids existed. Following publication of a proposed rule in October 2021, the FDA issued its OTC Final Rule with requirements for labelling, conditions of sale, performance standards, design requirements and other provisions under which manufacturers may elect to market hearing aids as either OTC or prescription devices, or both. In addition, under FDARA, the OTC hearing aid controls promulgated in the OTC Final Rule preempt any state or local requirement specifically related to hearing products that would restrict or interfere with commercial activity involving OTC hearing aids. The OTC Final Rule became effective on October 17, 2022, although certain previously marketed devices have until April 14, 2023 to come into compliance with the OTC Final Rule.
We have marketed in the past, and continue to market, certain Eargo system devices as Class I air-conduction or Class II wireless air-conduction hearing aids under existing regulations at 21 CFR 874.330 and 874.3305, respectively, both of which are exempt from 510(k) premarket review. In June 2022, we submitted a 510(k) premarket notification seeking FDA clearance of expanded labelling for our Eargo 5 and Eargo 6 hearing aids under the “self-fitting” regulation at 21 CFR 874.3323. In December 2022, we received FDA 510(k) clearance for Eargo 5 and Eargo 6 as Class II self-fitting air-conduction hearing aids. Additionally, in January 2023, we launched the Eargo 7 as our third over-the-counter, 510(k) cleared self-fitting device. We plan to market our devices as OTC hearing aids and intend to comply with all applicable OTC regulatory requirements as of the compliance date for currently marketed devices on April 14, 2023, or sooner. We may also seek to market certain devices as prescription hearing aids, which would require compliance with separate physical and electronic labeling requirements under the OTC Final Rule.
In connection with the OTC Final Rule, we have expended, and will continue to expend, significant time and resources evaluating the OTC Final Rule and ensuring that our devices and processes comply with the new requirements in order to market our products in line with our primary direct-to-consumer business and omni-channel models. It is possible that the OTC Final Rule may lead to additional commercial partnership, omni-channel, including retail, or other opportunities, although there are no assurances that it will do so. The OTC Final Rule and the responses thereto by leading insurance providers could also materially impact our efforts to resume submitting claims for customers with potential insurance benefits or have other unforeseen impacts on our business and results of operations.

Please see the Risk Factors titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer business model and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products” and “Our hearing aids are subject to extensive government regulation at the federal and state level, and our failure to comply with applicable requirements could harm our business” for more information.
Insurance-related business
A significant portion of our revenue has historically been dependent on payments from third-party payors; for example, in the year ended December 31, 2021, 44% of total gross systems shipped were to customers with potential insurance coverage. Historically, we submitted claims on behalf of our customers to a concentrated number of third-party payors under certain benefit plans, and substantially all such claims related to the FEHB program. See “—DOJ investigation and settlement and claims audits” for a discussion of the DOJ investigation and settlement as well as claims audits prior to the resumption of our insurance claims submissions practices in September 2022.
Between December 8, 2021 and September 15, 2022, we did not accept insurance benefits as a direct method of payment to the Company, a practice we refer to as “direct plan access.” In “direct plan access,” we submit an insurance claim on behalf of an Eargo customer to their insurance plan, or support an Eargo customer in their own claim submission, and the customer’s insurance benefits are utilized for the purchase, in whole or in part. Common forms of utilization can include, but are not limited to, co-pay, payment by a third-party payor to either Eargo or the customer, reimbursement by a third-party payor to the customer, or application toward a customer’s deductible.
Because we do not currently have contracts with any FEHB carriers, third-party payors, or other insurance providers, our products are considered out-of-network with such payors and insurance providers. We do not believe that the reimbursement amounts, patient co-payment amounts, or the claims submission process, including medical necessity and other documentation requirements, depend on whether we are in-network or out-of-network with that FEHB carrier or other FEHB plans. To illustrate, the hearing aid benefit in an FEHB plan is a set amount that covers the hearing aid itself and related fees and supplies, regardless of the plan option and regardless of whether the hearing aid is provided by a preferred, participating, or non-participating provider (i.e., regardless of whether it is in-network or out-of-network), which is not always the case for other benefit categories. However, depending on the FEHB carrier or third-party payor, payment may be made directly to the patient rather than to us if Eargo is out-of-network.
Beginning on September 15, 2022, we resumed our direct plan access insurance-based business, accepting insurance benefits as a method of direct payment in certain limited circumstances, when the customer has undergone additional testing by an independent, licensed healthcare provider to establish medical necessity, with supporting clinical documentation. We are evaluating additional alternatives for testing or establishing medical necessity, including, but not limited to, contracting with third parties or existing networks of licensed healthcare providers, and/or establishing a management services organization, separate from our existing corporate structure, that manages professional entities that employ licensed healthcare providers. These alternatives involve significant time and related activities, including, but not limited to, development of additional internal processes, training, and compliance and quality control programs, coordination with external healthcare providers and professional services organizations, and evaluation of and compliance with state-by-state regulatory requirements. We cannot provide any assurance as to the efficacy of the processes that we have established or the extent to which such processes will need to be changed, or additional processes established, or the associated timing or costs, whether we will be successful in implementing any of them, or the impact that such processes and changes may have on our business and operations. If we are unable to successfully implement at least one of these alternatives for testing, or to otherwise establish additional acceptable processes to support claims that we may submit for reimbursement, we expect that we may not be able to submit future claims in sufficient volume to meaningfully restore or expand the amount of our insurance-based business related to direct plan access. In addition, it is possible that such testing would be required to be conducted in-person, representing a significant change from our past processes and customer experience that may adversely impact the attractiveness of our offerings to customers, and we may not be able to efficiently or effectively integrate such tests into our operating model. Further, the OTC Final Rule may lead payors to take additional actions, such as excluding OTC hearing aids from coverage, further limiting our ability to access insurance coverage, or there may be a delay in accessing insurance coverage as payors seek to address the OTC Final Rule in their offered benefits, if at all, any of which may have a material adverse effect on our financial condition, results of operations or cash flows.
We are also seeking to establish relationships with benefits managers or managed care providers. Employer self-funded plans or other health plans may at times offer supplemental benefits, which may include hearing aid benefits or general “over-the-counter” benefits; they may in those cases contract with benefits managers or managed care providers in the administration of such supplemental benefits. In this role, among other things, benefits managers are responsible for selecting benefits vendors, i.e., vendors whose products or services are eligible to be covered by the supplemental benefit. The vendors themselves, or Eargo in this role, are not responsible for claims submissions but instead fulfill the product order from the customer through the benefits manager.
We cannot provide any assurances that we will be able to maintain or increase our participation in arrangements with third-party payors, insurance carriers, benefits managers, or managed care providers or that we will be adequately reimbursed or otherwise paid by such parties for the products we sell, which may have a material adverse effect on our financial condition, results of operations or cash flows.
In light of the DOJ investigation, claims audits and the OTC Final Rule, we have made and may continue to need to make significant changes to our business and operating model, including a potential long-term shift to a model without a meaningful insurance-related business, which would likely result in a sustained increased cost of customer acquisition and require identification of commercial partnership, omni-channel, including retail, or other opportunities, to drive cost efficient acquisition of customers.
See “—DOJ investigation and settlement and claims audits” for more information. Please see the Risk Factors titled, “We are subject to risks from legal proceedings, investigations, and inquiries, including a number of recent legal proceedings and investigations, which have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities,” and “We face considerable uncertainty in our business prospects, as a significant portion of our revenue has historically been dependent upon reimbursement from third-party payors participating in the FEHB program, but we have operated on a primarily “cash-pay” basis since December 8, 2021. We may be unsuccessful in validating and establishing processes to support the submission of claims for reimbursement from third-party payors participating in the FEHB program in the future. As a result, we have faced a significant reduction in revenue and any failure to establish processes to support reimbursement from third-party payors in the future may significantly and adversely impact our business and growth prospects and our ability to sell our products.”
Efficient acquisition of new customers
We have spent significant amounts on sales and marketing designed to build a strong brand, achieve broad awareness of our Eargo system, acquire new customers and convert sales leads. Since our public disclosure of the DOJ investigation on September 22, 2021 and our related decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022, we have experienced and may continue to experience a material decline in sales and gross systems shipped.
From December 8, 2021 until September 15, 2022, as a result of the DOJ investigation and claims audits (as further described in “—DOJ investigation and settlement and claims audits”), we did not accept insurance as a direct method of payment to the Company (referred to as “direct plan access”). Instead, all sales within such timeframe were to customers we refer to as “cash-pay” or “self-pay” customers, which includes upfront payment, credit card, third-party financing, and third-party distributor, authorized reseller or partner payments. We have refocused our sales and marketing efforts and related spend to prioritize conversion of cash-pay consumer leads into satisfied customers. While we intend to continue to work with third-party payors with the objective of validating and establishing additional processes to support any future claims that we may submit for reimbursement, we may not be able to arrive at additional acceptable processes or submit future claims in sufficient volume to meaningfully restore or expand our insurance-based business. The shift to a primarily “cash-pay” model, with minimal volume from our customers using insurance benefits as a direct method of payment to Eargo, will likely result in a sustained increased cost of customer acquisition and require significant sales and marketing investments, based on the historically lower conversion rate for cash-pay customers as compared to direct plan access insurance customers. We anticipate that our expansion into retail locations may allow for a more streamlined sales process; however, it may not ultimately reduce our cost of customer acquisition due to new sales and marketing initiatives related to such expansion. We are currently unable to predict whether our expansion into retail locations will affect the return rate for our cash-pay customers, and the impact any such change may have on our cost of customer acquisition. Further, the low volume of direct plan access insurance customers using insurance as a direct payment method may also necessitate identifying commercial partnerships, omni-channel, including retail, or other opportunities, as well as the potential implementation of cost-savings measures, in order to drive cost-efficient cash-pay customer acquisition and offset the significantly higher return rates as well as the related negative impact on revenue and gross margin historically applicable to cash-pay customers.
Sales returns rate
Our return policy generally allows our customers to return hearing aids for any reason within the first 45 days of delivery for a full refund, subject to a handling fee in certain states, and can be extended under certain circumstances, including, for example, the previously extended right of return offered for shipments made prior to 2022 involving insurance payors. Historically, the most commonly cited reason for returning our hearing aids is unsatisfactory fit, which we believe is a by-product of our direct-to-consumer model and online distribution that results in nearly all of our customers ordering our product without trying it first. In addition to unsatisfactory fit, the next most cited reason for returns is that our hearing aids do not provide sufficient audio amplification.
We report revenue net of expected returns, which is an estimate informed in part by historical return rates. As such, our returns rate impacts our reported net revenue and gross profit or loss. Sales returns rates, as defined under “—Key business metrics,” were 34% and 32% for the years ended December 31, 2022 and 2021, respectively.
New product introductions
Our technical capabilities and commitment to innovation have allowed us to deliver product enhancements on a rapid development timeline and support a compelling new product roadmap that we believe will continue to differentiate our competitive position over the next several years. With the full commercial launch of the Eargo 7 in February 2023, we have now launched seven generations of our hearing aids since 2017, with each iteration having increased functionality and improved sound quality, amplification, noise reduction, physical fit, comfort, water resistance and ease-of-use, as well as reduced costs of goods and better connectivity. We are focused on continuing to launch new versions of the Eargo hearing aid devices that further improve these attributes. We believe that the continued introduction of new products is critical to maintaining existing customers, attracting new customers, achieving market acceptance of our products and maintaining or increasing our competitive position in the market.
We expect to continue refining and improving Eargo hearing aids, and we have the intention of an approximate annual cadence of new product launches. To this end, we are working on the development of a cost-conscious offering as well as the next Eargo hearing aid model with improved functionality. Accordingly, we expect to continue to invest in research and development to support new product introductions. In connection with our product innovation and iteration, we also need to successfully manage our product transitions to avoid delays in customer purchases, excess or obsolete inventory and increased returns as customers wait for our new products to become available. Our development priorities are focused, in part, on expanding refurbishment capability for returned hearing aids. Our refurbishment capabilities are focused on components and allow us to reuse certain key components from our returned devices.
Recruitment and retention of personnel
Our success depends in part upon our continued ability to recruit, retain and motivate high-quality employees, including management, administrative, our clinical and scientific personnel and our direct sales force (among others), and competition for qualified personnel can be intense due to the limited number of individuals possessing the requisite training, skill and experience we require. As a result of uncertainty created by the DOJ investigation and the claims audits, we temporarily suspended our practice of granting equity awards, suspended our employee stock purchase plan and deferred the settlement of outstanding restricted stock units, in each case effective as of November 9, 2021. We resumed granting RSUs on March 18, 2022 and resumed granting stock option awards on August 23, 2022. However, as of February 1, 2023, we have again suspended our practice of granting RSUs.

In addition, on December 7, 2021, we announced a plan to reduce our employee workforce to streamline our organization in response to declines in customer orders since we announced the DOJ investigation. We substantially completed the employee workforce reduction during the fourth quarter of 2021, resulting in a reduction of approximately 27% of our employee workforce, or approximately 90 people. On May 24, 2022, we announced a plan to further reduce our employee workforce as part of continued cost-cutting measures to reduce operating expenses and preserve capital. We substantially completed the employee workforce reduction during the second quarter of 2022, resulting in a reduction of approximately 17% of our employee workforce, or 44 people.
Future suspension of equity awards, including of our practice of granting RSUs, and reductions in workforce, in addition to any negative perceptions of employment with us as a result of the DOJ investigation, the settlement with the U.S. government, and the claims audits, could continue to adversely affect employee morale and have a material adverse impact on our ability to recruit, retain and motivate the high-quality employees critical to our operations, which in turn could have a material adverse effect on our business, results of operations and financial condition.
Macroeconomic environment
Our business, results of operation and financial condition are dependent on macroeconomic conditions. We face domestic as well as global macroeconomic challenges, particularly in light of the effects of the COVID-19 pandemic, inflationary trends, uncertainty or volatility in the market (including recent and potential disruption in the banking system and financial markets) and geopolitical events (such as the conflict in Ukraine and tensions across the Taiwan Strait).
We believe the COVID-19 pandemic accelerated the pace of consumer awareness of our vertically integrated remote customer support model and facilitated customer adoption of the same. Shelter-in-place restrictions and increased reluctance of consumers to conduct in-person activities, particularly among older individuals that comprise a majority of the population needing hearing aids, resulted in increased knowledge of our business and sales and a potential acceleration of consumer acceptance of our primarily direct-to-consumer business model. However, we cannot be sure whether this trend in consumer behavior will persist or if consumers will instead return to pre-pandemic patterns. In addition, the benefits of such trends in consumer behavior, to the extent they persist, may be outweighed by other macroeconomic factors, including, but not limited to, inflationary pressures, financial market volatility, and slower growth or recession, which can adversely impact consumer confidence and result in lower discretionary consumer spending. If these macroeconomic pressures continue or increase, we may experience an adverse impact on demand for our products. Additionally, our business is also subject to disruptions in the banking system and financial markets and other uncertainties or volatility in the markets. For example, on March 10, 2023, the Federal Deposit Insurance Corporation (the “FDIC”) took control and was appointed receiver of Silicon Valley Bank (“SVB”). Although the FDIC ultimately announced that it would pay all deposits, including deposits that exceeded FDIC-insured amounts, we and other SVB customers initially were not able to access our accounts and faced significant uncertainty about whether and when we would be able to fully access amounts held through SVB, which would have had several follow-on consequences with respect to our ability to meet our near-term payment obligations. If other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, our ability to access our existing cash, cash equivalents and investments may be threatened and could have a material adverse effect on our business and financial condition. In addition, even if we lack exposure to the uncertainty or volatility of one or more financial institutions, the impact of financial institution volatility on our partners, customers or suppliers may also impact our business and financial condition.
We rely on a number of international suppliers and manufacturers, including our primary manufacturer, Pegatron Corporation, who is headquartered in Taiwan, which exposes us to foreign operational and political risks such as changes in trade policies and export regulations between the United States and other countries or geopolitical conflict. Additionally, although we believe the COVID-19 pandemic has largely resulted in favorable consumer trends for our business, travel restrictions, factory closures and disruptions in global supply chains have resulted in industry-wide component supply shortages (such as in semiconductors), and we may not be able to obtain adequate inventory on a timely basis or at all. To date, increases in component pricing have occurred but have not had a material impact on supply continuity or gross margin. We have taken steps to monitor our supply chain and actions to address limited supply and increasing lead times, including outreach to critical suppliers and spot market purchases. While we have not experienced any significant disruptions to our supply chain that have impacted our ability to service customers or our access to necessary raw materials and component parts for the manufacture of our products to date, disruptions have occurred across a number of industries and we cannot provide any assurance that future disruptions will not emerge as a result of the ongoing supply chain issues, inflation, the COVID-19 pandemic, geopolitical events or other extrinsic factors. Future disruptions in our supply chain, including the sourcing of certain components and raw materials, such as semiconductor and memory chips, as well as increased logistics costs, could impact our revenue and gross margins.
For a further discussion of trends, uncertainties and other factors that could impact our operating results, see the section titled “Risk Factors” in Item 1A of Part I in this Annual Report on Form 10-K.
Key business metrics
To analyze our business performance, determine financial forecasts and help develop long-term strategic plans, we review the following key business metrics, each of which is an important measure that represents the state of our business:
•
Gross systems shipped. We define our gross systems shipped as the number of hearing aid systems shipped during the period. Since our public disclosure of the DOJ investigation on September 22, 2021 and our related decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022, we have experienced and may continue to experience a material decline in gross systems shipped. Beginning on September 15, 2022, we resumed accepting insurance benefits as a method of direct payment in certain limited circumstances and for which revenue is and has been recognized. Continued negative publicity, including in relation to the DOJ investigation and settlement, the claims audits, and other legal proceedings could further harm our reputation and lead to a further decline in gross systems shipped. See “—DOJ investigation and settlement and claims audits” and “—Factors affecting our business.”

•
Sales returns rates. Sales returns rates are determined by management at the end of each reporting period to estimate the percentage of products for which we have recorded revenue during that period that are expected to be returned. This determination is informed in part by historical actual return rates. Sales returns rates do not represent actual returns during a period as customers may return the product for a period of time that can extend beyond the period end, which can result in a hearing aid being returned after the period in which the revenue from its sale was recognized. If actual returns differ from the sales returns rate determined at period end or new factors arise, indicating a rate of return that is different from the original estimated sales returns rate, revenue is adjusted in subsequent periods to reflect the actual returns made. Such an adjustment to revenue is not included in the sales returns rates disclosed in the table below.

The following table details the number of gross systems shipped and sales returns rates for the periods presented below:
	Three months ended
	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022
Gross systems shipped	11,704	12,548	13,117	7,767	5,773	4,455	5,156	8,863
Sales returns rate	23.2%	24.1%	46.4%	34.0%	33.9%	33.3%	32.3%	34.9%
During the twelve months ended December 31, 2022 and 2021, Eargo shipped 24,247 and 45,136 gross hearing aid systems, respectively, of which less than 1% and 44%, respectively, were to customers with potential insurance coverage. We made the decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022. Beginning September 2022, we resumed accepting insurance benefits as a method of direct payment in certain limited circumstances and for which revenue is and has been recognized. Additionally, during the fourth quarter of 2022, we shipped Eargo hearing devices to Victra, our retail partner, for in-person customer sales at its approximately 1,500 store locations across the United States, for which we recognize revenue upon shipment to our retail partner.
We believe these key business metrics provide useful information to help investors understand and evaluate our business performance. Gross systems shipped is a key measure of sales volume, which drives potential revenue, while sales returns rates are an indicator of expected reductions to revenue and an indicator of change in customer mix and factors affecting the returns rates by customer type. However, as discussed elsewhere in this report, our sales volume, sales returns rate and revenue during the current period were not consistent with the prior periods as a result of the DOJ investigation and settlement and claims audits. See “—DOJ investigation and settlement and claims audits.”
Due to the historically higher return rate for cash-pay customers as compared to insurance customers, we expect that revenue, gross profit and gross margin may remain depressed as compared to prior periods for so long as there is minimal volume from our customers using insurance benefits as a direct method of payment to Eargo; however, we are currently unable to predict whether the expansion of our omni-channel strategy (including retail and other partners) will affect our return rate for cash-pay customers, and the impact any such change may have on our revenue, gross profit and gross margin.
Components of our results of operations
See the discussion under “—DOJ investigation and settlement and claims audits,” which describes a variety of circumstances currently affecting our business and results of operations, and which require that we continually evaluate and adapt our business model and expenditures as new information becomes available.
Revenue, net
We generate revenue primarily from the sale of Eargo hearing aid systems. We market a variety of models of hearing aids, each at different price points, and we periodically offer discounts and promotions, including holiday promotions. For product sales, control is transferred upon shipment to the customer. We report revenue net of expected returns, which is an estimate informed in part by historical return rates.
Since learning of the DOJ investigation, we temporarily suspended all insurance claims submissions and, from December 8, 2021 until September 15, 2022, did not accept insurance as a direct method of payment. Instead, we focused our efforts on cash-pay customers, which includes upfront payment, credit card payments, third-party financed payments and distributor payments. Historically, cash-pay customers have had significantly higher return rates than customers with potential insurance benefits, and therefore the potential long-term shift to primarily cash-pay sales may adversely impact revenue, net. Beginning on September 15, 2022, we resumed accepting insurance benefits as a method of direct payment in certain limited circumstances.
Cost of revenue and gross margin
Cost of revenue consists of expenses associated with the cost of finished goods, freight, personnel costs, consumables, product warranty costs, transaction fees, reserves for excess and obsolete inventory, depreciation and amortization, and related overhead.
Our gross margin has been and will continue to be affected by a variety of factors, including sales volumes, product mix, channel mix, pricing strategies, sales returns rates, costs of finished goods, product warranty claim rates and refurbishment strategies, and our ability to service insurance customers and any potential actions insurance providers may take following the implementation of the FDA’s new OTC hearing aid regulatory framework that may limit our ability to access insurance coverage.
We expect our gross margin to remain depressed for so long as there is minimal volume from our customers using insurance benefits as a direct method of payment to Eargo, unless we can successfully target and convert new customers with a similarly low rate of return.
Research and development expenses
Research and development (“R&D”) expenses, consist primarily of engineering and product development costs to develop and support our products, regulatory expenses, non-recurring engineering and other costs associated with products and technologies that are in development, as well as related overhead costs. These expenses include personnel-related costs, including salaries and stock-based compensation, supplies, consulting fees, prototyping, testing, materials, travel expenses, depreciation and allocated facility overhead costs. Additionally, R&D expenses include internal and external costs associated with our regulatory compliance and quality assurance functions and related overhead costs.
Sales and marketing expenses
Our sales and marketing expenses have generally been the largest component of our operating expenses and consist primarily of personnel-related costs, including salaries and stock-based compensation, direct and channel marketing, advertising and promotional expenses, consulting fees, public relations costs and allocated facility overhead costs. Sales and marketing personnel include our direct sales force consisting of inside sales consultants, hearing professionals, marketing professionals and related support personnel. We expect our sales and marketing expenses to fluctuate over time as a percentage of revenue. In response to the factors discussed in “—DOJ investigation and settlement and claims audits,” we have reduced sales and marketing resources that were previously focused on insurance customers to prioritize the conversion of cash-pay consumers into satisfied customers, including the 2021 and 2022 reductions in force.
General and administrative expenses
Our general and administrative expenses consist primarily of compensation for executive, finance, legal, information technology and administrative personnel, including stock-based compensation. Other significant expenses include professional fees for legal and accounting services, transaction fees, consulting fees, recruiting fees, information technology costs, corporate insurance, bad debt expense, general corporate expenses and allocated facility overhead costs.
Excluding the costs associated with the DOJ investigation, we expect our general and administrative expenses will increase in absolute dollars in future periods as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC, and those of the Nasdaq Stock Market, additional insurance costs, investor relations activities and other administrative and professional services, as well as professional service and legal fees and expenses related to shareholder litigation that has been filed and that may be filed in the future.
Interest income
Interest income consists of interest earned on cash and cash equivalents.
Interest expense
Interest expense consists of interest related to borrowings under our debt obligations. In connection with the fair value option, we elected to present interest expense related to the Notes in the changes in fair value.
Change in fair value of convertible notes
We elected on issuance to account for the Notes at fair value until their settlement. The change in fair value of the convertible notes is recognized in the consolidated statements of operations, with the exception of changes in fair value due to instrument-specific credit risk, which are recorded as a component of other comprehensive income, if present.
Loss on extinguishment of debt
The loss on extinguishment of debt arose from the early repayment of long-term debt under our 2018 Loan Agreement in June 2022.
Income tax provision
We use the asset and liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to our historical operating performance and our recorded cumulative net losses in prior fiscal periods, our net deferred tax assets have been fully offset by a valuation allowance.
Financial statement effects of uncertain tax positions are recognized when it is more-likely-than-not, based on the technical merits of the position, that it will be sustained upon examination. Interest and penalties related to unrecognized tax benefits are included within the provision for income tax.
Results of operations
Comparison of the years ended December 31, 2022 and 2021
We made the decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022 as a result of the DOJ investigation and claims audits (as further described in “—DOJ investigation and settlement and claims audits”). Beginning in late 2021, as a result of the impact of the DOJ investigation on the Company's business and financial condition, we shifted our strategy to limit our costs, conducted a reduction in force and took other precautionary measures to preserve capital and liquidity. As a result, the following comparison of the 2022 and 2021 fiscal years reflect a trend of decreasing expenditures due to the implementation of capital and liquidity preservation measures.
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
Revenue, net	$37,248	$32,122	$5,126	16.0%
Cost of revenue	22,988	27,956	(4,968)	(17.8)
Gross profit (loss)	14,260	4,166	10,094	242.3
Operating expenses:
Research and development	18,813	25,232	(6,419)	(25.4)
Sales and marketing	52,947	85,759	(32,812)	(38.3)
General and administrative	54,259	49,882	4,377	8.8
Total operating expenses	126,019	160,873	(34,854)	(21.7)
Loss from operations	(111,759)	(156,707)	44,948	(28.7)
Other income (expense), net:
Interest income	1,196	21	1,175	*
Interest expense	(549)	(1,068)	519	(48.6)
Change in fair value of convertible notes	(45,503)	—	(45,503)	*
Loss on extinguishment of debt	(772)	—	(772)	*
Total other income (expense), net	(45,628)	(1,047)	(44,581)	*
Loss before income taxes	(157,387)	(157,754)	367	(0.2)
Income tax provision	100	—	100	*
Net loss and comprehensive loss	$(157,487)	$(157,754)	$267	(0.2)%
*	Not Meaningful
Revenue, net
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
Revenue, net	$37,248	$32,122	$5,126	16.0%
Gross systems shipped during 2022 were 24,247, compared to 45,136 in 2021, of which less than 1% and 44%, respectively, were to customers with potential insurance coverage. The decrease in shipment volume was largely driven by our decision to temporarily stop accepting insurance benefits as a method of direct payment in the fourth quarter of 2021. Beginning September 2022, we resumed accepting insurance benefits as a method of direct payment in certain limited circumstances and for which revenue is and has been recognized. Additionally, during the fourth quarter of 2022, we shipped Eargo hearing devices to Victra, our retail partner, for in-person customer sales at its approximately 1,500 store locations across the United States, for which we recognize revenue upon shipment to our retail partner.
Revenue, which is reported net of consideration payable to customers and expected returns, increased by $5.1 million, or 16.0%, from $32.1 million during the year ended December 31, 2021 to $37.2 million during the year ended December 31, 2022.

In September 2022, we made the determination not to seek payment for approximately $16.1 million from customers with unsubmitted and unpaid claims, or the Pricing Concession. This decision resulted in a reduction in net revenue of $0.3 million for the year ended December 31, 2022 after the remeasurement of the corresponding sales return reserve and the utilization of the related allowance for expected credit losses.
During the year ended December 31, 2021, the $34.4 million settlement amount associated with the DOJ investigation was recorded as a reduction in revenue. Additionally, we previously estimated that a majority of customers with unsubmitted claims as of December 31, 2021 would choose to return the hearing aid system if their insurance provider denied their claim or the claim was ultimately not submitted by us for payment, resulting in an increase in expected product returns from such transactions that occurred prior to September 21, 2021. As a result, we recorded $13.3 million of estimated sales returns as a reduction in revenue in the third quarter of 2021 related to shipments to customers with potential insurance benefits. Further, we did not recognize revenue and related sales returns reserve on approximately 2,230 Eargo hearing aid systems shipped during the year ended December 31, 2021 and subsequent to learning of the DOJ investigation, as these transactions did not meet the criteria for revenue recognition.
Cost of revenue, gross profit, and gross margin
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
Cost of revenue	$22,988	$27,956	$(4,968)	(17.8)%
Gross profit	14,260	4,166	10,094	242.3%
Gross margin	38.3%	13.0%
Cost of revenue decreased by $5.0 million, or 17.8%, from $28.0 million during 2021 to $23.0 million during 2022. The change was primarily due to the decrease in the volume of Eargo hearing aid systems shipped, partially offset by charges related to certain slow moving inventory items.
Gross margin increased to 38.3% during 2022, compared to 13.0% during 2021. The increase in gross margins is primarily due to revenue-related adjustments made in 2021, including the $34.4 million settlement amount associated with the DOJ investigation, the expected increase in product returns from customers with unsubmitted claims, as well as the approximately 2,230 Eargo hearing aid systems shipped during the year ended December 31, 2021, for which no revenue was recognized as the transactions did not meet criteria for revenue recognition.
Estimated sales returns are recorded as a reduction in revenue. The $18.2 million of estimated sales returns recorded during 2022 significantly decreased from the $37.7 million of estimated sales returns recorded during 2021. The reduction is attributable primarily to $13.3 million recorded during the year ended December 31, 2021 for estimated sales returns related to the expected increase in product returns from shipments to customers with potential insurance benefits and the reduction in the number of our gross systems shipped during the year ended December 31, 2022.
Research and development (R&D)
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
Research and development	$18,813	$25,232	$(6,419)	(25.4)%
R&D expenses decreased by $6.4 million, or 25.4%, from $25.2 million during 2021 to $18.8 million during 2022. The change was primarily due to the impact of decreased headcount, a net decrease of $5.5 million in personnel and personnel-related costs due in part to a decrease in stock-based compensation, primarily related to the suspension of our ESPP in November 2021 and a reduction in cumulative compensation costs of $1.8 million recognized during the year ended December 31, 2022 related to the non-achievement of certain performance targets for restricted stock units. Additionally, during the year ended December 31, 2022, there was a net decrease of $1.1 million in third-party costs subsequent to the commercial launches of Eargo 5 in July 2021 and Eargo 6 in January 2022.

Sales and marketing
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
Sales and marketing	$52,947	$85,759	$(32,812)	(38.3)%
Sales and marketing expenses decreased by $32.8 million, or 38.3%, from $85.8 million during 2021 to $52.9 million during 2022. The change was primarily due to decreases in direct marketing, advertising and promotional expenses of $19.5 million due to a reduction in media spend following our decision to temporarily stop accepting insurance benefits as a method of direct payment on December 8, 2021, and decreases in personnel and personnel-related costs of $13.3 million due to decreased headcount and suspension of our ESPP in November 2021.
General and administrative
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
General and administrative	$54,259	$49,882	$4,377	8.8%
General and administrative expenses increased by $4.4 million, or 8.8%, from $49.9 million during 2021 to $54.3 million during 2022. This change was primarily due to an increase of $6.6 million in general corporate costs primarily related to legal, accounting, consulting and other professional fees driven by activities related to the DOJ investigation and compliance matters and increase in insurance overhead costs as a result of operating as a public company, and $5.7 million in third-party costs related to the issuance of the Notes. The increase was partially offset by a net decrease in bad debt expense during the year ended December 31, 2022. During the year ended December 31, 2021 our bad debt expense was higher by $8.9 million, based on our estimate that a significant number of customers whose claims are denied by insurance providers or not submitted by us for payment may not pay for or return the hearing aid system.
Interest income
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
Interest income	$1,196	$21	$1,175	*
Interest income increased by $1.2 million, from $0.1 million during 2021 to $1.2 million during 2022. The increase in interest income was primarily attributable to the increased interest rates on cash balances during 2022.
Interest expense
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
Interest expense	$(549)	$(1,068)	$519	(48.6)%
Interest expense decreased by $0.5 million, or 48.6%, from $1.1 million during 2021 to $0.6 million during 2022. The decrease in interest expense was primarily attributable to the repayment of long-term debt under our 2018 Loan Agreement in June 2022 and our accounting policy election to account for the Notes at fair value and include interest expense related to the Notes in the changes in fair value.
Change in fair value of convertible notes
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
Change in fair value of convertible notes	$(45,503)	$—	$(45,503)	*

The change in fair value of convertible notes payable of $45.5 million for the year ended December 31, 2022 represents the difference between the fair value of the Notes at issuance and the fair value of the Conversion Shares on the dates of settlement. Prior to the closing of the Rights Offering, the fair value of the Notes was estimated as a combination of our equity, an option on our equity valued using the Black-Scholes option pricing model, and a short position in a bond valued under the discounted cash flow model. The conversion date fair value of the Notes was estimated based on the closing price of the Company’s common stock adjusted for the impact of certain legal restrictions on the Conversion Shares.
Loss on extinguishment of debt
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	Amount	%
Loss on extinguishment of debt	$(772)	$—	$(772)	*
Loss on extinguishment of debt of $0.8 million for the year ended December 31, 2022 arose from the early repayment of long-term debt under our 2018 Loan Agreement in June 2022.
Comparison of the years ended December 31, 2021 and 2020
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	Amount	%
Revenue, net	$32,122	$69,154	$(37,032)	(53.6)%
Cost of revenue	27,956	21,873	6,083	27.8
Gross profit	4,166	47,281	(43,115)	(91.2)
Operating expenses:
Research and development	25,232	12,045	13,187	109.5
Sales and marketing	85,759	49,525	36,234	73.2
General and administrative	49,882	20,582	29,300	142.4
Total operating expenses	160,873	82,152	78,721	95.8
Loss from operations	(156,707)	(34,871)	(121,836)	349.4
Other income (expense), net:
Interest income	21	37	(16)	(43.2)
Interest expense	(1,068)	(1,920)	852	(44.4)
Other income (expense), net	—	(1,474)	1,474	*
Loss on extinguishment of debt	—	(1,627)	1,627	*
Total other income (expense), net	(1,047)	(4,984)	3,937	(79.0)
Loss before income taxes	(157,754)	(39,855)	(117,899)	295.8
Income tax provision	—	—	—	—
Net loss and comprehensive loss	$(157,754)	$(39,855)	$(117,899)	295.8%
*	Not Meaningful
Revenue, net
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	Amount	%
Revenue, net	$32,122	$69,154	$(37,032)	(53.6)%

Gross systems shipped during 2021 were 45,136, compared to 38,243 in 2020. The increase in shipment volume was largely driven by a continued expansion in national marketing efforts and customer adoption of our telecare model. However, revenue, which is reported net of consideration payable to customers and expected returns, decreased by $37.0 million, or 53.6%, from $69.2 million during the year ended December 31, 2020 to $32.1 million during the year ended December 31, 2021.
The $34.4 million settlement amount associated with the DOJ investigation was recorded as a reduction in revenue during the year ended December 31, 2021. Additionally, we estimated that a majority of customers with unsubmitted claims will choose to return the hearing aid system if their insurance provider denies their claim or the claim is ultimately not submitted by us for payment, resulting in an increase in expected product returns from such transactions that occurred prior to September 21, 2021. As a result, we recorded $13.3 million of estimated sales returns as a reduction in revenue in the third quarter of 2021 related to shipments to customers with potential insurance benefits.
Further, we did not recognize revenue and related sales returns reserve on approximately 2,230 Eargo hearing aid systems shipped during third and fourth quarters of 2021 subsequent to learning of the DOJ investigation, as these transactions did not meet the criteria for revenue recognition. We recognized revenue on approximately 42,910 Eargo hearing aid systems shipped to customers during 2021, a 12.2% increase compared to the 38,243 Eargo hearing aid systems for which revenue was recognized during 2020. The impact on revenue from an increase in the volume of shipments was offset by the $34.4 million settlement amount, the increase in expected returns from customers with potential insurance benefits and with unsubmitted claims as of December 31, 2021, and by the hearing aid systems shipped for which we did not recognize revenue.
Cost of revenue, gross profit, and gross margin
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	Amount	%
Cost of revenue	$27,956	$21,873	$6,083	27.8%
Gross profit	4,166	47,281	(43,115)	(91.2)%
Gross margin	13.0%	68.4%
Cost of revenue increased by $6.1 million, or 27.8%, from $21.9 million during 2020 to $28.0 million during 2021. The change was primarily due to the increase in the volume of Eargo hearing aid systems shipped, product mix shift towards Eargo 5 which has a higher average product cost, and higher depreciation and software amortization related to the Eargo 5 commercial launch in July 2021.
Gross margin decreased to 13.0% during 2021, compared to 68.4% during 2020. The decrease in gross margins is primarily due to the $34.4 million settlement amount associated with the DOJ investigation, the expected increase in product returns from customers with unsubmitted claims, the approximately 2,230 Eargo hearing aid systems shipped during the third and fourth quarters of 2021 for which we did not recognize related revenue, and a product mix shift towards Eargo 5, which has a higher cost of goods per product sold.
Estimated sales returns are recorded as a reduction in revenue. The $37.7 million of estimated sales returns recorded during 2021 is an increase of $15.0 million from the $22.7 million of estimated sales returns recorded during 2020. This change is primarily due to $13.3 million of estimated sales returns recorded during the third quarter of 2021 related to the expected increase in product returns from shipments to customers with potential insurance benefits.
Research and development (R&D)
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	Amount	%
Research and development	$25,232	$12,045	$13,187	109.5%
R&D expenses increased by $13.2 million, or 109.5%, from $12.0 million during 2020 to $25.2 million during 2021. The change was primarily due to a net increase of $10.6 million in personnel and personnel-related costs, which includes the impact of increased headcount and an increase in stock-based compensation of $6.1 million, and a net increase of $1.8 million in third-party costs related to current and future product development initiatives.
Sales and marketing
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	Amount	%
Sales and marketing	$85,759	$49,525	$36,234	73.2%
Sales and marketing expenses increased by $36.2 million, or 73.2%, from $49.5 million during 2020 to $85.8 million during 2021. The change was primarily due to increases in direct marketing, advertising and promotional expenses of $18.9 million, partially driven by increased rates due to decreased cable TV viewership in our core demographic, and an increase in personnel and personnel-related costs of $17.3 million, which includes the impact of increased headcount (a trend that was reversed in the fourth quarter of 2021 as further described in the introductory paragraph to this “—Results of operations” and “—DOJ investigation and settlement and claims audits”), higher commissions from increased sales and an increase in stock-based compensation of $9.6 million.
General and administrative
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	Amount	%
General and administrative	$49,882	$20,582	$29,300	142.4%
General and administrative expenses increased by $29.3 million, or 142.4%, from $20.6 million during 2020 to $49.9 million during 2021. This change was primarily due to an increase in general corporate costs of $14.3 million, an increase in personnel and personnel-related costs of $9.7 million, and a net increase in bad debt expense of $7.3 million.
The change in general corporate costs includes $8.4 million in legal and other professional fees as a result of the DOJ investigation as well as increased costs as a result of operating as a public company. The change in personnel and personnel-related costs includes compensation-related costs as a result of increased headcount as well as an increase in stock-based compensation of $6.3 million. The $7.3 million net increase in bad debt expense is primarily based on our estimate that, in addition to the customers who choose to return their hearing aid systems, a significant number of customers whose claims are denied by insurance providers or not submitted by us for payment may not pay for or return the hearing aid system.
Interest expense
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	Amount	%
Interest expense	$(1,068)	$(1,920)	$852	(44.4)%
Interest expense decreased by $0.9 million, or 44.4%, from $1.9 million during 2020 to $1.1 million during 2021. The decrease in interest expense was primarily attributable to lower long-term debt balance outstanding and lower related interest rate during 2021 as compared 2020.
Other income (expense), net
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	Amount	%
Other income (expense), net	$—	$(1,474)	$1,474	*

Other income (expense), net during 2020 consisted primarily of adjustments to the fair value of our convertible preferred stock warrant liabilities prior to their reclassification to additional paid-in capital upon the closing of our IPO in October 2020. There was no similar expense in the comparable period of 2021.
Liquidity and capital resources
Sources of liquidity and operating capital requirements
Since our inception, we have incurred net losses and negative cash flows from operations. We have funded our operations primarily from the net proceeds received from the sale of our equity securities, indebtedness and revenue from the sale of our products.
On June 28, 2022 (the “First Tranche Closing”), we completed the initial issuance of $100.0 million aggregate principal amount of Notes (the “First Tranche Notes”). The Notes were secured by a first-priority lien on substantially all our assets, including our intellectual property. We used approximately $16.2 million of the net proceeds from the First Tranche Notes issuance to repay all existing third-party indebtedness and related pay-off expenses.
Pursuant to the Note Purchase Agreement, the PSC Stockholder agreed to purchase up to an additional $25.0 million of Notes if the Company completed the Rights Offering within 150 days after the First Tranche Closing and the existing stockholders of Eargo subscribed to purchase less than 3,750,000 shares of newly issued common stock in such Rights Offering.
The Rights Offering expired on November 17, 2022 and existing stockholders of Eargo subscribed for an aggregate of approximately 2.9 million shares of common stock. On November 23, 2022, the Rights Offering was consummated, and we received net proceeds of approximately $27.6 million from existing stockholders. In accordance with the terms of the Note Purchase Agreement, on November 25, 2022, the PSC Stockholder purchased an additional approximately $5.5 million of aggregate principal amount of Notes (the “Second Tranche Notes”).
On November 23, 2022, the First Tranche Notes converted into an aggregate of 15,000,000 shares of our common stock, and on November 25, 2022 the Second Tranche Notes converted into an aggregate of 821,299 shares of our common stock, in each case pursuant to the Note Purchase Agreement. Following such conversion, the PSC Stockholder beneficially owned approximately 76.3% of the outstanding common stock. As of December 31, 2022, we had no debt outstanding.
As of December 31, 2022, we had cash and cash equivalents of $101.2 million, which are available to fund our operations. Cash and cash equivalents include amounts deposited in financial institutions regulated by the FDIC. The FDIC insures cash deposits of up to $250,000. We regularly maintain cash balances in deposit accounts in excess of the FDIC insured limits. Additionally, our cash equivalents are held in accordance with cash sweep arrangements with financial institutions, which amounts are invested in money market accounts that are neither included on the balance sheets of such financial institutions nor insured by the FDIC. According to our cash sweep arrangements, we believe we should be recognized by the FDIC as the owner of such assets in the event of such financial institution’s failure, such as the March 10, 2023 closure of SVB. While we have regained access to our funds at SVB and are evaluating our banking relationships, future disruptions of financial institutions where we bank or disruptions of the financial services industry in general could adversely affect our ability to access our cash and cash equivalents. If we are unable to access our cash and cash equivalents as needed, our financial position and ability to operate our business could be adversely affected. In addition, even if we lack exposure to the uncertainty or volatility of one or more financial institutions, the impact of financial institution volatility on our partners, customers or suppliers may also impact our business and financial condition.
Our net losses were $157.5 million, $157.8 million and $39.9 million for the years ended December 31, 2022, 2021 and 2020, respectively. We had an accumulated deficit of $514.3 million as of December 31, 2022. We expect to incur additional substantial losses in the foreseeable future. We believe that without any future financing, our current resources are insufficient to satisfy our obligations as they become due within one year after the date that the financial statements are issued. Our negative cash flows and current lack of financial resources raise substantial doubt as to our ability to continue as a going concern.

We anticipate our future operating requirements will be substantial and that we will need to raise significant additional resources to fund our operations through equity or debt financing, or some combination thereof. We are currently exploring fundraising opportunities to meet these capital requirements. If we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations.
In addition to our current capital needs, we regularly consider fundraising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation. We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings. Uncertainty in the market generally due to increasing interest rates and inflation may make it challenging to raise additional capital, and such capital may not be available to us on acceptable terms on a timely basis, or at all. If adequate funds are not available, or if the terms of potential funding sources are unfavorable, our business and our ability to develop our technology and our products would be harmed. Furthermore, any new equity or convertible debt securities we issue may result in the dilution of our stockholders, and any debt financing may include covenants that restrict our business.
Our expected future capital requirements and ability to raise additional capital will depend on many forward-looking factors, including but not limited to the following:
•	investor confidence in our ability to continue as a going concern;
•	the timing, receipt and amount of sales from our current and future products;
•
the costs involved in resolving third-party claims audits, as well as other legal proceedings (including the shareholder class action and derivative actions discussed in Note 6 to the Consolidated Financial Statements included in this Annual Report on Form 10-K), and their duration and impact on our business generally;

•
the availability of insurance coverage for our hearing aid devices, and any costs associated with reimbursement and compliance, including following the implementation of the OTC Final Rule (which may lead insurance providers to take actions limiting our ability to access insurance coverage), and any resulting changes to our business model, including a potential long-term shift to a model that generally excludes insurance benefits as a method of direct payment to Eargo, which would likely result in a sustained increased cost of customer acquisition;

•	the cost and timing of expanding our sales, marketing and distribution capabilities;
•	any expenses, as well as the impact to our business and operating model, as a result of changes in the regulatory landscape for hearing aid devices;
•	the cost of manufacturing, either ourselves or through third-party manufacturers, our products;
•	the terms, timing and success of any other licensing, partnership, omni-channel, including retail, or other arrangements that we may establish;
•	any product liability or other lawsuits related to our current or future products;
•	the expenses needed to attract, hire and retain skilled personnel;
•	the extent of our spending to support research and development activities and the expansion of our product offerings;
•	the costs associated with being a public company;
•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing our intellectual property portfolio; and
•	the extent to which we acquire or invest in businesses.
Our liquidity is subject to various risks, including the risks identified in the section titled “Risk Factors” in Item 1A of Part I. While the extent to which we are able to validate and establish additional processes to support the submission of claims for reimbursement to health plans, including those under the FEHB program, and the future impacts of the implementation of the FDA’s new OTC hearing aid regulatory framework (which may lead insurance providers to take actions limiting our ability to access insurance coverage) are difficult to assess or predict at this time, since the announcement of the DOJ investigation and our related decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022, there has been and may continue to be a significant reduction in shipments, revenue and gross margin which could in the future negatively impact our liquidity and working capital, including by impacting our ability to access any additional capital.
Cash flows
The following table summarizes our cash flows for the periods indicated:
	Twelve months ended December 31,
(in thousands)	2022	2021
Net cash used in operating activities	$(117,304)	$(98,456)
Net cash used in investing activities	(3,087)	(7,587)
Net cash provided by financing activities	111,129	4,358
Net decrease in cash and cash equivalents	$(9,262)	$(101,685)
Operating activities
In 2022, cash used in operating activities was $117.3 million, attributable to a net loss of $157.5 million, partially offset by non-cash charges of $69.4 million and a net change in our net operating assets and liabilities of $29.2 million. Non-cash charges primarily consisted of $45.5 million related to the change in fair value of convertible notes, $10.0 million in stock-based compensation, $5.7 million in debt issuance costs from convertible notes, $5.5 million in depreciation and amortization expense, $1.1 million in non-cash operating lease expense, $0.8 million in loss on extinguishment of debt, and $0.7 million in bad debt expense. The change in our net operating assets and liabilities was primarily due to the payment of $34.4 million settlement liability associated with the DOJ investigation, a $9.9 million decrease in sales returns reserve and a $2.8 million decrease in accounts payable. These changes were partially offset by a $9.9 million decrease in accounts receivable, a $4.3 million decrease in prepaid expenses and other current and noncurrent assets, a $3.7 million increase in accrued expenses and a $0.7 million decrease in inventories.
In 2021, cash used in operating activities was $98.5 million, attributable to a net loss of $157.8 million, partially offset by non-cash charges of $43.2 million and a net change in our net operating assets and liabilities of $16.1 million. Non-cash charges primarily consisted of $27.7 million in stock-based compensation that includes the amounts recorded upon the suspension of the ESPP in the fourth quarter of 2021, $9.6 million in bad debt expense, $4.2 million in depreciation and amortization expense, and $1.1 million in non-cash operating lease expense. The change in our net operating assets and liabilities was primarily due to the $34.4 million settlement liability associated with the DOJ investigation, a $9.5 million increase in sales returns reserve, and a $3.1 million increase in accounts payable. These changes were partially offset by a $18.4 million increase in accounts receivable, a $7.4 million increase in prepaid expenses and other current and noncurrent assets and a $3.0 million increase in inventories.
Investing activities
In 2022, cash used in investing activities was $3.1 million, which consisted of $2.8 million related to the purchase of property and equipment and $0.3 million in payments for costs related to the development of internal use software capitalized during 2021.
In 2021, cash used in investing activities was $7.6 million, which consisted of $3.8 million in capitalized costs related to the development of internal use software, $2.9 million in cash paid for acquisition of a business, and $0.9 million related to the purchase of property and equipment.
Financing activities
In 2022, cash provided by financing activities was $111.1 million. This was primarily attributable to $99.7 million in net proceeds from issuance of the Notes and $27.6 million in net proceeds from issuance of our common stock upon the Rights Offering closing, offset by $16.2 million relating to the repayment of long-term debt under the 2018 Loan Agreement.
In 2021, cash provided by financing activities was $4.4 million. This was primarily attributable to $2.7 million from employee stock purchase plan purchases and $1.7 million from the exercise of stock options.

Critical accounting estimates
Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. Our significant accounting policies and methods used in the preparation of our consolidated financial statements are described in Note 2 of the Notes to Consolidated Financial Statements included in Part II, Item 8 of this Annual Report on Form 10-K.
The preparation of the consolidated financial statements requires us to make estimates and assumptions regarding the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The estimates, assumptions and judgments described below involve a substantial level of estimation uncertainty and as a result have had or are reasonably likely to have a material impact on our consolidated financial statements, results of operations and financial condition. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.
Revenue recognition—sales returns reserve
Revenue is recorded net of expected returns, which are estimated based on analysis of various factors including historical returns, current economic trends, and changes in customer demand.
As of December 31, 2022 and 2021, we recorded a sales returns reserve of $3.9 million and $13.8 million, respectively, in the consolidated balance sheets. We recorded $18.2 million of estimated sales returns as a reduction in revenue during 2022 based on our estimated returns of products sold during the year, which includes $13.3 million recorded during the third quarter of 2021 primarily based on our estimate that a majority of customers with unsubmitted claims will choose to return the hearing aid system if their insurance provider denies their claim or the claim is ultimately not submitted by us for payment (as further described in “—DOJ investigation and settlement and claims audits”). See also the caption “Sales returns reserve” under Note 4 of the Notes to the Consolidated Financial Statements included in this Annual Report on Form 10-K. The estimated sales returns recorded during the third quarter of 2021 included $5.1 million related to transactions that occurred during the first and second quarters of 2021. These estimates are inherently subject to estimation uncertainty because they assume the potential actions that a substantial number of our insurance pay customers may take as a result of the unavailability of insurance benefits as a direct payment method, which increases the probability of higher returns. If actual returns differ from our estimates or new factors arise indicating a rate of return that is different from our original estimate, an adjustment to revenue in a subsequent period will be recorded, which could have a material impact on our results of operations.
Accounts receivable—estimated credit losses
Accounts receivable is recorded net of an allowance for expected credit losses, which is based on our historical collection experience, current and future economic market conditions and a review of the current aging status and financial condition of our customers.
As of December 31, 2022 and 2021, we recorded an allowance for credit losses of $0.2 million and $4.8 million, respectively, in the consolidated balance sheets. We recorded $0.7 million and $9.6 million in bad debt expense during the years ended December 31, 2022 and 2021, respectively. Bad debt expense recorded in 2021 was primarily based on our estimate that, in addition to the customers who choose to return their hearing aid systems, a significant number of customers with an extended right of return whose claims are denied by insurance providers or are not submitted by us for payment may not pay for or return the hearing aid system. Of the $9.6 million recorded to bad debt expense during the year ended December 31, 2021, $5.8 million relates to submitted claims that have been denied or have not been paid and were written off during 2021. During the year ended December 31, 2022, we released $4.5 million from the allowance for credit losses balance as part of the Pricing Concession. See the captions “DOJ investigation and settlement and claims audits” and “Allowance for credit losses” in the Notes 1 and 4 to our Consolidated Financial Statements included in this Annual Report on Form 10-K.
As similarly described in “Revenue recognition—sales returns reserve” above, estimates with respect to the actions of our customers, in this case relating to non-payment, are subject to estimation uncertainty, particularly because any attempt to predict the behavior of individual customers can be affected by a variety of external factors. If actual credit losses differ from our estimates or new factors arise indicating credit losses that are different from our original estimate, it could have a material impact on our future operating expenses and results of operations.
Stock-based compensation—valuation of equity awards
The valuation model used for calculating the estimated fair value of stock options and purchase rights granted under the employee stock purchase plan is the Black-Scholes option-pricing model. The Black-Scholes model requires us to make assumptions and judgments about the variables used in the calculations, including the expected term (weighted-average period of time that the stock-based awards are expected to be outstanding), the expected volatility of our common stock, the related risk-free interest rate and the expected dividend. We have elected to recognize forfeitures of stock options as they occur.
The Black-Scholes option-pricing model requires the use of highly subjective assumptions which determine the fair value of stock-based awards. These assumptions include:
•
Fair value of common stock. For grants prior to our IPO in October 2020, the fair value of our common stock underlying share-based awards was estimated on each grant date by our board of directors. In order to determine the fair value of our common stock underlying option grants, our board of directors considered, among other things, valuations of our common stock prepared by an unrelated third-party valuation firm in accordance with the guidance provided by the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. For all grants subsequent to our IPO in October 2020, the fair value of common stock was determined by using the closing price per share of common stock as reported on the Nasdaq Global Select Market.

•
Expected term. The expected term represents the period that share-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the share-based awards.

•
Expected volatility. Since we had been privately held and did not have any trading history for our common stock and subsequent to our IPO have limited trading history for our common stock, the expected volatility was estimated based on the average volatility for comparable publicly traded companies over a period equal to the expected term of the stock option grants. The comparable companies were chosen based on their similar size, stage in the life cycle or area of specialty.

•	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of option.
•	Expected dividend. We have never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero.
Recent accounting pronouncements
See Note 2 to our consolidated financial statements appearing under Part II, Item 8 for more information about recent accounting pronouncements, the timing of their adoption, and our assessment.
Item 7A.	Quantitative and Qualitative Disclosures About Market Risk.
Interest rate risk
Our cash and cash equivalents as of December 31, 2022 consists of $101.2 million in bank deposits and money market funds. Such interest-earning instruments carry a degree of interest rate risk. The goals of our investment policy are liquidity and capital preservation; we do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate exposure. We believe that we do not have any material exposure to changes in the fair value of these assets as a result of changes in interest rates due to the short-term nature of our cash and cash equivalents.
As of December 31, 2021, we had $15.0 million in variable rate debt outstanding. On June 28, 2022 in connection with the Note Transaction, we repaid all amounts outstanding and terminated the 2018 Loan Agreement. As of December 31, 2022, we had no debt outstanding. Refer to Note 8 to our Consolidated Financial Statements included in this Annual Report on Form 10-K for more information regarding the Note Purchase Agreement and related transactions.

Item 8.	Financial Statements and Supplementary Data.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the Board of Directors of Eargo, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Eargo, Inc. and subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses, negative cash flows and current lack of financial resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Description of Business and other matters – Pricing Concession – Refer to Notes 1, 2, and 4 to the financial statements
Critical Audit Matter Description
As of December 31, 2021, the Company recorded a sales returns reserve as a result of an offer to customers with potential insurance coverage the option to return their hearing aids. The Company also recorded an allowance for credit losses related to all outstanding insurance claims receivable as of December 31, 2021.

In September 2022, the Company made the determination not to seek payment for approximately $16.1 million from customers with unsubmitted and unpaid insurance claims for customers with potential insurance coverage, which was accounted for as a pricing concession (the “Pricing Concession”).
We identified management’s accounting evaluation and conclusions around the Pricing Concession as a critical audit matter due to the significant judgments required by management to appropriately account for the Pricing Concession. This required a high degree of auditor judgment and an increased extent of effort, including the involvement of professionals in our firm having expertise in revenue recognition when performing audit procedures to evaluate the accounting conclusions and amounts recorded.
How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to the accounting evaluation and conclusions around the Pricing Concession related to unsubmitted and unpaid insurance claims included the following, among others:
•
With the assistance of professionals in our firm having expertise in revenue recognition, we evaluated the Company’s accounting considerations and conclusions under accounting principles generally accepted in the United States of America (“GAAP”), regarding the accounting for the Pricing Concession.

•
We evaluated whether the assertions and assumptions made by management supporting their conclusions regarding the Price Concession were consistent with the evidence obtained in other areas of the audit.

Rights Offering and debt obligations – the Notes – Refer to Notes 1, 2, 3, and 8 to the financial statements
Critical Audit Matter Description
The Company entered into a note purchase agreement with Patient Square Capital (“PSC”) in June of 2022. This agreement contained the right for PSC to convert their debt into equity. The Company elected to use the fair value option to account for the notes that were issued in June 2022 and remeasured the underlying liability through the notes conversion on November 23 and 25, 2022.
We identified the accounting related to the issuance and reacquisition of the notes to be a critical audit matter due to the significant judgments required by management to appropriately account for the issuance and reacquisition of the notes. This required a high degree of auditor judgment and an increased extent of effort, including the involvement of professionals in our firm having expertise in debt and financial instruments when performing audit procedures to evaluate the accounting conclusions and amounts recorded.
How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to the accounting evaluation related to the issuance and reacquisition of the notes included the following, among others:
•
With the assistance of professionals in our firm having expertise in debt and financial instruments, we evaluated the Company’s accounting considerations and conclusions under accounting principles generally accepted in the United States of America (“GAAP”), regarding the accounting for the issuance and reacquisition of the notes.

•
We evaluated whether the assertions and assumptions made by management supporting their conclusions regarding the issuance and reacquisition of the notes were consistent with the underlying note agreement and the evidence obtained in other areas of the audit.

/s/ Deloitte & Touche LLP

San Jose, California
March 23, 2023
We have served as the Company’s auditor since 2018.

Eargo, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$101,238	$110,500
Accounts receivable, net	1,910	12,547
Inventories	5,036	5,712
Prepaid expenses and other current assets	7,846	10,873
Total current assets	116,030	139,632
Operating lease right-of-use assets	5,765	7,165
Property and equipment, net	7,441	9,551
Intangible assets, net	1,063	1,681
Goodwill	873	873
Other assets	906	1,209
Total assets	$132,078	$160,111
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,504	$9,053
Accrued expenses	12,715	9,235
Sales returns reserve	3,942	13,827
Settlement liability	—	34,372
Long-term debt, current portion	—	3,333
Other current liabilities	1,462	1,813
Lease liability, current portion	628	750
Total current liabilities	25,251	72,383
Lease liability, noncurrent portion	5,973	6,640
Long-term debt, noncurrent portion	—	11,924
Total liabilities	31,224	90,947
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively; zero shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	—	—
Common stock; $0.0001 par value; 450,000,000 and 110,000,000 shares authorized as of December 31, 2022 and December 31, 2021, respectively; 20,726,965 and 1,965,347 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	2	—
Additional paid-in capital	615,151	425,976
Accumulated deficit	(514,299)	(356,812)
Total stockholders’ equity	100,854	69,164
Total liabilities and stockholders’ equity	$132,078	$160,111
The accompanying notes are an integral part of these consolidated financial statements.

Eargo, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
	Year ended December 31,
	2022	2021	2020
Revenue, net	$37,248	$32,122	$69,154
Cost of revenue	22,988	27,956	21,873
Gross profit	14,260	4,166	47,281
Operating expenses:
Research and development	18,813	25,232	12,045
Sales and marketing	52,947	85,759	49,525
General and administrative	54,259	49,882	20,582
Total operating expenses	126,019	160,873	82,152
Loss from operations	(111,759)	(156,707)	(34,871)
Other income (expense), net:
Interest income	1,196	21	37
Interest expense	(549)	(1,068)	(1,920)
Other income (expense), net	—	—	(1,474)
Change in fair value of convertible notes	(45,503)	—	—
Loss on extinguishment of debt	(772)	—	(1,627)
Total other income (expense), net	(45,628)	(1,047)	(4,984)
Loss before income taxes	(157,387)	(157,754)	(39,855)
Income tax provision	100	—	—
Net loss and comprehensive loss	$(157,487)	$(157,754)	$(39,855)
Gain on extinguishment of Series C and Series C-1 convertible preferred stock	—	—	9,840
Net loss attributable to common stockholders, basic and diluted	$(157,487)	$(157,754)	$(30,015)
Net loss per share attributable to common stockholders, basic and diluted	$(39.68)	$(81.11)	$(76.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	3,968,432	1,944,857	394,405
The accompanying notes are an integral part of these consolidated financial statements.

Eargo, Inc.
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Equity
(In thousands, except share amounts)
	Convertible preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount
Balance December 31, 2019	591,290	$152,880	13,297	$—	$3,100	$(159,203)	$(156,103)
Issuance of Series E convertible preferred stock, net of issuance costs of $4,056	525,696	67,267	—	—	—	—	—
Issuance of Series E convertible preferred stock upon extinguishment of convertible notes payable	94,477	12,818	—	—	—	—	—
Gain on extinguishment of Series C and Series C-1 convertible preferred stock	—	(9,840)	—	—	9,840	—	9,840
Conversion of convertible preferred stock to common stock upon initial public offering	(1,211,463)	(223,125)	1,409,819	—	223,125	—	223,125
Conversion of convertible preferred stock warrants to common stock warrants upon initial public offering	—	—	—	—	1,931	—	1,931
Issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs of $14,031	—	—	451,481	—	148,502	—	148,502
Exercise of common stock warrants	—	—	5,389	—	—	—	—
Stock-based compensation	—	—	—	—	5,292	—	5,292
Exercise of stock options	—	—	32,340	—	1,179	—	1,179
Net loss and comprehensive loss	—	—	—	—	—	(39,855)	(39,855)
Balance December 31, 2020	—	—	1,912,326	—	392,969	(199,058)	193,911
Stock-based compensation	—	—	—	—	28,609	—	28,609
Exercise of stock options and release of restricted stock units	—	—	44,284	—	1,724	—	1,724
Issuance of common stock in connection with employee stock purchase plan	—	—	8,737	—	2,674	—	2,674
Net loss and comprehensive loss	—	—	—	—	—	(157,754)	(157,754)
Balance December 31, 2021	—	—	1,965,347	—	425,976	(356,812)	69,164
Stock-based compensation	—	—	—	—	9,965	—	9,965
Exercise of stock options and release of restricted stock units	—	—	11,618	—	65	—	65
Tax withholdings on settlement of restricted stock units	—	—	—	—	(29)	—	(29)
Issuance costs	—	—	—	—	600	—	600
Conversion of convertible notes	—	—	15,821,299	2	150,976	—	150,978
Issuance of common stock upon rights offering, net of issuance costs of $1,689	—	—	2,928,701	—	27,598	—	27,598
Net loss and comprehensive loss	—	—	—	—	—	(157,487)	(157,487)
Balance December 31, 2022	—	$—	20,726,965	$2	$615,151	$(514,299)	$100,854
The accompanying notes are an integral part of these consolidated financial statements.

Eargo, Inc.
Consolidated Statements of Cash Flows
(In thousands)
	Year ended December 31,
	2022	2021	2020
Operating activities:
Net loss	$(157,487)	$(157,754)	$(39,855)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,458	4,202	2,525
Stock-based compensation	9,965	27,731	5,089
Non-cash interest expense and amortization of debt discount	209	420	1,513
Debt issuance costs from convertible notes	5,742	—	—
Change in fair value of convertible notes	45,503	—	1,471
Loss on extinguishment of debt	772	—	1,627
Non-cash operating lease expense	1,050	1,063	1,128
Bad debt expense	713	9,615	2,352
Loss on disposal of property and equipment	—	155	—
Changes in operating assets and liabilities:
Accounts receivable	9,924	(18,369)	(4,094)
Inventories	676	(2,973)	141
Prepaid expenses and other noncurrent and current assets	4,277	(7,383)	(1,636)
Accounts payable	(2,794)	3,130	187
Accrued expenses	3,735	(368)	3,900
Sales returns reserve	(9,885)	9,501	567
Settlement liability	(34,372)	34,372	—
Other current and noncurrent liabilities	(351)	(946)	240
Operating lease liabilities	(439)	(852)	(1,196)
Net cash used in operating activities	(117,304)	(98,456)	(26,041)
Investing activities:
Purchases of property and equipment	(2,791)	(882)	(1,624)
Capitalized software development costs	(296)	(3,842)	(3,455)
Cash paid for acquisition of business	—	(2,863)	—
Net cash used in investing activities	(3,087)	(7,587)	(5,079)
Financing activities:
Proceeds from issuance of convertible notes, net of issuance costs paid to lender	105,378	—	10,053
Payment of convertible notes issuance costs to third parties	(5,645)	—	—
Proceeds from issuance of common stock upon rights offering, net of issuance costs	27,598	—	—
Proceeds from convertible preferred stock issuance, net of issuance costs	—	—	67,867
Proceeds from debt financing	—	—	15,000
Debt repayments	(16,238)	—	(12,720)
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	—	(40)	148,542
Proceeds from PPP loan	—	—	4,574
Repayment of PPP loan	—	—	(4,574)
Proceeds from stock options exercised	134	1,724	1,179
Proceeds from employee stock purchase plan purchases	—	2,674	—
Payment of taxes related to net share settlement of restricted stock units	(29)	—	—
Restricted stock units settled in cash	(69)	—	—
Net cash provided by financing activities	111,129	4,358	229,921
Net decrease in cash and cash equivalents	(9,262)	(101,685)	198,801
Cash and cash equivalents at beginning of period	110,500	212,185	13,384
Cash and cash equivalents at end of period	$101,238	$110,500	$212,185
The accompanying notes are an integral part of these consolidated financial statements.

	Year ended December 31,
	2022	2021	2020
Supplemental disclosure of cash flow information:
Cash paid for taxes	$124	$107	$63
Cash paid for interest	$396	$646	$398
Non-cash operating activities:
Lease liability obtained in exchange for right-of-use asset	$—	$7,046	$2,392
Non-cash investing and financing activities:
Property and equipment and capitalized software costs in accounts payable and accrued liabilities	$—	$357	$393
Stock-based compensation included in capitalized software costs	$—	$878	$203
Convertible preferred stock issuance costs included in accounts payable	$—	$600	$600
Common stock issued on conversion of convertible preferred stock upon initial public offering	$—	$—	$223,125
Common stock issued upon conversion of convertible notes	$150,978	$—	$—
Conversion of convertible preferred stock warrants to common stock warrants and related reclassification of convertible preferred stock warrant liability to additional paid in capital	$—	$—	$1,931
Offering costs in accounts payable and accrued liabilities	$—	$—	$40
Issuance of Series E convertible preferred stock upon extinguishment of convertible notes	$—	$—	$12,818
The accompanying notes are an integral part of these consolidated financial statements.

Eargo, Inc.
Notes to Consolidated Financial Statements
Note 1. Description of business and other matters
Eargo, Inc. (the “Company”) is a medical device company dedicated to improving the quality of life of people with hearing loss. The Company’s innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost.
Reverse stock split
In January 2023, the Company effected a reverse split of shares of the Company’s common stock on a 1-for-20 basis (the “Reverse Stock Split”). The Company’s common stock began trading on a post-split basis on January 18, 2023. The number of authorized shares of the common stock was not adjusted as a result of the Reverse Stock Split. All share and per share data in these consolidated financial statements have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented. The shares of common stock retain a par value of $0.0001 per share. Accordingly, an amount equal to the par value of the decreased shares resulting from the Reverse Stock Split was reclassified from common stock to additional paid-in capital.
DOJ investigation and settlement and claims audits
On September 21, 2021, the Company was informed that it was the target of a criminal investigation by the U.S. Department of Justice (the “DOJ”) related to insurance claims for reimbursement the Company submitted on behalf of its customers covered by various federal employee health plans under the Federal Employee Health Benefits (“FEHB”) program, which is administered by the Office of Personnel Management (the “OPM”). The investigation also pertained to Eargo’s role in claim submissions to federal employee health plans (collectively, the “DOJ investigation”). Total payments the Company received from the government in relation to claims submitted under the FEHB program, as subject to the DOJ investigation, net of any product returns and associated refunds, were approximately $44.0 million. Additionally, the third-party payor with whom the Company historically had the largest volume, which is one of the carriers contracted with the OPM under the FEHB program (“largest third-party payor”), conducted an audit of insurance claims for reimbursement (“claims”) submitted by the Company (the “Primary Audit”), which included a review of medical records. The Company was informed by the third-party payor conducting the Primary Audit that the DOJ was the principal contact related to the subject matter of the Primary Audit. On January 4, 2022, the DOJ confirmed to the Company that the investigation had been referred to the Civil Division of the DOJ and the U.S. Attorney’s Office for the Northern District of Texas and the criminal investigation was no longer active.
On April 29, 2022, the Company entered into a civil settlement agreement with the U.S. government that resolved the DOJ investigation related to the Company’s role in claim submissions to various federal employee health plans under the FEHB program. The settlement agreement provided for the Company’s payment of approximately $34.4 million to the U.S. government and resolved allegations that the Company submitted or caused the submission of claims for payment to the FEHB program using unsupported hearing loss-related diagnostic codes. As discussed further in Note 6, based on the settlement agreement with the U.S. government, the Company recorded a settlement liability of $34.4 million as of December 31, 2021. The settlement amount was treated as consideration payable to a customer and was recorded as a reduction of revenue in the third quarter of 2021. On May 2, 2022, the Company paid the settlement amount.
From the time the Company learned of the DOJ investigation and until December 8, 2021, the Company continued to process orders for customers with potential insurance benefits (including FEHB program members) but suspended all claims submission activities and offered affected customers (i.e., customers using insurance benefits as a method of direct payment for transactions prior to December 8, 2021) the option to return their hearing aids or purchase their hearing aids without the use of their insurance benefits in case their claim was denied or ultimately not submitted by the Company to their insurance plan for payment (the “extended right of return”). From December 8, 2021 until September 15, 2022, the Company did not accept insurance benefits as a method of direct payment.
The Company determined that customer transactions using insurance benefits as a method of direct payment occurring between September 21, 2021 (when the Company learned of the DOJ investigation) and December 8,

2021 (when the Company temporarily stopped accepting insurance benefits as a method of direct payment) did not meet the criteria for revenue recognition and, as such, the Company did not recognize revenue for shipments within that timeframe to customers with potential insurance benefits, substantially all of whom were covered under the FEHB program.
The Company previously estimated that a majority of customers with unsubmitted claims would choose to return the hearing aid system if their insurance provider denied their claim or the claim was ultimately not submitted by the Company for payment, resulting in an increase in expected product returns from sales transactions that occurred prior to September 21, 2021 and recorded during the year ended December 31, 2021. Returns associated with unsubmitted claims reduce the sales returns reserve, with a corresponding reduction in the related accounts receivable at the time the product is returned.
Further, the Company also estimated that, in addition to the customers who chose to return their hearing aid systems, a significant number of customers whose claims were denied by payors or not submitted by the Company for payment would not pay for or return the hearing aid system, resulting in bad debt expense that was recorded during the year ended December 31, 2021.
In September 2022, the Company made the determination not to seek payment for approximately $16.1 million from customers with unsubmitted and unpaid claims which was accounted for as a pricing concession (the “Pricing Concession”). During the year ended December 31, 2022, the Company recorded a $16.1 million reduction to its insurance-related accounts receivable balance along with related reduction to net revenue of $11.6 million and an allowance for credit losses balance of $4.5 million for such unsubmitted and unpaid claims. Further, the Company simultaneously recorded a decrease in its insurance-related sales return reserve of $11.3 million along with a corresponding increase of $11.3 million to net revenue for the year ended December 31, 2022 related to unsubmitted and unpaid claims. These changes resulted in a decrease in net revenue of $0.3 million for the year ended December 31, 2022.
Liquidity and going concern
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities during the normal course of business. The Company has incurred losses and negative cash flows from operations since its inception and management expects to incur additional substantial losses in the foreseeable future. As of December 31, 2022, the Company had cash and cash equivalents of $101.2 million and an accumulated deficit of $514.3 million.
In June 2022, the Company entered into a note purchase agreement (“Note Purchase Agreement”) with an affiliate of Patient Square Capital (the “PSC Stockholder”) and Drivetrain Agency Services, LLC, as administrative agent and collateral agent. Pursuant to the Note Purchase Agreement, the Company agreed to issue and sell up to $125.0 million in senior secured convertible notes (the “Notes”) of the Company, convertible into shares of common stock (the “Note Transaction”), of which the Company issued $100.0 million in June 2022 and $5.5 million in November 2022. In November 2022, the Company completed a rights offering for up to 18,750,000 newly issued shares of common stock (“Rights Offering”), as required under the terms of the Note Transaction documents and raised $27.6 million in net proceeds from existing investors. Subsequent to the Rights Offering, the outstanding Notes converted into 15,821,299 shares of the Company’s common stock (the “Conversion Shares”). The Note Transaction and Rights Offering are discussed further in Note 8.
Since the announcement of the DOJ investigation, there has been and may continue to be a significant reduction in shipments, revenue and gross margin, which has and could continue to negatively impact the Company’s liquidity and working capital, including impacting its ability to access additional capital. It is difficult to assess or predict at this time the extent to which the Company is able to validate and establish additional processes to support the submission of claims for reimbursement to health plans, including those under the FEHB program, and the future impacts of the implementation of an over-the-counter (“OTC”) hearing aid regulatory framework (which may lead insurance providers to take actions limiting the Company’s ability to access insurance coverage).
The Company believes that without an alternative future financing, its current resources are insufficient to satisfy its obligations as they become due within one year after the date that these consolidated financial statements are issued. The negative cash flows and current lack of financial resources of the Company raise substantial doubt as to the Company’s ability to continue as a going concern. If the Company is unable to raise additional funding to meet its operational needs, it will be forced to limit or cease its operations.
These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainty.
Note 2. Summary of significant accounting policies
Basis of presentation and principles of consolidation
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of Eargo, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.
Use of estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates, assumptions, and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made in the accompanying consolidated financial statements include, but are not limited to, the sales returns reserve, the present value of lease liabilities, the fair value of equity securities, the fair value of financial instruments, the allowance for credit losses, the net realizable value of inventory, the fair value of assets acquired in a business combination, the useful lives of long-lived assets, accrued product warranty reserve, legal and other contingencies, certain other accruals and recoverability of the Company’s net deferred tax assets and the related valuation allowance. Management periodically evaluates its estimates, which are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from those estimates.
Cash and cash equivalents
Cash and cash equivalents include amounts deposited in financial institutions regulated by the Federal Deposit Insurance Corporation (the “FDIC”) as well as short-term, highly liquid investments with original maturities of three months or less from the purchase date; cash equivalents consist primarily of amounts invested in money market accounts.
The FDIC insures cash deposits of up to $250,000. The Company regularly maintains cash balances in deposit accounts in excess of the FDIC insured limits. Additionally, the Company’s cash equivalents are held in accordance with cash sweep arrangements with financial institutions, which amounts are invested in money market accounts that are neither included on the balance sheets of such financial institutions nor insured by the FDIC. According to such cash sweep arrangements, the Company believes it should be recognized by the FDIC as the owner of assets in the event of financial institution’s failure, such as the March 10, 2023 closure of Silicon Valley Bank.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of demand deposit accounts, money market accounts and accounts receivable, including credit card receivables. The Company maintains its cash and cash equivalents, which may, at times, exceed federally insured limits, with financial institutions of high credit standing. Through December 31, 2022, the Company has not experienced any losses on its deposit accounts and money market accounts. As of December 31, 2022, the Company does not believe there is a significant financial risk from nonperformance by the issuers of the Company’s deposit accounts and money market accounts.
Approximately 93% of the Company’s gross accounts receivable as of December 31, 2021 were for customers with insurance benefits, substantially all of whom were covered under the FEHB program. Furthermore, approximately 90% of the Company’s gross accounts receivable as of December 31, 2021 were related to shipments of Eargo hearing aids to customers insured under a single insurance plan whose claims are processed through the Company’s largest third-party payor, which conducted the Primary Audit. The Company remains subject to a prepayment review of claims by the payor who conducted the Primary Audit. Please see caption “DOJ investigation and settlement and claims audits” in Note 1 for more information regarding the DOJ investigation and claims audits. As of December 31, 2022, subsequent to the Pricing Concession, there was no credit risk concentration in the Company’s accounts receivable.
Fair value measurement
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability, or an exit price, in the principal or most advantageous market for that asset or liability in an orderly transaction between market participants on the measurement date.
The Company measures fair value based on a three-level hierarchy of inputs, of which the first two are considered observable and the last unobservable. Unobservable inputs reflect the Company’s own assumptions about current market conditions. The Company maximizes the use of observable inputs, where available, and minimizes the use of unobservable inputs when measuring fair value. The three-level hierarchy of inputs is as follows:
Level 1—Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2—Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their short-term nature. Refer to Note 3 for discussion of certain other financial instruments.
Convertible notes - fair value option
The Company has elected the fair value option to account for the Notes that were issued in June 2022 and remeasured the underlying liability through the Notes conversion in November 2022, as further disclosed in Notes 3 and 8. At issuance, the Company recorded the Notes at fair value with changes in fair value recorded as a component of other income (expense), net in the consolidated statements of operations and comprehensive loss with the exception of changes in fair value due to instrument-specific credit risk, which are recorded as a component of other comprehensive income. Interest expense related to the Notes is included in the changes in fair value. As a result of applying the fair value option, direct costs and fees related to the Notes were not deferred and, therefore, expensed as incurred as a component of general and administrative expenses.
Accounts receivable, net
Accounts receivable represents amounts due from third-party institutions for credit card and debit card transactions and trade accounts receivable. Trade accounts receivable are primarily insurance claims receivable amounts due from customers, which includes third-party payors and end-users. Accounts receivable are recorded net of an allowance for expected credit losses. The Company’s expected loss allowance for receivables is based on its historical collection experience, current and future economic market conditions and a review of the current aging status and financial condition of its customers. Specific allowance amounts are established to record the appropriate allowance for customers that have an identified risk of default. General allowance amounts are established based upon an assessment of expected credit losses for receivables by aging category. Accounts receivable balances are written off when they are determined to be uncollectible.

Inventories
Inventories are stated at the lower of standard cost (which approximates actual cost on a first-in, first-out basis) or net realizable value. Inventory consists of purchased components for producing hearing aid products and accessories and finished goods. Provisions for slow-moving, excess or obsolete inventories are recorded when required to reduce inventory values to their estimated net realizable values based on product life cycle, development plans or quality issues.
Property and equipment, net
Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the consolidated balance sheets and any resulting gain or loss is reflected in operations in the period realized. Repairs and maintenance are expensed as incurred.
Capitalized software development costs
The Company capitalizes software purchased for internal use and qualified costs incurred in connection with the development of internal use software. Purchased software consists of software products and licenses, which are amortized over the lesser of their estimated useful life or the contractual term. Internally developed software costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external direct costs of the development are capitalized until the software is substantially complete and ready for its intended use. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. Internal use software is amortized on a straight-line basis over its estimated useful life, generally three years. Post-implementation activities including training and maintenance are expensed as incurred. Capitalized costs less accumulated amortization are recorded as a component of property and equipment, net on the consolidated balance sheets.
Goodwill, finite-lived acquired intangible assets, and impairment
Goodwill represents the excess of the purchase price paid over the fair value of tangible and identifiable intangible net assets acquired in business combinations. In November of each fiscal year, or more frequently if indicators of impairment exist, management performs a review to determine if the carrying value of goodwill is impaired. Impairment testing is performed at the reporting unit level. The Company’s intangible assets consist of intangible assets acquired in a business combination. These assets are amortized using the straight-line method over their estimated useful lives ranging from one to four years reflecting the period in which the economic benefits of the assets are expected to be realized.
The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets or group of assets may not be fully recoverable. Recoverability is measured by comparing the carrying amount to the future net undiscounted cash flows which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.
Leases
The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets and the current and noncurrent portions of the operating lease liability are included as operating lease liabilities in the Company’s consolidated balance sheets.
Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease right-of-use assets and liabilities are recognized based on the present value of lease payments over the lease term at the commencement date of the lease. Right-of-use assets also include any initial direct costs incurred and any lease payments made at or before the lease commencement date, less any lease incentive received.

As the Company’s leases do not provide an implicit interest rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.
Product warranty
The Company provides a one-year or two-year limited warranty on its hearing aid products and accrues for the estimated future costs of repair or replacement upon shipment of the original product based upon current and historical information for the cost to repair or replace the product. Product warranty reserve is recorded as a component of accrued expenses in the consolidated balance sheets and the related expense is recorded as a component of cost of revenue in the consolidated statements of operations and comprehensive loss.
Revenue recognition
The Company’s revenue is generated from the sale of products (hearing aid systems and related accessories) and services (extended warranties). Revenue is recognized when promised goods or services are transferred to end-use customers, distributors, or retail partners in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services by following a five-step process: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.
Identify the contract with a customer. The Company generally considers completion of an Eargo sales order (which requires customer acceptance of the Company’s click-through terms and conditions for website sales and authorization of payment through credit card or another form of payment for sales made over the phone) as a customer contract provided that collection is considered probable. For payments that are not made upfront by credit card, the Company assesses insurance eligibility or customer creditworthiness based on credit checks, payment history, and/or other circumstances. For orders involving insurance payors, the Company validates customer eligibility and potential reimbursement amounts prior to shipping the product. If the criteria to establish a contract with a customer is not met, revenue is not recognized.
Identify the performance obligations in the contract. Product performance obligations include hearing aid systems and related accessories and service performance obligations include extended warranty coverage. The Company also offers customers a one-time replacement of certain components of the hearing aid system for a fee (i.e., “loss and damage policy”), which represents an option with material right. However, as the historical redemption rate under the policy has been low, the option is not accounted for as a separate performance obligation. The Company does not assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer.
The Company has elected to treat shipping and handling activities performed after a customer obtains control of products as a fulfillment activity.
Determine the transaction price and allocation to performance obligations. The transaction price in the Company’s customer contracts consists of both fixed and variable consideration. Fixed consideration includes amounts to be contractually billed to the customer while variable consideration may include concessions, product returns, discounts, incentives, or other similar items. Variable consideration is estimated based on contractual terms and historical analysis using specific data for the type of consideration being assessed.
•
Product Returns: The Company’s customer contracts include the general 45-day right of return that applies to all products and the extended right of return offered for certain shipments to direct plan access customers involving certain insurance payors. To estimate product returns, the Company analyzes various factors, including historical return levels, current economic trends, and insurance coverage. Based on this information, the Company reserves a percentage of product sale revenue and accounts for the estimated impact as a reduction in the transaction price. Consideration paid or payable to a customer that is not for a distinct good or service is accounted for as a reduction of the transaction price and recorded as a reduction in revenue in the period it becomes payable.

•	Concessions: Concessions are generally viewed as any post-execution change to the original agreement between the Company and customer that increase the customer’s rights or the Company’s obligations without a commensurate increase to the consideration due the Company. Concessions may take many forms and include, but are not limited to, (i) accepting returns that are not required under the terms of the original arrangement, (ii) reducing the arrangement fee, and (iii) extending the terms of payment. While the Company granted a price concession to its customers with unsubmitted and unpaid claims during the year ended December 31, 2022 (please see caption “DOJ investigation and settlement and claims audits” in Note 1), the Company does not have an established history of providing concessions to its customers and has determined that no adjustments should made to the transaction price in the Company’s ongoing customer arrangements. However, for each reporting period, the Company will re-evaluate the occurrence and level of materiality of concessions and will assess any potential impact on the transaction price accordingly.
Allocate the transaction price to the performance obligations in the contract. For contracts that contain multiple performance obligations, the Company allocates the transaction price to the performance obligations on a relative standalone selling price basis. Standalone selling prices are based on multiple factors including, but not limited to, historical discounting trends for products and services, gross margin objectives, internal costs, competitor pricing strategies, and industry technology lifecycles.
Recognize revenue when or as the Company satisfies a performance obligation. Revenue for products (hearing aid systems and related accessories) is recognized at a point in time, which is generally upon shipment, provided all other revenue recognition criteria have been met. Revenue for services (extended warranty) is recognized over time on a ratable basis over the warranty period. The Company does not have material contract liabilities related to unsatisfied performance obligations as of December 31, 2022 and 2021.
Contract costs
The Company applies the practical expedient to recognize the incremental costs of obtaining a contract as expense when incurred if the amortization period would be one year or less. These incremental costs include processing fees paid to third-party financing vendors, who provide the Company’s customers with the option to finance their purchases. If a customer elects to utilize this service, the Company receives a non-recourse upfront payment for the product sold, less processing fee withheld by the financing vendor. These processing fees are recognized in cost of revenue in the consolidated statements of operations and comprehensive loss as incurred.
Cost of revenue
Cost of revenue consists of expenses relating to the cost of finished goods, freight, personnel costs, consumables, product warranty costs, transaction fees (including processing fees paid to third-party financing vendors), reserves for excess and obsolete inventory, depreciation and amortization, and related overhead.
Research and development
Research and development expenses consist of personnel costs, travel expenses, tools, prototype materials and product certification and are charged to expense as incurred.
Sales and marketing
Sales and marketing expenses consist of personnel costs, travel expenses, consulting fees, public relations costs, direct marketing, advertising and promotional expenses and allocated facility overhead costs. The Company recorded advertising costs, which are expensed as incurred, of $19.3 million, $41.9 million and $23.6 million for the years ended December 31, 2022, 2021 and 2020, respectively.
Stock-based compensation
The Company accounts for stock-based awards at fair value. The fair value of restricted stock units (“RSUs”) is equal to the closing price of the Company’s common stock on the grant date. The fair value of stock options and purchase rights under an employee stock purchase plan are estimated on the date of grant using the Black-Scholes option-pricing model. The fair value of the underlying common stock is the closing price of the Company’s common stock for grants awarded subsequent to the Company’s IPO. The expected volatility is derived from the historical stock volatilities of comparable peer public companies within the Company’s industry that are considered to be comparable to the Company’s business over a period equivalent to the expected term of the awards due to limited trading history of the Company’s common stock. The expected term for employee option grants is determined using the simplified method due to a lack of sufficient data points. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield is zero as the Company has not paid nor does it anticipate paying any dividends on its common stock in the foreseeable future.
For stock-based awards that vest subject to the satisfaction of a service requirement, the fair value measurement date is the date of grant and the expense is recognized on a straight-line basis over the requisite service period. For stock-based awards with performance-based vesting conditions, the expense is recognized over the vesting period using the accelerated attribution method. The Company accounts for forfeitures as they occur.
Income taxes
The Company uses the asset and liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Financial statement effects of uncertain tax positions are recognized when it is more-likely-than-not that the position will be sustained upon examination. Interest and penalties related to unrecognized tax benefits are included within the provision for income tax.
Segments
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. To date, the Company has viewed its operations and manages its business as one operating and reportable segment, with all operations in the United States.
Employee benefit plan
The Company sponsors a qualified 401(k) defined contribution plan covering eligible employees. Participants may contribute a portion of their annual compensation limited to a maximum annual amount set by the Internal Revenue Service. There have been no employer contributions under this plan to date.
Net loss per share attributable to common stockholders
The Company follows the two-class method when computing net loss per share in periods in which shares that meet the definition of participating securities are outstanding. The two-class method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.
Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive securities. Diluted net loss attributable to common stockholders is computed by adjusting net loss attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares and common share equivalents of potentially dilutive securities outstanding for the period. Potentially dilutive securities are not assumed to have been issued if their effect is anti-dilutive.
Recently adopted accounting pronouncements
In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”),

which is intended to simplify the accounting for income taxes. This standard removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing standards to improve consistent application. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.
In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), which is intended to simplify the accounting for convertible debt instruments and convertible preferred stock. This standard removes the existing guidance in Subtopic 470-20 that requires companies to account for cash conversion features and beneficial conversion features in equity, separately from the host convertible debt or preferred stock. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.
In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. ASU 2022-03 clarifies that contractual sales restrictions are not considered in measuring an equity security at fair value and introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.
Recent accounting pronouncements not yet adopted
The Company does not believe that any recently issued accounting pronouncements and other authoritative guidance with the effective dates in the future will have material impact to its financial position or results of operations when implemented.
Note 3. Fair value measurements
There were no financial assets and liabilities outstanding that were remeasured at fair value on a recurring basis as of December 31, 2022 and 2021. The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their short-term nature.
The fair value of the Notes was determined based on significant inputs not observable in the market, which represents a level 3 measurement within the fair value hierarchy. Prior to the closing of the Rights Offering, the fair value of the Notes was estimated as a combination of the Company’s equity, an option on the Company’s equity valued using the Black-Scholes option pricing model, and a short position in a bond valued under the discounted cash flow model. The conversion date fair value of the Notes was estimated based on the closing price of the Company's common stock adjusted for the impact of certain legal restrictions on the Conversion Shares (see Note 8).
The following table provides a summary of the changes in the estimated fair value of the Notes:
Amount
(in thousands)
Balance — December 31, 2021	$—
Fair value of convertible notes upon issuance	105,475
Change in fair value of convertible notes	45,503
Conversion of convertible notes	(150,978)
Balance — December 31, 2022	$—

Note 4. Balance sheet components
Inventories
Inventories consist primarily of raw materials related to component parts and finished goods. The following is a summary of the Company’s inventories by category:
	December 31,
	2022	2021
	(in thousands)
Raw materials	$410	$1,905
Finished goods	4,626	3,807
Total inventories	$5,036	$5,712
Prepaid expenses and other current assets
Prepaid expenses and other current assets consist of the following:
	December 31,
	2022	2021
	(in thousands)
Advances to suppliers	$2,000	$95
Marketing costs	1,709	1,948
Payroll advances	1,686	3,889
Software subscriptions	1,553	1,468
Product launch fee	252	—
Insurance costs	78	2,945
Other	568	528
Total prepaid expenses and other current assets	$7,846	$10,873
Property and equipment, net
Property and equipment, net, consists of the following:
	December 31,
	2022	2021
	(in thousands)
Capitalized software	$11,579	$11,569
Tools and lab equipment	5,087	4,712
Furniture and fixtures	2,440	906
Leasehold improvements	993	861
Computer and equipment	482	401
	20,581	18,449
Less accumulated depreciation and amortization	(13,140)	(8,898)
Total property and equipment, net	$7,441	$9,551
Depreciation and amortization expense for the years ended December 31, 2022, 2021 and 2020 is $4.8 million, $4.2 million and $2.5 million, respectively, which includes amortization of capitalized software costs of $3.5 million, $2.1 million and $0.8 million, respectively.

Accrued expenses
Accrued expenses consist of the following:
	December 31,
	2022	2021
	(in thousands)
Accrued compensation	$8,070	$4,845
Accrued warranty reserve	3,765	4,014
Refunds due to customers	580	376
Other accrued expenses	300	—
Total accrued expenses	$12,715	$9,235
Sales returns reserve
The sales returns reserve consists of the following activity:
	Year ended December 31,
	2022	2021	2020
	(in thousands)
Sales returns reserve, beginning balance	$13,827	$4,326	$3,759
Reduction of revenue	18,240	37,674	22,676
Decrease related to Pricing Concession	(11,263)	—	—
Utilization of sales returns reserve	(16,862)	(28,173)	(22,109)
Sales returns reserve, ending balance	$3,942	$13,827	$4,326
During the year ended December 31, 2022, as part of the Pricing Concession, the Company recorded a decrease in its insurance-related sales return reserve liability of $11.3 million related to unsubmitted and unpaid claims, which was recorded against revenue in the consolidated statement of operations. Please see caption “DOJ investigation and settlement and claims audits” in Note 1.
Allowance for credit losses
The allowance for credit losses consists of the following activity:
	Year ended December 31,
	2022	2021	2020
	(in thousands)
Allowance for credit losses, beginning balance	$4,838	$1,868	$225
Charged to expense	713	9,615	2,352
Accounts written off, net of recoveries	(5,393)	(6,645)	(709)
Allowance for credit losses, ending balance	$158	$4,838	$1,868
Accrued warranty reserve
The accrued warranty reserve consists of the following activity:
	Year ended December 31,
	2022	2021	2020
	(in thousands)
Accrued warranty reserve, beginning balance	$4,014	$2,390	$450
Charged to cost of revenue	2,607	3,229	3,178
Utilization of accrued warranty reserve	(2,856)	(1,605)	(1,238)
Accrued warranty reserve, ending balance	$3,765	$4,014	$2,390
Note 5. Acquisitions
In June 2021, the Company completed the purchase of certain web-based hearing screening technology assets (“Clementine”) for $2.9 million in cash, all of which has been paid as of December 31, 2021. This purchase was accounted for as a business combination. Clementine offers remote audiology solutions and self-administered hearing screen technology to consumers across digital and in-person settings with an online tool. The Company believes that integrating this technology with the Company’s telecare infrastructure has the potential to further advance its core mission of making it easier for consumers to assess their hearing, consult with hearing professionals, and purchase Eargo hearing devices more conveniently.
The table below presents the purchase price allocation:
Amount
(in thousands)
Goodwill	$873
Intangible assets	1,990
Total fair value of consideration	$2,863
The intangible assets acquired in the Clementine acquisition are comprised primarily of developed technologies and have a weighted-average amortization period of 3.6 years as of the date of the acquisition.
Note 6. Commitments and contingencies
Operating leases
The Company has entered into non-cancelable operating leases for its offices. These leases generally contain scheduled rent increases and renewal options, which are not included in the determination of lease term unless the Company is reasonably certain that the renewal option would be exercised.
San Jose lease
In September 2021, the Company entered into a lease agreement, as amended, for approximately 30,000 square feet of office and laboratory space located in San Jose, California, which the Company has used as its headquarters since early 2022. The lease commenced in September 2021 and has a 93-month term with two 60-month renewal options, which are not reasonably certain of being exercised. The Company recorded a right-of-use asset of $6.9 million and lease liability of $6.8 million as of commencement of the lease.
Nashville lease
In February 2021, the Company amended the operating lease for its Nashville, Tennessee office to extend the term of the initial lease through March 2023 and reduce the size of office space leased. This extension was accounted for as a lease modification and the Company recorded an increase to the right-of-use asset and lease liability of $0.4 million at the time of the amendment.
Operating lease summary
As of December 31, 2022, the Company recorded an aggregate right-of-use asset of $5.8 million and an aggregate lease liability of $6.6 million in the accompanying consolidated balance sheet. These balances were initially estimated using a weighted-average incremental borrowing rate of 7.7%. The weighted-average remaining lease term is 6.4 years as of December 31, 2022.
During the years ended December 31, 2022, 2021 and 2020, the Company incurred $1.6 million, $1.5 million and $1.3 million, respectively, in operating lease costs. Variable lease payments for operating expenses and costs related to short-term leases were immaterial for the years ended December 31, 2021 and 2020. For the years ended December 31, 2022, 2021 and 2020, net cash paid for amounts included in the measurement of operating lease liabilities was $1.1 million, $1.4 million and $1.2 million, respectively.

As of December 31, 2022, undiscounted future minimum lease payments due under the non-cancelable operating leases are as follows:
Amount
(in thousands)
2023	$1,114
2024	1,081
2025	1,331
2026	1,372
2027	1,413
Thereafter	2,193
Total minimum future lease payments	8,504
Present value adjustment for minimum lease commitments	(1,903)
Total lease liability	$6,601
Legal and other contingencies
The Company is involved in legal proceedings in the ordinary course of its business and may become involved in additional legal proceedings. Other than those listed below, the Company does not believe that any lawsuits or claims currently pending against it, individually or in the aggregate, are material or will have a material adverse effect on its financial condition, results of operations or cash flows. The Company may enter into settlement discussions, and may enter into settlement agreements, if it believes settlement is in the best interest of the Company and its shareholders. Unless stated otherwise, the matters discussed below, if decided adversely or settled by the Company, individually or in the aggregate, may result in a liability material to the Company’s financial condition, results of operations or cash flows.
The Company is also subject to review from federal and state taxing authorities in order to validate the amounts of income, sales and/or use taxes which have been claimed and remitted. The Company has estimated exposure and established reserves for its estimated sales tax audit liability.
In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products, when used for their intended purposes, infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in any particular claim.
DOJ Investigation and Settlement
On September 21, 2021, the Company was informed that it was the target of a criminal investigation by the DOJ related to insurance claims for reimbursement the Company submitted on behalf of its customers covered by various federal employee health plans under the FEHB program. The investigation also pertained to the Company’s role in claim submissions to federal employee health plans. Additionally, the Company was the subject of an ongoing claims audit by an insurance company that was historically the Company’s largest third-party payor and was informed by such insurance company that the DOJ was the principal contact related to the subject matter of the audit. In addition to such audit, the Company has been subject to a number of other audits of claims submitted to additional third-party payors. One of these claims audits did not relate to claims submitted under the FEHB program. On January 4, 2022, the DOJ confirmed to the Company that the investigation had been referred to the Civil Division of the DOJ and the U.S. Attorney’s Office for the Northern District of Texas and the criminal investigation was no longer active.
On April 29, 2022, the Company entered into a civil settlement agreement with the U.S. government that resolved the DOJ investigation, including allegations that the Company violated the False Claims Act by knowingly submitting or causing the submission of false claims for payment under the FEHB program during the period from February 1, 2021 through September 22, 2021. The settlement agreement provided for the payment by the Company of approximately $34.4 million to the U.S. government and resolved allegations that the Company submitted or caused the submission of claims for payment to the FEHB program using unsupported hearing loss-related diagnostic codes. As of December 31, 2021, the Company recorded a $34.4 million settlement liability in the consolidated balance sheets in connection with the settlement. The settlement amount was treated as consideration payable to a customer and was recorded as a reduction in revenue in the third quarter of 2021. On May 2, 2022, the Company paid the settlement amount.
The settlement of the investigation may not resolve all of the claims audits initiated by various third-party payors, and additionally the Company remains subject to a prepayment review of claims by the payor who conducted the Primary Audit. The Company intends to continue to work with applicable third-party payors to establish processes to support any claims that it may submit for reimbursement, and there are no guarantees that the Company will be able to arrive at such acceptable processes or submit future claims in sufficient volume to meaningfully restore or expanded its insurance-based business.
Securities Class Action
On October 6, 2021, putative shareholder Joseph Fazio filed a purported securities class action against the Company and certain of its officers, captioned Fazio v. Eargo, Inc., et al., No. 21-cv-07848 (N.D. Cal. Oct. 6, 2021) (the “Fazio Action”). Plaintiff Fazio alleges that certain of the Company’s disclosures about its business, operations, and prospects, including reimbursement from third-party payors, violated federal securities laws. Fazio voluntarily dismissed his complaint on December 6, 2021. On November 4, 2021, putative shareholder Alden Chung filed a purported class action lawsuit substantially similar to the Fazio Action, captioned Chung v. Eargo, Inc., et al., No. 21-cv-08597 (N.D. Cal. Nov. 4, 2021) (the “Chung Action”). On November 10, 2021, putative shareholder IBEW Local 353 Pension Plan filed a purported class action substantially similar to the Fazio and Chung Actions and also asserting claims under the federal securities laws against current and former members of the Company’s Board of Directors (the “Board of Directors”) and the underwriters of the Company’s October 15, 2020 initial public offering of common stock, captioned IBEW Local 353 Pension Plan v. Eargo, Inc., et al., No. 21-cv-08747 (N.D. Cal. Nov. 10, 2021) (the “IBEW Action”). These class actions, which seek damages and other relief, were filed in the United States District Court for the Northern District of California. The Fazio and Chung Actions were brought purportedly on behalf of a class of investors who purchased or otherwise acquired Eargo securities between February 25, 2021 and September 22, 2021. The IBEW Local 353 Action was brought purportedly on behalf of a class of investors who purchased or otherwise acquired: (i) Eargo shares in or traceable to the Company’s October 15, 2020 initial public offering of common stock; and/or (ii) shares of Eargo common stock between October 15, 2020 and September 22, 2021. On January 5, 2022, the court consolidated the foregoing class actions (as consolidated, the “Securities Class Action”) under the caption In re Eargo, Inc. Securities Litigation, No. 21-cv-08597-CRB, and appointed IBEW Local 353 Pension Plan and Xiaobin Cai as Lead Plaintiffs and Bernstein Litowitz Berger & Grossmann LLP and Block & Leviton LLP as Lead Counsel. On May 20, 2022, Lead Plaintiffs filed a consolidated amended complaint, which purported to extend the class period through March 2, 2022. Defendants filed a motion to dismiss on July 29, 2022. The Court granted the defendants’ motion to dismiss on February 14, 2023. Plaintiffs filed a second amended complaint on March 16, 2023. Defendants plan to file a second motion to dismiss.
The Company intends to vigorously defend the Securities Class Action and cannot reasonably estimate any loss or range of loss that may arise from the litigation. Accordingly, the Company can provide no assurance as to the scope and outcome of this matter and no assurance as to whether its business, financial position, results of operations, or cash flows will not be materially adversely affected.
Derivative Action
On December 3, 2021, putative shareholder Barbara Wolfson filed a derivative complaint purportedly on the Company’s behalf against members of the Board of Directors and the Company as nominal defendant, captioned Wolfson v. Gormsen, et. al., No. 21-cv-09342 (N.D. Cal. Dec. 3, 2021) (the “Wolfson Action”). Plaintiff asserts, among other things, that the defendants breached their fiduciary duties by allegedly failing to implement and maintain an effective system of internal controls related to the Company’s financial reporting, public disclosures and compliance with laws, rules and regulations governing the business. Plaintiff purports to assert derivative claims on the Company’s behalf for alleged violations of Section 14(a) of the Securities Exchange Act of 1934,

as amended, breach of fiduciary duty, waste of corporate assets, and aiding and abetting. On March 1, 2022, the court entered the parties’ stipulation staying the Wolfson Action until the resolution of the motion to dismiss in the Securities Class Action. On June 9, 2022, putative shareholder Brodie Woodward filed a derivative complaint purportedly on Eargo’s behalf against the same defendants as in the Wolfson Action, as well as Juliet Tammenoms Bakker, Adam Laponis, and Geoff Pardo, captioned Woodward v. Gormsen, et al., No. 22-cv-03419 (N.D. Cal. June 9, 2022) (together with the Wolfson Action, the “Derivative Action”). Plaintiff Woodward asserts substantively similar allegations and causes of action as those asserted in the Wolfson Action. On August 4, 2022, the court granted the parties’ stipulation to consolidate the Derivative Action and to stay the consolidated action until the resolution of the motion to dismiss in the Securities Class Action.
The defendants intend to vigorously defend the Derivative Action and cannot reasonably estimate any loss or range of loss that may arise from the litigations. Accordingly, the Company can provide no assurance as to the scope and outcome of these matters and no assurance as to whether its business, financial position, results of operations, or cash flows will not be materially adversely affected.
Proxy Statement Class Action
On September 14, 2022, putative shareholder Adam C. Wolfe filed a purposed securities class action against members of the Board of Directors and the Company as nominal defendant, captioned Wolfe v. Gormsen, et al., No. 2022-0812-MTZ (Del. Ch. Sept. 14, 2022) (the “Wolfe Action”). Plaintiff Wolfe asserted, among other things, breaches of fiduciary duty by the Board of Directors in connection with the Note issuance, as well as that the Company’s proxy statement omitted material information concerning the Note issuance. Plaintiff Wolfe sought injunctive relief and attorneys’ fees and costs, among other remedies. Although the Company believes no supplemental disclosures were required under applicable law, to alleviate the costs, risks and uncertainties inherent in litigation, avoid any potential delay in the Company’s annual meeting of stockholders or the Rights Offering and provide additional information to its stockholders, on October 3, 2022, the Company filed a Current Report on Form 8-K to voluntarily supplement its proxy statement disclosures. On October 17, 2022, Plaintiff Wolfe filed a notice of dismissal with the court, which the court granted on October 24, 2022. On March 15, 2023, the parties agreed that the Company would pay $249,500 to Plaintiff Wolfe’s counsel in full satisfaction of Plaintiff Wolfe’s claim for attorneys’ fees and expenses in the Wolfe Action. The court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness. As of December 31, 2022, the Company recorded a settlement liability in such amount in the consolidated balance sheets.
Note 7. Goodwill and intangible assets
Goodwill
The Company recorded goodwill of $0.9 million during the year ended December 31, 2021 related to the Clementine acquisition (Note 5). There was no impairment of goodwill during the years ended December 31, 2022 and 2021.
Intangible assets, net
Intangible assets, net consist of the following:
	December 31, 2022
	Gross carrying value	Accumulated amortization	Net carrying value
	(in thousands)
Developed technologies	$1,700	$637	$1,063
Other	290	290	—
Total intangible assets, net	$1,990	$927	$1,063

Amortization expense was $0.6 million and $0.3 million for the years ended December 31, 2022 and 2021. There was no impairment of intangible assets during the years ended December 31, 2022 and 2021. The following table summarizes the estimated future amortization expense of intangible assets, net as of December 31, 2022:
Amount
(in thousands)
2023	$425
2024	425
2025	213
Total	$1,063
Note 8. Rights Offering and debt obligations
Note Purchase Agreement and Rights Offering
First Tranche Closing
On June 24, 2022, the Company entered into the Note Purchase Agreement with the PSC Stockholder and Drivetrain Agency Services, LLC, as administrative agent and collateral agent. Pursuant to the Note Purchase Agreement, the Company agreed to issue and sell up to $125.0 million of Notes. On June 28, 2022 (the “First Tranche Closing”), the Company closed the initial issuance of $100.0 million of Notes (the “First Tranche Notes”). As a result of applying the fair value option, direct costs and fees related to the Notes of $5.7 million were expensed as incurred to general and administrative expenses. The maturity date of the Notes was expected on the one-year anniversary of the First Tranche Closing, subject to earlier conversion, redemption or repurchase as provided by their terms.
Rights Offering
In October 2022, the Company’s stockholders approved the Rights Offering for an aggregate of 18,750,000 shares of common stock to the Company’s stockholders at a fixed offering price of $10.00 per share of common stock. On November 23, 2022, the Company completed the Rights Offering and existing shareholders subscribed to purchase 2,928,701 shares of the Company’s common stock resulting in net proceeds of $27.6 million to the Company.
Second Tranche Closing
Pursuant to the Note Purchase Agreement, the noteholders agreed to purchase up to an additional $25.0 million of Notes if the Company completed the Rights Offering within 150 days from the First Tranche Closing and the Company’s existing stockholders subscribed to purchase less than 3,750,000 shares. On November 23, 2022, following the completion the Rights Offering, the Company issued an additional $5.5 million of the aggregate principal amount of the Notes (the “Second Tranche Notes”).
Issuance of Conversion Shares
On November 23, 2022, the First Tranche Notes converted into 15,000,000 shares of the Company’s common stock. On November 25, 2022, the Second Tranche Notes converted into 821,299 shares of the Company’s common stock. Following the conversion, the PSC Stockholder beneficially owned the Conversion Shares representing approximately 76.3% of the Company’s common stock (“Change in Control”). The estimated fair value of the Conversion Shares of $151.0 million was based on the closing prices of the Company’s common stock on the conversion dates adjusted for the impact of certain legal restrictions on the Conversion Shares.
2018 Loan Agreement
In June 2018, the Company entered into a Loan and Security Agreement (the “2018 Loan Agreement”) with Silicon Valley Bank. Under the terms of the 2018 Loan Agreement, Silicon Valley Bank made available to the Company term loans in an aggregate principal amount of $12.5 million and the Company borrowed $7.0 million in 2018. The Company’s existing subsidiaries were, and any additional future domestic subsidiaries of the Company were required to be co-borrowers jointly and severally liable under the 2018 Loan Agreement.

In January 2019, the Company executed the First Amendment to the Loan and Security Agreement, which extended the interest-only period for all borrowings under the agreement until January 2020. In June 2019, the Company borrowed an additional $5.0 million to increase the total principal balance to $12.0 million. In connection with the June 2019 borrowing, the Company issued Silicon Valley Bank warrants to purchase 14,999 shares of Series C convertible preferred stock.
In May 2020, the Company executed the Second Amendment to its Loan and Security Agreement, which deferred the principal payments due between May 2020 and July 2020 such that the deferred amounts will be repaid in equal monthly payments that started in August 2020 through the scheduled maturity of the loan in June 2022. The amendment was accounted for as a modification.
In September 2020, the Company executed the Third Amendment to the Loan and Security Agreement (the “Third Amendment”), under which Silicon Valley Bank made available to the Company additional term loans in an aggregate principal amount of $20.0 million through December 31, 2020. The Company borrowed $15.0 million in September 2020 and used $10.2 million of the proceeds to repay the outstanding balance of $9.5 million and final payment fee of $0.7 million, or 6.0% of the original aggregate principal amount, on the existing term loan. The Company’s ability to borrow any additional principal under the Third Amendment expired unused on December 31, 2020.
Subsequent to the Third Amendment, the term loan had a maturity date in September 2024 with interest-only monthly payments until January 2022, which was extended to July 2022 upon the completion of the Company’s IPO in October 2020. The term loan included an interest at a per annum rate equal to the Wall Street Journal prime rate plus 1.0% and a final payment fee equal to 6.25% of the original aggregate principal amount. In connection with the execution of the Third Amendment, the Company issued Silicon Valley Bank a warrant to purchase 53,487 shares of Series E convertible preferred stock. The amendment was accounted for as a modification.
In June 2022, in connection with the Note Transaction, the Company repaid the outstanding balance of $15.0 million, as well as a prepayment fee of $0.3 million and a final payment fee of $0.9 million, and terminated the 2018 Loan Agreement. In connection with the repayment of the 2018 Loan Agreement, the Company recognized a loss on extinguishment of $0.8 million.
The Company had no outstanding debt as of December 31, 2022. The balance of the term loans as of December 31, 2021 is as follows:
December 31, 2021
(in thousands)
Principal value of long-term debt	$15,000
Net of debt discount and accretion of final payment	257
Long-term debt, current and noncurrent	15,257
Less: Long-term debt, current portion	(3,333)
Long-term debt, noncurrent portion	$11,924
During the years ended December 31, 2022, 2021 and 2020, for the 2018 Loan Agreement, the Company recognized interest expense of $0.5 million, $1.1 million, and $1.0 million which is inclusive of amortization of debt discount.
Note 9. Stock-based compensation
Total stock-based compensation is as follows:
	Year ended December 31,
	2022	2021	2020
	(in thousands)
Cost of revenue	$126	$738	$60
Research and development	1,039	6,939	822
Sales and marketing	2,720	11,213	1,629
General and administrative	6,080	8,841	2,578
Total stock-based compensation	$9,965	$27,731	$5,089

Stock-based compensation costs capitalized as part of capitalized software costs was $0.9 million and $0.2 million during the years ended December 31, 2021 and 2020. No stock-based compensation costs were capitalized during the year ended December 31, 2022.
Equity incentive plans
In November 2010, the Company adopted the 2010 Equity Incentive Plan (the “2010 Plan”) under which the Board had the authority to issue stock options to employees, directors and consultants. In October 2020, the Company’s board of directors and stockholders adopted and approved the 2020 Incentive Award Plan, (the “2020 Plan”) and 2020 Employee Stock Purchase Plan (the “ESPP”). The Company’s 2010 Plan was terminated in connection with the IPO and no further grants will be made under the 2010 Plan from the date that the 2020 Plan became effective.
As of December 31, 2022, 231,437 shares of common stock are issuable upon the exercise of outstanding awards under the 2010 Plan. As of December 31, 2022, the Company had reserved 471,015 shares of common stock for issuance under the 2020 Plan, of which 205,926 shares were available for issuance in connection with grants of future awards.
As a result of the uncertainty created by the DOJ investigation and the claims audits, on November 9, 2021, the Company temporarily restricted its employees from selling Company common stock, ceased granting stock option awards and restricted stock units (“RSUs”) that settle solely in Company common stock, suspended its ESPP and paused the settlement of outstanding RSUs, each effective as of November 9, 2021. The Company resumed granting RSUs on March 18, 2022. RSUs that vested on November 15, 2021 were settled in cash during the first quarter of 2022. All RSUs that vested during the year ended December 31, 2022 were settled in shares during the reporting period. The Company resumed granting stock option awards on August 23, 2022. As of December 31, 2022, all outstanding equity awards continue to vest in accordance with their existing vesting schedules.
The Board of Directors also determined to suspend the non-employee director compensation program with respect to the option awards that would otherwise have been awarded to non-employee directors automatically on the date of the Company’s annual meeting of stockholders held on November 9, 2021. All equity awards that are currently outstanding continue to vest in accordance with their existing vesting schedules. During the third quarter of 2022 the Board of Directors resumed the practice of granting equity awards to non-employee directors. In November 2022, subsequent to the Change in Control, the Company recorded $0.3 million in stock-based compensation related to the accelerated vesting of the outstanding common stock options held by certain members of the Board of Directors pursuant to their original terms.
Stock options
Stock option activity for the year ended December 31, 2022 is set forth below:
	Number of shares	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
			(in years)	(in thousands)
Balance December 31, 2021	270,195	$97.36	7.88	$12,860
Grants	64,391	26.62
Exercises	(3,026)	44.42
Cancelled or forfeited	(22,245)	112.23
Balance December 31, 2022	309,315	$82.08	5.60	$—
Vested and exercisable as of December 31, 2022	213,131	$70.51	5.33	$—
The weighted-average grant-date fair value of options granted during the years ended December 31, 2022, 2021 and 2020 were $14.65, $494.40 and $64.40 per share, respectively.

The aggregate intrinsic values of options outstanding and vested and exercisable were calculated as the difference between the exercise price of the options and the fair value of the Company’s common stock. The intrinsic value of options exercised during the years ended December 31, 2022, 2021 and 2020 was $0.1 million, $32.4 million and $5.0 million, respectively.
As of December 31, 2022, total unrecognized stock-based compensation related to outstanding unvested stock options was $6.2 million, which the Company expects to recognize over a remaining weighted-average period of 1.9 years.
The estimated grant-date fair value of the Company’s stock options was calculated using the Black-Scholes option pricing model, based on the following assumptions:
Year ended December 31,
Valuation assumptions:	2022	2021	2020
Expected volatility	59% - 60%	53%-57%	60%-71%
Expected term	5.2 - 5.8 years	5.8-6.7 years	5.1-7.0 years
Risk-free interest rate	3.18% - 4.01%	0.62%-1.11%	0.23%-1.20%
Dividend yield	—	—	—
Restricted stock units
Restricted stock units (“RSUs”) granted under the 2020 Plan are share awards that generally entitle the holder to receive freely tradable shares of the Company’s common stock upon vesting. The RSUs cannot be transferred and the awards are subject to forfeiture if the holder’s service to the Company terminates prior to the release of the vesting restrictions.
RSU activity for the year ended December 31, 2022 is set forth below:
	Number of shares	Weighted average grant date fair value per share
Balance December 31, 2021	17,458	$866.76
RSUs granted	181,995	59.59
RSUs vested	(9,992)	495.48
RSUs forfeited	(13,398)	232.09
Balance December 31, 2022	176,063	$101.76
As of December 31, 2022, there was $16.0 million of total unrecognized compensation cost related to the RSUs that is expected to be recognized over a weighted-average period of 3.4 years.
Performance-based restricted stock units
In June 2021, the Company granted 4,000 RSUs with performance-based vesting conditions that primarily related to the achievement of certain minimum sales of Eargo hearing aid systems and that were required to be met on or before December 31, 2022 for the awards to vest. The grant date fair value of the awards was $3.0 million. The Company previously estimated that all vesting conditions were probable of being satisfied as of March 31, 2022. Subsequently, the performance-based vesting conditions became improbable of being satisfied, and the Company recorded a reduction in cumulative compensation cost of $1.8 million during the year ended December 31, 2022. These awards remained unvested and were forfeited as of December 31, 2022.
Employee stock purchase plan
As of December 31, 2022, the Company reserved 75,115 shares of common stock for issuance under the ESPP, of which 66,378 shares were available for future issuance. The ESPP was suspended on November 9, 2021, and there were no offering periods in effect through December 31, 2022.

The ESPP provides for consecutive, overlapping 24-month offering periods, which are generally divided into four purchase periods of approximately six months. The offering periods are scheduled to start on the first trading day on or after May 16 and November 16 of each year, with exception of the first offering period which commenced on October 16, 2020, the first trading day after the effective date of the Company’s registration statement. Contributions under the ESPP are generally limited to a maximum of 15% of an employee’s eligible compensation. Each offering period consists of four six-month purchase periods. On each purchase date, which falls on the last date of each purchase period, ESPP participants will purchase shares of common stock at a price per share equal to 85% of the lesser of (1) the fair market value per share of the common stock at the start of the offering period or (2) the fair market value of the common stock on the purchase date.
The fair value of the ESPP shares is estimated using the Black-Scholes option pricing model, based on the following assumptions for the offering period that started in May 2021:
Valuation assumptions:	Year ended December 31, 2021
Expected volatility	44%-57%
Expected term	0.5-2.0 years
Risk-free interest rate	0.04%-0.16%
Dividend yield	—
Subsequent to the suspension of the ESPP on November 9, 2021, all outstanding participant contribution amounts of $2.2 million were refunded to participants during the fourth quarter of 2021 and all future purchases under the current offering periods were cancelled. The Company accounted for the suspension of the ESPP as a cancellation of the ESPP and recognized $9.0 million of stock-based compensation in the fourth quarter of 2021 primarily as a result of the suspension. The Company recorded an aggregate of $17.4 million of stock-based compensation related to the ESPP for the year ended December 31, 2021, which includes the amounts recorded upon the suspension of the ESPP.
Note 10. Income taxes
For the year ended December 31, 2022, the Company recorded an income tax expense of $0.1 million. The Company did not record an income tax provision for the years ended December 31, 2021 and 2020 due to its history of operating losses. All loss before income taxes was generated in the United States for the years ended December 31, 2022, 2021 and 2020.
Reconciliation of the statutory federal income tax to the Company’s effective tax is as follows:
	December 31,
	2022	2021	2020
	(in thousands)
Income tax provision at statutory rate	$(33,011)	$(33,128)	$(8,370)
State income taxes, net of federal benefit	(3,280)	(3,104)	(826)
Change in valuation allowance	22,731	37,792	8,720
Stock-based compensation	101	(716)	(621)
Convertible debt	9,556	—	—
Research and development tax credits	2,439	(1,210)	(1,442)
Change in fair value of warrants	10	21	326
Derivative liability and extinguishment of debt	—	—	545
Return-to-provision adjustments	318	308	1,261
Other	1,236	37	407
Total current income tax provision	$100	$—	$—

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets are as follows:
	December 31,
	2022	2021	2020
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$91,036	$62,322	$35,943
Research and development credits	3,077	5,120	3,910
Accruals and reserves	3,067	13,597	2,986
Lease liability	1,574	1,690	—
Stock-based compensation	2,559	565	589
Interest expense carryforward	60	—	—
Research and development capitalization	3,695	—	—
Total deferred tax assets	105,068	83,294	43,428
Valuation allowance	(102,957)	(80,226)	(42,435)
Deferred tax assets after valuation allowance	2,111	3,068	993
Deferred tax liabilities:
Depreciation and amortization	(736)	(1,429)	(993)
Right-of-use asset	(1,375)	(1,639)	—
Total deferred tax liabilities	(2,111)	(3,068)	(993)
Net deferred tax assets	$—	$—	$—
Due to the uncertainties surrounding the realization of deferred assets through future income, the Company has established a full valuation allowance against its deferred tax assets and, therefore, no benefit has been recognized for the net operating loss and other deferred tax assets. The valuation allowance increased by $22.7 million, $37.8 million, and $8.7 million during the years ending December 31, 2022, 2021, and 2020.
Under the Tax Cuts and Jobs Act of 2017, research and development costs are no longer fully deductible and are required to be capitalized and amortized for U.S. tax purposes, effective January 1, 2022. The mandatory capitalization requirement increases the Company’s deferred tax assets offset by a full valuation allowance.
As of December 31, 2022, the Company had federal net operating loss carryforwards of approximately $374.7 million, of which $26.7 million begin to expire in the year 2030 and $348.0 million will carry over indefinitely. The Company also has state net operating loss carryovers of approximately $156.1 million available to reduce future taxable income, if any. The state carryforwards begin to expire beginning in the year 2030.
As of December 31, 2022, the Company had research and development credits carryovers for federal income tax purposes of approximately $0.1 million which expire beginning in the year 2031. The Company also has state research and development credit carryforwards of approximately $4.3 million as of December 31, 2022, which do not expire.
Utilization of the net operating loss and credit carryforwards will be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of the net operating loss carryforwards before utilization. In the event the Company has had a change of ownership, utilization of the carryforwards could be restricted. The Company’s net operating loss deferred tax asset was reduced from the prior year as a result of limitation on the utilization of net operating loss carryforwards subject to the Internal Revenue Code Section 382.

Uncertain tax positions
A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows:
	December 31,
	2022	2021	2020
	(in thousands)
Beginning balance	$2,194	$1,676	$1,058
Increases (decreases) related to current year tax positions	(875)	518	618
Ending balance	$1,319	$2,194	$1,676
If recognized, gross unrecognized tax benefits would not have an impact on the Company’s effective tax rate due to the Company’s full valuation allowance position. While it is often difficult to predict the final outcome of any particular uncertain tax position, the Company does not believe that the amount of gross unrecognized tax benefits will change significantly in the next twelve months.
The Company’s income tax returns for all tax years remain open to examination by federal and state taxing authorities due to the taxing authorities’ ability to adjust operating loss carryforwards.
The Company has elected to recognize interest and penalties related to uncertain tax positions as a component of the income tax provision. No such expenses were incurred in the years ended December 31, 2022, 2021 and 2020. The Company has not made any accruals for payment of interest related to unrecognized tax benefits.
Note 11. Net loss per share attributable to common stockholders
The following outstanding potentially dilutive common stock equivalents have been excluded from the computation of diluted net loss per share for the periods presented due to their anti-dilutive effect:
	Year ended December 31,
	2022	2021	2020
Common stock options issued and outstanding	309,315	270,195	323,442
Restricted stock units	176,063	21,458	413
Shares issuable pursuant to ESPP	—	—	893
Total	485,378	291,653	324,748
The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:
	Year ended December 31,
	2022	2021	2020
	(in thousands, except share and per share amounts)
Numerator:
Net loss	$(157,487)	$(157,754)	$(39,855)
Gain on extinguishment of Series C and Series C-1 convertible preferred stock	—	—	9,840
Net loss attributable to common stockholders,basic and diluted	$(157,487)	$(157,754)	$(30,015)
Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	3,968,432	1,944,857	394,405
Net loss per share attributable to common stockholders, basic and diluted	$(39.68)	$(81.11)	$(76.10)

Note 12. Subsequent events
Reverse stock split
On January 11, 2023, the Company announced that the Board had approved the Reverse Stock Split, and on January 17, 2023, the Reverse Stock Split was effected. The Company’s common stock began trading on a split-adjusted basis on January 18, 2023. The number of authorized shares and par values of the common stock were not adjusted as a result of this amendment.
Nashville office space lease
In January 2023, the Company entered into a lease agreement for approximately 17,572 square feet of office space located in Nashville, Tennessee. The initial term of the lease is 76 months commencing on the later of April 1, 2023 or the date of substantial completion of certain tenant improvements. The Company will have the right to extend the lease term once for additional 5 years. Total noncancelable lease payments are $3.1 million under the lease. The Company has an option to apply the tenant improvement allowance of $0.9 million against the lease payments.

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.
None.
Item 9A.	Controls and Procedures.
Evaluation of disclosure controls and procedures
We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our periodic and current reports that we file under the Exchange Act of 1934, as amended, with the U.S. Securities and Exchange Commission (“SEC”), is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer, principal financial officer and principal accounting officer, as appropriate, to allow timely decisions regarding required disclosure.
As of December 31, 2022, our management, with the participation and supervision of our principal executive officer, our principal financial officer, and our principal accounting officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive, principal financial, and principal accounting officers, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost benefit relationship of possible controls and procedures.
Based on this evaluation, our principal executive officer, our principal financial officer and our principal accounting officer concluded that solely as a result of the material weaknesses in our internal control over financial reporting and entity level controls described below, our disclosure controls and procedures were not effective as of December 31, 2022 to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer, our principal financial officer and our principal accounting officer, as appropriate, to allow timely decisions regarding required disclosure.
Remediation efforts on previously reported material weaknesses
In connection with the preparation of our financial statements in connection with our IPO and through the current reporting period, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. The material weakness identified related to a lack of qualified supervisory accounting resources, including those necessary to account for and disclose certain complex transactions and for which we lacked the technical expertise to identify, analyze and appropriately record those transactions.
We have implemented, and are in the process of reviewing, corrective actions taken to improve our internal control over financial reporting to remediate this material weakness, including (i) the hiring of additional qualified supervisory resources and finance department employees and (ii) the engagement of additional technical accounting consulting resources.
In addition, in connection with the preparation of our financial statements for the financial reporting periods ended September 30, 2021 and December 31, 2021, we identified a material weakness related to a lack of sufficient qualified healthcare industry compliance and risk management resources, including those necessary to provide appropriate oversight, monitor compliance, and to identify and mitigate risks with respect to the financial reporting and disclosures of our operations. We have implemented and are in the process of implementing additional measures designed to enhance our compliance and risk management processes with respect to our operations in the healthcare industry to remediate this material weakness, including the hiring of additional qualified personnel, and the engagement of additional specialized consulting resources.
We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses. While we believe that our efforts have improved our internal control over financial reporting, remediation of the material weaknesses will require further validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, and we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses.
Changes in internal control over financial reporting
Other than the changes intended to remediate the previously reported material weakness noted above, there were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the period covered by this Annual Report on Form 10-K that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
Management’s report on internal control over financial reporting
Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rules 13a-15(f). Our internal control over financial reporting is a process designed under the supervision of our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external purposes in accordance with U.S. generally accepted accounting principles.
As of December 31, 2022, we assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting under the 2013 “Internal Control—Integrated Framework,” issued by the Committee of Sponsoring Organizations, or COSO, of the Treadway Commission, under the supervision of, and with the participation of our management, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. We identified the following material weaknesses related to 1) a lack of qualified supervisory accounting resources, including those necessary to account for and disclose certain complex transactions and for which we lacked the technical expertise to identify, analyze and appropriately record those transactions, and 2) a lack of sufficient qualified healthcare industry compliance and risk management resources, including those necessary to provide appropriate oversight, monitor compliance, and to identify and mitigate risks with respect to the financial reporting and disclosures of our operations. Based on that assessment, our management concluded that our internal control over financial reporting as of December 31, 2022 were ineffective due to the existence of material weaknesses.
Item 9B.	Other Information.
Eargo will host its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on June 7, 2023 at 11 A.M. Pacific Time. The Annual Meeting will be held entirely online. Information regarding how stockholders may attend, submit questions and vote online during the Annual Meeting will be set forth in the Company’s definitive proxy statement for the Annual Meeting. In order for a stockholder proposal under Rule 14a-8 or director nomination to be included in the proxy statement related to the Annual Meeting or otherwise to be properly brought before the Annual Meeting, stockholders must submit any such proposals or director nomination in writing by no later than April 3, 2023 to the Secretary of the Company at 2665 North First Street, Suite 300, San Jose, California 95134. Stockholders are advised to review our Amended and Restated Bylaws, which contain additional requirements for advance notice of stockholder proposals and director nominations.
Item 9C.	Disclosure Regarding Foreign Jurisdictions that Prevent Inspections.
None.

PART III
Item 10.	Directors, Executive Officers and Corporate Governance.
The information required to be included by Item 10 of Form 10-K will be included in the definitive proxy statement (the “Proxy Statement”) for our 2023 Annual Meeting of Stockholders and such information is incorporated by reference herein. The Proxy Statement will be filed electronically with the SEC within 120 days after the end of the fiscal year covered by this Form 10-K pursuant to Regulation 14A of the Exchange Act.
Item 11.	Executive Compensation.
The information required to be included by Item 11 will be included in the Proxy Statement for our 2023 Annual Meeting of Stockholders and such information is incorporated by reference herein.
Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.
The information required to be included by Item 12 will be included in the Proxy Statement for our 2023 Annual Meeting of Stockholders and such information is incorporated by reference herein.
Item 13.	Certain Relationships and Related Transactions, and Director Independence.
The information required to be included by Item 13 will be included in the Proxy Statement for our 2023 Annual Meeting of Stockholders and such information is incorporated by reference herein.
Item 14.	Principal Accountant Fees and Services.
The information required to be included by Item 14 will be included in the Proxy Statement for our 2023 Annual Meeting of Stockholders and such information is incorporated by reference herein.

PART IV
Item 15.	Exhibits, Financial Statement Schedules.
We have filed the following documents as part of this Annual Report on Form 10-K:
1.	Financial Statements: The financial statements included in “Index to Consolidated Financial Statements” in Part II, Item 8 are filed as part of this Annual Report on Form 10-K
2.	Exhibits: The exhibits listed in the accompanying index to exhibits are filed or incorporated by reference as part of this Annual Report on Form 10-K.
Item 16.	Form 10-K Summary
None.

Exhibit Index
		Incorporated by reference
Exhibit Number	Description	Form	Dated	Number
3.1	Amended and Restated Certificate of Incorporation.	8-K	10/20/2020	3.1
3.2	First Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	10/13/2022	3.1
3.3	Second Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	1/17/2023	3.1
3.4	Amended and Restated Bylaws.	8-K	10/20/2020	3.2
4.1	Reference is made to Exhibits 3.1 through 3.4.
4.2	Form of Common Stock Certificate.	S-1	9/25/2020	4.2
4.3	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934.†
10.1	Amended and Restated Investors’ Rights Agreement, dated July 13, 2020, by and among Eargo, Inc. and the investors listed therein.	S-1	9/25/2020	10.1
10.2(a)	2010 Equity Incentive Plan, as amended.#	10-K	3/16/2021	10.2(a)
10.2(b)	Form Agreements under 2010 Equity Incentive Plan, as amended.#	S-1	9/25/2020	10.2(b)
10.3(a)	2020 Incentive Award Plan, as amended through February 1, 2023.#†
10.3(b)	Form Agreements under the 2020 Incentive Award Plan.#	S-1	9/25/2020	10.3(b)
10.3(c)	Form of Restricted Stock Unit Award Agreement under the 2020 Incentive Award Plan (Cash Settled Awards).#	10-K	5/13/2022	10.3(c)
10.4	2020 Employee Stock Purchase Plan.#†
10.5	Employment Agreement, by and between Eargo, Inc. and Christian Gormsen.#	S-1	9/25/2020	10.5
10.6	Employment Agreement, by and between Eargo, Inc. and William Brownie.#	S-1	9/25/2020	10.6
10.7	Employment Agreement, by and between Eargo, Inc. and Adam Laponis.#	S-1	9/25/2020	10.7
10.8	Promotion Letter by and between Eargo, Inc. and Mark Thorpe.#	8-K	1/18/2022	10.1
10.9	Employment Agreement by and between Eargo, Inc. and Mark Thorpe.#†
10.10	Non-Employee Director Compensation Program.#	S-1	9/25/2020	10.8
10.11	Form of Indemnification Agreement for directors, officers and certain other employees.	S-1	9/25/2020	10.9
10.12	Manufacturing Services Agreement, dated May 5, 2017, by and between Eargo, Inc. and Hana Microelectronics Co., Ltd.*	S-1	9/25/2020	10.10
10.13	Sublease Agreement, dated July 30, 2018, by and between Eargo, Inc. and Microchip Technology Incorporated.	S-1	9/25/2020	10.11
10.14	Office & Parking Lease, dated September 11, 2018, by and between Eargo, Inc. and SEV 8th and Division, LLC.	S-1	9/25/2020	10.12
10.15	Office Lease, dated January 11, 2023, by and between Eargo, Inc. and Nashland TT, LP.	8-K	1/13/2023	10.1

		Incorporated by reference
Exhibit Number	Description	Form	Dated	Number
10.16	Loan and Security Agreement, dated June 6, 2018, by and among Eargo, Inc., Eargo Hearing, Inc. and Silicon Valley Bank, as amended by the First Amendment, dated January 31, 2019, as further amended by the Second Amendment, dated May 1, 2020, as further amended by the Third Amendment, dated September 9, 2020.	S-1	9/25/2020	10.14
10.17	Manufacturing Agreement, dated August 21, 2018, by and between Eargo, Inc. and Pegatron Corporation.*	S-1	9/25/2020	10.15
10.18	First Amendment to Lease, dated February 19. 2021, by and between Eargo, Inc. and SEV 8th and Division, LLC.	10-Q	5/12/2021	10.1
10.19	Standard Form Office Lease, executed September 3, 2021, by and between Eargo, Inc. and GZI First North 1, LLC.	10-Q	5/13/2022	10.1
10.20	First Amendment to Lease, dated January 26, 2022, by and between Eargo, Inc. and GZI First North 1, LLC.	10-Q	5/13/2022	10.2
10.21	Settlement Agreement	8-K	5/02/2022	10.1
10.22	Note Purchase Agreement, dated June 24, 2022, by and among Eargo, Inc., Eargo Hearing, Inc., Eargo Screening, LLC, noteholders affiliated with Patient Square Capital and Drivetrain Agency Services, LLC, as administrative agent and collateral agent. +*	8-K	6/27/2022	10.1
10.23	Form of Indemnification Agreement entered into with Investor Directors. *	8-K	6/27/2022	10.2
10.24	Board Observer Agreement, dated June 24, 2022, by and between Eargo, Inc. and PSC Echo LP.*	8-K	6/27/2022	10.3
10.25	Investors’ Rights Agreement, dated June 24, 2022, by and between Eargo, Inc. and those certain investors set forth therein. +*	8-K	6/27/2022	10.4
10.26	Registration Rights Agreement, dated June 24, 2022, by and between Eargo, Inc. and those certain investors set forth therein.*	8-K	6/27/2022	10.5
21.1	List of subsidiaries.†
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.†
24.1	Power of Attorney (included in the signature page hereto).†
31.1	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.†
31.2	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.†
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.‡
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.‡

Incorporated by reference
Exhibit Number	Description	Form	Dated	Number
101.INS	Inline XBRL Instance Document†
101.SCH	Inline XBRL Taxonomy Extension Schema Document†
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document†
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document†
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document†
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)†
#	Indicates management contract or compensatory plan.
+
Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

*
Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

†	Filed herewith.
‡	Furnished herewith.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Eargo, Inc.

Date: March 23, 2023	By:	/s/ Christian Gormsen
Christian Gormsen
President and Chief Executive Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christian Gormsen, Adam Laponis and Christy La Pierre, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Name	Title	Date

/s/ Christian Gormsen	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2023
Christian Gormsen

/s/ Adam Laponis	Chief Financial Officer (Principal Financial Officer)	March 23, 2023
Adam Laponis

/s/ Mark Thorpe	Chief Accounting Officer (Principal Accounting Officer)	March 23, 2023
Mark Thorpe

/s/ Donald Spence	Chair of the Board of Directors	March 23, 2023
Donald Spence

/s/ Katie J. Bayne	Director	March 23, 2023
Katie J. Bayne

/s/ Trit Garg, M.D.	Director	March 23, 2023
Trit Garg, M.D.

/s/ Karr Narula	Director	March 23, 2023
Karr Narula

/s/ Justin Sabet-Peyman	Director	March 23, 2023
Justin Sabet-Peyman

/s/ David Wu	Director	March 23, 2023
David Wu

Annex F
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 10-Q
(Mark One)
☒
QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2023
OR
☐
TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from     to
Commission File Number: 001-39616
Eargo, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	27-3879804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2665 North First Street, Suite 300
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 351-7700
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EAR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒
As of October 30, 2023, the registrant had 20,762,389 shares of common stock, par value $0.0001 outstanding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Quarterly Report on Form 10-Q contains forward-looking statements about us and our industry that involve substantial risks, uncertainties and assumptions. All statements other than statements of historical facts contained in this Quarterly Report on Form 10-Q, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “objective,” “plan,” “ongoing,” “positioned,” “possible,” “potential,” “predict,” “project,” “seek,” “shall,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The forward-looking statements in this report, other than statements regarding the proposed Merger (as defined herein), do not assume the consummation of the Merger unless specifically stated otherwise. These forward-looking statements include, but are not limited to, statements about:
•
our expectations regarding the structure, timing and completion of the proposed Merger; our ability to obtain any required regulatory approvals in connection with the proposed Merger; expenses related to the proposed Merger and any potential future costs; our ability to satisfy the conditions to closing or otherwise complete the Merger; the occurrence of any event, change, or other circumstances that could delay or prevent completion of the proposed Merger or give rise to the termination of the Merger Agreement (as defined herein); the impact the pending Merger may have on our current plans and operations, including potentially diverting management’s attention from our business; the effects of the Merger on our future business and financial and operating results; and our ability to retain key personnel and maintain relationships with customers, suppliers and others with whom we do business;

•
the impact on our business of the civil settlement agreement with the U.S. government that resolved the investigation by the U.S. Department of Justice (the “DOJ”) related to insurance claims for reimbursement submitted to various federal employee health plans under the Federal Employee Health Benefits (“FEHB”) program, the extent to which we may be able to validate and establish additional processes to support the submission of claims for reimbursement to health plans under the FEHB program, and our ability to obtain, maintain or increase insurance coverage for our hearing aids in the future;

•
our expectations with regard to changes in the regulatory landscape for hearing aid devices and related opportunities, including the implementation of the United States Food and Drug Administration’s new over-the-counter (“OTC”) hearing aid regulatory framework and any potential Medicare coverage for certain hearing aids, as well as any potential actions insurance providers may take following such regulatory changes;

•
the expense, timing and outcome of the purported securities class action litigation alleging that certain of our disclosures about our business, operations and prospects, including reimbursement from third-party payors, violated the federal securities laws and the purported derivative action alleging that our directors breached their fiduciary duties by failing to implement and maintain an effective system of internal controls;

•	estimates of our future revenue and expenses;
•
estimates of our future capital needs and our ability to raise capital on favorable terms, if at all, including the timing of future capital requirements and the terms or timing of any future financings;

•	our ability to continue as a going concern;
•
our strategy and expectations regarding our omni-channel business, including commercial partnerships with retailers, resellers and other distributors, and our ability to execute additional commercial partnerships and expand our customers’ experience of and access to our devices through such commercial partnerships;

•	our ability to attract and retain customers and to optimize our customer acquisition process;
•	our expectations concerning additional orders by existing customers;

•
our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including our ability to obtain, maintain or increase insurance coverage of, and reimbursement of insurance claims for, Eargo hearing aids, which is substantially dependent on, among other things, the outcomes of our efforts to validate and establish additional processes to support the submission of claims for reimbursement from various federal health plans, any third-party payor audits and pending regulations;

•	our ability to manage costs and the timing, scope and impact of our current and any future cost reduction plans, including any adverse impact on our business;
•
our ability to release new hearing aids and the anticipated features of any such hearing aids and our ability to transition our existing customers to new hearing aids, including when older models are discontinued;

•	developments and projections relating to our competitors and our industry, including competing products;
•	our ability to maintain our competitive technological advantages against new entrants in our industry;
•	the pricing of our hearing aids;
•	our expectations regarding the availability, supply, cost and inflationary pressures related to the component parts of our hearing aids;
•	our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products;
•	our commercialization and marketing capabilities and expectations;
•	our relationships with, and the capabilities of, our component manufacturers, suppliers and freight carriers;
•	the implementation of our business model and strategic plans for our business, products and technology;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products, including the projected terms of patent protection;
•
our ability to effectively manage our business in light of the civil settlement agreement with the U.S. government, any third-party payor claims audits and medical records reviews, purported securities class action and derivative litigations, and pending regulations;

•	our ability to retain existing talent and attract new, highly skilled talent;
•
our expectations regarding macroeconomic conditions, including but not limited to, the impact of COVID-19, inflationary trends, uncertainty or volatility in the market (including recent and potential disruption in the banking system and financial markets) and geopolitical events (such as the conflict in Ukraine and the Middle East and tensions across the Taiwan Strait) on our business and results of operations; and

•	our future financial performance.
We have based these forward-looking statements largely on our current expectations, estimates, forecasts and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Quarterly Report on Form 10-Q, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

PART I—FINANCIAL INFORMATION
Item 1.	Condensed Consolidated Financial Statements (Unaudited).
Eargo, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$46,023	$101,238
Accounts receivable, net	1,012	1,910
Inventories	4,386	5,036
Prepaid expenses and other current assets	5,271	7,846
Total current assets	56,692	116,030
Operating lease right-of-use assets	7,327	5,765
Property and equipment, net	4,384	7,441
Intangible assets, net	744	1,063
Goodwill	—	873
Other assets	606	906
Total assets	$69,753	$132,078
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,047	$6,504
Accrued expenses	6,818	12,715
Sales returns reserve	3,767	3,942
Other current liabilities	1,338	1,462
Lease liability, current portion	624	628
Total current liabilities	17,594	25,251
Lease liability, noncurrent portion	7,030	5,973
Total liabilities	24,624	31,224
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; zero shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Common stock; $0.0001 par value; 450,000,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; 20,762,389 and 20,726,965 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	623,828	615,151
Accumulated deficit	(578,701)	(514,299)
Total stockholders’ equity	45,129	100,854
Total liabilities and stockholders’ equity	$69,753	$132,078
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Eargo, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)
	Three months ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net	$8,270	$7,908	$28,191	$24,331
Cost of revenue	3,937	6,007	17,105	16,231
Gross profit	4,333	1,901	11,086	8,100
Operating expenses:
Research and development	4,742	4,963	14,711	14,689
Sales and marketing	9,281	11,282	35,309	37,306
General and administrative	7,385	11,702	26,739	43,980
Impairment charge	873	—	873	—
Total operating expenses	22,281	27,947	77,632	95,975
Loss from operations	(17,948)	(26,046)	(66,546)	(87,875)
Other income (expense), net:
Interest income	620	419	2,144	480
Interest expense	—	—	—	(549)
Change in fair value of convertible notes	—	(25,000)	—	(25,000)
Loss on extinguishment of debt	—	—	—	(772)
Total other income (expense), net	620	(24,581)	2,144	(25,841)
Loss before income taxes	(17,328)	(50,627)	(64,402)	(113,716)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	$(17,328)	$(50,627)	$(64,402)	$(113,716)
Net loss attributable to common stockholders, basic and diluted	$(17,328)	$(50,627)	$(64,402)	$(113,716)
Net loss per share attributable to common stockholders, basic and diluted	$(0.83)	$(25.70)	$(3.10)	$(57.78)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	20,756,123	1,969,856	20,745,534	1,968,074
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Eargo, Inc.
Condensed Consolidated Statements of Stockholders’ Equity
(Unaudited)
(In thousands, except share amounts)
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance December 31, 2022	20,726,965	$2	$615,151	$(514,299)	$100,854
Stock-based compensation	—	—	3,408	—	3,408
Release of restricted stock units	14,876	—	—	—	—
Net loss and comprehensive loss	—	—	—	(21,922)	(21,922)
Balance March 31, 2023	20,741,841	$2	$618,559	$(536,221)	$82,340
Stock-based compensation	—	—	2,629	—	2,629
Release of restricted stock units	7,738	—	—	—	—
Net loss and comprehensive loss	—	—	—	(25,152)	(25,152)
Balance June 30, 2023	20,749,579	$2	$621,188	$(561,373)	$59,817
Stock-based compensation	—	—	2,640	—	2,640
Release of restricted stock units	12,810	—	—	—	—
Net loss and comprehensive loss	—	—	—	(17,328)	(17,328)
Balance September 30, 2023	20,762,389	$2	$623,828	$(578,701)	$45,129
	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balance December 31, 2021	1,965,347	$—	$425,976	$(356,812)	$69,164
Stock-based compensation	—	—	3,024	—	3,024
Exercise of stock options	1,871	—	92	—	92
Restricted stock units cash settlement	—	—	(69)	—	(69)
Net loss and comprehensive loss	—	—	—	(30,645)	(30,645)
Balance March 31, 2022	1,967,218	$—	$429,023	$(387,457)	$41,566
Stock-based compensation	—	—	1,511	—	1,511
Exercise of stock options and release of restricted stock units	2,045	—	33	—	33
Tax withholdings on settlement of restricted stock units	—	—	(22)	—	(22)
Issuance costs	—	—	600	—	600
Net loss and comprehensive loss	—	—	—	(32,444)	(32,444)
Balance June 30, 2022	1,969,263	$—	$431,145	$(419,901)	$11,244
Stock-based compensation	—	—	3,057	—	3,057
Exercise of stock options and release of restricted stock units	1,281	—	9	—	9
Tax withholdings on settlement of restricted stock units	—	—	(7)	—	(7)
Net loss and comprehensive loss	—	—	—	(50,627)	(50,627)
Balance September 30, 2022	1,970,544	$—	$434,204	$(470,528)	$(36,324)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Eargo, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	Nine months ended September 30,
	2023	2022
Operating activities:
Net loss	$(64,402)	$(113,716)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,477	4,023
Stock-based compensation	8,677	7,592
Non-cash interest expense and amortization of debt discount	—	209
Debt issuance costs from convertible notes	—	5,662
Change in fair value of convertible notes	—	25,000
Loss on extinguishment of debt	—	772
Non-cash operating lease expense	734	828
Bad debt expense	409	524
Impairment charges	1,702	—
Changes in operating assets and liabilities:
Accounts receivable	489	10,867
Inventories	650	759
Prepaid expenses and other current assets	2,323	6,869
Other assets	(1,292)	999
Accounts payable	(1,152)	(2,366)
Accrued expenses	(5,897)	1,986
Sales returns reserve	(175)	(12,037)
Settlement liability	—	(34,372)
Other current and noncurrent liabilities	(124)	89
Operating lease liabilities	(346)	(550)
Net cash used in operating activities	(54,927)	(96,862)
Investing activities:
Purchases of property and equipment	(217)	(2,531)
Capitalized software development costs	(71)	(296)
Net cash used in investing activities	(288)	(2,827)
Financing activities:
Proceeds from stock options exercised	—	134
Debt repayments	—	(16,238)
Proceeds from issuance of convertible notes, net of issuance costs paid to lender	—	99,903
Payment of convertible notes issuance costs to third parties	—	(5,565)
Payment of deferred transaction costs	—	(872)
Payment of taxes related to net share settlement of restricted stock units	—	(29)
Restricted stock units settled in cash	—	(69)
Net cash provided by financing activities	—	77,264
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

	Nine months ended September 30,
	2023	2022
Net decrease in cash and cash equivalents	(55,215)	(22,425)
Cash and cash equivalents at beginning of period	101,238	110,500
Cash and cash equivalents at end of period	$46,023	$88,075
Non-cash operating activities:
Lease liability obtained in exchange for right-of-use asset	$1,399	$—
Non-cash investing and financing activities:
Property and equipment and capitalized software costs in accounts payable and accrued liabilities	$642	$229
Deferred transaction costs included in accounts payable	$—	$182
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Eargo, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
1. Description of business and other matters
Eargo, Inc. (the “Company”) is a medical device company dedicated to improving the quality of life of people with hearing loss. The Company’s innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost.
Reverse stock split
In January 2023, the Company effected a reverse split of shares of the Company’s common stock on a 1-for-20 basis (the “Reverse Stock Split”). The Company’s common stock began trading on a post-split basis on January 18, 2023. The number of authorized shares of the common stock was not adjusted as a result of the Reverse Stock Split. All share and per share data in these unaudited condensed consolidated financial statements have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented. The shares of common stock retain a par value of $0.0001 per share. Accordingly, an amount equal to the par value of the decreased shares resulting from the Reverse Stock Split was reclassified from common stock to additional paid-in capital.
DOJ investigation and settlement
On September 21, 2021, the Company was informed that it was the target of a criminal investigation by the U.S. Department of Justice (the “DOJ”) related to insurance claims for reimbursement the Company submitted on behalf of its customers covered by various federal employee health plans under the Federal Employee Health Benefits (“FEHB”) program, which is administered by the Office of Personnel Management (the “OPM”). The investigation also pertained to Eargo’s role in claim submissions to federal employee health plans (collectively, the “DOJ investigation”). Total payments the Company received from the government in relation to claims submitted under the FEHB program, as subject to the DOJ investigation, net of any product returns and associated refunds, were approximately $44.0 million. Additionally, the third-party payor with whom the Company historically had the largest volume, which is one of the carriers contracted with the OPM under the FEHB program, conducted an audit of insurance claims for reimbursement (“claims”) submitted by the Company, which included a review of medical records. On January 4, 2022, the DOJ confirmed to the Company that the investigation had been referred to the Civil Division of the DOJ and the U.S. Attorney’s Office for the Northern District of Texas and the criminal investigation was no longer active.
On April 29, 2022, the Company entered into a civil settlement agreement with the U.S. government that resolved the DOJ investigation related to the Company’s role in claim submissions to various federal employee health plans under the FEHB program. The settlement agreement provided for the Company’s payment of approximately $34.4 million to the U.S. government and resolved allegations that the Company submitted or caused the submission of claims for payment to the FEHB program using unsupported hearing loss-related diagnostic codes. As discussed further in Note 5, based on the settlement agreement with the U.S. government, the Company recorded a settlement liability of $34.4 million as of December 31, 2021. The settlement amount was treated as consideration payable to a customer and was recorded as a reduction of revenue in the third quarter of 2021. On May 2, 2022, the Company paid the settlement amount.
In September 2022, the Company made the determination not to seek payment for approximately $16.1 million from customers with unsubmitted and unpaid claims which was accounted for as a pricing concession (the “Pricing Concession”). During the year ended December 31, 2022, the Company recorded a $16.1 million reduction to its insurance-related accounts receivable balance along with related reduction to net revenue of $11.6 million and an allowance for credit losses balance of $4.5 million for such unsubmitted and unpaid claims. Further, the Company simultaneously recorded a decrease in its insurance-related sales return reserve of $11.3 million along with a corresponding increase of $11.3 million to net revenue for the year ended December 31, 2022 related to unsubmitted and unpaid claims. These changes resulted in a decrease in net revenue of $0.3 million for the year ended December 31, 2022.
Liquidity and going concern
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities during the normal course of business. The Company has incurred losses and negative cash flows from operations since its inception and management expects to incur additional substantial losses in the foreseeable future. As of September 30, 2023, the Company had cash and cash equivalents of $46.0 million and an accumulated deficit of $578.7 million.
Since the announcement of the DOJ investigation, there has been and may continue to be a significant reduction in shipments, revenue and gross margin, which has and could continue to negatively impact the Company’s liquidity and working capital, including by impacting its ability to access additional capital. It is difficult to assess or predict at this time the extent to which the Company is able to validate and establish additional processes to support the submission of claims for reimbursement to health plans, including those under the FEHB program, and the future or long-term impacts of the implementation of an over-the-counter (“OTC”) hearing aid regulatory framework (which may, for example, lead insurance providers to take actions limiting the Company’s ability to access insurance coverage or have other long-term impacts on the Company’s omni-channel business that are not yet known).
The Company believes that, without an alternative future financing, its current resources are insufficient to satisfy its obligations as they become due within one year after the date that these unaudited condensed consolidated financial statements are issued. The negative cash flows and current lack of financial resources of the Company raise substantial doubt as to the Company’s ability to continue as a going concern. If the Company is unable to raise additional funding to meet its operational needs, it will be forced to limit or cease its operations.
These unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainty.
2. Summary of significant accounting policies
Basis of presentation and principles of consolidation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with GAAP and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting of Eargo, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.
These unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, include all adjustments of a normal recurring nature necessary to present fairly, in all material respects, the Company’s consolidated financial position, results of operations and cash flows. The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023.
Use of estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates, assumptions, and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made in the accompanying unaudited condensed consolidated financial statements include, but are not limited to, the sales returns reserve, the present value of lease liabilities, the fair value of equity securities, the fair value of financial instruments, the allowance for credit losses, the net realizable value of inventory, the fair value of assets acquired in a business combination, the useful lives of long-lived assets, impairment of long-lived assets, accrued product warranty reserve, legal and other contingencies, certain other accruals and recoverability of the Company’s net deferred tax assets and the related valuation allowance. Management periodically evaluates its estimates, which are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from those estimates.
Significant accounting policies
There have been no significant changes to the accounting policies during the nine months ended September 30, 2023, as compared to the significant accounting policies described in Note 2 of the Notes to Consolidated Financial Statements in the Company’s audited consolidated financial statements included in the Annual Report on Form 10-K.

Revenue recognition
The Company’s revenue is generated from the sale of products, including hearing aid systems and related accessories. Revenue is recognized when promised goods or services are transferred to end-use customers, distributors, or retail partners in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services by following a five-step process: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.
Identify the contract with a customer. The Company generally considers completion of an Eargo sales order (which requires customer acceptance of the Company’s click-through terms and conditions for website sales and authorization of payment through credit card or another form of payment for sales made over the phone) as a customer contract provided that collection is considered probable. For payments that are not made upfront by credit card, the Company assesses insurance eligibility or customer creditworthiness based on credit checks, payment history, and/or other circumstances. For orders involving insurance payors, the Company validates customer eligibility and potential reimbursement amounts prior to shipping the product. If the criteria to establish a contract with a customer is not met, revenue is not recognized.
Identify the performance obligations in the contract. Product performance obligations include hearing aid systems and related accessories and service performance obligations include extended warranty coverage. The Company also offers customers a one-time replacement of certain components of the hearing aid system for a fee (i.e., “loss and damage policy”), which represents an option with material right. However, as the historical redemption rate under the policy has been low, the option is not accounted for as a separate performance obligation. The Company does not assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer.
The Company has elected to treat shipping and handling activities performed after a customer obtains control of products as a fulfillment activity.
Determine the transaction price and allocation to performance obligations. The transaction price in the Company’s customer contracts consists of both fixed and variable consideration. Fixed consideration includes amounts to be contractually billed to the customer while variable consideration may include concessions, product returns, discounts, incentives, or other similar items. Variable consideration is estimated based on contractual terms and historical analysis using specific data for the type of consideration being assessed.
•
Product Returns: The Company’s customer contracts include the general 45-day right of return that applies to all products and the extended right of return offered for certain shipments to direct plan access customers involving certain insurance payors. To estimate product returns, the Company analyzes various factors, including historical return levels, current economic trends, and insurance coverage. Based on this information, the Company reserves a percentage of product sale revenue and accounts for the estimated impact as a reduction in the transaction price. Consideration paid or payable to a customer that is not for a distinct good or service is accounted for as a reduction of the transaction price and recorded as a reduction in revenue in the period it becomes payable.

•
Concessions: Concessions are generally viewed as any post-execution change to the original agreement between the Company and customer that increase the customer’s rights or the Company’s obligations without a commensurate increase to the consideration due the Company. Concessions may take many forms and include, but are not limited to, (i) accepting returns that are not required under the terms of the original arrangement, (ii) reducing the arrangement fee, and (iii) extending the terms of payment. While the Company granted a price concession to its customers with unsubmitted and unpaid claims during the year ended December 31, 2022 (please see caption “DOJ investigation and settlement” in Note 1), the Company does not have an established history of providing concessions to its customers and has determined that no adjustments should made to the transaction price in the Company’s ongoing customer arrangements. However, for each reporting period, the Company will re-evaluate the occurrence and level of materiality of concessions and will assess any potential impact on the transaction price accordingly.

Allocate the transaction price to the performance obligations in the contract. For contracts that contain multiple performance obligations, the Company allocates the transaction price to the performance obligations on a relative standalone selling price basis. Standalone selling prices are based on multiple factors including, but not limited to, historical discounting trends for products and services, gross margin objectives, internal costs, competitor pricing strategies, and industry technology lifecycles.
Recognize revenue when or as the Company satisfies a performance obligation. Revenue for products (hearing aid systems and related accessories) is recognized at a point in time, which is generally upon shipment, provided all other revenue recognition criteria have been met. The Company does not have material contract liabilities related to unsatisfied performance obligations as of September 30, 2023.
Contract costs
The Company applies the practical expedient to recognize the incremental costs of obtaining a contract as expense when incurred if the amortization period would be one year or less. These incremental costs include processing fees paid to third-party financing vendors, who provide the Company’s customers with the option to finance their purchases. If a customer elects to utilize this service, the Company receives a non-recourse upfront payment for the product sold, less processing fee withheld by the financing vendor. These processing fees are recognized in cost of revenue in the consolidated statements of operations and comprehensive loss as incurred.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of demand deposit accounts, money market accounts and accounts receivable, including credit card receivables. The Company maintains its cash and cash equivalents, which may, at times, exceed federally insured limits, with financial institutions of high credit standing. As of September 30, 2023, the Company has not experienced any losses on its deposit accounts and money market accounts. As of September 30, 2023, the Company does not believe there is significant financial risk from nonperformance by the issuers of the Company’s deposit accounts and money market accounts.
Approximately 36% of the Company's gross accounts receivable as of September 30, 2023 was from one of the Company's retail partners. There was no credit risk concentration in the Company's accounts receivable as of December 31, 2022. There was no concentration of net revenue during the three months ended September 30, 2023. During the nine months ended September 30, 2023, the Company derived approximately 11% of net revenue from sales to its retail partners. There was no concentration of revenue during the three and nine months ended September 30, 2022.
3. Fair value measurements
There were no financial assets and liabilities outstanding that were remeasured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022. The carrying amounts reflected in the condensed consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their short-term nature.
4. Balance sheet components
Inventories
Inventories consist primarily of raw materials related to component parts and finished goods. The following is a summary of the Company’s inventories by category:
	September 30, 2023	December 31, 2022
	(in thousands)
Raw materials	$209	$410
Finished goods	4,177	4,626
Total inventories	$4,386	$5,036

Prepaid expenses and other current assets
Prepaid expenses and other current assets consist of the following:
	September 30, 2023	December 31, 2022
	(in thousands)
Insurance costs	$774	$78
Advances to suppliers	1,183	2,000
Software subscriptions	1,086	1,553
Marketing costs	906	1,709
Product launch fee	582	252
Other	740	568
Advanced payroll deposits	—	1,686
Total prepaid expenses and other current assets	$5,271	$7,846
Property and equipment, net
Property and equipment, net, consists of the following:
	September 30, 2023	December 31, 2022
	(in thousands)
Capitalized software	$10,821	$11,579
Tools and lab equipment	5,775	5,087
Furniture and fixtures	2,437	2,440
Leasehold improvements	903	993
Computer and equipment	527	482
	20,463	20,581
Less accumulated depreciation and amortization	(16,079)	(13,140)
Total property and equipment, net	$4,384	$7,441
Depreciation and amortization expense for the three months ended September 30, 2023 and 2022 amounted to $0.9 million and $1.2 million, respectively, which includes amortization of capitalized software costs of $0.5 million and $0.9 million, respectively.
Depreciation and amortization expense for the nine months ended September 30, 2023 and 2022 amounted to $3.2 million and $3.6 million, respectively, which includes amortization of capitalized software costs of $2.1 million and $2.7 million, respectively.
The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets or group of assets may not be fully recoverable. Factors the Company considers important that could trigger an impairment review include underperformance relative to historical or projected future operating results, a significant change in the manner of the use of the asset, or macroeconomic factors. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the aforementioned factors, impairment is measured based on a projected discounted cash flow method. Certain factors, such as estimated revenues and expenses, used for this nonrecurring fair value measurement are considered Level 3 inputs. As a result of the impairment assessment during the three months ended June 30, 2023, the Company recognized an impairment charge of $0.8 million related to its internally developed software, which was included in cost of revenue in the condensed consolidated statements of operations and comprehensive loss. There were no impairment charges during the three and nine months ended September 30, 2022.

Goodwill
Goodwill represents the excess of the purchase price paid over the fair value of tangible and identifiable intangible net assets acquired in business combinations. In November of each fiscal year, or more frequently if indicators of impairment exist, management performs a review to determine if the carrying value of goodwill is impaired. Impairment testing is performed at the reporting unit level. The Company concluded that a triggering event occurred as of September 30, 2023, and as a result of the goodwill impairment assessment during the three months ended September 30, 2023, the Company recognized an impairment charge of $0.9 million for the entire carrying value of goodwill, which is included in total operating expenses in the condensed consolidated statements of operations and comprehensive loss for the three months and nine months ended September 30, 2023. There were no impairment charges related to goodwill during the three and nine months ended September 30, 2022.
Intangible assets, net
Intangible assets, net consist of the following:
	September 30, 2023
	Gross carrying value	Accumulated amortization	Net carrying value
	(in thousands)
Developed technologies	$1,700	$956	$744
Other	290	290	—
Total intangible assets, net	$1,990	$1,246	$744
	December 31, 2022
	Gross carrying value	Accumulated amortization	Net carrying value
	(in thousands)
Developed technologies	$1,700	$637	$1,063
Other	290	290	—
Total intangible assets, net	$1,990	$927	$1,063
Amortization expense was $0.1 million and $0.3 million for the three and nine months ended September 30, 2023, respectively. Amortization expense was $0.2 million and $0.5 million for the three and nine months ended September 30, 2022, respectively.
The following table summarizes the estimated future amortization expense of finite-lived intangible assets, net as of September 30, 2023:
Amount
(in thousands)
Remainder of 2023	$106
2024	425
2025	213
Total	$744

Accrued expenses
Accrued expenses consist of the following:
	September 30, 2023	December 31, 2022
	(in thousands)
Accrued compensation	$3,024	$7,892
Accrued warranty reserve	3,390	3,765
Accrued severance	115	178
Refunds due to customers	239	580
Other accrued expenses	50	300
Total accrued expenses	$6,818	$12,715
Sales returns reserve
The sales returns reserve consists of the following activity:
	Nine months ended September 30,
	2023	2022
	(in thousands)
Sales returns reserve, beginning balance	$3,942	$13,827
Reduction of revenue	14,160	11,637
Decrease related to Pricing Concession	—	(11,263)
Utilization of sales returns reserve	(14,335)	(12,411)
Sales returns reserve, ending balance	$3,767	$1,790
In September 2022, as part of the Pricing Concession, the Company recorded a decrease in its insurance-related sales return reserve liability of $11.3 million related to unsubmitted and unpaid claims, which was recorded against revenue in the consolidated statement of operations. Please see caption “DOJ investigation and settlement” in Note 1.
Allowance for credit losses
The allowance for credit losses consists of the following activity:
	Nine months ended September 30,
	2023	2022
	(in thousands)
Allowance for credit losses, beginning balance	$158	$4,838
Charged to expense	409	524
Accounts written off, net of recoveries	(429)	(5,267)
Allowance for credit losses, ending balance	$138	$95
Accrued warranty reserve
The accrued warranty reserve consists of the following activity:
	Nine months ended September 30,
	2023	2022
	(in thousands)
Accrued warranty reserve, beginning balance	$3,765	$4,014
Charged to cost of revenue	1,769	1,632
Utilization of accrued warranty reserve	(2,144)	(2,130)
Accrued warranty reserve, ending balance	$3,390	$3,516

5. Commitments and contingencies
Operating leases
Nashville office space lease
In January 2023, the Company entered into a lease agreement for approximately 17,572 sq. ft. of office space in Nashville, Tennessee. The tenant improvements of $0.9 million were funded by the Company and considered to be lessor-owned for accounting purposes. As such, the tenant improvement funding was recorded as part of the right-of-use asset. The Company recorded a right-of-use asset of $2.3 million and the corresponding lease liability of $1.4 million as of the commencement date in March 2023.
The initial term of the lease is 76 months with the option to extend the lease term once for additional 5 years. The Company has elected to apply the tenant improvement allowance of $0.9 million against the lease payments, and this amount was excluded from the operating lease liability. The right-of-use asset and corresponding lease liability for the Nashville lease were estimated using an incremental borrowing rate of 11.2%.
Operating lease costs and minimum lease payments
For the three and nine months ended September 30, 2023, the Company incurred $0.4 million and $1.2 million of operating lease costs, respectively. Variable lease payments for operating expenses and costs related to short-term leases were immaterial for the three and nine months ended September 30, 2023.
As of September 30, 2023, undiscounted future minimum lease payments due under the non-cancelable operating leases are as follows:
Amount
(in thousands)
Remainder of 2023	$318
2024	1,081
2025	1,635
2026	1,886
2027	1,945
Thereafter	3,066
Total minimum future lease payments	9,931
Present value adjustment for minimum lease commitments	(2,277)
Total lease liability	$7,654
Legal and other contingencies
The Company is involved in legal proceedings in the ordinary course of its business and may become involved in additional legal proceedings. Other than those listed below, the Company does not believe that any lawsuits or claims currently pending against it, individually or in the aggregate, are material or will have a material adverse effect on its financial condition, results of operations or cash flows. The Company may enter into settlement discussions, and may enter into settlement agreements, if it believes settlement is in the best interest of the Company and its shareholders. Unless stated otherwise, the matters discussed below, if decided adversely or settled by the Company, individually or in the aggregate, may result in a liability material to the Company’s financial condition, results of operations or cash flows.
The Company is also subject to review from federal and state taxing authorities in order to validate the amounts of income, sales and use taxes which have been claimed and remitted. The Company has estimated exposure and established reserves for its estimated sales tax audit liability.
In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products, when used for their intended purposes, infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in any particular claim.
Securities Class Action
On October 6, 2021, putative shareholder Joseph Fazio filed a purported securities class action against the Company and certain of its officers, captioned Fazio v. Eargo, Inc., et al., No. 21-cv-07848 (N.D. Cal. Oct. 6, 2021) (the “Fazio Action”). Plaintiff Fazio alleges that certain of the Company’s disclosures about its business, operations, and prospects, including reimbursement from third-party payors, violated federal securities laws. Fazio voluntarily dismissed his complaint on December 6, 2021. On November 4, 2021, putative shareholder Alden Chung filed a purported class action lawsuit substantially similar to the Fazio Action, captioned Chung v. Eargo, Inc., et al., No. 21-cv-08597 (N.D. Cal. Nov. 4, 2021) (the “Chung Action”). On November 10, 2021, putative shareholder IBEW Local 353 Pension Plan filed a purported class action substantially similar to the Fazio and Chung Actions and also asserting claims under the federal securities laws against current and former members of the Company’s Board of Directors (the “Board of Directors”) and the underwriters of the Company’s October 15, 2020 initial public offering of common stock, captioned IBEW Local 353 Pension Plan v. Eargo, Inc., et al., No. 21-cv-08747 (N.D. Cal. Nov. 10, 2021) (the “IBEW Action”). These class actions, which seek damages and other relief, were filed in the United States District Court for the Northern District of California. The Fazio and Chung Actions were brought purportedly on behalf of a class of investors who purchased or otherwise acquired Eargo securities between February 25, 2021 and September 22, 2021. The IBEW Action was brought purportedly on behalf of a class of investors who purchased or otherwise acquired: (i) Eargo shares in or traceable to the Company’s October 15, 2020 initial public offering of common stock; and/or (ii) shares of Eargo common stock between October 15, 2020 and September 22, 2021. On January 5, 2022, the court consolidated the foregoing class actions (as consolidated, the “Securities Class Action”) under the caption In re Eargo, Inc. Securities Litigation, No. 21-cv-08597-CRB, and appointed IBEW Local 353 Pension Plan and Xiaobin Cai as Lead Plaintiffs and Bernstein Litowitz Berger & Grossmann LLP and Block & Leviton LLP as Lead Counsel. On May 20, 2022, Lead Plaintiffs filed a consolidated amended complaint, which purported to extend the class period through March 2, 2022. Defendants filed a motion to dismiss on July 29, 2022. The Court granted the defendants’ motion to dismiss on February 14, 2023. Plaintiffs filed a second amended complaint on March 16, 2023 and defendants filed a second motion to dismiss on April 21, 2023. On May 26, 2023, plaintiffs filed an opposition to defendants’ motion, and on June 23, 2023, defendants filed their reply brief in support of their motion to dismiss. The Court granted the defendants’ motion to dismiss on August 31, 2023 and entered its final judgment on October 12, 2023. Plaintiffs have until November 13, 2023 to file a notice of appeal.
The Company intends to vigorously defend the Securities Class Action and cannot reasonably estimate any loss or range of loss that may arise from the litigation. Accordingly, the Company can provide no assurance as to the scope and outcome of this matter and no assurance as to whether its business, financial position, results of operations, or cash flows will not be materially adversely affected.
Derivative Action
On December 3, 2021, putative shareholder Barbara Wolfson filed a derivative complaint purportedly on the Company’s behalf against members of the Board of Directors and the Company as nominal defendant, captioned Wolfson v. Gormsen, et. al., No. 21-cv-09342 (N.D. Cal. Dec. 3, 2021) (the “Wolfson Action”). Plaintiff asserts, among other things, that the defendants breached their fiduciary duties by allegedly failing to implement and maintain an effective system of internal controls related to the Company’s financial reporting, public disclosures and compliance with laws, rules and regulations governing the business. Plaintiff purports to assert derivative claims on the Company’s behalf for alleged violations of Section 14(a) of the Securities Exchange Act of 1934, as amended, breach of fiduciary duty, waste of corporate assets, and aiding and abetting. On March 1, 2022, the court entered the parties’ stipulation staying the Wolfson Action until the resolution of the motion to dismiss in the Securities Class Action. On June 9, 2022, putative shareholder Brodie Woodward filed a derivative complaint purportedly on Eargo’s behalf against the same defendants as in the Wolfson Action, as well as Juliet Tammenoms Bakker, Adam Laponis, and Geoff Pardo, captioned Woodward v. Gormsen, et al., No. 22-cv-03419 (N.D. Cal. June 9, 2022) (together with the Wolfson Action, the “Derivative Action”). Plaintiff Woodward

asserts substantively similar allegations and causes of action as those asserted in the Wolfson Action. On August 4, 2022, the court granted the parties’ stipulation to consolidate the Derivative Action and to stay the consolidated action until the resolution of the motion to dismiss in the Securities Class Action.
The defendants intend to vigorously defend the Derivative Action and cannot reasonably estimate any loss or range of loss that may arise from the litigations. Accordingly, the Company can provide no assurance as to the scope and outcome of these matters and no assurance as to whether its business, financial position, results of operations, or cash flows will not be materially adversely affected.
6. Stock-based compensation
Total stock-based compensation is as follows:
	Three months ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Cost of revenue	$49	$35	$139	$94
Research and development	708	707	2,075	1,142
Sales and marketing	587	642	2,552	1,975
General and administrative	1,296	1,673	3,911	4,381
Total stock-based compensation	$2,640	$3,057	$8,677	$7,592
Equity incentive plans
As of September 30, 2023, 195,424 shares of common stock were issuable upon the exercise of outstanding awards under the 2010 Equity Incentive Plan. As of September 30, 2023, the Company had reserved 3,953,431 shares of common stock for issuance under the 2020 Equity Incentive Plan (the “2020 Plan”), of which 1,371,079 were available for issuance in connection with grants of future awards.
2023 stock option modification
On August 15, 2023, the Board of Directors approved the repricing and, as applicable vesting modification (“modification” or “repricing”) related to 1,465,922 outstanding stock option awards issued under the 2020 Plan. This resulted in the modification of 743,675 service-based option awards and 722,247 market-based option awards. The new exercise price of 3.305 for the repriced equity awards is equal to the Company’s share price at the close of market on August 15, 2023.
The vesting schedules for the majority of the repriced service-based stock options were modified to vest under a new requisite period of two years, with vesting occurring quarterly beginning on November 15, 2023. The market-based option awards continue to maintain their original market requirements but were modified to include an additional service-based vesting alternative.
The incremental stock-based compensation associated with the repricing is $1.6 million. During the three and nine months ended September 30, 2023, the Company recognized $0.3 million of incremental stock-based compensation associated with the repricing.

Service-based stock options
Service-based stock option activity for the nine months ended September 30, 2023 is set forth below:
	Number of shares	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
			(in years)	(in thousands)
Balance December 31, 2022	309,315	$82.08	5.60	$—
Grants	2,166,755	7.99
Cancelled or forfeited	(548,991)	25.79
Balance September 30, 2023	1,927,079	$10.41	8.83	$—
Vested and exercisable at September 30, 2023	231,612	$57.02	3.71	$—
The weighted-average grant-date fair value of service-based stock options granted during the nine months ended September 30, 2023 was $5.55 per share. As of September 30, 2023, the unrecognized stock-based compensation related to outstanding unvested service-based stock options was $9.4 million, which the Company expects to recognize over a remaining weighted-average period of approximately 1.8 years.
The following assumptions were used to estimate the grant date fair value of the service-based options, including the repriced service based option awards, granted during the nine months ended September 30, 2023:
Black-Scholes model assumptions:
Expected volatility	72.8% - 77.0%
Expected term, years	5.6 - 6.5
Risk-free interest rate	3.39% - 4.35%
Dividend yield	—
Market-based stock options
During the nine months ended September 30, 2023, the Company granted options to purchase an aggregate of 1,224,370 shares of common stock that include a market condition (the “market-based option awards”). As of August 15, 2023 the modified market-based option awards include (i) the addition of a new two year service-based vesting period requirement with the first quarterly vesting period occurring on November 15, 2023, or (ii) vesting acceleration upon the achievement of the original market requirements established in February 2023, whichever vesting date is earlier. The market-based option awards vesting is subject to continued service through the applicable vesting date. During the nine months ended September 30, 2023, 502,123 shares were forfeited due to the termination of the grantees' service.
The following assumptions were used to estimate the grant date fair value of the market-based option awards, including the repriced market-based option awards, granted during the nine months ended September 30, 2023.
Market-based awards assumptions:
Expected volatility	75.5% - 77.0%
Cost of equity	25.0%
Risk-free interest rate	3.39% - 4.31%
Dividend yield	—
Expected term, years	5.30 - 5.35
The weighted-average grant-date fair value of the market-based option awards granted during the nine months ended September 30, 2023 was $6.36 per share. As of September 30, 2023, the unrecognized stock-based compensation related to market-based options was $3.6 million, which the Company expects to recognize over a remaining weighted-average period of approximately 1.9 years.

Restricted stock units
Restricted stock units (“RSUs”) granted under the 2020 Plan represent share-based awards that generally entitle the holder to receive freely tradable shares of the Company’s common stock upon vesting. The RSUs cannot be transferred and the awards are subject to forfeiture if the holder’s service to the Company terminates prior to the satisfaction of the vesting restrictions.
RSU activity for the nine months ended September 30, 2023 is set forth below:
	Number of shares	Weighted average grant date fair value per share
Balance December 31, 2022	176,063	$101.76
RSUs vested	(35,424)	137.95
RSUs forfeited	(58,755)	82.42
Balance September 30, 2023	81,884	$99.96
As of September 30, 2023, total unrecognized stock-based compensation related to unvested RSUs was $7.6 million, which the Company expects to recognize over a remaining weighted-average period of approximately 2.7 years.
Employee stock purchase plan
As of September 30, 2023, the Company reserved 282,384 shares of common stock for issuance under the 2020 Employee Stock Purchase Plan (the “ESPP”), of which 273,738 were available for future issuance. The ESPP was suspended on November 9, 2021, and there were no offering periods in effect through September 30, 2023.
7. Net loss per share attributable to common stockholders
The following outstanding potentially dilutive common stock equivalents have been excluded from the computation of diluted net loss per share for the periods presented due to their anti-dilutive effect:
	Three months ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Service-based options issued and outstanding	1,927,079	273,256	1,927,079	273,256
Market-based options issued and outstanding	722,247	—	722,247	—
Restricted stock units	81,884	167,936	81,884	167,936
Convertible notes	—	18,750,000	—	18,750,000
Total	2,731,210	19,191,192	2,731,210	19,191,192
8. Cost reduction activities
On June 23, 2023, the Company’s Board of Directors approved a cost reduction plan intended to optimize the Company's cost structure and operating model (the “2023 plan”), which the Company currently expects will be substantially implemented through the end of fiscal 2023. The 2023 plan is expected to impact approximately 90 to 120 employees, or approximately 32% to 42% of the Company's workforce. The Company currently estimates that it will incur one-time charges of approximately $3.5 million to $5.0 million in connection with the 2023 plan, primarily expected to consist of employee severance costs and related benefits. The Company may ultimately incur charges that are higher or lower than this range as it finalizes and implements the 2023 plan and the related accounting treatment.
During the three and nine months ended September 30, 2023, the Company recorded workforce reduction costs in relation to the 2023 plan of approximately $1.0 million and $2.6 million, respectively, for severance costs and related benefits, which are included in the condensed consolidated statements of operations and comprehensive loss in general and administrative expenses. Approximately $2.5 million of the severance payments in connection with the 2023 plan were made as of September 30, 2023.

9. Subsequent events
Merger
On October 29, 2023, the Company, PSC Echo Parent LLC (“Parent”) and PSC Echo Merger Sub Inc. (“Merger Sub”), a subsidiary of Parent, entered into a merger agreement (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”). Parent and Merger Sub are affiliates of PSC Echo, LP, an affiliate of Patient Square Capital, LP and the holder of a majority of the outstanding capital stock of the Company.
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time, other than certain excluded shares pursuant to the terms of the Merger Agreement, shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $2.55 per share of common stock, payable to the holder thereof, without interest and subject to any applicable tax withholding. After the Merger, the Company’s common stock will no longer be traded on the Nasdaq.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
You should read the following discussion and analysis of our financial condition and results of operations together with our unaudited condensed consolidated financial statements and the related notes included in Part I, Item 1 of this Quarterly Report on Form 10-Q, and for a full understanding of Eargo’s results of operations and financial condition, in conjunction with the consolidated financial statements and notes for the fiscal year ended December 31, 2022 contained in the Company’s Annual Report on Form 10-K filed on March 23, 2023. The following discussion and analysis of our financial condition and results of operations contains forward-looking statements about us and our industry that involve substantial risks, uncertainties and assumptions. All statements other than statements of historical facts contained in this item, including statements regarding factors affecting our business, trends and uncertainties, are forward-looking statements. As a result of many factors, including those factors set forth in the “Risk Factors” section of this Quarterly Report on Form 10-Q, our actual results could differ materially from the results described in or implied by these forward-looking statements. You should carefully read the “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.
Merger Agreement with Patient Square
On October 29, 2023, Eargo, PSC Echo Parent LLC (“Parent”) and PSC Echo Merger Sub Inc. (“Merger Sub”), a subsidiary of Parent, entered into a merger agreement (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Eargo, with Eargo as the surviving corporation (the “Merger”). Parent and Merger Sub are affiliates of PSC Echo, LP, an affiliate of Patient Square Capital, LP (“Patient Square”) and the holder of a majority of our outstanding capital stock (the “PSC Stockholder”).
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of our common stock issued and outstanding immediately prior to the Effective Time, other than certain excluded shares pursuant to the terms of the Merger Agreement, will be cancelled and extinguished and automatically converted into and will thereafter represent the right to receive an amount in cash equal to $2.55 per share of common stock (the “Merger Consideration”), payable to the holder thereof, without interest and subject to any applicable tax withholding. After the Effective Time, our common stock will no longer trade on the Nasdaq Stock Market (“Nasdaq”) and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will become a privately held company. The transaction is expected to close in the first quarter of 2024.
The obligation of the parties to consummate the Merger is subject to various conditions, including: (i) the adoption of the Merger Agreement by a majority of the voting power of the outstanding shares of our common stock; (ii) the absence of any law, order, judgment, decree, injunction or ruling prohibiting the consummation of the Merger; (iii) the accuracy of the representations and warranties of the parties (subject to customary materiality qualifiers) and (iv) each party’s performance in all material respects of its covenants and obligations contained in the Merger Agreement. The Merger Agreement does not contain a financing condition. Because the PSC Stockholder holds approximately 76.2% of the outstanding shares of our common stock, the PSC Stockholder has the ability to provide the required stockholder approval for the Merger.
There is no guarantee that the Merger will be consummated in the timing that we currently anticipate or at all. We cannot predict with certainty whether or when any of the required closing conditions will be satisfied or whether another uncertainty may arise. We are subject to customary restrictions on our ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions for superior proposals. The Merger Agreement contains certain termination rights for Eargo and Parent, including the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before April 29, 2024. If Eargo terminates the Merger Agreement, Eargo may be required to pay Parent a termination fee of $1.1 million under certain specified circumstances.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.1 to this Quarterly Report on Form 10-Q.

Overview
We are a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost.
We believe our Eargo hearing aids are the first ever virtually invisible, rechargeable, completely in-the-canal, FDA-regulated devices indicated to compensate for mild to moderate hearing loss. Our rapid pace of innovation is enabled by our deep industry and technical expertise across mechanical engineering, product design, audio processing, clinical and hearing science, consumer electronics and embedded software design, and is supported by our strategic intellectual property portfolio.
We market and sell our hearing aids primarily in a direct-to-consumer format with a personalized, consumer-centric approach. Our commercial organization primarily consists of a marketing team with deep experience in consumer-focused brand and performance marketing, a team of inside sales consultants, and a dedicated customer support team.
We believe that our differentiated hearing aids and consumer-oriented approach have fueled the rapid adoption of our hearing aids and high customer satisfaction, as evidenced by over 121,000 Eargo hearing aid systems shipped, net of returns, as of September 30, 2023. To date, all our revenue has been generated from customers in the United States.
For the nine months ended September 30, 2023, we generated net revenue of $28.2 million, an increase of $3.9 million from the nine months ended September 30, 2022. Our gross systems shipped during the nine months ended September 30, 2023 were 18,613, compared to 15,384 during the comparable period in 2022. The increase in shipment volume was largely driven by our commercial arrangement with Victra, which was launched in the fourth quarter of 2022.
Our net losses were $64.4 million and $113.7 million for the nine months ended September 30, 2023 and 2022, respectively. As of September 30, 2023, we had an accumulated deficit of $578.7 million. We expect to continue to incur losses for the foreseeable future. As of September 30, 2023, we had cash and cash equivalents of $46.0 million, which are available to fund operations. As of September 30, 2023, we had no debt outstanding.
DOJ investigation and settlement
As previously disclosed, on September 21, 2021, we were informed that we were the target of a criminal investigation by the DOJ related to insurance claims we submitted for reimbursement on behalf of our customers covered by various federal employee health plans under the Federal Employee Health Benefits (“FEHB”) program, which is administered by the Office of Personnel Management (the “OPM”). The investigation also pertained to our role in claim submissions to federal employee health plans (collectively, the “DOJ investigation”). Total payments the Company received from the government in relation to claims submitted under the FEHB program, as subject to the DOJ investigation, net of any product returns and associated refunds, were approximately $44.0 million. Also as previously disclosed, the third-party payor with whom historically we had the largest volume, which is one of the carriers contracted with the OPM under the FEHB program, conducted an audit of insurance claims for reimbursement (“claims”) submitted by us, which included a review of medical records. On January 4, 2022, the DOJ confirmed to us that the investigation had been referred to the Civil Division of the DOJ and the U.S. Attorney’s Office for the Northern District of Texas and the criminal investigation was no longer active.
On April 29, 2022, we entered into a civil settlement agreement with the U.S. government that resolved the DOJ investigation related to our role in claim submissions to various federal employee health plans under the FEHB program. We cooperated fully with the DOJ investigation. We deny the allegations in the settlement agreement, and the settlement is not an admission of liability by us. The allegations did not pertain to the quality or performance of our product. The settlement agreement provided for our payment of approximately $34.4 million to the U.S. government and resolved allegations that we submitted or caused the submission of claims for payment to the FEHB program using unsupported hearing loss-related diagnostic codes. We recorded a settlement liability of $34.4 million in the consolidated balance sheets as of December 31, 2021. The settlement amount was recorded as a reduction of revenue in the third quarter of 2021. On May 2, 2022, we paid the settlement amount.

The settlement with the U.S. government may not resolve all of the claims audits initiated by various third-party payors; however, as of April 13, 2023, we are no longer subject to prepayment review of claims by the third-party payor with whom historically we had the largest volume.
During the year ended December 31, 2022, we made the determination not to seek payment for approximately $16.1 million from customers with unsubmitted and unpaid claims. We accounted for this decision as a pricing concession and, during the year ended December 31, 2022 recorded a $16.1 million reduction to our insurance-related accounts receivable balance along with related reduction to net revenue of $11.6 million and an allowance for credit losses balance of $4.5 million for such unsubmitted and unpaid claims. Further, we simultaneously recorded a decrease in our insurance-related sales return reserve of $11.3 million, with a corresponding increase of $11.3 million to net revenue for the year ended December 31, 2022 related to unsubmitted and unpaid claims. These changes resulted in a decrease in net revenue of $0.3 million for the year ended December 31, 2022.
Factors affecting our business
Our business priorities include: (i) accessing insurance coverage for Eargo hearing aids, (ii) refining and expanding our omni-channel strategy; (iii) optimizing our cash-pay business; and (iv) continuing to invest in innovation. We believe that our future performance will depend on many factors, including those described below and in the section titled “Risk Factors” included elsewhere in this Quarterly Report on Form 10-Q.
Changes to the regulatory landscape
Hearing aids are considered medical devices subject to regulation by the United States Food and Drug Administration (“FDA”). On August 17, 2022, the FDA published the “OTC Final Rule”, which established new regulatory categories for over-the-counter (“OTC”) and prescription hearing aids. The OTC Final Rule implements relevant provisions of the FDA Reauthorization Act of 2017 (“FDARA”), which set forth requirements for the FDA to create a new category of OTC hearing aids that are intended to be available without supervision, prescription, or other order, involvement, or intervention of a licensed practitioner. Prior to the effective date of the OTC Final Rule, no OTC category of hearing aids existed. Following publication of a proposed rule in October 2021, the FDA issued its OTC Final Rule with requirements for labelling, conditions of sale, performance standards, design requirements and other provisions under which manufacturers may elect to market hearing aids as either OTC or prescription devices, or both. In addition, under FDARA, the OTC hearing aid controls promulgated in the OTC Final Rule preempt any state or local requirement specifically related to hearing products that would restrict or interfere with commercial activity involving OTC hearing aids. The OTC Final Rule became effective on October 17, 2022, although certain previously marketed devices had until April 14, 2023 to come into compliance with the OTC Final Rule.
We have in the past marketed certain Eargo system devices as Class I air-conduction or Class II wireless air-conduction hearing aids under existing regulations at 21 CFR 874.330 and 874.3305, respectively, both of which are exempt from 510(k) premarket review. In June 2022, we submitted a 510(k) premarket notification seeking FDA clearance of expanded labelling for our Eargo 5 and Eargo 6 hearing aids under the “self-fitting” regulation at 21 CFR 874.3323. In December 2022, we received FDA 510(k) clearance for Eargo 5 and Eargo 6 as Class II self-fitting air-conduction hearing aids. Additionally, in January 2023, we launched the Eargo 7 as our third over-the-counter, 510(k) cleared self-fitting device. As of April 14, 2023, the compliance date for previously marketed devices, we market our devices as OTC hearing aids. We may also seek to market certain devices as prescription hearing aids, which would require compliance with separate physical and electronic labeling requirements under the OTC Final Rule. In connection with the OTC Final Rule, we have expended, and will continue to expend, significant time and resources evaluating the OTC Final Rule and ensuring that our devices and processes comply with the new requirements in order to market our products in line with our primary direct-to-consumer business and omni-channel models.
Our direct-to-consumer and omni-channel business model
We sell our hearing aids primarily on a direct-to-consumer basis, engaging consumers through a mix of digital and traditional marketing as well as select commercial partnership, omni-channel (including retail) and other opportunities that are designed to appeal to prospective customers on a personal level and build our brand.

Via our direct-to-consumer model, customers are able to complete purchases over the phone with an Eargo sales consultant or directly on our website. The Eargo purchasing experience is designed to be simple and to improve the accessibility of hearing aids.
Following the publication of the OTC Final Rule, we have focused efforts on transitioning our business to operate within the new OTC framework by expanding our omni-channel approach through select commercial partnerships, retail, and other distribution opportunities, including authorized resellers and benefits managers. Through these partnerships, we sell Eargo hearing aids- at wholesale prices to resellers, who in turn offer our products to end-customers through their respective physical or online storefronts or portals.
Generally, these opportunities take two forms. In certain cases, our partner may choose to purchase stock inventory from time to time; for example, our commercial arrangement with Victra, one of America’s largest wireless retailers, facilitates access to our hearing screeners and enables demonstration of our devices at approximately 1,500 Victra store locations across the country, where customers may purchase or order Eargo hearing aids. In other cases, we fulfill and ship orders placed through the online storefronts or portals of authorized resellers directly to end-customers. We generally do not submit insurance claims on behalf of customers who purchase from any of our authorized resellers, including our retail partners. We believe these partnerships will help expand consumer access to our hearing aids and allow us to target high-intent customers more efficiently.
We believe that the OTC Final Rule will continue to facilitate opportunities to execute commercial partnerships and thereby continue expanding our customers’ ability to learn about our hearing aids, obtain general information about their hearing through our current hearing screeners, and experience our devices in person prior to purchasing or ordering directly at retail locations or online through third-party partners. However, we may not ultimately identify such opportunities or have the financial or other resources necessary to capitalize on such opportunities if or as they arise, and any such opportunities may not generate sufficiently meaningful sales volumes of Eargo hearing aid devices profitably.
Once a customer purchases Eargo hearing aids, whether directly through us or through one of our partners, distributors, or authorized resellers, they can be connected to one of our hearing professionals, who provide complimentary and convenient support by phone, chat, or e-mail. Our hearing professionals and customer care team remain available to provide unlimited support for as long as the customer owns an Eargo device. Additionally, we provide short, online training videos and other resources that customers can access online. The combination of these services allows us to deliver remote customer support in an efficient and streamlined manner.
We believe our business model and consumer-centric focus offer certain advantages relative to traditional sales channels (which are characterized by a business-to-business model in which hearing aid manufacturers rely on a fragmented network of independent audiology clinics to sell their devices to consumers), including in particular the convenience and accessibility of our remote customer support as well as our consumer-centric focus.
Insurance-related business
A significant portion of our revenue has historically been dependent on payments from third-party payors; for example, in the year ended December 31, 2021, 44% of total gross systems shipped were to customers with potential insurance coverage. Historically, we submitted claims on behalf of our customers to a concentrated number of third-party payors under certain benefit plans, and substantially all such claims related to the FEHB program. See “—DOJ investigation and settlement” for a discussion of the DOJ investigation and settlement.
We accept insurance benefits as a direct method of payment in certain circumstances, a practice we refer to as “direct plan access.” In “direct plan access,” we submit an insurance claim on behalf of an Eargo customer to their insurance plan or support an Eargo customer in their own claim submission, and the customer’s insurance benefits are utilized for the purchase, in whole or in part. Common forms of application of an insurance benefit can include, but are not limited to, co-pay, payment by a third-party payor to either Eargo or the customer, reimbursement by a third-party payor to the customer, or application toward a customer’s deductible.
Our direct plan access insurance-based business accepts insurance benefits as a method of direct payment when the customer has undergone testing by a licensed healthcare provider to establish medical necessity, with supporting clinical documentation. We are evaluating additional alternatives for testing or establishing medical necessity, including contracting with third parties or existing networks, and/or establishing a management services organization, separate from our existing corporate structure, that manages professional entities that employ licensed healthcare providers. These alternatives involve significant time and resources, including development of additional internal processes, training, compliance and quality control programs, coordination with external healthcare providers and professional services organizations, and evaluation of and compliance with state-by-state regulatory requirements.
We are also seeking to establish further relationships with health plans, benefits managers and managed care providers. Employer self-funded plans or other health plans may at times contract with benefits managers or managed care providers for the administration of supplemental benefits, including hearing aid benefits or general “over-the-counter” benefits. Benefits managers, who are prevalent in Medicare Advantage, are responsible for selecting vendors or suppliers whose products or services are eligible to be covered by the supplemental benefits. The vendors themselves, or Eargo in this role, are not responsible for claims submissions but instead fulfill the product order from the customer through the benefits manager.
See “—DOJ investigation and settlement” for more information as well as the Risk Factors titled, “We may be unsuccessful in validating and establishing processes to support the submission of claims for reimbursement from third-party payors, including those participating in the FEHB program, or in otherwise establishing relationships with health plans, benefits managers, or managed care providers” and “We are subject to risks from legal proceedings, investigations, and inquiries, including a number of recent legal proceedings and investigations, which have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities.”
Competition
We compete in the hearing aid market against manufacturers, clinics and retailers of hearing aids, other direct-to-consumer providers of hearing aids and, to a lesser extent, providers of personal sound amplification products (“PSAPs”). Prior to the effective date of the OTC Final Rule, no OTC category of hearing aids existed. The long-term effects of the OTC Final Rule to the competitive landscape of the hearing aid industry are not yet known. The FDA and the Biden administration have stated that the intention of the OTC Final Rule is to reduce barriers to access, foster innovation in hearing aid technology, and promote the wide availability of low-cost hearing aids. We expect the removal of regulatory barriers to entry has facilitated and will continue to facilitate the introduction of new and varied product designs by incumbent and new competitors. For example, a number of new and existing competitors have begun marketing OTC hearing aids since the effective date of the OTC Final Rule.
While our devices have historically been price competitive with devices sold through traditional hearing aid channels, we may not be able to maintain the price competitiveness of our devices as the cash-based OTC hearing aid market develops. The availability of comparatively lower-priced OTC hearing aid devices following the effective date of the OTC Final Rule, including those marketed by traditional consumer electronics companies, may negatively impact consumer adoption of our devices through our cash-pay channels, for example, in physical or online retail settings where consumers may be more price sensitive, not aware of our products, or otherwise unable to differentiate between our devices and those of our competitors. We may need to market lower-priced devices in order to effectively compete with lower-priced alternatives available on the OTC hearing aid market.
In our insurance channels, although we believe our products remain price competitive as compared to hearing aids sold through traditional hearing aid channels, existing arrangements between certain legacy hearing aid manufacturers and licensed healthcare providers, health plans or hearing benefits managers (many of which are owned or otherwise affiliated with the five major traditional hearing manufacturers) that predate the effective date of the OTC Final Rule may have the effect of limiting consumer access to OTC hearing aids such as ours. Additionally, to the extent health plans continue to require in-person hearing tests to support claims submissions following the OTC Final Rule—in other words, to require that reimbursement for OTC hearing aids be dependent on diagnoses that are most often obtained in traditional hearing aid channels—we may remain at a competitive disadvantage in marketing or selling our products to insurance beneficiaries who would otherwise have access to a hearing aid benefit.
See the Risk Factor titled, “We operate in a highly competitive industry, and competitive pressures, including those developing following the OTC Final Rule, could have a material adverse effect on our business.”

Efficient acquisition of new customers
We have made significant investments in sales and marketing to build a strong brand, achieve broad awareness of our Eargo system, acquire new customers and convert sales leads. We have invested and expect to continue to invest significant resources into optimizing our customer acquisition process. As a result of the DOJ investigation, we temporarily stopped accepting insurance as a direct method of payment to the Company (referred to as “direct plan access”). Instead, all sales within such timeframe were to customers we refer to as “cash-pay” customers, which includes upfront payment, credit card, third-party financing, and third-party distributor, authorized reseller or partner payments.
The shift to a primarily “cash-pay” model has generally increased the cost of customer acquisition, based on the historically lower conversion rate for cash-pay customers as compared to direct plan access insurance customers.
We anticipate that our omni-channel expansion to various third-party distributors, including in such third parties’ retail locations, may allow for a more streamlined sales process and help mitigate the low volume of direct plan access insurance customers using insurance as a direct payment method; however, it may not ultimately produce meaningful sales volume or reduce our cost of customer acquisition due to new sales and marketing initiatives related to such expansion, and the long-term impacts of the OTC Final Rule on our omni-channel business are not yet known. We intend to continue to structure our sales and marketing efforts in the manner that we believe is most likely to encourage cost-efficient customer acquisition.
Sales returns rate
Our return policy generally allows our customers to return hearing aids for any reason within the first 45 days of delivery for a full refund, subject to a handling fee in certain states, and can be extended under certain circumstances. Historically, the most commonly cited reason for returning our hearing aids is unsatisfactory fit, which we believe is a by-product of our direct-to-consumer model and online distribution that results in nearly all of our customers ordering our product without trying it first. The next most cited reason for returns is that our hearing aids do not provide sufficient audio amplification.
We report revenue net of expected returns, which is an estimate informed in part by historical return rates. As such, our returns rate impacts our reported net revenue and gross profit or loss. Sales returns rates, as defined under “—Key business metrics,” were 34% for the year ended December 31, 2022 and 35% for the nine months ended September 30, 2023. Please see “—Key business metrics” for a further discussion of our sales returns rate and any impact it may have on our revenue, gross profit and gross margin.
New product introductions
We believe that the continued introduction of new products with product enhancements is critical to maintaining existing customers, attracting new customers, achieving market acceptance of our products and maintaining or increasing our competitive position in the market.
Our technical capabilities and commitment to innovation have allowed us to deliver product enhancements on a rapid development timeline and support a compelling new product roadmap that we believe will continue to differentiate our competitive position over the next several years. With the full commercial launch of the Eargo 7 in February 2023, we have now launched seven generations of our hearing aids since 2017, with each iteration having increased functionality and improved sound quality, amplification, connectivity, noise reduction, physical fit, comfort, water resistance and ease-of-use, while reducing costs of goods.
We expect to continue refining and improving Eargo hearing aids, and we have the intention of an approximate annual cadence of new product launches. To this end, we are working on the development of cost-conscious offerings as well as the next Eargo hearing aid model with improved functionality. Accordingly, we expect to continue to invest in research and development to support new product introductions.
Recruitment and retention of personnel; cost reduction plans
Our success depends in part upon our continued ability to recruit, retain and motivate high-quality employees, including management, administrative, our clinical and scientific personnel and our direct sales force (among others). Competition for qualified personnel can be intense due to the limited number of individuals possessing the requisite training, skill and experience we require. As a result of uncertainty created by the DOJ investigation, we temporarily suspended our practice of granting equity awards, suspended our employee stock purchase plan and deferred the settlement of outstanding restricted stock units, in each case effective as of November 9, 2021. We resumed granting RSUs on March 18, 2022 and resumed granting stock option awards on August 23, 2022. However, as of February 1, 2023, we have again suspended our practice of granting RSUs.
On December 7, 2021, we announced a plan to reduce our employee workforce to streamline our organization in response to declines in customer orders since we announced the DOJ investigation. We substantially completed the employee workforce reduction during the fourth quarter of 2021, resulting in a reduction of approximately 27% of our employee workforce, or approximately 90 people. On May 24, 2022, we announced a plan to further reduce our employee workforce as part of continued cost-cutting measures to reduce operating expenses and preserve capital. We substantially completed the employee workforce reduction during the second quarter of 2022, resulting in a reduction of approximately 17% of our employee workforce, or 44 people.
On June 23, 2023, our Board of Directors approved a cost reduction plan intended to optimize our cost structure and operating model (the “2023 plan”), which we currently expect will be substantially implemented through the end of fiscal 2023. The 2023 plan is expected to impact approximately 90 to 120 employees, or approximately 32% to 42% of our workforce, in particular sales and marketing, including all or substantially all of our retail field sales team. In conjunction with the 2023 plan, on June 23, 2023, our former President and Chief Executive Officer stepped down from his positions as President and Chief Executive Officer and as a member of our Board of Directors, effective June 30, 2023, and the Board of Directors appointed William Brownie, our Chief Operating Officer, as our interim Chief Executive Officer. The Company currently estimates that it will incur one-time charges of approximately $3.5 million to $5.0 million in connection with the 2023 plan, primarily expected to consist of employee severance costs and related benefits. The Company may ultimately incur charges that are higher or lower than this range as it finalizes and implements the 2023 plan and the related accounting treatment.
Future suspension of equity awards, including of our practice of granting RSUs, and reductions in workforce or departure of any executive or member of our senior management team, in addition to any negative perceptions of employment with us as a result of the DOJ investigation and the settlement with the U.S. government, could continue to adversely affect employee morale and have a material adverse impact on our ability to recruit, retain and motivate the high-quality employees critical to our operations, including a permanent chief executive officer, which in turn could have a material adverse effect on our business, results of operations and financial condition.
Patient Square Capital Investment
On June 24, 2022, after reviewing all available alternatives to secure the funding needed to support our ongoing operations and pursuit of our business strategies, including a potential sale of the Company, we entered into an agreement (the “Note Purchase Agreement”) with the PSC Stockholder and Drivetrain Agency Services, LLC, as administrative agent and collateral agent. Pursuant to the Note Purchase Agreement, we issued approximately $105.5 million in two tranches of senior secured convertible notes (the “Notes”) and agreed to conduct a rights offering for an aggregate of 18.75 million shares of common stock to stockholders as of a record date determined by our Board, at an offering price of $10.00 per share of common stock (the “Rights Offering”). Pursuant to the Rights Offering, which closed on November 23, 2022, we sold an aggregate of approximately 2.9 million shares to our existing stockholders, from which we received net proceeds of $27.6 million, and, in accordance with the terms of the Note Purchase Agreement, the Notes converted into 15,821,299 shares of our common stock, in each case, on a post-reverse stock split basis, representing approximately 76.3% of our outstanding common stock as of the date of conversion.
In connection with the Note Purchase Agreement, we had also entered into an Investors’ Rights Agreement with the PSC Stockholder, pursuant to which, among other things, the PSC Stockholder has the right to nominate a number of directors to our Board that is proportionate to the PSC Stockholder’s ownership of the Company, rounded up to the nearest whole number (and which shall in no event be less than one). As a result, following the closing of the Rights Offering and the conversion of the Notes, the PSC Stockholder has the right to nominate six directors to our Board. The PSC Stockholder exercised its right to nominate three directors to the Board, Trit Garg, M.D., Karr Narula and Justin Sabet-Peyman, in December 2022.

As of September 30, 2023, the PSC Stockholder held 15,821,299 shares, representing approximately 76.2% of our outstanding common stock. As a result of Patient Square’s ownership position, we are considered a “controlled company” within the meaning of the marketplace rules of Nasdaq and Patient Square may be able to determine all matters requiring stockholder approval.
On October 29, 2023, we entered into the Merger Agreement with certain affiliates of Patient Square. See “—Merger Agreement with Patient Square” above for more information regarding the Merger Agreement and the proposed Merger.
Reverse Stock Split
On October 12, 2022, at our 2022 annual meeting of stockholders, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio in the range of 1-for-5 to 1-for-50, with such ratio to be determined by the Board. On January 11, 2023, we announced that the Board had approved a 1-for-20 reverse stock split (the “Reverse Stock Split”), and on January 17, 2023, the Reverse Stock Split was effected. Our common stock began trading on a split-adjusted basis on January 18, 2023. All share and per share information presented in this Quarterly Report on Form 10-Q for periods or dates preceding the Reverse Stock Split has been retrospectively adjusted to reflect the Reverse Stock Split.
Macroeconomic environment
Our business, results of operation and financial condition are dependent on macroeconomic conditions. We face domestic as well as global macroeconomic challenges, particularly in light of the effects of inflationary trends, uncertainty or volatility in the banking system and financial markets, the COVID-19 pandemic, and geopolitical events (such as the conflicts in Ukraine and the Middle East and tensions across the Taiwan Strait).
On March 10, 2023, the Federal Deposit Insurance Corporation (the “FDIC”) took control and was appointed receiver of Silicon Valley Bank (“SVB”). Although the FDIC ultimately announced that it would pay all deposits, including deposits that exceeded FDIC-insured amounts, we and other SVB customers initially were not able to access our accounts and faced significant uncertainty about whether and when we would be able to fully access amounts held through SVB, which would have had several follow-on consequences with respect to our ability to meet our near-term payment obligations. If other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, our ability to access our existing cash, cash equivalents and investments may be threatened and could have a material adverse effect on our business and financial condition. In addition, even if we lack exposure to the uncertainty or volatility of one or more financial institutions, the impact of financial institution volatility on our partners, customers or suppliers may also impact our business and financial condition.
We believe the COVID-19 pandemic accelerated the pace of consumer awareness of our vertically integrated remote customer support model and facilitated customer adoption of the same. Shelter-in-place restrictions and increased reluctance of consumers to conduct in-person activities, particularly among older individuals that comprise a majority of the population needing hearing aids, resulted in increased knowledge of our business and sales and a potential acceleration of consumer acceptance of our primarily direct-to-consumer business model. However, we cannot be sure whether this trend in consumer behavior will persist or if consumers will instead return to pre-pandemic patterns. In addition, the benefits of such trends in consumer behavior, to the extent they persist, may be outweighed by other macroeconomic factors, including, but not limited to, inflationary pressures and financial market volatility, which can adversely impact consumer confidence and result in lower discretionary consumer spending. If these macroeconomic pressures continue or increase, we may experience an adverse impact on demand for our products.
We rely on a number of international suppliers and manufacturers, including our primary manufacturer, Pegatron Corporation, who is headquartered in Taiwan, which exposes us to foreign operational and political risks such as changes in trade policies and export regulations between the United States and other countries or geopolitical conflict. Additionally, although we believe the COVID-19 pandemic has largely resulted in favorable consumer trends for our business, travel restrictions, factory closures and disruptions in global supply chains have resulted in industry-wide component supply shortages (such as in semiconductors), and we may not be able to obtain adequate inventory on a timely basis or at all. To date, increases in component pricing have occurred but have not had a material impact on our supply continuity or gross margins. We have taken steps to monitor our supply chain and actions to address limited supply and increasing lead times, including outreach to critical suppliers and spot market purchases. While we have not experienced any significant disruptions to our supply chain that have impacted our ability to service customers or our access to necessary raw materials and component parts for the manufacture of our products to date, disruptions have occurred across a number of industries and we cannot provide any assurance that future disruptions will not emerge as a result of the ongoing supply chain issues, inflation, the COVID-19 pandemic, geopolitical events or other extrinsic factors. Future disruptions in our supply chain, including the sourcing of certain components and raw materials, such as semiconductor and memory chips, as well as increased logistics costs, could impact our revenue and gross margins.
For a further discussion of trends, uncertainties and other factors that could impact our operating results, see the section titled “Risk Factors” in Item 1A of Part II in this Quarterly Report on Form 10-Q.
Key business metrics
To analyze our business performance, determine financial forecasts and help develop long-term strategic plans, we review the following key business metrics, each of which is an important measure that represents the state of our business:
•
Gross systems shipped. We define our gross systems shipped as the number of hearing aid systems shipped during the period. Since our public disclosure of the DOJ investigation on September 22, 2021 and our related decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022, we have experienced and may continue to experience a material decline in gross systems shipped. Beginning on September 15, 2022, we resumed accepting insurance benefits as a method of direct payment in certain limited circumstances and for which revenue is and has been recognized. Continued negative publicity, including in relation to the DOJ investigation and settlement and other legal proceedings could further harm our reputation and lead to a further decline in gross systems shipped. See “—DOJ investigation and settlement” and “—Factors affecting our business.”

•
Sales returns rates. Sales returns rates are determined by management at the end of each reporting period to estimate the percentage of products for which we have recorded revenue during that period that are expected to be returned. This determination is informed in part by historical actual return rates. Sales returns rates do not represent actual returns during a period as customers may return the product for a period of time that can extend beyond the period end, which can result in a hearing aid being returned after the period in which the revenue from its sale was recognized. If actual returns differ from the sales returns rate determined at period end or new factors arise, indicating a rate of return that is different from the original estimated sales returns rate, revenue is adjusted in subsequent periods to reflect the actual returns made. Such an adjustment to revenue is not included in the sales returns rates disclosed in the table below.

The following table details the number of gross systems shipped and sales returns rates for the periods presented below:
	Three months ended
	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Gross systems shipped	5,773	4,455	5,156	8,863	8,705	5,098	4,810
Sales returns rate	33.9%	33.3%	32.3%	34.9%	37.4%	34.2%	30.5%
Shipments to customers with potential insurance coverage were less than 3% for each of the applicable periods presented in the table above. Increases in sales returns rate for the nine month period ended September 30, 2023 correspond to increased shipment volumes to Victra and other retail partners during the related period.
We believe these key business metrics provide useful information to help investors understand and evaluate our business performance. Gross systems shipped is a key measure of sales volume, which drives potential revenue, while sales returns rates are an indicator of expected reductions to revenue as well as change in customer mix and factors affecting the returns rates by customer type.
Due to the historically higher return rate for cash-pay customers and the current higher return rate associated with retail partners, sales as compared to insurance customers, we expect that revenue, gross profit and gross margin may remain depressed as compared to prior periods for so long as there is minimal volume from our customers in our insurance channels; however, we are currently unable to predict the long-term impact that the expansion of our omni-channel strategy (including retail and other partners) will have on our return rate for cash-pay customers, and the impact any such change may have on our revenue, gross profit and gross margin.
Components of our results of operations
See the discussion under “—Factors affecting our business,” which describes a variety of circumstances currently affecting our business and results of operations, and which require that we continually evaluate and adapt our business model and expenditures as new information becomes available. Additionally, the majority of the costs we expect to incur in connection with the 2023 plan will be recorded as they are incurred and are therefore not reflected in the below sections. See Note 8, “Cost Reduction Activities,” in our condensed consolidated financial statements and the discussion under “—Recruitment and retention of personnel; cost reduction plans” for more information.
Revenue, net
We generate revenue primarily from the sale of Eargo hearing aid systems. We market a variety of models of hearing aids, each at different price points, and we periodically offer discounts and promotions, including holiday promotions. For product sales, control is transferred upon shipment to the customer. We report revenue net of expected returns, which is an estimate informed in part by historical return rates.
Since learning of the DOJ investigation, we temporarily suspended all insurance claims submissions and, from December 8, 2021 until September 15, 2022, did not accept insurance as a direct method of payment. Instead, we focused our efforts on cash-pay customers, which includes upfront payment, credit card payments, third-party financed payments and distributor payments. Historically, cash-pay customers have had significantly higher return rates than customers with potential insurance benefits, and therefore the potential long-term shift to primarily cash-pay sales may adversely impact revenue, net. Beginning on September 15, 2022, we resumed accepting insurance benefits as a method of direct payment in certain limited circumstances.
Cost of revenue and gross margin
Cost of revenue consists of expenses associated with the cost of finished goods, freight, personnel costs, consumables, product warranty costs, transaction fees, reserves for excess and obsolete inventory, depreciation and amortization, impairment charges and related overhead.
Our gross margin has been and will continue to be affected by a variety of factors, including sales volumes, product mix, channel mix, pricing strategies, sales returns rates, costs of finished goods, product warranty claim rates and refurbishment strategies, and our ability to service insurance customers and any potential actions insurance providers may take following the implementation of the FDA’s new OTC hearing aid regulatory framework that may limit our ability to access insurance coverage.
We expect our gross margin to remain depressed for so long as there is minimal volume from our customers using insurance benefits as a direct method of payment to Eargo, unless we can successfully target and convert new customers with a similarly low rate of return.
Research and development expenses
Research and development (“R&D”) expenses consist primarily of engineering and product development costs to develop and support our products, regulatory expenses, non-recurring engineering and other costs associated with products and technologies that are in development, as well as related overhead costs. These expenses include personnel-related costs, including salaries and stock-based compensation, supplies, consulting fees, prototyping, testing, materials, travel expenses, depreciation and allocated facility overhead costs. Additionally, R&D expenses include internal and external costs associated with our regulatory compliance and quality assurance functions and related overhead costs.
Sales and marketing expenses
Our sales and marketing expenses have generally been the largest component of our operating expenses and consist primarily of personnel-related costs, including salaries and stock-based compensation, direct and channel marketing, advertising and promotional expenses, consulting fees, public relations costs and allocated facility overhead costs. Sales and marketing personnel include our retail field sales team (substantially all of which was impacted by the 2023 plan), and a direct sales force consisting of inside sales consultants, hearing professionals, marketing professionals and related support personnel. We expect our sales and marketing expenses to fluctuate over time as a percentage of revenue, including in connection with the cost reduction plans announced in 2021, 2022, and 2023, or as our omni-channel strategy develops or evolves in response to our business.
General and administrative expenses
Our general and administrative expenses consist primarily of compensation for executive, finance, legal, information technology and administrative personnel, including stock-based compensation. Other significant expenses include professional fees for legal and accounting services, transaction fees, consulting fees, recruiting fees, information technology costs, corporate insurance, bad debt expense, general corporate expenses and allocated facility overhead costs.
Even excluding the costs associated with the DOJ investigation, we expect to incur significant general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC, and those of Nasdaq, additional insurance costs, investor relations activities and other administrative and professional services, as well as professional service and legal fees and expenses related to shareholder litigation that has been filed and that may be filed in the future.
Impairment charge
Impairment charges consist primarily of write-downs to our goodwill, which represents the excess of the purchase price paid over the fair value of tangible and identifiable intangible net assets acquired in business combinations. In November of each fiscal year, or more frequently if indicators of impairment exist, management performs a review to determine if the carrying value of goodwill is impaired. Impairment testing is performed at the reporting unit level.
Interest income
Interest income consists of interest earned on cash and cash equivalents.
Interest expense
Interest expense consists of interest related to borrowings under our debt obligations.
Income tax provision
We use the asset and liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to our historical operating performance and our recorded cumulative net losses in prior fiscal periods, our net deferred tax assets have been fully offset by a valuation allowance.
Financial statement effects of uncertain tax positions are recognized when it is more-likely-than-not, based on the technical merits of the position, that it will be sustained upon examination. Interest and penalties related to unrecognized tax benefits are included within the provision for income tax.
Results of operations
Comparison of the three months ended September 30, 2023 and 2022
	Three months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Revenue, net	$8,270	$7,908	$362	4.6%
Cost of revenue	3,937	6,007	(2,070)	(34.5)

	Three months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Gross profit	4,333	1,901	2,432	127.9
Operating expenses:
Research and development	4,742	4,963	(221)	(4.5)
Sales and marketing	9,281	11,282	(2,001)	(17.7)
General and administrative	7,385	11,702	(4,317)	(36.9)
Impairment charge	873	—	873	*
Total operating expenses	22,281	27,947	(5,666)	(20.3)
Loss from operations	(17,948)	(26,046)	8,098	(31.1)
Other income (expense), net:
Interest income	620	419	201	48.0
Interest expense	—	—	—	*
Change in fair value of convertible notes	—	(25,000)	25,000	*
Loss on extinguishment of debt	—	—	—	*
Total other income (expense), net	620	(24,581)	25,201	*
Loss before income taxes	(17,328)	(50,627)	33,299	(65.8)
Income tax provision	—	—	—	*
Net loss and comprehensive loss	$(17,328)	$(50,627)	$33,299	(65.8)%
*	Not meaningful
Revenue, net
	Three months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Revenue, net	$8,270	$7,908	$362	4.6%
Gross systems shipped during the three months ended September 30, 2023 were 4,810, compared to 5,156 during the comparable period in 2022. Revenue, which is reported net of consideration payable to customers and expected returns, increased by $0.4 million, from $7.9 million during the three months ended September 30, 2022 to $8.3 million during the three months ended September 30, 2023. The net change was due to a decrease in shipment volume and related revenue which was partially offset by a lower sales returns accrual rate and the net impact in the prior year of a reversal of pricing concessions from unsubmitted and unpaid claims.

Cost of revenue, gross profit, and gross margin
	Three months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Cost of revenue	$3,937	$6,007	$(2,070)	(34.5)%
Gross profit	4,333	1,901	2,432	127.9%
Gross margin	52.4%	24.0%
Cost of revenue decreased by $2.1 million, or 34.5%, from $6.0 million during the three months ended September 30, 2022 to $3.9 million during the three months ended September 30, 2023. Cost of revenue decreased during the three months ended September 30, 2023 primarily due a decrease in shipment volume and a decrease in overhead and personnel-related costs. Overhead cost for the three months ended September 30, 2022 included a $1.0 million charge related to certain slow moving inventory items. Gross margins during the three months ended September 30, 2023 and 2022 were 52.4% and 24.0%, respectively. The increase in gross margins was attributable to lower cost of revenue per unit sold in the third quarter of 2023.
Research and development (“R&D”)
	Three months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Research and development	$4,742	$4,963	$(221)	(4.5)%
R&D expenses decreased by $0.2 million, or 4.5%, from $5.0 million during the three months ended September 30, 2022 to $4.7 million during the three months ended September 30, 2023. The change was primarily due to net decreases in third-party costs, direct and overhead expenses and a decrease in personnel-related costs as a result of a decrease in headcount.
Sales and marketing
	Three months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Sales and marketing	$9,281	$11,282	$(2,001)	(17.7)%
Sales and marketing expenses decreased by $2.0 million, or 17.7%, from $11.3 million during the three months ended September 30, 2022 to $9.3 million during the three months ended September 30, 2023. The change was primarily due to the net decrease in direct marketing, advertising and promotional expenses, and overhead expenses of $1.8 million, and a decrease in personnel and personnel-related costs of $0.2 million as a result of a decrease in headcount.
General and administrative
	Three months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
General and administrative	$7,385	$11,702	$(4,317)	(36.9)%
General and administrative expenses decreased by $4.3 million, or 36.9%, from $11.7 million during the three months ended September 30, 2022 to $7.4 million during the three months ended September 30, 2023. The change was primarily due to a net decrease of $3.0 million relating to general corporate costs primarily related to legal, consulting and other professional fees that in the third quarter of 2022 were driven by activities related to litigation, financing and compliance matters, a decrease in overhead expenses of $0.5 million and a net decrease in personnel and personnel-related costs of $0.9 million. The decrease in personnel and personnel-related costs is primarily related to employee workforce reduction costs for severance and related benefits incurred in connection with the 2023 plan, and the net impact of an increase in stock-based compensation during the three months ended September 30, 2023.

Impairment charge
	Three months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Impairment charge	$873	$—	$873	*
The Company concluded that a triggering event occurred as of September 30, 2023, and as a result of the goodwill impairment assessment during the three months ended September 30, 2023, we determined that the carrying value of goodwill is not recoverable and recognized an impairment charge of $0.9 million for the entire carrying value of goodwill. There were no impairment charges to goodwill during the three months ended September 30, 2022.
Interest income
	Three months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Interest income	$620	$419	$201	48.0%
Interest income was $0.6 million during the three months ended September 30, 2023. The increase in interest income was primarily attributable to the increased interest rates on cash balances.
Results of operations
Comparison of the nine months ended September 30, 2023 and 2022
	Nine months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Revenue, net	$28,191	$24,331	$3,860	15.9%
Cost of revenue	17,105	16,231	874	5.4
Gross profit	11,086	8,100	2,986	36.9
Operating expenses:
Research and development	14,711	14,689	22	0.1
Sales and marketing	35,309	37,306	(1,997)	(5.4)
General and administrative	26,739	43,980	(17,241)	(39.2)
Impairment charge	873	—	873	*
Total operating expenses	77,632	95,975	(18,343)	(19.1)
Loss from operations	(66,546)	(87,875)	21,329	(24.3)
Other income (expense), net:
Interest income	2,144	480	1,664	346.7
Interest expense	—	(549)	549	*
Change in fair value of convertible notes	—	(25,000)	25,000	*
Loss on extinguishment of debt	—	(772)	772	*
Total other income (expense), net	2,144	(25,841)	27,985	(108.3)
Loss before income taxes	(64,402)	(113,716)	49,314	(43.4)
Income tax provision	—	—	—	—
Net loss and comprehensive loss	$(64,402)	$(113,716)	$49,314	(43.4)%
*	Not meaningful

Revenue, net
	Nine months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Revenue, net	$28,191	$24,331	$3,860	15.9%
Gross systems shipped during the nine months ended September 30, 2023 were 18,613 compared to 15,384 during the comparable period in 2022. Revenue, which is reported net of consideration payable to customers and expected returns, increased by $3.9 million, from $24.3 million during the nine months ended September 30, 2022 to $28.2 million during the nine months ended September 30, 2023. The increase in shipment volume and related revenue was largely driven by our commercial arrangement with Victra and other retail partners, partially offset by a lower average sales price and an increase in our sales returns rate compared to the same period in the prior year.
Cost of revenue, gross profit, and gross margin
	Nine months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Cost of revenue	$17,105	$16,231	$874	5.4%
Gross profit	11,086	8,100	2,986	36.9%
Gross margin	39.3%	33.3%
Cost of revenue increased by $0.9 million, or 5.4%, from $16.2 million during the nine months ended September 30, 2022 to $17.1 million during the nine months ended September 30, 2023. Cost of revenue increased during the nine months ended September 30, 2023 primarily related to an increase in the number of systems shipped during the nine months ended September 30, 2023 largely due to our commercial arrangements with Victra and other retail partners which was partially offset by a net decrease in lower overhead costs, rework costs related to certain of our hearing aids in inventory, impairment charges related to previously capitalized software costs and charges related to certain slow-moving inventory items. Gross margins during the nine months ended September 30, 2023 and 2022 were 39.3% and 33.3%, respectively. The increase in gross margins was attributable to the decrease in our cost of revenue per unit sold.
Research and development
	Nine months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Research and development	$14,711	$14,689	$22	0.1%
R&D expenses increased by $0.0 million, or 0.15%, from $14.7 million during the nine months ended September 30, 2022 to $14.7 million during the nine months ended September 30, 2023. The change was primarily due to a net decrease of $0.9 million in direct, third party costs and overhead expenses, offset by a net increase in personnel and personnel related costs of $0.9 million. The net increase in personnel and personnel related costs was primarily driven by the net impact of an increase in stock-based compensation during the nine months ended September 30, 2023.
Sales and marketing
	Nine months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Sales and marketing	$35,309	$37,306	$(1,997)	(5.4)%
Sales and marketing expenses for the nine months ended September 30, 2023 decreased by $2.0 million, or 5.4%, from $37.3 million during the nine months ended September 30, 2022 to $35.3 million during the nine months ended September 30, 2023. The change was primarily due to a net decrease of $2.6 million in direct marketing, advertising, promotional and overhead expenses, offset by a net increase in personnel and personnel related costs of $0.6 million. The net increase in personnel and personnel related costs was primarily driven by the net impact of an increase in stock-based compensation during the nine months ended September 30, 2023.
General and administrative
	Nine months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
General and administrative	$26,739	$43,980	$(17,241)	(39.2)%
General and administrative expenses decreased by $17.2 million, or 39.2%, from $44.0 million during the nine months ended September 30, 2022 to $26.7 million during the nine months ended September 30, 2023. The change was primarily due to a net decrease of $16.9 million relating to general corporate costs primarily related to legal, consulting and other professional fees that in the prior year were driven by activities related to litigation, financing and compliance matters and a decrease in overhead expenses of $1.2 million. The decrease in general and administrative expense for the nine months ended September 30, 2023 was offset by a net increase in personnel and personnel-related costs of $1.0 million related to employee workforce reduction costs for severance and related benefits incurred in connection with the 2023 plan and the net impact of an increase in stock-based compensation during the nine months ended September 30, 2023.
Impairment charge
	Nine months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Impairment charge	$873	$—	$873	*
The Company concluded that a triggering event occurred as of September 30, 2023, and as a result of the goodwill impairment assessment during the three months ended September 30, 2023, we determined that the carrying value of goodwill is not recoverable and recognized an impairment charge of $0.9 million for the entire carrying value of goodwill. There were no impairment charges to goodwill during the nine months ended September 30, 2022.
Interest income
	Nine months ended September 30,		Change
(dollars in thousands)	2023	2022	Amount	%
Interest income	$2,144	$480	$1,664	346.7%
Interest income was $2.1 million during the nine months ended September 30, 2023. The increase in interest income was primarily attributable to the increased interest rates on cash balances.
Liquidity and capital resources
Sources of liquidity and operating capital requirements
Since our inception, we have incurred net losses and negative cash flows from operations. We have funded our operations primarily from the net proceeds received from the sale of our equity securities, indebtedness and revenue from the sale of our products. In 2022, these activities included the Patient Square transactions and the Rights Offering.
As of September 30, 2023, we had cash and cash equivalents of $46.0 million, which are available to fund our operations. Cash and cash equivalents include amounts deposited in financial institutions regulated by the FDIC. The FDIC insures cash deposits of up to $250,000. We regularly maintain cash balances in deposit accounts in excess of the FDIC-insured limits. Additionally, our cash equivalents are held in accordance with cash sweep arrangements with financial institutions, which amounts are invested in money market accounts that are neither included on the balance sheets of such financial institutions nor insured by the FDIC. According to our cash sweep arrangements, we believe we should be recognized by the FDIC as the owner of such assets in the event of such financial institution’s failure, such as the March 10, 2023 closure of SVB. While we have regained access to our funds at SVB and are evaluating our banking relationships, future disruptions of financial institutions where we bank or disruptions of the financial services industry in general could adversely affect our ability to access our cash and cash equivalents. If we are unable to access our cash and cash equivalents as needed, our financial position and ability to operate our business could be adversely affected. In addition, even if we lack exposure to the uncertainty or volatility of one or more financial institutions, the impact of financial institution volatility on our partners, customers or suppliers may also impact our business and financial condition.
Our net losses were $64.4 million and $113.7 million for the nine months ended September 30, 2023 and 2022, respectively. We had an accumulated deficit of $578.7 million as of September 30, 2023. We expect to incur additional substantial losses in the foreseeable future. We believe that without any future financing, our current resources are insufficient to satisfy our obligations as they become due within one year after the date that the financial statements are issued. Our negative cash flows and current lack of financial resources raise substantial doubt as to our ability to continue as a going concern. See the Risk Factor titled, “Our negative cash flows and current lack of financial resources raise substantial doubt as to our ability to continue as a going concern. Our future capital requirements may be substantial, and if we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations and/or liquidate our assets.”
If we are unable to complete the proposed Merger on the timing we anticipate or at all, we will need substantial additional funding to pursue our growth strategy and support continuing operations. We anticipate our future operating requirements will be substantial and that we will need to raise significant additional resources to fund our operations through equity or debt financing, or some combination thereof. If we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations. In addition, pending the completion of the proposed Merger, the Merger Agreement contains covenants that restrict our ability to incur indebtedness or engage in other capital-raising transactions, which may further limit our ability to raise capital.
In addition to our current capital needs, we regularly consider fundraising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation. We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings. Such capital may not be available to us on acceptable terms on a timely basis, or at all. If adequate funds are not available, or if the terms of potential funding sources are unfavorable, our business and our ability to develop our technology and our products would be harmed. Furthermore, any new equity or convertible debt securities we issue may result in the dilution of our stockholders, and any debt financing may include covenants that restrict our business.
Our ability to raise additional capital to meet our expected future capital requirements or for other purposes will depend on many factors, including but not limited to the following:
•	investor confidence in the Company and our ability to continue as a going concern;
•	the timing, receipt and amount of sales from our current and future products;
•	the costs involved in resolving third-party claims audits as well as other legal proceedings and their duration and impact on our business generally;
•
the availability of insurance coverage for our hearing aid devices, and any costs associated with reimbursement and compliance, including following the implementation of the OTC Final Rule (which may lead insurance providers to take actions limiting our ability to access insurance coverage), and any resulting changes to our business model, including a potential long-term shift to a primarily “cash-pay” model, with limited volume from our customers in our insurance channels, which would likely result in a sustained increased cost of customer acquisition;

•	the cost and timing of expanding our sales, marketing and distribution capabilities;
•	any expenses, as well as the impact to our business and operating model, as a result of the OTC Final Rule and any other changes in the regulatory landscape for hearing aid devices;
•	the impact of our cost reduction plans, including any adverse impact on our business or investor confidence;

•	the cost of manufacturing, either ourselves or through third-party manufacturers, our products;
•	the terms, timing and success of any other licensing, partnership, omni-channel, including retail, or other arrangements that we may establish;
•	any product liability or other lawsuits related to our current or future products;
•	the expenses needed to attract, hire and retain skilled personnel;
•	the extent of our spending to support research and development activities and the expansion of our product offerings;
•	the costs associated with being a public company;
•	our ability to register securities in a cost-efficient manner;
•	investor perceptions of our capital structure, including the fact that we are a controlled company;
•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing our intellectual property portfolio;
•	the extent to which we acquire or invest in businesses; and
•	uncertainty or volatility in the market generally, including as a result of increasing interest rates and inflation.
Our liquidity and ability to raise capital are subject to various risks, including the risks identified in the section titled “Risk Factors” in Item 1A of Part II. Further, as discussed above, since the announcement of the DOJ investigation and our related decision to temporarily stop accepting insurance benefits as a method of direct payment between December 8, 2021 and September 15, 2022, there has been and may continue to be a significant reduction in shipments, revenue and gross margin. If this trend continues, it could negatively impact our liquidity and working capital, including by impacting our ability to access any additional capital.
Leases
We have entered into various non-cancelable operating leases primarily for our facilities with original lease periods expiring through the year ending July 31, 2029, with the most significant lease relating to our corporate headquarters. As of September 30, 2023, we have total operating lease obligations of $7.7 million recorded on our condensed consolidated balance sheet.
Refer to Note 5 to our Condensed Consolidated Financial Statements included in this Quarterly Report on Form 10-Q.
Cash flows
The following table summarizes our cash flows for the periods indicated:
	Nine months ended September 30,
(in thousands)	2023	2022
Net cash used in operating activities	$(54,927)	$(96,862)
Net cash used in investing activities	(288)	(2,827)
Net cash provided by financing activities	—	77,264
Net decrease in cash and cash equivalents	$(55,215)	$(22,425)
Operating activities
During the nine months ended September 30, 2023, cash used in operating activities was $54.9 million, attributable to a net loss of $64.4 million and a net change in our net operating assets and liabilities of $5.5 million, which was offset by non-cash charges of $15.0 million. Non-cash charges primarily consisted of $8.7 million in stock-based compensation, $3.5 million in depreciation and amortization expense, $1.7 million in impairment charges, $0.7 million in non-cash operating lease expense, and $0.4 million in bad debt expense.

The change in our net operating assets and liabilities was primarily due to a $5.9 million decrease in accrued expenses, $1.2 million decrease in accounts payable, $1.3 million increase in other assets, a $0.3 million decrease in operating lease liabilities and a $0.2 million decrease in sales returns reserve, offset by and $0.7 million decrease in inventories, $2.3 million decrease in prepaid expenses and other current assets, and $0.5 million a decrease in accounts receivable.
During the nine months ended September 30, 2022, cash used in operating activities was $96.9 million, attributable to a net loss of $113.7 million and a net change in our net operating assets and liabilities of $27.8 million, partially offset by non-cash charges of $44.6 million. Non-cash charges primarily consisted of $25.0 million in change in fair value of convertible notes, $7.6 million in stock-based compensation, $5.7 million in debt issuance costs from convertible notes, the payments of which are classified as cash used in financing activities, $4.0 million in depreciation and amortization expense, $0.8 million loss on extinguishment of debt, $0.8 million in non-cash operating lease expense, and $0.5 million in bad debt expense. The change in our net operating assets and liabilities was primarily due to a $34.4 million decrease in the settlement liability which was paid in accordance with the terms of the DOJ settlement agreement, $12.0 million decrease in sales returns reserve primarily due to the Pricing Concession, $2.4 million decrease in accounts payable, and $0.6 million decrease in operating lease liabilities, partially offset by a $10.9 million decrease in accounts receivable primarily due to the Pricing Concession, $6.9 million decrease in prepaid expenses and other current assets, $2.0 million increase in accrued expenses, and $1.0 million decrease in other assets
Investing activities
During the nine months ended September 30, 2023, cash used in investing activities was $0.3 million related to the purchase of property and equipment and capitalized costs related to the development of internal use software.
During the nine months ended September 30, 2022, cash used in investing activities was $2.8 million, which consisted of $2.5 million related to the purchase of property and equipment and $0.3 million in payments for costs related to the development of internal use software capitalized during 2021.
Financing activities
There was no cash used in financing activities during the nine months ended September 30, 2023.
During the nine months ended September 30, 2022, cash provided by financing activities was $77.3 million, which primarily consisted of $99.9 million in proceeds from issuance of convertible notes net of issuance costs paid to lender and $0.1 million in proceeds from the exercise of stock options, partially offset by $16.2 million in debt repayments, $5.6 million in payments of convertible notes issuance costs to third parties and $0.9 million in payments of deferred transaction costs for the anticipated Rights Offering.
Critical accounting estimates
Management’s discussion and analysis of our financial condition and results of operations is based on our unaudited condensed consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these unaudited condensed consolidated financial statements requires us to make estimates and assumptions regarding the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and any such differences may be material.
There have been no significant changes in our critical accounting estimates as compared to the critical accounting estimates disclosed in the section titled “Management’s Discussion and Analysis of Financial Condition and Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Recent accounting pronouncements
Management does not believe that any recently issued accounting pronouncements and other authoritative guidance with the effective dates in the future will have material impact on Eargo’s financial position or results of operations when implemented.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk.
Interest rate risk
Our cash and cash equivalents as of September 30, 2023 and December 31, 2022 consisted of $46.0 million and $101.2 million, respectively, in bank deposits and money market funds. Such interest-earning instruments carry a degree of interest rate risk. The goals of our investment policy are liquidity and capital preservation; we do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate exposure. We believe that we do not have any material exposure to changes in the fair value of these assets as a result of changes in interest rates due to the short-term nature of our cash and cash equivalents.
Item 4.	Controls and Procedures.
Evaluation of disclosure controls and procedures
We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our periodic and current reports that we file under the Exchange Act with the U.S. Securities and Exchange Commission (“SEC”), is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer, principal financial officer, and principal accounting officer, as appropriate, to allow timely decisions regarding required disclosure.
As of September 30, 2023, our management, with the participation and supervision of our principal executive officer, our principal financial officer, and our principal accounting officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive, principal financial, and principal accounting officers, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost benefit relationship of possible controls and procedures.
Based on this evaluation, our principal executive officer, our principal financial officer, and our principal accounting officer concluded that solely as a result of the material weaknesses in our internal control over financial reporting and entity level controls described below, our disclosure controls and procedures were not effective as of September 30, 2023 to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer, our principal financial officer, and our principal accounting officer, as appropriate, to allow timely decisions regarding required disclosure.
Remediation efforts on previously reported material weaknesses
In connection with the preparation of our financial statements in connection with our IPO and through the current reporting period, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. The material weakness identified related to a lack of qualified supervisory accounting resources, including those necessary to account for and disclose certain complex transactions and for which we lacked the technical expertise to identify, analyze and appropriately record those transactions.

We have implemented, and are in the process of reviewing, corrective actions taken to improve our internal control over financial reporting to remediate this material weakness, including (i) the hiring of additional qualified supervisory resources and finance department employees and (ii) the engagement of additional technical accounting consulting resources.
In addition, in connection with the preparation of our financial statements for the financial reporting periods ended September 30, 2021 and December 31, 2021, we identified a material weakness related to entity level controls related to a lack of sufficient qualified healthcare industry compliance and risk management resources, including those necessary to provide appropriate oversight, monitor compliance, and to identify and mitigate risks with respect to the financial reporting and disclosures of our operations. We have implemented and are in the process of implementing additional measures designed to enhance our compliance and risk management processes with respect to our operations in the healthcare industry to remediate this material weakness, including the hiring of additional qualified personnel, and the engagement of additional specialized consulting resources.
We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses. While we believe that our efforts have improved our internal control over financial reporting, remediation of the material weaknesses will require further validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, and we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses.
Changes in internal control over financial reporting
Other than the changes intended to remediate the previously reported material weakness noted above, there were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the period covered by this Quarterly Report on Form 10-Q that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION
Item 1.	Legal Proceedings.
We discuss certain legal proceedings in Part I of this Quarterly Report on Form 10-Q in Note 5, “Commitments and contingencies” under the caption “Legal and other contingencies,” which is incorporated herein by reference. We refer you to that discussion for important information concerning those legal proceedings, including the alleged factual basis for such actions and, where known, the relief sought, as well as the name of the lawsuit, the court in which the lawsuit is pending, and the date on which the complaint commencing the lawsuit was filed.
In addition, we may in the ordinary course of business face various claims brought by third parties, and we may, from time to time, make claims or take legal actions to assert our rights, including intellectual property rights as well as claims relating to employment matters and the safety or efficacy of our products. Any of these claims could subject us to costly litigation, and, while we generally believe that we have adequate insurance to cover many different types of liabilities, our insurance carriers may deny coverage, may be inadequately capitalized to pay on valid claims, or our policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on our business, financial condition and results of operations. Additionally, any such claims, whether or not successful, could damage our reputation and business.
Item 1A.	Risk Factors.
Risk factor summary
Below is a summary of the principal factors that make an investment in our common stock speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this Quarterly Report on Form 10-Q and our other filings with the SEC, before making investment decisions regarding our common stock.
•
The Merger Agreement, the pendency of the Merger or our failure to consummate the Merger could have a material adverse effect on our business, results of operations, financial condition and the price of our common stock.

•	While the Merger is pending and the Merger Agreement is in effect, we are subject to restrictions on our business activities.
•
We may be unsuccessful in validating and establishing processes to support the submission of claims for reimbursement from third-party payors, including those participating in the FEHB program, or in otherwise establishing relationships with health plans, benefits managers, or managed care providers.

•
Our negative cash flows and current lack of financial resources raise substantial doubt as to our ability to continue as a going concern. Our future capital requirements may be substantial, and if we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations and/or liquidate our assets.

•
We are subject to risks from legal proceedings, investigations and inquiries, including a number of recent legal proceedings and investigations, which have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities.

•	We operate in a highly competitive industry, and competitive pressures, including those developing following the OTC Final Rule, could have a material adverse effect on our business.
•
We have a limited operating history and have experienced periods of significant business changes in a short time. If we are unable to manage our business and anticipated fluctuations in our business effectively, our business and growth prospects could be materially and adversely affected.

•	If we fail to attract and retain senior management and other key personnel, our business may be materially and adversely affected.

•	We may not achieve some or all of the expected benefits of our cost reduction plans, and our reductions may adversely affect our business.
•	We have a history of net losses, and we expect to incur additional substantial losses in the foreseeable future.
•
Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.

•	If we cannot innovate at the pace of our hearing aid manufacturing competitors, we may not be able to develop or exploit new technologies in time to remain competitive.
•
As we expand our omni-channel product offerings to various third-party partners, including in such third parties’ physical retail outlets, and begin to rely on third parties outside of our control, any failure of such third parties to comply with applicable laws and regulations could negatively impact our brand image and business and lead to negative publicity and potential liability. In addition, any shift of the marketing and sales of our products to third-party partners will increase our reliance on sales personnel who may be less familiar with our products or may also sell competitive products.

•
We are deploying a new business model in an effort to disrupt a relatively mature industry. In order to successfully challenge incumbent business models and become profitable, we will need to continue to refine our product and strategy.

•
We rely on the timely supply of high-quality components, parts and finished products, and our business could suffer if suppliers or manufacturers are unable to procure raw materials or other components of an acceptable quality (or at all) or otherwise fail to meet their delivery obligations, raise prices or cease to supply us with components, parts or products of acceptable quality.

•
We rely on a limited number of manufacturers for the assembly of our hearing aids. If we encounter manufacturing problems or delays, we may be unable to promptly transition to alternative manufacturers and our ability to generate revenue will be limited.

•
If the quality of our hearing aid products does not meet consumer expectations, or if our products wear out more quickly than expected or otherwise suffer from unanticipated product issues, then our brand and reputation or our business could be adversely affected.

•
There are a variety of hearing aid products and technologies, and consumer confusion about product features and technology, including as a result of counterfeiting and other infringement of our products and trademarks, could lead consumers to purchase competitive products instead of our products, or to conflate any adverse events or safety issues associated with third-party hearing aid products or other sound enhancement products with our products, which could adversely affect our business, financial condition and results of operations.

•
If we are unable to reduce our return rates or if our return rates continue to increase, our net revenue may decrease, and our business, financial condition and results of operations could be adversely affected.

•
Our success depends in part on our proprietary technology, and if we are unable to obtain, maintain or successfully enforce our intellectual property rights, the commercial value of our products and services will be adversely affected and our competitive position may be harmed.

Risk Factors
Our operating and financial results are subject to various risks and uncertainties. You should carefully consider the risks described below, as well as all of the other information contained in this Quarterly Report on Form 10-Q, including our financial statements and related notes, before investing in our common stock. While we believe that the risks and uncertainties described below are the material risks currently facing us, additional risks that we do not yet know of or that we currently think are immaterial may also arise and materially affect our business.
Risks Related to the Proposed Merger
The Merger Agreement, the pendency of the Merger or our failure to consummate the Merger could have a material adverse effect on our business, results of operations, financial condition and the price of our common stock.
On October 29, 2023, we entered into the Merger Agreement pursuant to which, if all of the conditions to closing are satisfied or waived, we will become a wholly owned subsidiary of Parent pursuant to the Merger. The obligation of the parties to consummate the Merger is subject to various conditions, including: (i) the adoption of the Merger Agreement by a majority of the voting power of the outstanding shares of our common stock; (ii) the absence of any law, order, judgment, decree, injunction or ruling prohibiting the consummation of the Merger; (iii) the accuracy of the representations and warranties of the parties (subject to customary materiality qualifiers) and (iv) each party’s performance in all material respects of its covenants and obligations contained in the Merger Agreement. We cannot predict with certainty whether or when any of the required closing conditions will be satisfied or whether another uncertainty may arise, and we cannot assure you that we will be able to successfully consummate the proposed Merger as currently contemplated under the Merger Agreement or at all.
Our ongoing business may be materially adversely affected by the announcement or the pendency of the Merger, and we are subject to a number of risks, including the following:
•	the pending Merger could adversely effect our ability to retain and attract employees and maintain and establish relationships with existing and potential new customers and business partners;
•
we will be required to pay certain significant costs relating to the Merger, regardless of whether the Merger is consummated, such as, for example, legal, accounting, financial advisory, regulatory, printing and other professional services fees, which may relate to activities that we would not have undertaken other than in connection with the Merger;

•	we are unable to solicit other acquisition proposals during the pendency of the Merger;
•
while the Merger Agreement is in effect, we are subject to restrictions on our business activities, including, among other things, restrictions on our ability to engage in certain kinds of material transactions, or incurring certain indebtedness, which could prevent us from pursuing strategic business opportunities, taking actions with respect to the business that we may consider advantageous and responding effectively and/or timely to competitive pressures and industry developments, and may as a result materially adversely affect our business, results of operations and financial condition;

•
matters relating to the Merger require substantial commitments of time and resources by our management, which could result in the distraction of management from ongoing business operations and pursuing other opportunities that could have been beneficial to us; and

•	we may commit time and resources to defending against litigation (from our stockholders or otherwise) related to the Merger.
If the Merger is not consummated, the risks described above may materialize or be worsened, and they may have a material adverse effect on our business, results of operations, financial condition and the price of our common stock, particularly to the extent that the current market price of our common stock reflects an assumption that the Merger will be completed. If the Merger is not consummated, investor confidence could decline; stockholder litigation could be brought against us, our directors, and officers; relationships with existing and prospective customers, service providers, investors, lenders and other business partners may be adversely impacted; we may be unable to attract or retain key personnel; our employees could be distracted; and their productivity decline and profitability may be adversely impacted due to costs incurred in connection with the pending Merger. We may experience negative reactions from the financial markets, including negative impacts on our stock price, and it is uncertain when, if ever, the price of our shares would return to the prices at which our shares traded prior to the failure of the proposed Merger. If the Merger is not consummated, our stockholders will not receive any payment for their shares of our common stock in connection with the Merger. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will be required to continue to file periodic reports with the SEC.
Even if successfully completed, there are certain risks to our stockholders from the Merger, including:
•
the amount of cash to be paid per share under the Merger Agreement is fixed and will not be adjusted for changes in our business, assets, liabilities, prospects, outlook, financial condition or operating results or in the event of any change in the market price of, analyst estimates of, or projections relating to, our common stock;

•	the fact that receipt of the all-cash per share consideration under the Merger Agreement is taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes; and
•	the fact that, if the Merger is completed, our stockholders will not participate in any future growth potential or benefit from any future increase in the value of our company.
The proposed Merger is subject to the satisfaction of various closing conditions, some or all of which may not be satisfied or completed within the expected timeframe, or at all.
The proposed Merger may not be completed within the expected timeframe, or at all, as a result of various factors and conditions, some of which are beyond our control. Completion of the Merger is subject to a number of closing conditions, including (i) the adoption of the Merger Agreement by a majority of the voting power of the outstanding shares of our common stock; (ii) the absence of any law, order, judgment, decree, injunction or ruling prohibiting the consummation of the Merger; (iii) the accuracy of the representations and warranties of the parties (subject to customary materiality qualifiers) and (iv) each party’s performance in all material respects of its covenants and obligations contained in the Merger Agreement. The PSC Stockholder holds approximately 76.2% of the outstanding shares of our common stock and has the ability to provide the required stockholder approval for the Merger, and has agreed, among other things, to vote all shares of our common stock beneficially owned by the PSC Stockholder in favor of the Merger. However, we can provide no assurance that all required consents and approvals will be obtained or that all closing conditions will otherwise be satisfied (or waived, if applicable), and, even if all required consents and approvals can be obtained and all closing conditions are satisfied (or waived, if applicable), we can provide no assurance as to the terms, conditions and timing of such consents and approvals or the timing of the completion of the Merger. Many of the conditions to completion of the Merger are not within our control, and we cannot predict when or if these conditions will be satisfied (or waived, if applicable). Other developments beyond our control, including, but not limited to, changes in domestic or global economic, political or industry conditions may affect the timing or success of the Merger. Additionally, under circumstances specified in the Merger Agreement, we or Parent may terminate the Merger Agreement. Any adverse consequence of the pending Merger could be exacerbated by any delays in completion of the Merger or by the termination of the Merger Agreement.
The obligation of each party to the Merger Agreement to consummate the Merger is also subject to the accuracy of the representations and warranties of the other party (subject to customary materiality qualifications) and compliance in all material respects with the covenants and agreements contained in the Merger Agreement as of the closing of the Merger, including, with respect to us, covenants to conduct our business in the ordinary course and to not engage in certain kinds of material transactions prior to closing of the Merger. In addition, the Merger Agreement may be terminated under certain specified circumstances, including, but not limited to, in connection with a change in the recommendation of our Board of Directors to enter into an agreement for a Superior Proposal (as defined in the Merger Agreement) or in the case of an Intervening Event (as defined in the Merger Agreement). As a result, we cannot assure you that the Merger will be completed or that, if completed, it will be exactly on the terms set forth in the Merger Agreement or within the expected timeframe.
We will be subject to various uncertainties while the Merger is pending that may cause disruption and may make it more difficult to maintain relationships with our employees and third-party business partners.
Our efforts to complete the Merger could cause substantial disruptions in, and create uncertainty surrounding, our business, which may materially and adversely affect our results of operations and our business. Uncertainty as to whether the Merger will be completed may affect our ability to recruit prospective employees or to retain and motivate existing employees. Employee retention may be particularly challenging while the transaction is pending because employees may experience uncertainty about their roles following the transaction. In addition, a substantial amount of our management’s and employees’ attention will be directed toward the completion of the Merger and thus be diverted from our day-to-day operations.
Uncertainty as to our future could also adversely affect our business and our relationships with customers, partners, vendors, regulators and other service providers. For example, existing or potential commercial partners may defer decisions about working with us or seek to change existing business relationships with us, and potential customers may defer decisions about purchasing our products, which could result in a permanent loss of such customers even if the Merger is not consummated. Changes to, or termination of, existing business relationships could adversely affect our results of operations and financial condition, as well as the market price of our common stock. The adverse effects of the pendency of the Merger could be exacerbated by any delays in completion of the Merger or termination of the Merger Agreement.
While the Merger is pending and the Merger Agreement is in effect, we are subject to restrictions on our business activities.
While the Merger is pending and the Merger Agreement is in effect, we are generally required to conduct our business in the ordinary course. Pursuant to the terms of the Merger Agreement, we are restricted from taking certain specified actions without Parent’s prior consent, which is not to be unreasonably withheld, conditioned or delayed. These limitations including, among other things, certain restrictions on our ability to amend our organizational documents; acquire other businesses and assets; make certain investments; repurchase, reclassify or issue securities; make loans; pay dividends; incur indebtedness; enter into, amend, modify or waive certain contracts; take certain actions, including to hire, terminate, or provide increases in compensation to senior management or other key personnel; change accounting policies or procedures; settle certain litigation; change tax classifications and elections; or take certain actions relating to our intellectual property. These restrictions could prevent us from pursuing strategic business opportunities and taking actions with respect to our business that we may consider advantageous and may, as a result, materially and adversely affect our business, results of operations and financial condition. Adverse effects arising from these restrictions during the pendency of the Merger could be exacerbated by any delays in consummation of the Merger or termination of the Merger Agreement.
In certain instances, the Merger Agreement requires us to pay a termination fee to Parent, which could affect the decisions of a third party considering making an alternative acquisition proposal.
In certain specified circumstances further described in the Merger Agreement, in connection with the termination of the Merger Agreement, we will be required to pay Parent a termination fee of $1.1 million, including if Parent terminates the Merger Agreement after our Board of Directors changes its recommendation to our stockholders or if we terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal. This payment could affect the structure, pricing and terms proposed by a third party seeking to acquire or merge with us and could discourage a third party from making a competing acquisition proposal or inquiry, including a proposal that would be more favorable to our stockholders than the Merger. For these and other reasons, termination of the Merger Agreement could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock.
We may be the target of securities class action and derivative lawsuits and other legal or regulatory proceedings, which could result in substantial costs and may delay or prevent the Merger from being completed.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if such lawsuits or other legal or regulatory proceedings are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment in any such lawsuits or proceedings could result in monetary damages payable by our company, which could have a negative impact on our liquidity, results of operations and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the proposed Merger, then that injunction may delay or prevent the proposed Merger from being completed, which may exacerbate the other risks described herein and adversely affect our business, results of operation and financial condition.

Risks relating to our industry and business
We may be unsuccessful in validating and establishing processes to support the submission of claims for reimbursement from third-party payors, including those participating in the FEHB program, or in otherwise establishing relationships with health plans, benefits managers, or managed care providers.
A significant portion of our revenue has historically been dependent on payments from third-party payors; for example, in the quarter ended September 30, 2021, 6,243 out of the 13,117 total gross systems shipped were for customers with potential insurance benefits. However, since December 8, 2021, we have operated on a primarily “cash-pay” basis.
Third-party payors periodically conduct pre- and post-payment reviews, including audits of previously submitted claims, and we are currently experiencing and may experience such reviews and audits of claims in the future. Historically, we submitted claims to a concentrated number of third-party payors under certain benefit plans, and substantially all such claims related to the FEHB program. We temporarily suspended all claims submission activities on September 22, 2021 when we learned of the investigation by the DOJ related to our role in customer reimbursement claim submissions to various federal employee health plans under the FEHB program.
On April 29, 2022, we entered into a civil settlement agreement with the U.S. government that resolved the DOJ investigation. Pursuant to the settlement agreement, we paid approximately $34.4 million to the U.S. government. We cooperated fully with the DOJ investigation. We deny the allegations in the settlement agreement, and the settlement is not an admission of liability by us. Additionally, following the settlement with the U.S. government, a payor audit related to claims submitted for customers with FEHB plans remains in process, although as of April 13, 2023, we are no longer subject to prepayment review of claims by the third-party payor with whom historically we had the largest volume. While we intend to continue to work with applicable third-party payors with the objective of validating and establishing additional processes to support any future claims that we may submit for reimbursement and, as of September 15, 2022, we have begun to accept insurance benefits as a method of direct payment again under certain limited circumstances, we may not be able to arrive at additional processes or submit future claims, including under the FEHB program, in sufficient volume to meaningfully restore or expand our insurance-based business. For example, we did not historically conduct or require in-person hearing tests, and to the extent that in-person testing is required to support any claims submissions, this represents a significant challenge to our direct-to-customer business model that may adversely impact the attractiveness of our offerings to customers.
Between December 8, 2021 and September 15, 2022, we did not accept insurance benefits as a direct method of payment to us, a practice we refer to as “direct plan access.” In “direct plan access,” we submit an insurance claim on behalf of an Eargo customer to their insurance plan, or support an Eargo customer in their own claim submission, and the customer’s insurance benefits are utilized for all or part of the purchase. Common forms of application of an insurance benefit can include, but are not limited to, co-pay, payment by a third-party payor to either Eargo or the customer, reimbursement by a third-party payor to the customer, or application toward a customer’s deductible.
Beginning on September 15, 2022, we resumed our direct plan access insurance-based business, accepting insurance benefits as a method of direct payment in certain limited circumstances, when the customer has undergone testing by a licensed healthcare provider to establish medical necessity, with supporting clinical documentation. The majority of the claims we have submitted for reimbursement since instating this process have been approved for payment and/or paid, while a portion of the claims are pending adjudication by the payors or have been denied and are currently in the appeals process, each in the ordinary course of business. As of April 13, 2023, we are no longer subject to prepayment review of claims by the third-party payor with whom historically we had the largest volume; however, third-party payors periodically conduct pre- and post-payment reviews, including audits of previously submitted claims, and we could be subject to such reviews or audits in the future, including by such payor.
We are evaluating additional alternatives for testing or establishing medical necessity, including but not limited to contracting with third parties or existing networks and/or establishing a management services organization separate from our existing corporate structure that manages professional entities that employ licensed healthcare providers. These alternatives involve significant time and resources, including, but not limited to, development of additional internal processes, training, and compliance and quality control programs, coordination with external healthcare providers and professional services organizations, and evaluation of and compliance with state-by-state regulatory requirements. We cannot provide any assurance as to the efficacy of the processes that we have established or the efficacy of additional processes that may be established in the future. If we are unable to successfully implement alternatives for testing or to otherwise establish additional processes to support claims that we may submit for reimbursement, we expect that we may not be able to submit future claims in sufficient volume to meaningfully restore or expand the amount of our insurance-based business related to direct plan access.
Further, the OTC Final Rule may lead payors to take additional actions further limiting our ability to access insurance coverage, or there may be a delay in accessing insurance coverage as payors seek to address the new OTC framework in their offered benefits, if at all, any of which may have a material adverse effect on our financial condition, results of operations or cash flows. Prior to the effective date of the OTC Final Rule, no OTC category of hearing aids existed, and certain carriers, including the third-party FEHB carrier with whom historically we had the largest volume, excluded from coverage so-called “over-the-counter” hearing aids and enhancement devices (such as personal sound amplification products, or “PSAPs”). Accordingly, the new regulatory category of OTC hearing aids created with the OTC Final Rule are not covered under certain plans as currently written, until such time as such carriers update their coverage policies to reflect the newly established OTC category under the OTC Final Rule, if ever. In addition, even if health plans update their coverage policies to include the new regulatory category of OTC hearing aids, they nonetheless may require a prescription, evaluation or diagnostic test conducted by a licensed healthcare professional to establish medical necessity and/or establish lower reimbursement rates for OTC hearing aids. For example, most health plans to date have made no changes to their hearing aid benefits, with a handful of plans continuing to exclude coverage of OTC hearing aids, and the third-party FEHB carrier that administers approximately two-thirds of all FEHB benefits nationwide recently announced that it would add a prior approval requirement for all hearing aids. Although we may seek to market certain of our devices as prescription hearing aids, payors may still not provide coverage for such devices because they are also offered OTC. We may need to work with individual carriers (including FEHB plans) to determine coverage for our hearing aids, including on a claim-by-claim basis with individual payors, which may be time-consuming and unpredictable. Coverage and payment levels are determined at each third-party payor’s discretion, and we have limited control over such third parties’ decision-making with respect to coverage and payment levels or over their claims submissions processes and timelines. Coverage restrictions and reductions in reimbursement levels or payment methodologies may negatively impact our business and ability to sell products.
We are also seeking to establish further relationships with health plans, benefits managers and managed care providers. Employer self-funded plans or other health plans may at times offer supplemental benefits, which may include hearing aid benefits or general “over-the-counter” benefits; they may in those cases contract with benefits managers or managed care providers in the administration of such supplemental benefits. In this role, among other things, benefits managers, which are prevalent in Medicare Advantage plans, are responsible for selecting vendors or suppliers or, in other words, vendors whose products or services are eligible to be covered by the supplemental benefit. The vendors themselves, or Eargo in this role, are not responsible for claims submissions but instead fulfill the product order from the customer through the benefits manager. However, existing arrangements between certain legacy hearing aid manufacturers and licensed healthcare providers, health plans or hearing benefits managers (many of which are owned or otherwise affiliated with the five major traditional hearing manufacturers) that predate the effective date of the OTC Final Rule may have the effect of limiting beneficiary access to OTC hearing aids such as ours. Additionally, to the extent health plans continue to require in-person hearing tests to support claims submissions following the OTC Final Rule—in other words, to require that reimbursement for OTC hearing aids be dependent on diagnoses that are most often obtained in traditional hearing aid channels—we may remain at a competitive disadvantage in marketing or selling our products to insurance beneficiaries that would otherwise have access to a hearing aid benefit.
We cannot provide any assurances that we will be able to maintain or increase our participation in arrangements with third-party payors, insurance carriers, benefits managers, or managed care providers or that we will be adequately reimbursed or otherwise paid by such parties for the products we sell, which may have a material adverse effect on our financial condition, results of operations or cash flows.
As a result of the change to a primarily “cash-pay” business model, we have faced a significant reduction in revenue and reduced growth prospects. If we are unable to establish processes to support reimbursement from third-party payors or to establish meaningful partnerships or other relationships with health plans, benefits managers or managed care providers, our business and growth prospects and our ability to sell our products may be significantly and adversely impacted. Our future growth prospects may also depend on insurance coverage, if any, for certain hearing aids (which may not include Eargo hearing aids). We may never achieve sufficient additional third-party reimbursement to meaningfully restore or expand our insurance-based business.
We cannot predict whether, under what circumstances, or at what payment levels third-party payors will cover and reimburse our products. If we fail to establish and maintain broad adoption of our products or fail to penetrate the insurance and managed care markets for our products, our ability to generate revenue could be harmed and our prospects and our business could suffer. To the extent we sell our products internationally, market acceptance may depend, in part, upon the availability of coverage and reimbursement within prevailing healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country and include both government-sponsored healthcare and private insurance. We may not obtain international coverage and reimbursement approvals in a timely manner, if at all. Our failure to receive such approvals would negatively impact market acceptance of our products in the international markets in which those approvals are sought. Please also see the Risk Factor titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.”
Our negative cash flows and current lack of financial resources raise substantial doubt as to our ability to continue as a going concern. Our future capital requirements may be substantial, and if we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations and/or liquidate our assets.
We believe that, without any future financing, our current resources are insufficient to satisfy our obligations as they become due within one year from the date of filing of this Quarterly Report on Form 10-Q. Our negative cash flows and current lack of financial resources raise substantial doubt as to our ability to continue as a going concern. We anticipate our future capital requirements will be substantial and that we will need to raise significant additional capital to fund our operations through equity or debt financing, or some combination thereof; however, additional capital may not be available to us on acceptable terms on a timely basis, or at all. If we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations and/or liquidate our assets, in which case it is likely that investors would lose part or all of their investment.
Our ability to raise additional capital to meet our expected future capital requirements or for other purposes will depend on many factors, including but not limited to the following:
•	investor confidence in the Company and our ability to continue as a going concern;
•	the timing, receipt and amount of sales from our current and future products;
•	the costs involved in resolving third-party claims audits as well as other legal proceedings and their duration and impact on our business generally;
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the availability of insurance coverage for our hearing aid devices, and any costs associated with reimbursement and compliance, including following the implementation of the OTC Final Rule (which may lead insurance providers to take actions limiting our ability to access insurance coverage), and any resulting changes to our business model, including a potential long-term shift to a primarily “cash-pay” model, with limited volume from our customers in our insurance channels, which would likely result in a sustained increased cost of customer acquisition;

•	the cost and timing of expanding our sales, marketing and distribution capabilities;
•	any expenses, as well as the impact to our business and operating model, as a result of the OTC Final Rule and any other changes in the regulatory landscape for hearing aid devices;
•	the impact of our cost reduction plans, including any adverse impact on our business or investor confidence;
•	the cost of manufacturing, either ourselves or through third-party manufacturers, our products;
•	the terms, timing and success of any other licensing, partnership, omni-channel, including retail, or other arrangements that we may establish;

•	any product liability or other lawsuits related to our current or future products;
•	the expenses needed to attract, hire and retain skilled personnel;
•	the extent of our spending to support research and development activities and the expansion of our product offerings;
•	the costs associated with being a public company;
•	our ability to register securities in a cost-efficient manner;
•	investor perceptions of our capital structure, including the fact that we are a controlled company;
•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing our intellectual property portfolio;
•	the extent to which we acquire or invest in businesses; and
•	uncertainty or volatility in the market generally, including as a result of increasing interest rates and inflation.
As a result of the Rights Offering and conversion of the Notes, our stockholders experienced substantial dilution of their holdings and the PSC Stockholder obtained a controlling interest in us. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant further dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock.
In addition, there are limitations that exist which may increase the time and cost required to effect a registration of our securities under the Securities Act. Even if we are able to register the offer and sale of securities on Form S-3, we are limited in the amount we can raise. As a result, our ability to raise capital in public markets in a timely or cost-effective manner may be impaired.
Debt financing, if available, is likely to involve restrictive covenants limiting our flexibility in conducting future business activities. Even if we are able to raise significant additional capital necessary to continue our operations, if we are unable to obtain additional adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives, develop our technology and products, and respond to business opportunities, challenges, unforeseen circumstances, or developments, including the implementation of the OTC Final Rule, could be significantly limited, and our business, financial condition and results of operations could be materially adversely affected. Furthermore, adverse events affecting the financial industry may make equity or debt financing more difficult to obtain. Please see the Risk Factor titled, “Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.”
We are subject to risks from legal proceedings, investigations and inquiries, including a number of recent legal proceedings and investigations, which have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities.
We are currently and have previously been subject to a number of legal proceedings, investigations and inquiries, including: (i) purported securities class action litigation alleging that certain of our disclosures about our business, operations and prospects, including reimbursement from third-party payors, violated federal securities laws; and (ii) purported derivative action alleging the directors breached their fiduciary duties by allegedly failing to implement and maintain an effective system of internal controls related to the Company’s financial reporting, public disclosures, and compliance with laws, rules and regulations governing the business. We could face additional legal proceedings, investigations, and inquiries relating to these or similar matters. For more information regarding legal proceedings, see “Item 1. Legal Proceedings.”
We are unable to predict how long such legal proceedings, investigations and inquiries will continue, but we have incurred and anticipate that we will continue to incur significant costs in connection with these matters and that these legal proceedings, investigations and inquiries have resulted and will continue to result in substantial distraction of management’s time, regardless of the outcome. Similar legal proceedings, investigations and inquiries in the future may result in damages, fines, penalties, consent orders or other sanctions (including exclusion from government programs and/or a recoupment of previous claims paid) against us and/or certain of our officers or directors, or in adverse changes to our business practices. Furthermore, publicity surrounding past and potential future legal proceedings, investigations and inquiries or any enforcement actions as a result thereof, coupled with the past intensified public scrutiny of our Company as a result of related publicity, could result in additional legal proceedings, investigations and inquiries. As a result, legal proceedings, investigations and inquiries have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations.
Legal proceedings, investigations and inquiries, and the uncertainty stemming from them, could also precipitate or heighten the other Risk Factors that we identify in this Item 1A, any of which could materially adversely impact our business. Further, legal proceedings, investigations and inquiries may also affect our business and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations.
Additionally, we may become subject to other legal disputes and regulatory proceedings in connection with our business activities involving, among other things, product liability, product defects, intellectual property infringement and/or alleged violations of applicable laws in various jurisdictions. Although we maintain liability insurance in amounts we believe to be consistent with industry practice, we may not be fully insured against all potential damages that may arise out of any claims to which we may be party in the ordinary course of our business. A negative outcome of these proceedings may prevent us from pursuing certain activities and/or require us to incur additional costs in order to do so and pay damages.
The outcome of pending or potential future legal and arbitration proceedings is difficult to predict with certainty. In the event of a negative outcome of any material legal or arbitration proceeding, whether based on a judgment or a settlement agreement, we could be obligated to make substantial payments, which could have a material adverse effect on our business, financial condition and results of operations. In addition, the costs related to litigation and arbitration proceedings may be significant, and any legal or arbitration proceedings could have a material adverse effect on our business, financial condition and results of operations.
We operate in a highly competitive industry, and competitive pressures, including those developing following the OTC Final Rule, could have a material adverse effect on our business.
The worldwide market for hearing aids is competitive in terms of pricing, product quality, product innovation and time-to-market. We face strong competitors, which have greater resources and stronger financial profiles that may enable them to better exploit changes in our industry on a cost-competitive basis and to be more effective and faster in capturing available market opportunities, which in turn may negatively impact our market share. There are five major traditional manufacturer competitors in the industry—GN Store Nord, Sonova, Starkey, William Demant and WS Audiology—who together control a significant majority of the hearing aid market.
In addition to these manufacturer competitors, Costco sells multiple brands of hearing aids, including those of the traditional manufacturers and, in the past, Costco’s own white-label Kirkland Signature brand of hearing aid, at various price points. We estimate that, during 2019, Costco dispensed approximately 14% of the hearing aids distributed in the United States, which percentage is expected to increase going forward. The United States Department of Veterans Affairs (the “VA”) is also a significant provider of hearing aids and provides hearing aids at no charge to its patients. We estimate that, in 2022, the VA dispensed approximately 20% of the hearing aids distributed in the United States. Our products are not distributed by Costco, or on contract or currently eligible to be distributed by the VA.
We also face competition from other direct-to-consumer hearing aid providers. Similar to our business model, these hearing aid companies allow consumers to purchase hearing aids remotely, with no need to visit a clinic, and they also provide remote support. Given the similarities in our direct-to-consumer business model to these providers, if potential consumers opt to buy their hearing aids from these direct-to-consumer competitors, our business could be adversely affected.
Additionally, the long-term effects of the OTC Final Rule on the competitive landscape of the hearing aid industry are not yet known. In particular following the effective date of the OTC Final Rule, we have faced increased competition from companies that have introduced new technologies, including consumer electronics companies that sell direct to consumers and other hearing aid companies that have partnered with other retailers and traditional consumer electronics companies. For example, since the effective date of the OTC Final Rule, Nuheara will be selling its OTC self-fitting air-conduction hearing aids under branding by HP, Inc., while Sony Electronics has partnered with WS Audiology and Lexie Hearing has partnered with Bose Corporation to sell FDA-cleared self-fitting hearing aids.
While our devices have historically been price competitive with devices sold through traditional hearing aid channels, we may not be able to maintain the price competitiveness of our devices as the cash-based OTC hearing aid market develops. The availability of comparatively lower-priced OTC hearing aid devices following the effective date of the OTC Final Rule, including those marketed by traditional consumer electronics companies may negatively impact consumer adoption of our devices through our cash-pay channels, for example, in physical or online retail settings where consumers may be more price sensitive, not aware of our products, or otherwise unable to differentiate between our devices and those of our competitors. We may need to market lower-priced devices in order to effectively compete with lower-priced alternatives available on the OTC hearing aid market, which could require us to incur significant additional costs in development, licensing, or marketing and potentially reduce our gross margin. Any inability to maintain the price competitiveness of our devices in the hearing aid market could have a material adverse effect on our business, financial condition and results of operations.
In our insurance channels, although we believe our products remain price competitive as compared to hearing aids sold through traditional hearing aid channels, existing arrangements between certain legacy hearing aid manufacturers and licensed healthcare providers, health plans or hearing benefits managers (many of which are owned or otherwise affiliated with the five major traditional hearing manufacturers) that predate the effective date of the OTC Final Rule may have the effect of limiting consumer access to OTC hearing aids such as ours. Additionally, to the extent health plans continue to require in-person hearing tests to support claims submissions following the OTC Final Rule—in other words, to require that reimbursement for OTC hearing aids be dependent on diagnoses that are most often obtained in traditional hearing aid channels—we may remain at a competitive disadvantage in marketing or selling our products to insurance beneficiaries who would otherwise have access to a hearing aid benefit.
Our ability to successfully market or sell our devices is partially dependent on our continued ability to efficiently invest in customer acquisition. We may be at a competitive disadvantage as compared to our competitors, including the traditional hearing aid manufacturers and established consumer electronics companies entering the hearing aid space, in part due to our relative capital constraints and lack of brand recognition. We may be unable to maintain, increase, or deploy our sales and marketing expenditures appropriately across our omni-channel or be able to compete effectively in the long term. Please see the Risk Factor titled, “We spend significant amounts on advertising and other marketing campaigns to acquire new customers, which may not be successful or cost effective.”
Considering the resources and advantages that our competitors maintain, even if our technology and consumer-first business model and distribution strategies are more effective than the technology and distribution strategy of our competitors, current or potential customers might elect to purchase competitive products in lieu of Eargo devices. We anticipate that we will face increased competition in the future, and may also experience intensifying pricing pressures, as existing companies and competitors develop new or improved products and distribution strategies and as new companies enter the market with new technologies and distribution strategies (possibly with increased frequency due to the implementation of the OTC Final Rule). We may not be able to compete effectively against these organizations, and one or more of such competitors may render our technology obsolete or economically unattractive. Please see the Risk Factor titled, “If we cannot innovate at the pace of our hearing aid manufacturing competitors, we may not be able to develop or exploit new technologies in time to remain competitive.” To the extent we expand internationally, we will face additional competition in geographies outside the United States. If we are unable to compete effectively with existing products or respond effectively to any new products developed by competitors, our business could be materially harmed. Increased competition may result in price reductions, reduced gross margins and loss of market share. There can be no assurance that we will be able to compete successfully against our current or future competitors or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.

We have a limited operating history and have experienced periods of significant business changes in a short time. If we are unable to manage our business and any fluctuations in our business effectively, our business and growth prospects could be materially and adversely affected.
We were organized in 2010 and began selling hearing aids in 2015. In that time, we have had periods of significant growth, which has required us to scale the size of our organization as our business has rapidly changed. Any growth that we experience in the future will require us to further expand, our sales, clinical, and research and development personnel (including those with software and hardware expertise), our manufacturing operations and our general and administrative infrastructure. As a public company, we need to support managerial, operational, financial and other resources. Rapid business changes or expansion in personnel could mean that less experienced people develop, market and sell our products, which could result in inefficiencies and unanticipated costs, reduced quality and disruptions to our operations. In addition, rapid and significant changes to our business may strain our administrative and operational infrastructure.
The challenges we face in managing our business, including our potential long-term shift to a primarily “cash-pay” business model, the obstacles to our being able to obtain reimbursement for our products from third-party payors, and the changing regulatory landscape, place significant demands on our management, financial, operational, technological and other resources, and we expect that managing our business will continue to place significant demands on our management and other resources and will require us to continue developing and improving our operational, financial and other internal controls, reporting systems and procedures. In particular, the challenges in managing our business involve a number of areas, including recruiting and retaining sufficient skilled personnel, providing adequate training and supervision to maintain our high-quality product standards and regulatory compliance and preserving our culture and values. We may not be able to address these challenges in a cost-effective manner, or at all. In addition, we completed employee workforce reductions in the fourth quarter of 2021 and second quarter of 2022 and announced the 2023 plan in June 2023, which actions may continue to impact the attraction and retention of employees as well as employee morale and productivity. We cannot assure you that any changes in scale, related quality or compliance assurance will be successfully implemented or that appropriate personnel will be available to facilitate the management of and changes to our business. Failure to implement necessary procedures, transition to new processes or hire or maintain the necessary personnel could result in higher costs or an inability to meet demand. If we do not effectively manage our business through the various challenges we face, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy customer requirements or maintain high-quality product offerings, which could have a material adverse effect on our business, financial condition and results of operations.
If we fail to attract and retain senior management and other key personnel, our business may be materially and adversely affected.
Our success depends in part on our continued ability to attract, retain and motivate highly qualified management, administrative and clinical and scientific personnel, including those with software and hardware expertise. We are highly dependent upon our senior management team as well as our senior technology personnel. We have experienced, and may in the future experience, planned or unplanned departures of members of our senior management team or senior technology personnel. Any loss of services, whether planned or unplanned, of any of the members of our senior management team could adversely affect our business until a suitable replacement can be found. Competition for qualified personnel in the medical device field in general and the audiology field specifically is intense due to the limited number of individuals who possess the training, skills and experience required by our industry. In addition, our success also depends on our ability to attract, recruit, develop and retain skilled managerial, sales, administration, operating and technical personnel. We intend to continue to review and, where necessary, strengthen our senior management as the needs of the business develop, including through internal promotion and external hires. However, there may be a limited number of persons with the requisite competencies to serve in these positions and we cannot assure you that we would be able to locate or employ such qualified personnel on terms acceptable to us, or at all. Therefore, the loss of one or more of our key personnel, whether planned or unplanned, or our failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations. Our ability to attract and retain such qualified personnel has been and may continue to be negatively impacted by the DOJ investigation or shareholder litigation, our 2021, 2022, and 2023 workforce reductions, and suspension of certain of our equity compensation practices, and related negative publicity. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or that they have divulged proprietary or other confidential information, or that their former employers own their research output.
We may experience difficulties in managing our business, and a deterioration in our relationships with our employees could have an adverse impact on our business.
We expect to rely on our managerial, operational, finance and other resources in order to manage our operations and continue our research and development activities. We may change our international operations, which would subject us to the legal, political, regulatory and social requirements and economic conditions of these or other jurisdictions, and create a variety of potential operational challenges due to a variety of international factors, including local labor laws and regulations and managing a geographically dispersed workforce. Our management and personnel, systems and facilities currently in place may not be adequate to support our business. Our need to effectively execute our strategy requires that we:
•	manage our commercial operations effectively;
•	scale employees;
•	manage our internal development and operational efforts effectively while carrying out our contractual obligations to third parties; and
•	continue to improve our operational, financial and management controls, reports systems and procedures.
Maintaining good relationships with our employees is crucial to our operations. As a result, any deterioration of the relationships with our employees could have a material adverse effect on our business, financial condition and results of operations. Our ability to attract and retain qualified personnel, and foster positive employee morale, has been and may continue to be negatively impacted by the DOJ investigation and related negative publicity as well as the suspension of certain of our equity compensation practices. In addition, we completed employee workforce reductions in the fourth quarter of 2021 and second quarter of 2022 and announced the 2023 plan in June 2023. Such actions have impacted and may in the future impact the attraction of new employees, the retention of employees not subject to workforce reductions and employee morale and productivity. Further, many of our key employees receive a total compensation package that includes equity awards. In addition to the aforementioned suspension of certain equity compensation practices, volatility in the stock market, our share price and other factors have diminished and could continue to diminish the Company’s use of equity awards or their value, putting the Company at a competitive disadvantage.
Additionally, material disruption to our business as a result of strikes, work stoppages or other labor disputes could disrupt our operations, result in a loss of reputation, increased wages and benefits or otherwise have a material adverse effect on our business, financial condition and results of operations.
We may not achieve some or all of the expected benefits of our cost reduction plans, and our reductions may adversely affect our business.
We have undertaken and may undertake in the future reorganization and reduction plans in order to realign and optimize our cost structure due to the changing nature of our business and to broaden our initiatives to control costs and improve cash flow, including the plans announced in December 2021, May 2022, and June 2023 (such plan announced in June 2023, the “2023 plan”). While we expect the 2023 plan to be substantially completed by the end of 2023, these additional actions may be more costly and disruptive to our business than anticipated and we may not be able to obtain the cost savings and benefits that were initially anticipated in connection with such reduction plan. Additionally, we have experienced and may in the future experience a loss of continuity, loss of accumulated knowledge, inefficiency, adverse effects on employee morale, loss of key employees and/or other retention issues during or after transitional periods. Reorganization can require a significant amount of management and other employees’ time and focus, which diverts attention from operating and growing our business. If we fail to achieve some or all of the expected benefits of the 2023 plan, it could have a material adverse effect on our competitive position, business, results of operations, financial condition and cash flows. For more information, see Note 8, “Workforce Reduction Activities,” in our condensed consolidated financial statements.

In addition, if we are unable to realize the expected cost savings and benefits that were initially anticipated in connection with the 2023 plan or any future cost reduction efforts, or if such cost savings and benefits prove insufficient, we may need to undertake additional restructuring activities or workforce reductions in the future, which could have the effect of heightening the foregoing risks. Moreover, if employees who were not affected by any reduction in force seek alternative employment, this could require us to seek contractor support at unplanned additional expense or otherwise harm our productivity. Any disruption in our business as a result of the 2023 plan or any future cost reduction efforts could prevent us from successfully executing our business strategy and adversely affect our business, results of operations and prospects.
We have a history of net losses, and we expect to incur additional substantial losses in the foreseeable future.
We have incurred net losses since inception, and we expect to incur additional substantial losses in the foreseeable future. For the nine months ended September 30, 2023 and 2022, we incurred net losses of $64.4 million and $113.7 million, respectively. As a result of our ongoing losses, as of September 30, 2023, we had an accumulated deficit of $578.7 million. Since inception, we have spent significant funds on organizational and start-up activities, to recruit key managers and employees, to develop our hearing aids, to develop our manufacturing know-how and customer support resources and for research and development.
The net losses we incur may fluctuate significantly from quarter to quarter. During the year ended December 31, 2022, net losses increased in part as a result of the costs involved in resolving the DOJ investigation, including the approximately $34.4 million we paid pursuant to the settlement agreement with the U.S. government, and other corrective actions and recoupment of previous claims paid, as well as other legal proceedings, and their duration and impact on our business generally. Net losses may also fluctuate and increase as a result of the implementation of the FDA’s new OTC hearing aid regulatory framework and any potential Medicare coverage for certain hearing aids, neither of which may ultimately be favorable to us.
Our long-term success is dependent upon our ability to successfully develop, commercialize and market our products, earn revenue, obtain additional capital when needed and, ultimately, to achieve profitable operations. We will need to generate significant additional revenue, improve our margins, manage our costs and raise significant additional capital to continue our operations and potentially achieve profitability. It is possible that even if we generate significant additional revenue, improve our margins, manage our costs and raise significant additional capital, we will not achieve profitability or that, even if we do achieve profitability, we may not maintain or increase profitability in the future. Without the benefit of customers with insurance coverage and significant additional capital, the future prospects of the Company and our ability to achieve profitability are uncertain.
Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.
On August 17, 2022, the FDA published a final rule to establish new regulatory categories for OTC and prescription hearing aids (the “OTC Final Rule”). The OTC Final Rule implements relevant provisions of the FDA Reauthorization Act of 2017 (“FDARA”), which set forth requirements for the FDA to create a new category of OTC hearing aids that are intended to be available without supervision, prescription, or other order, involvement or intervention of a licensed practitioner. Prior to the effective date of the OTC Final Rule, no OTC category of hearing aids existed. Following publication of a proposed rule in October 2021, the FDA issued its OTC Final Rule with requirements for labelling, conditions of sale, performance standards, design requirements and other provisions under which manufacturers may elect to market hearing aids as either OTC or prescription devices, or both. In addition, under FDARA, the OTC hearing aid controls promulgated in the OTC Final Rule preempt any state or local requirement specifically related to hearing products that would restrict or interfere with commercial activity involving OTC hearing aids. The OTC Final Rule became effective on October 17, 2022, with a compliance date of April 14, 2023 for certain previously marketed devices.
We have in the past marketed certain Eargo system devices as Class I air-conduction or Class II wireless air-conduction hearing aids under existing regulations at 21 CFR 874.330 and 874.3305, respectively, both of which are exempt from 510(k) premarket review. In June 2022, we submitted a 510(k) premarket notification seeking FDA clearance of expanded labelling for our Eargo 5 and 6 hearing aids under the “self-fitting” regulation at 21 CFR 874.3325. We received FDA 510(k) clearance for Eargo 5 and 6 as Class II self-fitting air-conduction hearing aids in December 2022 and, in January 2023, we launched the Eargo 7 as our third over-the-counter, 510(k) cleared self-fitting device. As of April 14, 2023, the compliance date for marketed devices, we market our devices as OTC hearing aids. In addition, we may seek to market certain devices as prescription hearing aids, which would require compliance with separate physical and electronic labeling requirements under the OTC Final Rule. If the FDA were to determine that our devices do not satisfy the requirements of the OTC Final Rule, we could be forced to cease distribution of our products, and we could be subject to additional enforcement action by the FDA.
We have expended, and we may continue to expend, significant time and resources evaluating the OTC Final Rule and ensuring that our devices and processes comply with the new requirements in order to market our products in line with our primary direct-to-consumer and omni-channel business models, but we may not ultimately identify the additional opportunities that may arise in connection with the OTC Final Rule or have the financial or other resources necessary to capitalize on such opportunities if or as they arise, and any such opportunities may not generate sufficiently meaningful sales volumes of Eargo hearing aid devices or achieve profitability. The OTC Final Rule and the responses thereto by leading insurance providers could also materially impact our efforts to resume submitting claims for customers with potential insurance benefits or have other unforeseen impacts on our business and results of operations.
Finally, in October 2021, the Biden administration outlined its plan to expand government healthcare programs as part of its broader domestic spending bill, which includes, among other things, extending Medicare coverage to include hearing benefits. Congress has considered legislation that would provide for such coverage, for example, the Build Back Better Act (H.R. 5376), which was passed by the House on November 19, 2021. The bill, as passed by the House, would have provided Medicare coverage for certain hearing aids to individuals with specific types of hearing loss, furnished pursuant to a written order of a physician, qualified audiologist or other hearing aid professional, physician assistant, nurse practitioner or clinical nurse specialist. The Inflation Reduction Act, which was ultimately signed into law, however, did not include a hearing aid benefit. We cannot predict the likelihood, nature, or extent to which Medicare or other government healthcare programs will cover hearing aids, if at all, or specifically our hearing aids, which are intended for “mild” or “moderate” hearing loss, in the future, or the impact of any such changes on our business, financial condition or results of operations.
If we cannot innovate at the pace of our hearing aid manufacturing competitors, we may not be able to develop or exploit new technologies in time to remain competitive.
The hearing aid industry has in the past experienced rapid shifts to new key technologies, including for example the switch from analog to digital hearing aids in the 1990s, that disrupted existing market patterns and led to a large-scale market realignment among customers and hearing aid manufacturers. For us to remain competitive, it is essential to develop and bring to market new technologies or to find new applications for existing technologies at an increasing speed. If we are unable to meet customer demands for new technology, or if the technologies we introduce are viewed less favorably than our competitors’ products, our results of operations and future prospects may be negatively affected. To meet our customers’ needs in these areas, we must continuously design new products, update existing products and invest in and develop new technologies. We will also need to anticipate consumer demand with respect to these technologies and which technological advances are most desirable in the hearing aids we sell. This need will result in requiring our employees to continue learning and adapting to new technologies, and our competing for highly skilled talent in a competitive market. Our operating results depend to a significant extent on our ability to anticipate and adapt to technological changes in the hearing aid market, maintain innovation, maintain a strong product pipeline and reduce the costs of producing high-quality new and existing hearing aids. Any inability to do so could have a material adverse effect on our business, financial condition and results of operations.
As we expand our omni-channel product offerings to various third-party partners, including in such third parties’ physical retail outlets, and begin to rely on third parties outside of our control, any failure of such third parties to comply with applicable laws and regulations could negatively impact our brand image and business and lead to negative publicity and potential liability. In addition, any shift of the marketing and sales of our products to third-party partners will increase our reliance on sales personnel who may be less familiar with our products or may also sell competitive products.
As we expand our omni-channel product offerings to various third-party distributors, including in such third parties’ physical retail outlets or online storefronts or portals, we must rely on such third parties to comply with applicable regulatory requirements in the promotion and sale of our devices. These third-party distributors may have limited or no experience selling regulated products such as hearing aids. If our third-party partners fail to comply with applicable requirements, our operations could be disrupted and we may be required to contract with alternate third-party partners, which could result in substantial delays and which could materially and adversely affect our business, financial conditions, results of operations and growth prospects. Any violation of applicable law by any third-party partner could expose us to unforeseen potential liability or attract negative publicity for us and our brand, which could materially impact our business.
Our third-party partners may have limited experience marketing and selling hearing aids. Although we anticipate that we will continue to utilize members of our own employee base to provide support and training to our third-party partners, even following the impact of the 2023 plan on substantially all of our retail field sales team, we anticipate that, in connection with such reduction and as we expand our third-party partnerships, we will increase our reliance on sales personnel of our third-party partners who may be less familiar with our products or may also sell competitive products. Please also see the Risk Factor titled, “We rely substantially on our own employees, including our direct sales force, to market and sell our products, and if we are unable to maintain or expand our sales force or other employee base, it could harm our business. Additionally, our reliance on our employees to market and sell our products may result in higher fixed costs than our competitors and may slow our ability to reduce costs in the face of a sudden decline in demand for our products.” If our third-party partners are unable to successfully market and sell our hearing aids or if they decide in the future to stop selling hearing aids, we or they may decide to terminate our partnerships, which could materially and adversely affect our business, financial conditions, results of operations and growth prospects.
We are deploying a new business model in an effort to disrupt a relatively mature industry. In order to successfully challenge incumbent business models and become profitable, we will need to continue to refine our product and strategy.
Our primary direct-to-consumer and omni-channel business model is relatively new to the hearing aid industry. Our products are currently primarily available direct-to-consumer and are therefore generally not sold by channels which consumers would traditionally look to for the treatment of their hearing loss. Because audiologists and hearing clinics do not generally offer our products, they are unlikely to recommend our products to their patients. If we are unable to reach this population through our online or direct and channel marketing, or if we are unable to establish meaningful channels with or through audiologists and hearing clinics, the estimated market size for our products may be lower than we anticipate.
Following the publication of the OTC Final Rule, we have focused efforts on transitioning our business to operate within the new OTC framework by expanding our omni-channel approach through select commercial partnerships, retail, and other distribution opportunities, but the OTC Final Rule may not facilitate the opportunities we anticipate, and we may not have the financial resources to capitalize on such opportunities if or as they arise. We have incurred, and may continue to incur, significant costs in order to implement our expanded omni-channel strategy following the OTC Final Rule, which investments have not yet led and may not lead to positive impacts on our revenue and profitability.
Delivery of hearing aids via direct-to-consumer and retail or other third-party distribution models represents a change from the traditional channel, which requires in-person visits to one or more hearing care professionals, and consumers may be reluctant to accept these models or may not find it preferable to the traditional channel. In addition, consumers may not respond to our direct and channel marketing campaigns or efforts, or we may be unsuccessful in reaching our target audience, particularly if we expand our sales efforts in foreign jurisdictions where our advertising and distribution model may be more heavily or differently regulated. If consumers prove unwilling to adopt our model as rapidly or at the scale that we anticipate, our business, financial condition and results of operations could be materially harmed.
Historically, the majority of hearing aids sold to customers who used insurance benefits as a method of direct payment to Eargo corresponded to claims for reimbursement to third-party payors under the FEHB program. While we are continuing to work with applicable third-party payors with the objective of validating and establishing additional processes to support claims that we may submit for reimbursement, we may not be able to arrive at additional processes or submit future claims in sufficient volume to meaningfully restore or expand our insurance-based business. As such, our future growth prospects may be dependent upon our ability to identify, pursue and capitalize on other opportunities, such as the OTC Final Rule and any potential insurance (including Medicare) coverage for certain hearing aids that we may be able to access.

We rely on the timely supply of high-quality components, parts and finished products, and our business could suffer if suppliers or manufacturers are unable to procure raw materials or other components of an acceptable quality (or at all) or otherwise fail to meet their delivery obligations, raise prices or cease to supply us with components, parts or products of acceptable quality.
We rely on a limited number of critical suppliers for many of the components that are used in the manufacture of our products, including for semiconductor components, such as integrated circuits, as well as batteries, microphones and receivers. We are dependent on these third-party manufacturers and suppliers to identify and purchase quality raw materials, semi-finished goods and finished goods while seeking to preserve our quality standards. This reliance and dependence on third parties adds additional risks to the manufacturing process that are beyond our control. For example, the occurrence of epidemics or pandemics, such as the COVID-19 pandemic, may cause labor shortages and/or disrupt the supply of various raw materials and components, causing price spikes and/or shortages. As a result, one or more of our suppliers or manufacturers may suspend, close or otherwise reduce the scope of their operations either temporarily or permanently. In addition, reductions in our supplier volume due to demand or product changes may lead and has led suppliers to raise volume requirements, increase their pricing, levy minimum purchase requirements, revise terms of payment, or otherwise reduce or cease the scope of their supplier relationship with us.
In addition, many of these suppliers also provide components and products to our competitors. The industry’s reliance on a limited number of key components and product suppliers subjects us to the risk that in the event of an increase in demand or shortage of key materials or components, our suppliers may fail to provide supplies to us in a timely manner while they continue to supply our competitors, many of which have greater purchasing power than us, or seek to supply components to us at a higher cost. Lead times for materials, components and products ordered by us or by our contract manufacturers can vary significantly and depend on factors such as contract terms, demand for a component, and supplier capacity. From time to time, we may experience and have experienced component shortages and extended lead times, as well as increased component costs and increased logistics costs, including on semiconductor components and batteries, and other components used in our products. For example, we have at times experienced, and expect to continue to periodically experience, price increases in certain of our critical components due to commodity price inflation.
Additionally, while we have taken certain steps to alleviate cost pressures on freight shipping of our components and products, logistics costs may continue to increase and there can be no assurance that our cost-saving measures will continue to offset such logistics price increases. While we continue to monitor our supply chain and have taken and are taking actions to address limited supply and increasing lead times, including outreach to critical suppliers and spot market purchases, future disruptions in our supply chain, including the sourcing of certain components and raw materials by us or our suppliers, such as semiconductor and memory chips, as well as increased logistics and inflationary costs, could impact our sales and gross margins as well as launch and shipment of our products. The failure of our suppliers or manufacturers to deliver components or products in a timely fashion could have disruptive effects on our ability to produce our products in a timely manner, or we may be required to find new suppliers or manufacturers at an increased cost, or we may be unable to find replacement suppliers or manufacturers at all. Shortages or interruptions in the supply of components or subcontracted products, or our inability to procure these components or products from alternate sources at acceptable prices in a timely manner, could delay launch or shipment of our products or increase our production costs, which could adversely affect our business and operating results. Such disruption has in the past impacted our costs and could in the future impact costs or interrupt our ability to source certain product components. The effects of climate change, including extreme weather events, long-term changes in temperature levels and water availability may exacerbate these risks. A severe weather event in countries from which we source components and parts could cause disruptions in our supply chain which could, in turn, cause product shortages, delays in delivery and/or increases in our cost incurred to manufacture our products.
Any shortage, delay or interruption in the availability of our products, or key inputs used in their production, may negatively affect our ability to meet consumer demand. Additionally, our reputation and the quality of our products are in part dependent on the quality of the components that we source from third-party suppliers. If we are unable to control the quality of the components supplied to us or to address known quality problems in a timely manner, our reputation in the market may be damaged and sales of our products may suffer. As a result, we may experience a material adverse effect on our business, financial condition and results of operations.

Certain components needed to manufacture our hearing aids are only available from a limited number of suppliers.
Several of our suppliers provide products for our hearing aids and accessories for which they own the design and/or intellectual property rights. This includes semiconductor components, including integrated circuits, as well as transducers, batteries and various electrical components, some of which are highly customized. Although there may be several potential suppliers for our components, as our components are highly customized, there is a risk that these components may not be readily substituted by similar products of other suppliers or that any substitution may take a lengthy period of time to implement. Even if we do identify new suppliers, we may experience increased costs and product shortages as we transition to alternative suppliers. If any of these limited suppliers cease to supply us with their products, significantly increase their costs, or any of the foregoing events occurs, we could experience a material adverse effect on our business, financial condition and results of operations.
We rely on a limited number of manufacturers for the assembly of our hearing aids. If we encounter manufacturing problems or delays, we may be unable to promptly transition to alternative manufacturers and our ability to generate revenue will be limited.
We have no manufacturing capabilities of our own. We rely on a limited number of manufacturers: one located in Thailand, Hana Microelectronics, and our primary manufacturer, Pegatron Corporation, headquartered in Taiwan and with manufacturing facilities throughout Asia. Pegatron manufactures the Eargo 5, Eargo 6, and Eargo 7 hearing aid systems out of its facilities in Suzhou, China. For us to be successful, our contract manufacturers must be able to provide us with products in substantial quantities, in compliance with regulatory requirements, in accordance with agreed upon specifications, at acceptable costs and on a timely basis. While our existing manufacturers have generally met our demand and cost requirements on a timely basis in the past, their ability and willingness to continue to do so going forward may be limited for several reasons, including the volume of our orders and our relative importance as a customer of the manufacturer or its ability to provide assembly services to manufacture our products, which may be affected by the COVID-19 pandemic and potential geopolitical events involving the countries in which our manufacturers are headquartered or operate. Please see the Risk Factor titled, “We are dependent on international manufacturers and suppliers, as well as certain international contractors we engage from time to time with respect to select research and development activities, which exposes us to foreign operational and political risks that may harm our business.” An interruption in our commercial operations could occur if we encounter delays or difficulties in securing these manufactured products if we cannot obtain an acceptable substitute.
Any full or partial transition to a new contract manufacturer or any transition of products between existing manufacturers or between a manufacturer’s facilities could be time-consuming and expensive, may result in interruptions in our operations and product delivery, could affect the performance specifications of our products or could require that we modify the design of our products. We will be required to verify that any new manufacturer maintains facilities, procedures and operations that comply with our quality and applicable regulatory requirements, which could further impede our ability to manufacture our products in a timely manner. We may be unable to identify and engage alternative or additional contract manufacturers on similar terms or without delay. Furthermore, our contract manufacturers could require us to move to a different production facility. The occurrence of any of these events could harm our ability to meet the demand for our products in a timely and cost-effective manner, which could have a material adverse effect on our business, financial condition and results of operations.
The manufacture of our products is complex and requires the integration of a number of components from several sources of supply. Our contract manufacturers must manufacture and assemble these complex products in commercial quantities in compliance with regulatory requirements and at an acceptable cost. Our hearing aids require significant expertise to manufacture, and our contract manufacturers may encounter difficulties in scaling up production of the hearing aids, including problems with quality control and assurance, component supply shortages, including any semiconductor components, increased costs, shortages of qualified personnel, the long lead time required to develop additional facilities for purposes of testing our products and/or difficulties associated with compliance with local, state, federal and foreign regulatory requirements. If we are unable to obtain a sufficient supply of product, maintain control over product quality and cost or otherwise adapt to challenges in managing our business, we may not have the capability to satisfy market demand, and our business and reputation in the marketplace will suffer. If demand for our products decreases, as it has in the past year as a result of the DOJ investigation and claims audits (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement”), we may have excess inventory, which could result in inventory write-offs that may adversely affect our business, financial condition and results of operations. In addition, reductions in our supplier volume due to demand or product changes may lead and has led suppliers to raise volume requirements, increase their pricing, levy minimum purchase requirements, revise terms of payment, or otherwise reduce or cease the scope of their supplier relationship with us. We may also encounter defects in materials and/or workmanship, which could lead to a failure to adhere to regulatory requirements. Any defects could delay operations at our contract manufacturers’ facilities, lead to regulatory fines or halt or discontinue manufacturing indefinitely. Any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to successfully develop and effectively manage the introduction of new products, our business may be adversely affected.
We must successfully manage introductions of new or advanced hearing aid products. Introductions of new or advanced hearing aid products could also adversely impact the sales of our existing products to consumers. For instance, the introduction or announcement of new or advanced hearing aid products may shorten the life cycle of our existing devices or reduce demand, thereby reducing any benefits of successful hearing aid introductions and potentially lead to challenges in managing write-downs or write-offs of inventory of existing products. We may also not have success in transitioning customers from legacy hearing aids to new products. In addition, new hearing aid products may have higher manufacturing costs than legacy products, which could negatively impact our gross margins and operating results. As the technological complexity of our products increases, the infrastructure to support our products, such as our design and manufacturing processes and technical support for our products, may also become more complex. Accordingly, if we fail to effectively manage introductions of new or advanced products, our business may be adversely affected.
We experience challenges managing the inventory of existing hearing aids, which can lead to excess inventory and discounting of our existing devices. Inventory levels in excess of consumer demand may result in inventory write-downs or write-offs and the sale of inventory at discounted prices, which has affected our gross margin and could impair the strength of our brand. Reserves and write-downs for rebates, promotions and excess inventory are recorded based on our forecast of future demand. Actual future demand could be less than our forecast, which may result in additional reserves and write-downs in the future, or actual demand could be stronger than our forecast, which may result in a reduction to previously recorded reserves and write-downs in the future and increase the volatility of our operating results.
If the quality of our hearing aid products does not meet consumer expectations, or if our products wear out more quickly than expected or otherwise suffer from unanticipated product issues, then our brand and reputation or our business could be adversely affected.
Our products may not perform as well in day-to-day use as we or our customers expect. Although we designed our Eargo hearing aids to provide high quality audio, we have collected limited data comparing our products to competitive devices. In September 2021, we conducted a series of comparative electroacoustic benchmarking tests (the “Bench Study”) to compare our Eargo Neo HiFi and Eargo 5 hearing aids with hearing aids from four major manufacturers. While each of the devices tested in the Bench Study, including our Eargo Neo HiFi and Eargo 5 hearing aids, met or exceeded the identified benchmarks for appropriate levels of sound quality and amplification to improve speech audibility, the design, methodology and results of the Bench Study have not been subject to external review and may not be reliable or replicable indicators of the general performance of our Eargo Neo HiFi and Eargo 5 hearing aids or the other manufacturers’ hearing aids that were the subject of the Bench Study. Further, the benchmarks for appropriate levels of sound quality and amplification that we identified in the Bench Study may not be appropriate proxies for hearing aid performance or reflect the real-world performance of any tested device. Future studies, including our internal studies or those of our competitors or other third parties, may not yield the results that we expect to obtain and may not demonstrate that our products are superior to, or may demonstrate that our products are inferior to, existing or future products with regard to functional or economic measures. These study results may be published in medical journals or other publications, or by our competitors and result in adverse publicity for our products. The performance of our Eargo hearing aids may not live up to customer expectations, and our brand, reputation, customer satisfaction, return rates and sales may be adversely affected as a result.

Furthermore, because of our products’ limited time in the market, we cannot be certain about the usable life of our products. Due to the design constraints applicable to our rechargeable, in-the-canal design, our hearing aids may offer a shorter usable life compared to our competitors’ hearing aids. Thus, even though our products may be more affordable than competitive devices, they may need to be replaced more often. Although we believe the advantages of our design justify this tradeoff, customers may expect a longer useful life, and failure to live up to this expectation could result in reduced sales, decreased customer loyalty, higher-than-expected warranty claims and adverse publicity.
Certain components of our hearing aids may also offer reduced performance, wear out over time, or otherwise suffer from unanticipated product issues. For example, the rechargeable technology used in our hearing aids and charging cases has a limited lifespan, and recharging performance will degrade over time. We designed our Eargo 5, 6 and 7 hearing aid devices to provide up to 16 hours of continuous use between charges for up to two years of regular charging, but charging capacity may decrease more quickly than expected. Moreover, certain components of our hearing aids that can be purchased online, such as the hearing aid tips, will require more frequent replacement than the device itself. If the quality, longevity and durability of our products does not meet the expectations of customers, then our brand and reputation and our business, financial condition and results of operations, could be adversely affected.
Customer or third-party complaints or negative reviews or publicity about our company or our hearing aids could harm our reputation and brand.
We are heavily dependent on customers who use our hearing aids to provide good reviews and word-of-mouth recommendations to contribute to our reputation and brand. Customers who are dissatisfied with their experiences with our products or services or their ability to receive reimbursement from their insurance companies may post negative reviews. We have been and may continue to be the subject of blog, forum or other media postings that include inaccurate statements and create negative publicity. In addition, traditional hearing aid supply chain participants may express and publish negative views regarding our direct-to-consumer and omni-channel models and products. Any negative reviews or negative publicity, including in relation to the DOJ investigation, the claims audits, and other legal proceedings have harmed and could continue to harm our reputation and brand and severely diminish consumer confidence in our products. Please also see the Risk Factor titled, “We are subject to risks from legal proceedings, investigations, and inquiries, including a number of recent legal proceedings and investigations, which have had and could continue to have a material adverse effect on our reputation, business, financial condition, cash flows and results of operations, and could result in additional claims and material liabilities.”
We spend significant amounts on advertising and other marketing campaigns to acquire new customers, which may not be successful or cost effective.
We market our hearing aids to support our omni-channel strategy via a diverse marketing mix. Our marketing approach has generally focused on both offline sources, such as television, experiential events, and business-to-business partnerships, and online sources, such as social media, paid search, affiliates, and bespoke digital partnerships. We also utilize strategies across search engine optimization, customer relationship management marketing, and earned and owned marketing. We have invested and expect to continue to invest significant resources into optimizing our customer acquisition process, which includes increasing awareness of our products. As a result of the DOJ investigation, we temporarily stopped accepting insurance benefits as a method of direct payment and shifted to a primarily “cash-pay” model, which has generally increased the cost to acquire new customers, based on the historically lower conversion rate for cash-pay customers as compared to customers with potential insurance benefits. The impact of the new OTC regulatory framework on our omni-channel strategy and related marketing efforts remains to be seen; for example, our products are marketed as OTC hearing aids, which may not be covered under certain plans even if medical necessity is otherwise established. While the OTC Final Rule may lead to additional opportunities for new commercial and omni-channel partnerships, our products may also face increased competition, which could increase customer acquisition costs. See also the Risk Factor titled, “We operate in a highly competitive industry, and competitive pressures, including those developing following the OTC Final Rule, could have a material adverse effect on our business.”
We may fail to identify marketing opportunities that satisfy our anticipated return on marketing spend, accurately predict customer acquisition or fully understand or estimate the conditions and behaviors that drive consumer behavior. Additionally, we may be at a competitive disadvantage as compared to our competitors, including the traditional hearing aid manufacturers and established consumer electronics companies entering the hearing aid space, in part due to our relative capital constraints and lack of brand recognition; our competitors, who may have access to greater capital, may be able to invest greater amounts in their marketing campaigns and in general brand awareness, which may materially impact our ability to attract new customers. If any of our marketing efforts prove less successful than anticipated in attracting new customers, we may not be able to recover our marketing spend, and our rate of customer acquisition may fail to meet market expectations, either of which could have a material adverse effect on our business, financial condition and results of operations. Our marketing efforts may not result in increased sales of our products, and we may be unable to maintain, increase, or deploy our levels of marketing expenditures appropriately across our omni-channel or compete effectively in the long term.
In addition, we believe that building a strong brand and developing and achieving broad awareness of our brand is critical to achieving market success. Negative publicity, including in relation to the DOJ investigation, the claims audits, and other legal proceedings has harmed and could continue to harm our reputation and brand and severely diminish consumer confidence in our products. If any of our brand-building activities prove less successful than anticipated, or such activities are inhibited by negative publicity in relation to the DOJ investigation, the claims audits and other legal proceedings, it could materially adversely impact our ability to attract new customers. If this were to occur, we may not be able to recover our brand-building spend, and our rate of customer acquisition may fail to meet market expectations, either of which could have a material adverse effect on our business, financial condition and results of operations. Our brand-building efforts may not result in increased sales of our products.
Our products are complex to design and manufacture and could contain defects. The production and sale of defective products could adversely affect our business, financial condition and results of operations. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products.
We make hearing aids that include highly complex electronic components, which are sourced from external third parties, and there is an inherent risk that defects may occur in the production of any of our products. Although we rely on the suppliers’ internal procedures designed to minimize risks that may arise from quality issues, there can be no assurance that we or our suppliers will be able to eliminate or mitigate occurrences of these issues and associated liabilities. Under consumer product legislation in many jurisdictions, we may be forced to recall or repurchase defective products, and more restrictive laws and regulations relating to these matters may be adopted in the future. We also face exposure to product liability claims in the event that any of our devices are alleged to have resulted in personal injury or damage to property, or otherwise to have caused harm. For example, we may be sued if any of our hearing aids allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranty. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:
•	decreased demand for our current or future products;
•	injury to our reputation;
•	costs to defend the related litigation;
•	a diversion of management’s time and our resources;
•	substantial monetary awards to customers;
•	regulatory investigations, product recalls, withdrawals or labelling, marketing or promotional restrictions;
•	loss of revenue; and
•	the inability to sell our current or any future products.

Our inability to obtain and maintain sufficient product liability insurance at an acceptable cost and scope of coverage to protect against potential product liability claims could prevent or inhibit the sale of our current or any future products we develop. Although we currently carry product liability insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions and deductibles, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient funds to pay such amounts. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses.
In addition, any product defects, recalls or claims that result in significant adverse publicity could have a negative effect on our reputation, result in loss of market share or failure to achieve market acceptance. For example, our first-generation hearing aid, launched in 2015, had a high incidence of product returns and warranty claims. As a result, we voluntarily withdrew the product from the market. The production and sale of defective products in the future could have a material adverse effect on our business, financial condition and results of operations.
We are subject to consumer protection laws that regulate our marketing practices and prohibit unfair or deceptive acts or practices. Our actual or perceived failure to comply with such obligations could harm our business, and changes in such regulations or laws could require us to modify our products or marketing or advertising efforts.
In connection with the marketing and advertisement of our products, we could be the target of claims relating to false, misleading, deceptive, unfair, or otherwise unsubstantiated or noncompliant advertising or marketing practices, including under the auspices of federal or state rules or regulations such as the Federal Trade Commission Act and state consumer protection statutes. If we rely on third parties, including customers, to provide any marketing or advertising of our products, including as we expand our product offerings in physical retail settings or through online channels, we could be liable for, or face reputational harm as a result of, their practices if, for example, they or we fail to comply with applicable statutory and regulatory requirements.
If we are found or perceived to have breached any consumer protection, advertising, unfair competition or other laws or regulations, we may be required to change our business model, products or practices in a manner that may negatively impact us. We could also be subject to regulatory investigations, enforcement actions, litigation (including class actions), fines, penalties, increased compliance or remediation costs, and adverse publicity that could cause reputational harm and loss of customer trust, which could have a material adverse effect on our business, financial condition and results of operations.
There are a variety of hearing aid products and technologies, and consumer confusion about product features and technology, including as a result of counterfeiting and other infringement of our products and trademarks, could lead consumers to purchase competitive products instead of our products, or to conflate any adverse events or safety issues associated with third-party hearing aid products or other sound enhancement products with our products, which could adversely affect our business, financial condition and results of operations.
We believe that many individuals do not have full information regarding the types of hearing aids and hearing aid features and technologies available in the market, in part due to the lack of consumer education in the traditional hearing industry sales model. Consumers may not have sufficient information about hearing aids generally or how hearing aid products and technologies compare to each other. This confusion may result in consumers purchasing hearing aids from our competitors instead of our products, even if our hearing aids would provide them with their desired product features. Additionally, there may be confusion in the market following the publication of the OTC Final Rule and the implementation of the new OTC hearing aid regulatory framework, which does not include certain sound enhancement devices (such as PSAPs), because of the increased availability and access to hearing aid devices in similar locations and manners as sound enhancement devices. Our products and trademarks have also been and may continue to be subject to counterfeiting, infringement, or otherwise unauthorized resale. Such actions and other intellectual property infringement could result in consumer confusion, dilute our brand, and otherwise harm our reputation and business. Please see the Risk Factors titled, “Our success depends in part on our proprietary technology, and if we are unable to obtain, maintain or successfully enforce our intellectual property rights, the commercial value of our products and services will be adversely affected and our competitive position may be harmed” and “If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be harmed.” Any adverse events or safety issues relating to competitive hearing aid products or other non-hearing aid, sound enhancement, or counterfeit devices and related negative publicity, even if such events are not attributable to our products, could result in reduced purchases of hearing aids by consumers generally. Any of these occurrences could lead to reduced sales of our products and adversely affect our business, financial condition and results of operations.
Our business, financial condition and results of operations may be impacted by the effects of the COVID-19 pandemic or other public health crises.
We are subject to risks related to public health crises such as the global pandemic associated with COVID-19. The COVID-19 pandemic and efforts to control its spread have affected, and any spread or resurgence of COVID-19 variants may in the future affect, how we and our partners conduct our businesses. For example, we have in the past taken, and may in the future take, steps to monitor our supply chain and actions to address limited supply and increasing lead times, including outreach to critical suppliers and spot market purchases. In addition, we have in the past been and may in the future be required to put measures in place to adjust our work patterns and protect our workforce in ways that may affect our productivity. If we are unable to respond to or manage the lingering effects of the pandemic or any future challenges resulting from any spread or resurgence of COVID-19, we could experience additional costs or other business disruptions, such as work stoppages, slowdowns and delays; travel restrictions and cancellation of events; delays in processing registrations or approvals by applicable state or federal regulatory bodies; delays in product development efforts; disruptions to or increased costs in our supply chain, including with respect to the sourcing of certain components and raw materials, such as semiconductors and memory chips; decreases in demand for our products due to consumer preferences or ability to afford our products; and additional government requirements or other incremental mitigation efforts. The effects and impact of any such challenges may be long-lasting and exceed the timeframe of any requirements to make adjustments to our business in the short term. Any failure to effectively address any such or any other disruptions could subject us to additional costs and limit our ability to develop, manufacture, sell and support the use of our Eargo systems.
In addition, the long-term impact of the COVID-19 pandemic on the broader economy and related effects on our business remains uncertain. For example, we believe our direct-to-consumer model has benefited from consumers’ pandemic-era reluctance to seek in-person hearing care, and we are unable to predict whether or the extent to which this effect will endure. Moreover, the long-term economic impact of the COVID-19 pandemic is difficult to assess or predict, and a recession or market correction resulting from the pandemic or other macro-economic factors could materially affect our business and the value of our common stock. For example, any increases in unemployment or other adverse economic trends could lead to reduced disposable income and access to health insurance, which could adversely affect demand for our products. The ultimate effect of the COVID-19 pandemic on our sales volume and other results of operations could therefore differ substantially from our expectations and our experience to date.
Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.
Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver. On March 12, 2023, the Department of the Treasury, the Federal Reserve, and the FDIC jointly released a statement that depositors at SVB would have access to their funds, even those in excess of the standard FDIC insurance limits, under a systemic risk exception. As of March 10, 2023, we maintained cash in deposit accounts at SVB in excess of the standard FDIC insured amount and a substantial majority of our cash equivalents was invested, through a cash sweep arrangement with SVB, which are invested in a variety of short-term and high-credit bonds and other liquid investments. Although the FDIC ultimately announced that it would pay all deposits, including deposits that exceeded FDIC-insured amounts, we and other SVB customers initially were not able to access our accounts and faced significant uncertainty about whether and when we would be able to fully access amounts held through SVB, which would have had several follow-on consequences with respect to our ability to meet our near-term payment obligations. According to our cash sweep arrangements, we believe we should be recognized by the FDIC as the owner of such assets in the event of such financial institutions’ failure, such as the March 10, 2023 closure of SVB. On March 27, 2023, SVB was acquired by First Citizens Bank. While we have regained access to our funds at SVB, we opened new and additional accounts with, and transferred a portion of our cash, cash equivalents and investments to, other financial institutions. We also continue to make arrangements to expand and evaluate our banking relationships in an effort to diversify as we believe necessary or appropriate. Such arrangements may not adequately address systemic liquidity concerns, however, as uncertainty remains over liquidity concerns in the broader financial services industry, including, for example, in the case of First Republic Bank and Credit Suisse during spring 2023. Additionally, we could experience disruption with customer receivables and vendor payments as we transition to new accounts.
Despite our proactive measures and the measures taken by the United States federal government, there is uncertainty in the markets regarding the stability of banks and the safety of deposits in excess of the insured deposit limits. The ultimate outcome of these events, and whether further regulatory actions will be taken, cannot be predicted. If any parties with whom we conduct business are impacted by the closure or consolidation of any financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. In this regard, counterparties to SVB credit agreements and arrangements, and third parties such as beneficiaries of letters of credit (among others), may experience direct impacts from the closure of SVB and uncertainty remains over liquidity concerns in the broader financial services industry.
In addition, if any of our partners, customers, suppliers or other parties with whom we conduct business are unable to access their own funds or access liquidity pursuant to credit agreements, letters of credit or other such lending arrangements or financial instruments as a result of financial institution volatility, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected, which in turn, could have a material adverse effect on our business operations, financial condition and results of operations. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis.
Further, these events may make equity or debt financing more difficult to obtain, and additional equity or debt financing might not be available on reasonable terms, if at all; difficulties obtaining equity or debt financing could have a material adverse effect on our financial condition, as well as our ability to continue to grow our operations.
Repair or replacement costs due to guarantees we provide on our products could have a material adverse effect on our business, financial condition and results of operations.
We provide product guarantees to our customers, both as a result of contractual and legal provisions and for marketing purposes. We generally allow for the return of products from direct customers within 45 days after the original sale and record estimated sales returns as a reduction of sales in the same period revenue is recognized. We also generally allow customers to return defective or damaged products for a replacement or refund. The term of the warranty provided is typically two years for our latest device and one year for all other devices. Existing and future product guarantees place us at the risk of incurring future repair and/or replacement costs. As of September 30, 2023, we had provisions of approximately $3.4 million relating to warranties. Substantial amounts of product guarantee claims could have a material adverse effect on our business, financial condition and results of operations.
In addition, we reserve for the estimated cost of product warranties when revenue is recognized, and we evaluate our warranty reserves periodically by reviewing our warranty repair experience. While we engage in product quality programs and processes, including monitoring and evaluating the quality of our components sourced from our suppliers and instituting methods to remotely detect and correct defects or nonconformities, our warranty obligation is affected by actual product defect rates, parts and equipment costs and service labor costs incurred in correcting a product defect or nonconformity. Our warranty reserves may be inadequate due to undetected product defects or nonconformities, unanticipated component failures or changes in estimates for material, labor and other costs we may incur to replace projected product defects or nonconformities. As a result, if actual product defect or nonconformity rates, parts and equipment costs or service labor costs exceed our estimates, it could have a material adverse effect on our business, financial condition and results of operations.
Our failure to successfully anticipate sales returns may have a material adverse effect on our business, financial condition and results of operations.
Our reported net revenue and net losses are affected by changes in reserves to account for sales returns and product credits. The reserve for sales returns accounts for customer returns of our products after purchase. We record a reserve for sales returns estimated based on historical return trends together with current product sales performance in each reporting period. If actual returns are greater than those projected and reserved for by management, additional sales returns reserve may be recorded in the future and reported net revenue may be reduced accordingly. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement” for more information.
We do not currently have the ability to resell all products that are returned. Our refurbishment capabilities are focused on components and allow us to reuse certain key components from our returned devices. To the extent we are unable to successfully refurbish devices in the future, we will not be able to resell such devices. Further, the introduction of new products, changes in product mix, changes in consumer confidence or other competitive and general economic conditions may cause actual returns to differ from product return reserves. Any significant increase in product returns that exceeds our reserves could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to reduce our return rates or if our return rates continue to increase, our net revenue may decrease, and our business, financial condition and results of operations could be adversely affected.
Our customer sales returns rate was approximately 31% and 35% for the three and nine months ended September 30, 2023, respectively. Our return policy generally allows our customers to return hearing aids for any reason within the first 45 days of delivery for a full refund, subject to a handling fee in certain states. Additionally, following learning of the DOJ investigation and prior to shifting to our current practice of accepting insurance benefits as a method of direct payment in certain limited circumstances, we offered customers with potential insurance benefits the option to return their hearing aids or purchase their hearing aids without use of their insurance benefits if their claim is denied or ultimately not submitted by us to their insurance plan for payment (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement” for more information).
We report revenue net of expected returns, which is an estimate informed in part by historical return rates. As such, our return rate impacts our reported net revenue and profitability. Our net revenue and profitability were previously negatively impacted by the inability to recognize revenue related to shipments to customers with potential insurance benefits as a result of the DOJ investigation. Our net revenue and profitability will continue to be negatively impacted by our limited volume from customers in our insurance channels, as such customers generally have had a significantly lower rate of return as compared to cash-pay customers. As we have shifted to selling on a primarily “cash-pay” basis, including increasing our product offerings in physical retail settings and through online channels, we have experienced a significantly higher sales returns rate. If actual sales returns differ significantly from our estimates, an adjustment to revenue in the current or subsequent period is recorded. Furthermore, if we are unable to reduce our return rates or if they continue to increase, our net revenue may continue to decrease, and our business, financial condition and results of operations could be adversely affected. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors affecting our business—Sales returns rate.”
Accelerated consolidation and formation of purchasing groups increases the pricing pressure on hearing aids.
Many purchasing groups, such as hearing aid clinics, retailers and hospital systems, are consolidating to create new entities with greater market power. Such groups, such as Costco and the VA, have used and may continue to use their increased purchasing power to negotiate price reductions or other concessions across our industry. This pricing leverage has resulted, and will likely continue to result, in downward pressure on the average selling prices of hearing aid products generally, including our own products. The OTC Final Rule could further contribute to the pace of consolidation as well as the introduction of new entrants in the hearing aid market, which would further increase pricing pressure on hearing aid manufacturers. Please see the Risk Factors titled,

“As we expand our omni-channel product offerings to various third-party partners, including in such third parties’ physical retail outlets and begin to rely on third parties outside of our control, any failure of such third parties to comply with applicable laws and regulations could negatively impact our brand image and business and lead to negative publicity and potential liability. In addition, any shift of the marketing and sales of our products to third-party partners will increase our reliance on sales personnel who may be less familiar with our products or may also sell competitive products” and “We operate in a highly competitive industry, and competitive pressures, including those developing following the OTC Final Rule, could have a material adverse effect on our business.” These factors could have a material adverse effect on our business, financial condition and results of operations.
Alternative technologies or therapies that improve or cure hearing loss could adversely affect our business, financial condition and results of operations.
If medical research were to lead to the discovery of alternative therapies or technologies that improve or cure the various forms of hearing loss as an alternative to the hearing aid, such as by surgical techniques, the use of pharmaceuticals or breakthrough bio-technological innovations or therapies, our profitability could suffer through a reduction in sales. The discovery of a cure for the various forms of hearing loss and the development of other alternatives to hearing aids could result in decreased demand for our products and, accordingly, could have a material adverse effect on our business, financial condition and results of operations.
Adapting our production capacities to evolving patterns of demand is expensive, time-consuming and subject to significant uncertainties. We may not be able to adequately predict consumer trends and may be unable to adjust our production in a timely manner. Additionally, as we expand our product offering to physical retail settings and other third-party partnerships, we may not be able to accurately estimate the inventory needs of such channels.
We market our products directly to consumers in the United States, where we face the risk of significant changes in the demand for our products. If demand decreases, we will need to implement capacity and cost reduction measures involving restructuring costs. If demand increases, we will be required to make capital expenditures related to increased production and expenditures to hire and train production and sales and product support personnel. Adapting to changes in demand inherently lags behind the actual changes because it takes time to identify the change the market is undergoing and to implement any measures taken as a result. Finally, capacity adjustments are inherently risky because there is imperfect information, and market trends may rapidly intensify, ebb or even reverse. We have in the past not always been, and may in the future not be, able to accurately or timely predict trends in demand and consumer behavior or to take appropriate measures to mitigate risks and exploit opportunities resulting from such trends. Any inability in the future to identify or to adequately and effectively react to changes in demand could have a material adverse effect on our business, financial condition and results of operations.
Additionally, following the effective date of the OTC Final Rule of October 17, 2022, customers can now purchase or order Eargo hearing aids in retail settings, and we have also partnered with certain resellers or other distributors, including benefits managers, to offer Eargo hearing aids for sale through their online storefronts or portals. Our expansion into physical retail settings and other third-party partnerships represent new channels for the Company in which we currently have limited expertise. We may not be able to accurately estimate the return rate or inventory needs of such channels, which could result in supply disruptions if growth in demand in such channels exceeds our ability to supply product. Currently, we have no or limited historical basis for us to make judgments on the inventory demand of any such retail or other third-party partner. If we underestimate such return rate or inventory requirements, our retail and other third-party partners may have inadequate inventory for sale to their customers. In addition, delays in the delivery of our products to our retail and other third-party partners or a failure to provide our product to our retail and other third-party partners in sufficient quantities in a timely manner could harm our relationships with such partners and impact our business and operating results. Moreover, we sell our products to our retail and other third-party partners at prices that are lower than what we would otherwise charge in our direct-to-consumer channel, reducing our associated revenues and gross margins.
We are dependent on international manufacturers and suppliers, as well as certain international contractors we engage from time to time with respect to select research and development activities, which exposes us to foreign operational and political risks that may harm our business.
We rely on a limited number of manufacturers: one located in Thailand, Hana Microelectronics, and our primary manufacturer, Pegatron Corporation, headquartered in Taiwan and with manufacturing facilities throughout Asia.

Pegatron manufactures the Eargo 5, Eargo 6, and Eargo 7 hearing aid systems out of its facilities in Suzhou, China. In addition, we rely on some third-party suppliers in Europe, Southeast Asia, Japan, China and the United States, who supply, among other things, certain of the technology and raw materials used in the manufacturing of our products. We also engage certain international consultants, contractors and other specialists in connection with our research and development activities.
Our reliance on international operations exposes us to risks and uncertainties, including:
•	controlling quality of supplies and finished product;
•	trade protection measures, tariffs and other duties, especially in light of trade disputes between the United States and several foreign countries, including China and countries in Europe;
•
political, social and economic instability (for example, Russia’s invasion of Ukraine in February 2022 and the resultant sanctions and export controls introduced against Russia and recent escalations in geopolitical tension between the People’s Republic of China and Taiwan have created such instability and have and may continue to disrupt business activity both in the immediately affected region and around the world, the full effects of which remain unknown);

•	the outbreak of contagious diseases, such as COVID-19;
•	laws and business practices that favor local companies;
•	interruptions and limitations in telecommunication services;
•	product or material delays or disruption, including logistics challenges such as delays or disruptions in shipping;
•	import and export license requirements and restrictions;
•	difficulties in the protection of intellectual property;
•	inflation and/or deflation;
•	the threat of nationalization and expropriation;
•	exchange controls, currency restrictions and fluctuations in currency values; and
•	potential adverse tax consequences.
If any of these risks were to materialize, it could have a material adverse effect on our business, financial condition and results of operations.
We or the third parties upon whom we depend may be adversely affected by disasters, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster. Any interruption in the operations of our or our suppliers’ manufacturing or other facilities may have a material adverse effect on our business, financial condition and results of operations.
Our corporate headquarters are located in the San Francisco Bay Area, which has experienced severe earthquakes and wildfires as well as flooding and power outages. We do not carry earthquake insurance. Our manufacturers and many of our suppliers are located in Asia, which regions have experienced natural disasters such as earthquakes, landslides, flooding, tropical storms and tsunamis, and tornadoes. Our customer support operations as well as our third-party provider’s distribution facilities are based in regions of the Southern United States that have experienced flooding and tornadoes. Severe weather (including any potential effects of climate change), natural disasters and other calamities, such as pandemics (including COVID-19), earthquakes, tsunamis and hurricanes, fires and explosions, accidents, mechanical failures, unscheduled downtimes, civil unrest, strikes, transportation interruptions, unpermitted discharges or releases of toxic or hazardous substances, other environmental risks, sabotage, geopolitical unrest, political instability, terrorism or acts of war, could severely disrupt our operations, or our third-party manufacturers’ and suppliers’ operations, and have a material adverse effect on our business, financial condition and results of operations.
If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters or other facilities, or those of our third-party manufacturers or suppliers, that damaged critical infrastructure, such as our enterprise financial systems or manufacturing resource planning and enterprise quality systems, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. A mechanical failure or disruption affecting any major operating line may result in a disruption to our ability to supply customers, and standby capacity may not be available. The disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. The potential impact of any disruption would depend on the nature and extent of the damage caused by a disaster. Alternative production capacity may not be available in the future in the event of a major disruption or, if it is available, may not be obtained on favorable terms. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which, particularly when taken together with our lack of earthquake insurance, could have a material adverse effect on our business, financial condition and results of operations.
Furthermore, integral parties in our supply chain are similarly vulnerable to natural disasters or other sudden, unforeseen and severe adverse events. If such an event were to affect our supply chain, it could have a material adverse effect on our business, financial condition and results of operations.
We depend on sales of our hearing aids for our revenue. Demand for our hearing aids may not increase due to a variety of factors.
We expect that revenue from sales of our hearing aids will continue to account for our revenue for the foreseeable future. Continued and widespread market acceptance of hearing aids by consumers is critical to our future success. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of employment, salaries and wage rates, interest rates, inflation rates, consumer confidence and consumer perception of economic conditions, which have been adversely affected by the COVID-19 pandemic and may continue to be materially adversely affected by the COVID-19 pandemic. Hearing aids are often paid for directly by the consumer and, as a result, demand can vary significantly depending on economic conditions. The uncertainty regarding the extent to which we are able to validate and establish additional processes to support the submission of claims for reimbursement to health plans, including those under the FEHB program, the implementation of the new OTC hearing aid regulatory framework (which may lead insurance providers to take actions limiting our ability to access insurance coverage) and potential Medicare coverage for certain hearing aids (which may not include Eargo hearing aids) will require that we evaluate and consider any changes to our business model as new information becomes available, including a potential long-term shift to a primarily “cash-pay” model, with limited volume from customers in our insurance channels, which would likely result in a sustained increased cost of customer acquisition and a reduction in shipments, revenue, gross margin, and higher operating expenses, which could have a material negative impact on our profitability and growth prospects. Without the benefit of customers with insurance coverage, the future growth prospects and profitability of the Company are uncertain, unless we can identify new sources of profitable growth.
Further, a general slowdown in the U.S. economy and international economies into which we may expand or an uncertain economic outlook could adversely affect consumer spending habits, which may result in, among other things, a reduction in consumer spending on elective or higher value products, a preference for lower cost products, or a reduction in demand for hearing aids generally, each of which would have an adverse effect on our sales and operating results. Ongoing challenges in global financial markets, as well as various social and political circumstances in the United States and around the world, have contributed and may continue to contribute to increased market volatility and economic uncertainties, including inflationary pressures, supply chain challenges and international sanctions, some or all of which have resulted in an economic downturn and/or recession either globally or locally in the United States. These and other factors may continue to influence our customers’ behavior, disposable income, spending patterns and demand for our products. If there is a reduction in consumer demand for hearing aids generally, if consumers choose to use a competitive product rather than our hearing aids or if the average selling price of our hearing aids declines as a result of economic conditions, including employment levels and inflationary pressures, competitive pressures or any other reason, these factors could have a material adverse effect on our business, financial condition and results of operations. If we are not successful in adapting our production and cost structure to the market environment, we may experience further adverse effects that may be material to our business, financial condition and results of operations. See also the Risk Factor titled, “We may be unsuccessful in validating and establishing processes to support the submission of claims for reimbursement from third-party payors, including those participating in the FEHB program, or in otherwise establishing relationships with health plans, benefits managers, or managed care providers.”

We rely substantially on our own employees, including our direct sales force, to market and sell our products, and if we are unable to maintain or expand our sales force or other employee base, it could harm our business. Additionally, our reliance on our employees to market and sell our products may result in higher fixed costs than our competitors and may slow our ability to reduce costs in the face of a sudden decline in demand for our products.
As part of our consumer-first model, we rely substantially on our own employees, including our own direct sales force, to market and sell our products and to provide ongoing customer support via our dedicated customer support team. We do not have long-term employment contracts with the majority of our employees, including the members of our direct sales force. Our operating results are directly dependent upon the sales and marketing efforts of our employees, including our sales and customer support team. If our employees fail to adequately promote, market and sell our products, including by providing support and training for our partners, our sales could be negatively impacted. Our future success will depend largely on our ability to continue to attract, hire, train, retain and motivate skilled employees with significant technical knowledge in various areas. New hires require training and take time to achieve full productivity. In addition, in June 2023 we announced the 2023 plan, which we expect will impact approximately 32–42% of our workforce, to further reduce our employee workforce in a renewed effort to reduce operating expenses and preserve capital. The employee workforce reductions to our sales and marketing team as a result of the 2023 plan, including impacts to our retail field sales team as discussed below, may negatively impact our ability to market our products as well as our ability to attract, hire, train, retain and motivate skilled employees in the future. Please see the Risk Factor titled, “We may experience difficulties in managing our business, and a deterioration in our relationships with our employees could have an adverse impact on our business.”
Additionally, most of our competitors rely predominantly on third-party distributors. As we expand our product offerings in our omni-channel strategy to various third-party distributors, including in such third parties’ physical retail locations, we expect we will increasingly rely on such third parties’ sales forces. Following the impact of the 2023 plan on substantially all of our retail field sales team , we anticipate a shift in certain retail expenses and reliance to the sales forces of our third-party partners. However, we also anticipate that we will continue to utilize our own employees to provide support and training for our partners and that we will continue to rely substantially on them for the direct marketing and sales of our products for the foreseeable future. Please also see the Risk Factor titled, “As we expand our omni-channel product offerings to various third-party partners, including in such third parties’ physical retail outlets, and begin to rely on third parties outside of our control, any failure of such third parties to comply with applicable laws and regulations could negatively impact our brand image and business and lead to negative publicity and potential liability. In addition, any shift of the marketing and sales of our products to third-party partners will increase our reliance on sales personnel who may be less familiar with our products or may also sell competitive products.” Our reliance on our own employees for sales, marketing, and dedicated customer support may subject us to higher fixed costs than those of our competitors that market their products primarily through independent third parties, due to the costs that we will bear associated with salaries, employee benefits, training and managing sales and customer support personnel. As a result, we could be at a competitive disadvantage. Additionally, these fixed costs may slow our ability to reduce costs in the face of a sudden decline in demand for our products, which could have a material adverse effect on our business, financial condition and results of operations.
We are subject to “conflict minerals” reporting obligations.
We are required to diligence the origin of minerals used in the manufacture of our products that have been designated “conflict minerals” under the Dodd-Frank Wall Street Reform and Consumer Protection Act and to disclose and report whether or not such minerals originated in the Democratic Republic of the Congo or adjoining countries. These requirements could adversely affect the sourcing, availability and pricing of minerals used in the manufacture of our products. In addition, we have incurred additional costs to comply with the disclosure requirements, including costs related to determining the source of the relevant minerals and metals used in our products.
Any future international expansion will subject us to additional costs and risks that may have a material adverse effect on our business, financial condition and results of operations.
Historically, all of our sales have been to customers in the United States. To the extent we enter into international markets in the future, there are significant costs and risks inherent in conducting business in international markets. If we expand, or attempt to expand, into foreign markets, we will be subject to new business risks, in addition to regulatory risks. In addition, expansion into foreign markets imposes additional burdens on our executive and administrative personnel, finance and legal teams, research and marketing teams and general managerial resources.
We have limited experience with regulatory environments and market practices internationally, and we may not be able to penetrate or successfully operate in new markets. We may also encounter difficulty expanding into international markets because of limited brand recognition in certain parts of the world, leading to delayed acceptance of our products by consumers in these international markets. If we are unable to expand internationally and manage the complexity of international operations successfully, it could have a material adverse effect on our business, financial condition and results of operations. If our efforts to introduce our products into foreign markets are not successful, we may have expended significant resources without realizing the expected benefit. Ultimately, the investment required for expansion into foreign markets could exceed the results of operations generated from this expansion.
We rely on our relationship with a professional employer organization for our human relations function and as a co-employer of our personnel, and if that party failed to perform its responsibilities under that relationship, our relations with our employees could be damaged and we could incur liabilities that could have a material adverse effect on our business.
All of our U.S. personnel, including our executive officers, are co-employees of Eargo and a professional employer organization, Insperity. Under the terms of our arrangement, Insperity is the formal employer of all of our U.S. personnel and is responsible for administering all payroll, including tax withholding, and providing health insurance and other benefits for these individuals, and our employees are governed by the work policies created by Insperity. We reimburse Insperity for these costs and pay Insperity an administrative fee for its services. If Insperity fails to comply with applicable laws or its obligations under this arrangement or creates work policies that are viewed unfavorably by employees, our relationship with our employees could be damaged. We could, under certain circumstances, be held liable for a failure by Insperity to appropriately pay, or withhold and remit required taxes from payments to, our employees. In such a case, our potential liability could be significant and could have a material adverse effect on our business.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
We do not expect to become profitable in the near future, may never achieve profitability, and have incurred substantial net operating losses (“NOLs”) during our history. Unused NOLs will carry forward to offset a portion of future taxable income, if any, until such unused NOLs expire, if ever. Federal NOLs generated after December 31, 2017 are not subject to expiration, but the yearly utilization of such federal NOLs is limited to 80 percent of taxable income for taxable years beginning after December 31, 2020. In addition, in general, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” (within the meaning of Section 382 of the Code) is subject to limitations on its ability to utilize its pre-change NOLs or tax credits to offset future taxable income or taxes. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock increases by more than 50 percentage points over the lowest percentage of the corporation’s stock owned by such stockholders within a specified testing period.
We have experienced an ownership change within the meaning of Section 382 of the Code in the past, for which an estimate has been accounted for in our deferred tax disclosure. We may experience additional ownership changes in the future as a result of shifts in our stock ownership (some of which shifts may be outside our control). While we do not expect any limitation would impact our ability to use our tax attributes before they expire, we may be unable to use a material portion of our NOLs and other tax attributes even if we attain profitability.

Risks relating to intellectual property and legal and regulatory matters
If we fail to comply with U.S. or foreign federal and state healthcare regulatory laws, we could be subject to penalties, including, but not limited to, administrative, civil and criminal penalties, damages, fines, disgorgement, exclusion from participation in governmental healthcare programs and the curtailment of our operations, any of which could adversely impact our reputation and business operations.
We operate in a complex regulatory environment with an extensive and evolving set of federal, state and local governmental laws, regulations, and other requirements. These laws, regulations and other requirements are promulgated and overseen by a number of different legislative, regulatory, administrative and quasi-regulatory bodies, each of which may have varying interpretations, judgments or related guidance. For example, broadly applicable fraud and abuse and other healthcare laws and regulations apply to our operations and business practices. These laws may constrain the business or financial arrangements and relationships through which we conduct our operations, including our sales and marketing practices, consumer incentive and other promotional programs and other business practices.
Such laws include, without limitation:
•
the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or providing any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under U.S. federal and state healthcare programs such as Medicare, state Medicaid programs and TRICARE. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•
the U.S. federal false claims laws, including the civil False Claims Act, which can be enforced through whistleblower actions, and the civil monetary penalties law, which, among other things, impose criminal and civil penalties against individuals or entities for knowingly presenting, or causing to be presented, to the U.S. federal government, claims for payment or approval that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the U.S. federal government. In addition, the government may assert that a claim including items and services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•
Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services. Similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge;

•
state law equivalents of each of the above federal laws, including state anti-kickback, self-referral and false claims laws that apply more broadly to healthcare items or services paid by all payors, including self-pay patients and private insurers, that govern our interactions with consumers or restrict payments that may be made to healthcare providers;

•
the Federal Trade Commission Act and federal and state consumer protection, advertisement and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

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the U.S. Physician Payments Sunshine Act and its implementing regulations, which require certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the government information related to certain payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other healthcare providers (physician assistants, nurse practitioners, clinical nurse specialists, anesthesiologist assistants, certified registered nurse anesthetists and certified nurse midwives) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members;
•
the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and similar regulations in other countries, which prohibit, among other things, companies and their employees and agents from authorizing, promising, offering or providing, directly or indirectly, corrupt or improper payments or anything else of value to foreign government officials, employees of public international organizations and foreign government owned or affiliated entities, candidates for foreign political office and foreign political parties or officials thereof and require companies to keep books and records that accurately and fairly reflect the transactions of the company and to maintain an adequate system of internal accounting controls;

•
foreign or U.S. analogous state laws and regulations, which may apply to our business practices, including but not limited to, state laws that require manufacturers to comply with the voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government; state laws and regulations that require manufacturers to file reports relating to pricing and marketing information or that require tracking gifts and other remuneration and items of value provided to healthcare professionals and entities; and

•
similar healthcare laws and regulations in the EU and other jurisdictions in which we may conduct activities in the future, including reporting requirements detailing interactions with and payments to healthcare providers.

Foreign laws and regulations in this regard may vary greatly from country to country. For example, the advertising and promotion of our products in the European Economic Area (the “EEA”) would be subject to EEA Directives concerning misleading and comparative advertising and unfair commercial practices, as well as other EEA Member State legislation governing the advertising and promotion of medical devices. These laws may limit or restrict the advertising and promotion of our products to the general public and may impose limitations on our promotional activities with healthcare professionals. We are also subject to healthcare fraud and abuse regulation and enforcement by the countries in which we conduct our business. These healthcare laws and regulations vary significantly from country to country.
Ensuring that our internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. We utilize considerable resources on an ongoing basis to monitor, assess and respond to applicable legislative, regulatory, and administrative requirements, but there is no guarantee that we will be successful in our efforts to adhere to all of these requirements. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply to us, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, exclusion from government-funded healthcare programs, such as state Medicaid programs, TRICARE or similar programs in other countries or jurisdictions, disgorgement, imprisonment, contractual damages, reputational harm, diminished profits and the curtailment or restructuring of our operations. Further, defending against any such actions can be costly and time-consuming and may require significant personnel resources. Even if we are successful in defending against any such actions that may be brought against us, our business may be impaired.
Our hearing aids are subject to extensive government regulation at the federal and state level, and our failure to comply with applicable requirements could harm our business.
Our hearing aids are medical devices that are subject to extensive regulation in the United States, including by the FDA and state agencies. The FDA regulates, among other things, the design, development, research, manufacture, testing, labelling, marketing, promotion, advertising, sale, import and export of hearing aid devices, such as those we market. Applicable medical device regulations are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry out or expand our operations.
The FDA classifies medical devices into one of three classes (Class I, II, or III) based on the degree of risk associated with a device and the level of regulatory control deemed necessary to ensure its safety and effectiveness. Class I devices are those for which safety and effectiveness can be assured by adherence to the FDA’s general controls for medical devices, which include compliance with the FDA’s current good manufacturing practices (“cGMPs”) for devices, as reflected in the Quality System Regulation (“QSR”), establishment registration and device listing, reporting of adverse events, and truthful, non-misleading labelling, advertising, and promotional materials. Some Class I and Class II devices also require premarket clearance by the FDA through the premarket notification process set forth in Section 510(k) of the Federal Food, Drug and Cosmetic Act (“FDCA”).
We have in the past marketed certain Eargo system devices as Class I air-conduction or Class II wireless air-conduction hearing aids under existing regulations at 21 CFR 874.330 and 874.3305, respectively, both of which are exempt from 510(k) premarket review. In June 2022, we submitted a 510(k) premarket notification seeking FDA clearance of expanded labelling for our Eargo 5 and 6 hearing aids as “self-fitting” devices. On December 22, 2022, we received FDA 510(k) clearance for Eargo 5 and 6 as Class II self-fitting air-conduction hearing aids. In January 2023, we launched the Eargo 7 as our third over-the-counter, 510(k) cleared self-fitting air-conduction hearing aid. In connection with the OTC Final Rule, as of April 14, 2023, the compliance date for marketed devices, we market our devices as OTC hearing aids. In addition, we may seek to market certain devices as prescription hearing aids, which would require compliance with separate physical and electronic labeling requirements under the OTC Final Rule.
In the 510(k) clearance process, before a device may be marketed, the FDA must determine that the proposed device is “substantially equivalent” to a legally-marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976 (a “pre-amendments” device), a device that was originally on the U.S. market pursuant to an approved PMA application and later down-classified, or a legally marketed 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics that do not raise different questions of safety or effectiveness than the predicate device. Clinical data are sometimes required to support substantial equivalence. In the PMA process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, pre-clinical, clinical trial, manufacturing and labelling data. The PMA process is typically required for Class III devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices.
Modifications to products that are approved through a PMA application generally require FDA approval. Similarly, certain modifications made to products cleared through a 510(k) may require a new 510(k) clearance. Both the PMA approval and the 510(k) clearance process can be expensive, lengthy and uncertain. The FDA’s 510(k) clearance process usually takes from 3 to 12 months, but can last longer. The process of obtaining a PMA is much more costly and uncertain and generally takes from one to three years, or even longer, from the time the application is filed with the FDA. In addition, a PMA generally requires the performance of one or more clinical trials. Despite the time, effort and cost, we cannot assure you that any particular device will be approved or cleared by the FDA.
Any delay or failure to obtain necessary regulatory clearances or approvals if required in the future could harm our business.
The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:
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inability to demonstrate to the FDA’s satisfaction that the product or modification is substantially equivalent to the proposed predicate device or safe and effective for its intended use, as applicable;

•	the data from pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required; and
•	the manufacturing process or facilities do not meet applicable requirements.
In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions, which may prevent or delay our ability to introduce new products or modify our current products on a timely basis. For example, in November 2018, FDA officials announced forthcoming steps that the agency intends to take to modernize the 510(k) premarket notification pathway, and in September 2019, the FDA finalized guidance to describe an optional “safety and performance based” premarket review pathway for manufacturers of certain “well-understood device types,” which would allow manufacturers to demonstrate substantial equivalence by meeting objective safety and performance criteria established by the FDA, obviating the need for manufacturers to compare the safety and performance of their medical devices to specific predicate devices in the clearance process. As another example, in the OTC Final Rule, the FDA states that it is separately proposing to harmonize the QSR with an international consensus standard. If we are required to seek additional premarket review of our devices in the future or if the FDA proposes modifications to quality system requirements, these proposals and reforms could impose additional regulatory requirements on us and increase the costs of compliance.
We operate in a regulated industry and changes in the regulations or the implementation of existing regulations could affect our operations and prospects for future growth globally.
Our products and our business activities are subject to rigorous regulation in any jurisdiction in which we operate, now or in the future. In particular, these laws generally govern: (i) coverage and reimbursement by the national health services or by private health insurance services for the purchase of hearing aids; (ii) the supply of hearing aids to the public and, more specifically, the training and qualifications required to practice the profession of hearing aid fitting specialist; and (iii) the development, testing, manufacturing, labelling, premarket clearance or approval and marketing, advertising, promotion, export and import of our hearing aids. Accordingly, our business may be affected by changes in any such laws and regulations and, in particular, by changes to the conditions for coverage, the way in which reimbursement is calculated, the ability to obtain national health insurance coverage or the role of the ear, nose and throat specialists.
While the FDA is the primary regulatory body affecting our business, which is currently based in the United States, there are numerous other regulatory schemes at the international, national and sub-national levels to which we are subject and, to the extent we expand internationally, we could become subject to international agencies and regulatory bodies such as the various agencies that enforce the European Union (“EU”) Medical Device Directive, the Japanese Ministry of Health, Labor and Welfare, and sub-national regulatory schemes in such jurisdictions. These regulations can be burdensome and subject to change on short notice, exposing us to the risk of increased costs and business disruption, and regulatory premarket clearance or approval requirements may affect or delay our ability to market our new products. We cannot guarantee that we will be able to obtain marketing clearance or approval for our new products, or enhancements or modifications to existing products. If we do, such clearance or approval may take a significant amount of time and require the expenditure of substantial resources. Further, such clearance or approval may involve stringent testing procedures, modifications, repairs or replacements of our products and could result in limitations on the proposed uses of our products. Regulatory authorities and legislators have been recently increasing their scrutiny of the healthcare industry, and there are ongoing regulatory efforts to reduce healthcare costs that may intensify in the future. Our business is also sensitive to any changes in tort and product liability laws.
Regulations pertaining to our products have become increasingly stringent and more common, particularly in developing countries whose regulations approach standards previously attained only by some Organisation for Economic Co-operation and Development countries, and we may become subject to more rigorous regulation by governmental authorities in the future. Conversely, however, the regulation of hearing aids as medical devices provides a barrier to entry for new competitors. If the markets in which we operate become less regulated, those barriers to entry may be eliminated or reduced, which could have a material adverse effect on our business, financial condition and results of operations.
Both before and after a product is commercially released, we have ongoing responsibilities under various laws and regulations. If a regulatory authority were to conclude that we are not in compliance with applicable laws or regulations, or that any of our hearing aids are ineffective or pose an unreasonable risk for the end-user, the authority may ban such hearing aids, detain or seize adulterated or misbranded hearing aids, order a recall, repair, replacement or refund of such instruments, and require us to notify health professionals and others that the devices present unreasonable risks of substantial harm to the public health. A regulatory authority may also impose operating restrictions, enjoin and restrain certain violations of applicable law pertaining to medical devices, and assess civil or criminal penalties against our officers, employees or us. The regulatory authority may also recommend prosecution by law enforcement agencies. Any governmental law or regulation, existing or imposed in the future, or enforcement action taken may have a material adverse effect on our business, financial condition and results of operations. Please also see the Risk Factor titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.”
Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise delay or prevent necessary regulatory clearances or approvals, which could negatively impact our business.
The ability of the FDA to review and clear or approve new products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory and policy changes, the FDA’s ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA and other agencies may also slow the time necessary for new medical devices or modifications to be cleared or approved by government agencies, which would adversely affect our business. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities and during the COVID-19 pandemic, inspections of domestic and foreign manufacturing facilities were postponed at various points.
If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.
Legislative or regulatory healthcare reforms may make it more difficult and costly to produce, market and distribute our products or to do so profitably.
Recent political, economic and regulatory influences are subjecting the healthcare industry to fundamental changes. Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation and regulations designed to contain or reduce the cost of healthcare, improve quality of care and expand access to healthcare, among other purposes. For example, the implementation of the Affordable Care Act has changed healthcare financing and delivery by both governmental and private insurers substantially and has affected medical device manufacturers significantly. Other legislative changes have also been proposed and adopted since the Affordable Care Act was enacted, which included, among other things, reductions to Medicare payments to providers through the Budget Control Act of 2011 and the American Taxpayer Relief Act of 2012. In addition, the Medicare Access and CHIP Reauthorization Act of 2015 (“MACRA”), enacted on April 16, 2015, repealed the formula by which Medicare made annual payment adjustments to physicians and replaced the former formula with fixed annual updates and a new system of incentive payments which began in 2019 that are based on various performance measures and physicians’ participation in alternative payment models such as accountable care organizations. Future legislation and regulatory changes, including, for example, the new OTC regulatory framework, may result in, directly or indirectly, decreased coverage and reimbursement for medical devices, which may further exacerbate industry-wide pressure to reduce the prices charged and impact market demand for medical devices. This could harm our ability to market and generate sales from our products.
Our hearing aids may cause or contribute to adverse medical events that we are required to report to the FDA, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, financial condition and results of operations. The discovery of serious safety issues with our products, or a recall of our products either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on us.
We are subject to the FDA’s medical device reporting regulations and similar foreign regulations, which require us to report to the FDA when we receive or become aware of information that reasonably suggests that one or more of our hearing aids may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, it could cause or contribute to a death or serious injury. The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the initial use of the hearing aid device. If we fail to comply with our reporting obligations, the FDA could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, seizure of our products or, if premarket review is required in the future, delay in clearance of future products.
The FDA and foreign regulatory bodies have the authority to require the recall of commercialized medical device products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. The FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labelling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. We cannot assure you that product defects or other errors will not occur in the future. Recalls involving our hearing aids could have a material adverse effect on our business, financial condition and results of operations.
Medical device manufacturers are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary withdrawals or corrections for our hearing aid devices in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, it could require us to report those actions as recalls and we may be subject to enforcement action. A future recall announcement could harm our reputation with customers, potentially lead to product liability claims against us and negatively affect our sales.
We must manufacture our products in accordance with federal and state regulations, and we could be forced to recall our products or terminate production if we fail to comply with these regulations.
The methods used in, and the facilities used for, the manufacture of our hearing aid devices must comply with the FDA’s QSR, which is a complex regulatory scheme that covers the procedures and documentation of the design, testing, production, process controls, quality assurance, labelling, packaging, handling, storage, distribution, servicing and shipping of medical devices. Furthermore, we are required to verify that our suppliers maintain facilities, procedures and operations that comply with our quality and applicable regulatory requirements. The FDA enforces the QSR through periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of subcontractors, and such inspections can result in warning letters, untitled letters and other regulatory communications and adverse publicity. Our hearing aid devices are also subject to similar state regulations and various laws and regulations of foreign countries governing manufacturing.
Any failure by us or our subcontractors to comply with applicable regulations could cause delays in the manufacture and delivery of our products. Manufacturing of our products may also result in defects or nonconformities that require rework prior to distribution to ensure QSR compliance, which could increase our anticipated manufacturing and compliance costs. For example, we expect to incur rework costs of approximately $1.0-1.5 million, primarily in 2023, to be expensed in the quarters in which incurred, to address loss of charging capacity in certain of our hearing aids in inventory as a result of prolonged shelf life. During the nine months ended September 30, 2023, we incurred approximately $0.8 million in rework costs. In addition, failure to comply with applicable FDA requirements or later discovery of previously unknown problems with our products or manufacturing processes could result in, among other things:
•	fines, injunctions or civil penalties;
•	suspension or withdrawal of future clearances or approvals;
•	refusal to clear or approve pending applications;
•	seizures or recalls of our products;
•	total or partial suspension of production or distribution;

•	administrative or judicially imposed sanctions;
•	refusal to permit the import or export of our products; and
•	criminal prosecution.
Any of these actions could significantly and negatively impact supply of our products. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers and suffer reduced revenue and increased costs.
We are subject to numerous state and local hearing aid and licensure laws and regulations as well as state laws regulating the corporate practice of audiology or fee splitting, and non-compliance with these laws and regulations may expose us to significant costs or liabilities and negatively impact our business, financial condition and ability to operate in those states.
We are subject to numerous state and local hearing aid laws and regulations relating to, among other matters, licensure and registration of audiologists and other individuals we employ or contract with to provide services and dispense hearing aids. Many states also have laws that regulate the corporate practice of audiology, including exercising control, interfering with or influencing an audiologist or other hearing care specialist’s professional judgment and entering into certain financial arrangements, such as splitting professional fees with audiologists. Other state and local laws and regulations require us to maintain warranty and return policies for consumers allowing for the return of product and restrict advertising and marketing practices. These state and local laws and regulations are complex, change frequently and have tended to become more stringent over time; additionally, these laws and their interpretations vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion.
The FDCA preempts state laws relating to the safety and efficacy of medical devices and state laws that are different from or in addition to federal requirements. In addition, under FDARA, the OTC Final Rule preempts any state or local requirement specifically related to hearing products that would restrict or interfere with commercial activity involving OTC hearing aids. However, the FDA made clear in its rulemaking that although a state or local government may not require the order, involvement, or intervention of a licensed person for consumers to access OTC hearing aids, any person representing as a defined professional or establishment remains subject to applicable state and local requirements, even if the person undertakes commercial or professional activities only in relation to OTC hearing aids. Our ability to operate profitably will depend, in part, on our ability to obtain and maintain any necessary licenses and other approvals and operate in compliance with applicable state laws and regulations. A determination that we are in violation of applicable laws and regulations in any jurisdiction in which we operate could have a material adverse effect on us, particularly if we are unable to restructure our operations and arrangements to comply with the requirements of that jurisdiction, if we are required to restructure our operations and arrangements, including those with our audiologists and other licensed professionals, at a significant cost, or if we are subject to penalties or other adverse action.
Applicable federal laws and regulations continue to evolve. In addition to the changes under the OTC Final Rule, President Biden issued an Executive Order on July 9, 2021 that instructed the FTC to review overly restrictive occupational licensing requirements that may impede the ability for licensed individuals to move between states. We cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits. See the Risk Factor titled, “Changes in the regulatory landscape for hearing aid devices could materially impact our direct-to-consumer and omni-channel business models and lead to increased regulatory requirements, and we may be required to seek additional clearance or approval for our products.”
We may face risks related to any future international sales, including the need to obtain necessary foreign regulatory clearance or approvals.
Sales of our products outside the United States will subject us to foreign regulatory requirements that vary widely from country to country. The time required to obtain clearances or approvals required by other countries may be longer than that required for FDA clearance or approval, and requirements for such approvals may differ from FDA requirements. We may be unable to obtain regulatory approvals and may also incur significant costs in attempting to obtain foreign regulatory approvals. If we experience delays in receipt of approvals to market our products in new jurisdictions, or if we fail to receive these approvals, we may be unable to market our products in international markets in a timely manner, if at all, which could materially impact our international expansion and adversely affect our business as a whole. Some international regulations may also limit the availability of our hearing aids to customers in certain jurisdictions without our first obtaining a license or engaging a third party to provide such financing, or limit the financing options we can offer our customers. If any of these risks were to materialize, they could limit our expected international expansion opportunities, which could have a material adverse effect on our business, financial condition and results of operations.
Regulations in certain foreign countries may challenge our direct-to-consumer sales model.
Our business may also be affected by actions of domestic and foreign governments to restrict the activities of direct-to-consumer companies for various reasons, including a limitation on the ability of direct-to-consumer companies to operate without the involvement of a traditional retail channel. To the extent that we begin to offer our products in international markets, foreign governments may also introduce other forms of protectionist legislation, such as limitations or requirements on where the products can or must be produced or requirements that non-domestic companies doing or seeking to do business place a certain percentage of ownership of legal entities in the hands of local nationals to protect the commercial interests of its citizens. Customs laws, tariffs, import duties, export and import quotas and restrictions on repatriation of foreign earnings and/or other methods of accessing cash generated internationally, may negatively affect our local or corporate operations. Additionally, the U.S. government may impose restrictions on our ability to engage in business in other countries in connection with the foreign policy of the United States. Any such restrictions on our direct-to-consumer sales model in international jurisdictions could limit our ability to grow internationally, which could have a material adverse effect on our business, financial condition and results of operations.
Our success depends in part on our proprietary technology, and if we are unable to obtain, maintain or successfully enforce our intellectual property rights, the commercial value of our products and services will be adversely affected and our competitive position may be harmed.
Our success and ability to compete depend in part on our ability to maintain and enforce existing intellectual property and to obtain, maintain and enforce further intellectual property protection for our products and services, both in the United States and in other countries. We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party confidentiality and assignment agreements. Our inability to do so could harm our competitive position. As of September 30, 2023, we had 27 issued U.S. patents, 27 issued patents outside the United States, 7 pending U.S. patent applications and 11 pending foreign patent applications.
We rely on our portfolio of issued and pending patent applications in the United States and other countries to protect our intellectual property and our competitive position. However, the patent positions of medical device companies, including our patent position, may involve complex legal and factual questions, and, therefore, the scope, validity and enforceability of any patent claims that we may obtain cannot be predicted with certainty. Accordingly, we cannot provide any assurances that any of our issued patents have, or that any of our currently pending or future patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products and services. Our pending and future patent applications may not result in the issuance of patents or, if issued, may not issue in a form that will be advantageous to us. While we generally apply for patents in those countries where we intend to make, have made, use or sell patented products, we may not accurately predict all of the countries where patent protection will ultimately be desirable. If we fail to timely file for a patent, we may be precluded from doing so at a later date. Additionally, any patents issued to us may be challenged, narrowed, invalidated, held unenforceable or circumvented, or may not be sufficiently broad to prevent third parties from producing competing products similar in design to our products.
Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection, which in turn could diminish the commercial value of our products and services. In addition, any protection afforded by foreign patents may be more limited than that provided under U.S. patent and intellectual property laws. There can be no assurance that any of our patents, any patents licensed to us or any patents which we may be issued in the future will provide us with a competitive advantage or afford us protection against infringement by others, or that the patents will not be successfully challenged or circumvented by third parties, including our competitors. Further, there can be no assurance that we will have adequate resources to enforce our patents.

In addition, from time to time we engage international consultants, contractors and other specialists to assist in our research and development activities. Certain of these third parties may operate in jurisdictions where it is difficult or impossible for us to assert our intellectual property rights in case of infringement or theft, either as a statutory or practical matter. We have engaged in, and may in the future engage in, various contractual relationships with third parties outside the United States in connection with the development of our products, which may expose our technology and intellectual property to a heightened risk of unauthorized use or theft. Any of the foregoing risks, individually or in the aggregate, could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.
If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be harmed.
We rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. There can be no assurance that our trademark applications will be approved. Third parties may also oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands. Further, there can be no assurance that competitors will not infringe our trademarks or that we will have adequate resources to enforce our trademarks. We also license third parties to use our trademarks. In an effort to preserve our trademark rights, we enter into license agreements with these third parties, which govern the use of our trademarks and require our licensees to abide by quality control standards with respect to the goods and services that they provide under our trademarks. Although we make efforts to monitor the use of our trademarks by our licensees, there can be no assurance that these efforts will be sufficient to ensure that our licensees abide by the terms of their licenses. In the event that our licensees fail to do so, our trademark rights could be diluted. Any of the foregoing could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.
We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time-consuming and unsuccessful.
Third parties, including our competitors, could be infringing, misappropriating or otherwise violating our intellectual property rights. While we are not aware of any unauthorized use of our intellectual property, we do not regularly conduct monitoring for unauthorized use at this time. In the future, we may from time to time, seek to analyze our competitors’ products and services, or seek to enforce our rights against potential infringement, misappropriation or violation of our intellectual property. However, the steps we have taken to protect our proprietary rights may not be adequate to enforce our rights as against such infringement, misappropriation or violation of our intellectual property. We may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Any inability to meaningfully enforce our intellectual property rights could harm our ability to compete and reduce demand for our products and services.
We may in the future become involved in lawsuits to protect or enforce our intellectual property rights. An adverse result in any litigation proceeding could harm our business. In any lawsuit we bring to enforce our intellectual property rights, a court may refuse to stop the other party from using the technology at issue on grounds that our intellectual property rights do not cover the technology in question.
If we initiate legal proceedings against a third party to enforce a patent covering a product, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the United States Patent and Trademark Office (“USPTO”) or made a misleading statement, during prosecution. Mechanisms for such challenges include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation of, cancellation of, or amendment to our patents in such a way that they no longer cover our products, or any future products that we may develop.
The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our products. Such a loss of patent protection would have a material adverse impact on our business, financial condition, results of operations, and prospects.
Because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearing, motions, or other interim developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of shares of our common stock. Even if we ultimately prevail, a court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may not be an adequate remedy. Furthermore, the monetary cost of such litigation and the diversion of the attention of our management could outweigh any benefit we receive as a result of the proceedings. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our business.
If we infringe, misappropriate or otherwise violate the intellectual property rights of third parties or are subject to an intellectual property infringement or misappropriation claim, our ability to grow our business may be severely limited and our business could be adversely affected.
We may in the future be the subject of patent or other litigation. Our products and services may infringe, or third parties may claim that they infringe, intellectual property rights covered by patents or patent applications under which we do not hold licenses or other rights. Third parties may own or control these patents and patent applications in the United States and abroad. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successfully asserted against us, could cause us to pay substantial damages. Further, if a patent infringement or other intellectual property-related lawsuit were brought against us, we could be forced to stop or delay production or sales of the product that is the subject of the suit. From time to time, we have received and may in the future receive letters from third parties drawing our attention to their patent rights. While we take steps to ensure that we do not infringe upon, misappropriate or otherwise violate the rights of others, there may be other more pertinent rights of which we are presently unaware. The defense and prosecution of intellectual property lawsuits could result in substantial expense to us and significant diversion of effort by our technical and management personnel. An adverse determination of any litigation or interference proceeding to which we may become a party could subject us to significant liabilities. As a result of patent infringement claims, or in order to avoid potential claims, we may choose or be required to seek a license from the third party and be required to pay significant license fees, royalties or both. Licenses may not be available on commercially reasonable terms, or at all, in which event our business would be materially and adversely affected. Even if we were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, if we are unable to obtain such licenses, we could be forced to cease some aspect of our business operations, which could harm our business significantly.
Changes in U.S. patent laws may limit our ability to obtain, defend and/or enforce our patents.
Any patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. For example, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) included a number of significant changes to U.S. patent law. These include provisions that affected the way patent applications are prosecuted and also affect patent litigation. The USPTO developed regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, which became effective on March 16, 2013. The first to file provisions limit the rights of an inventor to patent an invention if not the first to file an application for patenting that invention, even if such invention was the first invention. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business.
However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the enforcement and defense of our issued patents. For example, the Leahy-Smith Act provides that an administrative tribunal known as the Patent Trial and Appeals Board (“PTAB”) provides a venue for challenging the validity of patents at a cost that is much lower than district court litigation and on timelines that are much faster. Although it is not clear what, if any, long-term impact the PTAB proceedings will have on the operation of our business, the initial results of patent challenge proceedings before the PTAB since its inception in 2013 have resulted in the invalidation of many U.S. patent claims. The availability of the PTAB as a lower-cost, faster and potentially more potent tribunal for challenging patents could increase the likelihood that our own patents will be challenged, thereby increasing the uncertainties and costs of maintaining and enforcing them.
We may be subject to claims that we or our employees have misappropriated the intellectual property of a third party, including trade secrets or know-how, or are in breach of non-competition or non-solicitation agreements with our competitors and third parties may claim an ownership interest in intellectual property we regard as our own.
Many of our employees and consultants were previously employed at or engaged by other medical device companies, including our competitors or potential competitors. Some of these employees, consultants and contractors may have executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Although we try to ensure that our employees and consultants do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for us, we may be subject to claims that we or these individuals have, inadvertently or otherwise, misappropriated the intellectual property or disclosed the alleged trade secrets or other proprietary information, of these former employers, competitors or other third parties. Additionally, we may be subject to claims from third parties challenging our ownership interest in or inventorship of intellectual property we regard as our own, based on claims that our agreements with employees or consultants obligating them to assign intellectual property to us are ineffective or in conflict with prior or competing contractual obligations to assign inventions to another employer, to a former employer, or to another person or entity. Litigation may be necessary to defend against claims, and it may be necessary or we may desire to enter into a license to settle any such claim; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. If our defense to those claims fails, in addition to paying monetary damages or a settlement payment, a court could prohibit us from using technologies, features or other intellectual property that are essential to our products, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. An inability to incorporate technologies, features or other intellectual property that are important or essential to our products could have a material adverse effect on our business and competitive position, and may prevent us from selling our products. In addition, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. Any litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could materially and adversely affect our business, financial condition, operating results, cash flows and prospects.
If we fail to execute invention assignment agreements with our employees and contractors involved in the development of intellectual property or are unable to protect the confidentiality of our trade secrets, the value of our products and our business and competitive position could be harmed.
In addition to patent protection, we also rely on protection of copyright, trade secrets, know-how and confidential and proprietary information. We generally enter into confidentiality and invention assignment agreements with our employees, consultants and third parties upon their commencement of a relationship with us. However, we may not enter into such agreements with all employees, consultants and third parties who have been involved in the development of our intellectual property. In addition, these agreements may not provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information, and adequate remedies may not exist if unauthorized use or disclosure were to occur. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our business, financial condition and results of operations. In particular, a failure to protect our proprietary rights may allow competitors to copy our technology, which could adversely affect our pricing and market share. Further, other parties may independently develop substantially equivalent know-how and technology.
In addition to contractual measures, we try to protect the confidential nature of our proprietary information using commonly accepted physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. We also have agreements with our employees, consultants and third parties that obligate them to assign their inventions to us; however, these agreements may not be self-executing, not all employees or consultants may enter into such agreements, or employees or consultants may breach or violate the terms of these agreements, and we may not have adequate remedies for any such breach or violation. If any of our intellectual property or confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, it could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.
We may be unable to enforce our intellectual property rights throughout the world.
The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop infringement of our foreign patents, if obtained, or the misappropriation of our other intellectual property rights. For example, some foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, some countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.
Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of our intellectual property.
Actual or perceived failures to comply with applicable data privacy and security laws, regulations, policies, standards, contractual obligations and other requirements related to data privacy and security and changes to such laws, regulations, standards, policies and contractual obligations could adversely affect our business, financial condition and results of operations.
The global data protection landscape is rapidly evolving, and there has been an increasing focus on privacy and data protection issues with the potential to affect our business. We are or may become subject to numerous state, federal and foreign laws, requirements and regulations governing the collection, transmission, use, disclosure, storage, retention and security of personal and personally-identifying information, such as information that we may collect in connection with conducting our business in the United States and abroad. Implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, standards or perception of their requirements may have on our business. This evolution may create uncertainty in our business, affect our ability to operate in certain jurisdictions or to collect, store, transfer use and share personal information, necessitate the acceptance of more onerous obligations in our contracts, result in liability or impose additional costs on us. The cost of compliance with these laws, regulations and standards is high and is likely to increase in the future. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulation, our internal policies and procedures or our contracts governing our processing of personal information could result in negative publicity, government investigations and enforcement actions, fines, imprisonment of company officials and public censure, claims by third parties, damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business, financial condition and results of operations.
In the ordinary course of our business, we collect and store sensitive data, including protected health information (“PHI”), personally identifiable information (“PII”), intellectual property and proprietary business information owned or controlled by ourselves or our customers, third-party payors and other parties. We also collect and store sensitive data of our employees and contractors. We manage and maintain our applications and data utilizing cloud-based data centers for PII. We utilize external security and infrastructure vendors to manage parts of our data centers.
As our operations and business grow, we are and may become subject to or affected by new or additional data protection laws and regulations and face increased scrutiny or attention from regulatory authorities. In the United States, HIPAA establishes, among other things, privacy and security standards that limit the use and disclosure of PHI, and imposes certain obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of PHI by covered entities, such as health plans, healthcare clearinghouses and healthcare providers, as well as their business associates that perform certain services involving the use or disclosure of PHI, and their covered subcontractors. HIPAA requires covered entities and their business associates to develop and maintain certain policies and procedures with respect to PHI that is used or disclosed. Further, in the event of a breach of unsecured PHI, HIPAA requires covered entities to notify each individual whose PHI is breached as well as federal regulators and, in some cases, the media. Certain states have also adopted comparable privacy and security laws and regulations, some of which may be more stringent than HIPAA. Such laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners. Determining whether PHI has been handled in compliance with applicable privacy standards and our contractual obligations can be complex and may be subject to changing interpretation. If we are unable to properly protect the privacy and security of PHI, we could be found to have breached our contracts. Further, if we fail to comply with applicable privacy laws, including applicable privacy and security standards, we could face civil and criminal penalties. The U.S. Department of Health and Human Services (“HHS”), has the discretion to impose penalties without attempting to resolve violations through informal means. HHS enforcement activity can result in financial liability and reputational harm, and responses to such enforcement activity can consume significant internal resources, each of which could have a material adverse effect on our business financial condition, results of operations or prospects.
In addition, the California Consumer Privacy Act (“CCPA”), which took effect on January 1, 2020, creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Further, the California Privacy Rights Act (the “CPRA”), which generally went into effect on January 1, 2023, imposes additional data protection obligations on covered businesses, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses of sensitive data. It also created a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. The CCPA and CPRA may increase our compliance costs and potential liability, and many similar laws have been proposed at the federal level and in other states. In the event that we are subject to or affected by HIPAA, the CCPA, the CPRA or other domestic privacy and data protection laws, any liability from failure to comply with the requirements of these laws could adversely affect our financial condition. Similar laws have passed in states such as Virginia, Connecticut, Colorado and Utah and have been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States. The enactment of such laws could have potentially conflicting requirements that would make compliance challenging. We may need to invest substantial resources in putting in place policies and procedures to comply with these evolving state laws.
In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. We cannot be sure how these regulations will be interpreted, enforced or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems.
Data protection laws are evolving globally and may add additional compliance costs and legal risks to our operations. We are subject to the GDPR, which went into effect in May 2018 and which imposes obligations on companies that operate in our industry with respect to the processing of personal data and the cross-border transfer of such data. The GDPR imposes onerous accountability obligations requiring data controllers and processors to maintain a record of their data processing and policies. If our or our partners’ or service providers’ privacy or data security measures fail to comply with the GDPR requirements, we may be subject to litigation, regulatory investigations, enforcement notices requiring us to change the way we use personal data and/or fines of up to 20 million Euros or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, as well as compensation claims by affected individuals, negative publicity, reputational harm and a potential loss of business and goodwill. Further, as of January 1, 2021, impacted companies have to comply with the GDPR and the UK GDPR, which, together with the amended UK Data Protection Act 2018, retains the GDPR in UK national law, the latter regime having the ability to separately fine up to the greater of £17.5 million or 4% of global turnover. While we continue to address the implications of the recent changes to European data privacy regulations, data privacy remains an evolving landscape at both the domestic and international level, with new regulations coming into effect and continued legal challenges, and our efforts to comply with the evolving data protection rules may be unsuccessful. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices. Accordingly, we must devote significant resources to understanding and complying with this changing landscape.
Although we work to comply with applicable laws, regulations and standards, our contractual obligations and other legal obligations, these requirements are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another or other legal obligations with which we must comply. Any failure or perceived failure by us or our employees, representatives, contractors, consultants or other third parties to comply with such requirements or adequately address privacy and security concerns, even if unfounded, could result in additional cost and liability to us, damage our reputation, negative publicity, loss of goodwill and materially adversely affect our business, financial condition and results of operations or prospects.
Risks relating to our common stock
We have identified material weaknesses in our internal control over financial reporting and entity level controls. If our remediation of the material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.
In connection with the preparation of our financial statements at the time of our IPO and through the financial reporting period ended September 30, 2023, we identified material weaknesses in our internal control over financial reporting and our entity level controls. A material weakness is a deficiency, or combination of deficiencies, in internal controls such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.
With respect to the material weakness related to internal control over financial reporting, we have implemented, and are in the process of reviewing corrective actions taken to improve our internal control over financial reporting to remediate this material weakness, including (i) the hiring of additional qualified supervisory resources and finance department employees, and (ii) the engagement of additional technical accounting consulting resources.
With respect to the material weakness related to entity level controls related to a lack of sufficient qualified healthcare industry compliance and risk management resources, including those necessary to provide appropriate oversight, monitor compliance, and to identify and mitigate risks with respect to the financial reporting and disclosures of our operations, we have expended, and intend to continue to expend, considerable time and effort to enhance our compliance and risk management processes with respect to our operations in the healthcare industry to remediate this material weakness, including the hiring of additional qualified personnel, and the engagement of additional specialized consulting resources.
We cannot assure you that the measures we intend to take will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses. While we believe that our efforts will enhance our internal control, remediation of the material weaknesses will require further validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, and we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses.

If we are unable to implement and maintain effective internal control over financial reporting in the future, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our common stock.
We are subject to Section 404 of the Sarbanes-Oxley Act, or Section 404, and the related rules of the SEC, which generally require our management to furnish a report on the effectiveness of our internal control over financial reporting. The process of designing, implementing and testing the internal control over financial reporting required to comply with this obligation is time-consuming, costly and complicated. If we fail to remediate identified material weaknesses or identify additional material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could decline, and we could also become subject to investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities, which could require additional financial and management resources. Because we qualify as a smaller reporting company and we have less than $100 million in annual revenue, we are a non-accelerated filer and are no longer required to comply with the auditor attestation requirements regarding the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act until we become an accelerated filer or large accelerated filer. These exemptions and reduced disclosures in our SEC filings due to our status as a smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or products.
Since our inception, our operations have been financed primarily by net proceeds received from the sale of our securities, indebtedness and revenue from the sale of our products. We anticipate our future capital requirements will be substantial and that we will need to raise significant additional capital to fund our operations through equity or debt financing, or some combination thereof. If we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations.
In addition to our current capital needs, we regularly consider fundraising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation. We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings. In addition, there are limitations that exist that may increase the time and cost required to effect a registration of our securities under the Securities Act. Even if we are able to register the offer and sale of securities on Form S-3, we are limited in the amount we can raise. As a result, our ability to raise capital in public markets in a timely or cost-effective manner may be impaired. In addition, the Merger Agreement restricts us from incurring additional debt or raising capital.
Uncertainty in the market generally due to increasing interest rates and inflation may make it challenging to raise additional capital, and such capital may not be available to us on acceptable terms on a timely basis, or at all. If adequate funds are not available, or if the terms of potential funding sources are unfavorable, our business and our ability to develop our technology and our products would be harmed. If we raise additional funds by issuing equity securities, our stockholders may suffer dilution and the terms of any financing may adversely affect the rights of our stockholders. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. For example, as a result of the Rights Offering and conversion of the Notes, our stockholders experienced substantial dilution of their holdings and the PSC Stockholder obtained a controlling interest in us.
Debt financing, if available, is likely to involve restrictive covenants limiting our flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of our equity securities receive any distribution of our corporate assets. We also could be required to seek funds through arrangements with partners or others that may require us to relinquish rights or jointly own some aspects of our technologies or products that we would otherwise pursue on our own.

We incur significantly increased costs and are subject to additional regulations and requirements as a result of being a public company, which could lower our profits or make it more difficult to run our business.
As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also have incurred and will continue to incur costs associated with the Sarbanes-Oxley Act, and related rules implemented by the SEC and the exchange our securities are listed on. The expenses generally incurred by public companies for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, other regulatory action and potentially civil litigation.
If our operating and financial performance in any given period does not meet any guidance that we provide to the public, the market price of our common stock may decline.
Any public guidance we provided regarding our expected operating and financial results for future periods is comprised of forward-looking statements subject to the risks and uncertainties described in this Quarterly Report on Form 10-Q and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we provide, especially in times of economic or business uncertainty. If our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our common stock may decline. In September 2021, we withdrew our financial guidance for the fiscal year ended December 31, 2021 as a result of uncertainties arising with respect to the DOJ investigation and claims audits (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement” for more information). While we have since provided some limited financial guidance, we cannot be certain if or when we will resume providing more fulsome financial guidance.
Our principal stockholder, an entity affiliated with Patient Square, owns a significant percentage of our stock and will be able to exert significant control, including over matters subject to stockholder approval.
As of September 30, 2023, the PSC Stockholder, our principal stockholder and an entity affiliated with Patient Square, held approximately 76.2% of our outstanding voting stock. As a result of this ownership position, Patient Square will be able to significantly influence or effectively control the composition of our board of directors and the approval of all matters requiring stockholder approval. For example, Patient Square will be able to control elections of directors, approve amendments of our organizational documents, and cause or prevent approval of any merger, sale of assets, or other major corporate transaction. In addition, for so long as Patient Square continues to own a significant percentage of our stock, Patient Square will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers. This concentration of control may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders and might negatively affect the market price of our common stock.
We have no current plans to pay cash dividends on our common stock; as a result, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We have never declared or paid cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination related to dividend policy will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. Additionally, our ability to pay cash dividends on our common stock may be limited by the terms of any future debt or preferred securities we issue or any future credit facilities we enter into. As a result, you may not receive any return on an investment in our common stock unless you sell your common stock for a price greater than that which you paid for it.

We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualify for, and rely on, certain exemptions from certain corporate governance requirements.
Patient Square controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards. A company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” within the meaning of the Nasdaq rules and may elect not to comply with certain corporate governance requirements of Nasdaq, including:
•	the requirement that a majority of our board of directors consist of independent directors;
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the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
We intend to rely on some or all of the exemptions listed above for so long as we are eligible to do so. To the extent we utilize these exemptions, we will not have a majority of independent directors and our nominating and corporate governance and compensation committees will not consist entirely of independent directors. As a result, our board of directors and those committees may have more directors who do not meet Nasdaq’s independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. We had a total of 20,762,389 shares of common stock outstanding as of September 30, 2023.
The PSC Stockholder holds approximately 76.2% of our common stock, and maintains rights with respect to the registration of their shares under the Securities Act. On December 16, 2022, we filed a registration statement on Form S-1 (File No. 333-268859) to register for resale up to 15,821,299 shares held by the PSC Stockholder (as amended, the “PSC Resale Registration Statement”), representing the entirety of the PSC Stockholder’s holdings in our common stock as of September 30, 2023. The PSC Resale Registration Statement became effective on February 13, 2023. Registration of these shares under the Securities Act has resulted in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates. In connection with the Merger Agreement, the PSC Stockholder agreed not to sell or transfer any of its shares of our common stock, subject to certain exceptions; however, this transfer restriction will terminate upon the valid termination of the Merger Agreement. Any sales of these securities by the PSC Stockholder could have a material adverse effect on the trading price of our common stock.
Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions include:
•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;
•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

•	the ability of our board of directors to alter our amended and restated bylaws without obtaining stockholder approval;
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the required approval of at least 66 2⁄3% of the shares entitled to vote at an election of directors to adopt, amend or repeal our amended and restated bylaws or to repeal certain provisions of our amended and restated certificate of incorporation;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
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the requirement that a special meeting of stockholders may be called only by our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

We are also subject to the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Section 203, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.
Claims for indemnification by our directors, officers and other employees or agents may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.
In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws and our indemnification agreements that we have entered into with our directors, officers and certain other employees provide that:
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We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.
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We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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We will not be obligated pursuant to our amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

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The rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	We may not retroactively amend our amended and restated bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act. Nothing in our amended and restated certificate of incorporation or amended and restated bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.
We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, this choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the choice of forum provision that will be contained in our amended and restated certificate of incorporation and amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.
If securities analysts publish negative evaluations of our stock or stop publishing research or reports about our business, the price of our stock could decline.
The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We currently have limited research coverage by financial analysts. Some of the analysts who previously covered the Company have discontinued coverage, and certain analysts have downgraded their evaluation of our stock. For example, certain of our analysts downgraded our common stock following our announcement of the DOJ investigation and claims audits (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—DOJ investigation and settlement”), which may have contributed to a significant decline in the price of our common stock. If any of the analysts who continue to cover or cover us in the future downgrade their evaluation of our common stock or publishes inaccurate or unfavorable research about our business, our common stock price may decline. If additional analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

General risk factors
Engaging in acquisitions or strategic partnerships may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities and subject us to other risks.
As part of our business strategy, we may acquire companies or businesses, enter into strategic partnerships and joint ventures and make investments to further our business. Risks associated with these transactions include the following, any of which could adversely affect our revenue, gross margin, profitability, cash flows and financial condition:
•	increased operating expenses and cash requirements;
•	the assumption of additional indebtedness or contingent liabilities;
•	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;
•	the diversion of our management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;
•	loss of key personnel, and uncertainties in our ability to maintain key business relationships;
•	uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals;
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our inability to generate revenue or other anticipated benefits from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs; and

•	causing us to become subject to additional laws and regulations.
In addition, in connection with these acquisitions or strategic partnerships, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense. Moreover, we may not be able to locate suitable acquisition or partnership opportunities, and even if we do locate such opportunities we may not be able to successfully bid for or obtain them due to competitive factors or lack of sufficient resources. This inability could impair our ability to grow or obtain access to technology or products that may be important to the development of our business.
We experience seasonality in our business, which may cause fluctuations in our financial results.
In the past we have experienced, and we may continue to experience, seasonality in our business, with higher sales volumes in quarters when we commercially launch new products and in the fourth calendar quarter as a result of holiday promotional activity. As we continue to expand our omni-channel strategy, our business may be subject to new or different seasonal or other trends affecting the sectors or businesses of our third-party partners, which we may not be able to accurately assess or predict. Additionally, any negative publicity, such as in relation to the DOJ investigation, has harmed and could continue to harm our reputation and brand and diminish consumer confidence in our products, which may further impact any seasonal trends in our business.
Because of these fluctuations, among other factors, it is possible that in future periods our operating results will fall below the expectations of securities analysts or investors, in which case the market price of our stock would likely decrease. These fluctuations, among other factors, also mean that our operating results in any particular period may not be relied upon as an indication of future performance.
Our effective tax rate may vary significantly from period to period.
Various internal and external factors may have favorable or unfavorable effects on our future effective tax rate. These factors include, but are not limited to, changes in tax laws both within and outside the United States, regulations and/or rates, structural changes in our business, new or changes to accounting pronouncements, non-deductible goodwill impairments, changing interpretations of existing tax laws or regulations, changes in the relative proportions of revenue and income before taxes in the various jurisdictions in which we operate that have differing statutory tax rates, the future levels of tax benefits of equity-based compensation, changes in overall levels of pretax earnings or changes in the valuation of our deferred tax assets and liabilities. Additionally, we could be challenged by state and local tax authorities as to the propriety of our sales tax compliance, and our results could be materially impacted by these compliance determinations.

In addition, our effective tax rate may vary significantly depending on our stock price. The tax effects of the accounting for share-based compensation may significantly impact our effective tax rate from period to period. In periods in which our stock price is higher than the grant price of the share-based compensation vesting in that period, we will recognize excess tax benefits that will decrease our effective tax rate. In periods in which our stock price is lower than the grant price of the share-based compensation vesting in that period, our effective tax rate may increase. The amount and value of share-based compensation issued relative to our earnings in a particular period will also affect the magnitude of the impact of share-based compensation on our effective tax rate. These tax effects are dependent on our stock price, which we do not control, and a decline in our stock price could significantly increase our effective tax rate and adversely affect our financial results.
We are subject to a number of risks related to the credit card and debit card payments we accept.
We accept payments through credit and debit card transactions. For credit and debit card payments, we pay interchange and other fees, which may increase over time. An increase in those fees may require us to increase the prices we charge and would increase our operating expenses, either of which may adversely affect our business, financial condition and results of operations.
If we or our processing vendors fail to maintain adequate systems for the authorization and processing of credit and debit card transactions, it could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if these systems fail to work properly and, as a result, we do not charge our customers’ credit or debit cards on a timely basis, or at all, it could adversely affect our business, financial condition and results of operations.
The payment methods that we offer also subject us to potential fraud and theft by criminals, who are becoming increasingly more sophisticated in exploiting weaknesses that may exist in the payment systems. If we fail to comply with applicable rules or requirements for the payment methods we accept, or if payment-related data is compromised due to a breach, we may be liable for significant costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or our ability to accept or facilitate certain types of payments may be impaired. In addition, our customers could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to our payment systems that may result in higher costs. If we fail to adequately control fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher card-related costs, each of which could have a material adverse effect on our business, financial condition and results of operations.
We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for us to comply. We are required to comply with payment card industry security standards. Failing to comply with those standards may violate payment card association operating rules, federal and state laws and regulations and the terms of our contracts with payment processors. Any failure to comply fully also may subject us to fines, penalties, damages and civil liability, and may result in the loss of our ability to accept credit and debit card payments. Further, even if we comply with these standards, we may be unable to prevent illegal or improper use of our payment systems or the theft, loss or misuse of data pertaining to credit and debit cards, card holders and transactions.
If we are unable to maintain our chargeback rate or refund rates at acceptable levels, our processing vendor may increase our transaction fees or terminate its relationship with us. Any increases in our credit and debit card fees could harm our results of operations, particularly if we elect not to raise our rates for our products to offset the increase. The termination of our ability to process payments on any major credit or debit card would significantly impair our ability to operate our business.
Our information technology systems or those used by our third-party service providers, vendors, strategic partners or other contractors or consultants, may fail or suffer security breaches and other disruptions, which could result in a material disruption of our products and services development programs, compromise sensitive information related to our business or prevent us from accessing critical information, potentially exposing us to liability or otherwise adversely affecting our business, financial condition and results of operations.
We collect and maintain information in digital form that is necessary to conduct our business, and we are increasingly dependent on information technology systems and infrastructure to operate our business, including our cloud-based infrastructure, mobile and web-based applications, our e-commerce platform and our enterprise software. In the ordinary course of our business, we collect, store and transmit large amounts of confidential information, including intellectual property, proprietary business information and personal information of customers and our employees and contractors. It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We have also outsourced elements of our information technology infrastructure, and as a result a number of third-party vendors may or could have access to our confidential information. We do not conduct audits or formal evaluations of our third-party vendors’ information technology systems and cannot be sure that our third-party vendors have sufficient measures in place to ensure the security and integrity of their information technology systems and our confidential and proprietary information. If our third-party vendors fail to protect their information technology systems and our confidential and proprietary information, we may be vulnerable to disruptions in service and unauthorized access to our confidential or proprietary information and we could incur liability and reputational damage.
Our information technology systems and those of our third-party service providers, vendors, strategic partners and other contractors or consultants are vulnerable to attack and damage or interruption from computer viruses and malware (e.g., ransomware), natural disasters, terrorism, war, telecommunication and electrical failures, hacking, cyberattacks, phishing attacks and other social engineering schemes, malicious code, employee theft or misuse, denial or degradation of service attacks, sophisticated nation-state and nation-state-supported actors or unauthorized access or use by persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyberattacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Russia’s invasion of Ukraine or another war or international dispute (such as, for example, any escalation in geopolitical turmoil between the People’s Republic of China and Taiwan) may cause a general increase in the number and severity of such malicious incidents. As a result of the COVID-19 pandemic, and continued hybrid working environment, we may also face increased cybersecurity risks due to our reliance on internet technology and the number of our employees who are working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. Even if identified, we may be unable to adequately investigate or remediate incidents or breaches due to attackers increasingly using tools and techniques that are designed to circumvent controls, to avoid detection, and to remove or obfuscate forensic evidence.
The costs to us to investigate and mitigate network security problems, bugs, viruses, worms, malicious software programs, ransomware, and security vulnerabilities could be significant, and while we have implemented security measures to protect our data security and information technology systems from system failure, accident and security breach, our efforts to address these problems may not be successful, and these problems could result in unexpected interruptions, delays, disruption of our development programs and our business operations, cessation of service, negative publicity and other harm to our business and our competitive position, whether due to a loss of our trade secrets or other proprietary information or other disruptions. We and certain of our vendors and service providers are from time to time subject to cyberattacks and security incidents. While we do not believe that we have experienced any significant system failure, accident or security breach to date, if we were to experience a significant breach of our information systems or data, the costs associated with the investigation, remediation and potential notification of the breach to counterparties and data subjects could be material. In addition, our remediation efforts may not be successful. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology and cybersecurity infrastructure, we could suffer significant business disruption, including transaction errors, supply chain or manufacturing interruptions, processing inefficiencies, data loss or the loss of or damage to intellectual property or other proprietary information. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations, whether due to a loss, corruption or unauthorized disclosure of our trade secrets, personal information or other proprietary or sensitive information or other similar disruptions.
If a security breach or other incident were to result in the unauthorized access to or unauthorized use, disclosure, release or other processing of personal information, it may be necessary to notify individuals, governmental authorities, supervisory bodies, the media and other parties pursuant to applicable privacy and security laws. For example, the Company retains data that is subject to HIPAA, which contain specific security and notification requirements to which we must adhere. Any security compromise affecting us, our service providers, vendors, strategic partners, other contractors, consultants, or our industry, whether real or perceived, could harm our reputation, erode confidence in the effectiveness of our security measures and lead to regulatory scrutiny. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or systems, or inappropriate disclosure of confidential or proprietary or personal information, we could incur liability, including litigation exposure, penalties and fines, we could become the subject of regulatory action or investigation, our competitive position could be harmed and the further development and commercialization of our products and services could be delayed. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our business. Furthermore, federal, state and international laws and regulations can expose us to enforcement actions and investigations by regulatory authorities, and potentially result in regulatory penalties, fines and significant legal liability, if our information technology security efforts fail. We would also be exposed to a risk of loss or litigation and potential liability, which could materially and adversely affect our business, financial condition and results of operations or prospects. Further, any losses, costs or liabilities may not be covered by, or may exceed the coverage limits of, any applicable insurance policies.
International trade disputes could result in tariffs and other protectionist measures that could have a material adverse effect on our business, financial condition and results of operations.
Tariffs could increase the cost of our products and the raw materials that go into making them. These increased costs could adversely impact the gross margin that we earn on our products. Tariffs could also make our products more expensive for customers, which could make our products less competitive and reduce consumer demand. Countries may also adopt other protectionist measures that could limit our ability to offer our products. Political uncertainty surrounding international trade disputes and protectionist measures (including as a result of the conflict between Russia and Ukraine and the various sanctions and export controls being implemented by the international community against Russia, as well as any escalating geopolitical turmoil between the People’s Republic of China and Taiwan) could also have a negative effect on consumer confidence and spending, which could have a material adverse effect on our business, financial condition and results of operations.
Disruptions in internet access, or in cloud-based hosting services from certain third parties, could adversely affect our business, financial condition and results of operations.
As an online business, we are dependent on the internet and maintaining connectivity between ourselves and consumers and sources of internet traffic, such as Google. As consumers increasingly turn to mobile devices, we also become dependent on consumers’ access to the internet through mobile carriers and their systems. Disruptions in internet access, whether generally, in a specific market or otherwise, especially if widespread or prolonged, could adversely affect our business, financial condition and results of operations. For example, the “denial-of-service” attack against Dyn in October 2016 resulted in a service outage for several major internet companies. It is possible that we could experience an interruption in our business, and we do not carry business interruption insurance sufficient to compensate us for all losses that may occur.
Additionally, we rely on third-party service providers to host our data and to provide services to key aspects of our operations, including production, logistics, delivery and customer services and databases as well as employee and payroll services. We do not control the operations, physical security, or data security of any of these third parties. Despite our efforts to use commercially reasonable diligence in the selection and retention of such third-party providers, such efforts may be insufficient or inadequate to prevent or remediate such risks. Our third-party providers, including our cloud computing providers, may be subject to intrusions, computer viruses, denial-of-service attacks, sabotage, acts of vandalism, acts of terrorism, and other misconduct. They are vulnerable to damage or interruption from power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes, and similar events, and they may be subject to financial, legal, regulatory, and labor issues, each of which may impose additional costs or requirements on us or prevent these third parties from providing services to us or our customers on our behalf.
In addition, these third parties may breach their agreements with us, disagree with our interpretation of contract terms or applicable laws and regulations, refuse to continue or renew these agreements on commercially reasonable terms or at all, fail to or refuse to process transactions or provide other services adequately, take actions that degrade functionality, increase prices, impose additional costs or requirements on us or our customers, or give preferential treatment to our competitors. If we are unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all, we may be subject to business disruptions, losses, or costs to remediate any of these deficiencies. The occurrence of any of the above events could result in reputational damage, legal or regulatory proceedings, or other adverse consequences, which could materially adversely affect our business, financial condition and results of operations.
Changes in the regulation of the internet could adversely affect our business.
Laws, rules and regulations governing internet communications, advertising and e-commerce are dynamic, and the extent of future government regulation is uncertain. Federal and state regulations govern various aspects of our online business, including intellectual property ownership and infringement, trade secrets, the distribution of electronic communications, marketing and advertising, user privacy and data security, search engines and internet tracking technologies. Future taxation on the use of the internet or e-commerce transactions could also be imposed. Existing or future regulation or taxation could increase our operating expenses and expose us to significant liabilities. To the extent any such regulations require us to take actions that negatively impact us, they could have a material adverse effect on our business, financial condition and results of operations.
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.
Recent Sale of Unregistered Equity Securities
None.
Use of Proceeds
None.
Item 3.	Defaults Upon Senior Securities.
None.
Item 4.	Mine Safety Disclosures.
Not applicable.
Item 5.	Other Information.
None.

Item 6.	Exhibits
		Incorporated by reference
Exhibit number	Exhibit description	Form	Dated	Number
2.1	Agreement and Plan of Merger, dated as of October 29, 2023, by and among PSC Echo Parent LLC, PSC Echo Merger Sub Inc. and Eargo, Inc.	8-K	10/30/2023	2.1
2.2	Voting and Support Agreement, dated as of October 29, 2023, by and between Eargo, Inc. and PSC Echo, LP.	8-K	10/30/2023	2.2
3.1	Amended and Restated Certificate of Incorporation.	8-K	10/20/2020	3.1
3.2	First Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	10/13/2022	3.1
3.3	Second Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	1/17/2023	3.1
3.4	Amended and Restated Bylaws	8-K	10/20/2020	3.2
31.1	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.†
31.2	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.†
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.‡
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.‡
101.INS	Inline XBRL Instance Document†
101.SCH	Inline XBRL Taxonomy Extension Schema Document†
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document†
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document†
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document†
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)†
†	Filed herewith.
‡	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Eargo, Inc.

Date: November 7, 2023	By:	/s/ William Brownie
William Brownie Interim Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

Date: November 7, 2023	By:	/s/ Adam Laponis
Adam Laponis Chief Financial Officer (Principal Financial Officer)

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EAR2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V26069-S77585

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EARGO, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. The persons named in this proxy will vote in their discretion upon such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement for the Special Meeting of Stockholders is available at www.proxyvote.com.

V26070-S77585

EARGO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
February 13, 2024

The stockholders hereby appoint Mark Thorpe, Chief Financial Officer of the Company, and Christy La Pierre, Chief Legal Officer and Secretary of the Company, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Eargo, Inc. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m., Pacific Time on February 13, 2024, at www.virtualshareholdermeeting.com/EAR2024SM, and any continuation, adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATION, ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE